UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE IS VERY IMPORTANT
[•], 2022
[VECTRUS LETTERHEAD]
To our shareholders:
We are pleased to invite you to attend a special meeting of shareholders of Vectrus, Inc., an Indiana corporation, referred to as Vectrus, to be held on [•], 2022, at [•], [•] Time, at the offices of [•]. As previously announced, Vectrus, Vertex Aerospace Services Holding Corp., a Delaware corporation, referred to as Vertex, Andor Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Vectrus, referred to as Merger Sub Inc., and Andor Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Vectrus, referred to as Merger Sub LLC, have entered into an Agreement and Plan of Merger, dated as of March 7, 2022, referred to as the merger agreement.
Vectrus & Vertex — A Highly Strategic Transaction
The combination of Vectrus and Vertex will create a stronger, more diversified company and one of the leading global providers of critical mission solutions and support to defense clients globally.
This combination will build on the accomplishments of both companies, providing significant value for our shareholders, an enhanced portfolio of technologies and solutions for our clients, and greater career development and advancement opportunities for employees of both organizations.
At the upcoming special meeting, we are asking for your support on the stock issuance proposal and the charter amendment proposal that will facilitate the combination of our two companies, discussed in more detail in the following pages. Our board of directors has unanimously determined that the merger, and the transactions contemplated with it, are advisable and in the best interests of Vectrus and our shareholders.
Vectrus’ History of Commitment
At Vectrus, we have a more than 70-year history of providing critical mission support and solutions for our military and government clients’ toughest operational challenges. Our expertise includes base operations support, supply chain and logistics, IT and network operations, engineering and digital integration and security to enable us to increase efficiency, reduce costs, improve readiness and strengthen national security.
In 2021, our more than 8,000 talented employees supported the unique needs of our clients, ranging from 5G Smart Warehousing technology, non-combatant evacuation of refugees, emergency water purification, sensor integration, mission support and a myriad of other services around the globe.
Our financial results for 2021 demonstrated our commitment to our clients and the successful execution of our growth strategy: year-on-year total and organic revenue growth was approximately 28% and 10%, respectively. These impressive accomplishments are a testament to our teams’ dedication and continued mission focus.
The Proposed Transaction and the Special Meeting
Pursuant to the terms of the merger agreement, Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus and, immediately following the first merger, Vertex will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.
Upon the completion of the mergers, each share of Vertex common stock, issued and outstanding immediately prior to the first effective time (other than Vertex common stock held by Vertex), will be converted into the right to receive a number of fully paid and nonassessable shares of Vectrus, Inc. common stock (“Vectrus common stock”) with such number of shares determined pursuant to the exchange ratio set forth in the merger agreement, subject to any withholding of taxes required by law.

Vectrus will survive following the mergers and will remain a publicly traded corporation, referred to as the combined company. As a result of the mergers, holders of our common stock as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis.
Concurrently with the closing, our articles of incorporation will be amended and restated to be in substantially the form attached as Annex D to provide for a change of our name to “V2X, Inc.”
At the special meeting, you will be asked to vote on:
1.
a proposal to approve the issuance of Vectrus common stock as merger consideration pursuant to the terms of the merger agreement, referred to as the stock issuance proposal; and

2.
a proposal to amend and restate the articles of incorporation of Vectrus, as described above, referred to as the charter amendment proposal; and

3.
a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve items 1 or 2 above, referred to as the adjournment proposal.

While we are not seeking shareholder approval for the adoption of the merger agreement, we are seeking shareholder approval for the stock issuance and the charter amendment, both as contemplated by the merger agreement.
Approval of the stock issuance proposal, in accordance with New York Stock Exchange Rules, requires that a majority of the votes cast at a duly held meeting at which a quorum is present (in person or represented by proxy) vote in favor of the stock issuance proposal (votes cast “FOR” the stock issuance proposal must exceed the number of votes cast “AGAINST” the stock issuance proposal). Approval of the charter amendment proposal and the adjournment proposal requires that more votes are cast “FOR” than “AGAINST” the approval of the charter amendment proposal or the adjournment proposal, as applicable, at a duly held meeting at which a quorum is present (in person or represented by proxy).
For each proposal, assuming that a quorum is present at the special meeting in person or by proxy, a failure to vote, a broker non-vote or an abstention will have no effect on the vote.
We cannot complete the mergers unless the stock issuance proposal and the charter amendment proposal are approved (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal). Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, we hope you will vote as soon as possible.
Our board of directors has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the mergers, the stock issuance and the charter amendment, are advisable to and in the best interests of Vectrus and its shareholders, (b) approved, adopted, ratified and declared advisable the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the stock issuance and the charter amendment, and (c) resolved to recommend that the shareholders of Vectrus approve the stock issuance proposal and the charter amendment proposal. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL, “FOR” THE CHARTER AMENDMENT PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
Our obligations to complete the mergers are subject to the satisfaction or waiver of several conditions set forth in the merger agreement, a copy of which is included herein as Annex A. The proxy statement provides you with detailed information about the proposed mergers. It also contains or references information about us and Vertex and certain related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 24 for a discussion of the risks you should consider in evaluating the proposed mergers and how it will affect you. If you have any questions regarding this proxy statement, you may contact Okapi Partners LLC, our proxy solicitor, by calling toll-free at (888) 785-6673. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.

We are excited for the year ahead and this important step in the Vectrus journey. We appreciate your ownership of Vectrus and thank you for your continued support.
Sincerely,
Louis J. Giuliano
Non-Executive Chairman of the Board of Directors
Charles L. Prow
President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers, or the other transactions contemplated by the merger agreement, or determined that this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
This document is dated [•], 2022 and is first being mailed to Vectrus shareholders on or about [•], 2022.

2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Notice is hereby given that the special meeting of shareholders of Vectrus, Inc., an Indiana corporation, referred to as Vectrus, will be held on [•], [•], at the offices of [•], for the following purpose:
1.
to vote on a proposal to approve the issuance of Vectrus common stock as merger consideration pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022, by and among Vectrus, Vertex Aerospace Services Holding Corp., a Delaware corporation, Andor Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Vectrus and Andor Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Vectrus, a copy of which is attached as Annex A to this proxy statement of which this notice forms a part, referred to as the stock issuance proposal.

2.
to vote on a proposal to approve the amendment and restatement to the articles of incorporation of Vectrus to provide for a change of Vectrus’ name to “V2X, Inc.”, referred to as the charter amendment proposal.

3.
to vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve items 1 or 2 above, referred to as the adjournment proposal.

Your proxy is being solicited by our board of directors. Our board of directors has unanimously (a) determined that the merger agreement and the transactions contemplated thereby, including the mergers, the stock issuance and the charter amendment, are advisable to and in the best interests of Vectrus and its shareholders, (b) adopted, approved, ratified and declared advisable the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the stock issuance and the charter amendment and (c) resolved to recommend that the shareholders of Vectrus approve the stock issuance proposal, the charter amendment proposal and the adjournment proposal. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL, “FOR” THE CHARTER AMENDMENT PROPOSAL, AND “FOR” THE ADJOURNMENT PROPOSAL.
Our board of directors has fixed the close of business on [•], as the record date for determination of Vectrus shareholders entitled to receive notice of, and to vote at, the special meeting of Vectrus shareholders or any adjournments or postponements thereof. Only shareholders of record of our common stock at the close of business on the record date for the special meeting are entitled to receive notice of, and to vote at, the special meeting. For the stock issuance proposal to be approved, in accordance with New York Stock Exchange rules at the special meeting at which a quorum is present (in person or represented by proxy), a majority of the votes cast must vote in favor of the stock issuance proposal (votes cast “FOR” the stock issuance proposal must exceed the number of votes cast “AGAINST” the stock issuance proposal). For the charter amendment proposal and the adjournment proposal to be approved at the special meeting at which a quorum is present (in person or represented by proxy), votes cast “FOR” the approval of the charter amendment proposal or the adjournment proposal, as applicable, must exceed the number of votes cast “AGAINST” such proposal. For each proposal, a failure to vote, a broker non-vote or an abstention will have no effect on the vote, assuming a quorum is present. While we are not seeking shareholder approval for the adoption of the merger agreement, we are seeking shareholder approval for the stock issuance and the charter amendment, both as contemplated by the merger agreement. We cannot complete the mergers unless the stock issuance proposal and the charter amendment proposal are approved (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal).
Your vote is very important. To ensure your representation at the special meeting of our shareholders, please complete and return the enclosed proxy card or submit your vote through the Internet or telephonically. Whether or not you plan to attend the meeting, we urge you to vote. Registered shareholders may vote (i) via the Internet, (ii) by telephone, (iii) by returning a properly executed proxy card or (iv) in person at the special meeting. If your shares are held in the name of a bank, broker or other nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered shareholders who attend the meeting may vote their shares personally even if they previously have voted their shares.
You will need an admission ticket or proof of ownership of our common stock to enter the special meeting. If you hold shares directly in your name as a shareholder of record and have received a copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the special meeting, please vote your proxy prior to the special meeting but keep the admission ticket and bring it with you to the special meeting.
If your shares are held beneficially in the name of a broker, trustee or other nominee and you wish to be admitted to the special meeting, you will have to bring either a copy of the voting instruction form provided by your broker, trustee or other nominee, or a copy of a brokerage statement showing your ownership of our common stock as of [•].
If you are representing an entity holding shares, then you must present a proxy signed by that entity evidencing that you are authorized to attend the special meeting and vote the shares or are otherwise representing the entity at the special meeting. If you are representing an entity whose shares are held beneficially in the name of a broker, trustee or other nominee, you will have to bring either a copy of the voting instruction form provided by such entity’s broker, trustee or other nominee, or a copy of a brokerage statement showing the entity’s ownership of our common stock as of [•], in addition to the proxy signed by the entity you are representing.
All shareholders must also present a form of photo identification, such as a valid driver’s license or passport, in order to be admitted to the special meeting.
If you have any questions regarding the accompanying proxy statement, you may contact Okapi Partners LLC, our proxy solicitor, by calling toll-free at (888) 785-6673. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.
By Order of the Board of Directors,

Kevin T. Boyle
Chief Legal Officer, General Counsel and Corporate Secretary
This Notice of Special Meeting of Vectrus shareholders, proxy statement and proxy card are first being mailed to Vectrus shareholders on or about [•].

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business, financial and other information about Vectrus from other documents that we have filed with the SEC and that are incorporated by reference into this proxy statement. For a listing of documents incorporated by reference into this proxy statement, please see the section of this proxy statement entitled “Where You Can Find More Information.” This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.
Any person may request copies of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning Vectrus, without charge, by written or telephonic request directed to us at 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102 Attn: Investor Relations, Telephone: 571-481-2000; or Okapi Partners LLC, our proxy solicitor, by calling toll-free at (888) 785-6673. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.
ABOUT THIS PROXY STATEMENT
This document constitutes a proxy statement of Vectrus under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Vectrus shareholders will be asked to consider and vote upon the stock issuance proposal, the charter amendment proposal and the adjournment proposal.
Vertex has supplied all information contained in this proxy statement relating to Vertex, and Vectrus has supplied all information contained in or incorporated by reference into this proxy statement relating to Vectrus.
You should rely only on the information contained in or incorporated by reference into this proxy statement. Vertex and Vectrus have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement. This proxy statement is dated [•], 2022, and you should not assume that the information contained in this proxy statement is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document.
DEFINITIONS
Unless otherwise indicated or as the context otherwise requires, a reference in this proxy statement to:
•
“2021 Form 10-K” refers to Vectrus’ annual report on Form 10-K, filed with the SEC on March 7, 2022;

•
“adjournment proposal” refers to a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the stock issuance proposal and the charter amendment proposal;

•
“AIP Fund VI” refers to American Industrial Partners Capital Fund VI, L.P., a Delaware limited partnership and private equity fund affiliated with American Industrial Partners;

•
“antitrust division” refers to the U.S. Antitrust Division of the Department of Justice;

•
“Ally” refers to Ally Commercial Finance LLC, a Delaware limited liability company;

•
“American Industrial Partners” refers to the private equity firm commonly known as American Industrial Partners;

•
“Board” refers to the board of directors of Vectrus;

•
“charter amendment” refers to the amendment and restatement of Vectrus’ articles of incorporation pursuant to the merger agreement;

•
“charter amendment proposal” refers to the proposal to amend and restate the articles of incorporation of Vectrus;

i

•
“closing” refers to the closing of the mergers;

•
“closing date” refers to the closing date of the mergers;

•
“Code” refers to the Internal Revenue Code of 1986, as amended;

•
“combined company” refers to V2X, Inc., which will become the new corporate name of Vectrus following the consummation of the mergers;

•
“DGCL” refers to the General Corporation Law of the State of Delaware;

•
“DLLCA” refers to the Delaware Limited Liability Company Act;

•
“DOJ” refers to the U.S. Department of Justice;

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•
“EY” refers to Ernst & Young LLP, accounting advisor to Vectrus;

•
“FAA” refers to the U.S. Federal Aviation Administration;

•
“FCC” refers to the U.S. Federal Communications Commission;

•
“first certificate of merger” refers to the certificate of merger with respect to the first merger to be filed with the Secretary of State of the state of Delaware;

•
“first effective time” refers to the time the first merger becomes effective pursuant to the terms of the merger agreement;

•
“first merger” refers to the merger of Merger Sub Inc. with and into Vertex, with Vertex surviving the merger as a direct, wholly owned subsidiary of Vectrus;

•
“FTC” refers to the U.S. Federal Trade Commission;

•
“GAAP” refers to accounting principles generally accepted in the United States of America;

•
“Goldman Sachs” refers to Goldman Sachs & Co. LLC, financial advisor to Vectrus;

•
“HSR Act” refers the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•
“IBCL” refers to the Business Corporation Law of the State of Indiana;

•
“merger agreement” refers to the Agreement and Plan of Merger, dated as of March 7, 2022, among Vectrus, Vertex, Merger Sub Inc. and Merger Sub LLC, a copy of which is attached as Annex A to this proxy statement;

•
“Merger Sub Inc.” refers to Andor Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Vectrus;

•
“Merger Sub LLC” refers to Andor Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Vectrus;

•
“mergers” refers collectively to the first merger and the second merger;

•
“Named Executive Officers” or “NEOs” refers to Charles L. Prow, Susan D. Lynch, Susan L. Deagle, Kevin T. Boyle, Corinne L. Minton-Package and Kenneth W. Shreves;

•
“NYSE” refers to the New York Stock Exchange;

•
“record date for the special meeting” refers to [•], 2022;

•
“registration rights agreement” refers to the Registration Rights Agreement to be entered into on the closing date, among Vertex Holdco, Ally and certain other individuals;

•
“SEC” refers to the U.S. Securities and Exchange Commission;

•
“second certificate of merger” refers to the certificate of merger with respect to the second merger to be filed with the Secretary of State of the State of Delaware;

•
“second effective time” refers to the time the second merger becomes effective pursuant to the terms of the merger agreement;

•
“second merger” refers to the merger of Vertex with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a direct, wholly owned subsidiary of Vectrus;

•
“shareholders agreement” refers to the shareholders agreement to be entered into on the closing date, among Vertex Holdco, Ally and certain other individual shareholders of Vertex and Vectrus;

•
“special meeting” refers to the special meeting of Vectrus shareholders to be held on [•], 2022;

•
“stock issuance” refers to the issuance of Vectrus common stock as merger consideration pursuant to the merger agreement;

•
“stock issuance proposal” refers to the proposal to approve the issuance of Vectrus common stock as merger consideration pursuant to the merger agreement;

•
“support agreement” refers to the Support Agreement, dated as of March 7, 2022, among Vertex, Vectrus and Vertex Holdco;

•
“transactions” refers to the mergers, the charter amendment, the stock issuance and each of the other transactions contemplated by the merger agreement;

•
“TTS Business” refers to the technical services assets comprising the Defense Training and Mission Critical Services business, which was acquired by Vertex as part of the transaction contemplated by the Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, among Vertex, Vertex Aerospace LLC and Raytheon Company;

•
“U.S.” refers to the United States of America;

•
“Vectrus” or “we” or “our” or “the Company” refers to Vectrus, Inc., an Indiana corporation;

•
“Vectrus common stock” refers to common stock of Vectrus, par value $0.01 per share;

•
“Vectrus RSU awards” refers to a restrictive stock unit of Vectrus;

•
“Vectrus TSR Award” refers to the cash-based awards that vest upon the attainment of certain total shareholder return targets;

•
“Vertex” refers to Vertex Aerospace Services Holding Corp., a Delaware corporation;

•
“Vertex Aerospace Intermediate” refers to Vertex Aerospace Intermediate LLC, a Delaware limited liability company;

•
“Vertex Borrower” refers to Vertex Aerospace Services Corp., a Delaware corporation;

•
“Vertex Holdco” refers to Vertex Aerospace Holding LLC, a Delaware limited liability company and an affiliate of AIP Fund VI; and

•
“Vertex Holdco Parties” refers to Vertex Holdco and its affiliates to which shares of Vectrus common stock are transferred by a Former Vertex Stockholder.

v

Annex A
Agreement and Plan of Merger, dated as of March 7, 2022, by and among Vectrus, Vertex, Merger Sub Inc. and Merger Sub LLC

Annex B
Opinion of Goldman Sachs

Annex C
Form of Shareholders Agreement

Annex D
Form of Amended and Restated Articles of Incorporation of Vectrus

Annex E
Form of Amended and Restated Bylaws of Vectrus

Annex F
Form of Registration Rights Agreement

Annex G
Support Agreement

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the mergers, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as our shareholder. Please refer to the section of this proxy statement entitled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the information incorporated by reference into this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information.”
Q:
Why am I receiving this proxy statement and proxy card?

A:
We have entered into the merger agreement pursuant to which Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus, and immediately following the first merger, Vertex will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.

Upon the consummation of the mergers, each share of Vertex common stock that is issued and outstanding immediately prior to the first effective time (other than Vertex common stock held by Vertex), will be converted into the right to receive a number of fully paid and nonassessable shares of Vectrus common stock, with such number of shares determined pursuant to the exchange ratio set forth in the merger agreement, subject to any withholding of taxes required by law. As a result of the mergers, holders of our common stock as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, in each case, following the closing.
We are holding the special meeting of our shareholders to ask our shareholders to consider and vote upon: (i) the stock issuance proposal, (ii) the charter amendment proposal and (iii) the adjournment proposal.
This proxy statement is being delivered to you by mail as our shareholder of record, as of the record date for the special meeting, in connection with the solicitation by the Board of proxies to be voted at the special meeting. As a shareholder of record on the record date for the special meeting, you are invited to attend the special meeting and are entitled to and are requested to vote on the items of business described in this proxy statement. This proxy statement includes important information about the mergers, the merger agreement, a copy of which is attached as Annex A to this proxy statement, the stock issuance, the charter amendment and the special meeting. You should read this information carefully and in its entirety before making any voting decisions.
Q:
What items of business will be voted on at the special meeting?

A:
The items of business scheduled for the special meeting are:

Proposal 1:   The stock issuance proposal.
Proposal 2:   The charter amendment proposal.
Proposal 3:   The adjournment proposal.
We also will consider any other business that properly comes before the special meeting.
Q:
How does the Board recommend that I vote?

A:
The Board unanimously recommends a vote:

1.
FOR the stock issuance proposal;

2.
FOR the charter amendment proposal; and

3.
FOR the adjournment proposal.

Q:
What is the voting requirement to approve each of the proposals?

A:
The following voting requirements will be in effect for each proposal described in this proxy statement:

Proposal 1.   In accordance with NYSE rules, approval of the stock issuance proposal requires that the majority of the votes cast at the special meeting, assuming a quorum is present (in person or represented by proxy), vote in favor of the stock issuance proposal (votes cast “FOR” the stock issuance proposal must exceed the number of votes cast “AGAINST” the stock issuance proposal).
Proposal 2.   Approval of the charter amendment proposal requires that the number of votes cast “FOR” the charter amendment proposal exceeds the number of votes cast “AGAINST” the charter amendment proposal, assuming a quorum is present (in person or represented by proxy) at the special meeting.
Proposal 3.   Approval of the adjournment proposal requires that the number of votes cast “FOR” the adjournment proposal exceeds the number of votes cast “AGAINST” the adjournment proposal, assuming a quorum is present (in person or represented by proxy) at the special meeting.
Q:
What will I receive if the mergers are completed?

A:
Shareholders of record of the outstanding shares of our common stock immediately prior to the first effective time will not receive anything in connection with the completion of the mergers, but will continue to be shareholders of the combined company after the mergers.

Q:
What will the equity ownership structure of the combined company be after the consummation of the mergers?

A:
As a result of the mergers, the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, following the closing, and the holders of the common stock of Vectrus as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, following the closing. Vertex Holdco, an affiliate of AIP Fund VI, will hold approximately 58% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, immediately following the closing and will, accordingly, be the largest shareholder of the combined company.

Q:
Who will serve on the Board following the mergers?

A:
Effective as of the closing, the board of directors of the combined company will be comprised of eleven members, five of whom will be continuing directors designated by Vectrus (who will be Mary L. Howell, Melvin F. Parker, Eric M. Pillmore, Stephan L. Waechter and Phillip C. Widman), five of whom will be designated by Vertex (who will be John “Ed” Boyington, Dino Cusumano, Lee Evangelekos, Joel Rotroff and Neil Snyder), and one of whom will be Charles L. Prow, the Chief Executive Officer of Vectrus as of immediately prior to the closing. In addition, as of the closing, the board of directors of the combined company will remain staggered, with at least one director designated by Vertex appointed to each class and no more than two directors designated by Vertex appointed to any class. The board of directors of the combined company will be constituted as described under the section of this proxy statement entitled “The Mergers — Governance of the Combined Company Following the Mergers.”

Q:
Am I entitled to exercise dissenters’ rights in connection with the transactions?

A:
No, the IBCL does not entitle Vectrus shareholders to dissenters’ rights in connection with the mergers, the stock issuance, the charter amendment or any of the other transactions contemplated by the merger agreement.

Q:
Do any of the Vectrus executive officers have interests in the mergers that may differ from, or be in addition to, my interests as a Vectrus shareholder?

A:
Vectrus executive officers have certain interests in the mergers that are different from, or in addition to, the interests of Vectrus shareholders generally. See the section of this proxy statement entitled “The Mergers — Interests of Vectrus’ Executive Officers in the Mergers.”

Q:
What are the material U.S. federal income tax consequences of the transactions to Vectrus shareholders?

A:
Vectrus shareholders will not recognize a gain or loss with respect to their shares of Vectrus common stock for U.S. federal income tax purposes as a result of the mergers. The adjusted tax basis and holding period of a Vectrus shareholder’s Vectrus common stock will remain unchanged immediately following the mergers.

Q:
When are the mergers expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described under the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers,” including the approval of the stock issuance proposal and the charter amendment proposal by our shareholders at the special meeting, we and Vertex expect that the mergers will be completed during the third quarter of 2022. However, it is possible that factors outside the control of both companies could result in the mergers being completed at a different time or not at all.

Q:
Are there any risks that I should consider in deciding whether to vote for the stock issuance proposal and charter amendment proposal?

A:
Yes. You should read and carefully consider the risks described in the section of this proxy statement entitled “Risk Factors.” You also should read and carefully consider the risk factors relating to Vectrus contained in the documents that are incorporated by reference into this proxy statement, including our 2021 Form 10-K.

Q:
What are the conditions to the completion of the mergers?

A:
In addition to approval by our shareholders of the stock issuance proposal and the charter amendment proposal as described above, completion of the mergers is subject to the satisfaction or waiver of a number of other conditions, including, among others, the expiration or termination of antitrust waiting periods and receipt of certain other regulatory approvals, absence of injunctions or restraints prohibiting consummation of the transactions and the common stock issued pursuant to the merger agreement being approved for listing on the NYSE. The obligation of each party to consummate the transactions is also conditioned on the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the merger agreement, and the absence of any material adverse effect on Vectrus or Vertex, as the case may be, after the date of the merger agreement. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the mergers, see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers.”

Q:
Is consummation of the mergers contingent upon any future approval by the holders of Vertex common stock?

A:
No. Vertex has obtained all approvals and consents of its holders of capital stock necessary to effect the mergers and the transactions contemplated thereby. No further approvals by the holders of Vertex common stock are required to consummate the mergers or the other transactions contemplated by the merger agreement.

Q:
What happens if the mergers are not completed?

A:
If the stock issuance proposal and charter amendment proposal are not approved by Vectrus shareholders or if the mergers are not completed for any other reason, the Vectrus and Vertex businesses will not be combined and Vertex stockholders will not receive shares of Vectrus common stock. If the merger agreement is terminated, under specified circumstances, we may be required to pay Vertex a termination fee of $16.6 million. See the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement; Termination Fees.”
Q:
What shares can I vote at the special meeting?

A:
The Board has fixed the close of business on [•], 2022 as the record date for the special meeting. Only holders of record of the outstanding shares of our common stock at the close of business on the record date for the special meeting are entitled to vote at the special meeting or any adjournments thereof.

As of the close of business on the record date for the special meeting, we had [•] shares of common stock issued and outstanding. A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of our common stock on all matters properly brought before the special meeting.
Q:
How many shares must be present or represented to conduct business at the special meeting?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting or any adjournment thereof is necessary to constitute a quorum to transact business.

Abstentions and broker non-votes (shares held by brokers, trustees or other nominees present in person or by proxy at the special meeting but as to which shares they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted as present at the special meeting for the purpose of determining whether a quorum is present. If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee or other nominee as to how to vote these shares on any of the proposals, the broker, trustee or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and, therefore will have no effect on the vote, assuming a quorum is present.
Q:
Does my vote matter?

A:
Yes. The mergers cannot be completed unless the stock issuance proposal and the charter amendment proposal are approved by our shareholders (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal).

For each proposal, assuming that a quorum is present at the special meeting in person or by proxy, a failure to vote, a broker non-vote or an abstention will have no effect on the vote.
Q:
How can I vote my shares at the special meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the special meeting. Shares for which you are the beneficial owner, but not the shareholder of record, may be voted in person at the special meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the special meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the special meeting. Voting in person will replace any votes that you previously submitted by proxy.

Q:
How can I vote my shares without attending the special meeting?

A:
Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted by proxy without attending the special meeting. There are three ways to vote by proxy:

By Internet — Shareholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.
By Telephone — Shareholders of record who live in the U.S. or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most shareholders who are beneficial owners of their shares, but not shareholders of record, living in the U.S. or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on the voting instruction form provided by their broker, trustee or nominee. Those shareholders should check the voting instruction form for telephone voting availability.
By Mail — Shareholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.
Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on [•]. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the special meeting will be processed, but votes received the day of the special meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms and, if no such instructions are indicated thereon, will be voted in accordance with the recommendation of the Board.
Q:
What if I want to change my vote?

A:
If the enclosed proxy card or voting instruction form is signed and returned, you may, nevertheless, revoke it at any time prior to the special meeting by (i) filing a written notice of revocation with the person or persons named on the proxy card or voting instruction form, (ii) attending the special meeting and voting the shares covered thereby in person or (iii) delivering to the addressee named in the enclosed proxy card or voting instruction form another duly executed proxy card or voting instruction form dated subsequent to the date of the proxy card or voting instruction form to be revoked.

Q:
When and where is the special meeting?

A:
The special meeting will be held at the offices of [•] on [•], 2022, at [•], [•], or at any adjournments thereof, for the purposes stated in the Notice of Special Meeting of Shareholders.

Q:
Do I need a ticket to attend the special meeting?

A:
You will need an admission ticket or proof of ownership of our common stock to enter the special meeting. If you hold shares directly in your name as a shareholder of record and have received a copy of our proxy materials, an admission ticket is attached to your printed proxy card. If you plan to attend the special meeting, please vote your proxy prior to the special meeting but keep the admission ticket and bring it with you to the special meeting.

If your shares are held beneficially in the name of a broker, trustee or other nominee and you wish to be admitted to the special meeting, you will have to bring either a copy of the voting instruction form provided by your broker, trustee or other nominee, or a copy of a brokerage statement showing your ownership of our common stock as of [•], 2022.
If you are representing an entity holding shares, then you must present a proxy signed by that entity evidencing that you are authorized to attend the special meeting and vote the shares or are otherwise representing the entity at the special meeting. If you are representing an entity whose shares are held beneficially in the name of a broker, trustee or other nominee, you will have to bring either a copy of the voting instruction form provided by such entity’s broker, trustee or other nominee, or a copy of a brokerage statement showing the entity’s ownership of our common stock as of [•], 2022, in addition to the proxy signed by the entity you are representing.
All shareholders must also present a form of photo identification, such as a valid driver’s license or passport, in order to be admitted to the special meeting.
Q:
What should I do if I receive more than one copy of the proxy materials?

A:
You may receive more than one copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction forms. Receiving more than one copy of the proxy materials means your shares of common stock are registered in two or more accounts. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive, or vote the shares of common stock in each account to which those forms relate.
Q:
How may I obtain a copy of Vectrus’ 2021 Form 10-K and other financial information?

A:
Shareholders may request a free copy of our 2021 Form 10-K by writing to us at the following address:

7901 Jones Branch Drive
Suite 700
McLean, Virginia 22102
Attn: Investor Relations
Alternatively, shareholders can access our 2021 Form 10-K and other financial information on the “Investors” section of our website at:
investors.vectrus.com
We also will furnish any exhibit to our 2021 Form 10-K if specifically requested. You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”
Q:
Who can help answer any other questions I have?

A:
If you have additional questions about the mergers, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, our proxy solicitor, by calling toll-free at (888) 785-6673. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We have engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting. We estimate that we will pay Okapi Partners LLC a fee of $25,000 plus an additional nominal fee per incoming and outgoing telephone contact. We have agreed to reimburse Okapi Partners LLC for certain out-of-pocket fees and expenses and also will indemnify Okapi Partners LLC against certain losses, claims, damages, liabilities or expenses. We also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who will serve as inspector of elections?

A:
The inspector of elections will be a representative from Computershare Limited.

Q:
What happens if additional matters are presented at the special meeting?

A:
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders, Charles L. Prow and Kevin T. Boyle, will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you as our shareholder. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the information incorporated by reference herein. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information.”
Parties to the Mergers (page 57)
Vectrus, Inc.
2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Vectrus, Inc., an Indiana corporation, has provided critical mission support for our customers’ toughest operational challenges for more than 70 years. As a high-performing organization with exceptional talent, deep domain knowledge, a history of long-term customer relationships, and groundbreaking technical expertise, Vectrus delivers innovative, mission-matched solutions for our military and government customers worldwide. Whether it’s base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, or maintenance, repair, and overhaul, Vectrus’ customers count on it for on-target solutions that increase efficiency, reduce costs, improve readiness, and strengthen national security. Vectrus is headquartered in Colorado Springs, Colorado, and includes approximately 8,100 employees spanning 205 locations in 28 countries. In 2021, Vectrus generated revenue of approximately $1.8 billion.
Vertex Aerospace Services Holding Corp.
555 Industrial Drive South
Madison, Mississippi 39110
(888) 225-9398
Vertex Aerospace Services Holding Corp., a Delaware corporation, delivers integrated turnkey lifecycle support from concept definition, to engineering and manufacturing, through end of life support of complex systems and platforms, Vertex offerings include all levels of aviation maintenance, worldwide contractor logistics support, systems engineering and integration, specialized onsite mission execution, high consequence training programs for defense and commercial customers, and integrated supply-chain solutions. Vertex is headquartered in Madison, Mississippi and employs approximately 5,600 employees, over 40 percent of whom are armed forces veterans, operating in over 125 locations worldwide. Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will be merged with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus, and at the second effective time, Vertex will be merged with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus. Vertex is a portfolio company of AIP Fund VI, a private equity fund affiliated with the private equity firm commonly known as American Industrial Partners. AIP Fund VI closed with $1.8 billion in limited partner commitments.
Andor Merger Sub Inc.
c/o 2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Andor Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Vectrus, was formed solely for the purpose of facilitating the first merger and the other transactions contemplated by the merger agreement. Merger Sub Inc. has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the mergers and the other transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will be merged with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus.

Andor Merger Sub LLC
c/o 2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Andor Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Vectrus, was formed solely for the purpose of facilitating the second merger and the other transactions contemplated by the merger agreement. Merger Sub LLC has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the mergers and the other transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the second effective time, Vertex will be merged with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.
The Mergers (page 58)
The terms and conditions of the mergers are contained in the merger agreement, which is included in this proxy statement as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of each of Vertex, Vectrus, Merger Sub Inc. and Merger Sub LLC are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement. Our shareholders are urged to read the merger agreement as well as this proxy statement carefully and in their entirety before making any voting decisions, including the approval of the stock issuance proposal and the charter amendment proposal.
Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus and, immediately following the first merger, at the second effective time, Vertex will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.
Merger Consideration (page 58)
Upon the completion of the first merger, each share of Vertex common stock that is issued and outstanding immediately prior to the first effective time (other than Vertex common stock held by Vertex), will be converted into the right to receive a number of fully paid and nonassessable shares of Vectrus common stock with such number of shares determined pursuant to the exchange ratio set forth in the merger agreement.
Ownership of the Combined Company (page 58)
As a result of the mergers, holders of our common stock as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, in each case, immediately following the closing.
Governance of the Combined Company Following the Mergers (page 87)
Name of Company; Headquarters
Vectrus and Vertex have agreed that at the closing, the name of Vectrus will be changed to “V2X, Inc.” Effective as of the closing or shortly thereafter, the combined company will locate its headquarters in the Northern Virginia area, with the specific location to be agreed between Vectrus and Vertex. The combined company’s board of directors will determine the specific location if Vectrus and Vertex are unable to agree to a specific location prior to the closing.
Board of Directors
As of the closing of the mergers, the board of directors of the combined company will be comprised of eleven members, five of whom will be designated by Vertex (who will be John “Ed” Boyington, Dino

Cusumano, Lee Evangelekos, Joel Rotroff and Neil Snyder), five of whom will be continuing directors designated by Vectrus (who will be Mary L. Howell, Melvin E. Parker, Eric M. Pillmore, Stephen L. Waechter and Phillip C. Widman) (each, a “continuing director”), and one of which will be Charles L. Prow, the Chief Executive Officer of Vectrus as of immediately prior to the closing of the mergers. Each continuing director will meet the applicable independence standards of the NYSE and the combined company’s governance principles. The board of directors of the combined company will be classified, with at least one but not more than two directors designated by Vertex appointed to each class. Concurrently with the closing of the mergers, the combined company will enter into the shareholders agreement with Vertex Holdco and certain other stockholders of Vertex who will become shareholders of the combined company and who are or become party to the shareholders agreement (collectively, the “Former Vertex Stockholders”). Pursuant to the shareholders agreement, for so long as the Former Vertex Stockholders collectively beneficially own 25% or more of the outstanding combined company common stock (such period, the “appointment period”), the board of directors will be comprised of 11 members unless otherwise approved by the Vertex Holdco Parties holding a majority of the shares of combined company common stock then held by the Vertex Holdco Parties (the “requisite consent”).
During the appointment period, the Vertex Holdco Parties will be permitted under the terms of the shareholders agreement to designate, from time to time, a total of between two and five Vertex Holdco designees (as defined below) for nomination and election to the board of directors of the combined company based on the percentage of the shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders, subject to the allocation of such designees among the classes of directors. The Vertex Holdco Parties will cause the Vertex Holdco designees on the board of directors to resign from the board of directors on the first date that the percentage of outstanding shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders falls below 25% and the Vertex Holdco Parties will no longer be entitled to designate any directors to the board of directors.
Until the combined company’s 2024 annual meeting, the shareholders agreement requires each Former Vertex Stockholder to vote its shares of combined company common stock (1) for the Vertex Holdco designees and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the nominating and governance committee of the Board. Beginning at the 2024 annual meeting, each Former Vertex Stockholder will be entitled to vote its shares of combined company common stock in its sole discretion for one additional nominee to the Board who is not a Vertex Holdco designee (each such nominee, a “Vertex Holdco nominee”) (assuming an 11-member Board) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the combined company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s discretion, either in accordance with the recommendation of the nominating and governance committee of the Board or in the same manner as, and in the same proportion to, all shares voted by, the combined company’s public shareholders (excluding all Former Vertex Stockholders). The shareholders agreement requires the combined company to take all necessary action to cause the combined company’s 2024 annual meeting to be held on or about May 6, 2024, or an earlier date. The shareholders agreement provides that the Former Vertex Stockholders may vote their shares in their discretion on any proposal or resolution that is not for the election of directors.
Vectrus has designated Mary L. Howell as the continuing director to serve as chairman of the combined company’s board of directors. In addition, Vectrus has the right to designate one current director who is resigning from the Board in connection with the mergers as a non-voting board observer of the combined company, effective as of the closing. If designated, the non-voting board observer will serve in such capacity until the earlier of three years from the closing, a time determined by a majority of the directors who are not Vertex Holdco designees, and the non-voting board observer’s death, disability, retirement or resignation.
Committees
Following the closing, the combined company will maintain an audit committee, a compensation committee, a nominating and governance committee, and a strategy committee. Vectrus and Vertex will agree to a Chairperson of each such committee prior to the closing. During the appointment period, each committee of the board of directors will consist of four members (unless otherwise approved by a majority of each of the Vertex Holdco and the members of the board of directors who are not Vertex Holdco designees (the “non-Vertex Holdco designees”)), at least two of which will not be Vertex Holdco designees. The Vertex Holdco Parties may designate (1) two Vertex Holdco designees to serve on each committee of the board of directors for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock and (2) one Vertex Holdco designee to serve on each committee of the board of directors for so long as at least one Vertex Holdco designee serves on the board of directors, in each case, subject to applicable listing standards and SEC rules. During the appointment period, the audit committee of the board of directors of the combined company will be composed entirely of members who are independent under NYSE listing requirements.
Company Actions
Pursuant to the shareholders agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock, the combined company will not take certain fundamental actions without the requisite consent. For more detail on such actions requiring the Vertex Holdco Parties’ consent, see the section of this proxy statement entitled “Other Related Agreements — Shareholders Agreement.”
For a description of Vectrus’ current corporate governance and board committees, see the sections of this proxy statement entitled “Corporate Governance” and “Board Committees and Meetings.”
Management
Pursuant to the merger agreement, Charles L. Prow will continue to serve as the Chief Executive Officer of the combined company and Susan D. Lynch will continue to serve as the Chief Financial Officer of the combined company. The rest of the combined company’s executive team will be identified and agreed to by Vectrus and Vertex in due course prior to the closing. The combined company expects to draw on the leadership teams of both of Vectrus and Vertex.
Controlled Company
Following the consummation of the mergers, Vertex Holdco, an affiliate of AIP Fund VI, will control approximately 58% of the voting power of the combined company. The combined company will therefore be a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and will qualify for, and intends to rely on, exemptions from certain governance standards that would otherwise be applicable. Pursuant to the shareholders agreement, unless a majority of the Vertex Holdco designees and a majority of the board of directors of the combined company determine otherwise, the combined company will elect to be a controlled company under the applicable listing standards then in effect for so long as the combined company qualifies as a “controlled company.”
Under Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements that would otherwise require the combined company to have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors; (3) a compensation committee comprised solely of independent directors; and (4) director nominees selected, or recommended for selection, by the nominating committee. The combined company intends to rely on these exemptions. The controlled company exemption does not modify the independence requirements for the audit committee, and the combined company intends to continue to comply with the requirements of the NYSE rules with respect thereto.
Pursuant to the shareholders agreement, the Vertex Holdco Parties and the combined company will take whatever action may be reasonably necessary, if any, to cause the combined company to comply with SEC rules and applicable listing standards then in effect if the combined company ceases to qualify as a “controlled company.”
Bylaw Amendment
Pursuant to the merger agreement, effective as of the closing, Vectrus will amend and restate its bylaws to (1) incorporate the terms of the shareholders agreement into Vectrus’ bylaws in all respects and (2) opt out of the Control Share Acquisitions statute such that Chapter 42 of the IBCL will not apply to control share acquisitions of shares of Vectrus, occurring after the date the bylaws are amended and restated.
Recommendation of the Board; The Board’s Reasons for the Mergers (page 71)
After careful consideration, the Board unanimously (i) determined that the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the stock issuance and the charter amendment, are advisable and in the best interests of Vectrus and its shareholders and (ii) approved, adopted, ratified and declared advisable the merger agreement, the mergers and the other transactions contemplated by the merger agreement, including the stock issuance and the charter amendment, on the terms and subject to the conditions set forth in the merger agreement. Accordingly, the Board unanimously recommends that Vectrus shareholders vote “FOR” the stock issuance proposal, the charter amendment proposal and the adjournment proposal. For more information on Vectrus’ reasons for the mergers and the recommendation of the Board, see the section of this proxy statement entitled “The Mergers — Recommendation of the Board; Vectrus’ Reasons for the Mergers.”
Opinion of Vectrus’ Financial Advisor (page 75)
Vectrus has engaged Goldman Sachs as financial advisor to Vectrus and the Board in connection with the proposed mergers. In connection with this engagement, Goldman Sachs delivered an opinion, dated March 7, 2022, to the effect that, as of the date of Goldman Sachs’ written opinion and based upon and subject to the factors set forth in Goldman Sachs’ written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Vectrus. A copy of the full text of the written opinion of Goldman Sachs, dated March 7, 2022, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the mergers and the opinion does not constitute a recommendation as to how any Vectrus shareholder should vote with respect to the stock issuance or any other matter.
Information About the Special Meeting (page 54)
The special meeting will be held on [•], 2022, at [•] a.m., [•], at the offices of [•], [•]. The special meeting is being held in order to vote on:
•
the stock issuance proposal;

•
the charter amendment proposal; and

•
the adjournment proposal.

The mergers cannot be completed unless the stock issuance proposal and the charter amendment proposal are approved by our shareholders (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal).
The following voting requirements will be in effect for each proposal described in this proxy statement:
•
Approval of the stock issuance proposal requires that the majority of the votes cast at the special meeting, assuming a quorum is present (in person or represented by proxy), vote in favor of the stock issuance proposal (votes cast “FOR” the stock issuance proposal must exceed the number of votes cast “AGAINST” the stock issuance proposal).

•
Approval of the charter amendment proposal requires that the number of votes cast “FOR” the charter amendment proposal exceeds the number of votes cast “AGAINST” the charter amendment proposal, assuming a quorum is present (in person or represented by proxy) at the special meeting.

•
Approval of the adjournment proposal requires that the number of votes cast “FOR” the adjournment proposal exceeds the number of votes cast “AGAINST” the adjournment proposal, assuming a quorum is present (in person or represented by proxy) at the special meeting.

The Board has fixed the close of business on [•], 2022 as the record date for the special meeting. Only holders of record of the outstanding shares of Vectrus common stock at the close of business on the record date for the special meeting are entitled to vote at the special meeting or any adjournments thereof.
As of the close of business on the record date for the special meeting, there were [•] shares of Vectrus common stock issued and outstanding. A holder of shares of our common stock is entitled to one vote, in person or by proxy, for each share of Vectrus common stock on all matters properly brought before the special meeting.
Interests of Vectrus’ Executive Officers in the Mergers (page 83)
In considering the recommendation of the Board, Vectrus shareholders should be aware that Vectrus’ executive officers have interests that are different from, or in addition to, any interests they may have as shareholders. The Board was aware of the different or additional interests set forth in this proxy statement and considered such interests along with other matters in approving the merger agreement and the transactions contemplated by the merger agreement.
Regulatory Approvals (page 91)
Completion of the mergers is subject to the receipt of certain required regulatory approvals, including the receipt of antitrust clearance in the U.S. and obtaining certain required foreign regulatory approvals. Under the HSR Act and the rules promulgated thereunder, the mergers may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period (or any extensions thereof) has expired or been terminated. In connection with the mergers, Vectrus and Vertex are also required to seek certain approvals from the FCC and intend to inform the FAA of the mergers.
On March 21, 2022, each of AIP Fund VI and Vectrus filed with the FTC and DOJ notification and report forms under the HSR Act with respect to the proposed mergers. The waiting period with respect to the notification and report forms filed under the HSR Act expired on April 21, 2022.
At any time before or after consummation of the transactions, notwithstanding the termination of the waiting periods under the HSR Act and receipt of any required foreign regulatory approvals, the DOJ, FTC or any U.S. state, or any other U.S. or non-U.S. governmental authority, could take such action under applicable antitrust laws, foreign direct investment laws or other applicable laws as any such authority deems necessary or desirable in the public interest, including seeking to enjoin the completion of the transactions or seeking divestiture of substantial assets of Vectrus and Vertex. A competitor, customer or other third private party also may seek to take legal action under the antitrust laws challenging or seeking to enjoin the transactions, before or after they are consummated.
Under the merger agreement, Vectrus and Vertex must use reasonable best efforts to take all necessary actions to obtain all approvals of governmental authorities required to complete the transactions. For a description of the parties’ obligations with respect to regulatory and other governmental approvals related to the transactions, see the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Transactions.”
No Dissenters’ Rights (page 162)
Under the IBCL, Vectrus shareholders are not entitled to dissenters’ rights in connection with the mergers, the stock issuance, the charter amendment or the other transactions contemplated by the merger agreement.
Conditions to Completion of the Mergers (page 111)
The obligations of the parties to effect the mergers are subject to the satisfaction or (to the extent permitted by applicable law) waiver by each of the parties to the merger agreement of the following conditions at or prior to the closing:

•
Vectrus having obtained the approval of the stock issuance proposal and the charter amendment proposal by the Vectrus shareholders;

•
the waiting period or waiting periods applicable to the consummation of the mergers and the other transactions contemplated by the merger agreement under the HSR Act having expired or been earlier terminated;

•
certain other required domestic and foreign regulatory approvals having been obtained;

•
no order issued by any governmental authority of competent jurisdiction preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement being in effect, and no applicable law having been enacted, entered, promulgated or enforced by any governmental authority or otherwise being in effect that prohibits or makes illegal consummation of the mergers or any of the other transactions contemplated by the merger agreement; and

•
all shares of Vectrus common stock to be issued in the stock issuance having been approved for listing on the NYSE subject to official notice of issuance.

In addition, Vertex’s obligation to effect the mergers is subject to the satisfaction, or (to the extent permitted by applicable law) waiver, by Vertex, at or prior to the closing, of the following conditions:
•
certain representations and warranties of Vectrus in the merger agreement being true and correct to the extent required by the merger agreement, as of the date of the merger agreement and as of the closing date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
Vectrus having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Vectrus;

•
Vertex having received a certificate executed by an executive officer of Vectrus to the effect that the conditions set forth in the immediately foregoing paragraphs have been satisfied; and

•
Vectrus having executed and delivered a counterpart to the shareholders agreement and the registration rights agreement.

In addition, Vectrus’, Merger Sub Inc.’s and Merger Sub LLC’s obligations to effect the mergers is subject to the satisfaction, or (to the extent permitted by applicable law) waiver, by Vertex, at or prior to the closing, of the following conditions:
•
certain representations and warranties of Vertex in the merger agreement being true and correct to the extent required by the merger agreement, as of the date of the merger agreement and as of the closing date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
Vertex having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Vertex;

•
Vectrus having received a certificate executed by an executive officer of Vertex to the effect that the conditions set forth in the immediately foregoing paragraphs have been satisfied;

•
Vertex Holdco and the other Former Vertex Stockholders having each executed and delivered counterparts to the shareholders agreement; and

•
Vertex Holdco and the other Former Vertex Stockholders having executed and delivered counterparts to the registration rights agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the mergers, see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers.”
No Solicitation by Vertex (page 103)
From the date of the merger agreement until the earlier of the closing and the termination of the merger agreement, Vertex has agreed to not, and has agreed to cause its subsidiaries and controlled affiliates and its and their respective officers, directors and employees not to, and has agreed to use reasonable efforts to cause its and their other representatives not to, directly or indirectly:
•
solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Vertex acquisition proposal (as defined on page 104 of this proxy statement) or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Vertex acquisition proposal;

•
enter into or participate in any discussions or negotiations with, furnish any information relating to Vertex or any of its subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Vertex or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that Vertex knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Vertex acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to a Vertex acquisition proposal;

•
enter into or approve, recommend or declare advisable for Vertex or any of its subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Vertex acquisition proposal;

•
take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Chapter 203 of the DGCL, inapplicable to any third party or any Vertex acquisition proposal; or

•
resolve, propose or agree to do any of the foregoing.

In addition, Vertex has agreed to, and has agreed to cause its subsidiaries and controlled affiliates, and has agreed to direct its other representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any Vertex acquisition proposal and instruct any such third party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Vertex to return or destroy all such information and terminate access to any virtual data room established for or used in connection with any actual or potential Vertex acquisition proposal.
No Solicitation by Vectrus (page 104)
From the date of the merger agreement until the earlier of the closing and the termination of the merger agreement, Vectrus has agreed that it will not, and has agreed that it will cause its subsidiaries and controlled affiliates and its and their respective officers, directors and employees not to, and has agreed to use reasonable efforts to cause its and their other representatives not to, directly or indirectly:
•
solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Vectrus acquisition proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Vectrus acquisition proposal;

•
enter into or participate in any discussions or negotiations with, furnish any information relating to Vectrus or any of its subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Vectrus or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that Vectrus knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Vectrus acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to a Vectrus acquisition proposal;
•
except as required by the duties of the Board under applicable law (as determined by the Board in good faith, after consultation with the Vectrus’ outside legal advisors), waive, terminate, modify or release any third party (other than Vertex and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

•
effectuate any Vectrus recommendation change (as defined below);

•
take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Indiana, including Chapter 43 of the IBCL, inapplicable to any third party or any Vectrus acquisition proposal; or

•
resolve, propose or agree to do any of the foregoing.

In addition, Vectrus has agreed to, and has agreed to cause its subsidiaries and controlled affiliates, and has agreed to direct its other representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any Vectrus acquisition proposal and instruct any such third party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Vectrus to return or destroy all such information terminate access to any virtual data room established for or used in connection with any actual or potential Vectrus acquisition proposal.
Notwithstanding these restrictions, the merger agreement provides that, if, at any time prior to the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting (and in no event after receipt of such approval), the Board receives a bona fide written Vectrus acquisition proposal made after the date of the merger agreement that did not result from any breach in any material respect of Vectrus’ non-solicitation obligations set forth in the merger agreement, the Board (or a duly appointed committee thereof) may, if the Board determines in good faith, after consultation with Vectrus’ financial advisor and outside legal counsel, and based on the information then available to it, that (1) such Vectrus acquisition proposal constitutes a superior proposal or would reasonably be expected to lead to a superior proposal and (2) the failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law, then Vectrus and its representatives may (a) engage in negotiations or discussions with such third party; (b) furnish to such third party and its representatives and financing sources non-public information relating to Vectrus or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Vectrus than those contained in the confidentiality agreement entered into between Vectrus and AIP, LLC (a copy of which must be provided substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following its execution to Vertex for informational purposes); provided that all such non-public information (to the extent that such information has not been previously provided or made available to Vertex) is provided or made available to Vertex, as the case may be, substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following the time it is provided or made available to such third party; and (c) following receipt of any such superior proposal, effectuate a Vectrus adverse recommendation change and/or terminate the merger agreement and simultaneously enter into an agreement with respect thereto; provided, however, that Vectrus may not terminate the merger agreement unless concurrently with such termination Vectrus pays Vertex the termination fee set forth in the merger agreement.
Nothing contained in the merger agreement prevents the Board from (1) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to a Vectrus acquisition proposal or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act (each of which will not constitute a Vectrus adverse recommendation change); (2) making any required disclosure to Vectrus shareholders if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; or (3) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by

Rule 14d-9(f) under the Exchange Act; provided that (a) if any such compliance, statement or disclosure does not reaffirm the Vectrus recommendation, it will be deemed a Vectrus adverse recommendation change, and (b) any Vectrus adverse recommendation change involving or relating to a Vectrus acquisition proposal may only be made in accordance with the provisions of Vectrus’ non-solicitation obligations under the merger agreement.
The merger agreement also requires Vectrus to first deliver written notice to Vertex advising Vertex that Vectrus intends to engage in negotiations or discussions with a third party. In addition, Vectrus must notify Vertex promptly, and in any event within twenty-four (24) hours of receipt, of any Vectrus acquisition proposal (including material modifications thereto) or any related request for information or for access to the business, properties, assets, books or records of Vectrus or its subsidiaries by any third party, that to the knowledge of Vectrus or the Board is considering making or has made a Vectrus acquisition proposal. The notice must be provided in writing and must (1) identify the relevant third party and (2) to the extent known, summarize the material terms and conditions of any such Vectrus acquisition proposal, indication or request (including any material changes thereto).
Changes in Vectrus Recommendation (page 106)
Subject to certain exceptions described below, Vectrus has agreed that the Board will not:
•
fail to make, withdraw or qualify, amend or modify, in each case, in any manner adverse to Vertex, the Vectrus recommendation;

•
fail to include the Vectrus recommendation in this proxy statement;

•
recommend, adopt or approve any Vectrus acquisition proposal or propose publicly or otherwise to recommend, adopt or approve any Vectrus acquisition proposal or resolve to take any such action;

•
enter into or approve, recommend or declare advisable for Vectrus or any of its subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Vectrus acquisition proposal (other than a confidentiality agreement with third parties described above);

•
fail to publicly recommend against any Vectrus acquisition proposal or fail to publicly reaffirm the Vectrus recommendation (subject to the timelines and restrictions discussed below); or

•
fail to recommend against any Vectrus acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Vectrus shareholders) within ten (10) business days after the commencement of such tender offer or exchange.

Notwithstanding the foregoing restrictions, in the event that, prior to the receipt of approval of the stock issuance proposal and the charter amendment proposal by the Vectrus shareholders at the special meeting (and in no event after receipt of such approval) and the Board determines in good faith, after consultation with its outside legal counsel, that it has received a superior proposal that was not solicited in violation of the merger agreement, the Board, as applicable, may effect a Vectrus recommendation change if:
•
the Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•
it has notified Vertex in writing at least four (4) business days before taking such action that it intends to effect a Vectrus recommendation change;

•
it attaches to such notice in unredacted form the most current version of any proposed agreement(s), the identity of the offeror and a copy of any financing commitments (which may be redacted for fee information and other customary matters);

•
if requested by Vertex, during such four (4) business day period, Vectrus and its representatives have discussed and negotiated in good faith with Vertex regarding any proposal by Vertex to amend the terms of the merger agreement in response to such superior proposal; and

•
after such four (4) business day period, the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by Vertex to amend the terms of the merger agreement, that such Vectrus acquisition proposal continues to constitute a superior proposal.

In addition, prior to the Vectrus approval time (and in no event after the Vectrus approval time), the Board may, in response to an intervening event (as defined and described below) effect a Vectrus recommendation change only if:
•
the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•
it has notified Vertex in writing at least four (4) business days before taking such action that it intends to effect a Vectrus recommendation change;

•
if requested by Vertex, during such four (4) business day period, Vectrus and its representatives have negotiated in good faith with Vertex regarding any proposal by Vertex to amend the terms of the merger agreement; and

•
after such four (4) business day period, the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by Vertex to amend the terms of the merger agreement, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

For a more complete summary, see the section of this proxy statement entitled “The Merger Agreement — Changes in Board Recommendation.”
Termination of the Merger Agreement; Termination Fees (page 113)
The merger agreement may be terminated at any time prior to the first effective time, whether before or after receipt of the requisite shareholder approvals, under the following circumstances:
•
by mutual written agreement of Vertex and Vectrus;

•
by either Vertex or Vectrus if any governmental authority of competent jurisdiction has issued a final and non-appealable order permanently enjoining or otherwise prohibiting the consummation of the mergers or the closing;

•
by either Vertex or Vectrus if the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders is not obtained at the special meeting or any adjournment or postponement thereof;

•
by either Vertex or Vectrus if the mergers have not been consummated on or before the date that is six (6) months after the date of the merger agreement, which is September 7, 2022 (the “end date”), provided that the end date will be extended for an additional three (3) months, to December 7, 2022, if regulatory approval has not yet been obtained by the initial end date;

•
by Vertex if (i) Vectrus has effectuated a Vectrus recommendation change at any time prior to receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting, (ii) a breach of any representation or warranty or failure to perform any covenant or agreement by Vectrus will have occurred that would cause any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the end date or has not been cured within thirty (30) days following written notice to Vectrus from Vertex with respect thereto, or (iii) Vectrus willfully breaches its obligations relating to non-solicitation of alternative transactions (provided that in no event will Vertex be entitled to terminate as described in this paragraph following receipt of approval of the stock issuance proposal and the charter amendment proposal by the Vectrus shareholders at the special meeting); or

•
by Vectrus if (i) a breach of any representation or warranty or failure to perform any covenant or agreement by Vertex will have occurred that would cause any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the end date or has not been cured within thirty (30) days following written notice to Vertex from Vectrus with respect thereto or (ii) prior to the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting, the Board authorizes Vectrus to enter into a definitive agreement with respect to a superior proposal and Vectrus has complied in all material respects with its obligations with respect thereto.
If the merger agreement is terminated under certain circumstances specified in the merger agreement (including, but not limited to, under certain circumstances relating primarily to alternative transactions or the non-solicitation obligations of Vectrus), Vectrus will pay to Vertex the termination fee in the amount of $16.6 million. In no event will Vectrus be required to pay the termination fee on more than one occasion.
If the merger agreement is validly terminated, the merger agreement will become void and of no effect without liability of any party, except in the case of fraud or willful breach of the merger agreement or, solely with respect to Vertex, Vertex’s failure to obtain the debt financing (as defined below) or alternative financing in accordance with its obligations under the merger agreement. Notwithstanding the foregoing sentence, certain provisions in the merger agreement (including, but not limited to, those relating to construction, governing law, third party beneficiaries, waiver of jury trial and disclosure schedules) will survive in the event of termination.
For a more complete summary, see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement; Termination Fees.”
Expenses (page 115)
Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement, the mergers and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses.
Other Related Agreements (page 117)
Shareholders Agreement
Concurrently with the closing, the combined company will enter into a shareholders agreement with the Former Vertex Stockholders that will, among other things, (1) provide the Vertex Holdco Parties with director nomination and committee appointment rights, (2) govern how each Former Vertex Stockholder will vote its shares of common stock in the combined company with respect to certain matters, (3) require certain fundamental actions of the combined company to be approved by the Vertex Holdco Parties, (4) provide the Vertex Holdco Parties with certain information rights, (5) limit transfers of combined company common stock by the Former Vertex Stockholders, (6) limit certain acquisitions of combined company common stock by the Vertex Holdco Parties, (7) restrict the ability of the Vertex Holdco Parties to solicit proxies in the election of directors for such periods indicated therein, and (8) provide that the combined company will elect to be a “controlled company” for purposes of applicable listing standards for so long as the combined company qualifies to do so. See the section of this proxy statement entitled “Other Related Agreements — Shareholders Agreement.”
Registration Rights Agreement
At the closing, as a condition to the obligation of Vertex to consummate the transactions, Vectrus will enter into a registration rights agreement, referred to as the registration rights agreement, with the Former Vertex Stockholders. Pursuant to the registration rights agreement, among other things, Vectrus (i) will agree to provide certain demand and “piggy-back” registration rights to the holders of registrable securities that are party to the registration rights agreement, and (ii) the combined company will file, within 45 days of the closing, a resale shelf registration statement on Form S-3 or other applicable registration form covering the registrable securities. See the section of this proxy statement entitled “Other Related Agreements — Registration Rights Agreement.”
Support Agreement
Concurrently with the execution of the merger agreement, Vectrus entered into a support agreement with Vertex and Vertex Holdco, referred to as the support agreement. Pursuant to the support agreement,

Vertex Holdco agreed to execute and deliver, and executed and delivered promptly following execution of the merger agreement, an action by written consent adopting the merger agreement and approving the mergers and the other transactions contemplated by the merger agreement, and agreed not to revoke or withdraw such written consent. In addition, Vertex Holdco will vote its shares in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement and against any action, proposal or agreement that would reasonably be expected to result in the failure to be satisfied of any of the conditions to closing pursuant to the merger agreement. Vertex Holdco also agreed, among other things, (1) to exercise its “drag along” rights pursuant to Vertex’s shareholders agreement if requested by Vectrus, (2) not to sell, transfer, encumber or take certain other actions related to its shares of Vertex common stock, (3) to be bound by “no solicitation” obligations substantially the same as those set forth in the merger agreement, and (4) release Vectrus and certain associated parties, effective as of the first effective time and on behalf of Vertex Holdco and certain associated parties, claims arising on or before the first effective time. See the section of this proxy statement entitled “Other Related Agreements — Support Agreement.”
Accounting Treatment (page 93)
The mergers will be treated as a business combination under Accounting Standards Codification 805, Business Combinations, (“ASC 805”), with Vectrus as the deemed accounting acquirer and Vertex as the deemed acquiree for accounting purposes. Vectrus expects that, upon completion of the mergers, Vertex Holdco will hold approximately 58% of the outstanding common stock and voting power of the combined company. However, the merger agreement provides that Vectrus has control of the Board, comprising 6 of the 11 board seats. Further, the merger agreement states that the current Vectrus Chief Executive Officer and Chief Financial Officer will serve in these roles for the combined company. Based on these factors, Vectrus determined that Vectrus is the party to exercise control over the combined entity and is therefore the accounting acquirer.
Under ASC 805, the assets, including identifiable intangible assets, and liabilities of Vertex will be recorded at their respective fair values at the closing date of the mergers and added to those of Vectrus. Any excess of the consideration paid for the mergers over the net fair value of Vertex’s assets and liabilities will be recorded as goodwill. The results of operations of Vertex will be combined with the results of operations of Vectrus at the closing date of the mergers.
Financing Matters (page 58)
Incremental Term Loan Commitment
In connection with the execution of the merger agreement, Vertex Borrower has entered into an incremental term loan commitment letter, dated March 7, 2022 (as amended by that certain Project Andor — Joinder to Commitment Letter, dated as of April 4, 2022, collectively the “term commitment letter”) with Royal Bank of Canada, RBC Capital Markets, LLC, Stifel Nicolaus and Company, Incorporated, Stifel Bank & Trust, MUFG Bank, Ltd., U.S. Bank National Association and Citizens Bank, N.A. (the “term commitment parties”), pursuant to which the term commitment parties have committed to lend, severally but not jointly, to Vertex Borrower an aggregate amount up to $260.0 million in the form of a senior secured incremental term loan facility (the “incremental term facility”). The proceeds of the incremental term facility will be available to fund (1) payments contemplated to be made under the merger agreement, (2) the repayment in full of the indebtedness of Vectrus under that certain Credit Agreement, dated September 17, 2014, by and among Vectrus, Vectrus Systems Corporation, a Delaware corporation, as the borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, (amended, restated, replaced or otherwise modified from time to time, the “existing Vectrus credit agreement”), (3) the redemption of certain preferred stock of Vertex, (4) fees and expenses in connection with the foregoing transaction and (5) working capital and general corporate purposes. The financing commitments of the term commitment parties are currently undrawn and are subject to various customary conditions set forth in the term commitment letter (the incremental term financing, and the foregoing anticipated uses thereof, together with any fee letter entered into in connection therewith, referred to as the “debt financing”).

Incremental ABL Commitment
Vertex Borrower has entered into an incremental asset-based lending commitment letter, dated March 7, 2022 (the “ABL commitment letter) with Ally Bank (the “ABL commitment party”), pursuant to which the ABL commitment party has committed to provide to Vertex Borrower an aggregate amount up to $100.0 million in the form of asset-based incremental revolving commitments (the “incremental ABL facility”). The proceeds of the incremental ABL facility will be available to fund general corporate purposes, including, without limitation, the transactions. The financing commitments of the ABL commitment party are currently undrawn and are subject to various customary conditions set forth in the ABL commitment letter.
Secured Credit Facilities
On December 6, 2021, Vertex Borrower entered into (1) the Vertex First Lien Credit Agreement with Royal Bank of Canada, as administrative agent and the other financial institutions party thereto as lenders, consisting of a $925.0 million first lien term loan facility (as amended, restated, supplemented or otherwise modified from time to time, the “first lien facility”) and (2) a Second Lien Credit Agreement with Royal Bank of Canada, as administrative agent and the other financial institutions party thereto as lenders, consisting of a $185.0 million second lien term loan facility (as amended, restated, supplemented or otherwise modified from time to time, referred to as the “second lien facility”). On June 29, 2018, Vertex Borrower entered into an ABL Credit Agreement with Ally Bank, as administrative agent and the other financial institutions party thereto as lenders, consisting of a $100.0 million asset-based revolving credit facility (as amended by the First Amendment to ABL Credit Agreement dated as of May 17, 2019, as amended by the Second Amendment to ABL Credit Agreement dated as of May 17, 2021, as amended by the Third Amendment to ABL Credit Agreement, dated as of December 6, 2021, the “ABL facility” and collectively with the first lien facility and the second lien facility, the “secured credit facilities”). All borrowings under the secured credit facilities are subject to the satisfaction of customary conditions.
In connection with the transactions, subject to certain restrictions set forth in the merger agreement, Vertex may seek an amendment, restatement, repayment other transaction with respect to any of the secured credit facilities, beyond those amendments and other transactions described above, the terms of which may differ from those set forth herein and such differences could be material.
Material U.S. Federal Income Tax Consequences of the Transactions (page 161)
Holders of Vectrus common stock will not dispose of their shares of Vectrus common stock in the mergers. Accordingly, Vectrus shareholders will not recognize gain or loss with respect to their shares of Vectrus common stock for U.S. federal income tax purposes as a result of the mergers. The adjusted tax basis and holding period of a Vectrus shareholder’s Vectrus common stock will remain unchanged immediately following the mergers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and documents incorporated by reference into this proxy statement contain certain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Exchange Act with respect to the businesses, strategies and plans of Vectrus and Vertex and the combined company following the mergers, their expectations relating to the mergers and the future financial condition and performance of the combined company following the mergers. Statements included in or incorporated by reference into this proxy statement that are not historical facts, including statements about the beliefs and expectations of the management of each of Vectrus and Vertex, are forward-looking statements.
Whenever used, words such as “may,” “are considering,” “will,” “likely,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “could,” “potential,” “continue,” “goal” or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management team based on information currently available to management.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management team’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Actual results may differ materially from the current expectations of Vectrus and Vertex, depending upon a number of factors affecting their businesses and risks associated with the successful execution of the mergers and the integration and performance of their businesses following the mergers. These factors include, but are not limited to, risks and uncertainties detailed in Vectrus’ periodic public filings with the SEC, including those discussed in the section of this proxy statement entitled “Risk Factors” and in the section entitled “Risk Factors” in Vectrus’ 2021 Form 10-K, and in subsequent filings by Vectrus with the SEC, and the following factors:
•
regulatory and other required approvals in connection with the mergers may prevent or substantially delay the consummation of the mergers;

•
the mergers are subject to many conditions, and if these conditions are not satisfied or waived, the mergers may not be completed;

•
the termination of the merger agreement could negatively impact Vectrus;

•
Vectrus’ existing shareholders will have significantly less influence, as a group, as shareholders of the combined company following the closing than as shareholders of Vectrus;

•
following the mergers, the composition of the combined company board of directors will be different than the composition of the Board;

•
the combined company will be a “controlled company” following the mergers and will rely on exemptions from certain corporate governance requirements, including having fewer independent directors on its board of directors or board committees following the mergers;

•
following the completion of the mergers, AIP Fund VI, through its affiliate, Vertex Holdco, will be the combined company’s largest shareholder and will have the ability to exercise significant influence over decisions requiring the combined company’s shareholders’ approval, and certain fundamental actions for which the combined company will be contractually required to obtain Vertex Holdco’s approval to take;

•
Vectrus and Vertex will be subject to certain operating restrictions until, and business uncertainties until and following, the consummation of the mergers;

•
restrictions on Vectrus’ ability to pursue alternatives to the mergers;

•
Vectrus’ shareholders’ investment could be materially and adversely affected if the due diligence of Vertex was inadequate or if unexpected risks related to Vertex materialize;

•
completion of the mergers may require consents or trigger change in control or other provisions in certain agreements to which Vectrus is a party;

•
the unaudited pro forma combined financial information and prospective financial information included in this proxy statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the mergers may differ materially;

•
Vectrus may waive one or more of the conditions to the mergers without resoliciting its shareholders’ approval;

•
the value of the consideration Vertex stockholders will receive depends on the market value of Vectrus stock, which may fluctuate;

•
expected synergies and other combination benefits from the mergers may not be fully realized;

•
integration of the combined businesses of Vectrus and Vertex may not be successful or may be more challenging than anticipated;

•
Vertex and Vectrus will incur direct and indirect costs as a result of the mergers;

•
upon the completion of the mergers, the combined company will assume significantly more indebtedness than Vectrus’ current indebtedness, which could adversely affect it;

•
restrictions on the combined company from indebtedness agreements entered into in connection with the mergers may affect business operations;

•
the market price for the combined company’s common stock may be affected by factors different than those that historically have affected Vectrus’ common stock;

•
upon the completion of the mergers, the combined company will assume certain potential liabilities relating to Vertex;

•
litigation claims or legal proceedings against us or, following the mergers, the combined company;

•
following the completion of the mergers, the combined company’s workforce will be represented by labor unions, and the combined company’s business could be harmed in the event of labor disputes or prolonged work stoppages;

•
following the mergers, the combined company’s ability to retain or recruit qualified personnel;

•
Vertex may not be able to achieve the full amount of synergies that are anticipated, or achieve the synergies on the schedule anticipated, from the acquisition of the TTS Business;

•
Vertex has incurred, and will continue to incur, significant integration costs in connection with its acquisition of the TTS Business;

•
a substantial portion of Vertex’s revenue is derived from contracts awarded through a competitive bidding process, and its revenue and profitability may be adversely affected if it is unable to compete effectively in the bidding process or if there are delays in the procurement process, including those caused by its competitors protesting major contract awards received by it;

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Vertex’s results of operations and cash flows are substantially affected by its mix of fixed-price, cost-plus and time-and-material contracts. In particular, the majority of Vertex’s contracts are fixed-price which subjects it to losses in the event of cost overruns or a significant increase in inflation;

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Vertex substantially depends on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Vertex’s business, financial condition, results of operations and cash flows;

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the DoD continues to modify its business practices, which could have a material effect on Vertex’s overall procurement processes and adversely impact Vertex’s current programs and potential new awards;

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as a U.S. government contractor, Vertex is subject to risks relating to U.S. government audits, investigations, and disputes;

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Vertex’s revenue is heavily dependent on U.S. government contracts and, if its reputation or relationship with the U.S. government was harmed, its revenue and growth prospects could be adversely affected;

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some of Vertex’s U.S. government work requires it and certain of its employees to qualify for and retain a government-issued security clearance and other authorizations. If Vertex is unable to hire or retain employees with adequate security clearances, it may be unable to perform its obligations to customers;

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Vertex depends on certain teaming arrangements and relationships with other contractors. If Vertex is not able to maintain these relationships, or if these parties fail to satisfy their obligations to Vertex or the customer, Vertex’s revenue, profitability and growth prospects could be adversely affected;

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Vertex is subject to litigation, environmental, anti-corruption and other legal and compliance risks;

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Vertex’s level of indebtedness and its ability to make payments on or service its indebtedness may materially adversely affect its financial and operating activities or its ability to incur additional debt; and

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Vertex’s effective tax rate and tax positions may vary.

Consequently, all of the forward-looking statements Vectrus or Vertex make in this document are qualified by the information contained in or incorporated by reference into this proxy statement, including, but not limited to, (i) the information contained under this heading, (ii) the information discussed in the section of this proxy statement entitled “Risk Factors” and (iii) the information discussed under the section entitled “Risk Factors” in Vectrus’ 2021 Form 10-K and subsequent filings by Vectrus with the SEC. See the section of this proxy statement entitled “Where You Can Find More Information.”
Neither Vectrus nor Vertex is under any obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as required by law. Persons reading this proxy statement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

RISK FACTORS
Before you vote, you should carefully consider the risks described below, and the risk factors described in the section entitled “Risk Factors” in Vectrus’ 2021 Form 10-K, which is incorporated by reference into this proxy statement. See the sections of this proxy statement entitled “Where You Can Find More Information” and “Cautionary Statement Regarding Forward-Looking Statements,” and the other information contained in this proxy statements or in the documents of Vectrus incorporated by reference into this proxy statement. In addition to those risks, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can Vectrus or Vertex assess the impact of all factors on the mergers and the combined company following the mergers or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.
Risks Relating to the Mergers
Regulatory approval could prevent, or substantially delay, consummation of the mergers.
The special meeting of Vectrus shareholders at which the stock issuance proposal, the charter amendment proposal and the adjournment proposal will be considered may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. In this event, if the various shareholder approvals are approved, Vectrus may subsequently agree to conditions without further seeking shareholder approval, even if such conditions could have an adverse effect on Vectrus or the combined company, except as required by applicable law.
For a more complete summary of the requirements of Vectrus and Vertex related to regulatory approvals and the regulatory approvals that must be satisfied or waived prior to completion of the mergers, see the sections of this proxy statement entitled “The Merger Agreement — Efforts to Obtain Regulatory Approval,” “The Merger Agreement — Conditions to Completion of the Mergers,” and “The Mergers — Regulatory Approvals.”
The mergers are subject to many closing conditions, and if these conditions are not satisfied or waived, the mergers may not be completed.
The mergers are subject to a number of closing conditions set forth in the merger agreement that must be satisfied, including the approval by our shareholders of the stock issuance proposal and the charter amendment proposal, the absence of any law, injunction or other governmental order prohibiting the consummation of the mergers and the authorization of the listing on the NYSE of the shares of our common stock to be issued in connection with the mergers.
The closing is also subject to the satisfaction or waiver of a number of other conditions, including, among others, the accuracy of representations and warranties in the merger agreement (subject to certain materiality qualifiers, and other customary exceptions), the performance in all material respects by us and Vertex of our respective obligations under the merger agreement, the absence of a material adverse effect on Vertex or us, the receipt by us and Vertex of officer certificates signed on behalf of Vertex, with respect to the certificate to be received by us, and signed on behalf of us, Merger Sub Inc. and Merger Sub LLC with respect to the certificate to be received by Vertex, certifying the satisfaction of the preceding conditions. In addition, the closing is subject to the execution and delivery by us, Vertex and holders of Vertex common stock of the shareholders’ agreement and the registration rights agreement. See the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers” for a further discussion of these agreements.
For a more complete summary of the conditions that must be satisfied or waived prior to completion of the mergers, see the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers.”
There can be no assurance as to whether or when the conditions to the closing will be satisfied or waived or as to whether or when the mergers will be consummated.

The value of the consideration Vertex stockholders will receive depends on the market value of Vectrus stock, which may fluctuate.
The percentage of Vectrus equity to be issued to Vertex stockholders as consideration for the mergers will be determined based on an exchange ratio set forth in the merger agreement as a result of negotiations between the parties that will not be adjusted even if there is a change in the value of our company. The lack of adjustment to the exchange ratio may result in the value of the merger consideration increasing or decreasing based on changes in the trading price of Vectrus’ common stock following the announcement of the mergers.
The financial forecasts for each of Vectrus, Vertex and the combined company contained herein have not been audited and are subject to change.
This proxy statement includes certain financial forecasts for Vectrus and Vertex. The financial forecasts have been prepared by management of Vectrus or Vertex, as applicable, and neither company’s independent accountants have audited or reviewed such financial information. The financial forecasts were prepared in connection with the mergers and should not be considered financial guidance. There can be no assurance that Vectrus’ or Vertex’s actual results for the periods presented herein will not differ from the financial forecasts presented herein and such changes could be material. See the section of this proxy statement entitled “Certain Unaudited Prospective Financial Information Utilized by Our Board and Financial Advisor.”
Vectrus will enter into the shareholders’ agreement with the Former Vertex Stockholders, which provides the Vertex Holdco Parties with certain rights over company matters.
The merger agreement contemplates that, as an additional condition to the closing, at the closing, Vectrus will enter into the shareholders’ agreement with Vertex and the Former Vertex Stockholders. The shareholders’ agreement will establish certain rights, restrictions and obligations of the Former Vertex Stockholders, and will set forth other arrangements relating to Vectrus, including the right of the Vertex Holdco Parties to initially designate five (5) directors for nomination to the board of directors of the combined company, subject to the Former Vertex Stockholders maintaining certain beneficial ownership of Vectrus’ common stock. The interests of the parties to the shareholders’ agreement may differ from those of other holders of Vectrus common stock. See the section of this proxy statement entitled “Shareholders’ Agreement.”
The mergers may not be accretive and may cause dilution to Vectrus’ adjusted diluted earnings and free cash flow per share, which may negatively affect the market price of Vectrus’ common stock.
Vectrus and Vertex currently anticipate that the mergers will be accretive to Vectrus’ adjusted diluted earnings and free cash flow per share in the first full year following the consummation of the mergers, after adjusting for, among other things, amortization of acquired intangibles. This expectation is based on preliminary estimates, which may change materially. Vectrus could also encounter additional transaction and integration-related costs or other factors such as failure to realize all of the benefits anticipated in the mergers. All of these factors could cause dilution to Vectrus’ adjusted diluted earnings and free cash flow per share or decrease or delay the expected accretive effect of the mergers and cause a decrease in the market value of Vectrus’ common stock.
The termination of the merger agreement could negatively impact us.
The merger agreement may be terminated at any time prior to the first effective time, whether before or after receipt of the approval of Vectrus shareholders of the stock issuance proposal and the charter amendment proposal or the effectiveness of the Vertex stockholder consent, Merger Sub Inc. stockholder consent and Merger Sub LLC member consent, by action taken or authorized by the board of directors of the terminating party or parties, (i) by mutual consent of Vertex and Vectrus, (ii) by either Vertex or Vectrus if any governmental entity of competent jurisdiction will have issued a final and non-appealable order permanently enjoining or otherwise prohibiting the consummation of the mergers and other transactions contemplated by the mergers, except that no party may seek to terminate for this reason if such party’s breach of its obligations under the merger agreement primarily causes or results in the issuance of such order, (iii) by either Vertex or Vectrus if Vectrus fails to obtain the approval of Vectrus shareholders of the stock issuance proposal or the charter amendment proposal, (iv) by either Vertex or Vectrus if the mergers will not have been consummated on or before September 7, 2022 except that no party may seek to terminate for this reason if such party’s breach of its obligations under the merger agreement primarily causes or results in the failure of the mergers to be consummated by such date, (v) by Vertex if (a) the Board will have effectuated a Vectrus change in recommendation at any time prior to receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting or (b) Vectrus will have breached any of its obligations under the merger agreement, (vi) by Vertex if there will have been a breach of any of the representations or warranties or a failure to perform any covenant or agreement as set forth in the merger agreement on the part of Vectrus, Merger Sub Inc. or Merger Sub LLC (subject to certain materiality exceptions, other customary exceptions and a customary cure right), (vii) by Vertex if Vectrus breaches its obligation not to solicit, initiate or knowingly encourage or knowingly facilitate the submission of inquiries, proposals or offers relating to or that would reasonably be expected to lead to any superior proposal (as defined below) from a third party, (viii) by Vectrus if there will have been a breach of any of the representations or warranties or a failure to perform any covenant or agreement as set forth in the merger agreement on the part of Vertex (subject to certain materiality exceptions, other customary exceptions and a customary cure right) or (ix) by Vectrus in order to accept a superior proposal and enter into an alternative acquisition agreement. If the merger agreement is terminated for any reason, our ongoing business may be adversely affected and, without realizing any of the anticipated benefits of having completed the mergers, we would be subject to a number of risks, including the following:
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the market price of our common stock could decline;

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if the merger agreement is terminated and our Board seeks another business combination, our shareholders cannot be certain that we will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Vertex has agreed to in the merger agreement;

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time and resources, financial and otherwise, committed by our management team to matters relating to the mergers could otherwise have been devoted to pursuing other beneficial opportunities for our company;

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we may experience negative reactions from the financial markets and from our customers or employees; and

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we may be required to pay our costs relating to the mergers, including legal, accounting, financial advisory, financing and printing fees, whether or not the mergers are completed.

If the merger agreement is terminated, under specified circumstances, we may be required to pay Vertex a termination fee of $16.6 million. See the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement; Termination Fees” for a more complete discussion of the circumstances under which the merger agreement could be terminated and the termination fee may become payable.
In addition, if the mergers are not completed, we could be subject to litigation related to any failure to complete the mergers or related to any enforcement proceeding commenced against us to perform our obligations under the merger agreement. The materialization of any of these risks could materially and adversely impact our ongoing business.
We and Vertex will be subject to certain operating restrictions until consummation of the mergers and business uncertainties until and following the consummation of the mergers.
Uncertainty about the effect of the mergers on employees and customers may have an adverse effect on us, Vertex or the combined company following the mergers. These uncertainties could disrupt our business or the business of Vertex and cause customers, suppliers, vendors, partners and others that deal with us and Vertex to defer entering into contracts with us and Vertex, defer making other decisions concerning us and Vertex or seek to change or cancel existing business relationships with us and Vertex. Retention and motivation of certain employees may be challenging during the pendency of the mergers due to uncertainty about their future roles and difficulty of integration. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business following the mergers could be negatively impacted. In addition, the merger agreement restricts us and Vertex from making certain acquisitions and investments and imposes certain other restrictions on the conduct of each party’s business until the mergers occur without the consent of the other party. These restrictions may negatively affect each party’s business and operations or prevent either party from pursuing attractive business opportunities that may arise prior to the completion of the mergers which may reduce the profitability of the combined company. See the section of this proxy statement entitled “The Merger Agreement — Conduct of Business” for a description of the restrictive covenants to which each of Vectrus and Vertex is subject.
The merger agreement contains restrictions on our ability to pursue alternatives to the mergers.
The merger agreement contains non-solicitation provisions that, subject to limited exceptions, restrict our and our subsidiaries’ ability to, directly or indirectly, solicit, initiate or take any action to knowingly facilitate or knowingly encourage or induce any inquiries, indications of interest or proposal or the submission of any proposals or offers that constitute or could reasonably be expected to lead to any acquisition proposal. Further, subject to limited exceptions, consistent with applicable law, the merger agreement provides that our Board will not withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) in a manner adverse to Vertex its recommendation that our shareholders vote in favor of the stock issuance proposal and the charter amendment proposal. Although our Board is permitted to take certain actions in response to a superior proposal or an intervening event if (subject to compliance with the provisions of the merger agreement) it determines in good faith (after consultation with Vectrus’ outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, doing so in specified situations could require us to pay to Vertex a termination fee of $16.6 million. See the sections of this proxy statement entitled “The Merger Agreement — No Solicitation by Vectrus,” “The Merger Agreement — No Solicitation by Vertex” and “The Merger Agreement — Termination of the Merger Agreement; Termination Fees” for a more complete discussion of these restrictions and consequences.
Such provisions could discourage a potential acquiror that might have an interest in making a proposal from considering or proposing any such transaction. There also is a risk that the requirement to pay the termination fee or expense payment to Vertex in certain circumstances may result in a potential acquiror proposing to pay a lower per share price to acquire us than it might otherwise have proposed to pay.
Completion of the mergers may require consents or trigger change in control or other provisions in certain agreements to which Vectrus or Vertex, as applicable, is a party.
The completion of the transactions may require consents or trigger change in control or other provisions in certain agreements to which Vectrus or Vertex, as applicable, is a party. If Vertex and Vectrus are unable to obtain consents or negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, discontinuing business relationships or seeking monetary damages. Even if Vertex and Vectrus are able to obtain consent or negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Vectrus. Such action could cause the combined company to lose business, increase the cost of doing business and/or lower profitability or have other adverse financial impacts.
Litigation filed against Vectrus, Vertex, Merger Sub Inc., Merger Sub LLC and/or the members of the Board could prevent or delay the consummation of the mergers or result in the payment of damages following completion of the mergers.
In connection with the mergers, third parties may file lawsuits against Vectrus, Vertex, Merger Sub Inc., Merger Sub LLC and/or the members of the Board. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, any such lawsuits could prevent or delay completion of the mergers and result in substantial costs to Vectrus, Vertex or the combined company following the mergers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the mergers are completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows.

The unaudited pro forma combined financial information and prospective financial information included in this proxy statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined company following the mergers may differ materially.
The unaudited pro forma combined financial information and prospective financial information contained in this proxy statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, do not represent the actual financial condition or results of operations of Vectrus and Vertex prior to the mergers and may not be an indication of financial condition or results of operations of the combined company following the mergers for several reasons. The actual financial condition and results of operations of Vectrus and Vertex prior to the mergers and those of the combined company following the mergers may not be consistent with, or evident from, these unaudited pro forma combined financial information and prospective financial information. In addition, the assumptions used in preparing the unaudited pro forma combined financial information and prospective financial information may not be realized, and other factors may affect Vectrus’ and Vertex’s respective financial condition or results of operations prior to the mergers and the combined company’s financial condition or results of operations following the mergers. In connection with the preparation of the unaudited pro forma combined financial information included in this proxy statement, Vectrus has begun to, and, following the mergers, the combined company will continue to, conduct a review of accounting policies of Vertex in an effort to determine if differences in accounting policies require restatement or reclassification of results of operations or reclassification of assets or liabilities to conform to Vectrus’ accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information contained in this proxy statement. Any potential decline in Vectrus’, Vertex’s or the combined company’s financial condition or results of operations may cause significant variations in the pro forma financial statements, Vectrus’ stock price and the stock price of the combined company following the closing.
We may waive one or more of the conditions to the mergers without resoliciting shareholder approval.
We may determine to waive, in whole or in part, one or more of the conditions to our obligations to complete the mergers, to the extent permitted by applicable laws. We will evaluate the materiality of any such waiver and its effect on our shareholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement and resolicitation of proxies is required or warranted. In some cases, if our Board determines that such a waiver is warranted but that such waiver or its effect on our shareholders is not sufficiently material to warrant resolicitation of proxies, we have the discretion to complete the mergers and the stock issuance without seeking further shareholder approval. Any determination whether to waive any condition to the mergers or as to resoliciting shareholder approval or amending this proxy statement as a result of a waiver will be made by us at the time of such waiver based on the facts and circumstances as they exist at that time.
The mergers cannot be completed without the approval of the stock issuance proposal and the charter amendment proposal.
Pursuant to the merger agreement, approval of both the stock issuance proposal and the charter amendment proposal are conditions to the consummation of the mergers. Accordingly, the mergers cannot be completed unless Vectrus shareholders approve both the stock issuance proposal and the charter amendment proposal (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal). While a vote of Vectrus shareholders is not required to adopt the merger agreement, the approval of Vectrus’s shareholders is required under applicable NYSE rules in order for Vectrus to be authorized to issue the shares of Vectrus common stock to the stockholders of Vertex as the merger consideration. Approval of the stock issuance proposal under NYSE rules requires that the majority of the votes cast at a duly called and held meeting of Vectrus’ shareholders at which a quorum is present (in person or represented by proxy) vote in favor of the stock issuance proposal. Approval of the charter amendment proposal requires that the number of shares voted “FOR” the charter amendment proposal exceeds the number of votes cast “AGAINST” the charter amendment proposal), assuming a quorum is present (in person or represented by proxy) at the special meeting. If any of the required votes are not obtained from Vectrus shareholders, the merger agreement may be terminated in accordance with its terms and the mergers may not be consummated (subject to a potential waiver by the parties of the condition to receive approval of the charter amendment proposal).
Certain of Vectrus’ executive officers may have interests in the mergers that may differ from, or be in addition to, the interests of Vectrus shareholders.
Vectrus’ executive officers have interests in the mergers that may be different from, or in addition to, the interests of Vectrus’ shareholders generally. The material interests considered by the Board were as follows:
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The consummation of the merger will constitute a “change in control” for purposes of our long-term incentive plan and special senior executive pay plan which may give rise to the accelerated vesting of equity awards and the payment of severance to our executives in the event their employment is terminated by Vectrus without cause or by the executives for good reason, in each case, in the two year period following the mergers.

The Board was aware of these interests and considered them, among other matters, in approving the merger agreement and the mergers and in determining to recommend to Vectrus shareholders that they vote to approve the stock issuance proposal and the charter amendment proposal. See the section of this proxy statement entitled “The Mergers — Interests of Vectrus’ Executive Officers in the Mergers” for a description of the interests of Vectrus’ executive officers with respect to the mergers.
If our due diligence investigation of Vertex was inadequate or if unexpected risks related to Vertex’s business materialize, it could have a material adverse effect on our shareholders’ investment.
Even though we conducted a due diligence investigation of Vertex, we cannot be sure that our diligence surfaced all material issues that may be present inside Vertex or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Vertex and its business and outside of its control will not arise later. If any such material issues arise, they may materially and adversely impact the ongoing business of the combined company and our shareholders’ investment.
Vectrus does not have a contractual right to make indemnification claims against Vertex or its stockholders for the breach of any representations, warranties, or covenants made by Vertex in the merger agreement.
Under the merger agreement, Vectrus does not have a right to make contractual claims against Vertex or its stockholders after the closing, including for a breach by Vertex of the representations and warranties made, or for violation of certain covenants in the merger agreement. If Vertex breaches the representations, warranties or covenants made in the merger agreement, it may materially and adversely impact the ongoing business of the combined company and our shareholders’ investment, for which we may have no recourse against Vertex or its stockholders.
Risks Relating to the Combined Company Following the Mergers
The market price for the combined company’s common stock may be affected by factors different from those that historically have affected our common stock.
Following the mergers, our shareholders will become shareholders of the combined company. The combined company’s business will differ from that of Vectrus, and accordingly the results of operations of the combined company following the mergers will be affected by some factors that are different from those currently affecting our results of operations. This proxy statement describes the business of Vertex and incorporates by reference important information regarding our business and also describes important factors to consider in connection with those businesses and the business of the combined company. For a discussion of these matters, see, for example, the sections of this proxy statement entitled “Description of Vertex Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex,” and “Unaudited Pro Forma Combined Financial Information” as well as the section of this proxy statement entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

The combined company will meet the requirements to be a “controlled company” within the meaning of the rules of the NYSE and, as a result, will qualify for, and intends to rely on, exemptions from certain corporate governance standards, which limit the presence of independent directors on its board of directors or board committees.
Following the mergers, approximately 62.25% of the outstanding shares of the common stock of the combined company will be held by holders of the equity interests of Vertex, on a fully diluted basis, and approximately 37.75% will be held by the holders of the common stock of Vectrus, on a fully diluted basis. Vertex Holdco, an affiliate of AIP Fund VI, will own approximately 58% of the fully diluted shares of the common stock of the combined company.
As a result, the combined company will be a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and will be exempt from certain governance requirements otherwise required by the NYSE. Under Section 303A, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended for selection by a majority of the independent directors or by a nominating/corporate governance committee composed solely of independent directors. Following the consummation of the mergers, the combined company will continue to have an audit committee that is composed entirely of independent directors.
As a result, the procedures for approving significant corporate decisions could be determined by directors who have a direct or indirect interest in such decisions, and the combined company’s shareholders will not have the same protections afforded to shareholders of other companies that are required to comply with the independence rules of the NYSE.
Combining the two companies may be more difficult, costly or time-consuming than expected and the anticipated benefits and cost savings of the mergers may not be realized.
We and Vertex have operated and, until the completion of the mergers, will continue to operate independently. The success of the mergers, including anticipated benefits and cost savings, will depend, in part, on our ability to successfully combine and integrate our business with Vertex’s. We may not realize the benefits of the mergers, including, among other things: (i) the expectation that combining Vectrus and Vertex would create a larger, stronger company with (a) an enhanced ability to compete for more integrated business opportunities, (b) a more diversified revenue base across geographies, clients and contract types in supporting missions for the U.S. Department of Defense (the “DoD”) and other government agencies, and (c) a combined contract portfolio that will be more balanced across the government agencies served or (ii) the expectation that Vectrus will be able to use free cash flow to reduce its indebtedness.
The mergers will involve the integration of Vertex’s business with our existing business, which is a complex, costly and time-consuming process. Furthermore, Vertex’s current process of integrating its TTS Business, which still relies on certain operating and support services from Raytheon Company, could further increase the complexity and costs of integrating our and Vertex’s businesses following the mergers. It is possible that the pendency of the mergers and/or the integration process could result in material challenges, including, without limitation:
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the diversion of management’s attention from ongoing business concerns and performance shortfalls at one or both of the companies as a result of the devotion of management’s attention to the mergers;

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managing a larger combined company;

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the creation of a new executive management team that combines certain members of Vectrus’ current management team with certain members of Vertex’s current management team;

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maintaining employee morale and retaining key management and other employees;

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the possibility of faulty assumptions underlying expectations regarding the integration process;

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retaining existing business and operational relationships and attracting new business and operational relationships;

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consolidating corporate and administrative infrastructures and eliminating duplicative operations and inconsistencies in standards, controls, procedures and policies;

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integrating the companies’ financial reporting and internal control systems, including compliance by the combined company with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules promulgated thereunder by the SEC;

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coordinating geographically separate organizations;

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maintaining and protecting the competitive advantages of each of Vectrus and Vertex, including the trade secrets, know-how and intellectual property related to its processes;

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unanticipated issues in integrating information technology, communications and other systems; and

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unforeseen expenses or delays associated with the mergers.

Many of these factors will be outside of the combined company’s control, and any one of them could result in delays, increased costs, decreases in revenues and diversion of management’s time and energy, which could materially affect the combined company’s financial position, results of operations and cash flows.
If we or Vertex experience difficulties with the integration process, the anticipated benefits of the mergers may not be realized fully or at all, or may take longer to realize than expected. These integration matters could have an adverse effect on (i) each of Vectrus and Vertex during this transition period and (ii) the combined company for an undetermined period after completion of the mergers. In addition, the actual cost savings of the mergers could be less than anticipated.
See the section of this proxy statement entitled “— Risks Relating to Vertex’s Business and Operations — Vertex has incurred, and will continue to incur, significant integration costs in connection with its acquisition of the TTS Business” for a discussion of risks relating to the integration of the business and operations of the TTS Business within Vertex.
The future results of the combined company may be adversely impacted if the combined company does not effectively manage its expanded operations following the completion of the mergers.
Following the completion of the mergers, the size of the combined company’s business will be significantly larger than the current size of either our or Vertex’s respective businesses. The combined company’s ability to successfully manage this expanded business will depend, in part, upon management’s ability to design and implement strategic initiatives that address not only the integration of two discrete companies, but also the increased scale and scope of the combined business with its associated increased costs and complexity. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the mergers.
The combined company is expected to incur substantial expenses related to the completion of the mergers and the integration of Vectrus and Vertex.
We and Vertex have incurred, and expect to continue to incur, a number of nonrecurring costs associated with the mergers and combining the operations of the two companies. The substantial majority of nonrecurring expenses will be comprised of transaction and regulatory costs related to the mergers. The combined company also will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. We and Vertex continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the mergers and the integration of the two companies’ businesses. Furthermore, Vertex’s current process of integrating its TTS Business, which still relies on certain operating and support services from Raytheon Company, could further increase the complexity and costs of integrating our and Vertex’s businesses following the mergers.

Anti-takeover defenses may delay or prevent future mergers.
Provisions contained in Vectrus’ articles of incorporation and bylaws and certain provisions of Indiana law could make it more difficult for a third party to acquire Vectrus, even if doing so might be beneficial to our shareholders. These provisions could limit the price that some investors might be willing to pay in the future for shares of Vectrus common stock and may have the effect of delaying or preventing a change in control.
Following the mergers, the composition of the combined company board of directors will be different than the current composition of the Board.
Upon consummation of the mergers, the composition of the board of directors of the combined company will be different than the current Board. The Board currently consists of nine directors. Upon the consummation of the mergers, the board of directors of the combined company will consist of eleven members, five of whom will be designated by Vertex, five of whom will be designated by Vectrus, and one of whom will be the Chief Executive Officer of Vectrus as of immediately prior to the closing. Further, the Vertex Holdco Parties will have the ability to designate directors, so long as Former Vertex Stockholders own certain specified thresholds of combined company common stock, which thresholds are described in this proxy statement and in the shareholders agreement. For a discussion of the combined company’s corporate governance structure, see the section of this proxy statement entitled “Governance of the Combined Company Following the Mergers.
This new composition of the board of directors of the combined company may affect the future decisions of the combined company.
Our existing shareholders will have significantly less influence, as a group, as shareholders of the combined company following the closing than as shareholders of Vectrus.
Following the mergers, approximately 62.25% of the outstanding shares of the common stock of the combined company will be held by holders of the equity interests of Vertex, on a fully diluted basis, and approximately 37.75% will be held by the holders of the common stock of Vectrus, on a fully diluted basis. Consequently, our existing shareholders, as a group, will exercise significantly less influence over the management and policies of the combined company than they currently may have over our management team and policies.
Through their indirect ownership of a majority of our voting power and the provisions set forth in the amended and restated articles of incorporation, the amended and restated bylaws, and the shareholders’ agreement, AIP Fund VI and its affiliates will have the ability to designate and elect a majority of the combined company’s directors following Vectrus’ 2024 annual shareholders meeting. Further, AIP Fund VI and its affiliates will also have control over all other matters submitted to shareholders for approval, including changes in capital structure, transactions requiring stockholder approval under Delaware law, and corporate governance, subject to the terms of the shareholders’ agreement that require the Vertex Holdco Parties to vote in a specified manner in director elections. AIP Fund VI and its affiliates may have different interests than other holders of Vectrus common stock and may make decisions adverse to such holders’ interests.
Among other things, AIP Fund VI’s and its affiliates’ control could delay, defer, or prevent a sale of Vectrus that Vectrus’ other shareholders support, or, conversely, this control could result in the consummation of such a transaction that other shareholders do not support. This concentrated control could discourage a potential investor from seeking to acquire Vectrus common stock and, as a result, might harm the market price of Vectrus common stock.
For further information on risks related to Vertex being a controlled company, see the section of this proxy statement entitled “— Risks Relating to the Combined Company Following the Mergers — The combined company will meet the requirements to be a “controlled company” within the meaning of the rules of the NYSE and, as a result, will qualify for, and intends to rely on, exemptions from certain corporate governance standards, which limit the presence of independent directors on its board of directors or board committees.”

In connection with the mergers, the combined company will assume significantly more indebtedness than Vectrus’ current indebtedness, which could adversely affect it, including decreasing its business flexibility and increasing its interest expense.
In connection with the mergers, the combined company expects to incur significant additional indebtedness, including under the Incremental Term Loan Facility and the Incremental ABL Facility (each as defined in the section entitled “Financing Matters”) which could adversely affect it, including by decreasing its business flexibility and increasing its interest expense. As of December 31, 2021, we had approximately $105.4 million of aggregate debt outstanding. The combined company’s pro forma long-term indebtedness as of December 31, 2021, after giving effect to the mergers, would have been approximately $1,316.8 million on a consolidated basis. For a more complete description of the financial impact of the combined company’s indebtedness, see the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information.” For a more complete description of the additional indebtedness to be incurred by the combined company in connection with the mergers, see the section of this proxy statement entitled “Financing Matters.”
The amount of cash required to pay interest on the combined company’s increased indebtedness levels following completion of the mergers, and thus the demands on the combined company’s cash resources, is expected to be greater than the amount of cash flows required to service our indebtedness prior to the mergers. The increased levels of indebtedness following completion of the mergers could also reduce funds available for working capital, capital expenditures, acquisitions, the repayment or refinancing of the combined company’s indebtedness as it becomes due and other general corporate purposes and may create competitive disadvantages for the combined company relative to other companies with lower debt levels. If the combined company does not achieve the expected benefits and cost savings from the mergers, or if the financial performance of the combined company does not meet current expectations, then its ability to service its indebtedness may be adversely impacted.
Moreover, in the future the combined company may be required to raise substantial additional financing to fund working capital, capital expenditures, the repayment or refinancing of its indebtedness, acquisitions or other general corporate requirements. The combined company’s ability to arrange additional financing or refinancing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. The combined company cannot assure you that it will be able to obtain additional financing or refinancing on terms acceptable to it or at all.
Additionally, certain of the combined company’s financial obligations and instruments, including the secured credit facilities, as well as financial instruments that it holds or uses, are or may be made at variable interest rates that use LIBOR (or metrics derived from or related to LIBOR) and/or the Secured Overnight Financing Rate as a benchmark for establishing the applicable interest rate. On March 5, 2021, the U.K.’s Financial Conduct Authority publicly announced that all U.S. Dollar LIBOR settings will either cease to be provided by any administrator or no longer be representative (i) immediately after December 31, 2021 for one-week and two-month U.S. Dollar LIBOR settings and (ii) immediately after June 30, 2023 for the remaining U.S. Dollar LIBOR settings. In addition, as a result of supervisory guidance from U.S. regulators, some U.S. regulated entities will cease to enter into new LIBOR contracts after December 31, 2021. The Federal Reserve Bank of New York now publishes the Secured Overnight Financing Rate based on overnight U.S. Treasury repurchase agreement transactions, which has been recommended as the alternative to U.S. dollar LIBOR by the Alternative Reference Rates Committee convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York. The potential consequences from discontinuation, modification or reform of LIBOR, implementation of alternative reference rates, including the Secured Overnight Financing Rate, and any interest rate transition process cannot be fully predicted and may have an adverse impact on values of LIBOR-linked securities and other financial obligations or extensions of credit and may involve, among other things, increased volatility or illiquidity in markets for instruments that rely on LIBOR, reductions in effectiveness of related transactions such as hedges, increased borrowing costs, uncertainty under applicable documentation, or difficult and costly consent processes.
The secured credit facilities include fallback language providing for a mechanism to convert to a new reference rate in the event that LIBOR ceases to exist. In certain circumstances, such transition may also occur at the election of Vertex and the administrative agent under the respective credit facility. This could materially and adversely affect Vertex’s results of operations, cash flows and liquidity. The methodology for calculating these reference rates differs in a number of respects from the methodology for calculating LIBOR, and they are not expected to be the economic equivalent of LIBOR. As a result of such differences in methodology, among other factors, it is possible that these rates will perform differently from LIBOR in future periods and may be more volatile. Additionally, there can be no assurance that the new reference rates will attain market acceptance as replacements of LIBOR. These interest rates will fluctuate with changing market conditions and, if they increase, our interest expense will also increase. The market transition away from LIBOR to alternative reference rates is complex and could have a range of material adverse effects on our business, financial condition and results of operations. In particular, increased interest rate expense would adversely affect our cash flow and our ability to service our indebtedness and fund our operations.
Following the mergers, the combined company’s variable rate indebtedness will subject it to interest rate risk, which could cause its debt service obligations to increase significantly.
Borrowings under the secured credit facilities are at variable rates of interest and will expose the combined company to interest rate risk. If interest rates were to increase, the combined company’s debt service obligations on its variable rate indebtedness would increase even though the amount borrowed would remain the same, and its ability to generate cash from operations and other cash flows, including cash available for servicing its indebtedness, would correspondingly decrease.
The combined company may in the future enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce future interest rate volatility of its variable rate indebtedness. However, due to risks for hedging gains and losses and cash settlement costs, the combined company may not elect to maintain such interest rate swaps, and any swaps may not fully mitigate its interest rate risk.
The agreements that will govern the indebtedness to be incurred in connection with the mergers will contain various covenants that impose restrictions on the combined company and certain of its subsidiaries that may affect its ability to operate its businesses.
The agreements that will govern the indebtedness to be incurred in connection with the mergers will contain various affirmative and negative covenants that may, subject to certain significant exceptions, restrict the ability of the combined company and certain of its subsidiaries to incur debt and the ability of the combined company and certain of its subsidiaries to, among other things, have liens on their property, and/or merge or consolidate with any other person or sell or convey certain of their assets to any one person, and engage in certain sale and leaseback transactions. The ability of the combined company and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate its repayment obligations and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, the combined company might not have sufficient funds or other resources to satisfy all of its obligations.
For further information on the risks related to the covenants governing the indebtedness of the combined company, see the section of this proxy statement entitled “— Risks Related to Vertex’s Business and Operations — The secured credit facilities impose restrictions that limit Vertex’s operating flexibility and could materially adversely affect its ability to obtain additional financing, manage its business, result in additional expenses, and or require indebtedness to become immediately payable if financial covenants are violated or if an event of default occurs.”
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the combined company following the mergers or the combined company’s indebtedness could make it more difficult or costly for the combined company to obtain additional financing in the future.
We and Vertex have been and, following the consummation of the mergers, the combined company will be rated by one or more nationally recognized rating agencies and may in the future be rated by additional rating agencies. There can be no assurance that any rating assigned to the combined company will be as favorable as our or Vertex’s rating nor will such combined company rating remain as favorable for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in the combined company’s business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal) could make it more difficult or more expensive for the combined company to obtain additional debt financing on terms acceptable to the combined company or at all in the future.
Sales of shares of our common stock after the mergers may negatively affect the market price of our common stock.
If Vertex Holdco or the other Former Vertex Stockholders sell substantial amounts of our common stock in the public market following the mergers, the market price of our common stock could decrease. Following the mergers, approximately 62.25% of the outstanding shares of the common stock of the combined company will be held by the holders of the equity interests of Vertex as of immediately prior to the first effective time, on a fully diluted basis, and approximately 37.75% will be held by the holders of the common stock of Vectrus, on a fully diluted basis. The merger consideration held by Former Vertex Stockholders will generally be eligible for resale subject to a six-month lockup period pursuant to the terms of the shareholders’ agreement and certain limitations under applicable federal securities laws. Further, the terms of the registration rights agreement require Vectrus to file a resale shelf registration statement on Form S-3 or other applicable registration form registering all of the registrable securities held by Vertex Holdco and the other Former Vertex Stockholders within 45 calendar days after the closing and provide the parties to the registration rights agreement with rights to demand that the combined company take certain actions to facilitate and cooperate with underwritten registered offerings from time to time.
The market price of our common stock could decline once restrictions on resale by Vertex Holdco and other holders of Vertex common stock lapse. For further discussion regarding the registration rights agreement and the shareholders agreement, see the sections of this proxy statement entitled “Other Related Agreements — Shareholders Agreement” and “Other Related Agreements — Registration Rights Agreement.”
Following the consummation of the mergers, the combined company will assume certain potential liabilities relating to Vertex.
Following the consummation of the mergers, the combined company will have assumed certain potential liabilities relating to Vertex, including its outstanding legal proceedings. Vertex does not maintain or has limited remaining insurance coverage for certain of these claims and the combined company may not be able to obtain additional insurance on acceptable terms or at all that will provide adequate protection against potential liabilities related to these claims. In addition, any reserves established by Vertex or the combined company for estimated losses, including with respect to these claims, do not represent an exact calculation of actual liability but instead represent estimates of the probable loss at the time the reserve is established. Due to the inherent uncertainty underlying loss reserve estimates, additional reserves may be established from time to time, and actual losses may be materially higher or lower than the related reserve. Any of the foregoing could have a material adverse effect on the combined company’s business, financial condition or results of operations. For a detailed summary of the legal proceedings relating to Vertex, see Note 15 to the notes to Vertex’s consolidated financial statements contained elsewhere in this proxy statement. For further discussion of the risks related to potential liabilities relating to Vertex, see the section of this proxy statement entitled “— Risks Relating to Vertex’s Business and Operations — The outcome of legal disputes in which Vertex is involved from time to time is unpredictable and could require Vertex to pay potentially large damage awards in additions to the costs of defense, which would adversely affect its cash balances and profitability, and could damage its reputation.”
Following the completion of the mergers, AIP Fund VI, through its affiliate, Vertex Holdco, will be the combined company’s largest shareholder, owning approximately 58% of the fully diluted shares of the combined company’s common stock, will have the ability to exercise significant influence over decisions requiring the combined company shareholders’ approval and, pursuant to the shareholders agreement, will have consent rights over certain fundamental actions of the combined company.
Following the completion of the mergers, AIP Fund VI, through its affiliate, Vertex Holdco, will own approximately 58% of the fully diluted shares of the combined company’s common stock. As a result, AIP

Fund VI will have the ability to exercise significant influence over decisions requiring approval of the combined company’s shareholders including the election of directors, amendments to the combined company’s articles of incorporation and approval of significant corporate transactions, such as a merger or other sale of the combined company or its assets.
This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the combined company and may negatively affect the market price of the combined company’s common stock. Also, AIP Fund VI and its affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete with the combined company. AIP Fund VI or its affiliates may also pursue acquisition opportunities that are complementary to the combined company’s business and, as a result, those acquisition opportunities may not be available to the combined company.
In addition, pursuant to the shareholders agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock, the combined company will not be permitted to take certain fundamental actions without the requisite consent.
For further information on risks related to Vertex being a controlled company, see the section of this proxy statement entitled “— Risks Relating to the Combined Company Following the Mergers — The combined company will meet the requirements to be a “controlled company” within the meaning of the rules of the NYSE and, as a result, will qualify for, and intends to rely on, exemptions from certain corporate governance standards, which limit the presence of independent directors on its board of directors or board committees.” For further information on Vertex Holdco’s rights in the combined company, including certain shareholder consent rights, see the section of this proxy statement entitled “Other Related Agreements — Shareholders Agreement.”
The mergers will expose us to additional risks in our industry, as well as new risks associated with Vertex’s business.
Upon completion of the mergers, we will be subject to a variety of additional risks inherent in ours and Vertex’s industries, including increased competition, governmental regulation and litigation, as well as additional risks inherent to contracting with the U.S. government. For further information regarding risks associated with the industries Vertex operates, see the section of this proxy statement entitled” — Risks Relating to Vertex’s Business and Operations.”
If we do not successfully manage our investments in new business strategies or integrate and manage our acquired businesses or brands, our operating results may adversely be affected.
We and Vertex have pursued, and from time to time following the mergers the combined company may pursue, strategic acquisitions or other investments in order to increase our competitive position. These transactions require significant investment of time and resources and may disrupt our business and distract our management team from other responsibilities. Even if successful, these transactions could affect our and the combined company’s operating results for a number of reasons, including the amortization of intangible assets, impairment charges, acquired operations that are not yet profitable or the payment of additional consideration under earn-out arrangements if an acquisition performs better than expected. If we engage, or the combined company engages, in such transactions, we and the combined company may incur significant transaction and integration costs and have difficulty integrating personnel, operations, products or technologies or otherwise realizing synergies or other benefits from the transactions. The integration process could result in the loss of key employees, key customers, key vendors, decreases in revenue and increases in operating costs. In addition, we may assume material liabilities in an acquisition, including liabilities that are unknown at the time of the acquisition. Such transactions may dilute our earnings per share, disrupt our ongoing business, distract our management team and employees, increase our expenses, perform poorly, subject us to liabilities, and increase risk of litigation, all of which could harm the combined company’s business. Furthermore, Vertex’s current process of integrating its TTS Business, which still relies on certain operating and support services from Raytheon Company, could further increase the complexity and costs of integrating our and Vertex’s businesses following the mergers.

Furthermore, we or the combined company may incur unforeseen liabilities and obligations in connection with any of our recently completed acquisitions and any future acquisitions, including in connection with the integration or management of the acquired businesses or brands and may encounter unexpected difficulties and costs in integrating them into our or the combined company’s operating and internal control structures. We or the combined company may also experience delays in extending our respective internal control over financial reporting to newly acquired businesses, which may increase the risk of failure to prevent misstatements in our or its financial records and in our or its consolidated financial statements. Additionally, new ventures and investments are inherently risky and may not be successful, and we or the combined company may face challenges in achieving strategic objectives and other benefits expected from such investments or ventures. Any acquisitions, investments or ventures may also result in the diversion of management attention and resources from other initiatives and operations. Our or the combined company’s financial performance will depend in large part on how well we or it can manage and improve the performance of acquired businesses or brands and the success of its other investments and ventures. We cannot assure you, however, that the combined company will be able to achieve its strategic and financial objectives for such transactions. If the combined company is unable to achieve such objectives, its consolidated results could be negatively affected.
A significant number of our and Vertex’s employees are, and following the mergers, the combined company’s workforce will be, represented by labor unions, and the combined company’s business could be harmed in the event of labor disputes or prolonged work stoppages.
As of December 31, 2021, approximately 15% of our employees and 50% of Vertex’s employees were unionized. We have 21, and Vertex has 32, collective bargaining agreements with labor unions. We cannot accurately predict how stable our or the combined company’s relations will be or whether we will be able to successfully negotiate successor agreements without impact on our or the combined company’s financial condition. In addition, the presence of unions may limit our flexibility in dealing with our workforce. Work stoppages by our union employees could negatively impact our ability to provide services to the U.S. government on a timely basis, which could negatively impact our and the combined company’s results of operations and financial condition. For further discussion of risks related to Vertex’s collective bargaining agreements with labor unions and its unionized employees, see the section of this proxy statement entitled
“— Risks Relating to Vertex’s Business and Operations — A significant portion of Vertex’s employees are unionized, and its relationship with unions, including labor disputes or work stoppages, and its obligations under collective bargaining agreements could have an adverse impact on its operations or financial condition.”
We, and following the mergers, the combined company, could lose key personnel or may be unable to recruit qualified personnel.
Due to the specialized nature of our and Vertex’s business, our, Vertex’s and, following the mergers, the combined company’s future performance and rate of growth is highly dependent upon the continued services of key personnel and executive officers, the development of additional management personnel and the hiring of new qualified technical, marketing, sales, and management personnel for our and Vertex’s operations. If we, Vertex or, following the mergers, the combined company are unable to retain and motivate personnel and executive officers sufficiently to maintain our and Vertex’s current business and, following the mergers, support the projected growth and initiatives of the combined business, our and Vertex’s respective businesses and financial performances may be adversely affected.
In addition, our and Vertex’s profitability is, and the combined company’s profitability will be, affected by how efficiently we utilize each of our workforces, including our and Vertex’s ability to transition employees from completed contracts to new assignments, to hire and assimilate new employees; to hire personnel in or timely deploy expatriates to foreign countries; to manage attrition and a subcontractor workforce; and to devote time and resources to training, business development, professional development and other non-chargeable activities. Further, continued visa and other travel restrictions related to the ongoing COVID-19 pandemic as well as political unrest in other areas of the world may also impact our, Vertex’s and, following the mergers, the combined company’s ability to properly perform on existing and future contracts.
We and Vertex depend, and following the mergers, the combined company will continue to depend, on subcontractor performance.
We and Vertex rely, and the combined company will rely in the future, on third-party subcontractors to perform some of the services that we and Vertex provide to our and its customers. Disruptions of performance and problems caused by subcontractors could have an adverse effect on our and Vertex’s ability as a prime contractor or higher tier subcontractor to meet customer commitments. We and Vertex may have disputes with subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, failure to extend existing task orders or issue new task orders under a subcontract, proper invoicing, cost reasonableness, allocability, allowability, the hiring of each other’s personnel, adjustments to the scope of the subcontractor’s work, or the subcontractor’s failure to comply with applicable law or regulations. Uncertain economic conditions, including with respect to inflation, supply chain, labor shortages and political unrest, heighten the risk of financial stress of our and Vertex’s subcontractors, which could adversely impact their ability to meet their contractual obligations to us and Vertex. If any of our or Vertex’s subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our, Vertex’s and, following the mergers, the combined company’s ability to fulfill contractual obligations to customers may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our, Vertex’s or, following the mergers, the combined company’s contracts being subject to termination for default.
Litigation or legal proceedings could expose us or, following the mergers, the combined company to significant liabilities and damage our or the combined company’s reputation.
We are and, following the mergers, the combined company may be party to various litigation claims and legal proceedings which may include employment, tort, real estate, environmental, intellectual property, commercial, securities and other claims. Further, because our project sites often put our employees and others in close proximity with mechanized equipment, moving vehicles, and highly regulated materials, we may, and following the completion of the mergers, the combined company may, be exposed to possible litigation associated with risks of operating such project sites. Upon completion of the mergers, the combined company will evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. We and the combined company will establish a reserve as appropriate based upon assessments and estimates in accordance with our accounting policies. We base and, following the mergers, the combined company will base our or its assessments, estimates and disclosures on the information available to us or it at the time and rely on legal and management judgment. Actual outcomes or losses may differ materially from assessments and estimates. Costs to defend litigation claims and legal proceedings and the cost and any required actions arising out of actual settlements, judgments or resolutions of these claims and legal proceedings may negatively affect our or the combined company’s business and financial performance. Any adverse publicity resulting from allegations made in litigation claims or legal proceedings may also adversely affect our or the combined company’s reputation, which in turn could adversely affect our or the combined company’s results of operations.
Business disruptions caused by natural disasters and other crises could adversely affect our or Vertex’s business or the business of the combined company following the mergers.
We and Vertex have operations located in regions of the U.S. and internationally that may be exposed to natural disasters, such as hurricanes, tornadoes, blizzards, flooding, wildfires, droughts, freezing conditions or earthquakes. In addition, climate change related events could lead to increased frequency or severity of such natural disasters and may have a long-term impact on our, Vertex’s and following the mergers, the combined company’s business, financial condition and results of operations. Although the combined company may take proactive measures seeking to mitigate its business risks associated with climate change, there are innate climate related risks regardless of where and how it conducts its businesses. Our business, Vertex’s business, or the business of the combined company following the mergers, could also be disrupted by pandemics and other national or international crises (including, for example, COVID-19). Although preventative measures may help mitigate the damage from such occurrences, the damage and disruption to our business resulting from any of these events may be significant. If our or the combined company’s insurance and other risk mitigation mechanisms are not sufficient to recover all costs, including loss of revenue from our customers, we could experience a material adverse effect on our financial position and results of operations.
There is a rapidly evolving awareness and focus from stakeholders, such as investors, customers and current and future employees, with respect to global climate change and the related emphasis on environmental, social and governance practices, which could affect the combined company’s business.
Continued attention to issues concerning climate change or other environmental matters may result in the imposition of additional environmental regulations that seek to restrict, or otherwise impose limitations or costs upon, the emission of greenhouse gases. We cannot predict when or whether any of these various legislative and regulatory proposals may become law or what their effect will be on the combined company or its customers.
Furthermore, investor and societal expectations with respect to environmental, social and governance matters have been rapidly evolving and increasing. The combined company risks damage to its reputation if it does not act responsibly in the following key areas: inclusion and diversity, environmental stewardship, support for local communities and corporate governance and transparency. A failure to adequately meet stakeholders’ expectations may result in loss of business, diluted market valuation, an inability to attract and retain customers and talented personnel, increased negative investor sentiment toward and the diversion of investment to other industries, which could have a negative impact on the combined company’s stock price and its access to and costs of capital.
We, and the combined company following the mergers, may work in international locations where there are high security risks, which could result in harm to our employees and contractors and the incurrence of substantial costs.
Some of our and Vertex’s services, including using subcontractors, are performed in high-risk locations, including but not limited to, Iraq, certain parts of Africa, the Middle East, Asia, South America and Europe, where the country or surrounding area may have unstable governments, or in areas of military conflict, or hostile and unstable environments, including war zones, or at military installations. These operations increase the risk of an incident resulting in damage or destruction to our work or living sites or resulting in injury or loss of life to our employees, subcontractors or other third parties. We and Vertex maintain insurance to mitigate risk and potential liabilities related to our international operations, but our and Vertex’s insurance coverage may not be adequate to cover these claims and liabilities and we may be forced to bear substantial costs arising from those claims. The impact of these factors is difficult to predict, but any one or more of them could adversely affect our, Vertex’s and the combined company’s financial position, results of operations or cash flows.
Uncertainty and instability resulting from the conflict between Russia and Ukraine may negatively impact our, and the combined company’s, business, financial condition and operations.
Russia’s recent invasion of Ukraine and the uncertainty surrounding the escalating conflict could negatively impact global and regional financial markets, which could result in decreased availability of materials, increased interest rates, and other variable factors. In addition, poor relations between the U.S. and Russia, sanctions by the U.S. and the European Union against Russia, and any escalation of political tensions or economic instability in the area could have an adverse impact on our financial position, results of operations, cash flows or our business generally.
Risks Relating to Vertex’s Business and Operations
You should read and consider the following risk factors specific to Vertex’s business, which will also affect the combined company after the consummation of the mergers. Please note that the risk factors described below apply only to Vertex’s business and do not address risks relating to Vectrus’ business or the combined company. For information on risks relating to the mergers and the combined company following the mergers, please see the prior sections entitled “— Risks Relating to the Mergers” and “— Risks Relating to the Combined Company Following the Mergers.” For more information on risks relating to Vectrus’ business, please see the section of this proxy statement entitled “Risk Factors” in Vectrus’ 2021 Form 10-K and in other documents incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information” for the location of documents that are incorporated by reference into this proxy statement.
A substantial portion of Vertex’s revenue is derived from contracts awarded through a competitive bidding process, and its revenue and profitability may be adversely affected if it is unable to compete effectively in the bidding process or if there are delays in the procurement process, including those caused by its competitors protesting major contract awards received by it.
Vertex derives a substantial majority of its revenue from U.S. government contracts awarded through competitive bidding processes. Vertex’s failure to compete effectively in the current and future procurement environment would have a material adverse effect on its revenue and profitability.

The competitive bidding process involves risk and significant costs to Vertex as a business operating in this environment, including:
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the necessity to expend resources, make financial commitments and bid on engagements for systems in platforms in advance of the completion of their design, which may result in unforeseen difficulties in execution, cost overruns and, in the case of an unsuccessful competition; the loss of committed costs, the substantial cost and managerial time and effort spent to prepare bids and proposals for contracts that may not be awarded to it;

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the ability to accurately estimate and project the resources and costs that will be required to service any contract it is awarded;

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the expense and delay that may arise if Vertex’s competitors protest or challenge contract awards made to it pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction, or modification of the awarded contract; and

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any opportunity cost of not bidding and winning other contracts it might have otherwise pursued.

In circumstances where contracts are held by other companies and are scheduled to expire, Vertex still may not be provided the opportunity to bid on those contracts if the U.S. government determines to extend the existing contract. Most of the contracts for which Vertex competes are for contract periods ranging from three to ten years, and if Vertex is unable to win particular contracts through the competitive bidding process, Vertex may not be able to operate in the market for services that are provided under those contracts for the contract period. An inability to consistently win new contract awards over any extended period would have a material adverse effect on its business and results of operations. To the extent there is not otherwise demand for such services, Vertex faces the risk that it may not be able to efficiently allocate such services to other portions of its business.
The current competitive environment has resulted in an increase in the number of bid protests from unsuccessful bidders on new program awards. It can take many months for the relevant U.S. government agency to resolve protests by one or more of Vertex’s competitors for contract awards that Vertex successfully receives. In addition to the risk that the result of the award could be overturned, bid protests may result in significant expense to Vertex, the U.S. government taking corrective action, and potential modification to the contract award. Even where Vertex does not lose the awarded contract and the awarded contract is not modified, the resulting delay in the startup and funding of the work under such contracts may cause Vertex’s actual results to differ materially and adversely from those anticipated.
Vertex’s results of operations and cash flows are substantially affected by its mix of fixed-price, cost-plus and time-and-material contracts. In particular, the majority of Vertex’s contracts are fixed-price, which subjects it to losses in the event of cost overruns or a significant increase in inflation.
Vertex generates revenue through various fixed-price, cost-plus and time-and-material contracts. For a general description of Vertex’s U.S. government contracts and subcontracts, including a discussion of revenues generated thereunder and percentages of such revenue by contract type, see the section of this proxy statement entitled “— Description of Vertex’s Business.” For a description of Vertex’s revenue recognition policies, see the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex — Critical Accounting Estimates — Revenue Recognition.”
For the year ended December 31, 2021, 80 percent of Vertex’s U.S. government contract revenue was derived from fixed-price contracts that allow Vertex to potentially benefit from cost savings, but also subject it to risks of potential cost overruns, including greater than anticipated inflation or unexpected delays. Because many of these fixed-price contracts can last for years and may also involve new technologies and applications, unforeseen events, such as technological difficulties, fluctuations in the costs of parts, labor or raw materials, a significant increase in inflation, problems with suppliers and cost overruns, can result in the contractual price becoming less favorable or even unprofitable to Vertex over time. Furthermore, if Vertex does not meet contract deadlines or specifications, it may need to renegotiate fixed-price contracts on less favorable terms, be forced to pay penalties or liquidated damages or suffer major losses if the customer exercises its right to terminate. Cost overruns would also adversely impact Vertex’s results of operations, which are dependent on its ability to maximize its earnings from its contracts, and the potential risk (and potential reward) to Vertex’s revenues and profitability would be greater if its contract mix shifted toward a greater percentage of fixed-price contracts. In addition, changes in contract financing policy for fixed-price contracts, such as changes in performance and progress payments policies, including a modification of the DoD’s applicable progress payment rate, could significantly affect the timing of Vertex’s cash flows.
For the year ended December 31, 2021, 18 percent and 2 percent of Vertex’s revenues were derived from cost-plus and time-and-material contracts, respectively, substantially all of which are with U.S. government customers. For a cost-plus contract, Vertex is paid its allowable incurred costs plus a profit, which can be fixed or variable depending on the contract’s fee arrangement up to predetermined funding levels established by its U.S. government customers. For a time-and-material contract, Vertex is paid on the basis of direct labor hours expended at specified hourly rates (which include wages, overhead, allowable general and administrative expenses and profit) and materials at cost. Some of Vertex’s time-and-material contracts have hourly rates that are subject to the Service Contract Act, which, among other things, allows for some adjustment to the hourly rates over the life of the contract, while other contracts have hourly rates that remain fixed. Therefore, on cost-plus and time-and-material type contracts, Vertex does not generally bear the risks of unexpected cost overruns, provided that Vertex does not incur labor-related costs above its hourly rates or incur costs that exceed the predetermined funded amounts.
U.S. government contracts can expose Vertex to potentially large losses because the U.S. government can hold it responsible for completing a project regardless of the size or foreseeability of any cost overruns, price increases or labor shortages that occur over the life of the contract. In addition, some of Vertex’s contracts have provisions relating to cost controls and audit rights, and if Vertex fails to meet the terms specified in those contracts, Vertex may not realize the full benefits of such contracts. For further discussion of the risks related to cost control and audit rights in U.S. government contracts, see the risk factor included in this proxy statement entitled “— As a U.S. government contractor, Vertex is subject to risks relating to U.S. government audits, investigations, and disputes.”
Given broader inflation in the economy, Vertex is monitoring the risk inflation presents to active and future contracts. To date, Vertex has not seen broad-based increases in costs from inflation that are material to the business as a whole; however, if Vertex begins to experience greater than expected supply chain and labor inflation, its profits and margins under its contracts, in particular fixed-price contracts that represent a substantial majority of Vertex’s contracts, could be adversely affected.
Vertex substantially depends on U.S. government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on Vertex’s business, financial condition, results of operations and cash flows.
A U.S. government platform may be supported by the award of many different individual prime contracts and subcontracts over its lifetime, and the funding of such platform is subject to Congressional appropriations, which appropriations have been affected by larger U.S. government budgetary issues and initiatives focused on, among other things, efficiencies, affordability and cost growth and other changes to U.S. government procurement practices. Although multi-year contracts may be authorized and appropriated in connection with major procurements, Congress generally appropriates funds on a government fiscal year basis. Procurement funds are typically made available for obligation over the course of one to three years. Consequently, platforms often initially receive only partial funding, and additional funds are obligated only as Congress authorizes further appropriations. Vertex cannot predict the extent to which total funding and/or funding for individual platforms will be included, increased or reduced as part of the annual appropriations process ultimately approved by Congress and the President or in separate supplemental appropriations or continuing resolutions, as applicable. The termination of funding for a U.S. government platform would result in a loss of anticipated future revenue attributable to that platform, which could have an adverse impact on Vertex’s revenue and increase Vertex’s overall costs of doing business.
In addition to funding risks, Vertex’s U.S. government contracts are also generally subject to U.S. government oversight audits that create the risk of adjustments to contract costs and revenues. If during such oversight audit any costs are found to be improperly allocated to a specific contract, such costs will not be reimbursed and such costs already reimbursed must be refunded. The results of future audits and adjustments are unknown, and Vertex may be required to materially reduce its revenue or profits upon completion and final negotiation of audits. And while Vertex records contract revenue, including recording reserves that are estimated and maintained based on historical settlement rates, based on costs Vertex expects to realize upon final audit there can be no assurance that the expected costs that are recorded will be sufficient to offset actual audit adjustments. For further discussion of the risks related to audit rights in U.S. government contracts, see the risk factor included in this proxy statement entitled “— As a U.S. government contractor, Vertex is subject to risks relating to U.S. government audits, investigations, and disputes.”
In addition, U.S. government contracts generally contain provisions permitting termination, in whole or in part, without prior notice at the U.S. government’s convenience. While Vertex is the prime contractor in the substantial majority of its contracts, it is a subcontractor for certain contracts, and in those arrangements, the U.S. government could terminate the prime contractor for convenience without regard for Vertex’s performance as a subcontractor. Vertex may be unable to procure new contracts to offset revenue or backlog lost as a result of any termination of its U.S. government contracts. Because a substantial majority of Vertex’s revenue is dependent on its performance and payment under its U.S. government contracts, the loss of one or more large contracts could have a material adverse impact on its business, financial condition, results of operations and cash flows.
Vertex’s business is also subject to specific procurement regulations and a variety of socioeconomic and other requirements that, although customary in U.S. government contracts, increase its performance and compliance costs. These costs might increase in the future, thereby reducing Vertex’s margins, which could have an adverse effect on its business, financial condition, results of operations and cash flows. In addition, failure to comply with applicable regulations and requirements could lead to fines, penalties, repayments, compensatory and/or treble damages, suspension or debarment from U.S. government contracting or subcontracting for a period of time. Among the causes for debarment are violations of various laws and regulations, including those related to procurement integrity, export control (including International Traffic in Arms Regulations), U.S. government security, employment practices, protection of the environment, accuracy of records, proper recording of costs and foreign corruption. The termination of a U.S. government contract or relationship as a result of any of these acts would have an adverse impact on Vertex’s operations and could have an adverse effect on its standing and eligibility for future U.S. government contracts.
The DoD continues to modify its business practices, which could have a material effect on Vertex’s overall procurement processes and adversely impact Vertex’s current programs and potential new awards.
The DoD continues to pursue various initiatives designed to gain efficiencies and to focus and enhance business practices that may be adverse to Vertex’s business and its strategies. These initiatives, and the resulting changes, such as increased usage of fixed-price contracts, multi-award contracts and small and disadvantaged business set aside contracts, are having an impact on the contracting environment in which Vertex does business. Any of these changes could impact Vertex’s ability to obtain new contracts or its ability to successfully retain its existing contracts when those contracts are recompeted. These initiatives continue to evolve, and the full impact to Vertex’s business remains uncertain and subject to the way the DoD implements such initiatives. As a result of these potential changes, Vertex’s profit margins on future contracts may be reduced and may require it to make sustained efforts to reduce costs in order to realize future revenues and profits under its contracts. If Vertex cannot successfully implement a strategy to reduce or is unable to reduce the amount of these future costs, such costs could have a material adverse impact on its business, financial condition, results of operations and cash flows.
As a U.S. government contractor, Vertex is subject to risks relating to U.S. government audits, investigations, and disputes.
Vertex is subject to U.S. government investigations relating to its U.S. government contracts. Such U.S. government investigations often take years to complete and could result in administrative, civil or criminal liabilities, including repayments, fines, treble and other damages, forfeitures, restitution or penalties, or could lead to suspension or debarment of U.S. government contracting or of export privileges. For instance, if Vertex or one of its business units was charged with wrongdoing in connection with a U.S. government investigation (including fraud, or violation of certain environmental or export laws, as further described below), the U.S. government could suspend it from bidding on or receiving awards of new U.S. government contracts pending the completion of legal proceedings. If convicted or found liable, the U.S. government could fine and debar Vertex from new U.S. government contracting for a period generally not to exceed three years and could void any contracts found to be tainted by fraud. Vertex also could suffer reputational harm if allegations of impropriety were made against it, even if such allegations are later determined to be unsubstantiated. Further, Vertex’s U.S. government contracts are subject to audit, and it has received audit reports recommending the reduction of certain contract prices because, for example, cost or pricing data disclosures or cost accounting practices used to price and negotiate those contracts may not have conformed to U.S. government regulations. Some of these audit reports recommend that certain payments be repaid, delayed, or withheld, and may involve substantial amounts, which could, if the audit reports’ theories were to prevail in litigation, also have future impacts such as increasing the costs absorbed by Vertex’s commercial businesses. While Vertex has not historically made voluntary refunds, Vertex may in the future make voluntary refunds in those cases it believes appropriate. Vertex may also be required to make payments into escrow of disputed liabilities while the related litigation is pending. If the litigation is resolved in its favor, any such payments will be returned to it with interest. The Defense Contract Audit Agency (“DCAA”) and the Defense Contract Management Agency (“DCMA”) also review the adequacy of and Vertex’s compliance with its internal control systems and policies, including its accounting, purchasing, government property, estimating, earned value management and material management accounting systems. Vertex’s final allowable incurred costs for each year are subject to audit and have from time to time resulted in disputes between it and the U.S. government, including DCMA claims to recover payments for alleged noncompliance with cost accounting standards. Any costs found to be improperly allocated to a specific contract will not be reimbursed by the U.S. government or must be refunded by Vertex to the U.S. government if already reimbursed. An adverse outcome of any audit or investigation could result in civil and criminal penalties and fines, which could negatively impact its results of operations, financial condition and liquidity. In addition, if allegations of impropriety were made against Vertex, it could suffer serious reputational harm, which could negatively affect its financial position, results of operations and liquidity.
To the extent a significant deficiency is found, the DoD’s Federal Acquisition Regulation Supplement (“DFARS”) contains a rule that allows withholding of a percentage of payments when a contractor’s business system has one or more significant deficiencies. The DFARS rule applies to U.S. Government Cost Accounting Standards covered contracts that have the DFARS clause in the contract terms and conditions. Contracting officers may withhold 5% of contract payments for one or more significant deficiencies in any single contractor business system or up to 10% of contract payments for significant deficiencies in multiple contractor business systems. A significant deficiency is defined as a “shortcoming in the system that materially affects the ability of officials of the DoD to rely upon information produced by the system that is needed for management purposes.” If Vertex has significant deficiencies and contract payments are withheld, its revenue and financial position may be adversely affected.
Vertex’s revenue is heavily dependent on U.S. government contracts and, if its reputation or relationship with the U.S. government was harmed, its revenue and growth prospects could be adversely affected.
A substantial portion of Vertex’s 2021 and 2020 revenue was derived from services ultimately sold to the U.S. government, primarily the DoD, as a prime contractor. Vertex expects to continue to derive substantially all or most of its revenue from work performed under U.S. government contracts. Its reputation and relationship with the U.S. government, and in particular with the branches and agencies of the DoD, are key factors in maintaining and growing this revenue. For the year ended December 31, 2021, Vertex generated approximately 31 percent, 27 percent and 18 percent of its total revenue from the U.S. Navy, U.S. Air Force and U.S. Army, respectively. Negative Contract Performance Assessment Reports (“CPARs”) used by a U.S. government customer, press reports or publicity, which could pertain to, among other things, employee or subcontractor misconduct, conflicts of interest, termination of a contract or task order, poor contract performance, deficiencies in services, reports or other deliverables, information security breaches, business system disapprovals, or other aspects of Vertex’s business, regardless of accuracy, could harm its reputation. If Vertex’s reputation is negatively affected, it may lose its ability to conduct business in a foreign country (e.g., loss of business license), may lose a required security clearance or may be suspended or debarred from contracting with government agencies or any branch of the DoD for any reason, and, as a result, the amount of its business with the U.S. government and other customers could decrease and its future revenue and growth prospects could be adversely affected.

The consequences of current and future geo-political events are uncertain but may adversely affect the markets in which Vertex operates, its ability to insure against risks, its operations, its international regulatory compliance risks or its profitability.
Ongoing instability and current conflicts in global markets, including in Ukraine, Eastern Europe, the Middle East and Asia, and the potential for other conflicts and future terrorist activities and other recent geo-political events throughout the world, including new or increased tariffs and potential trade wars, have created and may continue to create economic and political uncertainties and impacts that could have a material adverse effect on Vertex’s business, operations and profitability. These types of matters cause uncertainty in financial and insurance markets and may significantly increase the political, economic and social instability in the geographic areas in which Vertex operates which may lead to increased costs for Vertex, such as for insurance coverages and debt (or for them to be unavailable altogether) or cancellation of contracts resulting in a loss of revenue.
In addition, Vertex is subject to a variety of U.S. and foreign laws and regulations, including, without limitation, business compliance, tax and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act. Vertex also employs international personnel and engages with foreign subcontractors and labor brokers, which requires compliance with numerous foreign laws and regulations related to labor, benefits, taxes, insurance and reporting requirements, among others, such as the European Union General Data Protection Regulation. Failure by Vertex or its subcontractors or vendors to comply with these laws and regulations could result in administrative, civil, or criminal liabilities, suspension or debarment from government contracts, which could have a material adverse effect on it.
Its business operations are also subject to additional risks associated with conducting business internationally, including, without limitation:
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Political instability in foreign countries;

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Terrorist activity by various groups in the areas in which it operates;

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Imposition of inconsistent foreign laws, regulations or policies or changes in or interpretations of such laws, regulations or policies;

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Currency exchange controls, fluctuations of currency and foreign exchange rates, and currency revaluations;

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Conducting business in places where laws, business practices and customs are unfamiliar or unknown; and

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Imposition of limitations on or increases in withholding and other taxes on payments by foreign operations.

Vertex’s failure to adapt to or mitigate these risks could affect its ability to conduct its business and adversely affect its financial position, results of operations or cash flows. For a discussion of risks and uncertainty related to the conflict between Ukraine and Russia, see the section of this proxy statement entitled “— Risks Relating to the Combined Company Following the Mergers — Uncertainty and instability resulting from the conflict between Russia and Ukraine may negatively impact our, and the combined company’s, business, financial condition and operations.”
Many of Vertex’s contract sites are inherently dangerous workplaces. Failure to maintain safe work sites and equipment or effectively respond to the impacts of COVID-19 to Vertex’s workplaces could result in environmental disasters, employee deaths or injuries, reduced profitability, the loss of projects or customers and possible exposure to litigation.
Vertex’s project sites often put its employees and others in close proximity with mechanized equipment, moving vehicles, and highly regulated materials. Additionally, the COVID-19 pandemic has introduced additional risks to Vertex’s worksites, which require additional policies and procedures. Although Vertex has safety procedures in place, if they are ineffective, Vertex may suffer the loss of or injury to its employees, as well as expose itself to possible litigation.
For a discussion of risks and uncertainty related to locations in which Vertex operates that are subject to high security risks, see the section of this proxy statement entitled “— Risks Relating to the Combined

Company Following the Mergers — We, Vertex, and the combined company following the mergers, may work in international locations where there are high security risks, which could result in harm to our employees and contractors and the incurrence of substantial costs.”
Vertex relies on internal and external information technology (“IT”) systems to conduct its business, and disruption or failure of these systems could adversely affect its business and results of operations.
Vertex utilizes, develops, installs and maintains a number of information technology systems both for it and for its customers. Additionally, Vertex utilizes and relies on external systems maintained by its service providers. These activities may involve substantial risks to its ongoing business processes including, but not limited to, accurate and timely customer invoicing, employee payroll processing, supplier and vendor payment processing, supply chain management and financial reporting. If these implementation activities are not executed successfully or if Vertex encounters significant delays in its implementation efforts, it could experience interruptions to its business processes. Under certain contracts with the U.S. government, the adequacy of its business processes and related systems could be called into question. The occurrence of such events could have a material adverse impact on Vertex’s business, financial condition, results of operations and cash flows.
Vertex could be negatively impacted by a security breach, through cyber attack, cyber intrusion, insider threats or otherwise, or other significant disruption of its IT systems and related systems or of those it operates for certain of its customers.
Vertex faces the risk of a security breach, whether through cyberattack (including, but not limited to, phishing attacks, ransomware, spoofing and denial-of-service attacks), cyber intrusion or insider threat via the Internet, malware, computer viruses, attachments to e-mails, persons inside its organization or with access to systems inside its organization, subcontractors or suppliers, threats to the physical security of its facilities and employees or other significant disruption of its IT systems and related systems or those of its suppliers or subcontractors from various threat actors, including but not limited to nation states, organized crime, other criminal enterprises, individual actors and/or advanced persistent threat groups. Vertex faces an added risk of a security breach or other significant disruption of its IT systems and related systems that it develops, installs, operates and maintains for certain of its customers, which may involve managing and protecting information relating to national security and other sensitive government functions or personally identifiable or protected health information. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion is persistent and substantial as the volume, intensity and sophistication of attempted attacks, intrusions and threats from around the world remain elevated and unlikely to diminish. As an advanced technology-based solutions provider, and particularly as a government contractor with access to national security or other sensitive government information, Vertex faces a heightened risk of a security breach or disruption from sophisticated threat actors to gain unauthorized access to its and its customers’ proprietary or classified information on its IT systems and related systems and to the IT systems and related systems that it operates and maintains for certain of its customers. These types of information and IT networks and related systems are critical to the operation of Vertex’s business and essential to its ability to perform day-to-day operations, and, in some cases, are critical to the operations of certain of its customers.
Vertex takes steps to maintain the security and integrity of these types of information and IT networks and related systems and has implemented various measures consistent with its industry standards to manage the risk of a security breach or disruption. Vertex’s efforts and measures have not been entirely effective in the case of every cyber security incident, but no known incident has had a material negative impact on us to date. Even the most well-protected information, networks, systems and facilities remain potentially vulnerable because attempted security breaches, particularly cyberattacks and cyber intrusions, or disruptions will occur in the future, and because the techniques used in such attempts are constantly evolving and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected (for example, the SolarWinds cyber incident). In some cases, the threat actors may have access to the technology and resources of foreign governments, which may be behind such attacks due to the nature of Vertex’s business and the industries in which it operates. Accordingly, Vertex may be unable to anticipate these techniques or to implement adequate security barriers or other preventative and mitigation measures, including but not limited to data backup, data recovery, and business continuity plans. Thus, it is impossible for Vertex to entirely mitigate this risk, and there can be no assurance that future cyber security incidents will not have a material negative impact on its business. A security breach or other significant disruption of Vertex’s IT systems and related systems could:
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disrupt proper functioning of these systems and, therefore, its operations and/or those of certain of its customers;

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result in unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of Vertex, its customers or its employees, including trade secrets, which could be used to compete against it or for disruptive, destructive or otherwise harmful purposes and outcomes;

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compromise national security and other sensitive government functions;

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require significant management attention and resources to remedy damages that result;

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result in costs which exceed its insurance coverage and/or indemnification arrangements;

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subject it to claims for contract breach, damages, credits, penalties or termination; and

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damage its reputation with its customers (particularly agencies of the U.S. government) and the general public.

Vertex must also rely on the safeguards put in place by customers, suppliers, vendors, subcontractors or other third parties to minimize the impact of cyber threats, other security threats or business disruptions. These third parties may have varying levels of cybersecurity expertise and safeguards, and their relationships with government contractors, such as Vertex, may increase their likelihood of being targeted by cyber threats. Vertex’s commercial arrangements with these third parties include processes designed to require that the third parties and their employees and agents agree to maintain certain standards for the storage, protection and transfer of confidential, personal and proprietary information. However, Vertex’s remains at risk of a data breach due to the intentional or unintentional non-compliance by a third party’s employee or agent, the breakdown of a third party’s data protection processes, which may not be as sophisticated as Vertex, or a cyber-attack on a third party’s information network and systems. Any or all of the foregoing could have a negative impact on Vertex’s business, financial condition, results of operations, cash flows and equity.
A significant portion of Vertex’s employees are unionized, and its relationship with unions, including labor disputes or work stoppages, and its obligations under collective bargaining agreements could have an adverse impact on its operations or financial condition.
As of December 31, 2021, Vertex was subject to 32 collective bargaining agreement covering approximately 50% of its employees. Although Vertex takes measures to maintain good relationships with its workforce, there can be no assurance that Vertex will not encounter future difficulties with renegotiation or renewals of collective bargaining arrangements. In the event Vertex is unsuccessful in its efforts to renew or renegotiate one or more collective bargaining arrangement, it could incur additional costs and experience work stoppages that could have a material impact on its ability to manufacture products or provide services on a timely basis, which could negatively impact its business, financial condition, results of operations and cash flows.
In addition, the presence of collective bargaining agreements may limit Vertex’s flexibility in dealing with its workforce, and certain collective bargaining agreements require contributions to multiemployer defined benefit pension plans. For the year ended December 31, 2021, Vertex made contributions and recognized expenses of $10.4 million related to such multiemployer pension plans. Under the Employee Retirement Income Security Act, an employer who contributes to a multiemployer pension plan, absent an applicable exemption or other mitigating circumstance, may be liable, upon withdrawal from the plan, for its proportionate share of the multiemployer pension plan’s unfunded vested benefit liabilities in the form of withdrawal liability. If Vertex were to withdraw from a multiemployer pension plan, absent an applicable exemption or other mitigating circumstance, Vertex could be assessed withdrawal liability and required to contribute a significant amount of cash to fund the multiemployer pension plan’s unfunded vested benefit liabilities, which could materially and adversely affect our financial results.

New regulations, including Executive Order 14042 concerning mandatory COVID-19 vaccination of employees of government contractors and subcontractors and recent OSHA guidance, could have a material adverse impact on our business and results of operations.
On September 9, 2021, President Biden announced proposed new rules, including Executive Order 14042, requiring COVID-19 vaccinations for all US-based federal government contractor and subcontractor employees (subject to medical and religious exemptions), regardless of company size. On September 24, 2021, the SAFER Federal Workforce Task Force issued guidance, protocols, and frequently asked questions governing implementation of the Executive Order. Vertex took steps to comply with the executive order until it was enjoined by a federal court in December 2021. If the executive order is reinstated on appeal, or new mandates are implemented, it is uncertain to what extent compliance with any such vaccine mandates may result in adverse impacts, such as employee attrition for Vertex or its subcontractors, or reduced morale or efficiency. Further, for our global employees based outside of the U.S., Vertex will be required to comply with both contractual and/or host nation requirements as it relates to the vaccine.
It is currently not possible to predict with certainty the exact impact the new regulations will have on Vertex. As a government contractor, any requirement to mandate COVID-19 vaccination or testing requirements on Vertex’s workforce could be difficult. Compliance with these new regulations could result in increased costs, employee attrition and difficulty securing future labor needs, which may have a material adverse effect on Vertex’s business, revenues and results of operation. In addition, any requirement to impose mandatory vaccination obligations on Vertex’s suppliers and subcontractors could impact the price and continuity of supply of materials or labor and Vertex’s results of operations and financial condition could be further adversely affected. In addition, OSHA recently issued guidance concerning COVID-19 impacts in the workplace, including the characterization of any adverse impacts on employees as “workplace injuries.” This characterization of COVID-19 impacts as “workplace injuries” creates additional potential liabilities for Vertex’s business. Vertex continues to actively monitor the evolving situation and may take further actions that alter its business operations as may be required by federal, state or local authorities or that Vertex determines are in the best interests of its employees and its customers.
Some of Vertex’s U.S. government work requires it and certain of its employees to qualify for and retain a government-issued security clearance and other authorizations. If Vertex is unable to hire or retain employees with adequate security clearances, it may be unable to perform its obligations to customers.
Vertex currently holds U.S. government-issued security authorizations, including facility security clearances and a majority of its employees have qualified for and hold U.S. government-issued personal security clearances necessary to qualify for and ultimately perform certain U.S. government contracts. Obtaining and maintaining security clearances for employees involves lengthy processes, and identifying, recruiting and retaining employees who already hold security clearances is difficult. If Vertex’s employees are unable to obtain or retain security clearances or if Vertex’s employees who hold security clearances terminate employment and it is unable to find replacements with equivalent security clearances, Vertex may be unable to perform its obligations to customers whose work requires cleared employees, or such customers could terminate their contracts or decide not to renew them upon their expiration. In addition, Vertex’s facility security clearances could be marked as “invalid” for several reasons, including unapproved foreign ownership, control or influence, mishandling of classified materials or failure to properly report required activities. An inability to obtain or retain Vertex’s facility security clearances or engage employees with the required security clearances for a particular contract could disqualify it from bidding for and winning new contracts with security requirements as well as result in the termination of any existing contracts requiring such clearances.
Vertex depends on certain teaming arrangements and relationships with other contractors. If Vertex is not able to maintain these relationships, or if these parties fail to satisfy their obligations to Vertex or the customer, Vertex’s revenue, profitability and growth prospects could be adversely affected.
Vertex relies on teaming relationships and other arrangements with other prime contractors or subcontractors in order to submit bids for large procurements or other opportunities where it believes the combination of services provided by it and the other companies will help it to win and perform the contract. Vertex’s future revenue and growth prospects could be adversely affected if other contractors eliminate or reduce their contract relationships with it, or if the U.S. government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract.
The improper activities of Vertex’s employees, subcontractors, agents, prime contractors or business partners could cause Vertex to lose customers and could have a significant adverse impact on its business and reputation, adversely affecting its ability to obtain new contracts.
Although Vertex has implemented policies, procedures and controls, including a code of conduct, that it requires its employees, subcontractors, agents, prime contractors or business partners to adhere to in the course of conducting Vertex’s business, improper activities such as misconduct, fraud or other acts by Vertex’s employees, subcontractors, agents, prime contractors or business partners could have a material adverse impact on its business and reputation. Such improper activities could include the failure to comply with federal, state, local or foreign government procurement regulations, regulations regarding the protection of classified or personal information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental matters, bribery of foreign government officials, lobbying or similar activities, boycotts, antitrust and any other applicable laws or regulations. And while Vertex, through its implemented policies, procedures and controls and its required training, has taken steps that are designed to prevent and detect these improper activities, these precautions may not prevent all misconduct and as a result, Vertex could face unknown risks or losses.
The outcome of legal disputes in which Vertex is involved from time to time is unpredictable and could require Vertex to pay potentially large damage awards in addition to the costs of defense, which would adversely affect its cash balances and profitability, and could damage its reputation.
Vertex is subject to, and may become a party to, a variety of litigation or claims and suits that arise from time to time in the ordinary course of its business. Adverse judgments or settlements in some or all of these legal disputes may result in significant monetary damages or injunctive relief against it. Even if Vertex is successful or if fully indemnified or insured, such claims and suits could damage its reputation and make it more difficult to compete effectively or obtain adequate insurance in the future. Litigation and other claims are subject to inherent uncertainties and the judgment of management, and management’s view of these matters may change in the future after substantial costs have already been incurred. For further discussion of Vertex’s potential legal liabilities, see the section of this proxy statement entitled “— Risks relating to the Combined Company Following the Mergers — Following the consummation of the mergers, the combined company will assume certain potential liabilities relating to Vertex.”
Vertex is subject to litigation, environmental, anti-corruption and other legal and compliance risks.
Vertex is subject to a variety of litigation and legal compliance risks. These risks relate to, among other things, product safety and reliability, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, environmental matters, export control, employment matters, competition laws and laws governing improper business practices. Vertex or one of its businesses could be charged with wrongdoing as a result of such matters. If convicted or found liable, Vertex could be subject to significant fines, penalties, repayments, or other damages (in certain cases, treble damages). Product recalls and product liability and warranty claims can result in significant damages and costs, including fines as well as other harm to its business as discussed above. With operations around the globe, Vertex is subject to complex laws and regulations in the U.S. and in other countries in which it operates. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses. Uncertainty relating to laws or regulations may also affect how Vertex conducts its operations and structures its investments and could limit its ability to enforce its rights. For example, changes in climate change laws or regulations could lead to increased compliance expenditures and technological development costs.
Vertex is subject to federal, state, local and certain foreign, laws and regulations including those governing: air emissions; discharges to water; the management, storage, transportation and disposal of hazardous wastes, petroleum, and other regulated substances; the investigation and cleanup of contaminated property; and the maintenance of a safe and healthy workplace for its employees, contractors, and visitors. Vertex uses hazardous substances and generates hazardous wastes in its operations. As a result, it is subject to potentially material liabilities related to personal injuries or property damage that may be caused by hazardous substance releases and exposures. Personal injury lawsuits may involve individual and purported class actions alleging that contaminants originating from Vertex’s current or former products or operating facilities caused or contributed to medical conditions, including cancers incurred by employees, former employees, third-parties’ employees or residents in the area, and environmental damage or diminution of real estate values. The discovery of previously unknown contamination, or the imposition of new clean-up standards could require Vertex to incur additional costs in the future that would have a negative effect on its results of operations, financial condition and liquidity. Vertex is also subject to laws and regulations that: (i) impose requirements for the proper management, treatment, storage and disposal of hazardous substances and wastes; (ii) restrict air and water emissions from its operations (including U.S. government-owned facilities it manages); and (iii) requires maintenance of a safe workplace. These laws and regulations can lead to substantial fines and civil or criminal sanctions for violations, and may require the installation of costly equipment or operational changes to limit pollution emissions, decrease the likelihood of accidental hazardous substance releases, and/or reduce the risks of injury to people. Vertex incurs, and expects to continue to incur, capital and other expenditures to comply with these laws and regulations. A criminal violation of certain U.S. environmental statutes such as the Clean Air Act and Clean Water Act could result in suspension, debarment or disqualification by the U.S. Environmental Protection Agency (EPA). A facility determined to be in violation of the criminal provisions of these statutes can be prohibited from performing any U.S. government contract work until the violation has been corrected and the EPA approves the reinstatement of the facility. Changes in the environmental laws and regulations, remediation obligations, enforcement actions, stricter interpretations of existing requirements, or claims for damages to persons, property, natural resources or the environment could result in material costs and liabilities that Vertex currently does not anticipate.
In addition, the Foreign Corrupt Practices Act (the “FCPA”) and other anti-bribery and -corruption laws generally prohibit companies and their intermediaries from making improper payments to U.S. and non-U.S. officials for the purpose of obtaining or retaining business. These laws apply to companies, individual directors, officers, employees and agents. U.S. companies also may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Certain of Vertex’s customer relationships outside of the U.S. are with governmental entities and are therefore subject to the FCPA and other anti-bribery and -corruption laws, including the anti-bribery and -corruption laws of non-U.S. countries. Vertex’s policies mandate compliance with these anti-bribery and anti-corruption laws. Despite meaningful measures that Vertex undertakes to ensure lawful conduct, which include training and internal control policies, these measures may not always prevent violations of the FCPA or similar laws. Vertex has been subject to regulatory investigations for alleged violations of anti-bribery and anti-corruption laws, and could be subject to such investigations in the future, which could result in criminal and civil penalties, disgorgement, further changes or enhancements to its procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt Vertex’s operations, cause reputational harm, involve significant management attention and result in a material adverse effect on its competitive position, results of operations, financial condition or liquidity.
Cybersecurity and data privacy and protection laws and regulations are evolving and present increasing compliance challenges, which may increase Vertex’s costs, affect its competitiveness, cause reputational harm, and expose it to substantial fines or other penalties. See the section of this proxy statement entitled “— Risks Related to Vertex’s Business and Operations — Vertex could be negatively impacted by a security breach, through cyber attack, cyber intrusion, insider threats or otherwise, or other significant disruption of its IT systems and related systems or of those it operates for certain of its customers” for a discussion of risks relating to security breaches and other IT system and data incidents.
Vertex may not successfully manage its investments in new business strategies or integrate, manage or achieve the synergies anticipated from its acquired businesses or brands, which could result in operating results that may be adversely affected.
Vertex has pursued strategic acquisitions or other investments in order to increase its competitive position. These transactions have required significant investment of time and resources and the integration of these acquisitions may disrupt its business and distract its management team from other responsibilities. Even if successful in achieving Vertex’s expected annual synergies, these transactions could have future effects on Vertex’s operating results for a number of reasons, including the amortization of intangible assets, impairment charges or acquired operations that are not yet profitable. If Vertex engages in such transactions, it may incur significant transaction and integration costs and have difficulty integrating personnel, operations, products or technologies or otherwise realizing synergies or other benefits from the transactions. The integration process could also result in the loss of key employees, key customers, key vendors, decreases in revenue and increases in operating costs. In addition, while Vertex does not believe it has assumed any material liabilities in an acquisition, such liabilities may currently be unknown to it or be incurred in the future. As a result, these transactions may disrupt Vertex’s ongoing business, distract its management team and employees, increase its expenses, perform poorly, subject it to liabilities and increase risk of litigation, all of which could materially adversely affect Vertex’s business. Furthermore, Vertex’s current process of integrating its TTS Business, which still relies on certain operating and support services from Raytheon Company, could further increase the complexity and costs of integrating our and Vertex’s businesses following the mergers.
Furthermore, Vertex may incur unforeseen liabilities and obligations in connection with any of its recently completed acquisitions and any future acquisitions, including in connection with the integration or management of the acquired businesses or brands and may encounter unexpected difficulties and costs in integrating them into its operating and internal control structures. Vertex may also experience delays in extending its respective internal control over financial reporting to newly acquired businesses, which may increase the risk of failure to prevent misstatements in its financial records and consolidated financial statements. Additionally, new ventures and investments are inherently risky and may not be successful, and Vertex may face challenges, known or unknown, in achieving strategic objectives and other benefits expected from such investments or ventures. Vertex’s financial performance will depend in large part on how well it can manage and improve the performance of acquired businesses or brands, including the acquisition of the TTS Business, and the success of its other investments and ventures. Vertex cannot assure you, however, that it will be able to achieve its strategic and financial objectives for any past or future transactions. If Vertex is unable to achieve such objectives, its consolidated results could be negatively affected.
Although Vertex currently expects to achieve annual cost savings from synergies related to the acquisition of the TTS Business, actual synergies, the expenses and cash required to realize the synergies and the sources of the synergies could differ materially from its estimates, and Vertex cannot assure you that it will achieve the full amount of synergies on the schedule anticipated, or at all, or that these synergy programs will not have other adverse effects on Vertex’s business. To the extent Vertex fails to achieve these synergies, its results of operations may be impacted, and any such impact may be material.
For more information on integration matters, see the section of this proxy statement entitled “— Risks Relating to Vertex’s Business and Operations — Vertex has incurred, and will continue to incur, significant integration costs in connection with its acquisition of the TTS Business.”
Vertex has incurred, and will continue to incur, significant integration costs in connection with its acquisition of the TTS Business.
Vertex expects that it will continue to incur a number of costs associated with integrating the TTS Business acquired from Raytheon Company, the former parent of the TTS Business, and to rely on information from Raytheon Company to achieve expected synergies. The substantial majority of these costs will be non-recurring expenses resulting from the acquisition of the TTS Business, consisting of the implementation of a new enterprise resource planning system for the TTS Business, replacement of the Raytheon Company infrastructure that supported the TTS Business and integration of home office business advisory functions, including human resources, finance and accounting and supply chain management. Integration expenses also include costs associated with the transition services agreement entered into with Raytheon Company where Vertex relies on Raytheon Company to provide certain transition services related to information technology, human resource benefits and accounting services. Anticipated synergies are expected to require certain one-time costs and one-time integration related capital expenditures. Additional unanticipated costs may be incurred in the integration of the TTS Business. Although Vertex expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.
New business initiatives and strategies may be less successful than anticipated and could adversely affect Vertex’s business.
The introduction, implementation, success and timing of new business initiatives and strategies, including, but not limited to, initiatives to increase revenue or reduce costs, may be less successful or may be different than anticipated, which could adversely affect Vertex’s business.
See the section of this proxy statement entitled” — Risks relating to the Combined Company Following the Mergers — Combining the two companies may be more difficult, costly or time-consuming than expected and the anticipated benefits and cost savings of the mergers may not be realized” for a discussion of risks relating to the integration of the business and operations of Vectrus and Vertex.
Vertex’s level of indebtedness and its ability to make payments on or service its indebtedness may materially adversely affect its financial and operating activities or its ability to incur additional debt.
At December 31, 2021, Vertex had $1.1 billion in aggregate principal amount of outstanding debt. Vertex’s ability to make payments on and to refinance its current or future indebtedness will depend on its ability to generate cash from operations, financings or asset sales, which may be subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. If Vertex is not able to repay or refinance its debt as it becomes due , it may be forced to take disadvantageous actions, including reducing financing for working capital, capital expenditures and general corporate purposes or dedicating an unsustainable level of its cash flow from operations to the payment of principal and interest on its indebtedness. In addition, Vertex’s ability to withstand competitive pressures and to react strategically to changes in the defense technology industry could be impaired. The lenders who hold such debt could also accelerate amounts due, which could potentially trigger a default or acceleration of any of Vertex’s other debt under the secured credit facilities.
Vertex’s variable rate indebtedness subjects it to interest rate risk, which could cause its debt service obligations to increase significantly.
Borrowings under the secured credit facilities are at variable rates of interest and exposes Vertex to interest rate risk. If interest rates were to increase, Vertex’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remains the same, and its ability to generate cash from operations and other cash flows, including cash available for servicing its indebtedness, would correspondingly decrease. A 100 basis point unfavorable interest rate movement would have had an approximate $3.8 million impact on Vertex’s estimated borrowing costs for the year ended December 31, 2021.
For further information on the risks relating to benchmark and benchmark transition and interests rate risks related to Vertex’s variable rate indebtedness, see the section of this proxy statement entitled “— Risks Relating to the Combined Company Following the Mergers — In connection with the mergers, the combined company will incur significant additional indebtedness, which could adversely affect it, including decreasing its business flexibility and increasing its interest expense.”
The secured credit facilities impose restrictions that limit Vertex’s operating flexibility and could materially adversely affect its ability to obtain additional financing, manage its business, result in additional expenses, and or require indebtedness to become immediately payable if financial covenants are violated or if an event of default occurs.
The secured credit facilities contain a number of covenants restricting, among other things, its ability to incur or guarantee additional indebtedness, incur certain liens, enter into transactions with affiliates, transfer or sell assets, pay dividends and make other distributions on, or redeem or repurchase, capital stock, make certain types of investments, and enter into agreements that that restrict the ability of restricted subsidiaries to make dividends or other payments. Vertex is also subject to risks related to certain financial covenants under the ABL facility.

A breach of any covenant or Vertex’s inability to comply with the required financial ratios could result in a default under one or more of the secured credit facilities, and it can provide no assurance that it will be able to obtain the necessary waivers or amendments from its lenders to remedy any such default. In the event of any default not cured or waived, the lenders could elect to cause all amounts outstanding with respect to that indebtedness to be due and payable immediately. If any future indebtedness under the secured credit facilities is accelerated, Vertex can provide no assurance that its assets would be sufficient to repay such indebtedness in full.
Changes in estimates Vertex uses in accounting for many of its programs could adversely affect its future financial results.
Accounting for Vertex’s contracts requires judgment relative to assessing risks, including risks associated with customer directed delays and reductions in scheduled deliveries, unfavorable resolutions of claims and contractual matters and relying on historical experience and judgment associated with estimating contract revenue and costs and assumptions for schedule and technical issues. Due to the size and nature of many of its contracts, the estimation of total revenue and cost at completion is complicated and subject to many variables. For example, Vertex must make assumptions regarding:
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the length of time to complete the contract because costs also include expected increases in wages, prices for materials and prices from suppliers;

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whether contracts should be accounted for as having one or more performance obligations based on the goods and services promised to the customer and whether the contract covers multiple phases of the underlying product or platforms lifecycle;

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incentives or penalties related to performance on contracts in estimating revenue and profit rates, and recording them when there is sufficient information for Vertex to assess anticipated performance; and

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estimates of award fees in estimating revenue and profit rates based on actual and anticipated awards.

Because of the significance of the judgments and estimation processes involved in accounting for Vertex’s contracts, materially different amounts could be recorded if it used different assumptions, if the underlying circumstances were to change or if it categorized the contract into more or fewer performance obligations. Changes in underlying assumptions, circumstances or estimates may adversely affect Vertex’s future results of operations and financial condition. For further information regarding Vertex’s critical accounting policies and estimates applicable to its accounting for its contracts, see the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex — Critical Accounting Estimates.”
Goodwill and other intangible assets represent a significant majority of Vertex’s assets, and any impairment of these assets could negatively impact its results of operations and financial condition.
A significant portion of Vertex’s assets consist of goodwill and other intangible assets, primarily recorded as the result of historical acquisitions or investments in businesses. As of December 31, 2021, Vertex had $892 million of goodwill, which amount includes $651 million recorded in connection with the acquisition of the TTS Business, and $233 million of net identifiable intangible assets recorded on its consolidated balance sheet. Vertex may subsequently experience unforeseen events that could adversely affect the value of its goodwill or identifiable intangible assets. Vertex’s goodwill and indefinite-lived intangible assets are subject to an impairment test annually and are also tested for impairment whenever facts and circumstances indicate that carrying amount may not be recoverable. These impairment tests require significant use of judgment and assumption, including estimation of cash flow projections, terminal value royalty rates, contributory cross charges, where applicable, discount rates, legal factors, competition, potential government action and operating performance indicators. In the event of such testing resulting in an impairment, any excess of the carrying value of these assets over the fair value must be written off in the period of determination. Finite-lived intangible assets are generally amortized over the useful life of such assets. Future determinations of significant impairments of goodwill or indefinite-lived intangible assets as a result of an impairment test or accelerated amortization of finite-lived intangible assets could have a negative impact on Vertex’s results of operations and financial condition.
For further information on goodwill intangible asset impairment testing, see the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex — Critical Accounting Estimates — Goodwill and Intangible Assets.”
Vertex’s backlog of unfunded orders is subject to unexpected adjustments and cancellations and, therefore, may not be a reliable indicator of its future revenues or earnings.
As of December 31, 2021, the future revenues Vertex expects to realize as a result of backlog was approximately $6.3 billion. Vertex cannot guarantee that the revenues projected in its backlog will be realized or that the services provided will be profitable. Many of Vertex’s contracts are subject to cancellation, termination or suspension at the discretion of the customer. From time to time, changes in project scope may occur with respect to contracts reflected in Vertex’s backlog and could reduce the dollar amount of its backlog or the timing of the revenues and profits that it ultimately earns. Platforms and programs may remain in Vertex’s backlog for an extended period of time because of the nature of the project and the timing of the particular services or equipment required by the project. Delays, suspensions, cancellations, payment defaults, scope changes and poor project execution could materially reduce or eliminate profits that Vertex actually realizes from projects in backlog. Vertex cannot predict the impact that future economic conditions may have on its backlog, which could include a diminished ability to replace backlog once projects are completed or could result in the termination, modification or suspension of projects currently in its backlog. Such developments could have a material adverse effect on its financial condition, results of operations and cash flows. For further discussion on Vertex’s backlog, see the section of this proxy statement entitled “Description of Vertex’s Business — Backlog.”
Vertex’s effective tax rate and tax positions may vary.
Vertex is subject to income taxes in the U.S. and certain foreign jurisdictions. Significant judgment is required in determining certain components of Vertex’s worldwide provision for income taxes and a change in tax laws, treaties or regulations, or their interpretation, in any country in which it operates could result in higher taxes on its earnings, which could have a material impact on its earnings and cash flows from operations. In the ordinary course of Vertex’s business, there are certain transactions and calculations where the ultimate tax determination is uncertain. Vertex is audited by various U.S. and foreign tax authorities in the ordinary course of business, and its tax estimates and tax positions could be materially affected by many factors including the final outcome of tax audits and related litigation, the introduction of new tax accounting standards, legislation, regulations and related interpretations, its global mix of earnings, the realizability of deferred tax assets and changes in uncertain tax positions. A significant increase in tax rates could have a material adverse effect on Vertex’s profitability and liquidity.

INFORMATION ABOUT THE SPECIAL MEETING
Place:	The special meeting will take place at [•].
Time:	[•], 2022, at [•], Eastern Time
Record Date for the Special Meeting:	[•], 2022
How to Vote
If you are a shareholder as of the record date for the special meeting, you may cast your vote in one of the following ways:
In Person:	If you are attending the special meeting, you may cast your vote in person. If you plan to attend the special meeting, please be aware of the admission requirements set forth in this proxy statement, under the section entitled “Questions and Answers About the Mergers and the Special Meeting — Do I need a ticket to attend the special meeting?”
By Internet:	Shareholders who have received a proxy card or voting instruction form may vote over the Internet by visiting the website indicated and following the instructions on the proxy card or voting instruction form.
By Telephone:	Shareholders of record who live in the U.S. or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Most shareholders who are beneficial owners of their shares, but not shareholders of record, living in the U.S. or Canada and who have received a voting instruction form may vote by phone, by calling the number specified on the voting instruction form provided by their broker, trustee or nominee.
By Mail:	Shareholders who have received a proxy card or voting instruction form may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at [•] (EDT) on [•], 2022. Votes cast by mail must be received in sufficient time to allow processing.
Matters to Be Voted Upon and Board Recommendation
Matter		Board Recommendation
1.	a proposal to approve the issuance of Vectrus common stock as merger consideration pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022, by and among Vectrus, Vertex, Merger Sub Inc. and Merger Sub LLC, a copy of which is attached as Annex A to this proxy statement.	For
2.	a proposal to amend and restate the articles of incorporation of Vectrus to change Vectrus’ name to “V2X, Inc.”	For
3.	a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve items 1 or 2 above.	For
PROPOSAL 1 — APPROVAL OF THE STOCK ISSUANCE PROPOSAL
(Item 1 on the Vectrus proxy card)
This proxy statement is being furnished to you as a Vectrus shareholder as part of the solicitation of proxies by the Board for use at the special meeting to consider and vote upon the stock issuance proposal.
Subject to certain limited exceptions, Section 312.03(c) of the NYSE Listed Company Manual requires that our shareholders approve any issuance of shares of common stock in any transaction or series of related transactions if (a) the common stock will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance or (b) the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. In addition, Section 312.03(d) of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of securities that will result in a change of control of the issuer.

As a result of the mergers, Vectrus will issue to the holders of equity interests of Vertex prior to the first effective time (including without limitation, holders of Vertex stock options that will be converted into Vectrus RSU awards) shares of Vectrus common stock representing approximately 62.25% of the issued and outstanding shares on a fully diluted basis. This will result in holders of Vertex common stock (prior to the first effective time) having voting power in excess of 20% of the voting power outstanding before such issuance and exceed 20% of Vectrus common stock. In addition, completion of the mergers will result in a change of control of Vectrus for purposes of Section 312.03(d) of the NYSE Listed Company Manual. Following the mergers, approximately 37.75% of the issued and outstanding shares of Vectrus common stock (on a fully diluted basis) will be held by holders of Vectrus common stock prior to the first effective time. The merger agreement is attached as Annex A to this proxy statement.
Accordingly, the mergers cannot be completed without the approval of the stock issuance proposal. In addition, pursuant to the merger agreement, approval of both the stock issuance proposal and the charter amendment proposal are conditions to the consummation of the mergers.
In accordance with NYSE rules, approval of the stock issuance proposal requires that the majority of the votes cast at a duly called and held meeting of Vectrus’ shareholders at which a quorum is present (in person or represented by proxy) vote in favor of the stock issuance proposal (votes cast “FOR” the stock issuance proposal must exceed the number of votes cast “AGAINST” the stock issuance proposal).
The Board unanimously recommends that Vectrus shareholders vote “FOR” the stock issuance proposal.
PROPOSAL 2 — APPROVAL OF THE CHARTER AMENDMENT PROPOSAL
(Item 2 on the Vectrus proxy card)
Our Board has unanimously approved, and recommends that our shareholders approve, an amendment and restatement of our articles of incorporation to change Vectrus’ name from Vectrus, Inc. to “V2X, Inc.”, in connection with the mergers and the other transactions contemplated by the merger agreement. If the proposed charter amendment is approved, ARTICLE FIRST of our articles of incorporation will be amended and restated in its entirety to read as follows:
“ARTICLE FIRST
The name of the corporation is V2X, Inc. (the “Corporation”).
Pursuant to the merger agreement, approval of both the stock issuance proposal and this charter amendment proposal are conditions to the consummation of the mergers. If the stock issuance proposal and this charter amendment proposal are both approved by our shareholders, concurrently with the closing of the mergers, our articles of incorporation will be amended and restated, substantially in the form attached as Annex D hereto, to reflect the amendment to ARTICLE FIRST described above. Such amended and restated articles of incorporation will be filed with the Secretary of State of the State of Indiana and will become effective upon acceptance of the filing by the Secretary of State of the State of Indiana.
Our common stock is currently listed for trading on the NYSE under the symbol “VEC.” If the charter amendment is approved and the name change becomes effective, our common stock will continue to be listed on the NYSE. We expect that our common stock will begin trading under a new NYSE symbol, “VVX”, at the time we effect our name change.
If the name change becomes effective, the rights of our shareholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will shareholders be required to exchange outstanding stock certificates for new stock certificates as a result of the name change.
Approval of the charter amendment requires that, assuming a quorum is present (in person or represented by proxy) at the special meeting, the number of votes cast “FOR” the approval of the charter amendment exceeds the number of votes cast “AGAINST” such proposal.
The Board unanimously recommends that Vectrus shareholders vote “FOR” the charter amendment proposal.

PROPOSAL 3 — APPROVAL OF THE ADJOURNMENT PROPOSAL
(Item 3 on the Vectrus proxy card)
We may propose to adjourn the special meeting for a period of not more than 30 days, if necessary or appropriate, if a quorum is not present at the special meeting or if we fail to receive a sufficient number of votes to approve the stock issuance proposal or the charter amendment proposal, for the purpose of soliciting additional proxies to approve the stock issuance proposal and/or the charter amendment proposal.
If the special meeting is so adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the stock issuance proposal but do not indicate a choice on the adjournment proposal, your shares of Vectrus common stock will be voted in favor of the adjournment proposal. If you indicate, however, that you wish to vote against the stock issuance proposal, your shares of Vectrus common stock will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.
Approval of the adjournment proposal requires that the number of votes cast “FOR” the adjournment proposal exceeds the number of votes cast “AGAINST” the adjournment proposal at the special meeting of Vectrus’ shareholders at which a quorum is present (in person or represented by proxy).
The Board unanimously recommends that Vectrus shareholders vote “FOR” the adjournment proposal.

PARTIES TO THE MERGERS
Vectrus, Inc.
2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Vectrus, Inc., an Indiana corporation, has provided critical mission support for our customers’ toughest operational challenges for more than 70 years. As a high-performing organization with exceptional talent, deep domain knowledge, a history of long-term customer relationships, and groundbreaking technical expertise, Vectrus delivers innovative, mission-matched solutions for our military and government customers worldwide. Whether it’s base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, or maintenance, repair, and overhaul, Vectrus’ customers count on it for on-target solutions that increase efficiency, reduce costs, improve readiness, and strengthen national security. Vectrus is headquartered in Colorado Springs, Colorado, and includes approximately 8,100 employees spanning 205 locations in 28 countries. In 2021, Vectrus generated revenue of approximately $1.8 billion.
Vertex Aerospace Services Holding Corp.
555 Industrial Drive South
Madison, Mississippi 39110
(888) 225-9398
Vertex Aerospace Services Holding Corp., a Delaware corporation, delivers integrated turnkey lifecycle support from concept definition, to engineering and manufacturing, through end of life support of complex systems and platforms, Vertex offerings include all levels of aviation maintenance, worldwide contractor logistics support, systems engineering and integration, specialized onsite mission execution, high consequence training programs for defense and commercial customers, and integrated supply-chain solutions. Vertex is headquartered in Madison, Mississippi and employs approximately 5,600 employees, over 40 percent of whom are armed forces veterans, operating in over 125 locations worldwide. Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will be merged with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus, and at the second effective time, Vertex will be merged with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus. Vertex is a portfolio company of AIP Fund VI, a private equity fund affiliated with the private equity firm commonly known as American Industrial Partners. AIP Fund VI closed with $1.8 billion in limited partner commitments.
Andor Merger Sub Inc.
c/o 2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Andor Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Vectrus, was formed solely for the purpose of facilitating the first merger and the other transactions contemplated by the merger agreement. Merger Sub Inc. has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the mergers and the other transactions contemplated by the merger agreement. Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will be merged with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus.
Andor Merger Sub LLC
c/o 2424 Garden of the Gods Road
Colorado Springs, Colorado 80919
(719) 591-3600
Andor Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Vectrus, was formed solely for the purpose of facilitating the second merger and the transactions contemplated thereby. Merger Sub LLC has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the mergers and the transactions contemplated thereby. Pursuant to the merger agreement, at the second effective time, Vertex will be merged with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.
THE MERGERS
This section describes the mergers and the transactions contemplated thereby. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the mergers and the transactions contemplated thereby that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Vectrus or Vertex. Such information can be found elsewhere in this proxy statement and in the public filings Vectrus makes with the SEC that are incorporated by reference herein, as described in the section of this proxy statement entitled “Where You Can Find More Information.”
The Mergers
Pursuant to the merger agreement, at the first effective time, Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus and immediately following the first merger, at the second effective time, Vertex. will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus.
Merger Consideration
Upon the completion of the first merger, each share of Vertex common stock, issued and outstanding immediately prior to the first effective time (other than Vertex common stock held by Vertex), will be converted into a certain amount of fully paid and nonassessable shares of Vectrus common stock with such number of shares determined pursuant to the exchange ratio set forth in the merger agreement.
At the first effective time, each share of Vertex common stock issued and outstanding immediately prior to the first effective time, other than shares of Vertex common stock held immediately prior to the first effective time by Vertex (as treasury stock or owned by any subsidiary of Vertex), which will automatically be cancelled and retired pursuant to terms of the merger agreement, will be converted into the right to receive 67.8668567 fully paid and nonassessable shares of Vectrus common stock.
Ownership of the Combined Company
As a result of the mergers, holders of our common stock as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, in each case, immediately following the closing.
Financing Matters
Incremental Term Loan Commitment
In connection with the execution of the merger agreement, Vertex Borrower has entered into the term commitment letter with the term commitment parties, pursuant to which the term commitment parties have committed to lend, severally but not jointly, to Vertex Borrower an aggregate amount up to $260.0 million in the form of the incremental term facility. The proceeds of the incremental term facility will be available to fund (1) payments contemplated to be made under the merger agreement, (2) the repayment in full of the indebtedness of Vectrus under the existing Vectrus credit agreement, (3) the redemption of certain preferred stock of Vertex, (4) fees and expenses in connection with the foregoing transaction and (5) working capital and general corporate purposes. The financing commitments of the term commitment parties are currently undrawn and are subject to various customary conditions set forth in the term commitment letter.

Incremental ABL Commitment
Vertex Borrower has entered into the ABL commitment letter with the ABL commitment party pursuant to which the ABL commitment party has committed to provide to Vertex Borrower an aggregate amount up to $100.0 million in the form of the incremental ABL facility. The proceeds of the incremental ABL facility will be available to fund general corporate purposes, including, without limitation, the transactions. The financing commitments of the ABL commitment party are currently undrawn and are subject to various customary conditions set forth in the ABL commitment letter.
Secured Credit Facilities
On December 6, 2021, Vertex entered into (1) the first lien facility and (2) the second lien facility. On June 29, 2018, Vertex Borrower entered into the ABL facility. All borrowings under the secured credit facilities are subject to the satisfaction of customary conditions.
Redemption of Vertex Preferred
In connection with the TTS Business acquisition, Vertex issued $75.0 million of the Vertex Preferred Stock (as defined below). Each share of Vertex Preferred Stock ranks senior to the common stock of Vertex and all other classes or series of equity securities of Vertex with respect to dividend rights, rights of redemption and rights upon liquidation, dissolution or winding up and was issued with an initial liquidation preference of $1,000 per share. Holders of Vertex Preferred Stock are entitled to dividends, which dividends accrue daily and are payable quarterly in arrears by an increase in the liquidation preference, in an amount equal to the applicable liquidation preference multiplied by a rate equal to (1) 8% per annum until December 6, 2022, (2) 9% per annum from December 6, 2022 until December 6, 2023, (3) 10% per annum from December 6, 2023 until December 6, 2028, and (4) at an annual rate equal to the previous year’s annual rate plus 50 basis points during each year thereafter until the Vertex Preferred Stock is redeemed. Pursuant to the merger agreement, Vertex, at the closing, but prior to the effective time of the first merger, will redeem all issued and outstanding shares of Vertex Preferred Stock, using a portion of the proceeds from the debt financing. The redemption price per share is equal to the then accrued liquidation preference per share, including all accrued but unpaid dividends.
Background of the Mergers
As part of Vectrus’ continuing effort to strengthen its business and enhance shareholder value, the Board and Vectrus senior management regularly review and assess Vectrus’ operations, performance and prospects, as well as Vectrus’ strategic and competitive position within the U.S. government services industry. In particular, the Board and Vectrus senior management have focused on accelerating Vectrus’ organic and inorganic growth opportunities, increasing Vectrus’ overall scale and reach, enhancing Vectrus’ geographic, client and contract diversity, and improving adjusted EBITDA margins to remain competitive with other participants in the U.S. government services marketplace. Furthermore, the Board and Vectrus management are aware of the consolidation in Vectrus’ industry and the effects of the converged environment on the markets in which Vectrus operates, including Vectrus’ ability to successfully compete for new business. As part of such review and assessment, the Board and Vectrus senior management periodically review, assess and discuss potential strategic transactions and other tactical opportunities, including among other things, potential business combinations, acquisitions and divestitures. In connection with these discussions, the Board and Vectrus senior management from time to time seek input from financial, strategic and legal advisors.
In furtherance of Vectrus’ focus on strengthening its business and enhancing shareholder value, Vectrus has completed a number of strategic transactions, including the acquisition of Sentel in January 2018, Advantor Systems Corporation and Advantor Systems, LLC in July 2019, and Zenetex, LLC and Higgins, Hermansen, Banikas, LLC in December 2020. In addition, from time to time, representatives of Vectrus, including Vectrus senior management, have had discussions and communicated with representatives of other companies regarding potential strategic transactions and other tactical opportunities, including among other things, potential business combinations, acquisitions and divestitures.

In 2018, Mr. Michael J. Smith (Vice President, Treasury, Investor Relations and Corporate Development at Vectrus) contacted an advisor to L3 Technologies to express an interest in L3 Technologies’ sale of Vertex. However, members of Vectrus senior management, in consultation with the Board, decided at the time not to pursue an acquisition of Vertex in light of then-existing market conditions and uncertainty regarding Vectrus’ re-competition of its largest contract, K-BOSSS, which at the time comprised approximately 40% of Vectrus’ revenue.
In October 2020, Ms. Susan D. Lynch (Senior Vice President and Chief Financial Officer at Vectrus) contacted a member of Raytheon Technologies Corporation’s (“Raytheon”) senior leadership team to gauge Raytheon’s receptiveness to a potential divestiture of certain of its technical services assets comprising the Defense Training and Mission Critical Services business, referred to in this proxy statement as the “TTS Business,” and to communicate to Raytheon that Vectrus would be interested in a potential acquisition of such business if Raytheon were ever to pursue a strategic exit of the same.
In March 2021, Vectrus was notified by Raytheon’s financial advisor of Raytheon’s intent to conduct a process to sell the TTS Business. Vectrus expressed its continued interest in acquiring the business and received certain materials prepared for prospective bidders in connection with the sale. However, in April 2021, Vectrus determined not to pursue the opportunity due to, among other things, Vectrus senior management’s impression of the competitive interest in the business from other third parties and the perception that other potential interested third parties would have significantly greater financial capacity to meet Raytheon’s preference for an all-cash acquisition. As a result of the foregoing, Vectrus further determined that, despite the attractiveness of the potential opportunity, Vectrus’ resources and the focus of its management would be better spent, at that time, on its strategic business plan and continuing to pursue other potential opportunities if and when they arose.
In the first quarter of 2021, a representative of Vectrus was contacted by a representative of a publicly traded U.S. government services provider (“Party A”) regarding a potential business combination transaction between Vectrus and Party A. To facilitate discussions and the exchange of certain information, Vectrus and Party A entered into a confidentiality agreement in mid-June 2021, containing customary confidentiality and standstill provisions, which standstill restrictions expired in October 2021. Vectrus and Party A engaged in discussions from time to time and conducted limited mutual due diligence. During the course of these discussions, Vectrus senior management and Vectrus’ outside financial and legal advisors provided updates, analysis and recommendations to the Board, and the Board supported and authorized such continuing discussions and review by Vectrus and its advisors. The Board and Vectrus senior management decided to explore a potential transaction with Party A because of the possibility that such a transaction might present an opportunity to accelerate Vectrus’ growth, strengthen its business and enhance shareholder value through a single strategic transaction.
The terms of the potential transaction discussed with Party A included (i) that the business combination would be structured as a stock-for-stock merger in which the stockholders of Party A would hold a majority of the outstanding stock of the resulting company immediately after the closing of the transaction, and (ii) that the board of directors of the resulting company would be comprised of eleven directors, of which six would be designated by Vectrus from its existing board of directors and five would be designated by Party A from its existing board of directors.
On September 10, 2021, Vertex announced its proposed acquisition of the TTS Business.
Also during the course of these discussions, however, certain events occurred that created uncertainty regarding Party A’s future revenues and business prospects. In late September or early October 2021, it became apparent to the Board and Vectrus senior management that Vectrus and Party A would be unable to reach an agreement on certain fundamental terms of a transaction, including an acceptable exchange ratio for the proposed stock-for-stock transaction, and discussions between the parties terminated. In late October 2021, Party A announced a strategic transaction with an unrelated third party, which effectively precluded any transaction between Vectrus and Party A.
On October 26, 2021, a representative of RBC Capital Markets, LLC (“RBC”), a financial advisor to Vertex, contacted a member of Vectrus senior management to inquire whether, given recent consolidation of U.S. government services providers and considering Vertex’s proposed acquisition of the TTS Business, Vectrus would be interested in a possible strategic transaction between Vectrus and Vertex.

Following the initial contact, on October 27, 2021, Mr. Charles L. Prow (Chief Executive Officer at Vectrus) advised the Board of the communications during a previously scheduled executive session of the Board. Also on October 27, 2021, representatives of RBC, on behalf of Vertex, shared with Vectrus senior management certain financial information concerning Vertex’s business.
On November 5, 2021, Messrs. Prow and Smith held a telephonic meeting with representatives of RBC and engaged in certain preliminary high level discussions during which representatives of RBC described Vertex’s capabilities, the TTS Business and the potential advantages of a combination of Vectrus and Vertex. The attendees also discussed sharing additional information regarding the Vectrus and Vertex businesses on a confidential basis. In furtherance thereof, on November 9, 2021, in order to facilitate such further discussions and the exchange of confidential information regarding Vertex and Vectrus, Vectrus and AIP, LLC, on behalf of Vertex, negotiated and executed a mutual confidentiality agreement containing a mutual standstill provision that would automatically terminate upon announcement of a competing transaction.
Also on November 9, 2021, at the request of representatives of RBC, Messrs. Prow and Smith met in McLean, Virginia with Messrs. Dino Cusumano (a General Partner at American Industrial Partners) and Joel Rotroff (a Partner at American Industrial Partners), and representatives of RBC to discuss the potential advantages of a combination of Vectrus and Vertex. Messrs. Cusumano and Rotroff provided a high-level overview of Vertex. In addition, Mr. Cusumano expressed his view of the potential business and industrial logic of a strategic transaction between Vertex and Vectrus. At the conclusion of the meeting, Messrs. Cusumano and Rotroff proposed that the parties hold presentations regarding their respective businesses in New York City a few weeks later.
On November 15, 2021, Mr. Prow held a telephonic meeting with Mr. Louis Giuliano (Chairman of the Board) and Ms. Mary L. Howell (a director on the Board and chair of the Strategy Committee of the Board) to provide a brief update on the preliminary discussions involving Vertex and its representatives to-date.
On November 18, 2021, certain members of Vectrus senior management, including Messrs. Prow, Smith, Kenneth W. Shreves (Senior Vice President, Business Organic Growth and Operational Enablement at Vectrus) and J. Eric Best (Vice President, Financial Operations at Vectrus) and Mses. Lynch and Susan L. Deagle (Senior Vice President and Chief Growth Officer at Vectrus), met with representatives of AIP Fund VI, including Messrs. Cusumano, Rotroff, Kim Marvin (a General Partner at American Industrial Partners) and Neil Snyder (a Partner at American Industrial Partners) and Ms. Lee Evangelakos (a Partner at American Industrial Partners) at American Industrial Partners’ offices in New York City. During the meeting, Messrs. Cusumano and Rotroff presented a high-level overview of Vertex, and Vectrus senior management presented an overview of the Vectrus business. Following these summary presentations, a subset of the attendees discussed the potential benefits and parameters of a possible transaction between Vectrus and Vertex, including (i) the expectation that any transaction would involve a stock-for-stock merger or other business combination of Vertex into Vectrus, with Vectrus surviving the transaction as a publicly-traded company and Vertex stockholders receiving Vectrus stock as consideration in the transaction, (ii) the benefits of being headquartered in Northern Virginia, (iii) the expectation that Vertex would finance the cash requirements of any transaction through an upsizing of Vertex’s existing debt facility or other committed debt financing and (iv) certain other governance matters that the attendees agreed would be addressed in more detail at a later time if discussions were to proceed between the parties and once the parties had reached alignment on relative valuation. The parties did not engage in any discussions regarding relative valuation at this time.
On November 22, 2021, the Board held a special telephonic meeting at which all members of the Board were present, as well as certain members of Vectrus senior management and representatives of Skadden, outside legal counsel to the Company, and Goldman Sachs, a financial advisor to the Company. The Board invited representatives of Goldman Sachs and Skadden to participate in the meeting based on each advisor’s prior relationships with Vectrus in connection with evaluating and advising on previous strategic transaction opportunities. During the meeting, Mr. Prow and certain other members of Vectrus senior management discussed with the Board the November 18, 2021 meeting with representatives of AIP Fund VI and summarized the presentations. The Board then discussed in detail the potential benefits of a transaction and considered whether it was advisable at that time to proceed with further discussions, including the need to reach both an understanding on relative valuation and structural agreement on governance terms such that the collective interests of Vectrus’ shareholders are appropriately protected before committing significant resources and time to negotiating a potential transaction. At the meeting, the representatives of Skadden reviewed with the Board its legal obligations under applicable law in connection with an evaluation of strategic alternatives, including with respect to a transaction of this type. Thereafter, representatives of Goldman Sachs, in response to a request from the Board, confirmed that in its opinion, nothing would limit its ability to fulfill its responsibilities as financial advisor to the Company in connection with the proposed transaction and further confirmed that, in the last two years, the members of the proposed Goldman Sachs deal team had not been involved in any engagement with Vertex, AIP Fund VI or their affiliates (please see the section of this proxy statement entitled “Opinion of Vectrus’ Financial Advisor” for additional detail). Finally, Mr. Prow and the Board discussed next steps, including a potential future meeting between representatives of RBC and Goldman Sachs. The Board then adjourned to executive session and determined to authorize management to continue discussions with AIP Fund VI and to conduct preliminary due diligence.
In the last week of November 2021, the Vertex and Vectrus management teams exchanged initial due diligence requests and began preparing for mutual due diligence.
On December 1, 2021, the Board held a special telephonic meeting at which all members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were present. During the meeting, representatives of Skadden briefly updated the Board with respect to its legal obligations in connection with an evaluation of strategic alternatives, including with respect to a transaction of this type. Thereafter, representatives of Goldman Sachs provided an update of discussions between the parties, including that representatives of RBC had indicated, on behalf of Vertex, to representatives of Goldman Sachs that AIP Fund VI expected to deliver an initial non-binding proposal to Vectrus on December 6, 2021 following consummation of its acquisition of the TTS Business. Representatives of Goldman Sachs then presented a preliminary financial analysis based on information exchanged by the parties to-date. The Board discussed certain social and governance matters and the potential risks of proceeding with discussions relating to the possible transaction, including the possible distraction to Vectrus management in connection with discussions of this nature, and certain potential benefits of a possible transaction, including the potential benefits to Vectrus shareholders and the creation of a stronger combined company with an enhanced ability to successfully compete in the industry. The Board then adjourned to executive session and determined that it would be advisable to continue discussions with AIP Fund VI, and that the Board would discuss next steps after receipt of a written proposal from AIP Fund VI.
On December 2, 2021, Vectrus opened a data room, containing specified financial information regarding Vectrus, to Vertex, AIP Fund VI and their advisors. Similarly, on December 2, 2021, Vertex opened its data room to Vectrus and its advisors, which data room also contained financial information regarding Vertex.
On December 3, 2021, Vectrus, Vertex and each of their respective advisors participated in a financial due diligence call at which representatives of Vectrus responded to Vertex’s requests for key financial information relating to Vectrus’ contract pipeline and waterfall that AIP Fund VI had identified as necessary for delivery of a written proposal.
On December 6, 2021, Vertex’s acquisition of the TTS Business was consummated. Later that day and following a meeting of American Industrial Partners’ investment committee, Vertex, on behalf of AIP Fund VI, delivered to Vectrus a non-binding proposal, which provided, among other things, that: (i) Vectrus and Vertex would merge in a fixed exchange ratio, stock-for-stock transaction pursuant to which Vectrus would survive the transaction and remain a publicly-traded company, (ii) following closing of the proposed transaction, former Vertex stockholders, including the Vertex Holdco Parties, would own 65% of the outstanding capital stock of the combined company, with Vectrus shareholders owning the remaining 35%, (iii) Vectrus’ existing debt would be repaid concurrently with closing of the proposed transaction from an upsizing of Vertex’s existing debt facility (which Vertex indicated would not result in a change of control under its loan documents) and/or cash on hand (with any upsizing committed at signing), (iv) the board of the combined company would be composed of eleven directors, of whom five would be nominated at closing by the Vertex Holdco Parties and five would be continuing Vectrus directors, with Mr. Prow continuing as the eleventh director, (v) a continuing Vectrus director would serve as the chairman of the board of directors of the combined company, (vi) Mr. Prow would serve as the Chief Executive Officer of the combined company and the parties would otherwise work together to determine the appropriate management team of the combined company, (vii) the Vertex Holdco Parties would have the ability to nominate five directors to the board of the combined company and a representative on each committee thereof, in each case so long as former Vertex stockholders beneficially own at least 25% of the issued and outstanding capital stock of the combined company, (viii) the Vertex Holdco Parties would have certain consent rights, including with respect to any bankruptcy, non-pro rata reduction in capital stock, amendments to the charter or bylaws, special dividends, material capital expenditures, the hiring and firing of the Chief Executive Officer and any material business combination, spin off or sale of material assets of the combined company, in each case so long as former Vertex stockholders beneficially own at least 25% of the issued and outstanding capital stock of the combined company, (ix) the Vertex Holdco Parties would have certain information and access rights so long as former Vertex stockholders beneficially own at least 25% of the issued and outstanding capital stock of the combined company, (x) the shares issued to Vertex stockholders would be registered at closing and be subject to a six-month lock-up, (xi) former Vertex stockholders would receive demand and piggyback registration rights, (xii) the issuance of Vectrus shares to Vertex stockholders would be exempted from applicable Indiana anti-takeover laws and (xiii) AIP, LLC and its representatives would not receive management fees from the combined company but would be reimbursed for reasonable and documented out-of-pocket expenses and provided customary indemnification in connection with AIP, LLC’s services to the combined company. AIP Fund VI’s proposal expressly provided that each party’s obligation to consummate the potential transaction would be conditioned on customary closing conditions, including, among other things, (a) receipt of required regulatory approvals, (b) the absence of any material adverse change to the other party’s business and (c) the appropriate approval of the potential transaction by Vectrus’ shareholders.
On December 8, 2021, the Strategy Committee of the Board, consisting of Ms. Howell and Messrs. Bradford J. Boston, William F. Murdy and Melvin F. Parker, with all members of the committee present, held a meeting in Leesburg, Virginia. At the invitation of the Strategy Committee, each of the remaining members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were also present telephonically or in person. Representatives of Goldman Sachs provided a summary of AIP Fund VI’s December 6, 2021 proposal, as well as a financial analysis of the proposed transaction based on the standalone forecast information exchanged by Vectrus and Vertex during the first week of December 2021. After lengthy discussions among members of the Board, Vectrus senior management and Vectrus’ advisors, and following adjournment to executive session, the Board directed Vectrus senior management to gather additional financial information regarding Vertex and continue due diligence. The Board determined that it would reconvene with Vectrus senior management and Vectrus’ advisors on a later date to determine next steps, including the appropriate response to AIP Fund VI’s proposed ownership split.
During the pendency of discussions with AIP Fund VI and Vertex, and until the end of February 2022, Vectrus senior management continued to explore other strategic acquisitions, including by attending a management presentation hosted by a potential target on December 14, 2021. However, Vectrus determined that none of the other potential opportunities then under consideration were as compelling as a transaction with Vertex.
On December 14, 2021, representatives of RBC, on behalf of Vertex, provided to Vectrus senior management financial and forecast information prepared by Vertex’s management (updated since October 27, 2021). Representatives of RBC indicated, on behalf of Vertex, that such information was preliminary given that AIP Fund VI, Vertex and their advisors were continuing to evaluate the long-term strategic and financial plan for the combined Vertex and TTS Business.
On December 18, 2021, the Board held a special telephonic meeting at which all members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were present. At the meeting, representatives of Goldman Sachs provided an updated financial analysis of AIP Fund VI’s December 6, 2021 proposal. Goldman Sachs also discussed that Vertex had created additional value by structuring both its 2018 acquisition from L3 Technologies and its 2021 acquisition of the TTS Business in a manner that permitted Vertex to “step-up” the basis in the transferred assets, which was expected to allow Vertex to make significant annual income tax deductions during the next fifteen years (please see the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex — Accounting for Business Combinations” for additional detail). In addition, representatives of Goldman Sachs discussed the impact on its analysis of the updated financial and forecast information received from RBC on December 14, 2021. Further, representatives of Goldman Sachs and Skadden reviewed the other terms of AIP Fund VI’s December 6, 2021 proposal, including the proposed transaction structure, valuation, assumptions, financing and shareholders rights. Following adjournment to executive session, the Board instructed Goldman Sachs to notify RBC, Vertex and AIP Fund VI that, given the early state of due diligence and discussions between the parties, a range of percentages for the proposed ownership split between Vertex and Vectrus shareholders would be more appropriate for the Board’s consideration than a fixed figure. The Board also instructed Goldman Sachs to advise that Vectrus would respond with its position on AIP Fund VI’s proposed social and governance terms at the appropriate time.
On December 20, 2021, Messrs. Prow and Rotroff held a telephonic meeting to discuss the ownership percentages of former Vertex stockholders and Vectrus shareholders. Mr. Prow noted that the Board was currently supportive of a transaction that would result in ownership by Vectrus shareholders of 40% or more of the outstanding capital stock of the combined company, but explained that Vectrus would require certain additional financial information to complete its valuation analysis. Mr. Rotroff indicated that AIP Fund VI and Vertex intended to deliver an updated non-binding proposal regarding the ownership split and certain other matters. Mr. Rotroff also indicated that AIP Fund VI and Vertex would continue the exchange of information with Vectrus, and noted that AIP Fund VI, on behalf of Vertex, would be providing financial information supporting its proposed ownership split range, including information regarding Vertex’s tax assets.
Later on December 20, 2021, AIP Fund VI, on behalf of Vertex, delivered to Vectrus an updated non-binding proposal, among other things: (i) revising the proposed ownership split from 65%-35% to a range of 58%-65% for Vertex stockholders and 35%-42% for Vectrus shareholders following the proposed transaction, (ii) proposing entry by the parties into an exclusivity agreement until February 18, 2022 and (iii) noting that the beneficial ownership threshold at which the Vertex Holdco Parties would lose board nomination, consent and information rights would be agreed to by the parties at the appropriate time.
On December 21, 2021, Messrs. Prow and Rotroff held a telephonic meeting during which Mr. Prow indicated to Mr. Rotroff that AIP Fund VI’s proposed ownership range of 58%-65% for Vertex stockholders with a commensurate 35%-42% range for Vectrus shareholders did not make the combination compelling based on information available to-date. In response, Mr. Rotroff responded that AIP Fund VI would revisit its proposal and, if possible, provide an updated non-binding proposal to Mr. Prow.
On December 23, 2021, AIP Fund VI, on behalf of Vertex, delivered to Vectrus a further updated non-binding proposal, (i) further revising the proposed ownership split from a 58%-65% range for Vertex stockholders, with a commensurate 35%-42% range for Vectrus shareholders, to 55%-65% for Vertex stockholders, with the remaining 35%-45% of the outstanding capital stock of the combined company for Vectrus shareholders and (ii) removing the request for entry into an exclusivity agreement.
During the period between December 18, 2021 and January 10, 2022, Mr. Prow kept the Board apprised of the state of discussions between the parties, including by holding telephonic meetings with certain members of the Board. The Board determined during that time that it would be advisable to engage Wolf Den, as a consultant, and E&Y as a financial and accounting advisor, respectively, in connection with the possible transaction.
During the first week of January 2022, each of the Vertex and Vectrus management teams prepared for mutual due diligence calls.
During the week of January 10, 2022, Vectrus, Vertex and each of their respective financial and accounting advisors held a series of calls to discuss finance and tax matters. The parties’ respective counsel also discussed certain regulatory aspects of the transaction during this period.
On January 11, 2022, representatives of Skadden and Jones Day, legal counsel to Vertex, held a telephonic meeting to discuss process matters, including Skadden’s preparation of an initial draft merger agreement, to be shared with Jones Day at the appropriate time.

Also on January 11, 2022, Messrs. Prow and Ed Boyington (President and Chief Executive Officer at Vertex) held an introductory telephonic meeting to discuss the potential transaction at a high level.
On January 16, 2022, AIP Fund VI provided to Vectrus updated Vertex financial and forecast information, which incorporated the recently closed acquisition of the TTS Business. The forecasts provided to Vectrus indicated an improvement in the business performance and outlook of Vertex’s business as compared to the forecasts provided on December 14, 2021.
On January 17, 2022, all members of the Board (other than Messrs. Murdy, Parker and Phillip C. Widman) held an in-person meeting in McLean, Virginia with Messrs. Cusumano, Rotroff and Snyder and Ms. Evangelakos, at which such representatives of AIP Fund VI presented, among other things, AIP Fund VI’s strategic and financial rationale for the proposed transaction, including the value proposition for the shareholders of both companies. The members of the Board present at the meeting expressed an interest in continuing discussions regarding valuation and other terms, as well as a view that the potential combined company should continue to be overseen by an autonomous board of directors. The members of the Board present at the meeting also expressed their concern that the shareholder consent rights included in AIP Fund VI’s December 23, 2021 proposal may unduly restrict the Board’s ability to direct the business and affairs of the combined company for the benefit of all shareholders.
Between January 19, 2022 and March 3, 2022, in-person and telephonic meetings between the parties and their advisors continued regarding mutual financial, tax and legal due diligence, including a review of Vectrus, Vertex and the TTS Business.
On January 20, 2022 and January 21, 2022, certain members of Vectrus senior management met in Washington, DC with representatives of AIP Fund VI and Vertex to discuss, among other things, Vectrus’ and Vertex’s respective contract pipelines, waterfalls and capabilities, as well as the potential future revenue and cost synergies resulting from the proposed transaction. Certain advisors of Vectrus and Vertex joined portions of the meetings in person and telephonically.
On January 25, 2022, Messrs. Prow, Cusumano and Snyder held a follow-up telephonic meeting to discuss next steps, as well as certain governance-related matters, including committee size, chairperson requirements, appointment of a resigning Vectrus director as an observer on the board of the combined company and, broadly, the management team of the combined company.
On January 27, 2022, the Board held a special telephonic meeting at which all members of the Board, certain members of Vectrus senior management and representatives of Skadden, Goldman Sachs and Wolf Den were present. The Board received an update on the proposed transaction and anticipated transaction timeline, as well as the ongoing in-person and telephonic diligence meetings being held by the parties. Representatives of Skadden summarized the terms of a proposed initial draft of a merger agreement to be shared with Jones Day, including the transaction structure, treatment of debt, regulatory efforts standard and required Vectrus shareholder approvals. In particular, representatives of Skadden noted to the Board that, based on discussions between the parties to-date, the draft merger agreement contemplated Vectrus’ debt being refinanced through an upsizing of Vertex’s existing debt facility, which upsizing would mitigate financing-related transaction risk. Further, representatives of Skadden presented an overview of the governance matters included in AIP Fund VI’s December 23, 2021 proposal and solicited the Board’s instructions on the appropriate response to those terms. Later in the meeting, representatives of Wolf Den presented their preliminary diligence findings to the Board, including a market synergy analysis and financial model assessment based on the financial and forecast information received from AIP Fund VI on January 16, 2022. Following adjournment to executive session, the Board directed Vectrus senior management and Vectrus’ advisors to continue conducting analyses relating to the relative valuation, and resulting ownership split, of the two companies. The Board further requested that Vectrus senior management and such advisors be prepared to share the results of their review at the scheduled February 7, 2022 meeting of the Audit Committee of the Board. Finally, the Board and Vectrus senior management discussed transaction timing and the interplay with Vectrus’ fourth quarter earnings announcement, including the possible distraction to Vectrus’ senior management should discussions extend further into Q2 2022.
Also on January 27, 2022, AIP Fund VI provided to Vectrus updated Vertex financial and forecast information, which indicated further improvement in the operating performance and outlook of Vertex’s business as compared to the forecasts provided on January 16, 2022.

On February 1, 2022 and February 3, 2022, Messrs. Prow and Rotroff held telephonic meetings to discuss administrative and scheduling matters, including the process for addressing outstanding diligence requests.
Also on February 1, 2022, AIP Fund VI provided to Vectrus additional details regarding the Vertex financial and forecast information provided on January 27, 2022.
On February 7, 2022, the Audit Committee of the Board, consisting of Ms. Howell and Messrs. Widman, Murdy and Stephen L. Waechter, with all members of the committee present (other than Mr. Widman), held a telephonic meeting. At the invitation of the Audit Committee, each of the remaining members of the Board (other than Mr. Parker), certain members of Vectrus senior management and representatives of Skadden, Goldman Sachs, E&Y and Wolf Den were also present. Representatives of E&Y discussed their review of certain Vertex financial information provided by AIP Fund VI and Vertex to-date and their preliminary diligence findings based on analysis of such information. The Board and representatives of E&Y further discussed whether any adjustments to the information provided by AIP Fund VI and Vertex may be appropriate. After lengthy discussions by the Board, representatives of Goldman Sachs provided a transaction and financial analysis update based on the Vertex financial information received from AIP Fund VI on February 1, 2022, as adjusted by Vectrus management to reflect Wolf Den’s and E&Y’s preliminary findings. Representatives of Goldman Sachs also provided an overview of the diligence calls held since the Board’s January 27, 2022 meeting. Following adjournment to executive session, the Board directed Vectrus senior management to prepare a responsive non-binding proposal to AIP Fund VI for a transaction involving an ownership split of 59% for Vertex stockholders and 41% for Vectrus shareholders, and containing certain other terms that had been discussed with the Board.
Later on February 7, 2022, Mr. Prow, as directed by the Board on behalf of Vectrus, delivered to AIP Fund VI a non-binding proposal providing, among other things, that (i) the ownership of the combined company would be 59% for Vertex stockholders, with the remaining 41% of the outstanding capital stock of the combined company for Vectrus shareholders, (ii) the Vertex Holdco Parties’ board nomination rights would fall away commensurate with a decrease in its ownership, reducing the rights of nomination to one director unless and until former Vertex stockholders’ beneficial ownership falls below 25% of the issued and outstanding capital stock of the combined company, (iii) Ms. Lynch would continue as Chief Financial Officer of the combined company, (iv) continuing Vectrus directors would chair each committee of the board of the combined company, subject to compliance with applicable independence requirements of the NYSE, (v) the Vertex Holdco Parties would have limited approval rights, in their capacity as shareholders, with respect to amendments to the charter or bylaws of the combined company that would eliminate, render moot or adversely modify the board nomination rights granted to the Vertex Holdco Parties in connection with the transaction, and otherwise, for the Vertex Holdco Parties to have no specific approval rights, (vi) the Vertex Holdco Parties would be subject to a post-closing standstill agreement and a restriction on acquiring or transferring blocks of shares without the approval of a majority of the non-Vertex Holdco Party directors for so long as former Vertex stockholders hold a to-be-agreed threshold of the issued and outstanding capital stock of the combined company and (vii) the issuance of Vectrus common stock to Vertex stockholders would be exempt from Indiana anti-takeover laws, but that the combined company would not amend its organizational documents to generally opt out of Indiana anti-takeover laws. Further, the non-binding proposal indicated that Vectrus stands ready to work expeditiously towards completing remaining due diligence, the merger agreement and ancillary agreements to be in a position to potentially announce a transaction on or around the time Vectrus announces fourth quarter earnings in March 2022.
On February 11, 2022, Vectrus’ advisors and Mr. Smith held a telephonic meeting with representatives of AIP Fund VI, Vertex and their advisors to discuss financial due diligence conducted to-date that supported the Vectrus’ February 7, 2022 non-binding proposal.
On February 14, 2022, representatives of RBC and Evercore, a financial advisor to Vertex, provided to representatives of Vectrus a summary advocating for the 65%-35% ownership split proposed by AIP Fund VI, and communicated AIP Fund VI’s belief that the financial information exchanged by the parties supported AIP Fund VI’s proposed valuation. Also on the same day, Messrs. Prow and Rotroff held a telephonic meeting at which Mr. Rotroff reiterated that the proposed transaction under AIP Fund VI’s valuation proposal would be accretive to free cash flow and adjusted earnings per share for Vectrus shareholders, and highlighted the further anticipated benefits to shareholders resulting from a combined company with enhanced scale, the strategic positioning of the combined company, and certain other benefits of the combination. Later on the same day, Messrs. Prow and Rotroff held a telephonic meeting at which Mr. Rotroff verbally offered a 64%-36% ownership split. Mr. Prow indicated that he would discuss Mr. Rotroff’s proposal with the Board.
On February 17, 2022, the Board held a special telephonic meeting at which all members of the Board (other than Mr. Parker) were present. Certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were also in attendance. Representatives of Goldman Sachs provided an overview of AIP Fund VI’s February 14, 2022 summary, as well as a financial analysis of the proposed transaction reflecting additional information regarding specific Vertex programs and corresponding revised adjustments from Vectrus management to Vertex forecasts. After lengthy discussions, the Board adjourned to executive session and authorized Goldman Sachs to communicate to AIP Fund VI that Vectrus would be willing to discuss a 61.5%-38.5% ownership split.
On February 17, 2022, representatives of Goldman Sachs held a telephonic meeting with Mr. Rotroff during which representatives of Goldman Sachs indicated Vectrus’ willingness to discuss a 61.5%-38.5% ownership split.
Later on February 17, 2022 and on February 18, 2022, Messrs. Prow, Cusumano and Rotroff held telephonic meetings to discuss AIP Fund VI’s February 14, 2022 summary. Messrs. Cusumano and Rotroff indicated that AIP Fund VI would be willing to agree to an ownership split of 62.25%-37.75% but that it was not able to further negotiate relative valuation or the resulting ownership split. Mr. Prow advised that he would share AIP Fund VI’s position with the Board.
On February 21, 2022, the Board held a telephonic meeting at which all members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were present. Mr. Prow provided an overview of discussions with AIP Fund VI and Vertex, including AIP Fund VI’s final verbal offer of a 62.25%-37.75% ownership split. At the request of the Board, representatives of Goldman Sachs provided a financial analysis of the transaction at the proposed 62.25%-37.75% ownership split and discussed, among other things, the impact of updated financial and forecast information of Vertex (received on February 14, 2022), as adjusted by Vectrus management and as compared to the information previously presented to the Board in December 2021. After lengthy discussions, including a review of Vectrus’ stock price activity and its interplay with the proposed ownership split, the Board adjourned to executive session and determined that it would be advisable to continue discussions with Vertex and AIP Fund VI assuming a 62.25%-37.75% ownership split, pending the completion of due diligence. The Board then directed Vectrus senior management and Vectrus’ advisors to work toward completing the merger agreement and ancillary agreements, including the shareholders agreement, in order to be in a position to potentially announce a transaction on or around the time Vectrus expected to announce fourth quarter earnings in March 2022.
Also on February 21, 2022, representatives of Goldman Sachs delivered a relationship disclosure letter to Vectrus providing information regarding certain of Goldman Sachs’ relationships with Vertex and AIP, and certain of their affiliates and portfolio companies (see the section of this proxy statement entitled “— Opinion of Vectrus’ Financial Advisor; General” for additional information).
On February 22, 2022, representatives of Jones Day delivered an initial draft of the shareholders agreement to representatives of Skadden, which draft was consistent with the terms set forth in AIP Fund VI’s December 6, 2021 proposal described above.
On February 23, 2022, representatives of Skadden delivered to Jones Day an initial draft merger agreement, providing for, among other things, a no-shop provision with a customary fiduciary out and a termination fee in an amount equal to 2% of the equity value of Vectrus at signing that would become payable by Vectrus if the merger agreement was terminated under certain limited circumstances.
On February 23, 2022, the Strategy Committee of the Board, with all members of the committee present, held a meeting in McLean, Virginia. At the invitation of the Strategy Committee, each of the remaining members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were also present telephonically or in person. Ms. Deagle provided an overview of the transaction, including anticipated timing and certain employee-related considerations. Ms. Deagle also informed the Board that Joele Frank had been engaged as a communications advisory firm to assist with the proposed transaction. Later in the meeting, representatives of Skadden provided a summary of transaction-related workstreams and key documentation. The Board then adjourned to executive session.
On February 25, 2022, the Audit Committee of the Board, with all members of the committee present (other than Ms. Howell), held a telephonic meeting. At the invitation of the Audit Committee, Messrs. Giuliano and Boston, certain members of Vectrus senior management and representatives of Goldman Sachs and E&Y were also present. Representatives of E&Y discussed their updated review of certain financial information provided by AIP Fund VI and Vertex to-date and their diligence findings based on analysis of such information.
Also on February 25, 2022, representatives of Skadden delivered to Jones Day a list of the high-level issues presented by Jones Day’s initial draft of the shareholders agreement. The list provided, among other things, that (i) the Vertex Holdco Parties’ right to nominate directors to the board of the combined company following closing should decrease by one director as their ownership percentage falls below each of 50%, 40% and 35%, with the right to nominate the remaining two directors falling away if former the Vertex Holdco Parties’ beneficial ownership falls below 25% of the issued and outstanding capital stock of the combined company, (ii) each former Vertex stockholder would support the slate of continuing Vectrus directors in the classes subject to election at the 2022 and 2023 annual meetings of Vectrus shareholders, after which each former Vertex stockholder would be entitled to vote its shares in its sole discretion for one additional non-Vertex Holdco Party nominated director, (iii) any approval rights granted to the Vertex Holdco Parties should be appropriately limited to enable the combined company to operate in the ordinary course autonomously and without undue restrictions, (iv) AIP Fund VI’s six-month lock-up proposal was acceptable, (v) the Vertex Holdco Parties would be subject to a standstill agreement restricting their acquisition of additional shares, and a restriction on transferring shares that would result in the transferee owning more than 9.99% of the outstanding shares of the combined company (excluding sales in the public markets), in each case without approval of a majority of the non-Vertex Holdco Party directors for so long as the Vertex Holdco Parties hold a board nomination right, and (vi) the Vertex Holdco Parties’ rights as shareholders being granted pursuant to the shareholders agreement would not transfer to a transferee of their shares.
On February 26, 2022, representatives of Skadden delivered to Jones Day a revised draft of the shareholders agreement reflecting the changes previewed in the issues list delivered the previous day.
Also on February 26, 2022, representatives of Jones Day delivered to Skadden a revised draft of the merger agreement providing, among other things, for (i) a termination fee calculated as 4% of Vectrus’ equity value at signing, (ii) Vectrus to reimburse Vertex for its out-of-pocket fees and expenses, not to exceed 1% of Vectrus’ equity value at signing, in the event the proposed transaction is terminated for failure to obtain Vectrus shareholder approval of the share issuance, (iii) Vectrus to, at closing, take all actions necessary to qualify as a controlled company under the rules of the NYSE (thereby permitting Vectrus, as a company in which 50% of the voting power is held by an individual or group, to be exempt from certain governance requirements under the NYSE listing company rules, particularly regarding director independence) and (iv) Vectrus to file a resale registration statement on Form S-3 on the closing date.
On February 28, 2022, Messrs. Cusumano, Rotroff, Snyder, Jeremy Nance (Executive Vice President and General Counsel at Vertex), Prow and Smith, and Ms. Deagle held an in-person meeting at Skadden’s offices in New York City, at which representatives of Skadden and Jones Day were present, to discuss open points in the merger agreement and shareholders agreement. Ms. Lynch and Mr. Kevin T. Boyle (Chief Legal Officer, General Counsel and Corporate Secretary at Vectrus) were also present telephonically. During the meeting, the attendees discussed, among other things, (i) the amount and triggers of the termination fee payable by Vectrus in certain circumstances, (ii) the thresholds for and exceptions to the interim operating covenants to which Vectrus and Vertex would be subject in the period between signing and closing of the transaction, (iii) the parameters of the Vertex Holdco Parties’ post-closing board nomination rights, (iv) Vertex stockholders’ obligation to support continuing Vectrus directors in the classes subject to election at the 2022 and 2023 annual meetings of Vectrus shareholders, (v) the approval rights proposed by AIP Fund VI in the draft shareholders agreement, (vi) the restrictions on the former Vertex stockholders’ transfer of combined company shares following the lock-up period and (vii) the cancellation and conversion of Vertex options into Vectrus RSUs at the closing of the transaction.

On March 1, 2022, Messrs. Prow, Cusumano and Rotroff held a telephonic meeting to discuss timing of the transaction, as well as employee compensation matters, including the conversion of Vertex options into Vectrus RSUs as part of the parties’ commitment to ensuring the retention of Vertex and Vectrus employees following announcement of the proposed transaction.
Also on March 1, 2022, representatives of Skadden delivered to Jones Day a revised draft of the merger agreement reflecting the discussions of the parties on February 28, 2022, which draft, among other things, (i) provided for a termination fee calculated as 3% of Vectrus’ equity value at signing, qualifying that such percentage would be subject to confirmation by the Board, (ii) removed any requirement that Vectrus reimburse Vertex for its out-of-pocket fees and expenses in the event the transaction is terminated for failure to obtain Vectrus shareholder approval of the share issuance and (iii) permitted (but did not require) Vectrus to, at the closing, designate one resigning Vectrus director as an observer on the board of the combined company.
Also on March 1, 2022, representatives of Jones Day delivered to Skadden a revised draft of the shareholders agreement reflecting the discussions of the parties on February 28, 2022, which draft, among other things, (i) accepted a fallaway construct whereby the Vertex Holdco Parties’ right to nominate directors on the board of the combined company would decrease by one director as the former Vertex stockholders’ ownership percentage falls below each of 36%, 32% and 28%, with the right to nominate the remaining two directors falling away if Vertex stockholders’ beneficial ownership falls below 25% of the issued and outstanding capital stock of the combined company, (ii) provided that each Vertex stockholder would support the slate of continuing Vectrus directors in the classes subject to election at the 2022 and 2023 annual meetings of Vectrus shareholders, after which each Vertex stockholder would be entitled to vote its shares in its sole discretion for one additional non-Vertex Holdco Party nominated director, (iii) agreed to certain limitations on the Vertex Holdco Parties’ approval rights, (iv) provided restrictions on acquisitions by the Vertex Holdco Parties of shares of combined company common stock that would result in the Vertex Holdco Parties owning more than 62.5% of the outstanding shares of the combined company common stock and (iv) provided for a standstill arrangement restricting certain actions of the Vertex Holdco Parties in connection with the solicitation of proxies with respect to shares of combined company common stock, but (v) rejected any restrictions on transfers of Vertex Holdco Parties’ shares following the lock-up period.
On March 2, 2022, representatives of Skadden delivered to Jones Day a revised draft of the shareholders agreement that, among other things, restricted the Vertex Holdco Parties from transferring their interests in the combined company to a potential transferee reasonably determined to be a non-passive investor or a competitor of Vectrus.
Also on March 2, 2022, Messrs. Prow, Cusumano and Rotroff held a telephonic meeting to discuss open points in the merger agreement and shareholders agreement.
On March 3, 2022, an engagement letter was executed by Goldman Sachs and Vectrus in connection with the possible transaction.
Also on March 3, 2022, Messrs. Prow, Boyington, Snyder and Richard Mendoza (Senior Vice President and Chief People Officer at Vertex), and Ms. Deagle held a telephonic meeting to discuss the communications schedule and timing of announcement of the proposed transaction.
On March 4, 2022, the Audit Committee of the Board, with all members of the committee present, held a telephonic meeting. At the invitation of the Audit Committee, each of the remaining members of the Board, certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were present. Representatives of Skadden provided an overview of the status of negotiations between the parties and a summary of the limited remaining terms to be resolved, including the circumstances in which a termination fee may become payable by Vectrus and the amount of the fee. The members of the Board present at the meeting reviewed and discussed drafts of press releases, investor presentation materials, a Form 8-K and Skadden’s preliminary due diligence report, all of which were shared with the Board prior to the meeting.
Also on March 4, 2022, representatives of Jones Day delivered to Skadden a revised draft of the merger agreement providing that, among other things, Vectrus would adopt amended and restated bylaws prior to closing (i) opting out of Indiana’s statute regarding control share acquisitions (Indiana Code

Section 23-1-42) (which Vectrus determined was inapplicable as it relates to Vertex Holdco’s acquisition of Vectrus’ shares in the proposed transaction), (ii) incorporating the terms of the shareholders agreement into such bylaws (for so long as the shareholders agreement remains in effect), (iii) providing that any breach of the provisions of the shareholders agreement by a director would be grounds for “for cause” removal of such director(s) by the shareholders and (iv) permitting shareholders holding at least 36% of the issued and outstanding capital stock of the combined company to call a special meeting solely for the purpose of enforcing the foregoing removal right. Later on March 4, 2022, representatives of Skadden delivered to Jones Day a revised draft of the merger agreement accepting the proposal to opt out of Indiana’s control share acquisition statute and to incorporate the terms of the shareholders agreement into the bylaws, but rejecting the other bylaw amendments requested by Vertex and AIP Fund VI.
Also on March 4, 2022, the parties exchanged further drafts of the shareholders agreement, wherein the most significant open points were (i) AIP Fund VI’s request that Vectrus opt out of Indiana’s statute regarding certain business combinations (Indiana Code Section 23-1-43) and (ii) Vectrus’ proposed restrictions on the Vertex Holdco Parties’ ability to transfer interests in the combined company.
On March 5, 2022, all members of the Board (other than Ms. Howell, who informed the Board in advance that she would be unable to attend but requested that she be updated shortly following the conclusion of the meeting) held a telephonic meeting at which certain members of Vectrus senior management and representatives of Skadden and Goldman Sachs were present. At the request of the Board, representatives of Skadden began the meeting by reviewing with the Board the nature and scope of its duties under applicable law and related considerations in the context of evaluating the transaction. At the conclusion of this discussion, representatives of Goldman Sachs joined the meeting. Thereafter, representatives of Skadden summarized the key terms of the merger agreement and the other proposed transaction documents, and Mr. Prow and representatives of Skadden led the Board through the limited number of unresolved issues, including the proposal to opt out of Indiana’s business combinations statute. The Board advised Skadden and the Vectrus management team on the acceptable parameters within which they would be authorized to resolve the points discussed and that, if they were unable to complete the transaction documents within such parameters, they should consult with the Board. Goldman Sachs then reviewed its financial analysis with the Board and rendered an oral opinion, confirmed by delivery of a written opinion dated March 7, 2022. The opinion provided that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Vectrus. Following such discussion and deliberation by the Board, including with respect to the benefits and risks of the proposed transaction, as well as the competitive landscape of the government services industry, as summarized in the section of this proxy statement entitled “— Recommendation of the Board; The Board’s Reasons for the Mergers”, subject to final negotiation and resolution of the open issues that the Board provided parameters to management and its advisors on, the Board members present at the meeting unanimously determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of Vectrus and its shareholders, and authorized, approved and declared advisable the merger agreement, the mergers and the other transactions contemplated thereby, and resolved to submit the share issuance and the charter amendment to Vectrus’ shareholders and recommend that the Vectrus shareholders approve the share issuance and charter amendment. Following conclusion of the meeting, Mr. Boyle updated Ms. Howell on the discussion and results of the meeting. Mr. Prow communicated with Ms. Howell to confirm that she had received a comprehensive update and that any questions had been addressed to her satisfaction, and Ms. Howell provided her approval of the transaction in accordance with the resolutions of the remaining Board members present at the meeting.
Following the Board meeting, the parties and their respective advisors continued to exchange drafts of the transaction documents with a view to finalizing such documentation, and resolved the remaining issues within the parameters previously set by the Board through a series of conversations. Skadden and Jones Day finalized the documents incorporating the final terms agreed by the parties, as described in the sections of this proxy statement entitled “Merger Agreement” and “Other Related Agreements,” early in the morning of March 7, 2022.
Thereafter, following delivery by Vertex to Vectrus of an executed debt commitment letter and a redacted copy of an executed fee letter relating thereto early in the morning on March 7, 2022, the parties executed the merger agreement.

Also on March 7, 2022, before the opening of trading on NYSE, Vertex, AIP Fund VI and Vectrus issued a joint press release announcing the execution of the merger agreement.
Recommendation of the Board; The Board’s Reasons for the Mergers
At a meeting held on March 5, 2022, the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, the stock issuance and the charter amendment, are advisable and in the best interests of Vectrus and its shareholders, (ii) approved, adopted, ratified and declared advisable the merger agreement, the mergers and the other transactions contemplated thereby, including the stock issuance and the charter amendment, and (iii) resolved to recommend that the shareholders of Vectrus approve the stock issuance proposal and the charter amendment proposal.
In evaluating the transactions, the Board consulted with and received the advice and assistance of Vectrus’ management and Vectrus’ legal and financial advisors and, in reaching its decision, the Board considered a number of factors, both positive and negative, and potential benefits and risks involved with the merger agreement and the transactions contemplated thereby. The decision of the Board to enter into the merger agreement was the result of careful consideration by the Board of numerous factors weighing positively in favor of the transactions, including the following principal factors (which are not necessarily presented in order of priority):
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the expectation that combining Vectrus and Vertex would create a larger, stronger company with (i) an enhanced ability to successfully compete for more integrated business opportunities, (ii) a more diversified revenue base across geographies, clients and contract types in supporting missions for the DoD and other government agencies, and (iii) a combined contract portfolio that will be more balanced across the government agencies served;

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the expectation that the complementary service offerings of Vectrus and Vertex will enhance the ability of the combined company to expand the scope of the combined company’s role in critical and enduring government missions while delivering cost savings, increased security and resiliency and more strategic use of resources;

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the current, historical and projected financial condition and results of operations of Vectrus on a standalone basis, including the risk of remaining a standalone company, as compared to the opportunity afforded to Vectrus shareholders to be part of a larger enterprise via the transactions;

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the Board’s knowledge of Vectrus’ business, operations, financial condition, earnings and prospects and its knowledge of Vertex’s business, operations, financial condition, earnings and prospects and the feasibility of combining the two, based on the results of Vectrus’ and Vectrus’ advisors’ due diligence review of Vertex;

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the expectation that the transactions will be accretive to Vectrus’ adjusted diluted earnings and free cash flow per share in the first full year following the consummation of the transactions;

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the expectation that the combined company will require low capital expenditures of less than 1% of the combined company revenues, which is expected to result in free cash flows of more than $175 million annually and a net income conversion ratio of more than 90%;

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the expectation that Vectrus will be able to use free cash flow to reduce its indebtedness, with target long-term net debt to EBITDA of 2.0 to 3.0x;

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the expectation that the combined company will achieve approximately $20 million in annualized pre-tax net cost synergies by 2024 through efficiencies in supply chain and contract management, shared IT infrastructure, business systems right-sizing and general corporate costs;

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the expectation that the combined company will benefit from the realization of cost synergies and other benefits resulting from Vertex’s recent acquisition of the TTS Business, which are reflected in the prospective financial information utilized by our Board and financial advisor but are not reflected in Vertex’s historical financial statements;

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the expectation that the combined company will have a better financial profile than Vectrus projects it could achieve on a standalone basis, including the following 2021 pro forma financial profile:

(i) revenue of approximately $3.4 billion and adjusted EBITDA of approximately $283 million, (ii) adjusted EBITDA margin of more than 8%, and (iii) a backlog of approximately $11.3 billion;
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the fact that the consideration to be paid to Vertex’s stockholders pursuant to the merger agreement (and the resulting equity stake in the combined company to be held by Vectrus’ current shareholders upon completion of the mergers) is the result of extensive arms’ length negotiations and the Board’s belief that the merger consideration represented Vertex’s best and final offer;

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the fact that the terms of the transactions provide our current shareholders with a significant continuing equity stake in the combined company that provides our current shareholders the opportunity to realize potential future share price appreciation and fully enjoy the benefits of the mergers through realization of synergies;

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the fact that the merger agreement provides for a fixed percentage of ownership and that no adjustment will be made in the merger consideration to be received by Vertex stockholders in the mergers as a result of possible increases or decreases in the trading price of Vectrus’ common stock following announcement of the transactions;

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the opinion of Goldman Sachs, delivered to the Board orally on March 5, 2022 and in writing on March 7, 2022, to the effect that, as of the date of Goldman Sachs’ written opinion and based upon and subject to the factors and assumptions set forth therein (as more fully described in the section entitled “— Opinion of Vectrus’ Financial Advisor”), the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Vectrus;

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the terms and conditions of the merger agreement, including each party’s representations, warranties and covenants, the conditions to each party’s obligations and the commitments by both Vectrus and Vertex to complete the transactions and the likelihood of closing the mergers;

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the governance terms set forth in the merger agreement and in the shareholders agreement to be entered into upon the closing of the mergers, including (i) that Vectrus’ continuing directors will continue to constitute a majority of the Board immediately following the completion of the mergers, (ii) that the Chairperson of the Board will be a Vectrus continuing director, (iii) that the chair of each of the standing committees of the Board will be a continuing Vectrus director and that half of the members of each standing committee of the Board will consist of Vectrus continuing directors, and (iv) that Vectrus’ current Chief Executive Officer and Chief Financial Officer will continue to serve in their respective positions for the combined company;

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the limitations that the Vertex Holdco Parties agreed to in the shareholders agreement to be entered into upon the closing of the mergers, including (i) a six-month “lock-up” restriction on the Vertex Holdco Parties’ ability to sell shares of Vectrus common stock, (ii) a standstill agreement that, among other things, will restrict the Vertex Holdco Parties from acquiring more than 62.5% of our outstanding common stock, (iii) that the Vertex Holdco Parties’ rights under the shareholders agreement will not transfer with the transfer of such person’s Vectrus common stock, and (iv) that Vertex Holdco Parties’ rights under the shareholders agreement will be reduced or will terminate if the Former Vertex Stockholders cease to hold certain ownership percentages of our shares;

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the fact that Vertex’s obligation to consummate the mergers is not subject to a financing condition, and Vertex delivered a debt commitment in an aggregate amount sufficient to cover (i) the repayment of Vectrus’ existing credit facilities, (ii) the redemption of all of the issued and outstanding shares of Vertex’s preferred stock and (iii) the fees and expenses reasonably expected to be incurred by Vectrus and Vertex in connection with the transactions;

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the Board’s belief that greater overall size and scale will create an enhanced market profile for the combined company and provide the combined company with improved access to capital markets and shareholders with increased liquidity over time;

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Vertex’s future tax benefits, which had an estimated net present value of approximately of $158 million, and are expected to provide annual tax deductions of approximately $78 million (resulting in expected annual cash tax savings of approximately $18 million) for the next 12 years, and annual tax deductions of approximately $53 million (resulting in expected annual cash tax savings of approximately $12 million) for the next 3 years thereafter;

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the ability of both companies and, in the case of Vertex, AIP Fund VI, to effectively execute and implement complex transactions, and their track records of successfully integrating acquired businesses;

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the Board’s belief that Vectrus and Vertex share similar corporate cultures and will integrate effectively;

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the Board’s belief that the combined company would continue to be led by a strong, experienced management team and that the addition of the directors identified by Vertex’s stockholders would add further valuable experience and in-depth familiarity with Vertex to the combined company’s board of directors;

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the Board’s belief that the pool of potential strategic transaction parties available to Vectrus only is limited as compared with the potential strategic transaction parties of the combined company;

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the fact that the merger agreement does not preclude a third party from making an unsolicited proposal for a competing transaction with Vectrus and that, under specified circumstances and subject to certain conditions, Vectrus may furnish non-public information to and enter into discussions with such third party regarding the competing transaction; and

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the fact that if Vectrus were to receive a Vectrus acquisition proposal that the Board determines constitutes or would reasonably be expected to lead to a superior proposal, the Board would be able, subject to certain conditions, to consider the superior proposal and withdraw or modify its recommendations to our shareholders regarding the stock issuance proposal and the charter amendment proposal and terminate the merger agreement to accept a superior proposal under certain circumstances and subject to certain conditions (including the payment of a termination fee).

The Board also weighed the factors described above against a number of risks and other factors identified in its deliberations as weighing negatively against the mergers, including the following principal factors (which are not necessarily presented in order of priority):
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the restrictions on the conduct of our business during the period between the execution of the merger agreement and the closing of the mergers;

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the costs associated with the completion of the transactions and the realization of the benefits expected to be obtained in connection with the mergers, including management’s time, energy and potential opportunity cost;

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the risk of not capturing all of the anticipated cost savings and synergies and the risk that other anticipated benefits might not be realized;

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the effect of any failure to complete the transactions, including potential termination fees and shareholder and market reactions;

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the risk that regulatory agencies may not approve the transactions or may impose terms and conditions on their approvals that adversely affect the business and financial results of the combined company;

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the challenges inherent in the combination of two businesses of the size and complexity of Vectrus and Vertex, including disruption to their respective businesses and commercial relationships, and the possible diversion of management attention for an extended period of time;

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the fact that, upon completion of the mergers, the Board will be comprised of 11 directors, with five such directors designated for nomination and election;

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the fact that, after the transactions, holders of our common stock immediately prior to the effective date of the mergers would collectively hold approximately 37.75% of the common stock of the combined company on a fully diluted basis, that AIP Fund VI, through its affiliate Vertex Holdco, will become the combined company’s majority shareholder and that the combined company will be a “controlled company” under the NYSE rules;

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the fact that, after the transactions, the Vertex Holdco Parties will have certain governance rights under the terms of the shareholders agreement, subject to the Former Vertex Stockholders retaining certain ownership thresholds, including (i) the right to nominate five directors to our Board, (ii) beginning at our 2024 annual shareholders meeting, the right to support a sixth nominee to our Board, which may have the effect of causing our Board to be comprised of a majority of directors who are representatives of the Vertex Holdco Parties, and (iii) the right to approve certain significant actions by the combined company;
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the increase in the overall number of shares of common stock of the combined company that will be outstanding following the transactions, and the resulting decrease in the aggregate percentage ownership interest of our legacy shareholders;

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certain of Vectrus’ executive officers may have interests in the mergers that may differ from, or be in addition to, the interests of Vectrus shareholder;

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uncertainties with respect to certain aspects of Vertex’s business and its ability to integrate and realize the synergies and other benefits contemplated from its recent acquisition of the TTS Business;

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the fact that Vectrus had not engaged in a competitive bid process or other broad solicitation of interest for an acquisition of Vectrus (although such decision not to engage in a competitive bid process was informed by (i) the nature of the transactions and the continuing role of Vectrus’ directors controlling the board of the combined company through at least the 2024 annual meeting, (ii) the fact that between November 9, 2021 and March 7, 2022 (i.e., during the period of time between the receipt of Vertex’s initial indication of interest and the announcement of the transactions), Vectrus did not receive any other indications of interest regarding any other potential business combination transactions; (iii) the fact that the discussions with Other Party A regarding a stock-for-stock merger did not result in agreement on acceptable terms, including with respect to the exchange ratio, and such discussions ceased in October 2021, and (iv) the fact that, under the merger agreement, potentially interested parties may submit a Vectrus acquisition proposal in the period between the announcement of the execution of the merger agreement and the shareholder vote to approve the stock issuance proposal, and if the Board determines that such proposal constitutes or would reasonably be expected to lead to a superior proposal, the Board may consider the superior proposal);

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the merger agreement precludes Vectrus from soliciting, initiating or taking any action to knowingly facilitate or induce the submission of any Vectrus acquisition proposal;

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the termination fee may discourage third parties that might otherwise be interested in a business combination with, or acquisition of, Vectrus from making a Vectrus acquisition proposal; and

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the various other risks described in the section of this proxy statement entitled “Risk Factors.”

The Board also considered the interests that the executive officers of Vectrus have with respect to the mergers in addition to their interests as shareholders of Vectrus generally (see the section of this proxy statement entitled “— Interests of Vectrus’ Executive Officers in the Mergers”).
Although the foregoing discussion sets forth the principal factors considered by the Board in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the Board, and each director may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the Board and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
After careful consideration, the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the mergers, the stock issuance and the charter amendment, are advisable and in the best interests of Vectrus and its shareholders, (ii) approved, adopted, ratified and declared advisable the merger agreement, the mergers and the other transactions contemplated thereby, including the stock issuance and the charter amendment, and (iii) resolved to recommend that the shareholders of Vectrus approve the amendment to the Vectrus articles of incorporation, to reflect a new corporate name for Vectrus, and the issuance of Vectrus common stock in connection with the mergers, in each case, on the terms and subject to the conditions set forth in the merger agreement. Accordingly, the Board unanimously recommends that Vectrus’ shareholders vote “FOR” the stock issuance proposal and the charter amendment proposal.
Opinion of Vectrus’ Financial Advisor
At a meeting of the Board on March 5, 2022, Goldman Sachs rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion, dated March 7, 2022, to the Board, to the effect that, as of the date of Goldman Sachs’ written opinion and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Vectrus.
A copy of the full text of the written opinion of Goldman Sachs, dated March 7, 2022, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the mergers and the opinion does not constitute a recommendation as to how any Vectrus shareholder should vote with respect to the stock issuance or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•
the merger agreement;

•
annual reports to shareholders and Annual Reports on Form 10-K of Vectrus for the five fiscal years ended December 31, 2021;

•
certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Vectrus;

•
certain other communications from Vectrus to its shareholders;

•
Vectrus’ financial statements;

•
certain publicly available research analyst reports for Vectrus;

•
certain internal financial analyses and forecasts for Vertex prepared by Vertex management; and

•
certain internal financial analyses and forecasts for Vectrus on a standalone basis and pro forma for the mergers and certain financial analyses and forecasts for Vertex, in each case, as prepared by Vectrus management and approved for Goldman Sachs’ use by Vectrus (collectively referred to as the “Vectrus financial forecasts”, as described in the section of this proxy statement entitled “— Certain Unaudited Prospective Financial Information Utilized by Our Board of Directors and Financial Advisor”), including certain operating synergies projected by Vectrus management to result from the mergers, as approved for Goldman Sachs’ use by Vectrus (as included in the “pro forma combined company financial forecasts” forming a part of the “financial forecasts”, as described in the section of this proxy statement entitled “— Certain Unaudited Prospective Financial Information Utilized by Our Board of Directors and Financial Advisor”).

Goldman Sachs also held discussions with members of the senior managements of Vectrus and Vertex regarding their assessment of the past and current business operations, financial condition and future prospects of Vertex and with the members of senior management of Vectrus regarding their assessment of the past and current business operations, financial condition and future prospects of Vectrus and the strategic rationale for, and the potential benefits of, the mergers; reviewed the reported price and trading activity for the shares of Vectrus common stock; compared certain financial and stock market information for Vectrus and certain financial information for Vertex with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of the Board, that the financial forecasts, including the pro forma combined company financial forecasts, were reasonably prepared on a basis reflecting the best then-available estimates and judgments of Vectrus management. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Vectrus, Vertex or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the mergers would be obtained without any adverse effect on Vectrus, Vertex or on the expected benefits of the mergers in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs also assumed that the mergers would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion did not address the underlying business decision of Vectrus to engage in the mergers, or the relative merits of the mergers as compared to any strategic alternatives that may be available to Vectrus; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addressed only the fairness from a financial point of view to Vectrus, as of the date of its written opinion, of the exchange ratio pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the mergers or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the mergers, including the fairness of the mergers to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Vectrus; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Vectrus or Vertex, or any class of such persons, in connection with the mergers, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of Vectrus common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Vectrus, or the mergers, or as to the impact of the mergers on the solvency or viability of Vectrus or Vertex or the ability of Vectrus or Vertex to pay their respective obligations when they become due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its written opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Board in connection with its consideration of the mergers and the opinion does not constitute a recommendation as to how any Vectrus shareholder should vote with respect to the stock issuance or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering to the Board of the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 4, 2022, the last completed trading day prior to Goldman Sachs’ delivery of its opinion to the Board, and is not necessarily indicative of current or future market conditions. For additional information regarding the information utilized by Goldman Sachs’ in connection with its financial analyses, please also see the section of this proxy statement entitled “— Certain Unaudited Prospective Financial Information Utilized by Our Board of Directors and Financial Advisor”.

Illustrative Discounted Cash Flow Analysis — Vectrus Standalone
Using the Vectrus standalone financial forecasts included in the financial forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Vectrus, on a standalone basis, to derive a range of illustrative present values per share of Vectrus common stock on a standalone basis.
Using discount rates ranging from 7.5% to 8.5%, reflecting estimates of Vectrus’ weighted average cost of capital, on a standalone basis, and a mid-year convention, Goldman Sachs derived a range of illustrative enterprise values for Vectrus, by discounting to present value as of December 31, 2021 (i) estimates of the unlevered free cash flows to be generated by Vectrus on a standalone basis for the period from January 1, 2022 to December 31, 2026, as reflected in the Vectrus standalone financial forecasts, and (ii) a range of illustrative terminal values for Vectrus on a standalone basis as of December 31, 2021, calculated by applying a range of terminal year multiples of 7.5x to 9.5x to Vectrus’ estimated terminal year earnings before interest, taxes, depreciation and amortization (“EBITDA”) as reflected in the Vectrus standalone financial forecasts (which analysis implied perpetuity growth rates ranging from (1.1)% to 1.6%). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the Vectrus’ target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Vectrus as well as certain financial metrics for the U.S. financial markets generally. The range of terminal year multiples of enterprise value to EBITDA was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Vectrus standalone financial forecasts and historical multiples for Vectrus.
Goldman Sachs derived ranges of illustrative enterprise values for Vectrus on a standalone basis by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived Vectrus’ net debt as of December 31, 2021, as provided by Vectrus management, to derive a range of illustrative equity values for Vectrus on a standalone basis. Goldman Sachs then divided the range of illustrative equity values by the implied total number of fully diluted shares of Vectrus common stock, as provided by Vectrus management, to derive a range of illustrative present values per share of Vectrus common stock on a standalone basis of $82 to $104 (rounded to the nearest $1.00).
Illustrative Discounted Cash Flow Analysis — Vectrus Pro Forma
Using the Vectrus pro forma combined company financial forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of Vectrus, on a pro forma basis, giving effect to the mergers to derive a range of illustrative present values per share of Vectrus common stock on a pro forma basis, as of December 31, 2021.
Using discount rates ranging from 7.0% to 8.0%, reflecting estimates of Vectrus’ weighted average cost of capital on a pro forma basis, Goldman Sachs discounted to present value as of December 31, 2021 (i) estimates of the unlevered free cash flows to be generated by Vectrus on a pro forma basis for the period from January 1, 2022 to December 31, 2026, as reflected in the pro forma combined company financial forecasts, and (ii) a range of illustrative terminal values for Vectrus on a pro forma basis as of December 31, 2021, calculated by applying a range of terminal year multiples of 8.5x to 10.5x to Vectrus’ estimated terminal year EBITDA as reflected in the pro forma combined company financial forecasts (which analysis implied perpetuity growth rates ranging from (1.1)% to 1.3%). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including Vectrus’s target capital structure weightings on a pro forma basis, the cost of long-term debt, future applicable marginal cash tax rate and a beta for Vectrus on a pro forma basis, as well as certain financial metrics for the U.S. financial markets generally. The range of terminal year multiples of enterprise value to EBITDA was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the pro forma combined company financial forecasts and historical multiples for Vectrus and Vertex.
Goldman Sachs derived ranges of illustrative pro forma enterprise values for Vectrus by adding the ranges of present values it derived as described above and adding an estimated net present value of certain of Vertex’s future tax benefits, as calculated by Goldman Sachs using the pro forma combined company financial forecasts and a discount rate of 7.5%, reflecting estimates of Vectrus’ weighted average cost of capital on a pro forma basis. Goldman Sachs then subtracted, from the range of illustrative pro forma enterprise values it derived for Vectrus on a pro forma basis, the pro forma net debt of Vectrus as of December 31, 2021, as provided by Vectrus management, to derive a range of illustrative pro forma equity values for Vectrus. Goldman Sachs then divided the range of illustrative pro forma equity values it derived by the pro forma number of fully diluted outstanding shares of Vectrus common stock, as provided by Vectrus management, to derive a range of illustrative present values per share of Vectrus common stock pro forma for the mergers ranging from $86 to $113 (rounded to the nearest $1.00).
Illustrative Present Value of Future Share Price Analysis — Vectrus Standalone
Using the Vectrus standalone financial forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Vectrus common stock on a standalone basis. For this analysis, Goldman Sachs used the Vectrus standalone financial forecasts for each of the fiscal years 2024 to 2026. Goldman Sachs first calculated the implied enterprise value of Vectrus as of December 31 for each of the fiscal years 2023 to 2025, by multiplying the one-year forward EBITDA as of such date by an illustrative range of multiples of 6.5x to 8.5x. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and next twelve months enterprise value over EBITDA (“NTM EV/ EBITDA”) multiples for Vectrus. To derive illustrative implied equity values per share of Vectrus common stock on a standalone basis, Goldman Sachs then subtracted the amount of Vectrus’ projected net debt as of December 31, 2023, 2024, and 2025, respectively, as provided by Vectrus management, from the range of implied enterprise values. Goldman Sachs then divided these implied equity values by the number of fully diluted shares of Vectrus common stock outstanding, as provided by Vectrus management, to determine implied equity values per share of Vectrus common stock as of December 31, 2023, 2024, and 2025. Goldman Sachs then discounted these implied equity values per share to December 31, 2021 using a discount rate of 8.75%, reflecting an estimate of Vectrus’ cost of equity. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for Vectrus, as well as certain financial metrics for the U.S. financial markets generally. These analyses resulted in a range of implied present values of $59 to $90 per share of Vectrus common stock (rounded to the nearest $1.00).
Illustrative Present Value of Future Share Price Analysis — Vectrus Pro Forma
Using the pro forma combined company financial forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Vectrus common stock on a pro forma basis giving effect to the mergers. For this analysis, Goldman Sachs used the combined company financial forecasts for each of the fiscal years 2024 to 2026. Goldman Sachs first calculated the implied enterprise value of Vectrus pro forma for the mergers as of December 31 for each of the fiscal years 2023 to 2025, by multiplying the one-year forward EBITDA as of such date by an illustrative range of multiples of 7.5x to 9.5x. These illustrative multiples were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical trading data and NTM EV/ EBITDA multiples for Vectrus and Vertex. To derive illustrative implied equity values per share of Vectrus common stock on a pro forma basis, Goldman Sachs then subtracted the amount of Vectrus’ projected net debt on a pro forma basis as of December 31, 2023, 2024, and 2025, respectively, as provided by Vectrus management, from the range of implied enterprise values. Goldman Sachs then divided these implied equity values by the number of fully diluted shares of Vectrus outstanding, as provided by Vectrus management, to determine implied equity values per share of Vectrus common stock on a pro forma basis as of December 31, 2023, 2024 and 2025. Goldman Sachs then discounted these implied equity values per share to December 31, 2021 using a discount rate of 8.75%, reflecting an estimate of Vectrus’ cost of equity on a pro forma basis. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for Vectrus on a pro forma basis, as well as certain financial metrics for the U.S. financial markets generally. These analyses resulted in a range of implied present values for Vectrus of $60 to $97 per share on a pro forma basis (rounded to the nearest $1.00).
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.
Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board as to the fairness from a financial point of view to Vectrus, as of the date of its written opinion, of the exchange ratio pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Vectrus, Vertex ,Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecasts.
The exchange ratio was determined through arm’s-length negotiations between Vectrus and Vertex and was approved by the Board. Goldman Sachs provided advice to Vectrus during these negotiations. Goldman Sachs did not, however, recommend any specific consideration to Vectrus or the Board or that any specific consideration constituted the only appropriate consideration for the mergers.
As described in the section entitled “— Recommendation of the Board; The Board’s Reasons for the Mergers”, Goldman Sachs’ opinion was one of many factors taken into consideration by the Board in making its determination to approve the mergers. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the Board and is qualified in its entirety by reference to the written opinion of Goldman Sachs, a copy of which is attached as Annex B to this proxy statement.
Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Vectrus and Vertex and any of their respective affiliates and third parties, including funds affiliated with American Industrial Partners, one of which, AIP Fund VI, is a significant stockholder of Vertex, and any of its affiliates and portfolio companies, or any currency or commodity that may be involved in the mergers. Goldman Sachs has acted as financial advisor to Vectrus in connection with, and has participated in certain of the negotiations leading to, the mergers. Goldman Sachs expects to receive fees for its services in connection with the mergers, the principal portion of which is contingent upon consummation of the mergers, and Vectrus has agreed to reimburse certain of its expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Vectrus and/or its affiliates from time to time. During the two-year period ended March 7, 2022, the Investment Banking Division of Goldman Sachs has been engaged by Vectrus or its affiliates to provide financial advisory or underwriting services, but such services have not resulted in Goldman Sachs recognizing compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to American Industrial Partners and/or its affiliates and/or portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor for AC Products Inc., a portfolio company of affiliates of American Industrial Partners, in connection with its acquisition of Masco Cabinetry in February 2020; as joint lead bookrunner with respect to a public offering of 5,500,000 shares of common stock by REV Group, a portfolio company of affiliates of American Industrial Partners, in June 2021; and as financial advisor to Gerber Technology, a portfolio company of AIP Fund VI, in connection with its sale to Lectra Systems in June 2021. During the two-year period ended March 7, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to American Industrial Partners or its affiliates and/or affiliates and/or portfolio companies of approximately $6.1 million. During the two-year period ended March 7, 2022, the Investment Banking

Division of Goldman Sachs has not been engaged by Vertex or its controlled affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Vectrus, Vertex, American Industrial Partners or its affiliates and their respective affiliates and, as applicable, portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with AIP or its affiliates and its affiliates from time to time and may have invested in limited partnership units of affiliates of AIP or its affiliates from time to time and may do so in the future.
The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the mergers. Pursuant to an engagement letter dated March 3, 2022, Vectrus engaged Goldman Sachs to act as its financial advisor in connection with the mergers. The engagement letter between Vectrus and Goldman Sachs provides for a transaction fee of $12 million, $2 million of which became payable upon announcement of the mergers, and the remainder of which is contingent upon consummation of the mergers. In addition, Vectrus has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Prospective Financial Information Utilized by Our Board and Financial Advisor
Although Vectrus may periodically disclose limited guidance regarding its expected near-term financial performance, Vectrus generally does not publicly disclose detailed long-term financial forecasts or internal projections as to future performance, revenue, earnings or other results, due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates.
In the course of evaluating the mergers, however, Vectrus’ management prepared certain unaudited financial forecasts and estimates relating to Vectrus’ future financial performance on a standalone basis, without giving effect to the mergers (the “Vectrus standalone financial forecasts”).
Vectrus’ management also prepared certain unaudited financial forecasts and estimates relating to the combined company’s future financial performance after giving effect to the mergers (the “pro forma combined company financial forecasts”), utilizing on a combined basis the Vectrus standalone financial forecasts and certain unaudited financial forecasts and estimates relating to Vertex’s future financial performance on a standalone basis, without giving effect to the mergers, prepared and provided to Vectrus by Vertex, as adjusted and extrapolated by Vectrus’ management (the “Vertex standalone financial forecasts” and, when referred to collectively with the Vectrus standalone financial forecasts and the pro forma combined company financial forecasts, the “financial forecasts”).
A summary of the financial forecasts were furnished to the Board and also provided to Goldman Sachs for its use and reliance in connection with its financial analysis and opinion (see the section of this proxy statement entitled “Opinion of Vectrus’ Financial Advisor”). The tables below set forth summary information in the financial forecasts as furnished to the Board and also provided to Goldman Sachs for its use and reliance in connection with its financial analysis and opinion.
The management of Vectrus has prepared the financial forecasts set forth below to present the effect of the mergers. The accompanying financial forecasts were not prepared for the purpose of, or with a view toward, public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or prospective financial information.
The financial forecasts, in the view of Vectrus management, were prepared on a reasonable basis based on estimates and judgement made by Vectrus management at the time the financial forecasts were prepared and provided to the Board, and speak only as of that time. Vectrus does not intend to update or otherwise disclose revised financial forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of events after the time the financial forecasts were prepared and provided to the Board, even in the event that any or all of the assumptions underlying the financial forecasts are no longer appropriate.

This information is not fact and should not be relied upon as being necessarily indicative of future results or guidance, and readers of the proxy statement are cautioned not to place undue reliance on the financial forecasts.
Neither Vectrus’ independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial forecasts, nor have they expressed any opinion or any other form of assurance on any of the information or its achievability, and assume no responsibility for, and disclaim any association with thein the financial forecasts.
The inclusion of the summary of the financial forecasts in this proxy statement is not intended to influence your decision whether to vote in favor of the stock issuance proposal, the charter amendment proposal or any other proposal at the special meeting, and should not be regarded as an indication that any of Vectrus, Vertex or their respective affiliates, officers, directors, employees, advisors or other representatives considered, or now consider, the financial forecasts to be material or necessarily predictive of actual future results or events, and the financial forecasts should not be relied upon as such. There can be no assurance that the financial forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. Further, given that the financial forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. The assumptions upon which the financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Vectrus and Vertex operate, and the risks and uncertainties described in the section of this proxy statement titled “Cautionary Statements Regarding Forward-Looking Statements,” all of which are difficult or impossible to predict accurately and many of which are beyond Vectrus’ control.
In addition, certain of the measures included in the financial forecasts may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Vectrus may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Goldman Sachs in connection with the mergers. Accordingly, Vectrus has not provided a reconciliation of these financial measures. Additionally, Vectrus is unable to provide such a reconciliation for prospective periods because it is unable to reasonably predict certain items contained in the GAAP financial measures, including non-recurring and infrequent items that are not indicative of ongoing operations, due to the unknown effect, timing and potential significance of certain income statement items.
Vectrus Standalone Forecasted Financial Information
The following sets forth the revenue, growth percentage, adjusted EBITDA, margin percentage, and unlevered free cash flow reflected in the Vectrus standalone financial forecasts:
	Fiscal year ending December 31
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue	$1,811	$2,195	$2,470	$2,670	$2,787
% Growth		21.2%	12.5%	8.1%	4.4%
Adjusted EBITDA(1)	$81	$104	$125	$143	$157
% Margin	4.5%	4.8%	5.1%	5.3%	5.6%
Unlevered free cash flow(2)	$35	$53	$77	$91	$103

(1)
Adjusted EBITDA, a non-GAAP financial measure, refers to earnings before interest, taxes, depreciation and amortization, as adjusted for one-time non-recurring items (as applicable).

(2)
Unlevered free cash flow, a non-GAAP financial measure, refers to Operating Income less cash taxes applicable to operating income, less capital expenditures, less changes in net working capital, less adjustments for other cash flow items. “Operating Income” is defined as EBITDA less depreciation and amortization. “Other cash flow items” includes changes in accrued and deferred taxes, changes in other assets and liabilities, and one-time non-recurring cash expenses.

Vertex Standalone Forecasted Financial Information
The following sets forth the revenue, growth percentage, adjusted EBITDA, margin percentage, and unlevered free cash flow reflected in the Vertex standalone financial forecasts:
	Fiscal year ending December 31
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue	$1,774	$2,077	$2,256	$2,334	$2,438
% Growth		17.1%	8.6%	3.4%	4.4%
Adjusted EBITDA(1)	$193	$246	$285	$311	$315
% Margin	10.9%	11.8%	12.6%	13.3%	12.9%
Unlevered free cash flow(2)	$116	$159	$185	$208	$215

(1)
Adjusted EBITDA, a non-GAAP financial measure, refers to earnings before interest, taxes, depreciation and amortization, as adjusted for one-time non-recurring items (as applicable). 2022 adjusted EBITDA includes $10 million in a discount received by Vertex from Raytheon under the transition services agreement governing Raytheon’s continued provision of services to the TTS Business. Adjusted EBITDA also includes synergy assumption from Vertex’s previously closed acquisition of the TTS Business. The synergies include $18 million of expected annual cost savings, partially phased in 2022 and 2023 and reaching full run-rate in 2024. Adjusted EBITDA does not include one-time integration costs or costs to achieve expected synergies.

(2)
Unlevered free cash flow, a non-GAAP financial measure, refers to Operating Income less cash taxes applicable to Operating Income, less capital expenditures, less changes in net working capital, less adjustments for other cash flow items, less cash-equivalent interest expense from preferred equity. “Operating Income” is defined as EBITDA less depreciation and amortization. “Other cash flow items” includes one-time non-recurring cash expenses and other non-cash adjustments.

Pro Forma Combined Company Forecasted Financial Information
The following sets forth the revenue, growth percentage, adjusted EBITDA, margin percentage, and unlevered free cash flow reflected in the pro forma combined company financial forecasts:
	Fiscal year ending December 31
($ in millions)	2022E	2023E	2024E	2025E	2026E
Revenue	$3,585	$4,272	$4,727	$5,004	$5,224
% Growth		19.2%	10.6%	5.9%	4.4%
Adjusted EBITDA (including synergies)(1)	$273	$359	$425	$469	$488
% Margin	7.6%	8.4%	9.0%	9.4%	9.3%
Unlevered free cash flow(2)	$155	$214	$279	$320	$339
Synergies(3)	$3	$13	$20	$20	$20

(1)
Adjusted EBITDA, a non-GAAP financial measure, refers to earnings before interest, taxes, depreciation and amortization, as adjusted for one-time non-recurring items (as applicable). 2022 adjusted EBITDA includes $10 million in a discount received by Vertex from Raytheon under the transition services agreement governing Raytheon’s continued provision of services to the TTS Business. Adjusted EBITDA also includes synergy assumption from Vertex’s previously closed acquisition of the TTS Business. See footnote (3) below for assumptions on cost savings from synergies.

(2)
Unlevered free cash flow, a non-GAAP financial measure, refers to Operating Income less cash taxes applicable to Operating Income, less capital expenditures, less changes in net working capital, less adjustments for other cash flow items. “Operating Income” is defined as EBITDA (inclusive of transaction synergies) less depreciation and amortization. “Other cash flow items” includes changes in accrued and deferred taxes, changes in other assets and liabilities, one-time non-recurring cash expenses and other non-cash adjustments.

(3)
Synergy assumption includes projected cost savings presented on a pre-tax basis, net of savings returned to customers as contractually required. Synergy assumption does not include cost to achieve synergies, estimated to be $20 million, which are included in “other cash flow items” as a one-time non-recurring cash expense (see note 2 above).

Interests of Vectrus’ Executive Officers in the Mergers
In considering the recommendation of the Board, Vectrus shareholders should be advised that Vectrus’ executive officers have interests that are different from, or in addition to, any interests they may have as shareholders. The Board understands the different or additional interests set forth below and considered such interests along with other matters in approving the merger agreement and the transactions contemplated by the merger agreement.
Treatment of Vectrus RSUs and Cash-Based Awards
The Amended and Restated Vectrus, Inc. 2014 Omnibus Incentive Plan, dated as of May 7, 2020 (the “LTIP”), and the associated award agreements governing the terms of Vectrus RSUs and Vectrus TSR Awards issued under the LTIP contain provisions specifying the treatment of unvested awards upon an acceleration event (as defined in the applicable award agreements). The mergers will constitute an acceleration event for purposes of the LTIP and the applicable award agreements. Under the award agreements if, during the 24 month period following an acceleration event, a participant’s employment is terminated by Vectrus or its subsidiary without “cause” or by the participant for “good reason”, any unvested Vectrus RSUs held by the participant become fully vested and Vectrus TSR Awards become vested as to a portion of the shares subject thereto as follows; a prorated portion of the award is determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the acceleration event) and the remainder determined based on target performance. The values of accelerated vesting of equity-based awards are based on Vectrus’ average closing stock price for the five days following March 7, 2022, which was $35.93, and an assumed qualifying termination date of July 5, 2022 (which for this purpose is also assumed to occur following the mergers). These values for each of our executive officers are set forth in the table below:
Double-Trigger Accelerated Vesting of Vectrus RSUs and Cash-Based Awards
	Vectrus RSUs		Vectrus TSR Awards
Name	Number (#)	Value ($)	Target Value Granted ($)	Value ($)(1)	Total ($)
Charles L. Prow	52,615	1,890,457	3,250,000	3,250,000	5,140,457
Chief Executive Officer
Susan D. Lynch	14,025	503,918	750,000	750,000	1,253,918
Chief Financial Officer
Kevin T. Boyle	8,342	299,728	512,500	512,500	812,228
Chief Legal Officer, General Counsel and Corporate Secretary
Susan L. Deagle	10,949	393,398	645,000	645,000	1,038,398
Chief Growth Officer
Corinne L. Minton-Package	6,404	230,096	362,500	362,500	592,596
SVP, Operational Technology and Enterprise

	Vectrus RSUs		Vectrus TSR Awards
Name	Number (#)	Value ($)	Target Value Granted ($)	Value ($)(1)	Total ($)
Kenneth W. Shreves	6,404	230,096	362,500	362,500	592,596
SVP, Business Organic Growth and Operational Enablement

(1)
The amount reflected assumes target value for all performance periods. The amount earned may range from 0% to 200% of the target value. The final payout amount is dependent on the Company’s Total Shareholder Return (TSR) performance relative to the TSR performance of the Aerospace & Defense companies in the S&P 1500 Index.

Termination of Employment Benefits
The Vectrus, Inc. Special Senior Executive Severance Pay Plan, as amended and restated as of February 24, 2021, generally provides that termination payments and benefits will be paid to a plan participant if there is an acceleration event (as defined in the Special Senior Executive Severance Pay Plan) and, within two years after such acceleration event, the participant’s employment is terminated by Vectrus or its subsidiary without “cause” or the participant voluntarily terminates their employment for “good reason” (such terms, as defined in the Special Senior Executive Severance Pay Plan). The mergers will constitute an acceleration event under the Special Senior Executive Pay Plan. The amount of severance payment payable upon a qualifying termination under the Special Senior Executive Pay Plan to our executive officers (based on compensation levels currently in effect) is set forth in the table below.
In addition, plan participants also receive other benefits, including continuation, at the full expense of Vectrus, in Vectrus employee benefit plans that are COBRA eligible for a period of two years (except, for Mr. Prow, two and one-half years) following the participant’s termination of employment.
Name	Cash ($)	Benefits ($)(1)	Total ($)
Charles L. Prow	4,462,500	22,207	4,484,707
Chief Executive Officer
Susan D. Lynch	1,750,000	25,986	1,775,986
Chief Financial Officer
Kevin T. Boyle	1,440,000	25,986	1,465,986
Chief Legal Officer, General Counsel and Corporate Secretary
Susan L. Deagle	1,662,500	14,047	1,676,547
Chief Growth Officer
Corinne L. Minton-Package	960,000	10,828	970,828
SVP, Operational Technology and Enterprise
Kenneth W. Shreves	960,000	360	960,360
SVP, Business Organic Growth and Operational Enablement

(1)
The benefits listed in this column comprise the value of the continuation of health care benefits for a period equal to the multiplier used to calculate severance (described in note (1) under the “Golden Parachute Compensation” table below). The amounts set forth in this column constitute “double trigger” payments for purposes of Item 402(t) of SEC Regulation S-K.

If the payments and benefits provided to participants in the Special Senior Executive Pay Plan constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the payments and benefits will be either (i) delivered in full or (ii) delivered to such lesser extent as would result in no portion of such amounts being subject to the Excise Tax, whichever of the foregoing results in the receipt by the participant on an after-tax basis of the greatest amount.
Vectrus Retention Bonuses
Certain of our executive officers may be awarded a retention bonus in connection with the mergers, with an individual amount not to exceed $150,000 and a maximum aggregate amount of $1,000,000. No such bonuses have been awarded to any executive officer as of the date hereof.
Treatment of Vectrus Excess Savings Plan
The Vectrus Systems Corporation Excess Savings Plan, dated as of September 27, 2014, provides that upon the occurrence of a change in control (as defined in the Excess Savings Plan), participants will automatically receive the balance of their accounts in a single lump sum payment within 90 days of the change in control. The mergers will constitute a change in control for purposes of the Excess Savings Plan. Accordingly, it is expected that our executive officers will receive the balance of their accounts upon the consummation of the mergers.
Name	Account Balance ($)	Total ($)
Charles L. Prow	85,188	85,188
Chief Executive Officer
Susan D. Lynch	11,916	11,916
Chief Financial Officer
Kevin T. Boyle	11,146	11,146
Chief Legal Officer, General Counsel and Corporate Secretary
Susan L. Deagle	14,703	14,703
Chief Growth Officer
Corinne L. Minton-Package	1,725	1,725
SVP, Operational Technology and Enterprise
Kenneth W. Shreves	2,712	2,712
SVP, Business Organic Growth and Operational Enablement
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of Vectrus’ named executive officers in connection with mergers, assuming that the closing date is July 5, 2022, and each named executive officer is terminated without cause immediately following the closing of the mergers.
Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Charles L. Prow	7,797,688	1,890,457	22,207	9,710,352
Chief Executive Officer
Susan D. Lynch	2,511,916	$503,918	25,986	3,041,820
Chief Financial Officer
Kevin T. Boyle	1,963,646	$299,728	25,986	2,289,360
Chief Legal Officer, General Counsel and Corporate Secretary
Susan L. Deagle	2,322,203	$393,398	14,047	2,729,648
Chief Growth Officer
Corinne L. Minton-Package	1,324,225	$230,096	10,828	1,565,149
SVP, Operational Technology and Enterprise

Name	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Kenneth W. Shreves	1,325,212	$230,096	360	1,555,668
SVP, Business Organic Growth and Operational Enablement

(1)
The amounts set forth in this column comprise the aggregate cash compensation payable to our executive officers in connection with the mergers and a simultaneous termination of employment, consisting of: (a) a cash severance amount equal to two and a half (2.5) (in the case of Mr. Prow), two (2.0) (in the case of Ms. Lynch, Mr. Boyle and Ms. Deagle) and one and a half (1.5) (in the case of Ms. Minton-Package and Mr. Shreves) times the executive’s annual base salary and target annual incentive opportunity at the time of the termination, and (b) vesting of the Vectrus TSR Awards in an amount equal to (i) the prorated portion of the award that is determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the acceleration event), (ii) the remaining portion that is determined based on target performance and (iii) a lump sum cash payment equal to the executive officers’ account balances under the Excess Savings Plan.

The cash amounts described above constitute “double trigger” payments for purposes of Item 402(t) of SEC Regulation S-K, because such payments become due solely in the event of a termination of employment within two years following a change in control. See the section of this proxy statement entitled “— Termination of Employment Benefits” for a discussion of each executive’s entitlement upon a termination in connection with a change in control.
Name	Severance Component	AIP Component	Vectrus TSR Awards	Excess Savings Plan	Total Cash
Charles L. Prow	$2,125,000	$2,337,500	$3,250,000	$85,188	$7,797,688
Susan D. Lynch	$1,000,000	$750,000	$750,000	$11,916	$2,511,916
Kevin T. Boyle	$900,000	$540,000	$512,500	$11,146	$1,963,646
Susan L. Deagle	$950,000	$712,500	$645,000	$14,703	$2,322,203
Corinne L. Minton-Package	$600,000	$360,000	$362,500	$1,725	$1,324,225
Kenneth W. Shreves	$600,000	$360,000	$362,500	$2,712	$1,325,212

(2)
The amounts set forth in this column comprise the aggregate value of Vectrus RSUs that the executive officers would be entitled to receive in respect of the acceleration and vesting in full of the Vectrus RSUs. The amounts set forth in this column constitute “double trigger” payments for purposes of Item 402(t) of SEC Regulation S-K.

Name	Vectrus RSUs	Total Equity
Charles L. Prow	$1,890,457	$1,890,457
Susan D. Lynch	$503,918	$503,918
Kevin T. Boyle	$299,728	$299,728
Susan L. Deagle	$393,398	$393,398
Corinne L. Minton-Package	$230,096	$230,096
Kenneth W. Shreves	$230,096	$230,096

(3)
The benefits in this column comprise the value of the continuation of health care benefits for a period equal to the multiplier used to calculate severance (described in note (1) under the “Golden Parachute Compensation” table below). The amounts set forth in this column constitute “double trigger” payments for purposes of Item 402(t) of SEC Regulation S-K. None of the named executive officers will be entitled to additional perquisites in connection with the transaction. None of the named executive officers will be entitled to additional pension or non-qualified deferred compensation benefits in connection with the transaction. None of the named executive officers is entitled to a tax reimbursement or gross-up in respect of the payments described in the table.

Treatment of Vertex Equity Awards
As of April 21, 2022, there were compensatory stock options to acquire 25,330.30 shares of Vertex common stock outstanding under the Vertex 2018 Equity Incentive Plan that, pursuant to the merger agreement, will be converted into Vectrus RSU awards. In accordance with the terms of the plan and pursuant to the merger agreement, as of immediately prior to the first effective time each then-outstanding Vertex stock option will be cancelled and, in exchange therefor, the holder of such Vertex stock option will generally receive, as soon as practicable following the second effective time, a designated number of Vectrus RSU awards. This is expected to result in the issuance of 1,346,089 Vectrus RSUs. Certain former employees will receive a cash payment in a specified amount instead of receiving Vectrus RSU awards in exchange for their Vertex stock options.
Each Vectrus RSU award will vest as to 25% of the shares subject thereto on each of the 6-month, 12-month, 18-month and 24-month anniversaries of the closing date (rounded down to the nearest whole share in the case of the first 3 vesting tranches), generally subject to the grantee’s continued employment, with the exception of the current Vertex Chief Executive Officer, whose RSU grant will vest on December 31, 2022 subject to his continued employment through such date. The terms of the Vectrus RSU awards will include full vesting if the grantee’s employment is terminated by Vectrus or its subsidiary without Cause, by the grantee for Good Reason or as a result of the grantee’s death or Disability. For purposes of these Vectrus RSU award agreements:
—
The term “Cause” means (i) the grantee’s material misconduct, (ii) the grantee’s material violation of Vectrus’ policies, rules or Code of Conduct or any other terms or conditions relating to the grantee’s employment or any agreement with the grantee or (iii) any other conduct of the grantee that the Compensation and Personnel Committee of the board of directors of Vectrus in its sole discretion unanimously determines in good faith constitutes Cause.

—
The term “Good Reason” means, without the grantee’s express written consent and excluding any action which is remedied by Vectrus (or an affiliate or any successor, as the case may be) within thirty (30) days after receipt of notice from the grantee, a reduction in the grantee’s annual base compensation (whether or not deferred) or annual bonus opportunity; provided that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the grantee’s knowledge thereof, unless the grantee has given the Vectrus (or an affiliate or any successor, as the case may be) notice thereof prior to such date, and the date of the grantee’s termination of employment for Good Reason must occur, if at all, within one hundred and eighty (180) days following the later of the occurrence of the Good Reason event or the grantee’s knowledge thereof.

—
The term “Disability” will mean that Vectrus determines that the grantee is completely and permanently unable to perform all of his or her duties under the terms of his or her employment, as determined by Vectrus upon the basis of such evidence, including independent medical reports and data, as Vectrus deems appropriate or necessary; provided however, that with respect to any portion of the award that constitutes deferred compensation for purposes of Section 409A of the Code and any related regulations or other effective guidance promulgated thereunder (“Section 409A”), the grantee shall not be deemed to be Disabled unless and until the date the grantee becomes “disabled” as that term is used in Section 409A.

Governance of the Combined Company Following the Mergers
Name of Company; Headquarters
Vectrus and Vertex have agreed that at the closing, the name of Vectrus will be changed to “V2X, Inc.” Effective as of the closing or shortly thereafter, the combined company will locate its headquarters in the Northern Virginia area, with the specific location to be agreed between Vectrus and Vertex. The combined company’s board of directors will determine the specific location if Vectrus and Vertex are unable to agree to a specific location prior to the closing.

Board of Directors
As of the closing of the mergers, the board of directors of the combined company will be comprised of eleven members, five of whom will be designated by Vertex (who will be John “Ed” Boyington, Dino Cusumano, Lee Evangelekos, Joel Rotroff and Neil Snyder), five of whom will be continuing directors designated by Vectrus (who will be Mary L. Howell, Melvin E. Parker, Eric M. Pillmore, Stephen L. Waechter, and Phillip C. Widman) , and one of which will be Charles L. Prow, the Chief Executive Officer of Vectrus as of immediately prior to the closing of the mergers. Each continuing director will meet the applicable independence standards of the NYSE and the combined company’s governance principles. The board of directors of the combined company will be classified, with at least one but not more than two directors designated by Vertex appointed to each class. Pursuant to the shareholders agreement, during the appointment period, the board of directors will be comprised of 11 members unless otherwise approved by the requisite consent.
Vectrus has designated Mary L. Howell as the continuing director to serve as chairman of the combined company’s board of directors. In addition, Vectrus has the right to designate one current director who is resigning from the Board in connection with the mergers as a non-voting board observer of the combined company, effective as of the closing. If designated, the non-voting board observer will serve in such capacity until the earlier of three years from the closing, a time determined by a majority of the directors who are not Vertex Holdco designees, and the non-voting board observer’s death, disability, retirement or resignation.
During the appointment period, the Vertex Holdco Parties will be permitted under the terms of the shareholders agreement to designate, from time to time, the total number of designees for nomination and election to the board of directors set forth in the table below (each a “Vertex Holdco designee”), subject to the allocation of such designees among the classes of directors, for so long as the Former Vertex Stockholders collectively beneficially own a percentage of outstanding shares of combined company common stock that exceeds the ownership thresholds set forth in the table below (each such percentage, an “ownership threshold”).
	Former Vertex Stockholders ownership threshold
	Greater than or equal to 36%	Greater than or equal to 32%	Greater than or equal to 28%	Greater than or equal to 25%
Number of Vertex Holdco designees	5	4	3	2
The shareholders agreement requires the combined company to take all actions within its direct or indirect control (including any actions within the control of the board of directors of the combined company) and permitted by applicable law, stock exchange rules, and the combined company’s organizational documents to cause the election of the Vertex Holdco designees, including, among other things, nominating and appointing the Vertex Holdco designees and including the Vertex Holdco designees in the slate of nominees recommended by the board of directors in the combined company’s proxy statement or notice of meeting.
If the percentage of outstanding shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders falls below one of the applicable ownership thresholds, then the shareholders agreement provides that the Vertex Holdco Parties will provide written notice to the combined company and at the option of the Vertex Holdco Parties, (1) one Vertex Holdco designee will resign, effective no later than the next annual meeting, or (2) the Vertex Holdco Parties will not designate one Vertex Holdco designee that the Vertex Holdco Parties would otherwise have been entitled to designate at the next annual meeting. The Vertex Holdco Parties will cause the Vertex Holdco designees on the board of directors to resign from the board of directors on the first date that the percentage of outstanding shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders falls below 25%, and the Vertex Holdco Parties will no longer be entitled to designate any directors to the board of directors.
Until the combined company’s 2024 annual meeting, the shareholders agreement requires each Former Vertex Stockholder to vote its shares of combined company common stock (1) for the Vertex Holdco designee and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the nominating and governance committee of the board of directors of the combined company. Beginning at the 2024 annual meeting, each Former Vertex Stockholder will be entitled to vote its shares of combined company common stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member board of directors of the combined company), and for all other nominees who are not Vertex Holdco designees, in an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the combined company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s discretion, either in accordance with the recommendation of the nominating and governance committee of the board of directors of the combined company or in the same manner as, and in proportion to, shares voted by, the combined company’s shareholders (excluding all Former Vertex Stockholders). The shareholders agreement requires the combined company to take all necessary action to cause the combined company’s 2024 annual meeting to be held on or about May 6, 2024, or an earlier date. The shareholders agreement provides that the Former Vertex Stockholders may vote their shares in their discretion on any proposal or resolution that is not an election of directors.
Committees
Following the closing, the combined company will maintain an audit committee, a compensation committee, a nominating and governance committee, and a strategy committee. Vectrus and Vertex will agree to a Chairperson of each such committee prior to the closing. Each such Chairperson will be a continuing director mutually agreed to by the parties prior to closing. During the appointment period, each committee of the board of directors will consist of four members (unless otherwise approved by a majority of each of the Vertex Holdco and non-Vertex Holdco designees), at least two of which will not be Vertex Holdco designees. The Vertex Holdco Parties may designate (1) two Vertex Holdco designees to serve on each committee of the board of directors for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock and (2) one Vertex Holdco designee to serve on each committee of the board of directors for so long as at least one Vertex Holdco designee serves on the board of directors, in each case, subject to applicable listing standards and SEC rules.
During the appointment period, the audit committee of the board of directors of the combined company will be composed of entirely members who are independent under NYSE listing requirements. The Vertex Holdco Parties will be entitled to designate a Vertex Holdco designee to the audit committee of the board of directors of the combined company if, at any time during the appointment period, the Vertex Holdco Parties were unable to designate their full number of designees to the audit committee because of the foregoing independence requirement and a Vertex Holdco designee is subsequently determined to be an independent director permitted to be appointed by the Vertex Holdco Parties.
Company Actions
Pursuant to the shareholders agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock, the combined company will not, without the requisite consent of the Vertex Holdco Parties:
•
commence the dissolution, winding up or bankruptcy of the combined company or a significant subsidiary;

•
issue capital stock or stock equivalents representing, on a preceding 36-month basis, greater than 10% of the outstanding combined company common stock, excluding common stock or stock equivalents issued in connection with an acquisition approved by a majority of the board of directors;

•
redeem, acquire or otherwise purchase capital stock of the combined company in excess of $50.0 million, individually or in the aggregate, during any fiscal year;

•
repeal, amend or modify the combined company’s articles of incorporation or bylaws in a manner that would (a) adversely affect any right or protection or increase the liability (actual or potential) of a Vertex Holdco designee with respect to any acts or omissions occurring prior to such repeal, amendment or modification; (b) change the combined company’s (i) name, (ii) jurisdiction of incorporation, (iii) principal executive office location or (iv) corporate purpose; or (c) adversely affect the combined company’s ability to perform under the shareholders agreement;
•
declare or pay any dividend or distribution (a) on a non-pro rata basis or (b) in excess of $25.0 million in the aggregate during any fiscal year;

•
merge or consolidate the combined company or any significant subsidiary, spinoff a business, or engage in any similar transaction for consideration having a fair market value in excess of 9% of the total consolidated revenue of the combined company;

•
acquire any business, properties, assets, or entities having an enterprise value in excess of 9% of the total consolidated revenue of the combined company (except ordinary course of business acquisitions of inventory or equipment, consistent with past practice);

•
sell or transfer assets for consideration having a fair market value in excess of 9% of the total consolidated revenue of the combined company (except ordinary course of business sales or transfers, consistent with past practice);

•
enter into any joint venture or similar business alliance requiring (a) the contribution of assets (including any required capital contributions) and/or (b) the assumption of liabilities (in respect of the preceding clauses (a) and (b), having a fair market value in excess of $20.0 million in the aggregate);

•
agree to make any capital expenditures in excess of $50.0 million, individually or in the aggregate, during any fiscal year;

•
incur indebtedness (excluding (A) any incurrence under the combined company’s existing credit facilities or (B) any ordinary course of business incurrence under the combined company’s existing asset-based loan or revolving credit facility) that causes the combined company’s total net leverage ratio to exceed 4.5;

•
terminate the combined company’s Chief Executive Officer or Chief Financial Officer;

•
hire a replacement Chief Executive Officer or Chief Financial Officer; or

•
designate a director to the combined company’s board of directors in a manner contrary to the designation rights of the Vertex Holdco Parties under the shareholders agreement.

For a description of Vectrus’ current corporate governance and board committees, see the sections of this proxy statement entitled “Corporate Governance” and “Board Committees and Meetings.”
Management
Pursuant to the merger agreement, Charles L. Prow will continue to serve as the Chief Executive Officer of the combined company and Susan D. Lynch will continue to serve as the Chief Financial Officer of the combined company. The rest of the combined company’s executive team will be identified and agreed to by Vectrus and Vertex in due course prior to the closing. The combined company expects to draw on the leadership teams of both of Vectrus and Vertex.
Controlled Company
Following the consummation of the mergers, Vertex Holdco, an affiliate of AIP Fund VI, will control approximately 58% of the voting power of the combined company. The combined company will therefore be a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and will qualify for, and intends to rely on, exemptions from certain governance standards that would otherwise be applicable. Pursuant to the shareholders agreement, unless a majority of the Vertex Holdco designees and a majority of the board of directors of the combined company determine otherwise, the combined company will elect to be a controlled company under the applicable listing standards then in effect for so long as the combined company qualifies as a “controlled company.”
Under Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements that would otherwise require the combined company to have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors; (3) a compensation committee comprised solely of independent directors; and (4) director nominees selected, or recommended for selection, by the nominating committee. The combined company intends to rely on these exemptions. The controlled company exemption does not modify the independence requirements for the audit committee, and the combined company intends to continue to comply with the requirements of the NYSE rules with respect thereto.
Pursuant to the shareholders agreement, the Vertex Holdco Parties and the combined company will take whatever action may be reasonably necessary, if any, to cause the combined company to comply with SEC rules and applicable listing standards then in effect if the combined company ceases to qualify as a “controlled company.”
Bylaw Amendment
Pursuant to the merger agreement, effective as of the closing, Vectrus will amend and restate its bylaws to (1) incorporate the terms of the shareholders agreement into Vectrus’ bylaws in all respects and (2) opt out of the Control Share Acquisitions statute such that Chapter 42 of the IBCL will not apply to control share acquisitions of shares of Vectrus, occurring after the date the bylaws are amended and restated.
Closing and Effective Time of the Mergers
The closing will take place on the fifth business day following the satisfaction or (to the extent permitted by law) waiver by the party or parties entitled to the benefits thereof of the conditions to the closing (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), or at such other time and date as will be agreed in writing between Vectrus and Vertex. Subject to the satisfaction or waiver of the conditions to the closing described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Mergers,” including the approval of the stock issuance proposal and the charter amendment proposal by Vectrus shareholders at the special meeting, it is anticipated that the mergers will close in the third quarter of 2022. It is possible that factors outside the control of both companies could result in the mergers being completed at a different time, or not at all.
The mergers will be effective on the date and time of the filing of the certificates of merger, or such later date and time as the parties will agree and specify in the certificates of merger. Under the terms of the merger agreement, the second certificate of merger will be filed immediately after the first effective time (or at such later date and time as may be agreed by the parties in writing), but in all cases the second certificate of merger will be filed after the first certificate of merger.
Regulatory Approvals
Completion of the mergers is subject to the receipt of certain required regulatory approvals, including the receipt of antitrust clearance in the U.S. and obtaining certain required foreign regulatory approvals. In connection with the mergers, Vectrus and Vertex are also required to seek certain approvals from the FCC and intend to inform the FAA of the mergers.
At any time before or after consummation of the transactions, notwithstanding the termination of the waiting period under the HSR Act and receipt of any required foreign regulatory approvals, the DOJ, FTC or any U.S. state, or any other U.S. or non-U.S. governmental authority, could take such action under applicable antitrust laws, foreign direct investment laws or other applicable laws as any such authority deems necessary or desirable in the public interest, including seeking to enjoin the completion of the transactions or seeking divestiture of substantial assets of Vectrus and Vertex. A competitor, customer or other third private party also may seek to take legal action under the antitrust laws challenging or seeking to enjoin the transactions, before or after they are consummated.
Under the merger agreement, Vectrus and Vertex must use reasonable best efforts to take all necessary actions to obtain all approvals of governmental authorities required to complete the transactions. For a description of the parties’ obligations with respect to regulatory and other governmental approvals related to the transactions, see the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Transactions.”
HSR Approval
Under the HSR Act and the rules promulgated thereunder, the mergers may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period (or any extensions thereof) has expired or been terminated. On March 21, 2022, each of Vectrus and Vertex filed with the FTC and the DOJ notification and report forms under the HSR Act with respect to the proposed mergers. The waiting period with respect to the notification and report forms filed under the HSR Act expired on April 21, 2022.
German Foreign Direct Investment and Control Approval
Germany’s review of foreign direct investments is governed by the Foreign Trade and Payments Act and the German Foreign Trade and Payments Ordinance. The German foreign direct investment regime distinguishes between: (a) the sector-specific investment review, and (b) the general investment review, which is also called the cross-sector investment review. The Foreign Trade and Payments Ordinance lists certain industries that are subject to general investment review, but have a likely effect on public order or security. Transactions falling within the scope of this list or subject to the sector-specific investment review must be notified to the German Federal Ministry of Economic Affairs and Climate Action (the “Ministry”). Filing is voluntary for other transactions that may be subject to the general investment review, but are not specifically listed in the Foreign Trade and Payments Ordinance. If a filing (i.e. notification) is mandatory, the transaction cannot be consummated until it is cleared by the Ministry. Clearance is deemed to be granted if the Ministry does not open a full review within two months of the initial filing. Vectrus and AIP Fund VI each made a sector-specific filing on April 22, 2022.
United Kingdom Foreign Direct Investment and Control Approval
The United Kingdom’s review of foreign direct investments is governed by the National Security and Investment Act 2021 (the “NSIA”). Pursuant to the NSIA, certain transactions involving entities that carry on specified activities in the United Kingdom must be approved by the relevant U.K. Secretary of State. The U.K. Secretary of State also has the power to call in transactions for review where he or she reasonably suspects that a transaction has given rise or may give rise to a risk to national security. The U.K. Secretary of State has broad powers to make interim and final orders for the purpose of preventing, remedying or mitigating such a national security risk. The transactions require mandatory approval pursuant to the NSIA before closing may occur, Vectrus submitted a notification seeking approval on April 13, 2022.
Australia Foreign Direct Investment and Control Approval
Australia’s Foreign Acquisitions and Takeover Act 1975 requires notification of certain types of foreign direct investment, including transactions involving entities that carry on a national security business in Australia. Vectrus and Vertex submitted a notification seeking approval on April 19, 2022.
Romanian Foreign Direct Investment and Control Approval
In Romania, foreign direct investment in sectors defined under the law as relevant to national security is subject to review by the Supreme Council on National Defense (CSAT). Notification to CSAT is made via the Romanian Competition Council. Vectrus and Vertex submitted a notification on April 13, 2022.
FCC Approvals
As a general matter, transferring control of a FCC license requires prior FCC approval or notice, depending on the license type. For some types of licenses as well as equipment authorizations, only a post-closing notice is required. Each of Vectrus and Vertex will need to seek FCC approval to transfer control of certain of their FCC licenses in connection with the mergers. Once the transaction closes, notices of consummation will need to be filed with the FCC for all licenses for which prior FCC approval was sought and obtained.

FAA Approvals
Vertex will voluntarily notify the FAA of the mergers with respect to the repair station certificates held by Vertex Aerospace LLC, Vertex Aircraft Integration and Sustainment LLC, and Raytheon Company.
Accounting Treatment
The mergers will be treated as a business combination under ASC 805, with Vectrus as the deemed accounting acquirer and Vertex as the deemed acquiree for accounting purposes. Vectrus expects that, upon completion of the mergers, Vertex Holdco will hold approximately 58% of the outstanding common stock and voting power of the combined company. However, the merger agreement provides that Vectrus has control of the Board, comprising 6 of the 11 board seats. Further, the merger agreement states that the current Vectrus Chief Executive Officer and Chief Financial Officer will serve in these roles for the combined company. Based on these factors Vectrus determined that Vectrus is the party to exercise control over the combined entity and is therefore the accounting acquirer.
Under ASC 805, the assets, including identifiable intangible assets, and liabilities of Vertex will be recorded at their respective fair values at the closing date of the mergers and added to those of Vectrus. Any excess of the consideration paid for the mergers over the net fair value of Vertex’s assets and liabilities will be recorded as goodwill. The results of operations of Vertex will be combined with the results of operations of Vectrus at the closing date of the mergers.
Listing of the Combined Company Common Stock on the NYSE
Following the consummation of the mergers, the common stock of the combined company is expected to be listed for trading on the NYSE under the symbol “VVX”.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following section summarizes material provisions of the merger agreement, which is included in this proxy statement as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of each of Vectrus, Merger Sub Inc., Merger Sub LLC and Vertex are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement. Our shareholders are urged to read the merger agreement carefully and in its entirety as well as this proxy statement before making any voting decisions, including the approval of the stock issuance proposal and the charter amendment proposal.
The merger agreement is included in this proxy statement to provide you with information regarding its terms and is not intended to provide any factual information about Vectrus, Merger Sub Inc., Merger Sub LLC, Vertex or their respective subsidiaries or affiliates. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties were made only for purposes of the merger agreement and as of specified dates and were qualified and subject to important limitations agreed to by the parties, were solely for the benefit of the other parties to the merger agreement and:
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may not be intended as statements of fact, but rather as a way of contractually allocating the risk between the parties in the event the statements therein prove to be inaccurate;

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have been qualified by certain confidential disclosures that were made between the parties to the merger agreement, which disclosures are not reflected in the merger agreement itself; and

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may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors and reports and documents filed with the SEC.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents of Vectrus incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find More Information.” Investors are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, and such subsequent information may or may not be fully reflected in Vectrus’ public disclosures. The representations and warranties in the merger agreement will not survive the completion of the mergers.
This summary is qualified in its entirety by reference to the merger agreement.
Description of the Merger Agreement
Terms of the Merger; Merger Consideration
The merger agreement provides that, on the terms and subject to the conditions set forth in the merger agreement, at the first effective time, Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus and, immediately following the first merger, Vertex will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus. In addition, on the closing date, immediately following the second merger, pursuant to the terms of the merger agreement, Vectrus will cause a series of intercompany contributions to occur such that certain subsidiaries of Vectrus will become direct or indirect subsidiaries of Vertex Borrower.
At the first effective time, by virtue of the first merger and without any action on the part of (i) any of Vertex, Vectrus or Merger Sub Inc. or (ii) the holders of any equity interests in Vertex, Vectrus or Merger Sub Inc., each share of Vertex common stock issued and outstanding immediately prior to the first effective time, other than shares of Vertex common stock held immediately prior to the first effective time by

Vertex (as treasury stock or owned by any subsidiary of Vertex), which will automatically be cancelled and retired and cease to exist pursuant to terms of the merger agreement, will be converted into the right to receive 67.8668567 fully paid and nonassessable shares of Vectrus common stock. As of the first effective time, all outstanding shares of Vertex common stock will no longer be outstanding, will automatically be cancelled and retired and will cease to exist. As of the first effective time, each holder of any shares of Vertex common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration, as described above and, if any, cash in lieu of any fractional shares, as described below, and subject to the terms and conditions set forth in the merger agreement.
No fractional shares of Vectrus common stock will be issued in the first merger. All fractional shares of Vectrus common stock that a Vertex stockholder would otherwise be entitled to receive as a result of the first merger will be aggregated and, if a fractional share results from such aggregation, such Vertex stockholder will be entitled to receive, in lieu of such fractional shares, from Vectrus an amount in cash (rounded to the nearest cent), without interest, determined by multiplying the fraction of such fractional share of Vectrus common stock by the arithmetic average of the closing price (rounded to the nearest one ten-thousandth) of Vectrus common stock on the last five (5) trading days immediately preceding the closing date.
As a result of the mergers, holders of Vectrus common stock as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, in each case, following the closing.
The merger consideration described above will, subject to certain exceptions, be adjusted appropriately and proportionately in connection with any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange, consolidation, equity issuance or readjustment of shares, subdivision, forfeiture or other similar transaction, or any stock dividend with respect to the equity interests of Vertex and Vectrus occurring after the date of the merger agreement and prior to the first effective time to eliminate the effect of any such event on the merger consideration or any such other amounts payable pursuant to the merger agreement.
Treatment of Vertex Stock Options
Each Vertex stock option that is outstanding immediately prior to the first effective time will be cancelled as of the first effective time and, in exchange therefor, the holder of such Vertex option will generally be entitled to receive, as soon as practicable following the second effective time, Vectrus RSU awards with respect to a designated number of shares of Vectrus common stock; provided that certain former Vertex employees will instead receive a cash payment (subject to applicable withholding) in exchange for their Vertex stock options. Subject to certain exceptions, generally, each Vectrus RSU award issued pursuant to the terms of the merger agreement in exchange for a Vertex stock option will vest as to 25% of shares of Vectrus common stock subject thereto on each of the six (6) month, twelve (12) month, eighteen (18) month and twenty four (24) month anniversaries of the closing date (rounded down to the nearest whole share in the case of the first three (3) vesting tranches), subject to such holder’s continued employment and to accelerated vesting in certain circumstances.
Completion of the Mergers
The closing will take place remotely via the electronic exchange of documents and signatures at 9:00 a.m. (Eastern Time) on the fifth (5th) business day after the date the conditions set forth in the merger agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or permitted waiver of such conditions) have been satisfied or waived (to the extent permitted by law) or at such other time and date as will be agreed in writing between Vectrus and Vertex. Concurrently with the closing, (i) subject to receipt of the charter amendment proposal, we will cause the Vectrus charter amendment to be filed with the Secretary of State of the State of Indiana in accordance with the relevant provisions of the IBCL and (ii) we will cause the first certificate of merger and second certificate of merger to be filed with the Secretary of State of the State of Delaware.

The first merger will become effective at such time as the first certificate of merger in the form attached as Exhibit D to the merger agreement is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Vertex and Vectrus in writing and specified in such certificate of merger in accordance with the DGCL.
The second merger will become effective at such time as the second certificate of merger in the form attached as Exhibit E to the merger agreement is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by Vertex and Vectrus in writing and specified in such certificate of merger in accordance with the DGCL and the DLLCA, but in all cases after the first effective time.
Vertex and Vectrus currently expect the closing to occur in the third quarter of 2022. However, as the mergers are subject to the receipt of certain required regulatory clearances and the satisfaction or waiver of other conditions described in the merger agreement, it is possible that factors outside the control of Vertex and Vectrus could result in the mergers being completed at a later time or not at all.
Vectrus Governance Matters
The merger agreement contains certain provisions relating to governance matters of Vectrus following completion of the mergers.
Vectrus Charter Amendment
Subject to the receipt of the approval of Vectrus’ shareholders of the charter amendment proposal, the articles of incorporation of Vectrus will be amended and restated to reflect Vectrus’ new corporate name, which will be “V2X, Inc.” and Vectrus will cause such amended and restated articles of incorporation of Vectrus to be filed with the Secretary of State of the State of Indiana in accordance with the relevant provisions of the IBCL and other applicable law of the State of Indiana.
Headquarters
Effective as of the closing or as soon as reasonably practicable thereafter, Vectrus’ headquarters will be located in the Northern Virginia area, with the specific location of the headquarters to be mutually agreed by Vectrus and Vertex; provided that if such specific location is not determined prior to the closing, such specific location will be determined by the Board after the closing.
Board of Directors of the Combined Company
As of the closing, the board of directors of the combined company will be comprised of eleven members, five of whom will be designated by Vectrus (each of whom will meet the applicable independence standards of the NYSE and Vectrus’ corporate governance principles), five of whom will be designated by Vertex, and one of whom will be the Chief Executive Officer of Vectrus as of immediately prior to the closing. In addition, as of the closing, the board of directors of the combined company will remain staggered, with at least one director designated by Vertex appointed to each class and no more than two directors designated by Vertex appointed to any class.
Chairperson of the Board of Directors of the Combined Company
As of the closing, Mary L. Howell will serve as Chairperson of the board of directors of the combined company.
Committees of the Board of Directors of the Combined Company
Vectrus will take all necessary actions to maintain the following four committees of the board of directors of the combined company as of the closing: (i) audit committee; (ii) compensation committee; (iii) nominating and governance committee; and (iv) strategy committee, collectively referred to as the “standing committees.” Vectrus will cause the board of directors of the combined company to appoint two Vertex appointees to each of the standing committees (other than the audit committee, unless the Board reasonably determines one or more of such individuals satisfy the independence standards of the NYSE and Vectrus’ corporate governance principles) effective as of the closing. The chair of each of the standing committees as of the closing will be one of the individuals designated by Vectrus to remain on the board of directors of the combined company, as mutually agreed in good faith between the parties prior to the closing.
Vectrus Executive Officers
The Chief Executive Officer and Chief Financial Officer of Vectrus as of immediately prior to the closing will continue to serve in such positions from and after the closing, and the other executive officers of the combined company from and after the closing will be such persons as Vectrus and Vertex will, cooperating in good faith, mutually agree prior to the closing.
Controlled Company
Following the closing, Vectrus will take such appropriate action to qualify as a “controlled” company under the rules of the NYSE.
Board Observer
Vectrus will, at the closing, be entitled (but will not be obligated) to designate a resigning director of the current Board to serve as a non-voting board observer.
Representations and Warranties
The merger agreement contains generally reciprocal representations and warranties, except as otherwise indicated below. Each of Vertex and Vectrus has made representations and warranties regarding, among other things:
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organization, existence, standing, qualification to do business and corporate organizational power;

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authority with respect to the execution and delivery of the merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

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required regulatory filings and consents and approvals of governmental authorities;

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absence of conflicts with, or violations of, organizational documents, other contracts and applicable laws;

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capital structure;

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ownership of subsidiaries and minority owned joint ventures;

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fair presentation and GAAP compliance with respect to financial statements;

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internal controls and disclosure controls and procedures;

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accuracy of information supplied or to be supplied in connection with this proxy statement;

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conduct of their business in the ordinary course and the absence of a material adverse effect;

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absence of undisclosed material liabilities;

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absence of certain litigation;

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possession of, and compliance with, necessary permits;

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compliance with applicable laws (including certain domestic and foreign anti-corruption laws, customers and international trade laws and sanctions);

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certain material contracts;

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taxes;

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employee matters and employee benefit plans;

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labor matters;

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intellectual property and information technology (including data protection);

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environmental matters;

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insurance coverage;

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government contracts;

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real property and personal property;

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transactions with affiliates;

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inapplicability of anti-takeover statutes;

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advisors’ fees payable in connection with the mergers and the other transactions contemplated by the merger agreement; and

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absence of ownership interest in the other party’s common stock.

The merger agreement contains additional representations and warranties of Vertex relating to the financing for certain transactions contemplated by the merger agreement.
The merger agreement contains additional representations and warranties of Vectrus relating to the following:
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timely filing of, and accuracy of, SEC reports and compliance with applicable securities laws;

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receipt by the Board of an opinion of Vectrus’ financial advisor; and

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the outstanding principal amount of certain borrowings of Vectrus.

The merger agreement also contains certain representations and warranties with respect to each of Merger Sub Inc. and Merger Sub LLC including, without limitation, corporate organization, lack of prior business activities, capitalization, absence of material assets or liabilities and authority with respect to the execution and delivery of the merger agreement.
Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue, inaccurate or incorrect unless their failure to be true or correct would, individually or in the aggregate, be material or have a material adverse effect, as the case may be). In addition, certain of the representations and warranties in the merger agreement are subject to “knowledge” qualifications (that is, those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation or warranty did not have knowledge that such representation or warranty was untrue, inaccurate or incorrect). Furthermore, each of the representations and warranties is subject to the qualifications set forth in the parties’ disclosure schedules and, for Vectrus only, Vectrus’ SEC filings publicly available at least one day prior to the date of the merger agreement (other than any disclosure contained in any SEC filings that are cautionary, predictive or forward-looking in nature).
For purposes of the merger agreement, a “material adverse effect” when used in reference to Vertex or Vectrus, means any event, circumstance, development, occurrence, change or effect that has a material adverse effect on the condition (financial or otherwise), business, or results of operations of the referenced party and its subsidiaries, taken as a whole, except that the definition of “material adverse effect” generally excludes any of the following and any effect that results from or arises out of:
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changes in conditions generally affecting U.S. or global economic, business or regulatory conditions, including changes in U.S. or global securities, credit, financial, debt or other capital markets;

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changes in conditions generally affecting the industry in which such party and its subsidiaries operate;

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general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency);

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acts of God, natural disasters, calamities, disease outbreaks or pandemics (including any disease outbreak, pandemic or plague, including the outbreak or escalation of COVID-19, and any resurgence, evolution, variance or mutation thereof, and any action or inactions taken (or not taken), or any plans, procedures or practices reasonably adopted (and compliance therewith), in connection with or in response thereto);
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any failure in and of itself, by such party or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (except that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect, unless otherwise excluded from the “material adverse effect” definition);

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the execution and delivery of the merger agreement, the public announcement, the impact thereof on relationships of the referenced party and its subsidiaries with its customers, suppliers or partners or the consummation of the mergers (except with respect to any representation or warranty expressly intended to address the consequences of the execution and delivery of the merger agreement, pendency of the merger agreement or the consummation of the mergers);

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any changes after the date of the merger agreement in any applicable law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof;

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any action required by a governmental authority pursuant to antitrust laws or national security laws in connection with the transactions contemplated under the merger agreement;

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as applicable to Vertex, any action or omission taken by Vertex pursuant to the written consent or request of Vectrus and, as applicable to Vectrus, any action or omission taken by Vectrus pursuant to the written consent or request of Vertex; and

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for Vectrus only, any decline, in and of itself, in the market price or trading volume of Vectrus common stock (except that the facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or will be, a material adverse effect, unless otherwise excluded from this definition).

However, the exceptions described in the first (changes in conditions generally affecting U.S. or global economic, business or regulatory conditions, including changes in U.S. or global securities, credit, financial, debt or other capital markets), second (changes in conditions generally affecting the industry in which such party and its subsidiaries operate), third (general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency)), fourth (acts of God, natural disasters, calamities, disease outbreaks or pandemics (including any disease outbreak, pandemic or plague, including the outbreak or escalation of COVID-19, and any resurgence, evolution, variance or mutation thereof, and any action or inactions taken (or not taken), or any plans, procedures or practices reasonably adopted (and compliance therewith), in connection with or in response thereto)) and seventh (any changes after the date of the merger agreement in any applicable law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof) sentence above will not apply unless any such event, circumstance, development, occurrence, change or effect described in such sentence has a materially disproportionate adverse effect on such party and its subsidiaries, taken as a whole, relative to other companies in the industries in which such party and its subsidiaries operate.
Conduct of Business
Each of Vertex and Vectrus has agreed to certain covenants in the merger agreement governing the conduct of its respective business between the date of the merger agreement and the closing or the earlier termination of the merger agreement. In general, from the date of the merger agreement until the earlier of the closing and the termination of the merger agreement (1) except as required by applicable law, as set forth in the applicable disclosure schedule, or for actions taken in response to any disease outbreak, pandemic or plague (including COVID-19) that are taken in good faith and are consistent with reasonable commercial practice in response to such public health event (so long as, to the extent reasonably practicable under the circumstances, the party taking such action provides the other party with advance written notice before taking such action), unless the other party will otherwise consent in writing, each of Vertex and Vectrus will, and will cause each of its subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable laws and use its and their reasonable best efforts to (a) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, governmental authorities and other third parties having material business relationships with such party and its subsidiaries; (b) keep available the services of the present directors, officers and employees of such party and its subsidiaries; and (c) maintain in effect all material permits of such party and its subsidiaries, and (2) except as otherwise specifically contemplated by the merger agreement, as may be required by law or order of a governmental authority, or as otherwise set forth in the applicable disclosure schedule, unless the other party will otherwise consent in writing, will not, and will cause each of its subsidiaries not to:
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adopt or propose any change to its articles or certificate of incorporation, bylaws or other organizational documents;

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(i) merge or consolidate with any other individual or entity; (ii) acquire any interest in any corporation, partnership, other business organization or any division thereof or any assets, securities or property, other than (A) acquisitions in the ordinary course of business consistent with past practice in an amount not to exceed $5 million individually or $15 million in the aggregate; or (B) transactions (1) solely among each party and its wholly owned subsidiaries or (2) solely among each party’s wholly owned subsidiaries; or (iii) adopt or publicly propose a plan, resolution or authorization of complete or partial liquidation, dissolution, recapitalization or restructuring;

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(i) split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among each party and its wholly owned subsidiaries or (B) solely among each party’s wholly owned subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities (other than dividends or distributions by a subsidiary to each party); or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of each party or its subsidiaries or any rights, warrants or options to acquire any such shares or other securities, other than, only in the case of Vertex, repurchases of shares of Vertex common stock in connection with the vesting or settlement of Vertex stock options outstanding as of the date of the merger agreement or, only in the case of Vectrus, repurchases of shares of Vectrus common stock in connection with the exercise, vesting or settlement of Vectrus stock options or Vectrus RSU awards, in each case outstanding as of the date of the merger agreement or issued in the ordinary course following the date of the merger agreement (but only to the extent expressly permitted by the next paragraph);

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issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than, only in the case of Vertex, issuances of shares of Vertex common stock upon the vesting or settlement of Vertex stock options outstanding as of the date of the merger agreement or, only in the case of Vectrus, grants of Vectrus RSU awards in the ordinary course as described in the applicable section of the Vectrus disclosure schedule or the issuance of any shares of Vectrus common stock upon the exercise, vesting or settlement of shares of Vectrus stock options or Vectrus RSU awards that are outstanding on the date of the merger agreement or (ii) enter into any agreement with respect to the voting of any of its capital stock;

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authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as set forth in the applicable disclosure schedule and (ii) any other capital expenditures not to exceed $15 million in the aggregate;

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(i) transfer, sell, lease or otherwise dispose of any subsidiary or any division there of or of such party or any assets, securities or property, other than (A) (1) sales or dispositions of inventory in the ordinary course or (2) transfers, sales, leases or other dispositions of assets or property (other than inventory) in the ordinary course of business in an amount not to exceed $10 million in the aggregate for all such dispositions; or (B) transactions (1) solely among each party and its wholly owned subsidiaries or (2) solely among each party’s wholly owned subsidiaries;

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sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to non-exclusive licenses or sublicenses granted to third parties in the ordinary course of business consistent with past practice), abandon, allow to lapse, or otherwise fail to take any action necessary to maintain, enforce or protect any material patents, registered trademarks, registered copyrights, Internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by each party or any of its subsidiaries;
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make any loans, advances or capital contributions, other than loans, advances or capital contributions (which, with respect to any loans, advances or capital contributions directly or indirectly to any of such party’s minority owned joint ventures is not to exceed $2.5 million in the aggregate) (i) by each party to one or more of its subsidiaries or one or more of its minority owned joint ventures, (ii) by any subsidiary of a party to such party, any other subsidiary of such party or any of such party’s minority owned joint ventures or (iii) by any minority owned joint venture of such party to such party, any other minority joint venture of such party or any subsidiary of such party, in each case, in the ordinary course of business pursuant to obligations that require the making of such loan, advance or capital contribution (as applicable) under contracts in effect as of the date of the merger agreement;

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create or incur any lien (except for a permitted lien and any other liens created or incurred in connection with any indebtedness permitted to be incurred or established as described below) on any material asset;

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(i) enter into any material contract (including by amendment) or any material real property lease, other than in the ordinary course of business consistent with past practice; (ii) terminate, renew, extend or amend in any material respect any material contract or waive any material right thereunder, other than in the ordinary course of business consistent with past practice or, solely in the case of Vectrus, in connection with the repayment of the indebtedness under the existing Vectrus credit agreement; or (iii) enter into, terminate, renew, extend or amend or waive any right under any contract with any related party other than, in the case of Vertex, any expiration of any related party contract in accordance with the terms thereof;

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terminate, suspend, abrogate, amend or modify any material permit in a manner material and adverse to each party and its subsidiaries, taken as a whole;

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except (w) as required by applicable law, (x) the terms of any employee plan as in effect as of the date the merger agreement, (y) the terms of any collective bargaining agreement as in effect as of the date of the merger agreement, or (z) as set forth in the applicable disclosure schedule, (i) grant any change in control, retention or severance to (or amend any existing arrangement with) any current or former director, officer, employee or individual independent contractor or other service provider of each party or its subsidiaries, (referred to together as “service providers”); (ii) establish, adopt, amend, terminate or enter into any employee plan or collective bargaining agreement, except for any amendment that is in the ordinary course of business and would not result in a material increase in the cost related thereto for such party (other than costs offset by increased payments to such party or its subsidiaries pursuant to the specific government contract of such party related thereto); (iii) grant or amend any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any service provider; (iv) increase the compensation, bonus or other benefits payable to any service provider, other than ordinary course annual increases in base compensation and other increases in base compensation of not more than 5% in the aggregate to employees; (v) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any employee plan; (vi) (A) hire any service provider whose annual base compensation is or will be in excess of $300,000 or (B) terminate (other than in the ordinary course of business or for cause, as determined in accordance with past practice) any service provider whose annual base compensation is or will be in excess of $300,000; or (vii) other than in the ordinary course of business, take any action that would result in any new or increased obligation to contribute to a multiemployer plan, effectuate a complete or partial withdrawal from a multiemployer pension plan, or enter into an agreement with a union, pension plan, or governmental authority that would obligate any party or any of their respective subsidiaries to make additional contributions to, or be subject to additional liability with respect to, a multiemployer plan;

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waive, release, amend or fail to enforce the material restrictive covenant obligations of any current or former service provider;

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make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP or, in the case of Vectrus, Regulation S-K under the Exchange Act, as approved by such party’s independent public accountants;

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(i) make or change any material tax election, (ii) change any annual tax accounting period, (iii) adopt or change any material method of tax accounting, (iv) enter into any material closing agreement with respect to taxes or (v) settle or surrender any material tax claim, audit or assessment;

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settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation, or proceeding, pending or threatened, and involving or against each party or any of its subsidiaries, other than those involving only (i) a monetary payment or (ii) a monetary payment not to exceed $2 million individually and $10 million in the aggregate; provided that such settlement or compromise will not include (A) any obligation that would impose any material restrictions on the business or operations of such party or its subsidiaries or (B) any admission of wrongdoing or similar admission by such party or any of its subsidiaries that would be reasonably expected to negatively affect such party or any of its subsidiaries in a material respect beyond the making of any such payment;

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enter into any transaction between a party or any of its subsidiaries, on the one hand, and any of such party’s affiliates (other than itself and its subsidiaries), on the other hand, other than, in the case of Vertex, other than such a transaction on arms-length terms or any transaction for alternative financing in connection with the transactions contemplated by the merger agreement as contemplated under the merger agreement from a source that is a related party of Vertex (subject to the terms of the merger agreement in respect of the debt financing);

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write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business and consistent with past practice or (ii) as may be consistent with such party’s financial accounting policies and procedures and GAAP as determined in consultation with such party’s outside auditor;

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enter into any government contract or submit any government bid that would knowingly be expected to result in a contract loss;

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waive, release, grant or transfer any rights of material value, assign any payments due to such party, or modify or change in any material respect adverse to such party, any government contract that is a material contract of such party, other than in the ordinary course of business;

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in the case of Vertex, (i) issue, sell or otherwise incur any indebtedness for borrowed money of Vertex or any of its subsidiaries (or assume or guarantee any such indebtedness for which another person is the primary obligor (other than Vertex or any of its wholly owned subsidiaries)), except for (A) indebtedness incurred or borrowed (1) pursuant to the debt financing or the second lien credit facility increase described above, in each case, as contemplated by the merger agreement, (2) under the first lien facility or the second lien facility (without giving effect to any increase in the outstanding principal amount of indebtedness incurred under the first lien facility or the second lien facility in effect as of the date of the merger agreement), (3) under the ABL facility for general corporate or working capital purposes of Vertex or its subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the asset-based revolving credit facility under the ABL facility (without giving effect to any increase in the aggregate principal amount of commitments under the ABL facility from and after the date of the merger agreement) as described in the debt commitment letter as in effect on the date of the merger agreement, which increase will only be used from and after the closing date, (4) for any purpose in an aggregate principal amount under this clause (4) not to exceed $15 million, or (5) for purposes of repaying indebtedness of Vectrus or its subsidiaries pursuant to the merger agreement in an amount not to exceed under this clause (5) the sum of the aggregate principal amount of indebtedness outstanding under the existing Vectrus credit agreement (and any refinancing or replacement thereof in whole or in part) at the closing minus $100 million, (B) any other material contract of Vertex (other than the secured credit facilities) in existence prior to the date of the merger agreement and (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or debt arrangements solely between or among Vertex and/or any of its subsidiaries or (ii) amend, modify, supplement or replace any existing Vertex credit agreement in a manner that is materially adverse, taken as a whole, to Vertex Borrower and its subsidiaries or that would constitute a restricted financing modification (as described above);
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in the case of Vectrus, (i) sell, borrow or otherwise incur any indebtedness for borrowed money of Vectrus or any of its subsidiaries (or assume or guarantee any such indebtedness for which another person is the primary obligor (other than Vectrus or any of its wholly owned subsidiaries)), except for (A) indebtedness incurred or borrowed (1) that is outstanding on the date of the merger agreement under the existing Vectrus credit agreement (without giving effect to any increase in the outstanding principal amount of such indebtedness incurred under the existing Vectrus credit agreement as of the date of the merger agreement), (2) after the date of the merger agreement for general corporate or working capital purposes of Vectrus or its subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the revolving credit facility under the existing Vectrus credit agreement (without giving effect to any increase in the aggregate principal amount of revolving credit commitments under the existing Vectrus credit agreement from and after the date of the merger agreement) or (3) otherwise under the existing Vectrus credit agreement in an aggregate principal amount under this clause (3) not to exceed $15 million, (B) any other material contract of Vectrus (other than the existing Vectrus credit agreement) in existence prior to the date of the merger agreement, (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or (D) debt arrangements solely between or among Vectrus and/or any of its subsidiaries in the ordinary course of business consistent with past practice or (ii) otherwise amend, modify, supplement or replace the existing Vectrus credit agreement in a manner that either (A) is materially adverse, taken as a whole, to Vectrus or its subsidiaries or (B) provides for the capitalization of unpaid interest (other than the capitalization of interest in an aggregate principal amount permitted under clause (i)((A)(3) above), adds any prepayment penalty or premium or otherwise is more onerous in respect of the prepayment of indebtedness thereunder at the closing pursuant to the merger agreement; or

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agree, commit or publicly propose to do any of the foregoing.

No Solicitation by Vertex
From the date of the merger agreement until the earlier of the closing and the termination of the merger agreement, Vertex will not, and will cause its subsidiaries and controlled affiliates and its and their respective officers, directors and employees not to, and will use reasonable best efforts to cause its and their other representatives not to, directly or indirectly:
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solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Vertex acquisition proposal (as defined below) or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Vertex acquisition proposal;

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enter into or participate in any discussions or negotiations with, furnish any information relating to Vertex or any of its subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Vertex or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that Vertex knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Vertex acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to a Vertex acquisition proposal;

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enter into or approve, recommend or declare advisable for Vertex or any of its subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Vertex acquisition proposal;

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take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Chapter 203 of the DGCL, inapplicable to any third party or any Vertex acquisition proposal; or

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resolve, propose or agree to do any of the foregoing.

A “Vertex acquisition proposal” means (1) any proposal, offer (including tender or exchange offers), indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Vertex or any of its subsidiaries with respect to assets that, taken together, constitute more than 15% of Vertex’s consolidated assets, (2) any proposal or offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Vertex common stock or securities of Vertex representing more than 15% of the voting power of Vertex or (3) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any wholly owned subsidiary of Vertex), directly or indirectly, in one or more transactions, assets or businesses of Vertex or its subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Vertex, in each case, other than the transactions contemplated under the merger agreement.
In addition, Vertex must, and must cause its subsidiaries and controlled affiliates, and must direct its other representatives, to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any Vertex acquisition proposal and instruct any such third party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Vertex to return or destroy all such information and terminate access to any virtual data room established for or used in connection with any actual or potential Vertex acquisition proposal.
No Solicitation by Vectrus
From the date of the merger agreement until the earlier of the closing and the termination of the merger agreement, Vectrus will not, and will cause its subsidiaries and controlled affiliates and its and their respective officers, directors and employees not to, and will use reasonable best efforts to cause its and their other representatives not to, directly or indirectly:
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solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Vectrus acquisition proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Vectrus acquisition proposal;

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enter into or participate in any discussions or negotiations with, furnish any information relating to Vectrus or any of its subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Vectrus or any of its subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any third party that Vectrus knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Vectrus acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to a Vectrus acquisition proposal;

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except as required by the duties of the Board under applicable law (as determined by the Board in good faith, after consultation with the Vectrus’ outside legal advisors), waive, terminate, modify or release any third party (other than Vertex and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

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effectuate any Vectrus recommendation change;

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take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Indiana, including Chapter 43 of the IBCL, inapplicable to any third party or any Vectrus acquisition proposal; or

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resolve, propose or agree to do any of the foregoing.

A “Vectrus acquisition proposal” means (1) any proposal, offer (including tender or exchange offers), indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Vectrus or any of its subsidiaries with respect to assets that, taken together, constitute more than 15% of Vectrus’ consolidated assets, (2) any proposal or offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Vectrus common stock or securities of Vectrus representing more than 15% of the voting power of Vectrus or (3) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any wholly owned subsidiary of Vectrus), directly or indirectly, in one or more transactions, assets or businesses of Vectrus or its subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Vectrus, in each case, other than the transactions contemplated under the merger agreement.
In addition, Vectrus must, and must cause its subsidiaries and controlled affiliates, and must direct its other representatives, to (1) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any Vectrus acquisition proposal and (2) instruct any such third party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Vectrus to return or destroy all such information terminate access to any virtual data room established for or used in connection with any actual or potential Vectrus acquisition proposal.
Notwithstanding these restrictions, the merger agreement provides that, if, at any time prior to the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting (and in no event after receipt of such approval), the Board receives a bona fide written Vectrus acquisition proposal made after the date of the merger agreement that did not result from any breach in any material respect of Vectrus’ non-solicitation obligations set forth in the merger agreement, the Board (or a duly appointed committee thereof) may, if the Board determines in good faith, after consultation with Vectrus’ financial advisor and outside legal counsel, and based on the information then available to it, that (1) such Vectrus acquisition proposal constitutes a superior proposal or would reasonably be expected to lead to a superior proposal and (2) the failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law, then Vectrus and its representatives may (a) engage in negotiations or discussions with such third party; (b) furnish to such third party and its representatives and financing sources non-public information relating to Vectrus or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Vectrus than those contained in the confidentiality agreement entered into between Vectrus and AIP, LLC (a copy of which must be provided substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following its execution to Vertex for informational purposes); provided that all such non-public information (to the extent that such information has not been previously provided or made available to Vertex) is provided or made available to Vertex, as the case may be, substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following the time it is provided or made available to such third party; and (c) following receipt of any such superior proposal, effectuate a Vectrus adverse recommendation change and/or terminate the merger agreement and simultaneously enter into an agreement with respect thereto; provided, however, that Vectrus may not terminate the merger agreement unless concurrently with such termination Vectrus pays Vertex the termination fee set forth in the merger agreement.
Nothing contained in the merger agreement prevents the Board from (1) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to a Vectrus acquisition proposal or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act (each of which will not constitute a Vectrus adverse recommendation change); (2) making any required disclosure to Vectrus shareholders if the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; or (3) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided that (a) if any such compliance, statement or disclosure does not reaffirm the Vectrus recommendation, it will be deemed a Vectrus adverse recommendation change, and (b) any Vectrus adverse recommendation change involving or relating to a Vectrus acquisition proposal may only be made in accordance with the provisions of Vectrus’ non-solicitation obligations under the merger agreement.
The merger agreement also requires Vectrus to first deliver written notice to Vertex advising Vertex that Vectrus intends to engage in negotiations or discussions with a third party. In addition, Vectrus must notify Vertex promptly, and in any event within twenty-four (24) hours of receipt, of any Vectrus acquisition proposal (including material modifications thereto) or any related request for information or for access to the business, properties, assets, books or records of Vectrus or its subsidiaries by any third party, that to the knowledge of Vectrus or the Board is considering making or has made a Vectrus acquisition proposal. The notice must be provided in writing and must (1) identify the relevant third party and (2) to the extent known, summarize the material terms and conditions of, any such Vectrus acquisition proposal, indication or request (including any material changes thereto).
For purposes of the merger agreement, a “superior proposal” means any bona fide, written Vectrus acquisition proposal (other than a Vectrus acquisition proposal that has resulted from a violation of Vectrus’ non-solicitation obligations under the merger agreement) (with all references to “15%” in the definition of Vectrus acquisition proposal being deemed to be references to “50%”) on terms that the Board determines in good faith, after consultation with their financial advisors and outside legal counsel, and taking into account all the terms and conditions of the Vectrus acquisition proposal that the Board considers to be appropriate (including the identity of the third party making the Vectrus acquisition proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements, conditions to consummation and availability of necessary financing), would result in a transaction (1) that, if consummated, is more favorable to Vectrus and its shareholders from a financial point of view than the mergers (taking into account any proposal by Vertex to amend the terms of the merger agreement); (2) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the third party, any approval requirements and all other financial, regulatory, legal and other aspects of such Vectrus acquisition proposal; and (3) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board.
Changes in Vectrus Recommendation
As described above, and subject to the provisions described below, the Board has made the Vectrus recommendation.
Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the closing and the termination of the merger agreement, subject to the exceptions described below, the Board will not
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fail to make, withdraw or qualify, amend or modify, in each case, in any manner adverse to Vertex, the Vectrus recommendation;

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fail to include the Vectrus recommendation in this proxy statement;

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recommend, adopt or approve any Vectrus acquisition proposal or propose publicly or otherwise to recommend, adopt or approve any Vectrus acquisition proposal or resolve to take any such action;

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enter into or approve, recommend or declare advisable for Vectrus or any of its subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Vectrus acquisition proposal (other than a confidentiality agreement with third parties described above);

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(a) fail to publicly recommend against any Vectrus acquisition proposal or (b) fail to publicly reaffirm the Vectrus recommendation, in the case of the foregoing, within five (5) business days after Vertex so requests in writing following the public disclosure of any Vectrus acquisition proposal; provided that Vertex is not entitled to make such request, and Vectrus is not required to make any such reaffirmation, more than three (3) times with respect to any particular Vectrus acquisition proposal; or

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subject to the exceptions described below, fail to recommend against any Vectrus acquisition proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Vectrus shareholders) within ten (10) business days after the commencement of such tender offer or exchange (any action in clauses (1) through (6) is referred to as a “Vectrus recommendation change”).

Notwithstanding the foregoing restrictions, in the event that, prior to the receipt of approval of the stock issuance proposal and the charter amendment proposal by the Vectrus shareholders at the special meeting (and in no event after receipt of such approval) and the Board determines in good faith, after consultation with its outside legal counsel, that it has received a superior proposal that was not solicited in violation of the merger agreement, the Board may effect a Vectrus recommendation change if
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the Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

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it has notified Vertex in writing at least four (4) business days before taking such action that it intends to effect a Vectrus recommendation change;

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it attaches to such notice in unredacted form the most current version of any proposed agreement(s), the identity of the offeror and a copy of any financing commitments (which may be redacted for fee information and other customary matters);

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if requested by Vertex, during such four (4) business day period, Vectrus and its representatives have discussed and negotiated in good faith with Vertex regarding any proposal by Vertex to amend the terms of the merger agreement in response to such superior proposal; and

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after such four (4) business day period, the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by Vertex to amend the terms of the merger agreement, that such Vectrus acquisition proposal continues to constitute a superior proposal.

In addition, prior to the Vectrus approval time (and in no event after the Vectrus approval time), the Board may, in response to an intervening event effect a Vectrus recommendation change only if (1) the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (2) it has notified Vertex in writing at least four (4) business days before taking such action that it intends to effect a Vectrus recommendation change, (3) if requested by Vertex, during such four (4) business day period, Vectrus and its representatives have negotiated in good faith with Vertex regarding any proposal by Vertex to amend the terms of the merger agreement, and (4) after such four (4) business day period, the Board determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by Vertex to amend the terms of the merger agreement, that failure to take such action would be inconsistent with its fiduciary duties under applicable law. For purposes of the merger agreement, an “intervening event” means any material event, change, effect, development or occurrence that (1) was not known or reasonably foreseeable or the material consequences of which were not known or reasonably foreseeable in each case to the Board as of or prior to the date of the merger agreement, and (2) does not relate to or involve any Vectrus acquisition proposal.
Notwithstanding (1) any Vectrus recommendation change, (2) the making of any Vectrus acquisition proposal or (3) anything in the merger agreement to the contrary, until termination of the merger agreement (a) in no event may Vectrus or any of its subsidiaries enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Vectrus acquisition proposal (other than a confidentiality agreement with third parties described above), and (b) Vectrus will otherwise remain subject to all of its obligations under the merger agreement, including, for the avoidance of doubt, the obligation to hold the special meeting.
Efforts to Obtain Required Shareholder Approval
Pursuant to the merger agreement, Vectrus has agreed, with the assistance of Vertex, to prepare and file with the SEC, this proxy statement and any amendments and supplements thereto and to hold the special meeting for its shareholders to which this proxy statement relates and to use its reasonable best efforts to take, or cause to be taken, all such actions, and to do or cause to be done all such things necessary on its part to cause the stock issuance proposal and the charter amendment proposal to be approved at the special meeting or any adjournment or postponement thereof, and to comply with all legal requirements applicable to the special meeting. Vectrus has also agreed to provide Vertex with reasonably detailed periodic updates concerning proxy solicitation results.

Efforts to Obtain Regulatory Approval
Vectrus, Merger Sub Inc., Merger Sub LLC and Vertex have each agreed to:
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use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective, as promptly as reasonably practicable, the mergers and the other transactions contemplated by the merger agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, novations, approvals, orders and authorizations from governmental authorities and make all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the mergers or any of the other transactions contemplated by the merger agreement;

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make an appropriate and complete filing of a Notification and Report Form under the HSR Act with the FTC and the antitrust division of the DOJ within ten (10) business days after the date of the merger agreement;

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make all other required filings and applications with respect to other applicable laws as promptly as practicable; and

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not extend any waiting period under the HSR Act or other applicable antitrust laws or enter into any agreement with the FTC, the antitrust division of the DOJ or any other governmental authority with respect to the transactions contemplated by the merger agreement, except with the prior written consent of the other party (which will not be unreasonably withheld, conditioned or delayed; provided that it will not be unreasonable to withhold, condition or delay consent with respect to any action, restriction or condition that, individually or in the aggregate, would or would reasonably be expected to be materially adverse to Vectrus, the surviving company of the second merger and their respective subsidiaries, taken as a whole).

Vertex and Vectrus each have responsibility for their respective filing fees associated with filings pursuant to the HSR Act and all other antitrust and other regulatory filings with any governmental authority.
In addition and subject to applicable law, each of Vectrus, Merger Sub Inc., Merger Sub LLC and Vertex will, and will cause their respective subsidiaries to:
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promptly notify the other party of any communication from the FTC, the antitrust division of the DOJ, any state attorney general or any other governmental authority concerning the merger agreement or the transactions contemplated by the merger agreement to that party and permit the other party to review in advance any proposed communication to any of the foregoing;

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consult with the other party prior to participating in any meeting, telephone call or discussion with any governmental authority with respect to any filing, investigation or inquiry concerning the merger agreement or the transactions contemplated by the merger agreement and provide the other party the opportunity to attend and participate in any such meeting, telephone call or discussion to the extent permitted by the governmental authority; and

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furnish the other party with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between it and its representatives, on the one hand, and any governmental authority or members of their respective staffs, on the other hand, with respect to the merger agreement or the transactions contemplated by the merger agreement and provide a reasonable opportunity to the other party to comment on letters, presentations, whitepapers and other substantive communications to the governmental authority and consider, in good faith, any reasonable comments on such correspondences, filings and written communications, in all cases subject to redaction for any confidential, commercially sensitive or classified information (which will be disclosed on an external counsel only basis to the extent possible).

Vectrus, Merger Sub Inc., Merger Sub LLC and Vertex have also each agreed to, as promptly as possible after execution of the merger agreement, but in no case later than as required by applicable law or national security laws, use its respective reasonable best efforts to take such action as may be required to file the necessary notices and/or to obtain the relevant approvals, as applicable, under any national security laws with respect to the mergers or the other transactions contemplated by the merger agreement, including notification to the U.S. Department of State, Directorate of Defense Trade Controls within five (5) days of the closing pursuant to 22 C.F.R. § 122.4(a) and, where applicable, the transfer of any Vertex permits necessary to conduct the business of the surviving company of the second merger.
Efforts to Obtain Financing
Vertex will use, and will cause its subsidiaries to use, their respective reasonable best efforts to arrange and consummate the debt financing at or prior to the closing on the terms and subject only to the conditions set forth in the term commitment letter (or, at the reasonable discretion of Vertex in consultation with Vectrus, on other terms not less favorable in the aggregate to Vertex than the terms and conditions set forth in the term commitment letter, and in no event contain any terms or conditions that would reasonably be expected to constitute a restricted financing modification), including executing and delivering all such documents and instruments as may be reasonably required thereunder and using (and causing its subsidiaries to use) their respective reasonable best efforts to, (1) comply with and maintain in full force and effect the debt financing and the term commitment letter in accordance with the terms and subject only to the conditions thereof, negotiate and enter into definitive financing agreements with respect to the debt financing on the terms and subject only to the conditions set forth in the term commitment letter (the “financing agreements”) (and maintain in full force and effect the financing agreements in accordance with the terms and subject only to the conditions thereof) so that the financing agreements are in full force and effect as promptly as practicable but in any event no later than the closing, (2) satisfy, or cause their respective representatives to satisfy, at or before closing, all the terms and conditions to the debt financing contemplated by the term commitment letter and financing agreements, (3) enforce its rights under the term commitment letter and financing agreements in the event of a breach (or threatened breach) by the debt financing sources under the term commitment letter or the financing agreements, as applicable, and (4) cause the debt financing sources and any other persons providing debt financing to fund the debt financing no later than the closing; provided that Vectrus may and may permit Vertex Aerospace Intermediate and/or Vertex Borrower (a) to increase the aggregate amount of the debt financing or (b) with Vectrus’ prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), obtain financing in lieu of the debt financing contemplated by the term commitment letter, in each case, so long as such replacement financing, would not result in a restricted financing modification.
In the event that any or all of the debt financing becomes unavailable on the terms and conditions or from the sources contemplated by the term commitment letter, Vertex will use, and will cause its subsidiaries to use, their respective reasonable best efforts to arrange and obtain alternative financing from the same or alternative sources.
Vectrus will, and will cause its applicable subsidiaries to, use reasonable best efforts to cause the appropriate officers and employees of Vectrus and its applicable subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by Vertex solely in connection with Vertex’s efforts to obtain the debt financing, including (1) assisting with the preparation of customary marketing materials, (2) reasonably assisting Vertex in the preparation of pro forma financial information and financial statements documents related to Vectrus and its subsidiaries and (3) executing and delivering customary authorization letters. For additional information about the debt financing in connection with the Merger, see the section of this proxy statement entitled “Financing for the Mergers.”
At least two (2) business days prior to the closing, Vectrus will deliver a customary payoff letter with respect to indebtedness under the existing Vectrus credit agreement and on the closing date Vertex will repay, or cause to be repaid, all amounts necessary to discharge all obligations thereunder.
Indemnification, Exculpation and Insurance
From and after the closing, Vectrus will, and will cause the surviving company in the second merger to (1) indemnify and hold harmless each present and former director or officer of Vertex, Vectrus and their respective subsidiaries and will advance expenses as incurred, in each case to the same extent (subject to applicable law), as such persons are indemnified as of the date of the merger agreement by Vertex, Vectrus and their respective subsidiaries, as applicable; and (2) cooperate in the defense of any such matter until it is determined that such person is not eligible for indemnification.
For a period of six (6) years after the closing, Vectrus will, and will cause the surviving company in the second merger to, maintain in effect the policies of directors’ and officers’ liability insurance maintained by Vertex and Vectrus as of the closing with respect to claims arising from facts or events that occurred at or before the closing; provided, however, that neither Vectrus nor the Surviving Company (as defined in the merger agreement) will be obligated to expend for any annual period an amount in excess of 350% of the current annual premium paid as of the date hereof by the Company or Vectrus, as applicable, for such insurance. In lieu of the foregoing, Vertex and Vectrus may obtain at or prior to the closing six (6)-year “tail” insurance under Vertex’s or Vectrus’, as applicable, respective current insurance providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the premium cap described in the preceding sentence.
Certain Tax Matters
Each of Vectrus and Vertex have agreed to use its reasonable best efforts (1) to cause the mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code with respect to which Vectrus and Vertex will each be a party to the reorganization within the meaning of Section 368(a) of the Code and (2) not to, and to cause its respective subsidiaries or affiliates not to, take or cause to be taken any action reasonably likely to cause the mergers, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including those relating to:
Redemption of Vertex Preferred Stock
Vertex, at the closing, but prior to the first effective time, is required to use a portion of the proceeds from the debt financing to redeem all issued outstanding shares of Vertex Preferred Stock, and taking all other action necessary to cause the all issued outstanding shares of Vertex Preferred Stock to be cancelled, extinguished and retired in full.
Termination of Vertex Related Party Contracts
Subject to certain exceptions, Vertex is required to terminate with no further liability or obligation of Vertex or any of its subsidiaries, at or prior to the closing, all related party contracts of Vertex and its subsidiaries.
Management Services Agreement
Each of Vectrus and Vertex have agreed that, at or prior to the closing, Vectrus will enter into a management services agreement with AIP, LLC (or its designated affiliate) pursuant to which AIP, LLC will provide general management, financial and other corporate advisory services to Vectrus and its subsidiaries from time to time as are reasonably requested in advance by Vectrus in connection with its financial and business affairs as are mutually agreed upon and documented at such times, and from time to time, by Vectrus and AIP, LLC. The management services agreement will provide for Vectrus to reimburse AIP, LLC for its reasonable, documented and customary out-of-pocket expenses incurred in the ordinary course while performing services, and to indemnify AIP, LLC for certain matters related to the provision of services, but will not require Vectrus to pay any management fees, transaction fees or other compensation to AIP, LLC.
Amended and Restated Vectrus Bylaws
Each of Vectrus and Vertex have agreed that, prior to the closing date, Vectrus will amend and restate the bylaws of Vectrus in the form attached to the merger agreement as Exhibit I and attached as Annex E to this proxy statement, to be effective as of the closing date.

Access to Information; Confidentiality
Each of Vectrus and Vertex have agreed to grant the other party access to certain information from the date of the merger agreement to the earlier of the closing or the termination of the merger agreement, subject to confidentiality restrictions.
NYSE Listing
Vectrus has agreed to take all necessary actions to cause the shares of Vectrus common stock issuable in connection with the mergers to be approved for listing on the NYSE no later than the first effective time (subject to official notice of issuance).
Name and Ticker
Each of Vectrus and Vertex have agreed to cooperate to change Vectrus’ name and ticker symbol to the name and ticker symbol mutually agreed to by the parties.
Public Announcements
Each of Vectrus and Vertex have agreed to cooperate in connection with public announcements.
Notice of Certain Events
Each of Vectrus and Vertex have agreed to promptly advise the other party of (a) any communication from any person alleging that such person’s consent is or may be required in connection with the transactions contemplated by the merger agreement, (b) any communication from any governmental authority in connection with the transactions contemplated by the merger agreement, (c) any proceedings commenced or, to its knowledge, threatened against Vectrus or Vertex or their respective subsidiaries that, if pending on the date of the merger agreement, would have been required to have been disclosed or that relate to the consummation of the transactions contemplated by the merger agreement, (d) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a material adverse effect, or (e) any change, event or fact that such party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement.
State Takeover Statutes
Each of Vectrus and Vertex have agreed to take certain actions to eliminate or minimize the effects of any anti-takeover statute or regulation applicable to the transactions contemplated by the merger agreement.
Section 16(a) Matters
Each of Vectrus and Vertex have agreed to cooperate in connection with the exemption under Rule 16b-3 promulgated under the Exchange Act of the transactions contemplated under the merger agreement.
Transaction Litigation
Each of Vectrus and Vertex have agreed to keep the other party reasonably informed regarding any stockholder or shareholder demands or similar proceedings regarding the transactions contemplated by the merger agreement commenced after the date of the merger agreement and giving such other party the opportunity to consult with respect to the defense or settlement of such litigation (provided that no such settlement will be agreed without the other party’s prior consent, not to be unreasonably withheld, conditioned or delayed).
Conditions to Completion of the Mergers
The obligations of the parties to effect the mergers are subject to the satisfaction, or (to the extent permitted by applicable law) waiver, by each of the parties, at or prior to the closing, of the following conditions:

•
Vectrus having obtained the approval of the stock issuance proposal and the charter amendment proposal by the Vectrus shareholders;

•
the waiting period under the HSR Act having expired or having been terminated and all other approvals, clearances, and expiration of applicable waiting periods (including any voluntary agreement between the parties and any governmental authorities not to effect the mergers before a certain date) (a) under any applicable antitrust law, or (b) required for consummation of the mergers or any of the other transactions contemplated by the merger agreement under certain foreign national security laws, in each case having been obtained or occurred;

•
no order issued by any governmental authority of competent jurisdiction preventing the consummation of the mergers or any of the other transactions contemplated by the merger agreement being in effect, and no applicable law having been enacted, entered, promulgated or enforced by any governmental authority or otherwise being in effect that prohibits or makes illegal consummation of the mergers or any of the other transactions contemplated by the merger agreement; and

•
all shares of Vectrus common stock to be issued in the stock issuance having been approved for listing on the NYSE subject to official notice of issuance.

In addition, Vertex’s obligation to effect the mergers is subject to the satisfaction, or (to the extent permitted by applicable law) waiver, by Vertex, at or prior to the closing, of the following conditions:
•
certain representations and warranties of Vectrus in the merger agreement related to capitalization and absence of certain changes being true and correct in all respects (subject to only de minimis exceptions in the case of the representations and warranties of Vectrus related to capitalization) as of the date of the merger agreement and as of the closing date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true and correct in all respects (subject to only de minimis exceptions in the case of the representations and warranties of Vectrus related to capitalization) as of such specific date);

•
certain representations and warranties of Vectrus in the merger agreement related to capitalization, corporate authorization, anti-takeover statutes and finders’ fees (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification) being true and correct in all material respects as of the date of the merger agreement and as of the closing date, as if made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
the other representations and warranties of Vectrus in the merger agreement (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification), being true and correct as of the date of the merger agreement and as of the closing date, as if made on and as of such date, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Vectrus (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
Vectrus having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Vectrus;

•
Vertex having received a certificate executed by an executive officer of Vectrus to the effect that the conditions set forth in the immediately foregoing paragraphs have been satisfied;

•
Vectrus having executed and delivered a counterpart to the shareholders agreement; and

•
Vectrus having executed and delivered a counterpart to the registration rights agreement.

In addition, Vertex’s, Merger Sub Inc.’s and Merger Sub LLC’s obligations to effect the mergers is subject to the satisfaction, or (to the extent permitted by applicable law) waiver, by Vertex, at or prior to the closing, of the following conditions:
•
certain representations and warranties of Vectrus in the merger agreement related to capitalization and absence of certain changes being true and correct in all respects (subject to only de minimis exceptions in the case of the representations and warranties of Vertex related to capitalization) as of the date of the merger agreement and as of the closing date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true and correct in all respects (subject to only de minimis exceptions in the case of the representations and warranties of Vertex related to capitalization) as of such specific date);

•
certain representations and warranties of Vertex in the merger agreement related to capitalization, corporate authorization, anti-takeover statutes and finders’ fees (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification) being true and correct in all material respects as of the date of the merger agreement and as of the closing date, as if made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
the other representations and warranties of Vertex in the merger agreement (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification), being true and correct as of the date of the merger agreement and as of the closing date, as if made on and as of such date, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Vertex (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date);

•
Vertex having performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•
since the date of the merger agreement, no event or events or development or developments having occurred that had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Vertex;

•
Vectrus having received a certificate executed by an executive officer of Vertex to the effect that the conditions set forth in the immediately foregoing paragraphs have been satisfied;

•
Vertex Holdco and the other Former Vertex Stockholders having each executed and delivered counterparts to the shareholders agreement; and

•
Vertex Holdco and the other Former Vertex Stockholders having executed and delivered counterparts to the registration rights agreement.

Termination of the Merger Agreement; Termination Fees
The merger agreement may be terminated at any time prior to the first effective time, whether before or after receipt of the requisite shareholder approvals, under the following circumstances:
•
by mutual written agreement of Vertex and Vectrus;

•
by either Vertex or Vectrus if:

(a)
any governmental authority of competent jurisdiction has issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the mergers or the closing;

(b)
the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders is not obtained at the special meeting or any adjournment or postponement thereof; or

(c)
the mergers have not been consummated on or before the end date, provided that the end date may be extended for an additional three (3) months, to December 7, 2022, if a required regulatory approval has not yet been obtained by the initial end date;

•
by Vertex if:

(a)
Vectrus has effectuated a Vectrus recommendation change at any time prior to receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting;

(b)
a breach of any representation or warranty or failure to perform any covenant or agreement by Vectrus will have occurred that would cause any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the end date or has not been cured within thirty (30) days following written notice to Vectrus from Vertex with respect thereto; or

(c)
Vectrus willfully breaches its obligations relating to non-solicitation of alternative transactions (provided that in no event will Vertex be entitled to terminate as described in this paragraph) following receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting).

•
by Vectrus if:

(a)
a breach of any representation or warranty or failure to perform any covenant or agreement by Vertex will have occurred that would cause any of the closing conditions with respect thereto to not be satisfied and such breach or failure to perform is incapable of being cured by the end date or has not been cured within thirty (30) days following written notice to Vertex from Vectrus with respect thereto; or

(b)
prior to the receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting, the Board authorizes Vectrus to enter into a definitive agreement with respect to a superior proposal and Vectrus has complied in all material respects with its obligations with respect thereto.

If the merger agreement is validly terminated, the merger agreement will become void and of no effect without liability of any party, except in the case of fraud or a willful breach of the merger agreement or, solely with respect to Vertex, Vertex’s failure to obtain the debt financing or alternative financing in accordance with its obligations under the merger agreement. The provisions of the merger agreement relating to effects of termination, non-survival of representations and warranties, notices, definitions, interpretation and construction, severability, counterpart, entire agreement, no third party beneficiaries, certain obligations of Vertex and Vectrus, governing law and venue and waiver of jury trial, assignment, amendment, extension and waiver, non-recourse, fees and expenses, disclosure schedule and SEC document references and debt financing sources will continue in effect notwithstanding termination of the merger agreement.
In the event of a termination of the merger agreement under certain circumstances relating primarily to alternative transactions or willful breach of the non-solicitation obligations of Vectrus, Vectrus may be required to pay a termination fee of $16.6 million to Vertex.
Vectrus would be required to pay Vertex the termination fee described above if the merger agreement is terminated (1) by Vertex prior to receipt of approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting as a result of a Vectrus recommendation change, (2) by Vertex due to Vectrus’ willful breach of the provisions of the merger agreement relating to non-solicitation of alternative transactions by Vectrus, or (3) by either party if the approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting is not obtained and, at the time of termination, the merger agreement was terminable under clause (1) or (2) above. In addition, Vectrus would be required to pay Vertex the termination fee described above if the Board authorizes Vectrus to enter into a definitive agreement with respect to a superior proposal. Furthermore, Vectrus would be required to pay Vertex the termination fee described above if (1) the approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting is not obtained, (2) prior to such vote, a Vectrus acquisition proposal was publicly disclosed or announced or made known to Vectrus management or the Board and was not withdrawn within five (5) business days of the special meeting, (3) the merger agreement is terminated by either party and (4) within twelve (12) months after such termination, Vectrus consummates a transaction relating to any Vectrus acquisition proposal or enters into an agreement relating to any Vectrus acquisition proposal (and such Vectrus acquisition proposal is subsequently consummated within or after 12 months of such termination). Lastly, Vectrus would be required to pay Vertex the termination fee described above if (1) either party terminates the merger agreement on the basis the mergers have not been consummated on or prior to the end date and the approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting has not been obtained at the time of termination, (2) at or prior to the time of termination, a Vectrus acquisition proposal was publicly proposed or announced or made known to Vectrus management or the Board and was not withdrawn, and (3) within 12 months after such termination, Vectrus consummates a transaction relating to any Vectrus acquisition proposal or enters into an agreement for transaction relating to any Vectrus acquisition proposal (and such Vectrus acquisition proposal is subsequently consummated within or after 12 months of such termination). For the purposes of this paragraph, references to “15%” in the definition of Vectrus acquisition proposal described above will be replaced by “50%.”
Expenses
Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement, the mergers and the other transactions contemplated by the merger agreement will be paid by the party incurring such costs and expenses.
Amendments, Extensions and Waivers
Subject to compliance with applicable law, the merger agreement may be amended upon consent by all of the parties, by action taken or authorized by their respective boards of directors, at any time before or after the approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting or the effectiveness of the Merger Sub Inc. stockholder consent, Merger Sub LLC member consent or the Vertex stockholder consent. However, after such approval of the stock issuance proposal and charter amendment proposal by the Vectrus shareholders at the special meeting or the effectiveness of the Merger Sub Inc. stockholder consent, Merger Sub LLC member consent or the Vertex stockholder consent has become applicable, any amendment of the merger agreement that requires further approval of the Vectrus shareholders, the stockholders of Vertex, Merger Sub Inc. or Merger Sub LLC will be effective only with the approval of such shareholders, stockholders or members, as applicable.
At any time prior to the first effective time, Vertex and Vectrus (on behalf of itself, Merger Sub Inc. or Merger Sub LLC) may (1) extend the time for performance of any obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement and (3) waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.
No Third-Party Beneficiaries
The respective representations, warranties and covenants set forth in the merger agreement are solely for the benefit of the other parties thereunder, in accordance with and subject to the terms of the merger agreement, and the merger agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein, except for the directors and officers of Vectrus and its subsidiaries and the financing sources for the debt financing who are express third party beneficiaries under certain specific provisions of the merger agreement.
Specific Performance
Pursuant to the merger agreement, each party has agreed that, prior to the termination of the merger agreement, the parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement in any court, without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party has also irrevocably waived any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument in connection with or as a condition to obtaining any remedy pursuant to its specific performance rights under the merger agreement.

OTHER RELATED AGREEMENTS
Shareholders Agreement
The following is a summary of the material provisions of the shareholders agreement, which will be entered into by the combined company, Vertex Holdco and certain other shareholders of the combined company, and is qualified in its entirety by reference to the full text of the form of such shareholders agreement attached as Annex C to this proxy statement and incorporated by reference into this proxy statement.
Concurrently with the closing, the combined company will enter into a shareholders agreement with the Former Vertex Stockholders that will, among other things, (1) provide the Vertex Holdco Parties with director nomination and committee designation rights, (2) govern how each Former Vertex Stockholder will vote its shares of common stock in the combined company with respect to certain matters, (3) require certain actions of the combined company to be approved by the Vertex Holdco Parties, (4) provide the Vertex Holdco Parties with certain information rights, (5) limit transfers of combined company common stock by the Former Vertex Stockholders, (6) limit certain acquisitions of combined company common stock by the Vertex Holdco Parties, (7) restrict the ability of the Vertex Holdco Parties to solicit proxies in the election of directors for such periods indicated therein, and (8) provide that the combined company will elect to be a “controlled company” for purposes of applicable listing standards for so long as the combined company qualifies to do so. Pursuant to the merger agreement, effective as of the closing, Vectrus will amend and restate its bylaws to incorporate the shareholders agreement into Vectrus’ bylaws in all respects.
Director Appointment Rights
Pursuant to the shareholders agreement, during the appointment period, the board of directors will be comprised of 11 members unless otherwise approved by the requisite consent.
During the appointment period, the Vertex Holdco Parties will be permitted, under the terms of the shareholders agreement to designate, from time to time, the total number of Vertex Holdco designees for nomination and election to the board of directors set forth in the table below, subject to the allocation of such designees among the classes of directors, for so long as the Former Vertex Stockholders collectively beneficially own a percentage of outstanding shares of combined company common stock that exceeds the ownership thresholds set forth in the table below.
	Former Vertex Stockholders ownership threshold
	Greater than or equal to 36%	Greater than or equal to 32%	Greater than or equal to 28%	Greater than or equal to 25%
Number of Vertex Holdco designees	5	4	3	2
The shareholders agreement requires the combined company to take all actions within its direct or indirect control (including any actions within the control of the board of directors of the combined company) and permitted by applicable law, stock exchange rules, and the combined company’s organizational documents to cause the election of the Vertex Holdco designees, including, among other things, nominating and appointing the Vertex Holdco designees and including the Vertex Holdco designees in the slate of nominees recommended by the board of directors in the combined company’s proxy statement or notice of meeting.
If the percentage of outstanding shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders falls below one of the applicable ownership thresholds, then, the shareholders agreement provides that the Vertex Holdco Parties will provide written notice to the combined company and, at the option of the Vertex Holdco Parties, (1) one Vertex Holdco designee will resign, effective no later than the next annual meeting, or (2) the Vertex Holdco Parties will not designate one Vertex Holdco designee that the Vertex Holdco Parties would otherwise have been entitled to designate at the next annual meeting. The Vertex Holdco Parties will cause Vertex Holdco designees on the board of directors to resign from the board of directors on the first date that the percentage of outstanding shares of combined company common stock collectively beneficially owned by the Former Vertex Stockholders falls below 25% and the Vertex Holdco Parties will no longer be entitled to designate any directors to the board of directors.

In addition, pursuant to the merger agreement, Vectrus may designate a director who is resigning in connection with the mergers as a non-voting board observer, effective as of the closing. Pursuant to the shareholders agreement, the non-voting board observer will serve in such capacity until the earlier of three years from the closing, a time determined by a majority of the directors who are not Vertex Holdco designees, and such non-voting board observer’s death, disability, retirement or resignation.
Committee Designation Rights
During the appointment period, each committee of the board of directors will consist of four members (unless otherwise approved by a majority of each of the Vertex Holdco and non-Vertex Holdco designees), at least two of which will not be Vertex Holdco designees. The Vertex Holdco Parties may designate (1) two Vertex Holdco designees to serve on each committee of the board of directors for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock and (2) one Vertex Holdco designee to serve on each committee of the board of directors for so long as at least one Vertex Holdco designee serves on the board of directors, in each case, subject to applicable listing standards and SEC rules.
During the appointment period, the audit committee of the board of directors of the combined company will be composed of entirely members who are independent under the NYSE listing requirements. The Vertex Holdco Parties will be entitled to designate a Vertex Holdco designee to the audit committee of the board of directors of the combined company if, at any time during the appointment period, the Vertex Holdco Parties were unable to designate their full number of designees to the audit committee because of the foregoing independence requirement and a Vertex Holdco designee is subsequently determined to be an independent director permitted to be appointed by the Vertex Holdco Parties.
Voting of Former Vertex Stockholders
Until the combined company’s 2024 annual meeting, the shareholders agreement requires each Former Vertex Stockholder to vote its shares of combined company common stock (1) for the Vertex Holdco designees and (2) with respect to any nominees who are not Vertex Holdco designees, as recommended by the nominating and governance committee of the board of directors of the combined company. Beginning at the 2024 annual meeting, each Former Vertex Stockholder will be entitled to vote its shares of combined company common stock in its sole discretion for one Vertex Holdco nominee (assuming an 11-member board of directors of the combined company) and for all other nominees who are not Vertex Holdco designees, in the case of an uncontested election, must vote in the same manner as, and in the same proportion to, all shares voted by the combined company’s shareholders (excluding all Former Vertex Stockholders), or, in the case of a contested election, at such Former Vertex Stockholder’s option, either in accordance with the recommendation of the nominating and governance committee of the board of directors of the combined company or in the same manner as, and in the same proportion to, all shares voted by, the combined company’s shareholders (excluding all Former Vertex Stockholders). The shareholders agreement requires the combined company to take all necessary action to cause the combined company’s 2024 annual meeting to be held on or about May 6, 2024, or an earlier date. The shareholders agreement provides that the Former Vertex Stockholders may vote their shares in their discretion on any proposal or resolution that is not an election of directors.
Company Actions
Pursuant to the shareholders agreement, for so long as the Former Vertex Stockholders collectively beneficially own 34% or more of the outstanding shares of combined company common stock, the combined company will not, without the requisite consent: (1) commence the dissolution, winding up or bankruptcy of the combined company or a significant subsidiary; (2) issue capital stock or stock equivalents representing, on a preceding 36-month basis, greater than 10% of the outstanding combined company common stock, excluding common stock or stock equivalents issued in connection with an acquisition approved by a majority of the board of directors; (3) redeem, acquire or otherwise purchase capital stock of the combined company in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (4) repeal, amend or modify the combined company’s articles of incorporation or bylaws in a manner that would (a) adversely affect any right or protection or increase the liability (actual or potential) of a Vertex Holdco designee with respect to any acts or omissions occurring prior to such repeal, amendment or modification; (b) change the combined company’s (i) name, (ii) jurisdiction of incorporation, (iii) principal executive office location or (iv) corporate purpose; or (c) adversely affect the combined company’s ability to perform under the shareholders agreement; (5) declare or pay any dividend or distribution (a) on a non-pro rata basis or (b) in excess of $25.0 million in the aggregate during any fiscal year; (6) merge or consolidate the combined company or any significant subsidiary, spinoff a business, or engage in any similar transaction for consideration having a fair market value in excess of 9% of the total consolidated revenue of the combined company; (7) acquire any business, properties, assets, or entities having an enterprise value in excess of 9% of the total consolidated revenue of the combined company (except ordinary course of business acquisitions of inventory or equipment, consistent with past practice); (8) sell or transfer assets for consideration having a fair market value in excess of 9% of the total consolidated revenue of the combined company (except ordinary course of business sales or transfers, consistent with past practice); (9) enter into any joint venture or similar business alliance requiring (a) the contribution of assets (including any required capital contributions) and/or (b) the assumption of liabilities (in respect of the preceding clauses (a) and (b) having a fair market value in excess of $20.0 million in the aggregate); (10) agree to make any capital expenditures in excess of $50.0 million, individually or in the aggregate, during any fiscal year; (11) incur Indebtedness (as defined in the merger agreement) (excluding (A) any incurrence under the combined company’s existing credit facilities or (B) any ordinary course of business incurrence under the combined company’s existing asset-based loan or revolving credit facility) that causes the combined company’s total net leverage ratio to exceed 4.5; (12) terminate the combined company’s Chief Executive Officer or Chief Financial Officer; (13) hire a replacement Chief Executive Officer or Chief Financial Officer; or (14) designate a director to the combined company’s board of directors in a manner contrary to the designation rights of the Vertex Holdco Parties under the shareholders agreement.
Information Rights
Financial Statements.   If, during the appointment period, the combined company is no longer subject to the reporting obligations under the Exchange Act, the combined company will deliver to the Vertex Holdco Parties consolidated balance sheets and statements of income, cash flows and shareholders’ equity, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year within 10 days after the combined company would have been required to file such reports with the SEC.
Information Sharing.   During the appointment period, (1) the Vertex Holdco designees may share confidential, non-public information about the combined company with the Vertex Holdco Parties and their affiliates (excluding portfolio companies) for internal use in connection with their investment in the combined company and (2) the Vertex Holdco Parties, their affiliates and each of their respective representatives may consult with auditors and senior management of the combined company and review the books and records of the combined company, in each case, in connection with the investment in the combined company and subject to the right of the combined company’s board of directors to cause the Vertex Holdco designees to withhold such information if disclosure would (a) be reasonably likely to result in the loss of attorney client privilege, (b) violate applicable law or contractual obligations or (c) be to a competitor of the combined company.
Potential Transferees.   During the appointment period, the combined company will provide any bona fide potential transferee (of the Vertex Holdco Parties’ shares of combined company common stock) and such potential transferee’s representatives reasonable and customary due diligence information for purposes of negotiating and consummating a transfer of any portion of the Vertex Holdco Parties’ shares of combined company stock. However, the combined company is entitled to withhold such information if disclosure would be (1) reasonably likely to result in the loss of attorney client privilege or violate applicable law or contractual obligations or (2) to a competitor of the combined company (in addition to certain other exceptions as specified in the shareholders agreement).
Stock Transfer Restrictions
Unless approved by a majority of the combined company’s board of directors who are not Vertex Holdco designees, for six months after the closing, the Former Vertex Stockholders cannot sell, transfer or encumber, directly or indirectly, in whole or in part, any shares of combined company common stock (or enter into any commitment to do such), except any (1) transfer of interests in a Former Vertex Stockholder entity or its direct or indirect parent that has assets representing a majority of its fair market value that are not shares of combined company common stock and (2) change in ownership of any general partner or management company of the Vertex Holdco Parties will not be deemed to be a transfer. In addition, the Former Vertex Stockholders may transfer any shares of their combined company stock to an affiliate of the Former Vertex Stockholder that agrees to be bound by and a party to the shareholders agreement.
Stock Acquisition Restrictions
Unless approved by a majority of the combined company’s board of directors who are not Vertex Holdco designees, the Vertex Holdco Parties cannot, directly or indirectly, acquire or offer to acquire shares of combined company common stock that would result, after such acquisition, in the Vertex Holdco Parties beneficially owning more than 62.5% of the outstanding shares of combined company common stock.
If at any time the Former Vertex Stockholders’ percentage ownership of the outstanding common stock of the combined company falls below a given ownership threshold, then the Vertex Holdco Parties’ right(s) with respect to such ownership threshold will fall away and no longer apply even if, after the applicable ownership threshold is crossed, the Former Vertex Stockholders acquire shares of common stock of the combined company such that they own in excess of the relevant ownership threshold.
Standstill
During the appointment period, except with respect to any Vertex Holdco nominee, the Vertex Holdco Parties cannot, and will cause their affiliates that the Vertex Holdco Parties have provided confidential information about the combined company not to, directly or indirectly, (1) make or participate in any solicitation of proxies (as such terms are used in the proxy rules of the SEC) to vote or deliver a written consent with respect to, or seek to advise or influence any person or entity’s voting with respect to, any combined company common stock (except on behalf of the combined company), (2) make any public request or proposal to amend the standstill provision of the shareholders agreement, or (3) take any action that would reasonably be expected to result in the combined company having to make a public announcement regarding the foregoing, publicly announce any intention to do the foregoing or enter into any discussions or arrangement to do the foregoing, unless, in each case, approved by a majority of the combined company’s board of directors who are not Vertex Holdco designees.
Controlled Company
Following the consummation of the mergers, Vertex Holdco, an affiliate of AIP Fund VI, will control approximately 58% of the voting power of the combined company. The combined company will therefore be a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual and will qualify for, and intends to rely on, exemptions from certain governance standards that would otherwise be applicable. Pursuant to the shareholders agreement, unless a majority of the Vertex Holdco designees and a majority of the board of directors of the combined company determine otherwise, the combined company will elect to be a controlled company under the applicable listing standards then in effect for so long as the combined company qualifies as a “controlled company.” Pursuant to the shareholders agreement, the Vertex Holdco Parties and the combined company will take whatever action may be reasonably necessary, if any, to cause the combined company to comply with SEC rules and applicable listing standards then in effect if the combined company ceases to qualify as a “controlled company.”
Registration Rights Agreement
The following is a summary of the material provisions of the registration rights agreement, which will be entered into by Vectrus, Vertex Holdco, Ally and certain other individuals, and is qualified in its entirety by reference to the full text of the form of such registration rights agreement attached as Annex F to this proxy statement and incorporated by reference into this proxy statement.
At the closing, as a condition of Vertex to the consummation of the transactions, Vectrus will enter into the registration rights agreement with Vertex Holdco, Ally, and certain other individuals. A form of the registration rights agreement is attached to this Proxy Statement as Annex F. Pursuant to the registration rights agreement, the combined company will grant the holders of registrable securities that are party to the registration rights agreement certain registration rights with respect to such registrable securities.
Resale Shelf Registration
As soon as reasonably practicable, but in no event later than 45 calendar days after the closing, the combined company will file a resale shelf registration statement on Form S-3 or other applicable registration form registering all of the registrable securities held the Holders, referred to as the resale shelf registration statement. Following such filing, the combined company will be required to use its commercially reasonable efforts to have the resale shelf registration statement declared effective by the SEC as soon as reasonably practicable and to maintain such effectiveness continuously until such a time as there are no longer any registrable securities. If the resale shelf registration statement ceases to be effective, then the combined company will be required to use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such resale shelf registration statement to become effective again or to file a replacement resale shelf registration statement.
Demand Rights
Subject to certain limitations set forth in the registration rights agreement, the Holders will have the right to require the combined company to use its commercially reasonable efforts to effectuate an underwritten public offering of the registrable securities. Any such request must cover a quantity of shares with an anticipated aggregate offering price, before any underwriting discounts or commissions and any offering-related expenses, of at least $50.0 million. The Holders have the right to request up to five underwritten offerings pursuant to the registration rights agreement; however, such right is limited to no more than two underwritten offerings within any fiscal year of the combined company.
Piggyback Rights
The registration rights agreement will grant each Holder “piggyback” registration rights. Subject to certain exceptions and limitations, if the combined company proposes to sell shares of common stock in the combined company in an underwritten public offering or registers such shares with the SEC, either for its own account or for the account of other stockholders, each Holder will be entitled to include certain of its registrable securities in such offering or registration.
Conditions and Limitations
The registration rights provided for pursuant to the registration rights agreement will be subject to conditions and limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in an offering and the combined company’s right to delay, suspend or withdraw a registration statement under specified circumstances.
Expenses; Indemnification
The registration rights agreement provides that the combined company must pay all registration expenses (other than the underwriting discounts and commissions) in connection with the resale shelf registration statement and any related underwritten offerings. The registration rights agreement will contain customary indemnification and contribution provisions.
Support Agreement
The following is a summary of the material provisions of the support agreement entered into by Vertex Holdco, Vertex and Vectrus and is qualified in its entirety by reference to the full text of the support agreement attached as Annex G to this proxy statement and incorporated by reference into this proxy statement.
Concurrently with the execution of the merger agreement, Vectrus entered into the support agreement. Pursuant to the support agreement, Vertex Holdco, which holds approximately 99.5% of the voting power of the Vertex’s issued and outstanding common stock, agreed to execute and deliver, and thereafter executed and delivered promptly following execution of the merger agreement, an action by written consent adopting the merger agreement and approving the mergers and the other transactions contemplated by the merger agreement, and agreed not to revoke or withdraw such written consent. In addition, Vertex Holdco agreed to vote its shares at any shareholders meeting or in any action by written consent in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement and against any action, proposal or agreement that would reasonably be expected to result in the failure to be satisfied of any of the conditions to closing pursuant to the merger agreement.
Pursuant to the support agreement, Vertex Holdco also agreed, among other things:
•
if requested by Vectrus, to exercise its “drag along” rights to compel the sale of Vertex common stock by the other holders of Vertex common stock who are party to the Vertex shareholders agreement, dated as of November 16, 2018, by and among Vertex, Vertex Holdco and certain other stockholders of Vertex, if requested by Vectrus;

•
not to (1) sell, transfer, or encumber, or agree to sell, transfer, or encumber, (2) deposit into a voting trust, enter into a voting agreement or grant a proxy or power of attorney that is inconsistent with the support agreement with respect to, (3) enter into any contract or option for the sale, transfer or encumbrance of the common stock of Vertex held by it or (4) take any action that would make any representation or warranty of Vertex Holdco under the support agreement untrue or incorrect in any material respect or have the effect of preventing or restricting Vertex Holdco from performing its obligations under the support agreement;

•
to be bound by “no solicitation” obligations substantially the same as those set forth in the merger agreement;

•
to release Vectrus, its direct and indirect subsidiaries, and its and their representatives, successors, and assigns, effective as of the first effective time and on behalf of Vertex Holdco and each entity that (1) it has the power to bind, (2) directly or indirectly exercises control, (3) it owns, directly or indirectly, a majority of the outstanding equity or other similar interests, and (4) is a controlled affiliate of Vertex Holdco, all claims relating to or arising from such entity’s (i) employment or consulting relationship with Vertex or its subsidiaries, (ii) status as a director, officer or consultant of Vertex or its subsidiaries, and (iii) status as a stockholder, option holder or holder of other equity interests in Vertex or its subsidiaries, in each case, up to and including the first effective time, subject to certain exceptions; and

•
refrain from asserting any claims or commencing any proceeding in connection with the foregoing released claims.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the transactions on Vectrus and Vertex, as further described below, based on the historical financial position and results of operations of Vectrus, Vertex and the TTS Business. It is presented as follows:
•
The unaudited pro forma combined balance sheet as of December 31, 2021 was prepared based on (i) the historical audited consolidated balance sheet of Vectrus as of December 31, 2021 and (ii) the historical audited consolidated balance sheet of Vertex as of December 31, 2021.

•
The unaudited pro forma combined statement of income for the twelve months ended December 31, 2021 was prepared based on (i) the historical audited consolidated statement of income of Vectrus for the fiscal year ended December 31, 2021, (ii) the historical audited consolidated statement of income of Vertex for the fiscal year ended December 31, 2021 and (iii) the unaudited statement of income of the TTS Business for the fiscal period from January 1, 2021 to December 6, 2021, the date of Vertex’s acquisition of the TTS Business.

The mergers will be treated as a business combination under ASC 805, Business Combinations (“ASC 805”), with Vectrus as the deemed accounting acquirer and Vertex as the deemed acquiree for accounting purposes. Specifically, the unaudited pro forma combined financial information set forth below primarily gives effect to the transactions, including the following:
•
adjustments to conform the accounting policies of Vertex and the TTS Business to those of Vectrus;

•
the consummation of the mergers with the issuance of approximately 18.6 million shares of Vectrus common stock in exchange for all of the shares of Vertex common stock; and

•
the debt financing obtained in connection with the mergers.

The unaudited pro forma combined financial information also reflects pro forma adjustments related to the Vertex acquisition of the TTS Business. These primarily relate to the amortization associated with the preliminary fair value of intangible assets acquired and interest expense related to the first lien facility and the second lien facility entered into by Vertex Borrower on December 6, 2021.
Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information. The unaudited pro forma combined balance sheet data gives effect to the transactions as if they had occurred on December 31, 2021. The unaudited pro forma combined statement of income data for the twelve months ended December 31, 2021 give effect to the transactions and Vertex’s acquisition of the TTS Business as if they had occurred on January 1, 2021.
The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section. The accompanying unaudited pro forma combined statement of income does not include any pro forma adjustments to reflect certain expected financial benefits of the mergers, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve those benefits, including the cost of integration activities, or restructuring actions which may be achievable.
The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards, which are subject to change. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies upon completion of the transactions and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the mergers. The assets and liabilities of Vertex and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that Vertex and Vectrus believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting will occur and could be significant, and these differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company’s future results of operation and financial position.
The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vectrus. Upon completion of the mergers, the combined company will perform a detailed review of Vertex’s accounting policies. As a result of that review, the combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial information of the combined company.
This unaudited pro forma combined financial information should be read in conjunction with the accompanying notes, as well as the following historical consolidated financial statements of Vectrus and Vertex, and the related notes of Vertex.

Pro Forma Combined Balance Sheets
As of December 31, 2021
(Unaudited)
(in thousands)	Vectrus, Inc. Historical	Vertex Aerospace Services Holding Corp. Historical	Transaction Accounting Adjustments (Note 5)	Ref.	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$38,513	$44,904	$76,359	A	$159,776
Receivables	348,605	317,429	—		666,034
Inventories, net	—	37,718	—		37,718
Prepaid expenses	21,160	690	—		21,850
Other current assets	15,062	564	—		15,626
Total current assets	423,340	401,305	76,359		901,004
Property, plant and equipment, net	23,758	47,232	—		70,990
Goodwill	321,734	891,729	320,327	B	1,533,790
Intangible assets, net	66,582	233,169	290,896	C	590,647
Right-of-use assets	43,651	—	17,903	D	61,554
Other non-current assets	10,394	15,595	15,044	E	41,033
Total non-current assets	466,119	1,187,725	644,170		2,298,014
Total Assets	$889,459	$1,589,030	$720,529		$3,199,018
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$212,533	$120,714	$—		$333,247
Compensation and other employee benefits	80,284	33,230	—		113,514
Short-term debt	10,400	6,938	(8,450)	G	8,888
Other accrued liabilities	55,031	117,218	64,736	F	236,985
Total current liabilities	358,248	278,100	56,286		692,634
Long-term debt, net	94,246	1,069,290	153,304	G	1,316,840
Deferred tax liability	32,214	—	68,245	H	100,459
Operating lease liabilities	34,536	—	12,891	D	47,427
Other non-current liabilities	20,128	28,011	—		48,139
Total non-current liabilities	181,124	1,097,301	234,440		1,512,865
Total Liabilities	539,372	1,375,401	290,726		2,205,499
Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—	—		—
Common stock	117	3	183	I	303
Additional paid-in capital-common stock	88,116	301,476	380,846	J	770,438
Additional paid-in capital-preferred stock	—	75,000	(75,000)	K	—
Retained earnings (accumulated deficit)	267,754	(162,646)	123,570	L	228,678
Accumulated other comprehensive loss	(5,900)	(204)	204	M	(5,900)
Total shareholders’ equity	350,087	213,629	429,803		993,519
Total liabilities and shareholders’ equity	$889,459	$1,589,030	$720,529		$3,199,018

Pro Forma Combined Statement of Income
For the twelve months ended December 31, 2021
(Unaudited)
(in thousands, except for per share data)	Vectrus Inc. Historical	Vertex Aerospace Services Holding Corp. Historical	TTS Business January 1, 2021 to December 6, 2021 Historical	Pro Forma Adjustments related to the Vertex Acquisition of TTS (Note 6)	Ref	Total Vertex Aerospace Services Holding Corp. (Pro Forma)	Pro Forma Adjustments related to the Vectrus acquisition of Vertex (Note 7)	Ref	Pro Forma Combined
Revenue	$1,783,665	$813,159	$783,844			$1,597,003	—		$3,380,668
Cost of revenue	1,623,245	719,169	608,081			1,327,250	1,408	A	2,951,903
Selling, general, and administrative expenses	98,400	48,220	54,237	9,611	A	112,068	95,648	B,C,D	306,116
Operating Income	62,020	45,770	121,526	(9,611)		157,685	(97,056)		122,649
Interest expense, net	(7,985)	(19,546)	—	(44,747)	B	(64,293)	(10,853)	E	(83,131)
Loss on disposal of fixed assets	—	(1,303)	—	—		(1,303)	—		(1,303)
Loss on extinguishment of debt	—	(7,295)	—	—		(7,295)	—		(7,295)
Income from operations before income taxes	54,035	17,626	121,526	(54,358)		84,794	(107,909)		30,920
Income tax benefit (expense)	(8,307)	(5,977)	(16,736)	12,013	C	(10,700)	23,848	F	4,841
Net income.	$45,728	$11,649	$104,790	$(42,345)		$74,094	$(84,061)		$35,761
Earnings per share:
Basic	$3.91								$1.17
Diluted	$3.86								$1.16
Weighted average shares outstanding:
Basic	11,705						18,848	G	30,553
Diluted	11,836						18,959	G	30,795

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Note 1 — Description of the Merger Transactions
On March 7, 2022, Vectrus entered into the merger agreement by and among Vectrus, Vertex, Merger Sub Inc. and Merger Sub LLC. Pursuant to the terms of the merger agreement, at the first effective time, Merger Sub Inc. will merge with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of Vectrus and immediately following the first merger, at the second effective time, Vertex will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as a direct, wholly owned subsidiary of Vectrus. For financial reporting and accounting purposes, Vectrus will be the acquirer of Vertex upon completion of the mergers. Refer to Note 3 for additional discussion.
Vectrus specializes in base operations services, supply chain and logistics, information technology and security whereas Vertex core capabilities include aviation maintenance, systems engineering and integration and training programs for both public and private sector clientele. The combined company will offer significantly expanded technology and service capabilities, delivering a comprehensive suite of integrated solutions and critical service offerings to support national security readiness and modernization initiatives around the world.
In consideration for the mergers, each share of Vertex common stock that is issued and outstanding immediately prior to the first effective time (other than Vertex common stock held by Vertex) will be converted into the right to receive several fully paid and nonassessable shares of Vectrus common stock with such number of shares determined pursuant to the exchange ratio set forth in the merger agreement, subject to any withholding of taxes required by law. See Note 5 for the exchange ratio used in the unaudited pro forma combined financial information.
As a result of the mergers, the holders of equity interests of Vectrus as of immediately prior to the first effective time will collectively own approximately 37.75% of the outstanding shares of the common stock of the combined company, on a fully diluted basis, and the holders of equity interests of Vertex as of immediately prior to the first effective time will collectively own approximately 62.25% of the outstanding shares of the common stock of the combined company, on a fully diluted basis.
Note 2 — Description of the Debt Financing
Incremental Term Loan Commitment
In connection with the execution of the merger agreement, Vertex Borrower has entered into the term commitment letter (as previously discussed in this proxy statement). Pursuant to the term commitment letter, the term commitment parties have committed to lend, severally but not jointly, to Vertex Borrower an aggregate amount up to $260.0 million in the form of the incremental term facility. The proceeds of the incremental term facility will be available to fund (1) payments contemplated to be made under the merger agreement, (2) the repayment in full of the indebtedness of Vectrus under the existing Vectrus credit agreement, (3) the redemption of certain preferred stock of Vertex, (4) fees and expenses in connection with the foregoing transaction and (5) working capital and general corporate purposes. Vertex Borrower incurred approximately $6.0 million in fees in connection with the incremental term facility.
The incremental term facility represents additional lending to Vertex Borrower by Royal Bank of Canada and RBC Capital Markets, LLC and does not modify any existing debt agreements of Vertex Borrower. The incremental term facility requires quarterly payments equal to 0.25% of the original principal amount of the facility beginning June 30, 2022.
Incremental ABL Commitment
As discussed above, Vertex has entered into the ABL commitment letter, whereby the ABL commitment party has committed to provide to Vertex an aggregate amount up to $100.0 million in the form of the incremental ABL facility. The proceeds of the incremental ABL facility will be available to fund general corporate purposes, including, without limitation, the transactions. The financing commitments of the ABL commitment party are currently undrawn and are subject to various customary conditions set forth in the

ABL facility. No draws are expected to be made on the ABL facility in connection with the mergers, and Vertex has incurred approximately $1.5 million in fees in connection with the ABL facility.
Secured Credit Facilities
On December 6, 2021, Vertex Borrower entered into (1) the first lien facility and (2) the second lien facility. Both the First and Second Lien Credit Agreements will be assumed by Vectrus upon consummation of the mergers. Vectrus expects to incur approximately $3.0 million in fees for Vectrus to be named as the borrower under these secured credit facilities.
Note 3 — Basis of Presentation
The accompanying unaudited pro forma combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the “Final Rule”. The Final Rule became effective on January 1, 2021 and the unaudited pro forma combined financial information is presented in accordance therewith.
The mergers will be treated as a business combination under ASC 805, with Vectrus as the deemed accounting acquirer and Vertex as the deemed acquiree for accounting purposes. Therefore, the historical basis of Vectrus’ assets and liabilities will not be affected by the mergers. In identifying Vectrus as the acquiring entity, Vectrus considered the structure of the mergers, the chief executive officer and chief financial officer’s roles and the composition of the combined company’s board of directors.
The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date.
The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.
Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.
Fair value estimates were determined based on preliminary discussions between Vectrus and Vertex management, due diligence efforts and information available in public filings. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the first effective time. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of Vertex at the first effective time. Refer to Note 5 for additional information.
The initial allocation of the preliminary consideration in these unaudited pro forma combined financial statements is based upon an estimated preliminary consideration of approximately $685.1 million, inclusive of approximately $682.5 million related to equity-based awards to be issued. This amount is based on the common shares that Vectrus would expect to issue to holders of Vertex common stock in connection with the mergers, the number of shares of Vertex common stock outstanding as of March 7, 2022, and the Vectrus exchange ratio of 67.8668567 provided in the merger agreement, less shares reserved to be issued as replacement and cash settled awards. The preliminary consideration has been prepared based on the share price of Vectrus common stock on April 22, 2022 (the latest practicable date prior to the date of this document), equal to $36.71 per share. Vectrus will issue 18,591,868 shares of its common stock to holders of Vertex common stock based on the number of shares of Vertex common stock outstanding as of March 7, 2022, less shares reserved to be issued as replacement and cash settled awards. The merger agreement does not contain any provisions that would change the share issuance nor any provision that would adjust the exchange ratio based on the fluctuations in the market value of Vectrus common stock. As a result, the implied value of the merger consideration to shareholders of both companies will fluctuate between now and the closing date of the mergers.
The unaudited pro forma combined balance sheet data gives effect to the transactions as if it had occurred on December 31, 2021. The unaudited pro forma combined statement of income data for the twelve months ended December 31, 2021 gives effect to the transactions and Vertex’s acquisition of the TTS Business as if they had occurred on January 1, 2021.
The unaudited pro forma combined financial information is provided for informational purpose only and is not necessarily indicative of what the combined company’s financial position and results of operations would have actually been had the merger been completed on the dates used to prepare the unaudited pro forma combined financial information. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma combined financial information may be materially different from those reflected in the combined company’s consolidated financial information subsequent to the mergers. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined companies. Reclassifications and adjustments may be required if changes to Vertex’s financial presentation are needed to conform Vertex’s accounting policies to the accounting policies of Vectrus. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the mergers. The unaudited pro forma combined financial information also does not include any integration costs the combined company may incur related to the merger as part of combining the operations of the companies.
Note 4 — Accounting Policies
The accounting policies used in the preparation of the unaudited pro forma combined financial information are those described in Vectrus’ audited consolidated financial statements as of and for the year ended December 31, 2021. Vectrus performed a preliminary review of Vertex’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information. Vectrus identified differences in the timing of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”), as discussed below, and certain amounts have been reclassified to conform to Vectrus’ financial statement presentation. Vectrus also identified a difference in the manner which Vertex recognizes contract losses under Accounting Standards Codification Topic 606, Revenue (“ASC 606”), as discussed below. Certain amounts have been adjusted in the unaudited pro forma combined financial information to reflect Vertex’s provision of contract losses using the same accounting policy as Vectrus. At this time, Vectrus is not aware of any other differences that would have a material effect on the unaudited pro forma combined financial information, including any differences in the timing of adoption of new accounting standards. However, Vectrus will continue to perform its detailed review of Vertex’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.
Vectrus adopted ASC 842 on January 1, 2019, whereas Vertex, as a private company, had not yet adopted ASC 842 as of December 31, 2021. Based on a preliminary assessment, the primary impact of adopting the new standard relates to the recognition of operating lease right-of-use assets and operating lease liabilities of approximately $20.0 million as of January 1, 2021. The unaudited pro forma combined balance sheet has been adjusted to reflect the adoption of ASC 842 as well as the application of purchase accounting to the acquired leases, as further described in Note 5 herein. Vectrus did not identify any material impacts to the unaudited pro forma combined statement of operations as a result of Vertex’s adoption of ASC 842.
Vectrus and Vertex both apply ASC 606 for revenue recognition purposes. Vertex, however, does not account for the provision of contract losses in the same manner as Vectrus, which calculates the provision of contract losses as indirect costs allocable under government contract regulations while Vertex excluded certain indirect costs in its calculations. Refer to Notes 5(F) and 7(A) for the conforming pro forma adjustment to align Vertex’s provision of contract losses calculation with Vectrus’ accounting policy.

Note 5 — Unaudited Pro Forma Combined Balance Sheet Adjustments
The following provides explanations of the various adjustments to the unaudited pro forma combined balance sheet.
As further described in Note 1, each share of Vertex common stock issued and outstanding immediately prior to the first effective time will be converted into 67.8668567 newly issued shares of Vectrus common stock. Below is a preliminary estimate of the purchase consideration to Vectrus shareholders and the allocation of the purchase price to acquired identifiable assets and assumed liabilities.
(in thousands)
Preliminary estimate of consideration transferred (see table below)	$685,136
The preliminary estimated purchase price is allocated as follows:
Total current assets	$401,305
Property, plant, and equipment	47,232
Right of use assets	17,903
Other assets	19,552
Intangible assets	524,065
Total assets acquired	1,010,057
Total current liabilities	283,113
Long-term debt, net of current maturities	1,069,290
Other liabilities	109,147
Total liabilities assumed	1,461,550
Preferred stock(1)	(75,427)
Goodwill	1,212,056
Total net assets to be acquired	$685,136

(1)
Preferred stock excluded from acquired assets by Vectrus. Refer to the section entitled Redemption of Vertex Preferred Stock of this proxy statement for additional information.

Preliminary Consideration
The preliminary consideration is calculated as follows:
Number of Vertex ordinary shares outstanding as of March 7, 2022	273,950
Option dilution as of March 7, 2022	20,886
Total shares of Vertex common stock outstanding as of closing of the merger	294,836
Vectrus exchange ratio	67.8668567
Vectrus maximum common shares to be issued in the exchange(1)(2)	20,009,574
Less: replacement and cash settlement awards issued to Vertex employees(3)	1,417,706
Remaining Vectrus common shares to be issued in the exchange	18,591,868
Vectrus closing share price as of April 22, 2022	$36.71
Fair value estimate of common shares to be issued(3)	$682,507
Fair value estimate of cash consideration(1)(3) (4)	2,629
Preliminary estimate of total consideration transferred	$685,136

(1)
Due to rounding amounts may not calculate to exact numbers.

(2)
Collectively former Vertex equity holders will own approximately 62.25% of the outstanding shares of the combined company common stock, on a fully diluted basis.

(3)
Refer to Note 7(C) for additional details.

(4)
Calculated as the cash settled shares (71,617) multiplied by Vectrus closing share price.

Vectrus’ share price was used because, as a privately held company, Vertex does not have a readily observable market price at the time of this proxy statement.
The preliminary value of the consideration does not purport to represent the actual value of the total consideration that will be received by the Vertex stockholders when the mergers are completed. In accordance with U.S. GAAP, the fair value of the equity securities comprising the consideration will be measured on the closing date of the mergers at the then-current market price per share of Vectrus common stock. A 20% increase or decrease in the closing price of Vectrus common stock, as compared to the April 22, 2022 closing price of $36.71, would increase or decrease the merger consideration by approximately $137.0 million, both with a corresponding change to goodwill.
A.   Cash and Cash Equivalents
Cash and cash equivalents have been adjusted for the following:
(in thousands)	Amount
Proceeds from new term loan financing	$260,000
Payoff of Vectrus historical debt	(105,400)
Redemption of Preferred Stock	(75,427)
Cash settlement of certain Vertex stock options included within cash consideration	(2,629)
Excess savings plan payment	(185)
Total Pro Forma adjustment	$76,359
Total pro forma adjustment represents the proceeds from the issuance of the incremental term facility after the extinguishment of the legacy Vectrus outstanding debt, the redemption of Vertex Preferred Stock and cash consideration for settlement of stock options to certain former members of Vertex management. Refer to Note 2 for further details. The excess savings plan payment represents amounts distributed to specific Vectrus employees due to change in control provisions upon consummation of the mergers.
B.   Goodwill
Represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets net of liabilities and is estimated to be $1,212.1 million, which is an increase of $320.3 million over Vertex’s book value of goodwill prior to the mergers. The estimated goodwill to be recognized is attributable to operational and general and administrative cost synergies, expanded market opportunities and other benefits that Vectrus believes will result from combining its operations with the operations of Vertex. The goodwill created in the mergers is expected to be deductible for tax purposes and is subject to material revisions as the purchase price allocations are completed.
C.   Other Intangible Assets
Represents adjustments to record the preliminary estimated fair value of intangibles of approximately $524.1 million, which is an increase of $290.9 million over Vertex’s book value of other intangible assets prior to the mergers. The general categories of the acquired identified intangible assets are expected to be the following:
(in thousands)	Estimated Useful Life	Preliminary Fair Value
Technology based	10 years	$12,094
Customer-related	13 years	471,658
Certification based(1)	Indefinite	40,313
Total fair value of Vertex’s intangible assets (other than Goodwill)		$524,065
Less: Vertex historical intangible assets		233,169
Pro forma adjustment		$290,896

(1)
Certification based intangibles is related to FAA part 145 certificates.

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the mergers.
D.   Leases
Represents the application of purchase accounting to the acquired leases. Refer to Note 4 for additional details. The impact to the unaudited proforma balance sheet is as follows:
(in thousands)	Amount
Right of use assets	$17,903
Deferred tax asset(1)	$3,957
Operating lease liabilities – short term	$5,013
Operating lease liabilities – long term	$12,891
Deferred tax liability(1)	$3,957

(1)
Based on statutory tax rate of 22.1%

E.   Deferred Taxes
Represents the preliminary adjustment to deferred tax assets based on a statutory tax rate of 22.1%. The pro forma adjustment is comprised of the following items: (i) $10.6 million associated with the estimated transactions costs, (ii) $4.0 million associated with the acquired right of use assets and (iii) approximately $0.5 million related to the provision for contract losses and write-off of deferred financing costs.
F.   Other Accrued Liabilities
Other accrued liabilities have been adjusted for the following:
(in thousands)	Amount
Excess savings plan payment (Note 5(A))	$(185)
Policy alignment(1)	1,408
Operating lease liabilities – short term	5,013
Deferred financing fees of Vectrus and Vertex (Note 2)	10,500
Transaction related costs	48,000
Pro forma adjustment	$64,736

(1)
Represent an adjustment to align Vertex’s provision of contract losses calculation with Vectrus’ accounting policy. Refer to Note 4 for additional information.

G.   Debt Financing
Short-term and long-term debt have been adjusted for the following:
(in thousands)	Short-term debt	Long-term debt
Proceeds from new term loan financing, net(1)	$1,950	$252,050
Payoff of Vectrus historical debt(2)	(10,400)	(95,000)
New deferred debt issuance costs for ABL facility and other debt(3)	—	(4,500)
Write-off of Vectrus historical debt issuance costs(4)	—	754
Pro Forma adjustment	$(8,450)	$153,304

(1)
Represents the new incremental term facility, net of debt issuance costs entered into in connection with the execution of the merger agreement. Refer to Note 2. For illustrative purposes of presenting the unaudited pro forma combined financial information, debt issuance costs have not been bifurcated between Long-term debt and Short-term debt. Instead, debt issuance costs have been included within Long-term debt.

(2)
Represents the elimination of Vectrus outstanding debt.

(3)
Represents additional debt issuance costs incurred for the amended ABL facility and fees paid to assign Vertex’s first lien facility and second lien facility to Vectrus.

(4)
Represents the write-off of remaining deferred debt issuance costs associated with the extinguished Vectrus debt outstanding.

H.   Deferred Taxes
Represents the preliminary adjustment to deferred tax liabilities of $64.2 million associated with the fair value adjustment for intangible assets excluding goodwill, and $4.0 million associated with the acquired operating lease liabilities based on a statutory tax rate of 22.1%.
I.   Common Stock
Common stock has been adjusted for the following:
(in thousands)	Amount
Elimination of historical Vertex common stock	$(3)
Adjustment for par value of consideration transferred	186
Total Pro Forma adjustment	$183
J.   Additional Paid in Capital — Common Stock
Additional paid in capital-common stock has been adjusted for the following:
(in thousands)	Amount
Elimination of historical Vertex additional paid in capital	$(301,476)
Adjustment for consideration transferred (less common stock)	682,322
Total Pro Forma adjustment	$380,846
K.   Additional Paid in Capital – Preferred Stock
Represents the redemption of the preferred stock of Vertex from the proceeds of the incremental term facility (See Note 2). The preferred stock is redeemed at its carrying value which is equal to the original investment plus paid in kind dividends of 8% per year. The par value of the preferred stock is $75 (equal to a per share par value of $0.001 with 75,000 shares issued).

L.   Retained Earnings
Retained earnings has been adjusted for the following:
(in thousands)	Amount
Elimination of historical Vertex accumulated deficit	$162,646
Estimated transaction costs	(37,392)
Write-off of Vectrus historical deferred financing costs	(587)
Policy alignment for provision for contract losses	(1,097)
Pro Forma adjustment	$123,570
Amounts are presented net of tax, using a statutory tax rate of 22.1%
M.   Accumulated Other Comprehensive Loss
Represents the elimination of historical Vertex accumulated other comprehensive loss.
Note 6 — Unaudited Pro forma Adjustments Related to the Vertex Acquisition of TTS Business
This note should be read in conjunction with other notes in the unaudited pro forma combined financial information. Adjustments included in the column under the heading “Pro forma adjustments related to the Vertex acquisition of TTS” represent the following:
A.
Selling, General and Administrative Expenses

Represents an adjustment of $9.6 million for the new amortization expense, on a straight-line basis based on the preliminary fair value of the definite-lived intangible assets of the TTS Business acquired and the respective assigned estimated useful life for the twelve months ended December 31, 2021.
B.
Interest Expense, Net

Represents an increase to interest expense of $44.7 million for the twelve months ended December 31, 2021, related to the first lien facility and the second lien facility entered into by Vertex on December 6, 2021. Refer to Note 4 for additional information. The adjustment includes the following:
(in thousands)	For the twelve months ended December 31, 2021
First lien facility	$43,938
Second lien facility	15,262
Amortization of deferred issuance fees	5,093
Elimination of Vertex historical expense	(19,546)
Pro forma adjustment	$44,747

C.
Provision for Income Taxes

Represents the income tax effect of the pro forma adjustments calculated using a statutory income tax rate of 22.1%.
Note 7 — Unaudited Pro Forma Combined Income Statement Adjustments
The following provides explanations of the various adjustments to the unaudited pro forma combined statement of income.
A.
Cost of Revenue

Represents an adjustment to align Vertex’s provision of contract losses calculation with Vectrus’ accounting policy. Refer to Note 4 for additional information.

B.
Amortization Expense

Represents an adjustment for the removal of historical amortization expense offset by new amortization expense, on a straight-line basis based on the preliminary fair value of the definite-lived intangible assets and the respective assigned estimated useful life for the twelve months ended December 31, 2021.
(in thousands)	Estimated Useful Life	Preliminary Fair Value	For the twelve months ended December 31, 2021
Technology based	10 years	$12,094	$1,209
Customer-related	13 years	471,658	36,281
Certification based	Indefinite	40,313	N/A
Total fair value of Vertex’s intangible assets (other than Goodwill)		$524,065
Less: Historical Vertex and TTS amortization			24,056
Pro forma adjustment			$13,434

C.
Stock-Based Compensation

Represents the incremental differences in stock-based compensation for replaced equity awards. Subject to the terms of the merger agreement, unvested Vertex service-based option awards will be replaced and converted into Vectrus time vested restricted stock unit awards, which vest primarily over a two-year period (see below for further details). In connection with the mergers, awards to certain former members of Vertex management will be settled in cash by Vectrus or one of its subsidiaries. The $2.6 million in estimated cash settlement awards are reflected as cash consideration of the mergers.
The fair value estimates are preliminary and based upon the stock price of Vectrus common stock of $36.71 per share as of April 22, 2022. As a result, the estimated stock-based compensation expense and cash consideration may fluctuate between now and the closing date of the mergers.
Stock-based compensation expense for the twelve months ended December 31, 2021 is recognized based on the service period of the awards (in thousands except shares):
Service Period	Awards	Preliminary Fair Value	For the twelve months ended December 31, 2021
None – Cash Settled	71,617	$2,629(1)	N/A
Former Employee Awards
Restricted stock units
6 months	517,918	$19,013	$19,013
24 months	828,171	$30,402	$15,201
Total RSUs	1,346,089	$49,415	$34,214
Pro forma adjustment			$34,214

(1)
Reflected as cash consideration in purchase price (rounded). Refer to Note 5.

D.
Transaction-Related Costs

Represents one-time transaction-related costs of $48.0 million anticipated to be incurred prior to, or concurrent with, the closing of the mergers including bank fees, legal fees, consulting fees, and other transaction expenses.

E.
Interest Expense

Represents an increase to interest expense of $10.9 million for the twelve months ended December 31, 2021, which includes the following:
(in thousands)	For the twelve months ended December 31, 2021
Incremental term facility(1)	$13,251
Amortization of deferred issuance fees on ABL facility(2)	776
Elimination of Vectrus historical expense(3)	(3,928)
Write-off of Vectrus historical debt issuance costs(4)	754
Pro forma adjustment	$10,853

(1)
Represents the estimated interest expense on the incremental term facility. The loan is a variable rate but contains an effective floor of 4.75%, which is significantly higher than the benchmark rate. Therefore, an increase or decrease in a 1/8th percent of the underlying rate would result in the same interest rate because of the floor basis.

(2)
Represents the amortization of deferred issuance on the amended ABL facility and deferred costs for the first lien facility and second lien facility to assign to Vectrus.

(3)
Represents the elimination of interest expense associated with the extinguished Vectrus debt outstanding, excluding revolver interest expense.

(4)
Represents the write-off of remaining deferred debt issuance costs associated with the extinguished Vectrus debt outstanding.

F.
Provision for Income Taxes

Represents the income tax effect of the transaction accounting adjustments related to the mergers calculated using a statutory income tax rate of 22.1%. The effective tax rate of the combined company could be significantly different from what is presented in these unaudited pro forma combined financial information for a variety of reasons, including post-mergers activities. Adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting, and these items could be material.
The combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes will be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate share ownership of certain shareholders (generally 5% shareholders, applying certain look-through rules) increases by more than 50 percentage points over such shareholder’s lowest percentage ownership during the testing period (generally three years). In addition, the combination of two companies may also cause certain valuation allowances associated with one of the companies to no longer be necessary because on a combined basis, there may be new sources of future taxable income to support the reversal of pre-existing valuation allowances.
Generally, taxpayers can deduct interest expense paid or accrued in the taxable year. However, if section 163(j) applies, the amount of deductible business interest expense in a taxable year cannot exceed the sum of: the taxpayer’s business interest income for the year; 30% of the taxpayer’s adjusted taxable income (ATI) for the year; and the taxpayer’s floor plan financing interest expense for the year.
Vectrus has generated substantial foreign-derived intangible income (“FDII”) benefits since the enactment of Tax Cuts and Jobs Act of 2017. However, Vertex has a history of tax losses where FDII benefit could not be realized. The combined company is expected to generate taxable income and related FDII benefits. Vectrus will undertake a process to determine what this benefit may be.

Currently, no adjustments to the unaudited pro forma combined financial statement of operations have been made as it relates to: (i) limitations the combined company might incur under Section 382 of the Code or ASC 740, (ii) interest deduction limitations under IRC 163(j) or (iii) impacts of FDII.
G.
Earnings Per Share

Represents an adjustment to the basic and diluted weighted average common shares outstanding to reflect the anticipated issuance of 18,591,868 shares of Vectrus common stock to Vertex stockholders in consideration for the mergers (see Note 5); and effect of the RSU replacement awards issued to former Vertex employees (see Note 7(C)).

MARKET PRICES AND DIVIDEND DATA
Per Share Market Price Information
Vectrus common stock trades on the NYSE under the symbol “VEC.” On March 4, 2022, the last trading day before the public announcement of the merger agreement, the closing price for Vectrus common stock on the NYSE was $46.29 and on [•], 2022, the last practicable trading day prior to the filing of this proxy statement, the closing price for Vectrus common stock on the NYSE was $[•]. As of [•], 2022, the latest practicable trading day prior to the date of this proxy statement, there were [•] shares of Vectrus common stock outstanding, held by approximately [•] shareholders of record. You are encouraged to obtain current market quotations for Vectrus common stock.
Stock Prices and Dividends
The following table sets forth, for the periods indicated, the high and low sale prices per share of Vectrus common stock as reported on the NYSE:
	Vectrus Common Stock Price
	High	Low
2021
Fourth Quarter (ending December 31, 2021)	$52.67	$40.67
Third Quarter (ending October 1, 2021)	$52.32	$42.72
Second Quarter (ending July 2, 2021)	$55.38	$47.39
First Quarter (ending April 2, 2021)	$60.32	$47.26
2020
Fourth Quarter (ending December 31, 2020)	$52.45	$37.70
Third Quarter (ending October 2, 2020)	$53.69	$36.83
Second Quarter (ending July 3, 2020)	$58.28	$35.96
First Quarter (ending April 3, 2020)	$59.24	$28.90
2019
Fourth Quarter (ending December 31, 2019)	$55.50	$38.84
Third Quarter (ending September 27, 2019)	$46.51	$36.24
Second Quarter (ending June 28, 2019)	$42.24	$26.71
First Quarter (ending March 29, 2019)	$28.79	$21.27
2018
Fourth Quarter (ending December 31, 2018)	$31.40	$19.61
Third Quarter (ending September 28, 2018)	$37.17	$30.40
Second Quarter (ending June 29, 2018)	$39.80	$28.01
First Quarter (ending March 30, 2018)	$41.48	$26.62
Under the terms of the merger agreement, between the date of the merger agreement and the earlier of the closing date or the termination of the merger agreement, neither Vectrus nor Vertex or any of their respective subsidiaries may, subject to certain exceptions, authorize, declare, pay or make any dividends or other distributions without the written consent of the other party.

DESCRIPTION OF VERTEX BUSINESS
Overview
Vertex is a holding company that conducts substantially all of its business through its subsidiaries that are providers of aviation and aerospace, engineering, training and technical solutions for U.S. government programs and other domestic and international customers. Vertex employs approximately 5,600 people to provide products and services to customers in over 125 locations around the world. Vertex’s major offerings include providing management and service solutions for aviation and aerospace fixed- and rotary-wing aircraft, program logistics support, maintenance repair services, supply chain management and defense and commercial training. Vertex also provides aviation and aerospace overhaul and aircraft modification to customers including the U.S. government and commercial and original equipment manufacturers (each an “OEM”) by providing parts, facilities, technology and experience for the manufacture and modification of aircrafts. In addition, Vertex designs, develops, integrates, tests, modifies and provides documentation for every aspect of aircraft and avionics and other program hardware and software systems to address critical needs for the U.S. military’s conventional and special operations forces and its commercial customers.
Formation of the Business and Acquisitions
Vertex was incorporated in 2018 under the laws of the State of Delaware by an affiliate of AIP Fund VI. Vertex’s business was significantly expanded through two acquisitions occurring in 2018 and 2021 respectively. On June 29, 2018, Vertex acquired 100% of the voting and equity interest of Vertex Aerospace LLC and its subsidiaries (the “Vertex Business”) from L-3 Communications Integrated Systems L.P. and L-3 Technologies, Inc. (together, “L3”). The Vertex Business originated in 1975 as part of Beechcraft Company and was operated through a series of owners before being acquired by L3 in 2003 and named “Vertex”.
On December 31, 2020, Vertex spun-off to Vertex’s shareholders 100% of the equity interest in its Crestview business line from the Vertex Business, with the remaining business lines constituting the Aerospace and Defense Services business (the “ADS Business”). On December 6, 2021, Vertex Aerospace LLC, an indirect and wholly owned subsidiary of Vertex, acquired Raytheon Technologies Corporation’s Mission Critical Solutions and Training Services Business (the “TTS Business”) that was comprised of Raytheon Professional Services and certain assets within the portfolio of Raytheon Intelligence and Space, which operates as a principal business segment of Raytheon Company, a subsidiary of Raytheon Technologies Corporation (“Raytheon”).
Vertex’s primary customer is the DoD. See the section of this proxy statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vertex” for further information regarding Vertex’s financial condition and results of operations.
Business Strategy
Vertex’s goal is to be a leading provider of government services through a diversified portfolio of capabilities and customers that strives to support continued growth.
Vertex seeks to drive this potential growth through the following strategies:
•
maintaining existing relationships in the specialized services Vertex offers to continue to take advantage of current high-entry barriers;

•
leveraging its existing technical and engineering expertise from a history of delivering on complex programs to drive future growth with existing platforms and expand services onto new platforms;

•
identifying and pursuing programs that support enduring missions; and

•
combining the capabilities, expertise, and experience of the ADS Business and the TTS Business to create a full service provider capable of sustaining legacy systems and platforms, and performing innovative and cost effective technology insertion into subsystems, systems and platforms.

Vertex’s Service Offerings
Vertex has two primary service offerings: Aerospace and Defense Services and Technology and Training Solutions that operate through its ADS Business and TTS Business, respectively. While the majority of its offerings are in support of the DoD, Vertex also offers certain training and support services to OEMs and other customers through its TTS Business. Vertex’s services primarily occur within the U.S., but it does offer services around the globe, including the European, North American, South American, Asian/Pacific, and Middle Eastern regions.
Aerospace and Defense Services (ADS)
The ADS Business services both government and commercial customers globally in the diversified aerospace aftermarket. Offerings provided to customers include integrated supply chain management, maintenance, repair and overhaul and engineering services. The ADS Business currently supports over 1,210 aircraft with experience on over 90 aviation platforms that are predominantly U.S. government owned. The ADS Business operates through long-duration contracts that typically service the entire platform of a particular aircraft.
Vertex’s ADS Business’s capabilities include:
•
Supply Support: These services include establishing and managing component inventory levels, repair, modification and software updates for the platforms.

•
Organizational Maintenance: These services provide day-to-day maintenance activities, including scheduled services, inspections, logistics and line maintenance, to ensure that aircraft are airworthy and safe for flight. In addition, these services also provide maintenance tests and instructor pilots for these aircraft.

•
Intermediate Maintenance: This service provides minor unscheduled maintenance and support for unforeseen events. The intermediate maintenance and logistics services also provide non-routine inspections and can provide repair and replacement services that are below depot-level maintenance.

•
Depot-Level Maintenance and Aircraft Modification: This service has the capabilities to provide complex, depot-level maintenance and repair operations and support. Vertex has the ability to provide these services at its locations or at customer locations around the world. Services offered include composite modification and repair, refurbishment and crash damage repair.

Technology and Training Solutions (TTS)
The TTS Business services both government and commercial customers globally. Offerings provided to customers include maintenance, engineering and upgrade services for ground and air platforms, services and secure platform solutions for complex and large-scale programs, as well as training and support services for platforms and systems. The TTS Business largely operates through long-duration contracts.
Vertex’s TTS Business’s capabilities include:
•
Sensor and Platform Integration: This service provides technology insertion and upgrades into complex airborne and ground systems platforms. Services for these platforms include design, development, test and delivery of subsystems and systems integrated into a wide variety of air and ground platforms.

•
Engineering and Logistics Solutions: This service provides design, development and delivery of technical services and logistics analysis and support. Such analysis and support includes preventative maintenance scheduling, systems installation, training, electronic repair, logistics trend analysis, configuration control, systems administration, network administration and operations and maintenance of technical control facilities and a wide array of technical systems deployed across the globe.

•
Modernization and Sustainment: This service provides broad engineering capabilities that modernize and sustain critical and enduring platforms and systems. The service capabilities also include manufacturing, integration, fabrication and repair and return capabilities to further sustain such platforms and systems.

•
Defense Services: This service provides aviation and ground system lifecycle support, including all levels of maintenance, modification, repair and overhaul, global logistics support and integrated supply chain solutions.

•
Trainings Solutions:   This service provides high consequence live, virtual/augmented reality and constructive technology enabled training solutions to defense and commercial customers. In addition to training solution development and execution, these solutions also include comprehensive analysis and after-action reviews for customers to help clients focus on and train for their most critical training needs.

Customers
The majority of Vertex’s business is derived from U.S. government customers. Vertex serves U.S. government customers as both a prime contractor and subcontractor, though a substantial majority of this work is as a prime contractor. Vertex maintains relationships with all major branches of the U.S. military and several U.S. government agencies, including the National Aeronautics and Space Administration, Transportation Security Administration, and Drug Enforcement Administration, among others.
Revenue for Vertex by customer type (as adjusted to give effect to the acquisition of the TTS Business, and excluding TTS Business non-recurring revenue of $35.0 million for activity not included in the acquired business as if such acquisition had occurred as of January 1, 2020, and $70.0 million of revenue related to Vertex's divestiture of Crestview), for the periods presented below was as follows:
	Year Ended December 31,
(In millions)	2021	2020
Air Force	$436	$552
Army	290	436
Navy	493	390
Other(1)	378	356
Total revenue	$1,597	$1,734

(1)
Other includes revenue from all other sources, including U.S. government customers not listed above, foreign governments and commercial customers, among others.

Competition
Vertex’s competitors and the competition it faces vary depending on service offering. Vertex’s primary competitors in each service offerings are identified below:
•
Aerospace & Defense Services: AAR Corp., Amentum Services, Inc., Leidos Holdings, Inc., M1 Support Services, L.P., Sierra Nevada Corporation and VSE Corporation.

•
Technology and Training Solutions: Accenture plc, Amentum Services, Inc., Booz Allen Hamilton Holding Corp., CACI International, Inc., Leidos Holdings, Inc., Science Applications International Corporation and Valiant Integrated Services.

The U.S. government has implemented policies designed to protect small businesses and under-represented minority contractors. From time to time, certain U.S. government work in the U.S. has been restricted to small businesses and Vertex is accordingly not eligible for this business as a prime contractor. In certain circumstances, Vertex has participated with these small businesses as a subcontractor for select opportunities. In addition, Vertex maintains certain teaming relationships with other prime contractors and subcontractors for procurements or other opportunities where it believes the combination of services will help it win and perform the contract. Similarly, its competitors could consolidate or establish teaming or other relationships among themselves or with third parties to increase their ability to address customers’ needs.
Selection of contracts for which Vertex submits competitive bids is based on technical and operational qualifications and often also includes bidding for contracts similar to existing or prior contracts based on size, scope and project type. In each bidding process, Vertex operates with customers that are often highly price sensitive, and while not every contract is awarded based on lowest-priced bid, its customers often must operate within budget allocations, making cost a key consideration. The work Vertex bids on includes a mix of new contracts and recompete contracts where it is the incumbent service provider.

Increasingly, U.S. government customers have shown a preference to structure contracts to include multiple competitive bidding processes, including multi-vendor indefinite delivery/indefinite quantity, government-wide acquisition contracts, General Services Administration Schedule and other multi-award contracts (referred to collectively, as “MACs”), where a pool of contractors is selected to service a platform or provide a service or product and the pool will then compete for individual tasks under the MAC. The period of performance for these MACs is generally consistent with traditional cycles of three-to-ten-year periods. Often, MACs can have multi-billion dollar ceiling values.
Seasonality
Vertex does not consider any material portion of its business to be seasonal. However, various factors can affect the distribution of Vertex’s revenue between accounting periods, including the timing of awards, product deliveries, customer acceptance of products and services, contract phase-in durations, contract completions, and the availability of customer funding. Weather and natural phenomena can also temporarily affect the performance of its services.
The U.S. government’s fiscal year ends on September 30 of each year. U.S. government agencies may award extra tasks or complete other contract actions in the time frame leading up to the end of its fiscal year in order to avoid the loss of unexpended fiscal year funds, which may favorably impact Vertex’s third fiscal quarter results.
Regulatory Environment
Vertex is subject to various federal, state, local and international laws and regulations relating to the development, manufacturing, sale and distribution of its products, systems and services. Vertex maintains robust policies and procedures designed to ensure continued compliance with the applicable laws and regulations in each jurisdiction in which it conducts business. These laws and regulations include, but are not limited to, those related to import and export controls, anti-corruption and anti-bribery, and government procurement.
Import/Export Regulations.   Vertex sells products and solutions to customers inside and outside the U.S. and is required to comply with U.S. export control regulations, including the International Traffic in Arms Regulations, Export Administration Regulations, and economic and trade sanctions programs limiting or banning sales into certain countries. Jurisdictions outside of the U.S. have implemented similar controls and sanction regulations. Together these controls and regulations could impose licensing requirements on exports of certain technology and software from the U.S. and may impact Vertex’s ability to transact business in certain countries or with certain customers. Vertex has developed compliance programs, training protocols, and review mechanisms to identify and prevent potential violations of these programs and regulations. Vertex regularly monitors changes in applicable law and regulations, and creates strategies to deal with changes, as such changes in the law could restrict or further restrict its ability to sell products and solutions. Non-compliance with U.S. export control laws could also lead to suspension or revocation of export privileges, which would have a material adverse effect on Vertex.
Anti-Corruption Regulations.   Because Vertex has significant international operations, it must comply with complex regulations, including the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act and other comparable foreign laws prohibiting corrupt payments to governmental officials and anti-competition regulations. Vertex has compliance policies, programs, and training in place that are designed to prevent non-compliance with such anti-corruption regulations in the U.S. and outside the U.S. Vertex monitors existing, pending and proposed legislation and regulatory changes that may impact its business and develops strategies to address the changes and incorporate them into existing compliance programs.
Government Procurement.   U.S. government contracts are generally subject to procurement laws and regulations, including the Federal Acquisition Regulation (the “FAR”), which outline uniform policies and procedures for acquiring goods and services by the U.S. government, as well as agency-specific acquisition regulations, such as the DFARS that supplement the FAR. As a U.S. government contractor, Vertex’s contract costs are audited and reviewed on a continuing basis by the DCMA and the DCAA. DCMA and DCAA conduct routine audit reviews regarding the adequacy of Vertex’s business systems and policies. In addition to routine audits, Vertex may, either individually or in conjunction with other U.S. government contractors, be subject to audits and investigations by other U.S. government agencies. The U.S. government could conduct such audits or investigations with or without Vertex’s knowledge or cooperation. Vertex cannot predict the outcome of such audits or investigations, or estimate the amounts of resulting claims or other actions that could be instituted against it, its officers or its employees. U.S. procurement regulations provide that certain findings against a contractor may lead to the imposition of monetary penalties and fines, and potentially suspension or debarment from contracting, which would restrict eligibility for awards of new U.S. government contracts for a period of time. Suspension or debarment of this nature would have a material adverse effect on Vertex because of its reliance on U.S. government contracts.
Contracts
U.S. government programs generally are implemented by the award of individual contracts to a prime contractor, which may utilize one or more subcontractors. In the typical case, Vertex is a prime contractor on long-term contracts that are of a finite duration of generally between three and ten years. In other contracts, Vertex teams with the prime contractor as a subcontractor. Vertex’s prime contractor rate by revenue for the year ended December 31, 2021 was 93% and is presented by business as follows:
	ADS Business	TTS Business	Consolidated
Prime Contract Revenue %	97	88	92.8%
Subcontract Contract Revenue %	3	12	7.2%
The U.S. Congress usually appropriates funds on a fiscal year basis even though a program may extend across several fiscal years. Consequently, programs are often only partially funded initially, and additional funds are committed only as the U.S. Congress approves further appropriations. Prior to the expiration of a contract, if the customer requires further services of the type provided by the contract, it typically begins a competitive rebidding or recompete process. The contracts and subcontracts under a program generally are subject to termination for convenience or adjustment if appropriations for such programs are not available or if they change. The U.S. government is required to equitably adjust a contract for additions to or reductions in scope or other changes, including price, which it directs. Often when awarding new multi-year contracts, the contract will include a one-year or less initial period with a renewal option or options for the remaining contract period.
Generally, the sales price elements for Vertex’s contracts are cost-plus, cost-reimbursable, time-and-materials or fixed price. However, it is not unusual for Vertex to have elements of cost-plus, cost-reimbursable, time-and-materials and fixed-price contracts on a single contract.
The percentage of Vertex’s total revenue generated from each contract type for the year ended December 31, 2021 was as follows:
Contract type	ADS Business	TTS Business	Consolidated
Fixed-price	85%	75%	80%
Cost-plus and cost-reimbursable	12%	24%	18%
Time and material	3%	1%	2%
Total revenue	100%	100%	100%
Vertex’s U.S. government contracts are subject to comprehensive legal and regulatory requirements, including the FAR and the DFARS. From time to time, the U.S. government may conduct routine audits or investigate whether Vertex’s business activities are being conducted in accordance with applicable requirements. Non-compliance with these requirements could result in administrative, civil or criminal liabilities, including repayments, disallowance of certain costs, fines, and penalties.
Vertex is also subject to routine business risks inherent to the U.S. government defense industry, including changes in the U.S. government’s procurement and acquisition policies and regulations, governmental appropriations, acquisition needs, and availability of funds. A reduction in U.S. government defense allocations or expenditures could materially and adversely affect Vertex’s business by increasing competition, lowering profit margins, reducing the number of prime contracts and subcontracts awarded to Vertex, or result in substantial contract cost overruns.
All of Vertex’s U.S. government contracts are subject to termination by the U.S. government for convenience with little or no notice. Termination for convenience provisions would allow recovery of only costs incurred or committed settlement expenses, plus profit on the work completed prior to termination. The U.S. government may also terminate Vertex contracts for default. Termination for default provisions would typically allow Vertex to only recover for costs incurred on work that it has completed and that the U.S. government has accepted. Termination for default provisions also requires Vertex to pay any excess costs incurred by the U.S. government in procuring undelivered items from another source. A termination for default would also result in damages, and would negatively impact performance ratings and Vertex’s ability to win future contracts. Multi-year U.S. government contracts and related orders are also subject to cancellation if funds for contract performance for any subsequent year become unavailable. Vertex’s contracts as a U.S. government subcontractor and with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.
U.S. government agencies routinely audit and investigate Vertex’s costs and performance on contracts, as well as its accounting and general business practices. Based on the results of such audits or other reviews, the U.S. government has previously adjusted, and may in the future adjust, certain contract-related costs and fees, including allocated indirect costs until the deficiencies identified in the audits or reviews are corrected and Vertex’s corrections are accepted by the DCMA In addition, under U.S. government purchasing regulations, some of Vertex’s costs, including certain business acquisition costs, financing costs, portions of research and development, and marketing expenses, may not be reimbursable under its U.S. government contracts.
Backlog
Total backlog includes remaining performance obligations, consisting of both funded backlog (firm orders for which funding is contractually authorized and appropriated by the customer) and unfunded backlog (firm orders for which funding is not currently contractually obligated by the customer and unexercised contract options). Total backlog excludes potential orders under IDIQ contracts and contracts awarded to Vertex that are being protested by competitors with the GAO or in the U.S. Court of Federal Claims. The value of the backlog is based on anticipated revenue levels over the anticipated life of the contract, and actual values may be greater or less than anticipated. Total backlog is converted into revenue as work is performed.
Vertex expects to recognize a portion of its funded backlog as revenue over the next 12 months. However, the U.S. government or the prime contractor may cancel any contract at any time through a termination for convenience or other termination right under such contracts. Most of Vertex’s contracts have terms that would permit it to recover all or a portion of its incurred costs and fees for work performed in the event of a termination for convenience.
The following table sets forth Vertex’s backlog as of December 31, 2021:
(In millions)	As of December 31, 2021
Funded backlog	$630
Unfunded backlog	5,625
Total backlog	$6,255
Environmental Regulations
Vertex’s operations are subject to and affected by environmental laws and regulations promulgated and enforced by federal, state and local authorities in the U.S. and regulatory authorities with jurisdiction over its international operations, and include laws and regulations concerning the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes in air, water and land and human and worker exposure to hazardous substances. These laws and regulations include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act and the Toxic Substances Control Act and other comparable foreign, state and local laws.
Vertex uses and stores hazardous substances and generates hazardous and non-hazardous wastes in some of its operations. Vertex is also required to obtain permits and comply with other laws and regulations concerning the discharge of pollutants into water and emissions of pollutants into air. Vertex has incurred, and will likely continue to incur, costs associated with environmental compliance activities. A portion of these costs are eligible for future recovery through the pricing of Vertex’s products and services under its contracts with the U.S. government. If changes in federal, state or local regulations, or the regulations of foreign states, result in the application of more stringent environmental requirements, including those related to greenhouse gas emissions or climate change, it could increase environmental compliance expenditures.
Vertex did not spend material amounts on environmental-related capital projects in fiscal 2021, fiscal 2020, or fiscal 2019. Based on currently available information with respect to environmental laws and regulations, Vertex does not expect environmental-related capital expenditures or compliance with existing and pending environmental laws and regulations to be material or to have a material impact on its competitive position or financial condition in fiscal 2022 or over the next several years. Vertex can give no assurances that such expenditures will not exceed current expectations, as such expenditures may increase in future years (due, in part, to possible changes in applicable laws and regulations).
Most of the U.S. laws governing environmental matters include criminal provisions. If Vertex were to be convicted of a violation of certain federal environmental statutes or regulations, including the Clean Air Act or Clean Water Act, the facility or facilities involved in the violation could be deemed ineligible to be used in performing any U.S. government contract Vertex is awarded until the Environmental Protection Agency thereafter certifies that the condition giving rise to the violation has been corrected. There are a number of governmental laws and regulations that strictly regulate the handling, removal, treatment, transportation and disposal of toxic and hazardous substances and waste, such as CERCLA, and comparable national and state laws that impose strict, joint and several liabilities for the entire cost of cleanup, without regard to whether a company knew of or caused the release of hazardous substances. If Vertex is named as a potentially responsible party for contamination caused by such hazardous substances or hazardous waste, Vertex could incur costs associated with the investigation and cleanup of such substances or waste. Moreover, liabilities related to human exposure to hazardous substances or a failure to comply with any applicable environmental or worker health and safety laws and regulations could result in substantial costs to Vertex, including cleanup costs, fines, penalties, civil or criminal sanctions, third-party claims for property damage or personal injury, or capital expenditures to rectify such environmental, health and safety issues.
Human Capital Resources
As of December 31, 2021, Vertex employed approximately 5,600 full-time employees. As of December 31, 2021, approximately 50% of Vertex’s employees were represented under 32 collective bargaining agreements with labor unions. In the ordinary course of business, a number of collective bargaining agreements will be subject to renegotiation in a given year. Vertex believes that the relations with its employees and union representatives are positive.
Diversity, Equity, and Inclusion
Vertex embraces diversity and inclusion as core values and seeks to ensure that all its employees experience a highly inclusive working environment. Vertex’s core values of Professionalism, Integrity and Respect serve as the bedrock for its diverse workforce of approximately 42% veterans, 33% minorities, 18% women and 12% Individuals with Disabilities.
Talent Acquisition and Development
Vertex continuously monitors the hiring, retention and leadership of its employees by business and function with a focus to attract, develop, engage, advance and retain the best talent in the industry. Vertex invests in its workforce through internal and external education, training and development programs and tuition assistance benefits. Vertex also provides market competitive compensation and benefits. Vertex seeks to recognize and reward performance during its annual talent review, merit increase and performance incentive review process.
Employee Health and Safety
One of Vertex’s primary objectives is the health and safety of its employees. Vertex believes a safe and secure workplace is fundamental and important to success. Vertex is committed to providing a safe and healthy workplace, and complying with applicable safety and health laws, regulations and internal requirements. Vertex is also committed to engaging employees to continually improve health and safety by acting upon opportunities to reduce risk and improve safety and health performance. To this end, Vertex maintains comprehensive safety programs focused on identifying hazards and eliminating risks that can lead to severe injuries. The Days Away, Restricted or Transferred (the “DART”) rate for the ADS Business was 2.75 in 2021 and 2.50 in 2020 compared against an industry average of 3.0 in 2020. For the TTS Business, the DART rate was 0.19 in 2021 and 0.063 in 2020 compared against an industry average of 1.1 in 2020.
Ethics and Compliance
The Vertex Code of Ethics & Business Conduct (the “Code of Conduct”), serves as the foundation of the principles and standards that Vertex expects all employees to follow. Each officer, director and employee is required to use good ethical judgement when conducting business and comply with applicable laws, rules and regulations. The Code of Conduct describes what is appropriate behavior and guides ethical business decisions that maintain a commitment to professionalism, integrity and respect. The Code of Conduct applies to everyone who does business on behalf of Vertex, including employees, officers, and members of the Vertex board of directors. Vertex also contractually requires all third parties with whom Vertex contracts, including agents, suppliers, and contractors, to act in accordance with the principles outlined in the Code of Conduct when conducting business on Vertex’s behalf. Following the Code of Conduct is essential to Vertex’s success and reputation. Those individuals who fail to follow the Code of Conduct may be subject to disciplinary action.
Intellectual Property
Vertex actively maintains and develops a portfolio of patents, trademarks, copyrights, trade secrets, licenses and franchises related to its businesses. In addition to the combination of these rights, Vertex also relies on nondisclosure agreements, information technology (IT) security systems, internal controls and compliance systems and other measures to protect intellectual property. The U.S. government has licenses to certain of Vertex’s intellectual property, including certain patents, which are developed or used in the performance of government contracts. Any of Vertex’s patents, trade secrets, trademarks, copyrights and other proprietary rights could be challenged, invalidated or circumvented, or may not provide competitive advantages. While Vertex’s intellectual property rights in the aggregate are important to the operation of its business, it does not believe that its business would be materially affected by the expiration of any particular intellectual property right or termination of any particular intellectual property license agreement.
Research and Development
Vertex’s products and services incorporate advanced technology. To continue to meet customers’ evolving needs and requirements, Vertex invests substantial amounts in research and development activities. These investments are made through the use of its own funds and through contractual arrangements with customers to enable Vertex to develop future technology for the platforms and products it services. In particular, Vertex’s TTS Business relies on ongoing research and development efforts to proactively identify and develop systems and components for customers to meet their evolving needs and challenges.
Raw Materials and Supplies
Equipment and materials essential to Vertex businesses are obtained from a variety of global sources. The principal equipment and materials used in the businesses are subject to availability and price fluctuations due to customer demand, producer capacity and market conditions. Vertex monitors the availability and price of equipment and materials on a regular basis. In addition, a significant prolonged increase in inflation could negatively impact the cost of materials and components, particularly with respect to long-term fixed price contracts. Vertex continuously monitors potential supply chain issues and works with suppliers and subcontractors to mitigate delays in its receipt of necessary raw materials, components and other supplies, and reduce costs, particularly in light of the COVID-19 pandemic’s impact on global supply chain.
Legal Proceedings
Vertex is subject from time to time to legal proceedings that are incidental to the operation of its business, including, but not limited to, employment matters, matters in connection with its contracts and matters arising under environmental laws. While Vertex is unable to predict the final outcome, it does not currently believe, based on information currently available, that resolution of such matters or proceedings will, individually or in the aggregate, have a material adverse effect upon its competitive position, results of operation, financial condition or liquidity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VERTEX
The following discussion of Vertex’s financial condition and results of operations should be read in conjunction with the audited consolidated financial statements of Vertex and notes thereto included in this proxy statement, as well as the sections entitled “Description of the Vertex Business” and “Risk Factors.” This proxy statement provides additional information regarding Vertex, its business, industry and forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about Vertex’s industry, business and future financial results. Vertex’s actual results could differ materially from the results contemplated by these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” for further information regarding forward-looking statements. Amounts presented in and throughout this section are rounded and, as such, rounding differences could occur in period over period changes and percentages reported.
Overview
Vertex is a holding company that conducts substantially all of its business through its subsidiaries, which are leading providers of aviation and aerospace, engineering, training and technical solutions for U.S. government programs and other domestic and international customers. Vertex employs approximately 5,600 people to provide products and services to customers in over 125 locations around the world. Vertex’s major offerings include providing management and service solutions for aviation and aerospace fixed- and rotary-wing aircraft, program logistics support, maintenance repair services, supply chain management and defense and commercial training. Vertex also provides aviation and aerospace overhaul and aircraft modification to customers including the U.S. government and commercial and original equipment manufacturers by providing parts, facilities, technology and experience for the manufacture and modification of aircrafts. In addition, Vertex designs, develops, integrates, tests, modifies and provides documentation for every aspect of aircraft and avionics and other program hardware and software systems to address critical needs for the U.S. military’s conventional and special operations forces and its commercial customers.
TTS Business Acquisition
On December 6, 2021, Vertex Aerospace LLC, an indirect and wholly owned subsidiary of Vertex, acquired Raytheon’s TTS Business that was comprised of Raytheon Professional Services and certain assets within the portfolio of Raytheon Intelligence and Space, which operates as a principal business segment of Raytheon Company, a subsidiary of Raytheon. The TTS Business’s mission critical solutions business consists of services and secure platform solutions for complex and large-scale programs operating in challenging environments. The TTS Business’s training solutions business offers high-consequence, live, virtual and constructive training for defense customers and customized, turn-key learning solutions for commercial customers. In connection with the acquisition of the TTS Business, Vertex issued $75 million of preferred equity to Raytheon (the “Vertex Preferred Stock”).
The TTS Business revenue and income before income taxes for the year ended December 31, 2020 were approximately $1.0 billion and $154.5 million, respectively.
Crestview Aerospace Spin-Off
On December 31, 2020, Vertex completed the spin-off of substantially all of the assets and liabilities of its Crestview Aerospace business (the “Crestview Spin-Off”) to Vertex’s shareholders. Vertex spun off net assets with a carrying value of $55.4 million and a fair value of $33.0 million, which resulted in recording a loss on disposal of $22.5 million. The spun-off net assets were removed through retained earnings from Vertex’s consolidated balance sheet. The results of operations and cash flows of the spun-off entity are included in Vertex’s consolidated statement of operations and consolidated statement of cash flows through the effective date of the Crestview Spin-Off. The loss before taxes associated with the spun-off entity was $0.3 million for the year ended December 31, 2020.

Warfighter Field Operations Customer Support program
The Warfighter Field Operations Customer Support program (“Warfighter”) ran from 2007 to 2021 under the TTS Business. As the program was nearing its completion, the U.S. Army decided to split the content of the program into numerous smaller contracts that were each competitively bid, with several being awarded to the TTS Business.
On an as adjusted basis, after giving effect to the acquisition of the TTS Business, as if the acquisition of the TTS Business had occurred as of January 1, 2019, Vertex would have recognized non-recurring revenue related to the Warfighter program of $87.0 million, $176.0 million and $559.0 million and non-recurring operating income of $32.0 million, $46.0 million and $105.0 million for the years ended December 31, 2021, 2020 and 2019, respectively. These include $63.0 million, $46.0 million and $0 million of non-recurring revenue and $11.0 million, $2.0 million and $0 million of non-recurring operating income for the years ended December 31, 2021, 2020 and 2019, respectively, associated with the training of pilots in Afghanistan, which concluded following the withdrawal of the U.S. presence in Afghanistan in 2021.
COVID-19
On January 30, 2020, the World Health Organization declared COVID-19 a “Public Health Emergency of International Concern” and on March 11, 2020, declared COVID-19 a pandemic. COVID-19 has adversely affected the economies and financial markets of many countries, including the geographical areas in which Vertex operates. In addition, the COVID-19 pandemic and continuing economic recovery continues to impact the global economy and has caused product and labor shortages, delivery delays, and increased costs of raw materials, labor and supplier products and services around the world. Vertex is working with its suppliers and subcontractors to mitigate delays in its receipt of necessary raw materials, components and other supplies and to reduce supply chain costs.
Vertex’s workforce has been designated as Critical Infrastructure in the Defense Industrial Base Sector by the Department of Homeland Security. As such, the DoD has informed Vertex that it is expected to maintain normal work schedules and continue providing products and services as required under its contracts while following guidance to limit disease spread from the Centers for Disease Control and Prevention, as well as state and local government officials. Through December 31, 2021, although experiencing some negative impacts, including from the supply chain pressures and labor shortages discussed above, no material changes or significant business disruptions have occurred in Vertex’s operations.
The extent of the ultimate impact of the COVID-19 pandemic on Vertex’s operational and financial performance, including its ability to execute its programs in the expected timeframes, will depend on future developments, including any potential subsequent waves of COVID-19 infection, the effectiveness, distribution and acceptance of COVID-19 vaccines, new government regulations for defense contractors and other related actions taken by the U.S. government, state and local government officials, and international governments to prevent disease spread, all of which remain uncertain and cannot be predicted.

DISCUSSION OF FINANCIAL RESULTS
Year ended December 31, 2021, compared to Year ended December 31, 2020
Selected financial highlights are presented in the table below:
	Year Ended December 31,		Change
(In thousands)	2021	2020	$	%
Revenue	$813,159	$819,940	$(6,781)	(0.8)
Cost of revenue	719,169	726,776	(7,607)	(1.0)
% of revenue	88.4%	88.6%
Selling, general and administrative expenses	48,220	49,530	(1,310)	(2.6)
% of revenue	5.9%	6.0%
Operating income (loss)	45,770	43,634	2,136	4.9
Loss on disposal of net assets	(1,303)	(22,509)	21,206	(94.2)
Loss on debt extinguishment	(7,295)	—	(7,295)	N.M.
Interest expense, net	(19,546)	(18,693)	(853)	(4.6)
Income (loss) before income taxes	17,626	2,432	15,194	624.8
% of revenue	2.2%	0.3%
Income tax benefit (expense)	(5,977)	13,528	(19,505)	(144.2)
Net Income (loss)	$11,649	$15,960	$(4,311)	(27.0)
Revenue
Vertex’s revenue decreased by $6.8 million, or 0.8%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The decrease in revenue was primarily attributable to the loss of $70.6 million of 2020 revenue from the spun-off Crestview Aerospace business, which was partially offset by $40.3 million of revenue gained from the TTS Business acquired in December 2021 and a $23.5 million year-over-year organic revenue increase.
Cost of Revenue
Vertex’s cost of revenue decreased by $7.6 million, or 1.0%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The decrease in cost of revenue was in line with the decrease in year-over-year revenue volumes.
Cost of revenue as a percentage of revenue was 88.4% for the year ended December 31, 2021, compared to 88.6% for the year ended December 31, 2020.
Selling, General & Administrative (“SG&A”) Expenses
Vertex’s SG&A expenses decreased by $1.3 million, or 2.6%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The decrease in SG&A expenses was primarily due to reductions in marketing expenses.
SG&A expenses as a percentage of revenue was 5.9% for the year ended December 31, 2021, compared to 6.0% for the year ended December 31, 2020.
Operating Income
Vertex’s operating income increased by $2.1 million, or 4.9%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The increase in operating income resulted from the aforementioned decreases in cost of revenue and SG&A expenses which offset the decline in year-over-year revenue volume.

Loss on Debt Extinguishment
Vertex recorded a non-cash loss on debt extinguishment of $7.3 million for the year ended December 31, 2021. The loss is entirely attributable to the write-off of unamortized debt issuance costs on a term loan facility that was repaid at the time of the TTS Business acquisition.
Loss on Disposal of Net Assets
Vertex’s loss on disposal of net assets decreased by $21.2 million for the year ended December 31, 2021 compared to the year ended December 31, 2020. The loss on the disposal of net assets of $1.3 million for the year ended December 31, 2021 was primarily due to the sale of aircraft and ground equipment previously used to support a customer contract. The loss for the year ended December 31, 2020 was due to the Crestview Spin-Off, which resulted in recording a loss on disposal of $22.5 million.
Interest Expense, Net
Interest (expense) income, net for the years ended December 31, 2021 and 2020 was as follows:
	Year Ended December 31,		Change
(In thousands)	2021	2020	$	%
Interest income	$25	$193	$(168)	(87.0)
Interest expense	(19,571)	(18,886)	(685)	(3.6)
Interest expense, net	$(19,546)	$(18,693)	$(853)	(4.6)
Vertex’s interest income is directly related to interest earned on cash holdings. Vertex’s interest expense is directly related to borrowings under its credit facilities and amortization of debt issuance costs. The increase in interest expense of $0.9 million for the year ended December 31, 2021 compared to the year ended December 31, 2020 was due primarily to increases in term loan balances to fund the TTS Business acquisition.
Income Tax Expense
Vertex recorded income tax expense of $6.0 million and an income tax benefit of $13.5 million for the years ended December 31, 2021 and 2020, respectively, which represented effective income tax expense rate of 33.9% and an income tax benefit rate of 556.3% for the years ended December 31, 2021 and 2020, respectively. The change in the effective income tax rate for the year ended December 31, 2021 compared to the year ended December 31, 2020 was primarily due to the reversal of $18.4 million of previously recorded deferred tax valuation allowances in 2020 which did not recur in 2021.
Year ended December 31, 2020, compared to Year ended December 31, 2019
Selected financial highlights are presented in the table below:
	Year Ended December 31,		Change
(In thousands)	2020	2019	$	%
Revenue	$819,940	$933,622	$(113,682)	(12.2)
Cost of revenue	726,776	858,323	(131,547)	(15.3)
% of revenue	88.6%	91.9%
Selling, general and administrative expenses	49,530	103,911	(54,381)	(52.3)
% of revenue	6.0%	11.1%
Operating income (loss)	43,634	(28,612)	72,246	252.5
Loss on disposal of net assets	(22,509)	(2,623)	(19,886)	758.1
Interest expense, net	(18,693)	(23,028)	4,335	18.8
Income (loss) before income taxes	2,432	(54,263)	56,695	104.5
% of revenue	0.3%	(5.8)%
Income tax benefit	13,528	609	12,919	2,121.4
Net Income (loss)	$15,960	$(53,654)	$69,614	129.8

Revenue
Vertex’s revenue decreased by $113.7 million, or 12.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in revenue was primarily attributable to declines on essentially complete programs.
Cost of Revenue
Vertex’s cost of revenue decreased by $131.5 million, or 15.3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in cost of revenue was primarily due to the decline in revenue. In addition, the goodwill impairment charge of $60.8 million recorded in cost of revenue in 2019 did not recur in 2020.
Cost of revenue as a percentage of revenue was 88.6% for the year ended December 31, 2020, compared to 91.9% for the year ended December 31, 2019.
SG&A Expenses
Vertex’s SG&A expenses decreased by $54.4 million, or 52.3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in SG&A expenses was primarily due to an $18.8 million decline in non-cash amortization expense for customer relationship intangible assets, as well as a change in the classification of costs from SG&A expenses to cost of revenue, which began in 2020. The classification change was reviewed and approved by cognizant government contract and audit agencies and deemed compliant with applicable government Cost Accounting Standards. If the classification change had been made in the year ended December 31, 2019, cost of revenue would have increased by $34.8 million and SG&A expenses would have declined by the same amount.
SG&A expenses as a percentage of revenue was 6.0% for the year ended December 31, 2020, compared to 11.1% for the year ended December 31, 2019.
Operating Income
Vertex’s operating income increased by $72.2 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in operating income was primarily due to the year-over-year reductions in non-cash amortization expense for customer relationship intangibles and goodwill impairment charges.
Loss on Disposal of Net Assets
The loss on disposal of net assets for the year ended December 31, 2020 was due to the Crestview Spin-Off, which resulted in recording a loss on disposal of $22.5 million. The loss on the spin-off of net assets for the year ended December 31, 2019 was primarily due to the write-off of capitalized software costs.
Interest Expense, Net
Interest (expense) income, net for the years ended December 31, 2020 and 2019 was as follows:
	Year Ended December 31,		Change
(In thousands)	2020	2019	$	%
Interest income	$193	$1,659	$(1,466)	(88.4)
Interest expense	(18,886)	(24,687)	5,801	(23.5)
Interest expense, net	$(18,693)	$(23,028)	$4,335	(18.8)
Vertex’s interest income is directly related to interest earned on cash holdings. Vertex’s interest expense is directly related to borrowings under its credit facilities and amortization of debt issuance costs. The decrease in interest expense of $4.3 million for the year ended December 31, 2020 compared to the year ended December 31, 2019 was due primarily to a decline in short-term borrowing rates on Vertex’s term loan facility.

Income Tax Benefit
Vertex recorded income tax benefits of $13.5 million and $0.6 million for the years ended December 31, 2020 and 2019, respectively, which represented an effective income tax benefit rate of 556.3% and an income tax expense rate of 1.1% for the respective years. The change in the effective income tax benefit rate was due to the reversal of $18.4 million of previously recorded deferred tax valuation allowances in 2020 which had been established in previous years.
LIQUIDITY & CAPITAL RESOURCES, CASH FLOWS AND MATERIAL CASH REQUIREMENTS
Liquidity & Capital Resources
Liquidity is provided by available cash and equivalents, cash generated from operations, and borrowing capacity under the secured credit facilities. Notwithstanding the completion of the mergers, Vertex expects to fund its ongoing working capital, capital expenditure and financing requirements, and pursue additional growth through new business development and potential acquisition opportunities by using cash flows from operations, cash on hand, and borrowing under the secured credit facilities. Vertex’s operating cash flow can vary significantly from year to year and quarter to quarter and is affected by the mix, terms, timing and stage of completion of its projects.
If Vertex’s cash flows from operations are less than it expects, it may need to access the long-term or short-term capital markets. Vertex believes that the secured credit facilities will permit it to finance its operations on acceptable terms and conditions. Access to and the availability of financing on acceptable terms and conditions in the future will be impacted by many factors, including: (i) Vertex’s credit ratings or absence of a credit rating, (ii) the liquidity of the overall capital markets and (iii) the current state of the economy. Vertex cannot provide assurance that such financing will be available on acceptable terms or that such financing will be available at all.
To date, the COVID-19 pandemic has not had a significant impact on Vertex’s liquidity, cash flows or capital resources. However, the continued spread of COVID-19 has also led to disruption and volatility in the global capital markets, which, depending on future developments, could impact Vertex’s capital resources and liquidity in the future.
In addition, on March 27, 2020, in response to the COVID-19 pandemic, the CARES Act, which provides for the deferral of certain tax payments, was signed into law. The CARES Act also contains numerous other provisions that may benefit Vertex, and it continues to review ongoing government guidance on both the CARES Act and COVID-19 to assess potential impacts on its liquidity and capital resources.
Vertex’s indirect wholly owned subsidiary, Vertex Borrower, is currently party to three credit agreements: (i) the ABL facility; (ii) the first lien facility; and (iii) the second lien facility.
At December 31, 2021, there were (i) no outstanding borrowings and $69.6 million of additional borrowing capacity under the ABL facility, (ii) $925.0 million of outstanding borrowings and no additional borrowing capacity under the first lien facility, and (iii) $185.0 million of outstanding borrowings and no additional borrowing capacity under the second lien facility.
The secured credit facilities are secured by substantially all the assets of Vertex, Vertex Borrower and its wholly owned subsidiaries that are guarantors thereunder (subject to certain exceptions) including (a) a pledge of all of the capital stock issued by Vertex Borrower and its wholly owned subsidiaries (subject to certain exceptions) and (b) security interests in substantially all tangible and intangible assets of Vertex, Vertex Borrower and its wholly owned subsidiaries that are guarantors under the applicable Vertex credit agreement. The administrative agents under the secured credit facilities have entered into an intercreditor agreement which outlines the relative priority of the liens established under each agreement, as well as certain other rights, priorities and interests.
The secured credit facilities contain restrictive covenants which limit, subject to certain exceptions, among other things, the ability of Vertex’s subsidiaries to incur additional indebtedness, create liens, make investments or loans, consolidate, merge or consolidate or dispose of assets, enter into certain transactions with affiliates, pay dividends and repurchase stock. At December 31, 2021, Vertex Borrower was in compliance with its restrictive covenants.
At the Closing, the parties intend that Vertex will use the proceeds from additional indebtedness incurred under the first lien facility to fund, among other things, the debt financing. Pursuant to the terms of the merger agreement, following a series of intercompany contributions described therein, certain subsidiaries of Vectrus will become direct or indirect subsidiaries of Vertex Borrower and, pursuant to the terms set forth in the secured credit facilities, certain of such subsidiaries will guarantee, and pledge their assets to secure, the obligations under each of the secured credit facilities, subject to customary limitations.
In connection with the TTS Business acquisition, Vertex issued $75.0 million of Vertex Preferred Stock, consisting of 75,000 shares, all of which are issued and outstanding and held by Raytheon. Each share of Vertex Preferred Stock ranks senior to the common stock of Vertex and all other classes or series of equity securities of Vertex with respect to dividend rights, rights of redemption and rights upon liquidation, dissolution or winding up and was issued with an initial liquidation preference of $1,000 per share. Holders of Vertex Preferred Stock are entitled to dividends, which accrue daily and are payable quarterly by an increase in the liquidation preference, in an amount equal to the applicable liquidation preference multiplied by a rate equal to (i) 8% per annum until December 6, 2022, (ii) 9% per annum from December 6, 2022 until December 6, 2023, (iii) 10% per annum from December 6, 2023 until December 6, 2028, and (iv) at an annual rate equal to the previous year’s annual rate plus 50 basis points during each year thereafter until the Vertex Preferred Stock is redeemed. Pursuant to the merger agreement, Vertex, at the closing, but prior to the effective time of the first merger, will redeem all issued and outstanding shares of Vertex Preferred Stock, using a portion of the proceeds from the debt financing. The redemption price per share is equal to the then accrued liquidation preference per share, plus all accrued and unpaid dividends thereon.
Dividends
Vertex declared cash dividends on its common stock of $0 million and $100.0 million in the years ended December 31, 2021 and December 31, 2020, respectively. Vertex did not pay any cash dividends in the year ended December 31, 2019. During the year ended December 31, 2020, Vertex also paid an in-kind dividend on its common stock of substantially all of the assets and liabilities of its Crestview Aerospace business in the Crestview Spin-Off. The declaration of any future cash dividends and if declared, the amount of any such dividends, will depend upon Vertex’s financial condition, earnings, capital requirements, financial covenants and other contractual restrictions, including restrictions in the merger agreement, and the discretion of the Vertex board of directors.
Cash Flows
Cash and cash equivalents, accounts receivable, unbilled contract receivables, unliquidated progress payments, inventory contract costs and accounts payable are the principal components of Vertex’s working capital and are generally driven by its level of revenue with other short-term fluctuations related to payment practices by customers and the timing of its billings. The total amount of Vertex’s accounts receivable can vary significantly over time and is sensitive to revenue levels and the timing of payments received from Vertex’s customers.
The following table sets forth net cash (used in) provided by operating activities, investing and financing activities.
	Year Ended December 31,
(In thousands)	2021	2020	2019
Operating activities	$6,141	$37,773	$46,982
Investing activities	(805,098)	(2,550)	3,810
Financing activities	728,333	(3,425)	(5,616)
Net change in cash	$(70,624)	$31,798	$45,176
Net cash provided by operating activities decreased $31.6 million for the year ended December 31, 2021, as compared to the year ended December 31, 2020, and decreased $9.2 million for the year ended December 31, 2020, as compared to the year ended December 31, 2019.

Net cash provided by operating activities for the year ended December 31, 2021 consisted of net income of $11.6 million and a net gain in non-cash expense items of $16.7 million, partially offset by a net decrease in operating assets and liabilities of $22.2 million. Net cash provided by operating activities for the year ended December 31, 2020 consisted of net income of $16.0 million, a net gain in non-cash expense items of $4.2 million and a net increase in operating assets and liabilities of $17.6 million. Net cash provided by operating activities for the year ended December 31, 2019 consisted of net gain in non-cash expense items of $76.8 million and a net increase in operating assets and liabilities of $23.9 million partially offset by the net loss of $53.7 million. In each period, non-cash expense items are primarily comprised of depreciation, amortization and goodwill impairment charges. See “Discussion of Financial Results” above for explanations of the year-over-year changes in the components of net income and impacts on cash flows.
Net cash used in investing activities for the year ended December 31, 2021 consisted of $810.7 million to acquire the TTS Business, partially offset by a net increase of $5.6 million in property and equipment. Net cash used in investing activities for the year ended December 31, 2020 consisted of a net decrease of $2.6 million in property and equipment. Net cash provided by investing activities for the year ended December 31, 2019 consisted of net proceeds on disposition of property and equipment of $0.9 million and collection of a receivable related to the original Vertex purchase of $19.8, million partially offset by a net decrease in property and equipment of $16.9 million. Vertex’s capital expenditures primarily consist of equipment purchases used in the performance of customer contracts and investments in information technology systems.
Net cash provided by financing activities during the year ended December 31, 2021 consisted of proceeds from long-term debt of $1.1 billion and contributions from shareholders of $75.4 million partially offset by repayments on long-term debt of $321.8 million, payments of cash dividends of $100.0 million, payments of debt issuance costs of $35.2 million and payments to repurchase stock of $0.1 million. Net cash used in financing activities during the year ended December 31, 2020 consisted of repayments on long-term debt of $3.3 million and payments to repurchase stock of $0.1 million. Net cash used in financing activities during the year ended December 31, 2019 consisted of repayments on long-term debt of $5.9 million, partially offset by contributions from shareholders of $0.3 million.
Material Cash Requirements
At December 31, 2021, Vertex had contractual cash obligations with respect to payments of pension plan contributions and expenses under multi-employer plans, payments of debt and payments under operating leases. Vertex made contributions to and recognized expenses for the multi-employer pension plan during the year ended December 31, 2021 of $10.4 million. Future contribution and expense payments under the multi-employer plan have not been determined. Payments due under long-term debt and non-cancellable operating lease obligations are as follows:
(In thousands)	Total	Payment Due Within 1 Year
Non-cancellable operating leases	$1,500	$1,500
Principal payments on Vertex Credit Facilities	1,110,000	6,938
Total	$1,111,500	$8,438
CRITICAL ACCOUNTING ESTIMATES
The preparation of consolidated financial statements in conformity with GAAP requires Vertex management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and cost of revenue during the reporting period. The most significant of these estimates and assumptions relate to revenue recognition, accounting for business combinations, inventory valuation, income taxes, including the valuations of deferred tax assets, and goodwill and intangible assets. Changes in estimates are reflected in the periods during which they become known. Actual amounts may differ from these estimates and could differ materially. Significant accounting policies used in the preparation of Vertex’s consolidated financial statements are discussed in Note 2, “Summary of Significant Accounting Policies,” in the notes to the consolidated financial statements of Vertex included in this proxy statement.

Revenue Recognition
Vertex has adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts -with Customers, as amended (commonly referred to as Accounting Standards Codification (“ASC”) 606), for revenue recognition purposes.
The majority of Vertex’s consolidated net revenue is generated from long-term contracts with customers that require it to maintain, repair or overhaul aircraft. These contracts are primarily with agencies of, and prime system contractors to, the U.S. government and foreign governments and are generally priced on a fixed-price, cost-plus or time-and-material type basis. Substantially all of Vertex’s cost-plus and time-and-material type contracts are with the DoD. Certain of Vertex’s contracts with the U.S. government are multi-year contracts incrementally funded by the customer. The transaction price for these incrementally funded contracts includes contract value amounts not yet funded by the U.S. government when Vertex has a firm order for the goods or services and it is probable that the customer will fund such amounts. In assessing probability, Vertex considers, among other factors, the period of time before contract funding is expected, communication from the customer that indicates funding will be obtained and Vertex’s history of receiving funding under the current contract or previous similar contracts. Vertex also generates revenue, to a lesser extent, from contracts with commercial and government customers for standard product and service offerings, which are priced on a fixed-price basis.
Vertex records revenue for a contract when it has the approval and commitment of all parties, the contract identifies the rights of the parties and payment terms, the contract has commercial substance and collectability of the consideration is probable.
To determine the proper revenue recognition method, Vertex first evaluates each of its contractual arrangements to identify its performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. Some of Vertex’s contracts have a single performance obligation because the promise to transfer the individual good or service is not separately identifiable from other promises within the contract and is, therefore, not distinct. The majority of Vertex’s contracts have multiple performance obligations, primarily (i) related to the provision of multiple goods or services that have alternative use to Vertex or that are not substantially the same or (ii) due to the contract covering multiple phases of the product lifecycle (development and engineering, production, maintenance and support). For contracts with more than one performance obligation, Vertex allocates the total transaction price in an amount based on the estimated relative standalone selling prices underlying each performance obligation. In cases where a contract requires a customized good or service, the primary method used to estimate standalone selling price is the expected cost plus a margin approach. In cases where Vertex sells a standard product or service offering, the standalone selling price is based on an observable standalone selling price. The majority of Vertex’s revenue is from performance obligations satisfied over time. Revenue is recognized over time when control is continuously transferred to the customer during the contract. For U.S. government contracts, the continuous transfer of control to the customer is supported by contract clauses that provide for (i) progress or performance-based payments or (ii) the unilateral right of the customer to terminate the contract for its convenience, in which case Vertex has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to Vertex. Foreign government and certain commercial contracts contain similar termination for convenience clauses, or Vertex has a legally enforceable right to receive payment for costs incurred and a reasonable profit for products or services that do not have alternative use to Vertex. Revenue on fixed price and cost-plus type contracts that include performance obligations satisfied over time are generally recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by (i) the transaction price, less (ii) the cumulative revenue recognized in prior periods (cost-to-cost input method).
Accounting for the revenue and profits on performance obligations for which progress is measured using the cost-to-cost input method involves the preparation of estimates of: (1) transaction price and (2) total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract’s statement of work. Incurred costs include labor, material, overhead and, for Vertex’s U.S. government contractor businesses, allowable general and administrative (“G&A”) expenses. Incurred costs represent work performed, which corresponds with and thereby represents the transfer of control to the customer. The estimated profit or loss at completion on a contract is equal to the difference between the transaction price and the total estimated cost at completion. In the case of a contract for which the total estimated costs exceed the total transaction price, a loss arises, and a provision for the entire loss is recorded in the period that the loss becomes evident. The unrecoverable costs on a loss contract that are expected to be incurred in future periods are presented on the consolidated balance sheet as a component of liabilities entitled either “Short-term Portion of Loss Contract Reserve” or “Long-term Portion of Loss Contract Reserve.”
Vertex’s contracts give rise to variable consideration, including award and incentive fees, as well as amounts incrementally funded by the U.S. government, or other provisions that can either increase or decrease the transaction price. Award fees provide for a fee based on actual performance relative to contractually specified performance criteria. Incentive fees provide for a fee based on the relationship between total allowable costs and target costs. Variable consideration may require Vertex to exercise significant judgment to determine the total transaction price of the contract. Vertex includes variable consideration in the transaction price when there is a basis to reasonably estimate the variable amount it will be entitled to receive and it is probable that a significant reversal in revenue recognized will not be required when the uncertainty is resolved. These estimates are based on historical experience, current and forecasted performance and Vertex’s judgment at the time of the evaluation.
Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for submitted contract modifications or claims when Vertex believes it has an enforceable right to the modification or claim, the amount can be reliably estimated and its realization is reasonably assured. Amounts representing modifications accounted for as part of the existing contract are included in the transaction price and recognized as an adjustment to revenue on a cumulative catch-up basis.
Vertex’s fixed-price type contracts with the U.S. government are typically billed based on monthly fixed prices. Since cost is often incurred beyond the period of performance of the contract, billings often exceed costs, which are presented as current liabilities on the consolidated balance sheet. For certain fixed-price contracts with foreign governments and commercial customers, Vertex receives advance payments. Advanced payments are not considered a significant financing component because they are a negotiated contract term to ensure the customer meets its financial obligation, particularly when there are significant upfront working capital requirements. These two liabilities are combined on the consolidated balance sheet in the line item entitled “advance payments and billings in excess.” Contract assets often arise from cost-plus type contracts, time-and-material type contracts and fixed-price services type contracts for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers. Vertex records an asset for these revenues as current assets on the consolidated balance sheet in the line item entitled “unbilled contract receivables, net.”
Revisions or adjustments to estimates of the transaction price, estimated costs at completion and estimated profit or loss of a performance obligation may be required as work progresses under a contract, as experience is gained, as facts and circumstances change and as new information is obtained, even though the scope of work required under the contract may not change. Revisions or adjustments may also be required if contract modifications occur. The impact of revisions in profit or loss estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made. The revisions in contract estimates, if significant, can materially affect Vertex’s results of operations and cash flows, as well as reduce the valuations of contract assets, and in some cases result in liabilities to complete contracts in a loss position.
Revenue from performance obligations satisfied at a point in time are typically for standard goods and are recognized when the customer obtains control, which is generally upon delivery and acceptance. Vertex also records revenue for performance obligations relating to standard services (i.e., maintenance and extended warranties covering standard goods sold by Vertex) over time by using output measures of time elapsed to measure progress toward satisfying the performance obligation.
Revenue on time-and-material type contracts are generally recognized each period based on the amount billable to the customer, which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.

Accounting for Business Combinations
Vertex follows the acquisition method of accounting in accordance with ASC 805, Business Combinations, whereby the implied fair value of the consideration paid and liabilities assumed in connection with a business combination is allocated to Vertex’s assets and liabilities at fair value as of the date of the acquisition.
Identifiable intangible assets from business combinations are recognized at their estimated fair values as of the date of acquisition and generally consist of customer relationships and trade names. Determination of the estimated fair value of identifiable intangible assets requires judgment. The fair value of customer contractual relationships is determined based on estimates and judgments regarding future after-tax earnings and cash flows arising from follow-on revenue on contract renewals expected from customer contractual relationships over their estimated lives, including the probability of expected future contract renewals and revenue, less a contributory asset charge, all of which is discounted to present value. The fair value of trade name identifiable intangible assets is determined utilizing the relief from royalty method. Under this form of the income approach, a royalty rate based on observed market royalties is applied to projected revenue supporting the trade name and discounted to present value using an appropriate discount rate. Identifiable intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment testing. Finite-lived identifiable intangible assets are amortized to expense over their useful lives, generally ranging from three to twenty years. The fair value of identifiable intangible assets acquired in connection with the acquisition of the TTS Business was $164.6 million.
Vertex assesses the recoverability of finite-lived identifiable intangible assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Vertex evaluates the recoverability of such assets based on the expectations of undiscounted cash flows of the assets. If the sum of expected future undiscounted cash flows were less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount.
Inventory Valuation
Inventory is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out or the average cost basis. Losses, if any, are recognized fully in the period when identified. All inventories are classified as a current asset including portions with long production cycles, some of which may not be realized within one year.
Vertex periodically evaluates the carrying value of inventory, giving consideration to factors such as its physical condition, revenue patterns and expected future demand in order to estimate the amount necessary to write down any slow moving, obsolete or damaged inventory. These estimates could vary significantly from actual amounts based upon future economic conditions, customer inventory levels, or competitive factors that were not foreseen or did not exist when the estimated write-downs were made. Although Vertex makes reasonable efforts to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have a significant impact on the value of its inventory and reported operating results.
In accordance with ASC 606, all work in process relating to goods that customers do not currently control are classified within inventories on Vertex’s consolidated balance. Vertex establishes provisions for excess and obsolete inventories after evaluation of historical revenue, current economic trends, forecasted revenue, product lifecycles, and current inventory levels. As of December 31, 2021, Vertex’s reserve for excess and obsolete inventory was $4.1 million, or 9.8 percent of Vertex’s gross inventory balance, which compares with a reserve of $4.6 million, or 9.8 percent of Vertex’s gross inventory balance, as of December 31, 2020.
Income Taxes
Vertex determines the provision or benefit for income taxes using the liability approach. Under this approach, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities, applying enacted tax rates in effect for the year in which Vertex expects the differences will reverse. Based on the evaluation of available evidence, Vertex recognizes future tax benefits, such as net operating loss carryforwards, to the extent that it believes it is more likely than not it will realize these benefits. Vertex periodically assesses the likelihood that it will be able to recover its deferred tax assets and reflects any changes to its estimate of the amount it is more likely than not to realize in the valuation allowances, with a corresponding adjustment to earnings or other comprehensive income (loss), as appropriate. Vertex’s consolidated balance sheet as of December 31, 2021 included net deferred tax assets of $8.3 million. This compares with net deferred tax assets of $12.6 million as of December 31, 2020.
Vertex’s effective tax rate reflects the impact of certain undistributed foreign earnings for which it has not recognized U.S. taxes because it plans to reinvest such earnings indefinitely outside the U.S. Vertex plans foreign earnings remittance amounts based on projected cash flow needs, as well as the working capital and long-term investment requirements of its foreign subsidiaries and its domestic operations. Based on these assumptions, Vertex estimates the amount it will distribute to the U.S. and recognizes the U.S. federal taxes due only on these amounts. Material changes in Vertex’s estimates of cash, working capital and long-term investment requirements in the various jurisdictions in which it does business could impact its actual remittance amounts and, accordingly, its effective tax rate.
The calculation of Vertex’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across Vertex’s global operations. Vertex recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on its estimate of whether, and the extent to which, additional taxes will be due. Furthermore, Vertex recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.
Vertex adjusts its liability for unrecognized tax benefits in light of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from its current estimate of the tax liabilities. If Vertex’s estimate of its tax liabilities proves to be less than the ultimate assessment, an additional tax expense would result. If a payment of these amounts ultimately proves to be less than the recorded amounts, the reversal of the liabilities would result in tax benefits being recognized in the period when Vertex determines the liabilities are no longer necessary to be provided.
Goodwill and Intangible Assets
Goodwill is tested annually for possible impairment and on an interim basis whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. Vertex has adopted Financial Accounting Standards Board (FASB) ASU 2017-04, Simplifying the Test for Goodwill Impairment. Under ASU 2017-04, Vertex determines the amount of goodwill impairment by comparing the Step 1 fair value of a reporting unit with its carrying amount. To the extent the carrying value of a reporting unit exceeds its Step 1 fair value, a goodwill impairment charge is recorded.
Vertex has the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Qualitative factors assessed include, but are not limited to, changes in macroeconomic conditions, industry and market considerations, cost factors, discount rates, competitive environments and financial performance. If the qualitative assessment indicates that it is more likely than not that the carrying value of a reporting unit exceeds its estimated fair value, a quantitative test is required. Vertex also has the option to proceed directly to the quantitative test. Under the quantitative impairment test, the estimated fair value of each reporting unit is compared to its carrying value, including goodwill. If the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge equal to the excess would be recognized, up to a maximum amount of goodwill allocated to that reporting unit. Vertex can resume the qualitative assessment in any subsequent period for any reporting unit.
Based on the results of these tests, Vertex recorded no goodwill impairment charge for the year ended December 31, 2021 and a $60.8 million charge to cost of revenue for the year ended December 31, 2019.

For the period ended December 31, 2020, Vertex recorded a loss of $22.5 million on the disposal of its Crestview Aerospace business which included $12.1 million as a result of goodwill impairment testing in connection with its disposition.
Vertex reviews its long-lived assets, including software development costs, amortizable customer contract relationships and indefinite-lived tradenames for impairment annually, or whenever events or circumstances indicate that the carrying amount(s) of an asset may not be recoverable. When such events or changes in circumstances occur, a recoverability test is performed comparing projected undiscounted cash flows from the use and eventual disposition of an asset or asset group to its carrying amount. If the projected undiscounted cash flows are less than the carrying amount, an impairment is recorded to the extent the carrying amount exceeds fair value. Vertex reviews indefinite lived trade names at least annually by comparing fair value to carrying value of the intangible asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Estimates critical to Vertex’s evaluation of indefinite-lived trade names for impairment include the discount rate, royalty rates used in its evaluation of trade names, projected average revenue growth and projected long-term growth rates in the determination of terminal values. Based on the results of these tests, Vertex did not record an impairment charge to other long-lived intangible assets for the years ended December 31, 2021, December 31, 2020 and December 31, 2019.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Vertex’s earnings, cash flows and financial position are exposed to market risks relating to fluctuations in interest rates and foreign currency exchange rates. All of the potential changes noted below are based on information available at December 31, 2021.
Interest Rate Risk
Vertex has financial instruments that are subject to interest rate risk, principally floating-rate debt obligations under the secured credit facilities. As of December 31, 2021, Vertex has $1.11 billion in outstanding aggregate principal amount of floating-rate debt obligations which were indexed to LIBOR (London Interbank Offering Rate). As of December 31, 2021, Vertex’s floating-rate debt has a weighted average interest rate of 5.4%. A 100 basis points unfavorable interest rate movement would have had an approximate $3.8 million impact on the estimated borrowing costs for the period ended December 31, 2021. Although Vertex has evaluated entering into hedges to convert floating rates to fixed rates using interest rate swaps, it has not entered into any such contracts to date.
Foreign Currency Exchange Risk
The majority of Vertex’s business is conducted in U.S. dollars. However, Vertex is required to transact in foreign currencies for some of its contracts, resulting in some assets and liabilities denominated in foreign currencies. Therefore, Vertex’s earnings may experience some volatility related to movements in foreign currency exchange rates. Vertex does not enter into derivative financial instruments for trading purposes or make speculative investments in foreign currencies. Although Vertex has evaluated entering into forward foreign exchange contracts to buy or sell various foreign currencies to selectively protect against volatility in the value of non-functional currency denominated monetary assets and liabilities, it has not entered into any such contracts to date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS
The following discussion is a summary of the U.S. federal income tax consequences of the mergers to beneficial owners of Vectrus common stock. This discussion is based on current provisions of the Code, applicable Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this proxy statement. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or non-U.S. tax considerations or any tax reporting requirements.
Holders of Vectrus common stock will not dispose of their shares of Vectrus common stock in the mergers. Accordingly, Vectrus shareholders will not recognize gain or loss with respect to their shares of Vectrus common stock for U.S. federal income tax purposes as a result of the mergers. The adjusted tax basis and holding period of a Vectrus shareholder’s Vectrus common stock will remain unchanged immediately following the mergers.

NO DISSENTERS’ RIGHTS
Under the IBCL, Vectrus shareholders are not entitled to dissenters’ rights in connection with the mergers, the stock issuance contemplated by the stock issuance proposal, the charter amendment or the other transactions contemplated by the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF VECTRUS AND THE COMBINED COMPANY
The following table sets forth information regarding (i) unless otherwise indicated in the footnotes below, the actual beneficial ownership of Vectrus common stock as of April 11, 2022 (the “Ownership Date”), which is prior to the consummation of the mergers contemplated by the merger agreement (“Pre-Mergers”) and (ii) the expected beneficial ownership of the common stock of the combined company immediately following the consummation of the mergers and the issuance of Vectrus common stock pursuant to the terms of the merger agreement (“Post-Mergers”), by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of Vectrus common stock or of the common stock of the combined company;

•
each of our current named executive officers and directors;

•
each person who will (or is expected to) become an executive officer or director of the combined company following the completion of the mergers; and

•
all executive officers and directors of Vectrus as a group Pre-Mergers and all executive officers and directors of the combined company Post-Mergers.

Beneficial ownership is determined under the rules of the SEC, which generally provide that beneficial ownership includes any shares as to which a person or entity has the right to acquire beneficial ownership with 60 days through the exercise of any option or other right. Unless otherwise indicated, each of the beneficial owners listed below has sole voting and dispositive power with respect to the shares beneficially owned or shares those powers with such person’s spouse.
The beneficial ownership of shares of Vectrus common stock prior to the mergers is based on 11,804,955 outstanding shares of Vectrus common stock issued and outstanding as of the Ownership Date. The beneficial ownership of the combined company common stock Post-Mergers is based on 30,396,823 outstanding shares of combined company common stock expected to be outstanding after Closing. The ownership percentages listed below do not include any such shares of Vectrus common stock that may be purchased after the Ownership Date.
Beneficial ownership information of persons other than our current executive officers and directors is based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (Pre-Mergers)(2)	Percent of Class (Pre-Mergers)	Number of Shares Beneficially Owned (Post-Mergers)(2)	Percent of Class (Post-Mergers)
5% or More Shareholders of Vectrus
Fidelity Management & Research Co. LLC(3)	1,557,168	13.2%	1,557,168	5.1%
BlackRock, Inc.(4)	1,405,687	11.9%	1,405,687	4.6%
Dimensional Fund Advisors, Inc.(5)	641,067	5.4%	641,067	2.1%
Polar Asset Management Partners, Inc.(6)	625,055	5.3%	625,055	2.1%
The Vanguard Group, Inc.(8)	585,173	5.0%	585,173	1.9%
Directors and Named Executive Officers of Vectrus
Louis J. Giuliano(9)	59,828	*	59,828	*
Bradford J. Boston(10)	22,579	*	22,579	*
Mary L. Howell(11)	26,319	*	26,319	*
William F. Murdy(12)	23,579	*	23,579	*
Melvin F. Parker(13)	11,577	*	11,577	*
Eric M. Pillmore(14)	29,579	*	29,579	*
Stephen L. Waechter(15)	31,579	*	31,579	*

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (Pre-Mergers)(2)	Percent of Class (Pre-Mergers)	Number of Shares Beneficially Owned (Post-Mergers)(2)	Percent of Class (Post-Mergers)
Phillip C. Widman(16)	32,579	*	32,579	*
Charles L. Prow(17)	84,716	*	84,716	*
Susan D. Lynch(18)	5,282	*	5,282	*
Susan L. Deagle(19)	15,864	*	15,864	*
Kevin T. Boyle(20)	9,332	*	9,332	*
Corinne L. Minton-Package(21)	3,911	*	3,911	*
Kenneth W. Shreves(22)	6,051	*	6,051	*
All executive officers and directors as a group (15 persons)	371,070	3.1%	371,070	1.2%
5% or More Shareholders of the Combined Company
Fund associated with American Industrial Partners(7)	—	—	18,500,001	60.9%
Fidelity Management & Research Co. LLC(3)	—	—	1,557,168	5.1%
Directors and Named Executive Officers of the Combined Company	—	—
Louis J. Giuliano(9)	—	—	59,828	*
Bradford J. Boston(10)	—	—	22,579	*
Mary L. Howell(11)	—	—	26,319	*
William F. Murdy(12)	—	—	23,579	*
Melvin F. Parker(13)	—	—	11,577	*
Eric M. Pillmore(14)	—	—	29,579	*
Stephen L. Waechter(15)	—	—	31,579	*
Phillip C. Widman(16)	—	—	32,579	*
Charles L. Prow(17)	—	—	84,716	*
Susan D. Lynch(18)	—	—	5,282	*
Susan L. Deagle(19)	—	—	15,864	*
Kevin T. Boyle(20)	—	—	9,332	*
Corrine L. Minton-Package(21)	—	—	3,911	*
Kenneth W. Shreves(22)	—	—	6,051	*
John “Ed” Boyington	—	—	—	—
Dino Cusumano	—	—	—	—
Lee Evangelekos	—	—	—	—
Joel Rotroff	—	—	—	—
Neil Snyder	—	—	—	—
All executive officers and directors as a group (19 persons)	—	—	—	*

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise noted, the address of each person listed on the table is c/o Vectrus, Inc., 2424 Garden of the Gods Road, Ste. 300, Colorado Springs, CO 80919.

(2)
The number of shares beneficially owned includes shares of Vectrus common stock that each person has a right to acquire through stock options and Vectrus RSU awards. Shares of Vectrus common stock subject to options currently exercisable or exercisable within 60 days of the Ownership Date and Vectrus RSU awards that will become vested within 60 days of the Ownership Date are deemed outstanding and beneficially owned by the person holding such options or Vectrus RSU awards for purposes of computing the number of shares beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other such person.
(3)
As reported on a Schedule 13G/A filed on February 9, 2022, Fidelity Management & Research Co. LLC has sole voting power with respect to 244,995 shares of Vectrus common stock, sole dispositive power with respect to 1,557,168 shares of Vectrus common stock, and shared voting power and shared dispositive power with respect to 0 shares of Vectrus common stock. The address for Fidelity Management & Research Co. LLC is 245 Summer Street, Boston, MA 02210.

(4)
As reported on a Schedule 13G/A filed on April 4, 2022, BlackRock, Inc. has sole voting power with respect to 1,327,504 shares of Vectrus common stock, sole dispositive power with respect to 1,405,687 shares of Vectrus common stock, and shared voting power and shared dispositive power with respect to 0 shares of Vectrus common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
As reported on a Schedule 13G/A filed on February 8, 2022, Dimensional Fund Advisors, Inc. has sole voting power with respect to 624,675 shares of Vectrus common stock, sole dispositive power with respect to 641,067 shares of Vectrus common stock, and shared voting power and shared dispositive power with respect to 0 shares of Vectrus common stock. The address for Dimensional Fund Advisors, Inc. is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(6)
As reported on a Schedule 13G filed on February 11, 2022, Polar Asset Management Partners, Inc. has sole voting power with respect to 625,055 shares of Vectrus common stock, sole dispositive power with respect to 625,055 shares of Vectrus common stock, and shared voting power and shared dispositive power with respect to 0 shares of Vectrus common stock. The address for Polar Asset Management Partners, Inc. is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(7)
Represents 18,500,001 shares of common stock held directly or indirectly by AIP Fund VI, AIPCF VI Vertex Aerospace Funding, LP (“Vertex Funding”) and Vertex Holdco (together with AIP Fund VI and Vertex Funding, the “AIP Fund Entities”). AIPCF VI LLC (“AIP GP”) is the general partner of AIP Fund VI. Mr. Cusumano is a senior managing member of AIP GP. AIP Fund VI is the managing member of AIP Vertex GP LLC, which is the general partner of Vertex Funding. Vertex Holdco is a direct, wholly owned subsidiary of Vertex Funding. Any action by AIP GP with respect to these shares, including voting and dispositive decisions, requires a unanimous vote of the managing members of AIP GP. Accordingly, Mr. Cusumano may be deemed to share voting and dispositive power with respect to the shares held by the AIP Fund Entities. Mr. Cusumano disclaims beneficial ownership of the shares of common stock held by the AIP Fund Entities, except to the extent of any pecuniary interest therein. Mr. Cusumano will, after closing, serve as a member of the Board. The AIP Fund Entities disclaim status a “group” within the meaning of Rule 13d-5 of the Exchange Act. The address of the AIP Fund Entities is c/o American Industrial Partners, 450 Lexington Avenue, 40th Floor, New York, New York 10117.

(8)
As reported on a Schedule 13G/A filed on February 10, 2022, The Vanguard Group, Inc. has sole voting power with respect to 0 shares of Vectrus common stock, sole dispositive power with respect to 565,098 shares of Vectrus common stock, shared voting power with respect to 12,984 shares of Vectrus common stock, and shared dispositive power with respect to 20,075 shares of Vectrus common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Consists of (i) 56,357 shares of Vectrus common stock and (ii) the right to acquire 3,471 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(10)
Consists of (i) 20,072 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(11)
Consists of (i) 23,812 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(12)
Consists of (i) 21,072 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(13)
Consists of (i) 9,070 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(14)
Consists of (i) 27,072 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(15)
Consists of (i) 29,072 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(16)
Consists of (i) 30,072 shares of Vectrus common stock and (ii) the right to acquire 2,507 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(17)
Consists of (i) 62,818 shares of Vectrus common stock and (ii) the right to acquire 21,898 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(18)
Consists of 5,282 shares of Vectrus common stock.

(19)
Consists of (i) 10,246 shares of Vectrus common stock and (ii) the right to acquire 5,618 shares of Vectrus common stock subject to options exercisable within 60 days of the Ownership Date or Vectrus RSU awards the will be become vested within 60 days after the Ownership Date.

(20)
Consists of 9,332 shares of Vectrus common stock.

(21)
Consists of 3,911 shares of Vectrus common stock.

(22)
Consists of 6,051 shares of Vectrus common stock.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS
If you have consented to the delivery of only one 2021 Form 10-K or set of proxy materials, as applicable, to multiple Vectrus shareholders who share your address, then only one 2021 Form 10-K or set of proxy materials, as applicable, will be delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly, upon oral or written request, a separate copy of the 2021 Form 10-K or set of proxy materials, as applicable, to any shareholder at your address. If, now or in the future, you wish to receive a separate copy of the 2021 Form 10-K or set of proxy materials, as applicable, you may call us at 571-481-2000 (please ask for Investor Relations) or write to us at 7901 Jones Branch Drive, Suite 700, McLean, Virginia, 22102, Attn: Investor Relations. Shareholders sharing an address who now receive multiple copies of the 2021 Form 10-K or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.
LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York has acted as our counsel.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Vectrus, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this proxy statement, and the effectiveness of Vectrus, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein.
INDEPENDENT AUDITOR
The consolidated financial statements of Vertex Aerospace Services Holding Corp. as of December 31, 2021, December 31, 2020 and December 31, 2019 and for each of the years then ended included in this proxy statement have been audited by RSM US LLP, independent auditors, as stated in their reports included herein.
SHAREHOLDER PROPOSALS
Vectrus will hold an annual meeting of shareholders in 2022 (the “2022 annual meeting”), though the date of the 2022 annual meeting has not been determined. You will continue to be entitled to attend and participate in Vectrus’ annual meetings of shareholders, and Vectrus will provide notice of or otherwise publicly disclose the date on which such 2022 annual meeting will be held.
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Pursuant to Rule 14a-8, to be included in Vectrus’ proxy materials for the 2022 annual meeting, a shareholder proposal must have been received at Vectrus’ principal executive offices on or before November 23, 2021, unless the date of the 2022 annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting, in which case, the deadline is a reasonable time before Vectrus begins to print and send its proxy materials.
At the 2022 annual meeting, shareholder proposals and director nominations will be eligible for consideration (other than for inclusion in Vectrus’ proxy statement and form of proxy for the 2022 annual meeting) if submitted in accordance with the requirements and procedures established by Vectrus’ bylaws, as described below.
Under Vectrus’ bylaws, written notice of business to be brought before an annual meeting (including director nominations) must be delivered by Vectrus shareholders to Vectrus’ Secretary at the principal executive offices of Vectrus located at 2424 Garden of the Gods Road, Colorado Springs, CO 80919, in accordance with Vectrus’ bylaws. Notice of any such shareholder proposals or director nominations must be written (in accordance with the above) and received at Vectrus’ principal executive offices not less than ninety (90) calendar days nor more than one hundred and twenty (120) calendar days prior to the date that

Vectrus’ proxy statement was released to Vectrus shareholders in connection with the previous year’s annual meeting of shareholders. Therefore, to be presented at the 2022 annual meeting, notice of such a proposal or nomination must have been received on or after November 23, 2021 but not later than December 23, 2021. However, pursuant to Vectrus’ bylaws, in the event that the date of the 2022 annual meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s annual meeting of shareholders, notice by Vectrus shareholders must be received not earlier than one hundred and twenty (120) calendar days prior to the 2022 annual meeting and not later than ninety (90) calendar days prior to the 2022 annual meeting or ten (10) calendar days following the date on which public announcement of the date of the 2022 annual meeting is first made.
Any shareholder proposal (other than a shareholder proposal included in Vectrus’ proxy materials pursuant to Rule 14a-8 under the Exchange Act) must contain specific information required by Vectrus’ bylaws, which are on file with the SEC, and may be obtained from Vectrus’ Secretary upon written request. As discussed in this proxy statement, Vectrus’ bylaws are expected to be amended and restated at the closing, in the form attached as Annex E to this proxy statement, to be effective as of the closing date. If a shareholder proposal is received before or after the range of dates specified above, Vectrus’ proxy materials for the next annual meeting of shareholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.
In addition, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees for election at any annual meeting of shareholders of Vectrus other than Vectrus’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to Vectrus at its principal executive offices no later than sixty (60) calendar days prior to the first anniversary of the previous year’s annual meeting of shareholders, or if the date of an annual meeting of shareholders is changed by more than thirty (30) calendar days from the first anniversary of the previous year’s annual meeting of shareholders, then any such notice must be provided by the later of sixty (60) calendar days prior to the date of the annual meeting of shareholders or ten (10) calendar days following the date on which public announcement of the date of such annual meeting of shareholders is first made.
WHERE YOU CAN FIND MORE INFORMATION
Vectrus files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Vectrus files at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Vectrus are also available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Vectrus files with the SEC by going to Vectrus’ website at www.vectrus.com (in the “Investors” section). The Internet website address of Vectrus is provided as an inactive textual reference only. The information provided on the Internet website of Vectrus, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement and, therefore, is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement, regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Vectrus to “incorporate by reference” into this proxy statement documents Vectrus files with the SEC. This means that Vectrus can disclose important information to you by referring you to those documents. This document incorporates by reference documents that Vectrus has previously filed with the SEC and documents that Vectrus may file with the SEC after the date of this document and prior to the date of the Vectrus special meeting. These documents contain important information about Vectrus and its financial condition. The information incorporated by reference into this proxy statement is considered to be a part of this proxy statement, and later information that Vertex and Vectrus file with the SEC may update and supersede that information. Vectrus incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 7, 2022, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 5, 2022; and

•
Current Reports on Form 8-K filed with the SEC on March 8, 2022, March 7, 2022 (SEC Film No. 22716140 and excluding any information indicated as being furnished therein) and January 27, 2022.

Any person may request copies of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning Vectrus, without charge, by written or telephonic request directed to Vectrus, Attention: Investor Relations, 7901 Jones Branch Drive, Suite 700, McLean, Virginia 22102, Telephone ((719) 591-3600; or Okapi Partners LLC, Vectrus’ proxy solicitor, by calling toll-free at (888) 785-6673 or, for banks, brokerage firms and other nominees, collect at (212) 297-0720; or from the SEC through the SEC website at the address provided above.
Notwithstanding the foregoing, information furnished by Vectrus on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement.
Vertex does not currently file reports with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES OF VECTRUS COMMON STOCK AT THE SPECIAL MEETING. VECTRUS HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Vertex Aerospace Services Holding Corp.
Consolidated Financial Statements
For the Years Ended December 31, 2021 and December 31, 2020

Independent Auditor’s Report
Board of Directors and Management
Vertex Aerospace Services Holding Corp. and Subsidiaries
Opinion
We have audited the consolidated financial statements of Vertex Aerospace Services Holding Corp. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable).
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Birmingham, Alabama
April 13, 2022

Vertex Aerospace Services Holding Corp.
Consolidated Balance Sheets
(in thousands)
	As of December 31, 2021	As of December 31, 2020
ASSETS
Cash	$44,904	$115,528
Accounts receivable, net	66,250	18,286
Unbilled contract receivables, net	251,179	75,189
Inventories, net	37,718	42,370
Prepaids and other current assets	1,254	5,185
Available for sale assets	—	968
Total current assets	401,305	257,526
Property and equipment, net	47,232	25,529
Intangible assets, net	233,169	83,014
Goodwill	891,729	240,504
Deferred tax assets, net	8,296	12,550
Other long-term assets	7,299	1,199
Total assets	$1,589,030	$620,322
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$120,714	$70,047
Accrued salaries and benefits	33,230	19,734
Advance payments and billings in excess	81,340	14,104
Other accrued expenses	8,974	8,238
Current portion of long-term debt	6,938	3,300
Current portion of loss contract reserve	20,647	17,923
Dividends payable	—	100,000
Other current liabilities	6,257	1,599
Total current liabilities	278,100	234,945
Long-term debt, net	1,069,290	311,620
Long-term portion of loss contract reserve	14,188	16,345
Other long-term liabilities	13,823	5,467
Total liabilities	1,375,401	568,377
Stockholders’ Equity
Common Stock, $.01 par value, 400,000 and 251,332 shares authorized, respectively; 273,944 and 226,220 shares issued and outstanding, respectively	3	2
Preferred Stock, 8% Paid-in-Kind, $.001 par value, 75,000 and 0 shares authorized, respectively; 75,000 and 0 shares issued and outstanding, respectively	—	—
Additional paid in capital – common stock	301,476	226,218
Additional paid in capital – preferred stock	75,000	—
Other comprehensive loss	(204)	—
Retained earnings	(162,646)	(174,275)
Total stockholders’ equity	213,629	51,945
Total liabilities and stockholders’ equity	$1,589,030	$620,322
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Operations
(in thousands)
	Year Ended December 31, 2021	Year Ended December 31, 2020
Revenues:
Sales	$813,159	$819,940
Cost of sales	719,169	726,776
Gross profit	93,990	93,164
Operating costs and expenses:
Selling, general and administrative expenses	48,220	49,530
Operating income	45,770	43,634
Other expenses:
Loss on spin-off of net assets (Note 4 and 9)	—	(22,509)
Loss on disposal of assets	(1,303)	—
Loss on debt extinguishment	(7,295)	—
Interest expense, net	(19,546)	(18,693)
Total other expenses	(28,144)	(41,202)
Income before income taxes	17,626	2,432
Income tax (expense) benefit	(5,977)	13,528
Net income	$11,649	$15,960
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Comprehensive Income
(in thousands)
	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income	$11,649	$—
Other comprehensive loss:
Foreign currency translation adjustments	(204)	—
Total other comprehensive loss	(204)	—
Comprehensive income	$11,445	$—
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Changes in Stockholders’ Equity
(in thousands)
	Common Stock			Preferred Stock
	Shares	Value	Additional Paid in Capital	Shares	Value	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Shareholders’ Equity
Beginning balance, December 31, 2019	226,345	$2	$226,343	—	$—	$—	$—	$(57,274)	$169,071
Shares repurchased and retired	(125)	—	(125)	—	—	—	—	—	(125)
Dividend declared	—	—	—	—	—	—	—	(100,000)	(100,000)
Crestview spin-off	—	—	—	—	—	—	—	(32,961)	(32,961)
Net income	—	—	—	—	—	—	—	15,960	15,960
Ending balance, December 31, 2020	226,220	$2	$226,218	—	$—	$—	$—	$(174,275)	$51,945
Shares repurchased and retired	(100)	—	(100)	—	—	—	—	(20)	(120)
Contributions by shareholders	47,824	1	75,358	—	—	—	—	—	75,359
Preferred stock issued	—	—	—	75,000	—	75,000	—	—	75,000
Foreign currency translation adjustments	—	—	—	—	—	—	(204)	—	(204)
Net income	—	—	—		—	—	—	11,649	11,649
Ending balance, December 31, 2021	273,944	$3	$301,476	75,000	$—	$75,000	$(204)	$(162,646)	$213,629
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
Cash flows from operating activities:	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income	$11,649	$15,960
Adjustments to reconcile net income to net cash flows provided by operating activities:	5,388	10,487
Depreciation of property and equipment
Amortization of intangibles	14,445	13,013
Bad debt recovery	(6,447)	(4,465)
Inventory obsolescence reserve	(469)	(16,126)
Amortization of deferred financing costs	919	1,179
Loss on spin-off of net assets	—	22,509
Deferred tax assets, net	4,254	(12,550)
Loss contract provision	(10,034)	(13,647)
Gain on disposition of property and equipment	(1,960)	—
Loss on disposition	3,263	—
Loss on debt extinguishment	7,295	—
Changes in operating assets and liabilities:
Accounts receivable	17,248	23,029
Unbilled contract receivables	(52,491)	5,420
Inventories	4,361	12,748
Prepaids and other current assets	4,345	3,609
Available for sale assets	968	(968)
Other assets	1,191	227
Accounts payable	(2,596)	(3,084)
Accrued salaries and benefits	5,569	236
Advance payments and billings in excess	(184)	(17,190)
Other accrued expenses	526	(1,232)
Other liabilities	(1,099)	(1,382)
Net cash provided by operating activities	6,141	37,773
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(810,683)	—
Net change in property and equipment	5,585	(2,550)
Net cash used in investing activities	(805,098)	(2,550)
Cash flows from financing activities:
Borrowings from ABL credit facility	108,750	—
Repayments on ABL credit facility	(108,750)	—
Repayments on long term debt	(321,750)	(3,300)
Proceeds from long term debt	1,110,000	—
Dividends paid	(100,000)	—
Debt issuance costs	(35,156)	—
Contributions by stockholders	75,359	—
Stock repurchased from stockholders	(120)	(125)
Net cash provided by (used in) financing activities	728,333	(3,425)
Net (decrease) increase in cash	(70,624)	31,798
Cash, beginning of period	115,528	83,730
Cash, end of period	$44,904	$115,528
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$17,509	$17,382
Income taxes	1,518	746
Supplemental schedule of non-cash investing and financing activities:
Dividend declared and unpaid	$—	$100,000
Spin-off of net assets	—	32,961
Issuance of preferred stock	75,000	—
Cash acquired in business acquisition	16,985	—
See notes to consolidated financial statements

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
1.   Description of the Business and Transaction
The Company:   Vertex Aerospace Services Holding Corp. (“Holding”) was incorporated in 2018 under the laws of Delaware by an affiliate of American Industrial Partners Capital Fund VI, L.P. (“AIP”) to facilitate the acquisition of 100% of the voting interest of the business of Vertex Aerospace, Crestview Aerospace, TCS Aerospace and various other assets from L-3 Communications Integrated Systems L.P. and L-3 Technologies, Inc. (collectively referred to herein as “L3”). The acquisition was completed on June 29, 2018.
Holding and its consolidated subsidiaries (herein referred to as the “Company”, “we”, “us”, or “our”) provide aviation and aerospace technical services, managing and servicing fixed- and rotary-wing aircraft primarily for government customers by providing logistics support, maintenance, repair, overhaul services and supply chain management. The Company also provides aircraft modification and assembly to customers including the U.S. Government (primarily the Department of Defense, or “DoD”) and commercial and original equipment manufacturers by providing parts, facilities, technology and experience for the manufacture and modification of aircrafts. In addition, the Company designs, develops, integrates, tests, modifies and provides documentation for every aspect of aircraft and avionics hardware and software systems to address critical needs of the U.S. military’s conventional and Special Operations forces.
On December 31, 2020, the Company distributed substantially all of the assets and liabilities of its Crestview Aerospace business to the Company’s shareholders in a spin-off transaction. See Note 4 for additional information.
The Transaction:   On December 6, 2021 (the “Transaction Date”), the Company completed the acquisition of the Technology and Training Solutions business lines (“the TTS Business”) from Raytheon Company (the “Transaction”). The acquired business is comprised of four product lines: Defense Training Solutions, Commercial Training Solutions, Mission Critical Solutions and Modernization and Sustainment.
The Transaction was comprised of the following steps:
•
AIP contributed $75 million of cash to Holding.

•
Holding contributed $75 million of cash to Vertex Aerospace Services Corp (“Services”), a wholly-owned subsidiary of Holding.

•
Services borrowed $925 million pursuant to seven-year term first lien term loan agreement (“First Lien Term Loan”) and $185 million pursuant to eight-year term second lien term loan agreement (“Second Lien Term Loan”).

•
Services amended its Asset Backed Lending revolving line-of-credit agreement (the “ABL Credit Facility”) to increase the facility size from $75 million to $100 million and borrowed $25 million.

•
Services remitted $320 million to fully repay the outstanding principal balance and accrued interest on an existing term loan.

•
Services purchased the TTS Business from Raytheon Company for approximately $828 million in cash and $75 million of preferred equity.

•
Services paid transaction fees and expenses to lenders and various service providers of approximately $44 million, including approximately $35 million of debt issuance costs, which were capitalized, and approximately $8 million of transactions costs, which were expensed.

•
Services transferred $21 million of cash to Vertex Aerospace LLC, a wholly-owned subsidiary of Services.

2.
Summary of Significant Accounting Policies

Accounting Periods:   The Company has adopted the calendar year as its accounting period.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
Principles of Consolidation:   The Company’s financial statements include the accounts of Holding and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates:   The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and cost of sales during the reporting period. The most significant of these estimates and assumptions relate to sales, profit and loss recognition for performance obligations satisfied over time, fair values of assets acquired and liabilities assumed in business combinations, market values for inventories reported at lower of cost or net realizable value, income taxes, including valuations of deferred tax assets, useful lives and valuation of recorded amounts of long-lived assets, identifiable intangible assets and goodwill. Changes in estimates are reflected in the periods during which they become known. Actual amounts may differ from these estimates and could differ materially.
Foreign Operations:   The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the foreign countries in which the Company operates. Among other risks, the Company’s operations in China are subject to the risks of restrictions on transfer of Chinese Renminbi (“RMB”) funds, which is not a freely transferable currency; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations. The Company had the U.S. Dollar equivalent of $8.1 million and $0.0 million of cash and cash equivalents of RMB held in Chinese bank accounts at December 31, 2021and 2020, respectively.
Foreign Currency Translation:   The functional currency for the majority of the Company’s foreign subsidiaries is the local foreign currency. For those subsidiaries, the assets and liabilities are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Income and expense items are translated at an average exchange rate for the period. Certain foreign subsidiaries, which is primarily the U.K and Canada as of December 31, 2021, designate the U.S dollar as the functional currency. For these subsidiaries, assets and liabilities denominated in foreign currency are re-measured into U.S dollars at the current exchange rates for monetary assets and liabilities and historical exchange rates for nonmonetary assets and liabilities. Foreign exchange differences resulting from translation are included in accumulated other comprehensive loss as a component of stockholder’s equity. Foreign exchange differences from re-measurement and settlement of monetary assets and liabilities are included in other income, net on the consolidated statements of operations. At December 31, 2021 and December 31, 2020, the Company recorded other comprehensive loss of $0.2 million and $0.0 million respectively.
Cash and Cash Equivalents:   The Company considers all highly liquid investments with an original maturity date of less than three months when purchased to be cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2021 and 2020, approximately $16.1 million and $0 million of cash was held in bank accounts outside of the U.S., respectively, inclusive of the $8.1 million in RMB disclosed in the “Foreign Operations” footnote. The Company has not experienced any significant losses in such accounts and believes it is not exposed to any significant risks on cash. At December 31, 2021 and December 31, 2020, the Company had no cash equivalents.
Revenue Recognition:   The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as Accounting Standards Codification (“ASC”) 606), for revenue recognition purposes.
The majority of the Company’s consolidated net sales are generated from long-term contracts with customers that require it to maintain, repair or overhaul aircraft. These contracts are primarily with agencies of, and prime system contractors to, the U.S. Government and foreign governments and are generally

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
priced on a fixed-price, cost-plus or time-and-material type basis. Substantially all of the Company’s cost-plus and time-and-material type contracts are with the Department of Defense (“DoD”). Certain of the Company’s contracts with the U.S. Government are multi-year contracts incrementally funded by the customer. The transaction price for these incrementally funded contracts includes contract value amounts not yet funded by the U.S. Government when the Company has a firm order for the goods or services and it is probable that the customer will fund such amounts. In assessing probability, the Company considers, among other factors, the period of time before contract funding is expected, communication from the customer that indicates funding will be obtained and the Company’s history of receiving funding under the current contract or previous similar contracts. The Company also generates sales, to a lesser extent, from contracts with commercial and government customers for standard product and service offerings, which are priced on a firm fixed basis. See Note 16 for additional information regarding the composition of the Company’s net sales.
The Company records sales for a contract when it has the approval and commitment of all parties, the contract identifies the rights of the parties and payment terms, the contract has commercial substance and collectability of the consideration is probable.
To determine the proper revenue recognition method, the Company first evaluates each of its contractual arrangements to identify its performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. Some of the Company’s contracts have a single performance obligation because the promise to transfer the individual good or service is not separately identifiable from other promises within the contract and is, therefore, not distinct. The majority of the Company’s contracts have multiple performance obligations, primarily (i) related to the provision of multiple goods or services that have alternative use to the Company or that are not substantially the same or (ii) due to the contract covering multiple phases of the product lifecycle (development and engineering, production, maintenance and support). For contracts with more than one performance obligation, the Company allocates the total transaction price in an amount based on the estimated relative standalone selling prices underlying each performance obligation. In cases where a contract requires a customized good or service, the primary method used to estimate standalone selling price is the expected cost plus a margin approach. In cases where the Company sells a standard product or service offering, the stand-alone selling price is based on an observable standalone selling price
The majority of the Company’s sales are from performance obligations satisfied over time. Sales are recognized over time when control is continuously transferred to the customer during the contract. For U.S. Government contracts, the continuous transfer of control to the customer is supported by contract clauses that provide for (i) progress or performance-based payments or (ii) the unilateral right of the customer to terminate the contract for its convenience, in which case the Company has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to the Company. Foreign government and certain commercial contracts contain similar termination for convenience clauses, or the Company has a legally enforceable right to receive payment for costs incurred and a reasonable profit for products or services that do not have alternative use to the Company. Sales on fixed price and cost-plus type contracts that include performance obligations satisfied over time are generally recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by (i) the transaction price, less (ii) the cumulative sales recognized in prior periods (cost-to-cost input method).
Accounting for the sales and profits on performance obligations for which progress is measured using the cost-to-cost input method involves the preparation of estimates of: (1) transaction price and (2) total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract’s statement of work. Incurred costs include labor, material, overhead and, for the Company’s U.S. Government contractor businesses, allowable general and administrative (G&A) expenses. Incurred costs represent work performed, which corresponds with and thereby represents the transfer of control to the customer. The estimated profit or loss at completion on a contract is equal to the

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
difference between the transaction price and the total estimated cost at completion. In the case of a contract for which the total estimated costs exceed the total transaction price, a loss arises, and a provision for the entire loss is recorded in the period that the loss becomes evident. The unrecoverable costs on a loss contract that are expected to be incurred in future periods are presented on the consolidated balance sheet as a component of liabilities entitled either “Short-term Portion of Loss Contract Reserve” or “Long-term Portion of Loss Contract Reserve”.
The Company’s contracts give rise to variable consideration, including award and incentive fees, as well as amounts incrementally funded by the U.S. Government, or other provisions that can either increase or decrease the transaction price. Award fees provide for a fee based on actual performance relative to contractually specified performance criteria. Incentive fees provide for a fee based on the relationship between total allowable costs and target costs. Variable consideration may require the Company to exercise significant judgment to determine the total transaction price of the contract. The Company includes variable consideration in the transaction price when there is a basis to reasonably estimate the variable amount it will be entitled to receive and it is probable that a significant reversal in revenue recognized will not be required when the uncertainty is resolved. These estimates are based on historical experience, current and forecasted performance and the Company’s judgment at the time of the evaluation.
Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for submitted contract modifications or claims when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated and its realization is reasonably assured. Amounts representing modifications accounted for as part of the existing contract are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis.
The Company’s fixed-price type contracts with the U.S. Government are typically billed based on monthly firm fixed prices. Since cost is often incurred beyond the period of performance of the contract, billings often exceed costs, which are presented as current liabilities on the consolidated balance sheet. For certain fixed-price contracts with foreign governments and commercial customers, the Company receives advance payments. Advanced payments are not considered a significant financing component because they are a negotiated contract term to ensure the customer meets its financial obligation, particularly when there are significant upfront working capital requirements. These two liabilities are combined on the consolidated balance sheet in the line item entitled “advance payments and billings in excess.” Contract assets often arise from cost-plus type contracts, time-and-material type contracts and fixed-price services type contracts for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers. The Company records an asset for these revenues as current assets on the consolidated balance sheet in the line item entitled “unbilled contract receivables, net.”
Revisions or adjustments to estimates of the transaction price, estimated costs at completion and estimated profit or loss of a performance obligation may be required as work progresses under a contract, as experience is gained, as facts and circumstances change and as new information is obtained, even though the scope of work required under the contract may not change. Revisions or adjustments may also be required if contract modifications occur. The impact of revisions in profit or loss estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made. The revisions in contract estimates, if significant, can materially affect the Company’s results of operations and cash flows, as well as reduce the valuations of contract assets, and in some cases result in liabilities to complete contracts in a loss position.
Sales from performance obligations satisfied at a point in time are typically for standard goods and are recognized when the customer obtains control, which is generally upon delivery and acceptance. The Company also records sales for performance obligations relating to standard services (i.e., maintenance and extended warranties covering standard goods sold by the Company) over time by using output measures of time elapsed to measure progress toward satisfying the performance obligation.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
For cost plus type contracts, revenue is recognized as performance obligations are satisfied over time on a percentage of completion basis using the costs incurred to ate relative to total estimated costs at completion to measure progress. Incurred costs represent work performed, which correspond with the best depict transfer of control to the customer.
Sales on time-and-material type contracts are generally recognized each period based on the amount billable to the customer, which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.
Contract Assets and Contract Liabilities:   Contract assets include unbilled contract receivables related to long-term contracts for which sales and profits are recognized primarily using cost-to-cost input method of accounting and are classified as current. Unbilled contract receivables are reduced by amounts of unliquidated progress or performance-based payments. Under the terms of certain revenue arrangements (contracts) with the U.S. Government, the Company is entitled to receive progress payments as costs are incurred or performance-based payments upon the achievement of predetermined performance milestones. Unliquidated progress or performance-based payments arise from fixed-price type contracts with the U.S. Government that contain progress or performance-based payment clauses, and represent payments on invoices that have been collected in cash, but have not yet been liquidated. Progress payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 80% of incurred costs. Performance based payments are billed to the customer upon the achievement of predetermined performance milestones at amounts not to exceed 90% of contract price. Unliquidated progress or performance-based payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. Contract liabilities include advance payments, billings in excess of the revenue recognized and amounts received in excess of sales recognized on contracts (deferred revenue). Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. Advance payments and billings in excess of revenue recognized are both classified as current, and deferred revenue as current or noncurrent based on the timing of expected revenue recognition. As of December 31, 2021, and December 31, 2020, all contract liabilities are classified as current. Contract loss reserves are contract liabilities and reported as current and long-term.
Property and Equipment:   Property and equipment are stated at cost minus accumulated depreciation. Depreciation is computed by applying the straight-line method to the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Expenditures for maintenance, repairs and minor improvements are charged to expense as incurred. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s consolidated balance sheet and the net gain or loss is included in the determination of net income.
Goodwill:   The Company records goodwill in connection with the acquisition of businesses when the purchase price exceeds the fair values of the assets acquired and liabilities assumed. The carrying value of goodwill is not amortized, but is tested for impairment annually and is reviewed for impairment on an interim basis whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. The Company has adopted Financial Accounting Standards Board (FASB) ASU 2017-04, Simplifying the Test for Goodwill Impairment. Under ASU 2017-04, the Company will determine the amount of goodwill impairment by comparing the Step 1 fair value of a reporting unit with its carrying amount. To the extent the carrying value of a reporting unit exceeds its Step 1 fair value, a goodwill impairment charge is recorded. Based on the results of these tests, the Company did not record a goodwill impairment charge for the period ended December 31, 2021 and December 31, 2020. See Note 3 and 8 for additional information on Goodwill due to the recent asset purchase from Raytheon.
On December 31, 2020, substantially all of the assets and liabilities of the Crestview business were spun-off to the Company’s shareholders. Per ASC 350, Intangibles — Goodwill and Other, when an entity spins-off a reporting unit or component of a reporting unit that constitutes a business, goodwill of the reporting

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
unit should be assigned to the business being spun-off. Accordingly, the Company allocated $12.1 million of goodwill to the portion of the Crestview business to be spun-off. In accordance with ASC 845, Nonmonetary Transactions, a pro-rata nonreciprocal transfer of nonmonetary assets to owners in a spin-off is recognized at the carrying amount, after reduction for any indicated impairment, of the nonmonetary assets transferred if the nonmonetary assets being distributed meet the definition of a business. After testing for impairment, the allocated goodwill was determined to be impaired. Accordingly, the Company recorded a Loss on Disposal which included the entire $12.1 million for the period ended December 31, 2020. See Note 4 and Note 8 for additional information on the December 31, 2020 allocation of goodwill.
Long-Lived Assets Other Than Goodwill:   The Company reviews its long-lived assets, including software development costs, amortizable customer contract relationships and indefinite-lived tradenames for impairment annually, or whenever events or circumstances indicate that the carrying amount(s) of an asset may not be recoverable. When such events or changes in circumstances occur, a recoverability test is performed comparing projected undiscounted cash flows from the use and eventual disposition of an asset or asset group to its carrying amount. If the projected undiscounted cash flows are less than the carrying amount, an impairment is recorded to the extent the carrying amount exceeds fair value. The Company reviews indefinite-lived trade names at least annually by comparing fair value to carrying value of the intangible asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Estimates critical to the Company’s evaluation of indefinite-lived trade names for impairment include the discount rate, royalty rates used in its evaluation of trade names, projected average revenue growth and projected long-term growth rates in the determination of terminal values. Based on the results of these tests, the Company did not record an impairment charge to other long-lived intangible assets for the period ended December 31, 2021 and December 31, 2020. See Note 8 for additional information.
Deferred Debt Issuance Costs:   Costs to issue debt are capitalized and deferred when incurred, and subsequently amortized to interest expense over the term of the related debt using the effective interest rate method. Deferred debt issuance costs, other than for revolving line-of-credit arrangements, are presented in the Company’s consolidated balance sheet as a direct deduction from the carrying amount of the associated debt liability. Deferred debt issuance costs for revolving line-of-credit arrangements are included in the Company’s consolidated balance sheet in other assets. The deferred debt issuance costs for the revolving line of credit were $1.6 million for the period ended December 31, 2021, and $1.2 million for the period ended December 31, 2020.
Contingencies and Commitments:   In accordance with ASC 450, Contingencies (Topic 450): Disclosure of Certain Loss Contingencies, the Company records a loss contingency when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews its loss contingencies on an ongoing basis to ensure that it has appropriate reserves recorded in its consolidated balance sheets. These reserves are based on historical experience with claims incurred but not received, estimates and judgments made by management and applicable insurance coverage for litigation matters, and, as such, adjusted as circumstances warrant. Legal costs incurred in connection with loss contingencies are expensed as incurred. See Note 15 for additional information.
Accounts Receivable and Unbilled Contract Receivables:   Accounts receivable, net and unbilled contract receivables, net are generated from prime and subcontracting arrangements primarily with U.S. governmental agencies. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts primarily represent costs and fees incurred in excess of billings and rate variances on cost-plus contracts as well as retainage amounts. In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. governmental agencies when received. The provision for doubtful accounts is

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
based on management’s evaluation of the status of existing accounts receivable. Receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The reserve for doubtful accounts was $3.6 million and $8.1 million as of December 31, 2021 and December 31, 2020, respectively.
Income Taxes:   The Company is a taxable entity for federal income tax purposes and files a consolidated U.S. federal income tax return. The Company uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates expected to be in effect when such differences reverse. The effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances for deferred tax assets are provided when it is more likely than not that some portion or all of the assets will not be realized considering, when appropriate, tax planning strategies.
Income tax accounting standards prescribe (1) a minimum recognition threshold that an income tax benefit arising from an uncertain income tax position taken, or expected to be taken, on an income tax return is required to meet before being recognized in the financial statements and (2) the measurement of the income tax benefits recognized from such positions. The Company’s account policy is to classify uncertain income tax positions that are not expected to be resolved within one year as non-current income tax liabilities and to classify potential interest and penalties on uncertain tax positions as elements of the provision for income taxes on its financial statements.
New Accounting Standards Issued and Not Yet Implemented:   In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815), which clarifies that the observable price changes in orderly transactions that should be considered when applying the measurement alternative in accordance with ASC 321 include transactions that require it to either apply or discontinue the equity method of accounting under ASC 323. ASU 2020-01 also addresses questions about how to apply the guidance in Topic 815, Derivatives and Hedging, for certain forward contracts and purchased options to purchase securities that, upon settlement or exercise, would be accounted for under the equity method of accounting. This ASU is effective for the Company beginning on January 1, 2022. The adoption of ASU 2020-01 is not expected to have a significant impact on the our consolidated financial statements. We are currently evaluating the impact of this new guidance on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Entity beginning on January 1, 2022. The adoption of ASU 2019-12 is not expected to have a significant impact on the Entity’s consolidated financial statements. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.
In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842): Codification Improvements, which addressed issues lessors sometimes encounter. Specifically the ASU addresses issues related to (1) determining the fair value of the underlying asset by the lessor that are not manufacturers or dealers (generally financial institutions and captive finance companies), and (2) lessors that are depository and lending institutions, which should classify principal and payments received under sales-type and direct financing leases within investing activities in the cash flow statement. The ASU also exempts both lessees and lessors from having to provide the interim disclosures required by ASC 250-10-50-3 in the fiscal year in which an entity adopts the new leases standard. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) Effective Dates for Certain Entities, which delays the effective date of ASU 2019-01 for certain entities. This ASU is effective for the Company beginning on January 1, 2022. The adoption of ASU 2019-02 is not expected to have a significant impact on the Company’s

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
consolidated financial statements. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.
3.  Purchase Accounting
The Company’s acquisition of the TTS Business was accounted for in accordance with the provisions of ASC 805 Business Combination, whereby the fair value of the consideration transferred to Raytheon has been allocated to the assets acquired and the liabilities assumed at estimated fair values. The TTS Business acquisition significantly expands the Company’s value-added technology solutions and services, including defense and commercial training, mission critical support solutions, and engineering and modernization capabilities. Further, the TTS Business acquisition expands the Company’s strategy to deliver integrated and comprehensive solutions to its customers globally. The TTS Business acquisition was funded through the First Lien Term Loan and Second Lien Term Loan (Note 10), borrowings under the Company’s ABL Credit Facility (Note 10), a $75 million equity contribution by AIP, and issuance of $75 million of preferred equity (Note 3). The allocation of the fair value of the consideration transferred was recorded for accounting purposes as of the Transaction Date using inputs that are classified as Level 1, Level 2 or Level 3. Acquisition-related expenses were recognized separately from the business combination and expensed as incurred unless otherwise prescribed under U.S. GAAP.
The Company has accounted for the Transaction based on the provisions of ASC 805, in which estimated fair values of assets acquired and liabilities assumed have been provisionally assigned. The estimate of the fair value of the consideration transferred and the allocation of the consideration transferred to the assets acquired and liabilities assumed is preliminary as the Company is still gathering the necessary information required to finalize its estimates. The Company expects to finalize its estimates of fair value within one year of Transaction Date, which could result in material adjustments to the provisional amounts recorded.
These assets and liabilities include the following:
•
Unbilled contract receivables and Advance payments and billings in excess — These amounts are recorded as provisional due to the Company seeking additional information related to contractual right-of-offset provisions. The Company expects that finalizing the provisional accounting for these amounts may result in adjustments of offsetting amounts to the current asset and the current liability.

•
Deferred tax amounts — These amounts are recorded as provisional due to the Company seeking additional information related to certain non-U.S. entity information, and the allocation of acquired intangible assets and goodwill to non-U.S. entities. No deferred tax amounts have been recorded related to these items. Any adjustments to the deferred tax amounts in the available measurement period would result in an increase or decrease in goodwill.

•
Working capital adjustment — The Transaction agreement provides for a working capital adjustment, as defined, between the Seller and the Company. Management anticipates the working capital adjustment will be settled during 2022 as scheduled in the Transaction agreement. Consideration transferred does not include any amounts related to the working capital adjustment due to uncertainty of the negotiations between the Seller and the Company. Any adjustments resulting from the working capital adjustment provisions with the Seller would result in an increase or decrease in goodwill.

The provisional allocation of the consideration transferred to assets acquired and liabilities assumed, based on their estimated fair values on the Transaction Date were as follows ($ in thousands):

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
Cash	$16,985
Accounts receivable	58,765
Unbilled contract receivables	123,499
Inventories	2,503
Prepaids and other current assets	414
Property and equipment	30,919
Other assets	7,291
Customer related intangible assets	164,600
Total assets	404,976
Accounts payable	53,263
Accrued salaries and benefits	7,927
Advance payments and billings in excess	67,420
Accrued other expenses	210
Loss contract reserves	10,600
Other current liabilities	1,868
Other long-term liabilities	12,245
Total liabilities	153,533
Goodwill	651,225
Total consideration transferred	$902,668
Total consideration transferred represents the estimated fair value of $827.7 million in cash and $75.0 million of preferred stock. Buyer Transaction costs of $8.0 million were recorded as selling, general and administrative expenses in the consolidated statements of income for the period ended December 31, 2021. The Company has assessed collectability of the acquired accounts receivable and unbilled contract receivable amounts and determined that the amounts are billable and collectible as of December 31, 2021.
The preliminary fair value of the assets acquired and liabilities assumed was determined and assigned based on the following:
Property and Equipment:   The depreciation replacement cost new was used to determine the fair market value of personal and real property. As a result, the carrying value of the Company’s personal and real property was established at approximately $31 million.
Intangible Assets:   The multi-period excess earnings method, a form of the income approach, was used to determine fair value of the Company’s Customer Contract Relationships. Such estimations require the use of inputs that were unobservable in the market place (Level 3), including a discount rate that would be used by a market participant, projections of revenues and cash flow, among others. As a result, the Company recorded a $165 million customer contract relationship to the Company’s identifiable intangible assets. The acquired intangible assets will be amortized over the estimated weighted average period of 10 years.
Other Assets and Liabilities:   The net contractual value of all other assets and liabilities approximates their fair values.
Goodwill:   The residual amount of consideration transferred after allocation to the above mentioned assets acquired and liabilities assumed is allocated to goodwill. Goodwill primarily represents the assembled workforce and synergies expected to result from the acquisition.
Transition Services Agreement:   In connection with the acquisition, the Company and Raytheon entered into a Transition Services Agreement, primarily involving Raytheon providing certain services to the Company related to information technology, human resources benefits and accounting services. See Note 17.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
Preferred Equity:   The company issued $75 million of Series A Preferred Shares to the Raytheon Company in connection with the Transaction. The preferred yield is 8% per annum, accrued daily and compounded quarterly. As of December 31, 2021, the cumulative amount of undeclared dividend payable is $0.5 million. The Series A Preferred Shares, as well as the accrued and unpaid preferred yield, become redeemable upon a Change in Control, as defined in the related agreement.
Net Working Capital:   Once the net working capital negotiations are finalized, the Company will record a receivable from or a payable to the seller with an offsetting adjustment to goodwill.
4.
Divestiture

Crestview Aerospace Spin-Off:   On December 31, 2020, the Company completed the spin-off of substantially all of the assets and liabilities of the Crestview business to the Company’s shareholders. The spin-off was distributed on a pro-rata basis as a dividend to the Company’s shareholders of record as of December 30, 2020.
The Company spun-off net assets with a carrying amount of $55.4 million with a fair value of $32.9 million, which resulted in recording a loss on disposal of $22.5 million. The spin-off was distributed at the net asset carrying amount of $32.9 million for the period ended December 31, 2020, the effective date of the spin-off. The spun-off net assets were removed through Retained Earnings from the Company’s Consolidated Balance Sheet. The results of operations and cash flows are included in the Consolidated Statement of Operations and Consolidated Statement of Cash Flows through the effective date of the spin-off. The income before taxes associated with the spin-off entity was a $0.3 million loss for the period ended December 31, 2020. See Note 2 and Note 8 for additional information on the allocation of goodwill and subsequent impairment as a loss on disposal.
The following Net Assets were distributed in the spin-off transaction:
Total assets	63,861
Total liabilities	8,412
Total equity	55,449
Transition Services Agreement:   In connection with the spin-off, the Company and Crestview Aerospace LLC entered into a Transition Services Agreement, primarily involving the Company providing certain services to Crestview Aerospace LLC related to information technology, human resources benefits and accounting services. The agreement is for a period of one year beginning January 2021 and renewable annually thereafter. See Note 17 for additional information.
5.
Accounting for Contracts

The components of contracts in process are presented in the table below. The unbilled contract receivables, inventoried contract costs and unliquidated progress payments principally relate to contracts with the U.S. Government and prime contractors or subcontractors of the U.S. Government.
	Period Ended December 31,
($ in thousands)	2021	2020
Unbilled contract receivables, gross	$251,179	$75,189
Unbilled contract receivables, net	251,179	75,189
Inventoried contract costs	498	692
Total contracts in progress	$251,677	$75,881
Unbilled Contract Receivables.   Unbilled contract receivables represent accumulated incurred costs and earned profits on contracts (revenue arrangements), which have been recorded as sales, but have not yet

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
been billed to customers. Unbilled contract receivables arise from the cost-to-cost input method of revenue recognition that is used to record sales on certain fixed-price contracts. Unbilled contract receivables from fixed-price type contracts are converted to billed receivables when amounts are invoiced to customers according to contractual billing terms, which generally occur when deliveries or other performance milestones are completed. Unbilled contract receivables also arise from cost-plus type contracts, time-and-material type contracts and fixed-price service type contracts for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers.
Inventoried Contract Costs:   In accordance with contract accounting standards, the Company’s U.S. Government contractor businesses account for the portion of their general and administrative (“G&A”), independent research and development (“IRAD”) and bids and proposals (“B&P”) costs that are allowable and reimbursable indirect contract costs under U.S. Government procurement regulations on their U.S. Government contracts (revenue arrangements) as inventoried contract costs. G&A, IRAD and B&P costs are allocated to contracts for which the U.S. Government is the end customer and are charged to costs of sales when sales on the related contracts are recognized. The Company’s U.S. Government contractor businesses record the unallowable portion of their G&A, IRAD and B&P costs to expense as incurred and do not include them in inventoried contract costs.
6.
Inventories

Inventories at Lower of Cost or Net Realizable Value:   The table below presents the components of inventories at the lower of cost (first-in, first-out or average cost) or net realizable value. In accordance with ASC 606, all work in process relating to goods that customers do not currently control are classified within inventories on the Company’s consolidated balance sheets at December 31, 2021 and December 31, 2020. The Company establishes provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles, and current inventory levels.
	Period ended December 31,
($ in thousands)	2021	2020
Raw materials, components and sub-assemblies	$41,830	$46,951
Excess and obsolete reserve	(4,112)	(4,581)
Total inventories, net	$37,718	$42,370
Inventory Sale:   In 2020 the Company completed the bulk sale of consignment inventory to third-party, held off-site at the buyer’s location. The sale resulted in proceeds of $0.8 million. The bulk sold was fully reserved, resulting in a significant reduction to the Excess and Obsolete reserve balance for the period ended December 31, 2020.
Government-owned Inventories:   The Company has four programs where inventory purchases are billed directly to the customer and where the Company is obligated under the contract to maintain and track quantities of the government-owned inventory. These inventories are issued to the contract as required and billed to the Customer when the inventory is replenished. The Customers provide the Company with an initial inventory balance when the contract was awarded. The Company is obligated by contractual inventory schedules to return that inventory back to the Customer at the conclusion of the contract. The contractual inventory liability changes over the life of the contract based on inventory levels, contract schedule modifications caused by aircraft retirements, parts obsolescence, part substitution and changes to the aircraft life cycle repairs.
The Company actively tracks the Government’s inventory on hand versus the contractual inventory schedules for each program. Contract liabilities are not recorded due to the occurrence of significant changes to the contract schedules over the life of the program. A contract liability is not recognized until there is a final negotiated inventory listing with the customer or at the time the inventory requirement is fixed and

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
determinable. This typically occurs at or very near to the end of a contract. A liability, if any, would be recognized at that time if the on-hand inventory value was below the required contractual inventory schedule.
7.
Property and Equipment

The table below presents the components of property, plant and equipment:
	Useful Lives (Years)	Period ended December 31,
($ in thousands)		2021	2020
Land	Indefinite	$378	$384
Buildings and improvements	4 – 13	8,612	7,956
Machinery, equipment, furniture and fixtures	2 – 9	47,259	28,996
Leasehold improvements	2 – 6	9,327	—
Gross property and equipment		$65,576	$37,336
Accumulated depreciation and amortization		(18,344)	(11,807)
Property and equipment, net		$47,232	$25,529
Available for Sale Assets:   In accordance with ASC 205, Presentation of Financial Statements, long-lived assets to be sold are classified as Available for Sale when management approves their sale, a program is initiated to actively sell the asset in its present condition, at a reasonable price in relation to its fair value, and the sale of the asset is probable. In November 2020, the Company classified as Available for Sale the land and buildings associated with a specific facility in Warner Robbins, GA. These assets were sold in 2021. Assets available for sale are classified as current assets on the Company’s Balance Sheet and recorded at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated.
	Period ended December 31,
($ in thousands)	2021	2020
Available for Sale	$—	$968

8.
Goodwill and Identified Intangible Assets

The table below summarizes the Company’s goodwill carrying value for the years ended December 31, 2021 and December 31, 2020.
	Period ended December 31,
($ in thousands)	2021	2020
Beginning of period	$240,504	$252,575
Recorded in connection with the Transaction	651,225	—
Goodwill allocated to spin-off	—	(12,071)
End of period	$891,729	$240,504

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
Identifiable intangible assets consist of the following:
	2021			2020
($ in thousands)	Gross Carrying Amount	Accum. Amort.	Total	Gross Carrying Amount	Accum. Amort.	Total
Finite Lived:
Customer Contract Relationships	$233,100	$(69,931)	$163,169	$68,500	$(55,486)	$13,014
Infinite Lived:
Trademark	70,000	—	70,000	70,000	—	70,000
Ending Balance	$303,100	$(69,931)	$233,169	$138,500	$(55,486)	$83,014
Amortization expense for acquired finite lived intangible assets of $14.5 million and $13.0 million is included in selling, general and administrative expense for the periods ended December 31, 2021 and December 31, 2020, respectively. The weighted average useful life of customer contract relationship intangible assets is 10 years.
9.   Loss on Spin-off of Net Assets
On December 31, 2020, the Company recognized a loss on disposal of $22.5 million associated with the spin-off of substantially all of the assets and liabilities of the Crestview business. A review of the disposal group’s carrying value, per ASC 845, determined the disposal group’s carrying value exceeded its fair value. Accordingly, goodwill of $12.1 million and net assets of $10.4 million were written down to fair value.
10.  Debt
The components of debt and a reconciliation to the carrying amount of long-term debt are presented below:
	Period ended December 31,
($ in thousands)	2021	2020
Outstanding borrowings under ABL Credit Facility	$—	$—
Term Loan agreement due 2027	—	321,750
First Lien Term Loan agreement due 2028	925,000	—
Second Lien Term Loan agreement due 2029	185,000	—
Principal amount of long-term debt	1,110,000	321,750
Deferred debt issuance costs	(33,772)	(6,830)
Carrying amount of long-term debt	1,076,228	314,920
Less current maturities	(6,938)	(3,300)
Total long-term debt, less current maturities	$1,069,290	$311,620
ABL Credit Facility:   On June 29, 2018, the Company entered into a $75 million, five-year secured ABL revolving credit agreement (“the ABL Credit Facility”). During 2021, the ABL Credit Facility was amended to increase the facility size to $100 million and extend the maturity date on which any outstanding obligations under the ABL Credit Facility will be due and payable to June 29, 2026.
Borrowings under the ABL Credit Facility may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the ABL Credit Facility) and the “base rate” (as defined in the ABL Credit Facility) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
the sum of the applicable rate plus the “Eurodollar rate” (as defined in the ABL Credit Facility). The applicable rate for base rate loans under the ABL Credit Facility ranges from 0.75% to 1.25% per annum, and the applicable rate for Eurodollar loans ranges 1.75% to 2.25% per annum, in each case based on the average daily excess availability (as defined in the ABL Credit Facility). On both December 31, 2021 and December 31, 2020, the interest rate on the ABL facility was 4.00%.
The ABL Credit Facility includes a letter of credit sub-facility of $15 million and a swingline sub-facility of $10 million. The letter of credit and swingline sub-facilities are part of, and not in addition to the ABL Credit Facility. Swingline loans bear interest at a rate equal to base rate loans.
The Company had outstanding letters of credit to various entities, primarily for insurance matters, of $6.4 million and $6.4 million as of December 31, 2021 and December 31, 2020, respectively. The ABL Credit Facility provides for payment of a letter of credit fee equal to the applicable rate for Eurodollar loans, as well as a fronting fee of 0.125% per annum.
Availability under the ABL Credit Facility is calculated monthly based on the balances of billed accounts receivable, unbilled accounts receivable and inventory of the Company with each amount reduced by defined ineligible balances and subject to varying advance rates. The calculated amount is reduced by the outstanding amount of letters of credit and certain other availability reserves as defined in the ABL Credit Facility.
The Company had borrowing availability of $69.6 million under the ABL Credit Facility as of December 31, 2021. The ABL Credit Facility provides for the payment of a commitment fee ranging from 0.25% to 0.375% per annum on the daily unused portion of the ABL Credit Facility.
Term Loan Agreement:  On June 29, 2018, the Company entered into a $330 million, seven-year secured Term Loan agreement (the “Term Loan”).
Borrowings under the Term Loan may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the Term Loan) and the “base rate” (as defined in the Term Loan) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the applicable rate plus the “Eurodollar rate” (as defined in the Term Loan). The applicable rate for base rate loans under the Term Loan ranges from 3.5% to 3.75% per annum, and the applicable rate for Eurodollar loans ranges 4.5% to 4.75% per annum, in each case based on the consolidated secured net leverage ratio (as defined in the Term Loan).
In March 2021, the Company amended the Term Loan Agreement to extend the maturity date to June 2027, modify the repayment schedule, and to lower the interest rates. The applicable rates were decreased to 3.00% and 4.00% for base rate and Eurodollar loans respectively.
For the periods ended December 31, 2021 and December 31, 2020, the Company made scheduled principal payments of $1.6 million and $3.3 million, respectively. The outstanding Term Loan balance of $320.1 million was repaid in connection with the Transaction.
First Lien Term Loan Agreement:   On the Transaction Date, the Company entered into a $925 million, seven-year secured Term Loan agreement (the First Lien Term Loan”).
Borrowings under the First Lien Term Loan may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the First Lien Term Loan) and the “base rate” (as defined in the First Lien Term Loan) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the applicable rate plus the “Eurodollar rate” (as defined in the First Lien Term Loan). The applicable rate for base rate loans under the First Lien Term Loan ranges from 2.75% to 3.00% per annum, and the applicable rate for Eurodollar loans ranges 3.75% to 4.00% per annum, in each case based on the consolidated first lien net leverage ratio (as defined in the First Lien Term Loan). On December 31, 2021, the interest rate on the First Lien Term Loan was 4.75%.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
The First Lien Term Loan provides for scheduled principal payments of $2.3 million as of the end of each calendar quarter commencing on June 30, 2022. The Company is permitted to make voluntary prepayments without premium or penalty. In addition, the Company is required to make mandatory prepayments (subject to certain carve-outs and baskets) using net proceeds upon sale of certain assets, net proceeds of certain issuances of debt, and an agreed-upon percentage of the Company’s excess cash flow as determined annually at the end of each fiscal year (beginning with the year ending December 31, 2022).
Second Lien Term Loan Agreement:   On the Transaction Date, the Company entered into a $185 million, eight-year secured Second Lien Term Loan Agreement (the Second Lien Term Loan”).
Borrowings under the Second Lien Term Loan may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the Second Lien Term Loan) and the “base rate” (as defined in the Second Lien Term Loan) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the applicable rate plus the “Eurodollar rate” (as defined in the Second Lien Term Loan). The applicable rate for base rate loans under the Second Lien Term Loan is 6.50% per annum, and the applicable rate for Eurodollar loans is 7.50% per annum. On December 31, 2021, the interest rate on the Second Lien Term Loan was 8.25%.
The Second Lien Term Loan does not require any scheduled principal payments. The Company is permitted to make voluntary prepayments. However, the Company will be required to pay a premium of 2% or 1% of the prepayment amount if such prepayment occurs prior to the first or second anniversaries of the Transaction Date, respectively. In addition, the Company is required to make mandatory prepayments (subject to certain carve-outs and baskets) using net proceeds upon sale of certain assets, net proceeds of certain issuances of debt, and an agreed-upon percentage of the Company’s excess cash flow as determined annually at the end of each fiscal year (beginning with the year ending December 31, 2022).
Future scheduled principal payments on the First Lien and Second Lien Term Loans as of December 31, 2021 are as follows:
($ in thousands)
2022	$6,938
2023	9,250
2024	9,250
2025	9,250
2026	9,250
Thereafter	1,066,062
Total	$1,110,000
Security:   The ABL Credit Facility, First Lien Term Loan and Second Lien Term Loan are secured by substantially all the assets of the Company including (a) a pledge of (i) all of the capital stock of the Company and (ii) all the equity interests held by the Company of each subsidiary (subject to certain exceptions) and (b) security interests in, and mortgages on, substantially all tangible and intangible assets of the Company. The administrative agents under the ABL Credit Facility, First Lien Term Loan and Second Lien Term Loan have entered into an intercreditor agreement which outlines the relative priority of the liens established under each agreement, as well as certain other rights, priorities and interests.
Covenants:   The ABL Credit Facility, First Lien Term Loan and Second Lien Term Loan contain restrictive covenants which limit, subject to certain exceptions, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness; create liens; make investments or loans; consolidate, merge or consolidate or dispose of assets; enter into certain transactions with affiliates; pay dividends and repurchase stock. At December 31, 2021, the Company was in compliance with its restrictive covenants.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
During periods when excess availability under the ABL Credit Facility is less than the greater of 10% of the amount available under the borrowing base or $10.0 million, a financial covenant is triggered which requires the Company to maintain a minimum Fixed Charge Coverage Ratio. The financial covenant was not applicable at any time during the period ended December 31, 2021 and December 31, 2020.
11.  Income Taxes
The provision for income taxes is summarized in the table below:
	Period ended December 31,
($ in thousands)	2021	2020
Domestic	$5,860	$(13,457)
Foreign	117	(71)
Total provision for income taxes	$5,977	$(13,528)
The components of the Company’s current and deferred portions of the provision for income taxes are presented in the table below:
	Period ended December 31,
($ in thousands)	2021	2020
Current income tax provision:
Federal	$—	$(216)
State and local	1,606	384
Foreign	117	(71)
Sub-total	1,723	97
Deferred income tax provision:
Federal	3,289	(11,723)
State and local	965	(1,902)
Foreign	—	—
Sub-total	4,254	(13,625)
Total provision for income taxes	$5,977	$(13,528)
The tax effect of temporary differences that gave rise to deferred tax assets and liabilities are summarized in the table below:
	Period ended December 31,
($ in thousands)	2021	2020
Deferred tax assets:
Inventory reserve	$451	$503
Compensation and benefits	1,939	3,439
Interest expense carryforwards	2,205	—
Loss carryforwards	4,356	3,168
Intangible assets other than goodwill	11,549	8,911
Other accrued expenses and reserves	7,816	10,608
Deferred tax assets	28,316	26,629

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
	Period ended December 31,
($ in thousands)	2021	2020
Less valuation allowance	—	—
Deferred tax assets, net of valuation allowance	28,316	26,629
Deferred tax liabilities:
Goodwill	(13,464)	(9,113)
Property and equipment	(6,556)	(4,966)
Deferred tax liabilities	(20,020)	(14,079)
Total net deferred tax asset	$8,296	$12,550

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Current projections of income before income taxes are sufficient for the Company to believe that it is more likely than not that it will realize the benefits of those certain deductible differences, and therefore, did not record a valuation allowance as of December 31, 2021 or December 31, 2020.
Net operating loss (“NOL”) carryforwards for federal and state income tax purposes as of December 31, 2021 and 2020 are summarized in the table below:
	Period ended December 31,
	2021		2020
($ in thousands)	Federal	State	Federal	State
NOL carryforwards, beginning of period	$14,143	$1,507	$26,281	$2,698
NOLs generated	6,100	474
NOLs absorbed	—	—	(12,138)	(1,191)
NOLs, end of period	$20,243	$1,981	$14,143	$1,507
Federal NOLs can be carried forward indefinitely. State NOLs will expire, if unused, beginning in 2028 and ending in 2040.
At December 31, 2021 and December 31, 2020, the Company’s balance sheet reflected liabilities for income tax uncertainties of $0.0 million. In accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes, the Company’s policy is to recognize interest and penalties related to unrecognized tax benefits through interest expense and other expense (income), respectively, in the consolidated statements of operations.
The Company is subject to taxation in the United States and various states and foreign jurisdictions. The Company’s income tax returns for the period ended December 31, 2020 are generally subject to examination through October 2024. The Company’s income tax returns for the period ended December 31, 2021 have not yet been filed. Once filed, such income tax returns will be subject to examination by tax authorities for a minimum of three years.
12.   Stock Option Plan
Under the Company’s Equity Incentive Plan (the Plan), non-qualified options to purchase common shares of Vertex Aerospace Services Holding Corp. are granted by the Board of Directors to the Company’s

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
directors, officers and employees. Stock options are granted at exercise prices equal to the estimated fair market value at the issue date and expire at the earlier of the tenth anniversary of the Date of Grant, or termination of employment date. Under the terms of the Plan, the option holder can elect to receive either a cash payout equivalent to the excess of the then fair market value of the common shares over the exercise price of the option, or common shares upon exercise of the vested options. Twenty five percent (25%) of the optioned shares will be eligible to vest on each anniversary of the date of grant over a period of four years following the date hereof, provided that, upon the occurrence of a change of control, as defined in the Plan, all such units shall immediately become eligible to vest at the time of such change of control.
The following assumptions were used to estimate the fair value of the stock option awards granted and outstanding:
Dividend yield	Nil
Expected volatility	41.34%
Risk free interest rate	.68%
Expected life of options (in years)	5.25
Weighted-average fair value	$401.74
During 2018, 17,201 options were granted with an exercise price of $1,000 per option. No options were granted during 2019. During 2020, 7,785 options were granted with an exercise price of $1,105 per option. During 2021, 1,256 options were granted with an exercise price of $1,061 per option. None of the outstanding 17,201 options issued in 2018, the outstanding 7,785 options issued in 2020, or the outstanding 1,256 options issued in 2021 were vested or exercisable in 2021 or 2020. As a result, no liability exists as of December 31, 2021, or as of December 31, 2020, and no related compensation expense was recorded during 2021 or 2020.
13.   Declaration of Dividends
On November 6, 2020, the Board approved that the Company make (1) a dividend on December 31, 2020 of the net assets described as the Crestview spin-off entity (“Crestview Dividend”), (2) a cash dividend on January 4, 2021 in the aggregate amount of $91.2 million (“Cash Dividend 1”), (3) a cash dividend on January 4, 2021 in the aggregate amount of $8.8 million (“Cash Dividend 2”), and, together with Cash Dividend 1, the (“Cash Dividends”). The Crestview dividend was payable to the stockholders of the Company as of December 30, 2020, whereas the Cash Dividends were payable to the stockholders of the Company as of January 3, 2021.
The Cash Dividends were reported as a $100 million Dividends Payable on December 31, 2020 for the cash dividends declared and unpaid. The Cash Dividends declared in 2020 were paid in January 2021.
14.   Employee Benefit Plans
Defined Contribution Plan:   The Company maintains a defined contribution 401(k) employee benefit plan (the “Benefit Plan”) under which substantially all U.S. employees are eligible to participate. Under the terms of the Benefit Plan, eligible employees may contribute tax-deferred compensation deduction amounts up to the maximum amount that Internal Revenue Service regulations permit. The Benefit Plan provides for a discretionary Company match program based on a certain percentage of the eligible employee’s compensation which may be suspended or discontinued at any time. During the periods ended December 31, 2021 and December 31, 2020, the Company funded matching contributions of $5.3 million and $5.2 million, respectively.
Multi-employer Plan:   The Company, in certain of its U.S. operating locations, participates in a multi-employer pension plan under an industry-wide agreement with a trade organization. The plan provides defined benefits to substantially all employees covered by collective bargaining agreements that have been

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
negotiated with the related trade organization. Approximately 69% and 53% of the Company’s total labor hours for customers were completed by workers subject to this collective bargaining agreement during the periods ended December 31, 2021 and December 31, 2020, respectively.
In connection with this collective bargaining agreement with the trade organization, the Company participates with other companies in the union’s multi-employer pension plan. The plan covers substantially all of the Company’s employees who are members of such union. Under the agreement, the Company pays specified wages to covered employees, observes designated workplace rules and makes payments to the multi-employer pension plan rather than administering the funds on behalf of these employees. The Company recognizes expense in connection with this plan as contributions are funded. The Company made contributions to the multi-employer pension plan and recognized expense during the periods ended December 31, 2021 and December 31, 2020 of $10.4 million and $9.3 million, respectively. The financial risks of participating in multi-employer defined benefit pension plans are different from single-employer defined benefit pension plans in the following respects: (1) assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers, (2) if a participating employer discontinues contributions to a plan, the unfunded obligations of the plan may be borne by the remaining participating employers and (3) if a participating employer chooses to stop participating in a plan, a withdrawal liability may be created based on the unfunded vested benefits for all employees in the plan.
The Company may receive future funding deficiency demands from the multi-employer pension plan to which the Company currently contributes in the form of a withdrawal claim from such plans. The Company is unable to estimate the amount of any potential future funding deficiency demands, because: (i) the actions of each of the other contributing employers in the plan have an effect on each of the other contributing employers, (ii) the development or implementation of a rehabilitation plan by the trustees and approval by the applicable U.S. regulatory agency is not predictable and (iii) the allocation of fund assets and return assumptions by trustees are variable, as are actual investment returns relative to the plan assumptions. Accordingly, since a reasonable estimate or probable outcome cannot be determined and, pursuant to certain accounting principles, the Company has no reserves recorded in its consolidated balance sheets for any potential funding obligations related to the plan. Balance sheet as of December 31, 2021 includes $5.4 million of pension benefit obligation associated with a pension plan in Germany and is included in Other long-term liabilities.
15.  Commitments and Contingencies
Non-Cancellable Operating Leases:   The Company rents certain equipment and facilities under operating leases. Certain major plant facilities and equipment are furnished by the U.S. Government under short-term or cancelable arrangements. The total rental expense under non-cancellable operating leases was $3.0 million and $1.3 million for the periods ended December 31, 2021 and December 31, 2020, respectively. Future minimum lease commitments at December 31, 2021 for long-term non-cancelable operating leases are $1.5 million in 2022.
Procurement Regulations:   A substantial majority of the Company’s revenues are generated from providing products and services under legally binding agreements or contracts with the U.S. Government, foreign government customers and state and local governments. U.S. Government contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government perform audits to determine whether such contracts were and are being conducted in accordance with these requirements. The Company is currently cooperating with the U.S. Government on several audits from which civil, criminal or administrative proceedings have or could result and give rise to fines, penalties, compensatory and treble damages, restitution and/or forfeitures. The Company does not currently anticipate that any of these audits will have a material adverse effect, individually or in the aggregate, on its consolidated financial position, results of operations or cash flows. Under U.S. Government regulations, an indictment of the Company by a federal grand jury, or an administrative finding against the Company as

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
to its present responsibility to be a U.S. Government contractor or subcontractor, could result in the Company being suspended for a period of time from eligibility for awards of new government contracts or task orders or in a loss of export privileges. A conviction, or an administrative finding against the Company that satisfies the requisite level of seriousness, could result in debarment from contracting with the federal government for a specified term. In addition, all of the Company’s U.S. Government contracts: (1) are subject to audit and various pricing and cost controls, (2) include standard provisions for termination for the convenience of the U.S. Government or for default and (3) are subject to cancellation if funds for contracts become unavailable. Foreign government contracts generally include comparable provisions relating to terminations for convenience or default, as well as other procurement clauses relevant to the foreign government.
Litigation Matters:   The Company is also subject to litigation, proceedings, claims or assessments and various contingent liabilities incidental to its businesses, including the matter specified below. Furthermore, in connection with certain business acquisitions, the Company has assumed some or all claims against, and liabilities of, such acquired businesses, including both asserted and unasserted claims and liabilities.
In accordance with the accounting standard for contingencies, the Company records a liability when management believes that it is both probable that a liability has been incurred and the Company can reasonably estimate the amount of the loss. Generally, the loss is recorded at the amount the Company expects to resolve the liability. Amounts recoverable from insurance contracts or third parties are recorded as assets when deemed probable. At December 31, 2021, the Company did not record any amounts for recoveries from insurance contracts or third parties in connection with the amount of liabilities recorded for pending and threatened litigation. Legal defense costs are expensed as incurred. The Company believes it has recorded adequate provisions for its litigation matters. The Company reviews these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular matter. While it is reasonably possible that an unfavorable outcome may occur, unless otherwise stated, the Company believes that it is not probable that a loss has been incurred. Although the Company believes that it has valid defenses with respect to legal matters and investigations pending against it, the results of litigation can be difficult to predict, particularly those involving jury trials. Therefore, it is possible that one or more of these contingencies could have a material impact on the financial position, results of operations or cash flows of the Company in future periods.
16.   Disaggregation of Net Sales
The Company disaggregates its sales from contracts with customers by: (1) end customer and (2) contract type. The Company believes these factors affect the nature, amount, timing and uncertainty of the Company’s revenue and cash flows.
Sales by End Customer:   Direct sales to the end customer represented approximately 95% of the Company’s consolidated sales in the year ended December 31, 2021, and 89% in the year ended December 31, 2020. Indirect sales as a subcontractor or supplier represented the remaining 5% in the year ended December 31, 2021 and 11% in the year ended December 31, 2020. The table below presents total net sales disaggregated by end customer.
	Period ended December 31,
($ in thousands)	2021	2020
Total DoD	$731,790	$703,428
Other U.S. Government	56,308	51,217
Total U.S. Government	788,098	754,645
Foreign governments	6,046	2,523
Commercial	19,015	62,772
Total	$813,159	$819,940

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
Sales by Contract Type:   Generally, the sales price arrangements for the Company’s contracts are either fixed price, cost-plus or time-and-material type. Fixed-price type contracts generally offer higher profit margin potential than cost-plus type or time-and-material type contracts due to the greater levels of risk assumed on a fixed price type contract. The table below presents total net sales disaggregated by contract type.
	Period ended December 31,
($ in thousands)	2021	2020
Fixed-price	$693,501	$760,513
Cost-plus	98,466	51,217
Time-and-material	21,192	8,210
Total	$813,159	$819,940
On a fixed-price type contract, the Company agrees to perform the contractual statement of work for a predetermined sales price. On a cost-plus type contract, the Company is paid its allowable incurred costs plus a profit which can be fixed or variable depending on the contract’s fee arrangement up to predetermined funding levels determined by the customer. Cost-plus type contracts with award and incentive fee provisions are the Company’s primary variable contract fee arrangement. On a time-and-material type contract, the Company is paid on the basis of direct labor hours expended at specified fixed-price hourly rates (that include wages, overhead, allowable general and administrative expenses and profit) and materials at cost.
Substantially all of the Company’s cost-plus type contracts and time-and-material type contracts are with U.S. Government customers, while sales to foreign government and commercial customers are generally transacted under fixed-price sales arrangements and are included in the Company’s fixed-price contract type sales.
17.   Related Party Transactions
Advisory Services Agreement with AIP:   The Company has entered into an advisory services agreement with AIP. Pursuant to the agreement, certain financial advisory, monitoring and oversight activities are performed for the Company. The Company does not pay a fee for these services, but does reimburse AIP for reasonable travel and other out-of-pocket expenses incurred in connection with the provision of the services. The Company also provides customary indemnification to AIP. Fees paid under this agreement totaled $0.8 million and $1.3 million for the periods ended December 31, 2021 and December 31, 2020, respectively, and were included in selling, general and administrative expenses.
Transition Services Agreement:   On December 31, 2020, in conjunction with the spin-off of the Crestview Aerospace LLC (Crestview) transaction described in Note 4, the Company executed a Transition Services Agreement (TSA) with Crestview, primarily involving the Company providing certain services to Crestview Aerospace related to information technology, human resources benefits and accounting services. This TSA has an effective date of January 1, 2021. For the year ended December 31, 2021, the Company recorded $5.5 million of income related to the TSA with Crestview; and is recorded as a reduction in cost of sales.
On December 6, 2021, in conjunction with the Transaction described in Note 1 and Note 3, the Company executed a Transition Services Agreement (Raytheon Company TSA) with Raytheon Company, primarily involving Raytheon Company providing certain services to the Company related to information technology, human resources benefits and accounting services. This Raytheon Company TSA has an effective date of December 6, 2021. For the year ended December 31, 2021, the Company recorded $2.0 million of expense related to the Raytheon Company TSA; and is recorded as a component of cost of sales.

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
18.   Fair Value
Accounting principles generally accepted in the U.S. define fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). These valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. As a basis for evaluating such inputs, a three-tier value hierarchy prioritizes the inputs used in measuring fair value as follows:
Level 1:   Observable inputs such as quoted prices for identical assets or liabilities in active markets.
Level 2:   Observable inputs other than quoted prices that are directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets; quoted prices for similar or identical assets or liabilities in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3:   Unobservable inputs that reflect the reporting entity’s own assumptions.
Nonrecurring Fair Value Measurements.   The Company’s nonfinancial assets which are measured at fair value on a nonrecurring basis include property, plant and equipment, goodwill, intangible assets and certain other assets.
The Company’s goodwill and indefinite-lived intangibles are fair valued using discounted cash flows and market multiple methods. Goodwill impairment testing requires significant use of judgment and assumptions including the identification of reporting units; the assignment of assets and liabilities to reporting units; and the estimation of future cash flows, business growth rates, terminal values and discount rates. The testing of indefinite-lived intangibles under established guidelines for impairment also requires significant use of judgment and assumptions, such as the estimation of cash flow projections, terminal values royalty rates, contributory cross charges, where applicable, and discount rates.
The following table summarizes the assets that are measured at fair value on a non-recurring basis at December 31, 2021 and December 31, 2020 (in thousands). This includes the fair value measurement performed after the Transaction was completed.
	December 31,	December 31,
	2021	2020	Level 3
Goodwill	$891,729	$240,504	$891,729
The Company reviews property, plant and equipment for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable through future undiscounted cash flows. If the Company concludes that impairment exists, the carrying amount is reduced to fair value.
19.   Covid-19
On January 30, 2020, the World Health Organization declared the coronavirus outbreak (COVID-19) a “Public Health Emergency of International Concern” and on March 11, 2020, declared COVID-19 a pandemic. The impact of COVID-19 could negatively impact the Company’s operations, suppliers or other vendors, and customer base. The operations for the Company’s services could be negatively impacted by the on-going regional and global impact of COVID-19, including stop-work orders on existing contract work for an unknown period of time. Any quarantines, labor shortages or other disruptions to the Company’s operations, or those of their customers, may adversely impact the Company’s revenues, ability to provide its

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021
services and operating results. In addition, a significant outbreak of epidemic, pandemic or contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, including the geographical area in which the Company operates, resulting in an economic downturn that could affect demand for its services. The Company’s workforce has been designated as Critical Infrastructure in the Defense Industrial Base Sector by the Department of Homeland Security. As such, the Department of Defense has informed the Company that it is expected to maintain normal work schedules and continue providing products and services as required under its contracts while following guidance to limit disease spread from the Centers for Disease Control and Prevention, as well as State and local government officials. Through December 31, 2021, no material changes have occurred in the Company’s operations. The extent to which the coronavirus impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and actions taken to contain the coronavirus or its impact, among others.
20.   Subsequent Events
On March 7, 2022, the Company entered into an agreement and plan of merger with Vectrus, Inc. (“Vectrus”), a facility and logistics services company providing base operations support, supply chain and logistics, IT mission support, engineering and digital integration, security, and maintenance services in 205 locations in 28 countries. Vectrus generated sales of approximately $1.8 billion in 2021. Under the terms of the merger agreement, the Company’s shareholders will own approximately 62% of the combined company and Vectrus shareholders will own approximately 38% of the combined company. The transaction is expected to close in the third quarter of 2022, subject to the satisfaction of customary closing conditions, including receipt of regulatory and Vectrus shareholder approvals.
The Company has evaluated subsequent events through April 13, 2022, the date that the consolidated financial statements were available to be issued, and concluded no events, other than those disclosed in these consolidated financial statements, had occurred that would require recognition or disclosure in these consolidated financial statements and notes.

Vertex Aerospace Services Holding Corp.
Consolidated Financial Statements
For the Years Ended December 31, 2020
and December 31, 2019

Independent Auditor’s Report
Board of Directors
Vertex Aerospace Services Holding Corp.
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Vertex Aerospace Services Holding Corporation and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the consolidated financial statements (collectively, the financial statements).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertex Aerospace Services Holding Corporation and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years ended December 31, 2020 and 2019 in accordance with accounting principles generally accepted in the United States of America.
Birmingham, Alabama
March 31, 2021

Vertex Aerospace Services Holding Corp.
Consolidated Balance Sheets
(in thousands)
	As of December 31, 2020	As of December 31, 2019
ASSETS
Cash	$115,528	$83,730
Accounts receivable, net	18,286	41,662
Unbilled contract receivables, net	75,189	104,591
Inventories, net	42,370	40,015
Prepaids and other current assets	5,185	8,844
Available for sale assets	968	—
Total current assets	257,526	278,842
Property and equipment, net	25,529	55,411
Intangible assets, net	83,014	96,027
Goodwill	240,504	252,575
Deferred tax assets, net	12,550	—
Other long-term assets	1,199	1,426
Total assets	$620,322	$684,281
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$70,047	$77,735
Accrued salaries and benefits	19,734	21,217
Advance payments and billings in excess	14,104	32,454
Other accrued expenses	8,238	10,020
Current portion of long-term debt	3,300	3,300
Current portion of loss contract reserve	17,923	17,766
Dividends payable	100,000	—
Other current liabilities	1,599	6,395
Total current liabilities	234,945	168,887
Long-term debt	311,620	313,741
Long-term portion of loss contract reserve	16,345	30,149
Other long-term liabilities	5,467	2,433
Total liabilities	568,377	515,210
Stockholders’ Equity
Stockholders’ equity (common stock, $.01 par value, 251,332 and	2	2
251,457 shares authorized, respectively; , 226,220 and 226,345 shares issued and outstanding, respectively; 125 shares repurchased and retired) Additional paid in capital	226,218	226,343
Retained earnings	(174,275)	(57,274)
Total stockholders’ equity	51,945	169,071
Total liabilities and stockholders’ equity	620,322	684,281
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Balance Sheets
(in thousands)
	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenues:
Sales	$819,940	$933,622
Cost of sales	726,776	858,323
Gross profit	93,164	75,299
Operating costs and expenses:
Selling, general and administrative expenses	49,530	103,911
Operating income (loss)	43,634	(28,612)
Other expenses:
Loss on spin-off of net assets (Note 4 and 9)	(22,509)	(2,623)
Interest expense, net	(18,693)	(23,028)
Total other expenses	(41,202)	(25,651)
Income (loss) before income taxes	2,432	(54,263)
Income tax benefit (expense)	13,528	609
Net income (loss)	$15,960	$(53,654)
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Changes in Stockholders’ Equity
(in thousands)
	Common Stock		Additional Paid in Capital	Retained Earnings	Total Shareholders’ Equity
	Shares	Value
Beginning balance, December 31, 2018	226,000	$2	$225,998	$(3,620)	$222,380
Contributions by stockholders	345	—	345	—	345
Net loss	—	—	—	(53,654)	(53,654)
Ending balance, December 31, 2019	226,345	$2	$226,343	$(57,274)	$169,071
Shares repurchased and retired	(125)	—	(125)	—	(125)
Dividend declared	—	—	—	(100,000)	(100,000)
Crestview spin-off	—	—	—	(32,961)	(32,961)
Net income	—	—	—	15,960	15,960
Ending balance, December 31, 2020	226,220	$2	$226,218	$(174,275)	$51,945
See notes to consolidated financial statements

Vertex Aerospace Services Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31, 2020	Year Ended December 31, 2019
Cash flows from operating activities:
Net income (loss)	$15,960	$(53,654)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation of property and equipment	10,487	5,427
Amortization of intangibles	13,013	31,826
Goodwill impairment charge	—	60,782
Bad debt expense (recovery)	(4,465)	12,495
Inventory obsolescence reserve	(16,126)	(1,250)
Amortization of software licensing fees	3,843	—
Amortization of deferred financing costs	1,179	1,181
Loss on spin-off of net assets (Note 9)	22,509	2,623
Deferred tax assets, net	(12,550)	—
Loss contract provision	(13,647)	(36,299)
Changes in operating assets and liabilities:
Accounts receivable	23,029	(574)
Unbilled contract receivables, net	5,420	40,904
Inventories	12,748	4,231
Prepaids and other current assets	(234)	(3,221)
Available for sale assets	(968)	—
Other assets	227	—
Accounts payable	(3,084)	3,351
Accrued salaries and benefits	236	(10,121)
Advance payments and billings in excess	(17,190)	12,678
Accrued transition services costs	—	(18,882)
Other accrued expenses	(1,232)	(3,140)
Contract rate reserve	—	(722)
Other liabilities	(1,382)	(653)
Net cash provided by operating activities	37,773	46,982
Cash flows from investing activities:
Purchase of property and equipment	(2,550)	(16,885)
Proceeds on disposition of property and equipment	—	848
Receivable from seller	—	19,847
Net cash (used in) provided by investing activities	(2,550)	3,810
Cash flows from financing activities:
Principal payments on long term debt	(3,300)	(5,961)
Stock (repurchased from) purchased by stockholders	(125)	345
Net cash used in financing activities	(3,425)	(5,616)
Net increase in cash	31,798	45,176
Cash, beginning of period	83,730	38,554
Cash, end of period	$115,528	$83,730
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$17,382	$23,224
Income taxes	746	1,725
Supplemental schedule of noncash activity related to purchase of business:
Goodwill measurement period adjustment for loss contract reserve	$—	$80,276
Supplemental schedule of non-cash investing and financing activities:
Dividend declared and unpaid	$100,000	—
Spin-off of net assets	32,961	—
See notes to consolidated financial statements

VERTEX AEROSPACE SERVICES HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
1.
Description of the Business

Vertex Aerospace Services Holding Corp. (“Holding”) was incorporated in 2018 under the laws of Delaware by an affiliate of American Industrial Partners Capital Fund VI, L.P. (“AIP”) to facilitate the acquisition of 100% of the voting interest of the business of Vertex Aerospace, Crestview Aerospace, TCS Aerospace and various other assets from L-3 Communications Integrated Systems L.P. and L-3 Technologies, Inc. (collectively referred to herein as “L3”). The acquisition was completed on June 29, 2018.
Holding and its consolidated subsidiaries (collectively referred to herein as the “Company”) provide aviation and aerospace technical services, managing and servicing fixed- and rotary-wing aircraft primarily for government customers by providing logistics support, maintenance, repair, overhaul services and supply chain management. The Company also provides aircraft modification, aero structures fabrication and assembly to customers including the U.S. Government (primarily the Department of Defense, or “DoD”) and commercial and original equipment manufacturers by providing parts, facilities, technology and experience for the manufacture and modification of aircrafts. In addition, the Company designs, develops, integrates, tests, modifies and provides documentation for every aspect of aircraft and avionics hardware and software systems to address critical needs of the U.S. military’s conventional and Special Operations forces.
On December 31, 2020, the Company distributed substantially all of the assets and liabilities of its Crestview Aerospace business to the Company’s shareholders in a spin-off transaction. See Note 4 for additional information.
2.
Summary of Significant Accounting Policies

Accounting Periods:   The Company has adopted the calendar year as its accounting period.
Principles of Consolidation:   The Company’s financial statements include the accounts of Holding and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
The Company’s wholly owned subsidiaries are listed below. Unless otherwise noted, all are 100% owned and incorporated in Delaware.
Vertex Aerospace Services Corp
Vertex Aerospace LLC
Crestview Aerospace LLC (see Note 4 for additional information)
Vertex Aircraft Integration and Sustainment LLC (formerly TCS Aerospace LLC)
Army Sustainment LLC
Flight International Aviation LLC
Vector International Aviation LLC
Vertex Global Aerospace Service LLC (100% control; incorporated in United Arab Emirates)
Use of Estimates:   The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of sales and cost of sales during the reporting period. The most significant of these estimates and assumptions relate to sales, profit and loss recognition for performance obligations satisfied over time, fair values of assets acquired and liabilities assumed in business combinations, market values for inventories reported at lower of cost or net realizable value, income taxes, including the valuations of deferred tax assets, useful lives and valuation of recorded amounts of long-lived assets, identifiable intangible assets and goodwill. Changes in estimates are reflected in the periods during which they become known. Actual amounts may differ from these estimates and could differ materially.

Cash and Cash Equivalents:   The Company considers all highly liquid investments with an original maturity date of less than three months when purchased to be cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any significant losses in such accounts and believes it is not exposed to any significant risks on cash. At December 31, 2020 and December 31, 2019, the Company had no cash equivalents.
Revenue Recognition:   The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as Accounting Standards Codification (“ASC”) 606), for revenue recognition purposes.
The majority of the Company’s consolidated net sales are generated from long-term contracts with customers that require it to maintain, repair or overhaul aircraft. These contracts are primarily with agencies of, and prime system contractors to, the U.S. Government and foreign governments and are generally priced on a fixed-price, cost-plus or time-and-material type basis. Substantially all of the Company’s cost-plus and time-and-material type contracts are with the Department of Defense (“DoD”). Certain of the Company’s contracts with the U.S. Government are multi-year contracts incrementally funded by the customer. The transaction price for these incrementally funded contracts includes contract value amounts not yet funded by the U.S. Government when the Company has a firm order for the goods or services and it is probable that the customer will fund such amounts. In assessing probability, the Company considers, among other factors, the period of time before contract funding is expected, communication from the customer that indicates funding will be obtained and the Company’s history of receiving funding under the current contract or previous similar contracts. The Company also generates sales, to a lesser extent, from contracts with commercial and government customers for standard product and service offerings, which are priced on a firm fixed basis. See Note 16 for additional information regarding the composition of the Company’s net sales.
The Company records sales for a contract when it has the approval and commitment of all parties, the contract identifies the rights of the parties and payment terms, the contract has commercial substance and collectability of the consideration is probable.
To determine the proper revenue recognition method, the Company first evaluates each of its contractual arrangements to identify its performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. Some of the Company’s contracts have a single performance obligation because the promise to transfer the individual good or service is not separately identifiable from other promises within the contract and is, therefore, not distinct. The majority of the Company’s contracts have multiple performance obligations, primarily (i) related to the provision of multiple goods or services that have alternative use to the Company or that are not substantially the same or (ii) due to the contract covering multiple phases of the product lifecycle (development and engineering, production, maintenance and support). For contracts with more than one performance obligation, the Company allocates the total transaction price in an amount based on the estimated relative standalone selling prices underlying each performance obligation. In cases where a contract requires a customized good or service, the primary method used to estimate standalone selling price is the expected cost plus a margin approach. In cases where the Company sells a standard product or service offering, the stand-alone selling price is based on an observable standalone selling price
The majority of the Company’s sales are from performance obligations satisfied over time. Sales are recognized over time when control is continuously transferred to the customer during the contract. For U.S. Government contracts, the continuous transfer of control to the customer is supported by contract clauses that provide for (i) progress or performance-based payments or (ii) the unilateral right of the customer to terminate the contract for its convenience, in which case the Company has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to the Company. Foreign government and certain commercial contracts contain similar termination for convenience clauses, or the Company has a legally enforceable right to receive payment for costs incurred and a reasonable profit for products or services that do not have alternative use to the Company. Sales on fixed price and cost-plus type contracts that include performance obligations satisfied over time are generally recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by (i) the transaction price, less (ii) the cumulative sales recognized in prior periods (cost-to-cost input method).

Accounting for the sales and profits on performance obligations for which progress is measured using the cost-to-cost input method involves the preparation of estimates of: (1) transaction price and (2) total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract’s statement of work. Incurred costs include labor, material, overhead and, for the Company’s U.S. Government contractor businesses, allowable general and administrative (G&A) expenses. Incurred costs represent work performed, which corresponds with and thereby represents the transfer of control to the customer. The estimated profit or loss at completion on a contract is equal to the difference between the transaction price and the total estimated cost at completion. In the case of a contract for which the total estimated costs exceed the total transaction price, a loss arises, and a provision for the entire loss is recorded in the period that the loss becomes evident. The unrecoverable costs on a loss contract that are expected to be incurred in future periods are presented on the consolidated balance sheet as a component of liabilities entitled either “Short-term Portion of Loss Contract Reserve” or “Long-term Portion of Loss Contract Reserve” See Note 3 for additional information.
The Company’s contracts give rise to variable consideration, including award and incentive fees, as well as amounts incrementally funded by the U.S. Government, or other provisions that can either increase or decrease the transaction price. Award fees provide for a fee based on actual performance relative to contractually specified performance criteria. Incentive fees provide for a fee based on the relationship between total allowable costs and target costs. Variable consideration may require the Company to exercise significant judgment to determine the total transaction price of the contract. The Company includes variable consideration in the transaction price when there is a basis to reasonably estimate the variable amount it will be entitled to receive and it is probable that a significant reversal in revenue recognized will not be required when the uncertainty is resolved. These estimates are based on historical experience, current and forecasted performance and the Company’s judgment at the time of the evaluation.
Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for submitted contract modifications or claims when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated and its realization is reasonably assured. Amounts representing modifications accounted for as part of the existing contract are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis.
The Company’s fixed-price type contracts with the U.S. Government are typically billed based on monthly firm fixed prices. Since cost is often incurred beyond the period of performance of the contract, billings often exceed costs, which are presented as current liabilities on the consolidated balance sheet. For certain fixed-price contracts with foreign governments and commercial customers, the Company receives advance payments. Advanced payments are not considered a significant financing component because they are a negotiated contract term to ensure the customer meets its fmancial obligation, particularly when there are significant upfront working capital requirements. These two liabilities are combined on the consolidated balance sheet in the line item entitled “advance payments and billings in excess.” Contract assets often arise from cost-plus type contracts, time-and-material type contracts and fixed-price services type contracts for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers. The Company records an asset for these revenues as current assets on the consolidated balance sheet in the line item entitled “unbilled contract receivables, net.”
Revisions or adjustments to estimates of the transaction price, estimated costs at completion and estimated profit or loss of a performance obligation may be required as work progresses under a contract, as experience is gained, as facts and circumstances change and as new information is obtained, even though the scope of work required under the contract may not change. Revisions or adjustments may also be required if contract modifications occur. The impact of revisions in profit or loss estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made. The revisions in contract estimates, if significant, can materially affect the Company’s results of operations and cash flows, as well as reduce the valuations of contract assets, and in some cases result in liabilities to complete contracts in a loss position.
Sales from performance obligations satisfied at a point in time are typically for standard goods and are recognized when the customer obtains control, which is generally upon delivery and acceptance. The

Company also records sales for performance obligations relating to standard services (i.e., maintenance and extended warranties covering standard goods sold by the Company) over time by using output measures of time elapsed to measure progress toward satisfying the performance obligation.
Sales on time-and-material type contracts are generally recognized each period based on the amount billable to the customer, which is based on direct labor hours expended multiplied by the contractual fixed rate per hour, plus the actual costs of materials and other direct non-labor costs.
Contract Assets and Contract Liabilities:   Contract assets include unbilled contract receivables related to long-term contracts for which sales and profits are recognized primarily using cost-to-cost input method of accounting and are classified as current. Unbilled contract receivables are reduced by amounts of unliquidated progress or performance-based payments. Under the terms of certain revenue arrangements (contracts) with the U.S. Government, the Company is entitled to receive progress payments as costs are incurred or performance-based payments upon the achievement of predetermined performance milestones. Unliquidated progress or performance-based payments arise from fixed-price type contracts with the U.S. Government that contain progress or performance-based payment clauses, and represent payments on invoices that have been collected in cash, but have not yet been liquidated. Progress payment invoices are billed to the customer as contract costs are incurred at an amount generally equal to 80% of incurred costs. Performance based payments are billed to the customer upon the achievement of predetermined performance milestones at amounts not to exceed 90% of contract price. Unliquidated progress or performance-based payments are liquidated as deliveries or other contract performance milestones are completed, at an amount equal to a percentage of the contract sales price for the items delivered or work performed, based on a contractual liquidation rate. Contract liabilities include advance payments, billings in excess of the revenue recognized and amounts received in excess of sales recognized on contracts (deferred revenue). Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. Advance payments and billings in excess of revenue recognized are both classified as current, and deferred revenue as current or noncurrent based on the timing of expected revenue recognition. As of December 31, 2020, and December 31, 2019, all deferred revenue is classified as current.
Property and Equipment:   Property and equipment are stated at cost minus accumulated depreciation. Depreciation is computed by applying the straight-line method to the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Expenditures for maintenance, repairs and minor improvements are charged to expense as incurred. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s consolidated balance sheet and the net gain or loss is included in the determination of net income.
Goodwill:   The Company records goodwill in connection with the acquisition of businesses when the purchase price exceeds the fair values of the assets acquired and liabilities assumed. The carrying value of goodwill is not amortized, but is tested for impairment annually and is reviewed for impairment on an interim basis whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. The Company has adopted Financial Accounting Standards Board (FASB) ASU 2017-04, Simplifying the Test for Goodwill Impairment. Under ASU 2017-04, the Company will determine the amount of goodwill impairment by comparing the Step 1 fair value of a reporting unit with its carrying amount. To the extent the carrying value of a reporting unit exceeds its Step 1 fair value, a goodwill impairment charge is recorded. Based on the results of these tests, the Company recorded a goodwill impairment charge of $60.8 million in Cost of Sales for the period ended December 31, 2019.
On December 31, 2020, substantially all of the assets and liabilities of the Crestview business were spun-off to the Company’s shareholders. Per ASC 350, Intangibles — Goodwill and Other, when an entity spins-off a reporting unit or component of a reporting unit that constitutes a business, goodwill of the reporting unit should be assigned to the business being spun-off. Accordingly, the Company allocated $12.1 million of goodwill to the portion of the Crestview business to be spun-off. In accordance with ASC 845, Nonmonetary Transactions, a pro-rata nonreciprocal transfer of nonmonetary assets to owners in a spin-off is recognized at the carrying amount, after reduction for any indicated impairment, of the nonmonetary assets transferred if the nonmonetary assets being distributed meet the definition of a business. After testing for impairment, the allocated goodwill was determined to be impaired. Accordingly, the Company recorded a Loss on Disposal which included the entire $12.1 million for the period ended December 31, 2020. See Note 4 and Note 8 for additional information on the December 31, 2020 allocation of goodwill.
Long-Lived Assets Other Than Goodwill:   The Company reviews its long-lived assets, including software development costs, amortizable customer contract relationships and indefinite-lived tradenames for impairment annually, or whenever events or circumstances indicate that the carrying amount(s) of an asset may not be recoverable. When such events or changes in circumstances occur, a recoverability test is performed comparing projected undiscounted cash flows from the use and eventual disposition of an asset or asset group to its carrying amount. If the projected undiscounted cash flows are less than the carrying amount, an impairment is recorded to the extent the carrying amount exceeds fair value. The Company reviews indefinite-lived trade names at least annually by comparing fair value to carrying value of the intangible asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Estimates critical to the Company’s evaluation of indefinite-lived trade names for impairment include the discount rate, royalty rates used in its evaluation of trade names, projected average revenue growth and projected long-term growth rates in the determination of terminal values. Based on the results of these tests, the Company did not record an impairment charge to other long-lived intangible assets for the period ended December 31, 2020 and December 31, 2019. See Note 8 for additional information.
Deferred Debt Issuance Costs:   Costs to issue debt are capitalized and deferred when incurred, and subsequently amortized to interest expense over the term of the related debt using the effective interest rate method. Deferred debt issuance costs, other than for revolving line-of-credit arrangements, are presented in the Company’s consolidated balance sheet as a direct deduction from the carrying amount of the associated debt liability. Deferred debt issuance costs for revolving line-of-credit arrangements are included in the Company’s consolidated balance sheet in other assets. The deferred financing costs for the revolving line-of-credit were $1.2 million for the period ended December 31, 2020, and $1.4 million for the period ended December 31, 2019.
Contingencies and Commitments:   In accordance with ASC 450, Contingencies (Topic 450): Disclosure of Certain Loss Contingencies, the Company records a loss contingency when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews its loss contingencies on an ongoing basis to ensure that it has appropriate reserves recorded in its consolidated balance sheets. These reserves are based on historical experience with claims incurred but not received, estimates and judgments made by management and applicable insurance coverage for litigation matters, and, as such, adjusted as circumstances warrant. Legal costs incurred in connection with loss contingencies are expensed as incurred. See Note 15 for additional information.
Accounts Receivable and Unbilled Contract Receivables:   Accounts receivable, net and unbilled contract receivables, net are generated from prime and subcontracting arrangements primarily with U.S. governmental agencies. Billed amounts represent invoices that have been prepared and sent to the customer. Unbilled amounts primarily represent costs and fees incurred in excess of billings and rate variances on cost-plus contracts as well as retainage amounts. In accordance with industry practice, contract receivables relating to long-term contracts are classified as current, even though portions of these amounts may not be realized within one year. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivable; however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. governmental agencies when received. The provision for doubtful accounts is based on management’s evaluation of the status of existing accounts receivable. Receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The reserve for doubtful accounts was $8.1 million and $12.6 million as of December 31, 2020 and December 31, 2019, respectively.
Income Taxes:   The Company is a taxable entity for federal income tax purposes and files a consolidated U.S. federal income tax return. The Company uses the liability method of accounting for income taxes. Deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates expected to be in effect when such differences reverse. The effect of changes in tax laws or rates is accounted for in the period of enactment. Valuation allowances for deferred tax assets are provided when it is more likely than not that some portion or all of the assets will not be realized considering, when appropriate, tax planning strategies.
Income tax accounting standards prescribe (1) a minimum recognition threshold that an income tax benefit arising from an uncertain income tax position taken, or expected to be taken, on an income tax return is required to meet before being recognized in the financial statements and (2) the measurement of the income tax benefits recognized from such positions. The Company’s account policy is to classify uncertain income tax positions that are not expected to be resolved within one year as non-current income tax liabilities and to classify potential interest and penalties on uncertain tax positions as elements of the provision for income taxes on its financial statements.
Classification of Costs:   In 2020, the Company changed the classification of certain costs from Selling, General and Administrative expense to Cost of Sales. The classification change was reviewed and approved by cognizant government contract and audit agencies and deemed compliant with applicable government contracting Cost Accounting Standards. If this change had been made in the December 31, 2019 Consolidated Statement of Operations, Cost of Sales would have increased by $34.8 million and the Selling, General & Administrative expenses would have been reduced by that same amount.
Reclassifications:   Certain reclassifications have been made to prior year balances in order for these balances to be comparable to the current year presentation. These reclassifications had no impact on previously reported financial position and results of operations.
New Accounting Standards Issued and Not Yet Implemented:   In February 2016, the FASB issued ASU 2016-02, Leases, which updates the existing guidance on accounting for leases and requires new qualitative and quantitative disclosures about the Company’s leasing activities. The new standard requires the Company to recognize lease assets and lease liabilities on the consolidated balance sheet for all leases under which the Company is the lessee, including those classified as operating leases under previous accounting guidance. The Company will measure leases commencing after the adoption date based on the present value of the lease payments due over the lease term (as defined in ASU 2016-02). The Company will measure and recognize its existing leases on the date of adoption based on the present value of the remaining minimum lease payments, as defined in existing guidance on accounting for leases. The new standard, as amended, will be effective for the Company for interim and annual reporting periods beginning after December 15, 2021, with early adoption permitted. The Company will elect to use a modified retrospective approach for leases that exist or were entered into after the beginning of January 1, 2021, the earliest comparative period in the financial statements, with certain practical expedients available, and will recognize a cumulative-effect adjustment to the opening balance of retained earnings at January 1, 2021. The Company is still evaluating and has not yet determined the impact of adoption to the Company’s assets and liabilities for right-of-use assets and lease liabilities, but does not expect ASU 2016-02 to have an impact on its results of operations or cash flows. The Company does not expect the cumulative effect adjustment to the opening balance of retained earnings at January 1, 2021 to be material. See Note 15 for additional information about the Company’s leases, including the future minimum lease payments of the Company’s operating leases at December 31, 2020.
In December 2019, the FASB issued ASC 2019-12, Income Taxes (Topic 740), guidance to simplify accounting for income taxes by removing specific technical exceptions that often produce information investors have a hard time understanding. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect these amendments to have a material effect on its financial statements.
Other accounting standard updates, effective for periods beginning after December 31, 2020, are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.
New Accounting Standards Implemented:   In October 2018, the FASB issued Accounting Standards Update 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (ASU 2018-17), which effectively expands the private company alternative for common control leasing arrangements to all private company common control arrangements as long as both the parent and legal entity being evaluated for consolidation are not public business entities. If elected, a company must apply the accounting alternative to all current and future legal entities under common control that meet the criteria for applying this alternative. Additionally, under the accounting alternative, a private company is required to provide detailed disclosures about its involvement with and exposure to the legal entity under common control. ASU 2018-17 also amends certain variable interest entity (VIE) guidance for related party arrangements. Specifically, indirect interests held through related parties in common control arrangements should be considered on a proportional basis (as opposed to direct interest in its entirety) for determining whether fees paid to decision makers and service providers are variable interests. ASU 201817 is effective for the Company beginning on January 1, 2021, with early adoption permitted. The Company has elected to early adopt this accounting pronouncement for legal entities under common control (see Note 4 and Note 17 for additional information.
3.
Purchase Accounting

The Company’s acquisition was accounted for in accordance with the provisions of ASC 805, Business Combinations, whereby the implied fair value of the consideration paid and liabilities assumed from L-3 has been allocated to the Company’s assets and liabilities at fair value. The allocation of the implied fair value was recorded for accounting purposes as of June 29, 2018, using inputs that are classified as Level 1, Level 2 or Level 3. Acquisition-related expenses were recognized separately from the business combination and expensed as incurred unless otherwise prescribed under U.S. GAAP.
Measurement Period Adjustments and Final Purchase Price Allocation:
In June 2019, the Company updated provisional amounts recorded in the Initial Purchase Price Allocation to increase loss contract reserves under the guidance of ASC 606, Revenue Recognition. The Company determined that the resulting changes to the Initial Purchase Price Allocation are Measurement Period Adjustments (“MPAs)” in accordance with ASC 805-10-25-15. Under ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments, MPAs are recorded in the period in which the underlying facts become known, but are measured as of the acquisition date. Accordingly, the Company recorded an increase in its Loss Contract Reserve liability of $80.3 million and an increase in Goodwill of the same amount. See Note 4 and Note 8 for additional information on Goodwill.
4.
Divestiture

Crestview Aerospace Spin-Off:   On December 31, 2020, the Company completed the spin-off of substantially all of the assets and liabilities of the Crestview business to the Company’s shareholders. The spin-off was distributed on a pro-rata basis as a dividend to the Company’s shareholders of record as of December 30, 2020.
The Company spun-off net assets with a carrying amount of $55.4 million with a fair value of $33.0 million, which resulted in recording a loss on disposal of $22.4 million. The spin-off was distributed at the net asset carrying amount of $33.0 million for the period ended December 31, 2020, the effective date of the spin-off. The spun-off net assets were removed through Retained Earnings from the Company’s Consolidated Balance Sheet. The results of operations and cash flows are included in the Consolidated Statement of Operations and Consolidated Statement of Cash Flows through the effective date of the spin-off. The income before taxes associated with the spin-off entity was a $0.3 million loss for the period ended December 31, 2020. See Note 2 and Note 8 for additional information on the allocation of goodwill and subsequent impairment as a loss on disposal.
The following Net Assets were distributed in the spin-off transaction:
Total assets	$63,861
Total liabilities	8,412
Total equity	$55,449
Transition Services Agreement:   In connection with the spin-off, the Company and Crestview Aerospace LLC entered into a Transition Services Agreement, primarily involving the Company providing certain services to Crestview Aerospace LLC related to information technology, human resources benefits and accounting services. The agreement is for a period of one year beginning January 2021 and renewable annually thereafter. There were no services provided or amounts due as of December 31, 2020. See Note 17 for additional information.
5.
Accounting for Contracts

The components of contracts in process are presented in the table below. The unbilled contract receivables, inventoried contract costs and unliquidated progress payments principally relate to contracts with the U.S. Government and prime contractors or subcontractors of the U.S. Government.
	Period Ended December 31,
($ in thousands)	2020	2019
Unbilled contract receivables, gross	$75,189	$106,212
Unliquidated progress payments	0	(1,621)
Unbilled contract receivables, net	75,189	104,591
Inventoried contract costs	692	1,304
Total contracts in progress	$75,881	$105,895
Unbilled Contract Receivables.   Unbilled contract receivables represent accumulated incurred costs and earned profits on contracts (revenue arrangements), which have been recorded as sales, but have not yet been billed to customers. Unbilled contract receivables arise from the cost-to-cost input method of revenue recognition that is used to record sales on certain fixed-price contracts. Unbilled contract receivables from fixed-price type contracts are converted to billed receivables when amounts are invoiced to customers according to contractual billing terms, which generally occur when deliveries or other performance milestones are completed. Unbilled contract receivables also arise from cost-plus type contracts, time-and-material type contracts and fixed-price service type contracts for revenue amounts that have not been billed by the end of the accounting period due to the timing of preparation of invoices to customers.
Unliquidated Progress Payments:   Unliquidated progress payments are a contra asset account, and are classified against unbilled contract receivables if revenue for the underlying contract is recorded using the cost-to-cost input method, and against inventoried contract costs if revenue is recorded using the units-of-delivery method.
Inventoried Contract Costs:   In accordance with contract accounting standards, the Company’s U.S. Government contractor businesses account for the portion of their general and administrative (“G&A”), independent research and development (“IRAD”) and bids and proposals (“B&P”) costs that are allowable and reimbursable indirect contract costs under U.S. Government procurement regulations on their U.S. Government contracts (revenue arrangements) as inventoried contract costs. G&A, IRAD and B&P costs are allocated to contracts for which the U.S. Government is the end customer and are charged to costs of sales when sales on the related contracts are recognized. The Company’s U.S. Government contractor businesses record the unallowable portion of their G&A, IRAD and B&P costs to expense as incurred and do not include them in inventoried contract costs.
6.
Inventories

Inventories at Lower of Cost or Net Realizable Value:   The table below presents the components of inventories at the lower of cost (first-in, first-out or average cost) or net realizable value. In accordance with ASC 606, all work in process relating to goods that customers do not currently control are classified within inventories on the Company’s consolidated balance sheets at December 31, 2020 and December 31, 2019. The Company establishes provisions for excess and obsolete inventories after evaluation of historical sales, current economic trends, forecasted sales, product lifecycles, and current inventory levels.

	Period ended December 31,
($ in thousands)	2020	2019
Raw materials, components and sub-assemblies	$46,951	$60,924
Excess and obsolete reserve	(4,581)	(20,909)
Total inventories, net	$42,370	$40,015
Inventory Sale:   In 2020 the Company completed the bulk sale of consignment inventory to third-party, held off-site at the buyer’s location. The sale resulted in proceeds of $0.8 million. The bulk sold was fully reserved, resulting in a significant reduction to the Excess and Obsolete reserve balance for the period ended December 31, 2020.
Government-owned Inventories:   The Company has four programs where inventory purchases are billed directly to the customer and where the Company is obligated under the contract to maintain and track quantities of the government-owned inventory. These inventories are issued to the contract as required and billed to the Customer when the inventory is replenished. The Customers provide the Company with an initial inventory balance when the contract was awarded. The Company is obligated by contractual inventory schedules to return that inventory back to the Customer at the conclusion of the contract. The contractual inventory liability changes over the life of the contract based on inventory levels, contract schedule modifications caused by aircraft retirements, parts obsolescence, part substitution and changes to the aircraft life cycle repairs.
The Company actively tracks the Government’s inventory on hand versus the contractual inventory schedules for each program. Contract liabilities are not recorded due to the occurrence of significant changes to the contract schedules over the life of the program. A contract liability is not recognized until there is a final negotiated inventory listing with the customer or at the time the inventory requirement is fixed and determinable. This typically occurs at or very near to the end of a contract. A liability, if any, would be recognized at that time if the on-hand inventory value was below the required contractual inventory schedule.
7.
Property and Equipment

The table below presents the components of property, plant and equipment:
($ in thousands)	Useful Lives (Years)	Period ended December 31,
		2020	2019
Land	Indefinite	$384	$1,252
Buildings and improvements	4 – 13	7,956	22,800
Machinery, equipment, furniture and fixtures	2 – 9	28,996	42,278
Leasehold improvements	2 – 6	—	—
Gross property and equipment	—	$37,336	$66,330
Accumulated depreciation and amortization	—	(11,807)	(10,919)
Property and equipment, net	—	$25,529	$55,411
Available for Sale Assets:   In accordance with ASC 205, Presentation of Financial Statements, long-lived assets to be sold are classified as Available for Sale when management approves their sale, a program is initiated to actively sell the asset in its present condition, at a reasonable price in relation to its fair value, and the sale of the asset is probable. In November 2020, the Company classified as Available for Sale the land and buildings associated with a specific facility in Warner Robbins, GA. Assets available for sale are classified as current assets on the Company’s Balance Sheet and recorded at the lower of carrying amount or fair value less costs to sell, and are no longer depreciated.
	Period ended December 31,
($ in thousands)	2020	2019
Available for Sale	$968	$—

8.
Goodwill and Identified Intangible Assets

The table below summarizes the Company’s goodwill carrying value for the years ended December 31, 2020 and December 31, 2019.
	Period ended December 31,
($ in thousands)	2020	2019
Beginning of period	$252,575	$233,081
Measurement Period Adjustment (see Note 3)	—	80,276
Impairment (see Note 2)	—	(60,782)
Goodwill Allocated to Spin-off	(12,071)
End of period	$240,504	$252,575
Identifiable intangible assets consist of the following:
	2020			2019
($ in thousands)	Gross Carrying Amount	Accum. Amort.	Total	Gross Carrying Amount	Accum. Amort.	Total
Finite Lived:
Customer Contract Relationships	$68,500	$(55,486)	$13,014	$68,500	$(42,473)	$26,027
Indefinite-Lived
Trademark	70,000	—	70,000	70,000	—	70,000
Ending Balance	$138,500	$(55,486)	$83,014	$138,500	$(42,473)	$96,027
Amortization expense for acquired finite lived intangible assets of $13.0 million and $31.8 million is included in selling, general and administrative expense for the periods ended December 31, 2020 and December 31, 2019, respectively.
The remaining Customer Contract Relationship asset is expected to be fully amortized in 2021. No residual value is assumed to exist for any of the Company’s amortizable intangible assets.
9.
Loss on Spin-off of Net Assets

On December 31, 2020, the Company recognized a loss on disposal of $22.4 million associated with the spin-off of substantially all of the assets and liabilities of the Crestview business. A review of the disposal group’s carrying value, per ASC 845, determined the disposal group’s carrying value exceeded its fair value. Accordingly, goodwill of $12.1 million and net assets of $10.4 million were written down to fair value.
10.
Debt

The components of debt and a reconciliation to the carrying amount of long-term debt are presented below:
	Period ended December 31,
($ in thousands)	2020	2019
Outstanding borrowings under ABL Credit Facility	$—	$—
Term Loan agreement due 2025	321,750	325,050
Principal amount of long-term debt	321,750	325,050
Deferred debt costs	(6,830)	(8,009)
Carrying amount of long-term debt	314,920	317,041
Less current maturities	(3,300)	(3,300)
Total long-term debt, less current maturities	$311,620	$313,741

ABL Credit Facility:   On June 29, 2018, the Company entered into a $75 million, five-year secured ABL revolving credit agreement (“the ABL Credit Facility”). Any outstanding obligations under the ABL Credit Facility are due and payable on June 29, 2023.
Borrowings under the ABL Credit Facility may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the ABL Credit Facility) and the “base rate” (as defined in the ABL Credit Facility) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the applicable rate plus the “Eurodollar rate” (as defined in the ABL Credit Facility). The applicable rate for base rate loans under the ABL Credit Facility ranges from 0.75% to 1.25% per annum, and the applicable rate for Eurodollar loans ranges 1.75% to 2.25% per annum, in each case based on the average daily excess availability (as defined in the ABL Credit Facility).
The ABL Credit Facility includes a letter of credit sub-facility of $15 million and a swingline sub-facility of $10 million. The letter of credit and swingline sub-facilities are part of, and not in addition to the ABL Credit Facility. Swingline loans bear interest at a rate equal to base rate loans.
The Company had outstanding letters of credit to various entities, primarily for insurance matters, of $6.4 million and $7.4 million as of December 31, 2020 and December 31, 2019, respectively. The ABL Credit Facility provides for payment of a letter of credit fee equal to the applicable rate for Eurodollar loans, as well as a fronting fee of 0.125% per annum.
Availability under the ABL Credit Facility is calculated monthly based on the balances of billed accounts receivable, unbilled accounts receivable and inventory of the Company with each amount reduced by defmed ineligible balances and subject to varying advance rates. The calculated amount is reduced by the outstanding amount of letters of credit and certain other availability reserves as defmed in the ABL Credit Facility.
The Company had borrowing availability of $46.3 million under the ABL Credit Facility as of December 31, 2020. The ABL Credit Facility provides for the payment of a commitment fee ranging from 0.25% to 0.375% per annum on the daily unused portion of the ABL Credit Facility.
Term Loan Agreement:   On June 29, 2018, the Company entered into a $330 million, seven-year secured Term Loan agreement (the “Term Loan”).
Borrowings under the Term Loan may consist of (1) base rate loans, which shall bear interest at a rate equal to the sum of the applicable rate (as defined in the Term Loan) and the “base rate” (as defined in the Term Loan) and/or (2) Eurodollar loans, which shall bear interest at a rate equal to the sum of the applicable rate plus the “Eurodollar rate” (as defined in the Term Loan). The applicable rate for base rate loans under the Term Loan ranges from 3.5% to 3.75% per annum, and the applicable rate for Eurodollar loans ranges 4.5% to 4.75% per annum, in each case based on the consolidated secured net leverage ratio (as defined in the Term Loan).
In March 2021, the Company amended the Term Loan Agreement to extend the maturity date to June 2027, modify the repayment schedule, and to lower the interest rates. The applicable rates were decreased to 3.00% and 4.00% for base rate and Eurodollar loans respectively. See Note 20.
The Term Loan provides for scheduled principal payments of $0.8 million as of the end of each calendar quarter. For the period ended December 31, 2020 and December 31, 2019, the Company made scheduled principal payments of $3.3 million and $3.3 million, respectively. The Company is permitted to make voluntary prepayments without premium or penalty. In addition, the Company is required to make mandatory prepayments (subject to certain carve-outs and baskets) using net proceeds upon sale of certain assets, net proceeds of certain issuances of debt, and an agreed-upon percentage of the Company’s excess cash flow as determined annually at the end of each fiscal year (beginning with the year ending December 31, 2019). For the period ended December 31, 2020 and December 31, 2019, the Company did not make any voluntary or mandatory prepayments.

Future scheduled principal payments on the Term Loan as of December 31, 2020 are as follows:
($ in thousands)	Term Loan
2021	3,300
2022	3,300
2023	3,300
2024	3,300
2025	3,300
Thereafter	305,250
Total	$321,750
Security:   The ABL Credit Facility and Term Loan are secured by substantially all the assets of the Company including (a) a pledge of (i) all of the capital stock of the Company and (ii) all the equity interests held by the Company of each subsidiary (subject to certain exceptions) and (b) security interests in, and mortgages on, substantially all tangible and intangible assets of the Company. The administrative agents under the ABL Credit Facility and Term Loan have entered into an intercreditor agreement which outlines the relative priority of the liens established under each agreement, as well as certain other rights, priorities and interests.
Covenants:   The ABL Credit Facility and Term Loan contain restrictive covenants which limit, subject to certain exceptions, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness; create liens; make investments or loans; consolidate, merge or consolidate or dispose of assets; enter into certain transactions with affiliates; pay dividends and repurchase stock. At December 31, 2020, the Company was in compliance with its restrictive covenants.
During periods when excess availability under the ABL Credit Facility is less than the greater of 10% of the total facility amount or $7.5 million, a financial covenant is triggered which requires the Company to maintain a minimum Fixed Charge Coverage Ratio. The financial covenant was not applicable at any time during the period ended December 31, 2020 and December 31, 2019.
Promissory Note:   The Company had an unsecured promissory note payable to the landlord of the Company’s headquarters location. The original principal amount of the note was $4.0 million with an interest rate of 8.5% and required monthly payments of $49 thousand (including interest) over a ten-year term ending in 2024. Proceeds from the note were used to purchase leasehold improvements at the Company’s headquarters location. On April 1, 2019, the Company repaid the entire outstanding principal amount of the promissory note of $2.7 million.
11.
Income Taxes

The provision for income taxes is summarized in the table below:
	Period ended December 31,
($ in thousands)	2020	2019
Domestic	$(13,457)	$(1,262)
Foreign	(71)	653
Total provision for income taxes	$(13,528)	$(609)

The components of the Company’s current and deferred portions of the provision for income taxes are presented in the table below:
	Period ended December 31,
($ in thousands)	2020	2019
Current income tax provision:
Federal	$(216)	$216
State and local	384	(175)
Foreign	(71)	653
Sub-total	97	694
Deferred income tax provision:
Federal	(11,723)	(1,061)
State and local	(1,902)	(242)
Foreign	—	—
Sub-total	(13,625)	(1,303)
Total provision for income taxes	$(13,528)	$(609)
The tax effect of temporary differences that gave rise to deferred tax assets and liabilities are summarized in the table below:
	Period ended December 31,
($ in thousands)	2020	2019
Deferred tax assets:
Inventory reserve	$503	$1,579
Compensation and benefits	3,439	1,416
Interest expense carryforwards	0	2,033
Loss carryforwards	3,168	3,826
Intangible assets other than goodwill	8,911	8,245
Other accrued expenses and reserves	10,608	14,269
Deferred tax assets	26,629	31,368
Less valuation allowance	0	(18,425)
Deferred tax assets, net of valuation allowance	26,629	12,943
Deferred tax liabilities:
Goodwill	(9,113)	(5,536)
Property and equipment	(4,966)	(8,482)
Deferred tax liabilities	(14,079)	(14,018)
Total net deferred tax asset/(liability)	$12,550	$(1,075)
In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on evidence available at the time, the Company did not believe it more likely than not that it would realize the benefits of certain deductible differences for federal and state income tax purposes as of December 31, 2019 and therefore, as a result, recorded a valuation allowance of $18,425. However, current projections of income before income taxes are sufficient for the Company to believe that it is now more likely than not that it will realize the benefits of those certain deductible differences, and therefore, did not record a valuation allowance as of December 31, 2020.
Net operating loss (“NOL”) carryforwards for federal and state income tax purposes as of December 31, 2020 and 2019 are summarized in the table below:
	Period ended December 31,
	2020		2019
($ in thousands)	Federal	State	Federal	State
NOL carryforwards, beginning of period	$26,281	$2,698	$22,214	$2,305
NOLs generated	—	—	4,067	393
NOLs absorbed	(11,567)	(1,109)	—	—
NOLs, end of period	$14,714	$1,589	$26,281	$2,698
Federal NOLs can be carried forward indefinitely. State NOLs will expire, if unused, beginning in 2028 and ending in 2039.
At December 31, 2020 and December 31, 2019, the Company’s balance sheet reflected liabilities for income tax uncertainties of nil. In accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes, the Company’s policy is to recognize interest and penalties related to unrecognized tax benefits through interest expense and other expense (income), respectively, in the consolidated statements of operations.
The Company is subject to taxation in the United States and various states and foreign jurisdictions. The Company’s income tax returns for the period ended December 31, 2019 are generally subject to examination through October 2023. The Company’s income tax returns for the period ended December 31, 2020 have not yet been filed. Once filed, such income tax returns will be subject to examination by tax authorities for a minimum of three years.
12.
Stock Option Plan

Under the Company’s Equity Incentive Plan (the Plan), non-qualified options to purchase common shares of Vertex Aerospace Services Holding Corp. are granted by the Board of Directors to the Company’s directors, officers and employees. Stock options are granted at exercise prices equal to the estimated fair market value at the issue date and expire at the earlier of the tenth anniversary of the Date of Grant, or termination of employment date. Under the terms of the Plan, the option holder can elect to receive either a cash payout equivalent to the excess of the then fair market value of the common shares over the exercise price of the option, or common shares upon exercise of the vested options. Twenty five percent (25%) of the optioned shares will be eligible to vest on each anniversary of the date of grant over a period of four years following the date hereof, provided that, upon the occurrence of a change of control, as defined in the Plan, all such units shall immediately become eligible to vest at the time of such change of control.
The following assumptions were used to estimate the fair value of the stock option awards granted and outstanding:
Dividend yield	Nil
Expected volatility	41.34%
Risk free interest rate	.93%
Expected life of options (in years)	5.25
Weighted-average fair value	$401.91
During 2018, 17,201 options were granted with an exercise price of $1,000 per option. No options were granted during 2019. During 2020, 7,785 options were granted with an exercise price of $1,105 per option. Of the outstanding 17,201 options issued in 2018, none were vested or exercisable in either 2020 or 2019. Of the outstanding 7,785 options issued in 2020, none were vested or exercisable in 2020. As a result, no liability exists as of December 31, 2020, or as of December 31, 2019, and no related compensation expense was recorded during 2020 or 2019.
13.
Declaration of Dividends

On November 6, 2020, the Board approved that the Company make (1) a dividend on December 31, 2020 of the net assets described as the Crestview spin-off entity (“Crestview Dividend”), (2) a cash dividend on January 4, 2021 in the aggregate amount of $91.2 million (“Cash Dividend 1”), (3) a cash dividend on January 4, 2021 in the aggregate amount of $8.8 million (“Cash Dividend 2”), and, together with Cash Dividend 1, the (“Cash Dividends”). The Crestview dividend was payable to the stockholders of the Company as of December 30, 2020, whereas the Cash Dividends were payable to the stockholders of the Company as of January 3, 2021.
The Crestview Dividend was distributed to stockholders on December 31, 2020. The Cash Dividends were reported as a $100 million Dividends Payable on December 31, 2020 for the cash dividends declared and unpaid. See Note 20 for additional information on the cash dividend payment.
14.
Employee Benefit Plans

Defined Contribution Plan:   The Company maintains a defined contribution 401(k) employee benefit plan (the “Benefit Plan”) under which substantially all U.S. employees are eligible to participate. Under the terms of the Benefit Plan, eligible employees may contribute tax-deferred compensation deduction amounts up to the maximum amount that Internal Revenue Service regulations permit. The Benefit Plan provides for a discretionary Company match program based on a certain percentage of the eligible employee’s compensation which may be suspended or discontinued at any time. During the periods ended December 31, 2020 and December 31, 2019, the Company funded matching contributions of $5.2 million and $7.1 million, respectively.
Multi-employer Plan:   The Company, in certain of its U.S. operating locations, participates in a multi-employer pension plan under an industry-wide agreement with a trade organization. The plan provides defined benefits to substantially all employees covered by collective bargaining agreements that have been negotiated with the related trade organization. Approximately 53% and 33% of the Company’s total labor hours for customers were completed by workers subject to this collective bargaining agreement during the periods ended December 31, 2020 and December 31, 2019, respectively.
In connection with this collective bargaining agreement with the trade organization, the Company participates with other companies in the union’s multi-employer pension plan. The plan covers substantially all of the Company’s employees who are members of such union. Under the agreement, the Company pays specified wages to covered employees, observes designated workplace rules and makes payments to the multi-employer pension plan rather than administering the funds on behalf of these employees. The Company recognizes expense in connection with this plan as contributions are funded. The Company made contributions to the multi-employer pension plan and recognized expense during the periods ended December 31, 2020 and December 31, 2019 of $9.3 million and $7.8 million, respectively. The financial risks of participating in multi-employer defined benefit pension plans are different from single-employer defined benefit pension plans in the following respects: (1) assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers, (2) if a participating employer discontinues contributions to a plan, the unfunded obligations of the plan may be borne by the remaining participating employers and (3) if a participating employer chooses to stop participating in a plan, a withdrawal liability may be created based on the unfunded vested benefits for all employees in the plan.
The Company may receive future funding deficiency demands from the multi-employer pension plan to which the Company currently contributes in the form of a withdrawal claim from such plans. The Company is unable to estimate the amount of any potential future funding deficiency demands, because: (i) the actions of each of the other contributing employers in the plan have an effect on each of the other contributing employers, (ii) the development or implementation of a rehabilitation plan by the trustees and approval by the applicable U.S. regulatory agency is not predictable and (iii) the allocation of fund assets and return assumptions by trustees are variable, as are actual investment returns relative to the plan assumptions.

Accordingly, since a reasonable estimate or probable outcome cannot be determined and, pursuant to certain accounting principles, the Company has no reserves recorded in its consolidated balance sheets for any potential funding obligations related to the plan.
15.
Commitments and Contingencies

Non-Cancellable Operating Leases:   The Company rents certain equipment and facilities under operating leases. Certain major plant facilities and equipment are furnished by the U.S. Government under short-term or cancelable arrangements. The total rental expense under non-cancellable operating leases was $1.3 million and $1.7 million for the periods ended December 31, 2020 and December 31, 2019, respectively. Future minimum lease commitments at December 31, 2020 for long-term non-cancelable operating leases are $3.6 million in 2021.
Procurement Regulations:   A substantial majority of the Company’s revenues are generated from providing products and services under legally binding agreements or contracts with the U.S. Government, foreign government customers and state and local governments. U.S. Government contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government perform audits to determine whether such contracts were and are being conducted in accordance with these requirements. The Company is currently cooperating with the U.S. Government on several audits from which civil, criminal or administrative proceedings have or could result and give rise to fines, penalties, compensatory and treble damages, restitution and/or forfeitures. The Company does not currently anticipate that any of these audits will have a material adverse effect, individually or in the aggregate, on its consolidated financial position, results of operations or cash flows. Under U.S. Government regulations, an indictment of the Company by a federal grand jury, or an administrative finding against the Company as to its present responsibility to be a U.S. Government contractor or subcontractor, could result in the Company being suspended for a period of time from eligibility for awards of new government contracts or task orders or in a loss of export privileges. A conviction, or an administrative finding against the Company that satisfies the requisite level of seriousness, could result in debarment from contracting with the federal government for a specified term. In addition, all of the Company’s U.S. Government contracts: (1) are subject to audit and various pricing and cost controls, (2) include standard provisions for termination for the convenience of the U.S. Government or for default and (3) are subject to cancellation if funds for contracts become unavailable. Foreign government contracts generally include comparable provisions relating to terminations for convenience or default, as well as other procurement clauses relevant to the foreign government.
Litigation Matters:   The Company is also subject to litigation, proceedings, claims or assessments and various contingent liabilities incidental to its businesses, including the matter specified below. Furthermore, in connection with certain business acquisitions, the Company has assumed some or all claims against, and liabilities of, such acquired businesses, including both asserted and unasserted claims and liabilities.
In accordance with the accounting standard for contingencies, the Company records a liability when management believes that it is both probable that a liability has been incurred and the Company can reasonably estimate the amount of the loss. Generally, the loss is recorded at the amount the Company expects to resolve the liability. Amounts recoverable from insurance contracts or third parties are recorded as assets when deemed probable. At December 31, 2020, the Company did not record any amounts for recoveries from insurance contracts or third parties in connection with the amount of liabilities recorded for pending and threatened litigation. Legal defense costs are expensed as incurred. The Company believes it has recorded adequate provisions for its litigation matters. The Company reviews these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular matter. While it is reasonably possible that an unfavorable outcome may occur, unless otherwise stated, the Company believes that it is not probable that a loss has been incurred. Although the Company believes that it has valid defenses with respect to legal matters and investigations pending against it, the results of litigation can be difficult to predict, particularly those involving jury trials. Therefore, it is possible that one or more of these contingencies could have a material impact on the financial position, results of operations or cash flows of the Company in future periods.

16.
Disaggregation of Net Sales

The Company disaggregates its sales from contracts with customers by: (1) end customer and (2) contract type. The Company believes these factors affect the nature, amount, timing and uncertainty of the Company’s revenue and cash flows.
Sales by End Customer:   Direct sales to the end customer represented approximately 89% of the Company’s consolidated sales in the year ended December 31, 2020, and 90% in the year ended December 31, 2019. Indirect sales as a subcontractor or supplier represented the remaining 11% in the year ended December 31, 2020 and 10% in the year ended December 31, 2019. The table below presents total net sales disaggregated by end customer.
	Period ended December 31,
($ in thousands)	2020	2019
Total DoD	$703,428	$771,001
Other U.S. Government	51,217	57,267
Total U.S. Government	754,645	828,268
Foreign governments	2,523	20,879
Commercial	62,772	84,475
Total	$819,940	$933,622
Sales by Contract Type:   Generally, the sales price arrangements for the Company’s contracts are either fixed price, cost-plus or time-and-material type. Fixed-price type contracts generally offer higher profit margin potential than cost-plus type or time-and-material type contracts due to the greater levels of risk assumed on a fixed price type contract. The table below presents total net sales disaggregated by contract type.
	Period ended December 31,
($ in thousands)	2020	2019
Fixed-price	$760,513	$779,633
Cost-plus	51,217	82,438
Time-and-material	8,210	71,551
Total	$819,940	$933,622
On a fixed-price type contract, the Company agrees to perform the contractual statement of work for a predetermined sales price. On a cost-plus type contract, the Company is paid its allowable incurred costs plus a profit which can be fixed or variable depending on the contract’s fee arrangement up to predetermined funding levels determined by the customer. Cost-plus type contracts with award and incentive fee provisions are the Company’s primary variable contract fee arrangement. On a time-and-material type contract, the Company is paid on the basis of direct labor hours expended at specified fixed-price hourly rates (that include wages, overhead, allowable general and administrative expenses and profit) and materials at cost.
Substantially all of the Company’s cost-plus type contracts and time-and-material type contracts are with U.S. Government customers, while sales to foreign government and commercial customers are generally transacted under fixed-price sales arrangements and are included in the Company’s fixed-price contract type sales.
17.
Related Party Transactions

Advisory Services Agreement with AIP:   The Company has entered into an advisory services agreement with AIP. Pursuant to the agreement, certain financial advisory, monitoring and oversight activities are performed for the Company. The Company does not pay a fee for these services, but does reimburse AIP for reasonable travel and other out-of-pocket expenses incurred in connection with the provision of the services. The Company also provides customary indemnification to AIP. Fees paid under this agreement totaled $1.3 million and $0.8 million for the periods ended December 31, 2020 and December 31, 2019, respectively, and were included in selling, general and administrative expenses.
Transition Services Agreement:   On December 31, 2020, in conjunction with the spin-off of the Crestview Aerospace LLC (Crestview) transaction described in Note 4, the Company executed a Transition Services Agreement (TSA) with Crestview, primarily involving the Company providing certain services to Crestview Aerospace related to information technology, human resources benefits and accounting services. This TSA has an effective date of January 1, 2021. Subsequent to the spin-off transaction, Vertex and Crestview are now under common control with both entities having the same majority stockholder. Crestview was previously consolidated by the Company as a wholly-owned subsidiary prior to the reorganization and spin-off transaction. Effective January 1, 2020, the Company early adopted and applied the provisions of ASU 2018-17, see Note 2 New Accounting Standards Implemented. Under the services agreement, the Company engages with Crestview through the TSA as a routine provider of services.
For the year ended December 31, 2020, the Company did not record any revenue or expense related to the TSA with Crestview. As the Company effectively spun-off the Crestview entity as of December 31, 2020, the results of the Company include the operations of the previously wholly-owned subsidiary Crestview for the period of January 1, 2020 through December 31, 2020, the date of the spin-off transaction (see Note 4). Going forward, an agreed-to fixed amount will be billed monthly, with receipts expected based on standard payment terms. The Company sees no risk of loss associated with the services provided under the services agreement.
18.
Fair Value

Accounting principles generally accepted in the U.S. define fair value as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). These valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. As a basis for evaluating such inputs, a three-tier value hierarchy prioritizes the inputs used in measuring fair value as follows:
Level 1:   Observable inputs such as quoted prices for identical assets or liabilities in active markets.
Level 2:   Observable inputs other than quoted prices that are directly or indirectly observable for the asset or liability, including quoted prices for similar assets or liabilities in active markets; quoted prices for similar or identical assets or liabilities in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.
Level 3:   Unobservable inputs that reflect the reporting entity’s own assumptions.
Nonrecurring Fair Value Measurements.   The Company’s non-financial assets which are measured at fair value on a nonrecurring basis include property, plant and equipment, goodwill, intangible assets and certain other assets.
The Company’s goodwill and indefinite-lived intangibles are fair valued using discounted cash flows and market multiple methods. Goodwill impairment testing requires significant use of judgment and assumptions including the identification of reporting units; the assignment of assets and liabilities to reporting units; and the estimation of future cash flows, business growth rates, terminal values and discount rates. The testing of indefinite-lived intangibles under established guidelines for impairment also requires significant use of judgment and assumptions, such as the estimation of cash flow projections, terminal values royalty rates, contributory cross charges, where applicable, and discount rates.

The following table summarizes the assets that are measured at fair value on a non-recurring basis at December 31, 2020 and December 31, 2019 (in thousands):
	December 31, 2020	December 31, 2019	Level 3
Goodwill	$240,504	$252,575	$240,504
The Company reviews property, plant and equipment for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable through future undiscounted cash flows. If the Company concludes that impairment exists, the carrying amount is reduced to fair value.
19.
Covid-19

On January 30, 2020, the World Health Organization declared the coronavirus outbreak (COVID-19) a “Public Health Emergency of International Concern” and on March 11, 2020, declared COVID-19 a pandemic. The impact of COVID-19 could negatively impact the Company’s operations, suppliers or other vendors, and customer base. The operations for the Company’s services could be negatively impacted by the on-going regional and global impact of COVID-19, including stop-work orders on existing contract work for an unknown period of time. Any quarantines, labor shortages or other disruptions to the Company’s operations, or those of their customers, may adversely impact the Company’s revenues, ability to provide its services and operating results. In addition, a significant outbreak of epidemic, pandemic or contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, including the geographical area in which the Company operates, resulting in an economic downturn that could affect demand for its services. The Company’s workforce has been designated as Critical Infrastructure in the Defense Industrial Base Sector by the Department of Homeland Security. As such, the Department of Defense has informed the Company that it is expected to maintain normal work schedules and continue providing products and services as required under its contracts while following guidance to limit disease spread from the Centers for Disease Control and Prevention, as well as State and local government officials. Through December 31, 2020, no material changes have occurred in the Company’s operations. The extent to which the coronavirus impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and actions taken to contain the coronavirus or its impact, among others.
20.
Subsequent Events

Cash Dividends:   Cash Dividends declared on November 6, 2020 of $100 million were paid to shareholders on January 4, 2021.
Term Loan:   In March 2021, the Company amended the Term Loan Agreement to extend the maturity date, modify the repayment schedule, and lower the interest rates. The maturity date was extended to June 2027. The applicable rates were decreased to 3.00% and 4.00% for base rate and Eurodollar loans respectively.
The Company has evaluated subsequent events through March 31, 2021, the date that the consolidated financial statements were available to be issued, and concluded no events, other than those disclosed in these consolidated financial statements, had occurred that would require recognition or disclosure in these consolidated financial statements and notes.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
Combined Financial Statements (UNAUDITED)
December 31, 2020 and 2019

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
COMBINED BALANCE SHEETS (UNAUDITED)
	As of December 31
	2020	2019
	(In Thousands)
Assets
Current assets
Cash and cash equivalents	$35,037	$39,595
Accounts receivable, less allowance for credit losses of $0 and $253, respectively	49,769	54,518
Contract assets	154,084	157,332
Inventory, net	1,056	731
Prepaid expenses and other current assets	4,598	6,986
Total current assets	244,544	259,162
Fixed assets, net	8,145	7,501
Operating lease right-of-use assets	3,897	3,791
Other assets	5,693	6,804
Total assets	$262,279	$277,258
Liabilities and Net Parent Investment
Current liabilities
Accounts payable	$68,895	$69,548
Accrued employee compensation	13,039	16,032
Other accrued liabilities	10,652	10,670
Contract liabilities	95,519	134,643
Total current liabilities	188,105	230,893
Operating lease liabilities, non-current	3,613	3,618
Other long-term liabilities	10,776	4,966
Total liabilities	202,494	239,477
Commitments and Contingencies (Note 11)
Net Parent Investment:
Net parent investment	53,747	29,411
Accumulated other comprehensive income	6,038	8,370
Total net parent investment	59,785	37,781
Total liabilities and net parent investment	$262,279	$277,258
The accompanying notes are an integral part of these Combined Financial Statements.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
	Year Ended December 31,
	2020	2019
	(In Thousands)
Revenues	$1,019,064	$1,428,370
Cost of revenues
Cost of services	804,713	1,133,101
Total cost of revenues	804,713	1,133,101
Gross profit	214,351	295,269
Operating expenses
Selling, general and administrative	54,805	69,989
Total operating expenses	54,805	69,989
Operating profit	159,546	225,280
Other expenses, net	5,084	4,602
Income before income tax expense	154,462	220,678
Income tax expense	33,501	46,491
Net income	$120,961	$174,187
The accompanying notes are an integral part of these Combined Financial Statements.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
COMBINED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
	Year Ended December 31
	2020	2019
Net income	$120,961	$174,187
Other comprehensive loss:
Foreign currency translation adjustments	(2,332)	(12)
Total other comprehensive loss	(2,332)	(12)
Comprehensive income	$118,629	174,175
The accompanying notes are an integral part of these Combined Financial Statements.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Year Ended December 31,
	2020	2019
	(In Thousands)
Cash flows from operating activities:
Net income	$120,961	$174,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,440	2,078
Provision for credit losses	—	253
Stock-based compensation	1,448	1,534
Deferred income taxes	2,505	(1,318)
Changes in operating assets and liabilities:
Accounts receivable	4,118	46,237
Contract assets	1,296	65,430
Inventory, net	(383)	3,817
Prepaid expenses and other assets	380	(159)
Accounts payable	(1,526)	(42,397)
Accrued employee compensation	(3,158)	1,894
Accrued and other liabilities	5,798	(4,316)
Contract liabilities	(40,334)	13,483
Net cash provided by operating activities	92,545	260,723
Cash flows from investing activities :
Purchases of fixed assets	(3,449)	(887)
Proceeds from sale of fixed assets	1,262	—
Net cash used in investing activities	(2,187)	(887)
Cash flows from financing activities:
Net transfers to Parent	(98,073)	(250,246)
Net cash used in financing activities	(98,073)	(250,246)
Effects of foreign exchange rate changes on cash and cash equivalents	3,157	11
Net increase (decrease) in cash and cash equivalents	(4,558)	9,601
Cash and cash equivalents, beginning of period	39,595	29,994
Cash and cash equivalents, end of period	$35,037	$39,595
The accompanying notes are an integral part of these Combined Financial Statements.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT (UNAUDITED)
	Net Parent Investment	Accumulated Other Comprehensive Income (Loss)	Total Net Parent Investment
	(In Thousands)
Balance January 1, 2019	$103,936	$8,382	$112,318
Net income	174,187	—	174,187
Other comprehensive income loss	—	(12)	(12)
Net transfers to Parent	(248,712)	—	(248,712)
Balance December 31, 2019	29,411	8,370	37,781
Net income	120,961	—	120,961
Other comprehensive loss	—	(2,332)	(2,332)
Net transfers to Parent	(96,625)	—	(96,625)
Balance December 31, 2020	$53,747	$6,038	$59,785
The accompanying notes are an integral part of these Combined Financial Statements.

MISSION CRITICAL SOLUTIONS AND TRAINING SERVICES BUSINESS
(A Business of Raytheon Technologies Corporation)
NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in Thousands, unless otherwise indicated)
1.
Nature of the Business

The Mission Critical Solutions and Training Services Business (the “Company” or the “Business”) is comprised of Raytheon Professional Services (“RPS”) and certain contracts within the portfolio of Raytheon Intelligence & Space (“RIS”) which operates as a principal business segment of Raytheon Company, a subsidiary of Raytheon Technologies Corporation (“RTX”). The Company serves end users in the military, government and commercial segments, both domestically and internationally. The Company is comprised of four service lines, including:
•
Engineering and Logistics and Senior and Platform Services, which provides equipment maintenance, repair and upgrades, testing and evaluations, logistics consulting, and operational support to government labs and facilities;

•
Modernization and Sustainment, which provides aircraft and ground related depot and engineering services in Indianapolis, Indiana;

•
Defense Training Solutions, which provides training of United States (“U.S.”) and international military personnel, as well as the management of complex global supply networks; and

•
Commercial Training Solutions, which provides training content development and delivery, on-site and digital training, learning management systems and leadership development consulting.

On April 3, 2020, United Technologies Corporation and Raytheon Company completed their previously announced all-stock merger of equals transaction (the “Raytheon Merger”). Upon closing of the Raytheon Merger, Raytheon Company became a wholly owned subsidiary of United Technologies Corporation, which changed its name to “Raytheon Technologies Corporation.” Unless the context otherwise requires, the term “Parent” means Raytheon Company and its subsidiaries when referring to periods prior to the Raytheon Merger and to the combined company, Raytheon Technologies Corporation, when referring to periods after the Raytheon Merger.
Risks and Uncertainties
The Company is subject to risks common to companies in the markets it serves, including, but not limited to, global economic and financial market conditions, fluctuations in government and customer demand, acceptance of new services, development by its competitors of new technological innovations, risk of disruption in its supply chain, the implementation of tariffs and export controls, dependence on key personnel, protection of proprietary technology, and compliance with domestic and foreign regulatory authorities and agencies.
In March 2020, COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. government. The pandemic has negatively affected the U.S. and global economy, disrupted global supply chains and financial markets, and resulted in significant travel restrictions, mandated facility closures and shelter-in-place and social distancing orders in numerous jurisdictions around the world. The Company is taking all prudent measures to protect the health and safety of our employees, such as practicing social distancing, performing deep cleaning in all of our facilities, temperature screening, health questionnaires and enabling our employees to work from home where possible. We have also taken appropriate actions to help support our communities in addressing the challenges posed by the pandemic, including the donation of personal protective equipment.
2.
Basis of Presentation

The Company has historically operated as a part of Raytheon Company (prior to the Raytheon Merger) and Raytheon Technologies Corporation (subsequent to the Raytheon Merger); consequently, stand-alone financial statements have not historically been prepared for the Company. These unaudited Combined

Financial Statements reflect the results of operations, balance sheets and cash flows of the Company as they were historically managed. These unaudited Combined Financial Statements have been derived from the consolidated financial statements and accounting records of the Parent and have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America, collectively (“U.S. GAAP”).
The unaudited Combined Statements of Operations include all revenues and costs directly attributable to the Company, including costs for facilities, functions and services utilized by the Company. The Parent provides certain services such as accounting, legal, information technology, human resources and other infrastructure support, on behalf of the Company. Due to Federal Acquisition Regulation (“FAR”) rules that govern our U.S. government business and related Cost Accounting Standards (“CAS”), most types of costs are allocable to U.S. government contracts. Costs allocated to the Business include both costs considered allowable or allocable to U.S government contracts under applicable CAS or FAR as well as incremental costs necessary to present the Company’s unaudited Combined Financial Statements in accordance with U.S. GAAP. The costs of these services have been allocated to the Company on a direct usage basis when identifiable, with the remainder allocated based on the proportion of expenses, headcount or other relevant measures, depending on the nature of the cost. All allocations for facilities, functions and services performed by the Parent have been deemed settled in cash by the Company to the Parent in the period in which the cost was recorded in the unaudited Combined Statements of Operations.
Current and deferred income taxes have been determined based on the stand-alone results of the Company. However, because the Company filed as part of various tax groups in certain jurisdictions, the Company’s actual tax balances may differ from those reported. The Company’s portion of its current income taxes are deemed to have been settled in the period the current tax expense was recorded. A portion of state income taxes are included in Selling, general and administrative expenses as these costs can generally be recovered through the pricing of services to the U.S. government.
All intracompany accounts and transactions within the Company have been eliminated in the preparation of the unaudited Combined Financial Statements. The unaudited Combined Financial Statements of the Company include assets and liabilities that have been determined to be specifically or otherwise attributable to the Business.
RTX uses a centralized approach to cash management and financing its operations. Accordingly, none of the cash, third-party debt, or related interest expense of RTX has been allocated to the Business in the unaudited Combined Financial Statements. However, cash balances primarily associated with certain foreign RPS entities that do not participate in the Parent’s cash management program have been included in the unaudited Combined Financial Statements. While the Company participates in the Parent’s centralized cash management function, which results in the majority of its cash being controlled by the Parent, it has and is expected to generate positive operating cash flows to fund its operating and investing activities. Transactions between the Parent and the Business are deemed to have been settled immediately through Net Parent Investment. The net effect of these transactions is reflected in the unaudited Combined Statements of Cash Flows as Net transfers to Parent within financing activities and in the unaudited Combined Balance Sheets as Net Parent Investment.
All of the allocations and estimates in the unaudited Combined Financial Statements are based on assumptions that management believes are reasonable. However, the unaudited Combined Financial Statements included herein may not be indicative of the financial position, results of operations and cash flows of the Company in the future, or if the Company had been a separate, stand-alone entity during the years presented.
3.
Summary of Significant Accounting Policies

Use of Estimates
The preparation of the unaudited Combined Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. In addition, estimates and assumptions may impact the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.
The full extent to which the COVID-19 pandemic will directly or indirectly impact our business — including results of operations and financial condition, sales, expenses, reserves and allowances and asset recoverability — will depend on future developments that are highly uncertain. This includes results from new information that may emerge concerning COVID-19 and any actions taken to contain or treat COVID-19, as well as the economic impact on local, regional, national, and international customers and markets. We have made estimates of the impact of COVID-19 within our financial statements and there may be changes to those estimates in future periods. Other future events, including COVID-19, and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences may be material to our unaudited Combined Financial Statements.
Foreign Currency Translation
The determination of the functional currency of the Company’s foreign subsidiaries is based on their financial and operational environment and is the local currency of all of the Company’s foreign subsidiaries. The subsidiaries’ assets and liabilities are translated into the reporting currency at period-end exchange rates, while revenue, expenses, gains and losses are translated at the average exchange rates during the period. The Company uses the U.S. dollar as its functional currency. The aggregate effects of translating the balance sheets of these subsidiaries are deferred within Accumulated other comprehensive income as a separate component of Net Parent Investment.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash deposits, cash equivalents and accounts receivable. All of the Company’s cash and cash equivalents are maintained by major financial institutions. The Company regularly monitors the creditworthiness of its customers and believes that it has adequately provided for exposure to potential credit losses.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value due to their short-term nature.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash. Cash and cash equivalents reported in the unaudited Combined Balance Sheets represents the cash and cash equivalents that are directly attributable to the Company and to which the Company is entitled.
Accounts Receivable and Allowance for Credit Losses
Accounts receivable are stated at the net amount expected to be collected. The allowance for credit losses is established to provide for the expected lifetime credit losses by evaluating factors such as customer creditworthiness, historical payment and loss experiences, current economic conditions and the age, status of outstanding receivables, economic trends and historical experience. The Company reviews its allowance for credit losses on a quarterly basis and adjusts the balance based on the Company’s estimates of the receivables’ recoverability in the period the changes in estimates occur and become known. Accounts receivable balances are written off against the allowance for credit losses when the Company determines that the balances are not recoverable.

The following table details the Company’s accounts receivable, net balances arising from government contracts and non-government contracts as of December 31, 2020 and 2019:
	As of December 31,
	2018	2019
Accounts receivable, net from government contracts	$30,466	$28,946
Accounts receivable, net from non-government contracts	19,303	25,572
Total Accounts receivable, net	$49,769	$54,518
Contract Assets and Liabilities
Contract assets and liabilities represent the difference in the timing of revenue recognition from receipt of cash from our customers. Contract assets reflect revenue recognized and performance obligations satisfied or partially satisfied in advance of customer billing.
Contract assets, which are unbilled receivables, represent revenues that are not currently billable to the customer under the terms of the contract. These items are expected to be billed and collected in the normal course of business.
Contract liabilities relate to payments received in advance of the satisfaction of performance under the contract. The Company receives payments from customers based on the terms established in our contracts.
Contract assets and contract liabilities are generally classified as current as our operating cycle is generally longer than one year.
Inventory, net
Inventory is stated at the lower of cost or net realizable value determined on a first-in, first-out basis and includes the cost of materials prior to the approval of the related contract awarded to the Company. Valuation reserves for excess, obsolete, and slow-moving inventory are estimated by comparing the inventory levels of individual parts to both future sales forecasts and historical usage rates in order to identify inventory where the resale value or replacement value is less than inventoriable cost. Other factors that management considers in determining the adequacy of these reserves include whether individual inventory parts meet current specifications and can be substituted for a part currently being sold or used as a service part, overall market conditions, and other inventory management initiatives.
Fixed Assets, net
Fixed assets, net, are stated at cost less accumulated depreciation. Major improvements are capitalized, while expenditures for maintenance, repairs and minor improvements are expensed. Upon retirement or other disposal of fixed assets, the costs and related amounts of accumulated depreciation or amortization are eliminated from the asset and accumulated depreciation accounts, respectively. The difference, if any, between the net asset value and the proceeds are recorded in operating income.
For sales or asset retirements, the assets and related accumulated depreciation and amortization are eliminated from the accounts. Gains and losses on sales of our fixed assets are recorded in operating income.
Estimated Useful Lives
Buildings and improvements	10 – 45 years
Machinery, tools and equipment	3 – 10 years
Internal use software	3 – 6 years
Other, including assets under construction	4 – 8 years
Depreciation expense related to fixed assets is recorded utilizing the straight-line or 150% declining balance method.

Leases
The Company accounts for leases in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842: Leases, which we adopted on January 1, 2019. As a lessee, the Company records a right-of-use asset and a lease liability on the unaudited Combined Balance Sheets for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the unaudited Combined Statements of Operations.
The Company enters into lease agreements for the use of real estate space, vehicles, information technology equipment, and certain other equipment under both operating and finance leases. The Company determines if an arrangement contains a lease at inception. Operating leases are included in Operating lease right-of-use assets, Other accrued liabilities for the current portion of the Company’s operating lease liabilities, and Operating lease liabilities, non-current in the Company’s unaudited Combined Balance Sheets. Finance leases are not considered significant to the Company’s unaudited Combined Balance Sheets or unaudited Combined Statements of Operations.
Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments and use the implicit rate when readily determinable. We determine our incremental borrowing rate through market sources including relevant industry rates. Our lease right-of-use assets also include any initial direct costs and lease pre-payments made at or before the commencement date and are reduced for any lease incentives received at or before the commencement date. Certain of our leases include variable payments, which may vary based upon changes in facts or circumstances after the start of the lease. We exclude variable payments from lease right-of-use assets and lease liabilities, to the extent not considered fixed, and instead, expense variable payments as incurred. Variable lease expense and lease expense for short duration contracts are not a material component of lease expense. Some of our leases include the option to extend or terminate the lease. We include these options in the recognition of our right-of-use assets and lease liabilities when it is reasonably certain that we will exercise the option. Lease expense is generally recognized on a straight-line basis over the lease term.
Warranty Obligations
The Company offers warranties on the sales of certain of its services and records warranty obligations for estimated future claims at the time revenue is recognized within our Estimate at Completion (“EAC”). Warranty obligations are estimated based on historical experience and management’s estimate of the level of future claims.
Revenue Recognition
The Company generates revenue primarily from services, including the following:
•
Engineering and Logistics and Sensor and Platform Services, including providing equipment maintenance, repair and upgrades, testing and evaluations, logistics consulting, and operational support to government labs and facilities;

•
Modernization and Sustainment, including providing aircraft and ground related depot and engineering services;

•
Defense Training Solutions, including training of United States and international military personnel as well as the management of complex global supply networks, and;

•
Commercial Training Solutions, including training content development and delivery, on-site and digital training, learning management systems, leadership development consulting, and tolling system maintenance.

Under ASC 606, Revenue from Contracts with Customers (“ASC 606”), the Company recognizes revenue for the transfer of such promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled to in exchange for those services. Revenue is recognized when or as the transfer of control of the underlying performance obligation occurs.
The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable. For certain contracts that meet the foregoing requirements, primarily contracts that are directly with a foreign government, we are required to obtain certain regulatory approvals. In these cases, we recognize revenue based on the likelihood of obtaining regulatory approvals based upon all known facts and circumstances. A performance obligation is a promise in a contract with a customer to transfer a distinct good or service to the customer. Some of our contracts with customers contain a single performance obligation where contractual activities are highly interrelated with other activities such that no activity is distinct, while other contracts contain multiple performance obligations most commonly when a contract spans multiple phases of the project lifecycle such as maintenance and support or when there are distinct performance periods in a service arrangement such as an annual award fee score. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as the performance obligation is satisfied. When there are multiple performance obligations within a contract, we allocate the transaction price to each performance obligation based on its standalone selling price when available. If standalone selling price is not available, we estimate the standalone selling price of each performance obligation, which is generally based on an expected cost plus a margin approach.
We consider the contractual consideration payable by the customer and assess variable consideration that may affect the total transaction price, including contractual discounts, contract incentive payments, estimates of award fees or other customer usage activities on long term maintenance contracts, and other sources of variable consideration, when determining the transaction price of each contract. When reasonably able to estimate, we include variable consideration in the transaction price at the most likely amount to which we expect to be entitled. We include estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. These estimates are based on historical experience, anticipated performance and our best judgment at the time. We also consider whether our contracts contain a significant financing component, which they generally do not.
Timing of the satisfaction of performance obligations varies across our businesses due to our diverse service mix, customer base, and contractual terms. However, as most of our revenues are generated from services performed, the majority of revenues are recognized over time.
Performance obligations are satisfied over-time if the customer receives the benefits as we perform work, if the customer controls the asset as it is being produced (continuous transfer of control), or if the service being produced for the customer has no alternative use and we have a contractual right to payment for performance to date. We recognize revenue on an over-time basis for substantially all service revenues where the U.S. government is the customer where arrangements are contracted under the FAR part 15 terms.
For performance obligations satisfied over time, revenue is recognized on a percentage of completion basis using costs incurred to date relative to total estimated costs at completion to measure progress. Incurred costs represent work performed, which correspond with and best depict transfer of control to the customer. Contract costs can include labor, materials, subcontractors’ costs, or other direct costs and indirect costs. The majority of costs incurred are related to labor as most of our contracts are service contracts. Our contracts with the U.S. government are typically subject to the FAR and are priced based on estimated or actual costs of producing goods or providing services. The FAR provides guidance on the types of costs that are allowable in establishing prices for goods and services provided under U.S. government contracts. The pricing for non-U.S. government contracts is based on the specific negotiations with each customer.
Under the typical payment terms of our U.S. government fixed-price contracts, the customer pays us either performance-based payments (“PBPs”) or progress payments. PBPs are interim payments equal to a negotiated percentage of the contract price based on quantifiable measures of performance or on the achievement of specified events or milestones. Progress payments are interim payments up to 80-90% of costs incurred as the work progresses. Because the customer retains a portion of the contract price until completion of the contract, our U.S. government fixed-price contracts generally result in revenue recognized in excess of billings which we present as Contract assets on the unaudited Combined Balance Sheets. For our U.S. government cost-type contracts, the customer generally pays us for our costs incurred within a short period of time. For non-U.S. government contracts, we typically receive interim payments as work progresses, although for some contracts, we may be entitled to receive an advance payment. Such advances are not considered a significant financing component because they are used to meet working capital demands that can be higher in the early stages of a contract and to protect us from the other party failing to adequately complete some or all of its obligations under the contract. We recognize a liability for advance payments in excess of revenue recognized and present it as Contract liabilities on the unaudited Combined Balance Sheets.
Contracts are often modified to account for changes in contract specifications or requirements. We consider contract modifications to exist when the modification either creates new or changes existing enforceable rights and obligations. Contract modifications for goods or services that are not distinct are accounted for as part of the existing contract either on a cumulative catch-up basis or prospective basis depending on the nature of the modification.
Loss provisions on contracts are recognized to the extent that estimated contract costs exceed the estimated consideration from the services contemplated under the contractual arrangement. For new commitments, we generally record loss provisions at contract signing. For existing commitments, anticipated losses on contractual arrangements are recognized in the period in which losses become evident. In estimating losses, services contemplated under contractual arrangements include firm quantities of services sold under contract as well as optional purchases to the extent the optional quantities would result in a loss.
We review our EACs on significant contracts on a periodic basis and for others, no less than annually or when a change in circumstances warrants a modification to a previous estimate. Due to the nature of the work required to be performed on many of the Company’s performance obligations, the estimation of total revenue and cost at completion is complex, subject to many variables and requires significant judgment by management on a contract-by-contract basis. As part of this process, management reviews information including, but not limited to, any outstanding key contract matters, progress towards completion and the related program schedule, identified risks and opportunities and the related changes in estimates of revenues and costs. The risks and opportunities relate to management’s judgment about the ability and cost to achieve the schedule, consideration of customer-directed delays or reductions in scheduled deliveries, practical requirements, customer activity levels and related variable consideration. Management’s judgment related to these considerations has become increasingly more significant given the current economic environment primarily caused by the COVID-19 pandemic. Management must make assumptions and estimates regarding contract revenue and costs, including estimates of labor productivity and availability, the complexity and scope of the work to be performed, the availability and cost of materials, the length of time to complete the performance obligation, execution by our subcontractors, the availability and timing of funding from our customer, overhead cost rates, and current and past maintenance cost. Efforts expended by our subcontractors are included in our EACs and subcontractor costs incurred drive revenue recognition to the extent that they’re incurred in satisfying the performance obligation. Subcontract costs are accrued at the end of the reporting period.
Cost of services
Cost of services represents direct cost of sales on programs. During 2019, the Company sold certain assets related to the Warfighter FOCUS program (“WFF”) for $12,957. The Company recognized a gain on the sale of these WFF assets of $12,913, which is included in Cost of services for the year ended December 31, 2019.
Research and Development Expense
Company-sponsored research and development costs, including those costs related to the Company’s portion in connection with cost-sharing arrangements, are charged to expense as incurred and recovery on these cost-sharing arrangements is recorded as a reduction to research and development expense as earned.

Customer-sponsored research and development projects performed under contracts with customers are accounted for as contract costs and reported as cost of sales on the related revenue generating contracts.
Research and development expenses also include development and programming costs for internal use software. Such costs related to internal use software development are included in research and development expense until the point that technological feasibility is reached. Once technological feasibility is reached, such costs are capitalized and depreciated within Selling, general and administrative expenses over the estimated life of the internal use software. The Company notes that there are no research and development expenses related to internal use software as all internal use software have reached technological feasibility.
Stock-Based Compensation Expense
Certain employees of the Business participate in long-term incentive plans of the Parent, which authorize various types of market and performance-based incentive awards including stock options, stock appreciation rights, performance share units and other such awards. Stock-based compensation expense reflected in the accompanying unaudited Combined Financial Statements relates to stock plan awards of the Parent that was allocated to the Business in conjunction with other functional service expenses and general corporate expenses and not stock awards of the Company as it does not grant stock awards.
The following table reflects stock-based compensation expense allocated to the Business for the years ended December 31, 2020 and 2019:
	Year Ended December 31,
	2020	2019
Allocated stock-based compensation expense	$1,448	$1,534
Total stock-based compensation expense	$1,448	$1,534
Income Taxes
Income taxes as presented in the unaudited Combined Financial Statements of the Company attribute current and deferred income taxes of the Parent to the Company’s financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by FASB ASC Topic 740: Income Taxes. Accordingly, the Company’s income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the financial statements of each member of the consolidated group as if the group members were separate taxpayers. The calculation of the Company’s income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. As a result, actual transactions included in the consolidated financial statements of Parent entities may not be included in the Company’s unaudited Combined Financial Statements. Similarly, the tax treatment of certain items reflected in the Company’s unaudited Combined Financial Statements may not be reflected in the consolidated financial statements and tax returns of Parent entities. Therefore, items such as net operating losses, tax credit carry-forwards and valuation allowances may exist in the Company’s unaudited Combined Financial Statements that may or may not exist in the Parent’s consolidated financial statements. As such, the income taxes of the Company, as presented in the unaudited Combined Financial Statements, may not be indicative of the income taxes that the Company will generate in the future.
The Company and its domestic subsidiaries provide for federal income taxes on pretax accounting income at rates in effect under existing tax law. Foreign subsidiaries record provisions for income taxes at applicable foreign tax rates in a similar manner. Such provisions differ from the amounts currently payable because certain items of income and expense are recognized in different time periods for financial reporting purposes than for income tax purposes. Consistent with the Parent’s assertion, the Company no longer intends to reinvest certain undistributed earnings of its foreign subsidiaries that have been previously taxed in the U.S. As such, the Company recorded the taxes associated with the future remittance of these foreign earnings. For the remainder of the Company’s undistributed foreign earnings, unless tax effective to repatriate, the Company will continue to indefinitely reinvest these earnings. The state income tax provision (benefit) is allocated to contracts when it is paid (recovered) or otherwise agreed as allocable with the U.S. government. A portion of state income taxes are included in Selling, general and administrative expenses, as these costs can generally be recovered through the pricing of services to the U.S. government.

Operations of the Company have historically been included in a consolidated return with other Parent entities. Income taxes payable were deemed settled with the Parent for purposes of the unaudited Combined Financial Statements.
Current and deferred income taxes have been determined based on the stand-alone results of the Company. However, because the Company filed as part of the Parent’s tax groups in certain jurisdictions, the Company’s actual tax balances may differ from those reported. The Company’s portion of its current income taxes are deemed to have been settled in the period the current tax expense was recorded.
The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the unaudited Combined Financial Statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Changes in existing tax laws and rates, their related interpretations, and the uncertainty generated by the current economic environment may affect the amounts of deferred tax liabilities or the valuations of deferred tax assets over time. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. In the event that we determine that we would be able to realize our deferred income tax assets in the future in excess of the net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which impacts the provision for income taxes.
In the ordinary course of business, there is inherent uncertainty in quantifying income tax positions. The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available. For those tax positions where it is more-likely-than-not that a tax benefit will be sustained, the Company has recorded the amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized. Where applicable, associated interest expense would be recorded in interest expense. Penalties, if incurred, would be recognized as a component of income tax expense. Refer to Note 8 for additional information.
The Tax Cuts and Jobs Act subjects the Company to a tax on global intangible low-taxed income (“GILTI”). GILTI is a tax on foreign income in excess of a deemed return on tangible assets of foreign corporations, which the Company has elected to account for as a period cost.
Other Long-Lived Assets
We evaluate the potential impairment of other long-lived assets whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. If the carrying value of other long-lived assets held and used exceeds the sum of the undiscounted expected future cash flows, the carrying value is written down to fair value. In order for long-lived assets to be considered held for disposal, we must have committed to a plan to dispose of the assets. Once deemed held for disposal, the assets are stated at the lower of the carrying amount or fair value less costs to sell. The Company did not have any impairment of long-lived assets for the years ended December 31, 2020 and 2019.
Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU and its related amendments (collectively, the “Credit Loss Standard)” modifies the impairment model to utilize an expected loss methodology in place of the incurred loss methodology for financial instruments, including trade receivables, contract assets and off-balance sheet credit exposures. The Credit Loss Standard requires consideration of a broader range of information to estimate expected credit losses, including historical information, current economic conditions and a reasonable forecast period. This ASU requires that the statement of operations reflect estimates of expected credit losses for newly recognized financial assets as well as changes in the estimate of expected credit losses that have taken place during the period, which may result in earlier recognition of certain losses.
The Company adopted this standard effective January 1, 2020 utilizing a modified retrospective approach. The Company did not record a cumulative-effect non-cash adjustment to retained earnings as of January 1, 2020. The adoption of this standard did not have a material impact on the Company’s unaudited Combined Financial Statements.
The Company is exposed to credit losses primarily through our sales of services to commercial customers which are recorded as trade receivables, contract assets, long-term receivables, and notes and lease receivables on the unaudited Combined Balance Sheets. We do not have any significant exposure for credit losses related to sales of services to our government customers. Our method for developing our allowance for credit losses involves making informed judgments regarding whether an adjustment is necessary to our historical loss experiences to reflect our expectations around current economic conditions and reasonable and supportable forecast periods, where applicable. We utilize current economic market data as well as other internal and external information available to us to inform our decision making. In certain circumstances we may be able to develop reasonable and supportable forecasts over the contractual term of the financial asset or off-balance sheet exposure. For periods beyond which we are able to make or obtain reasonable and supportable forecasts, we revert to historical loss experience and information.
The Company determines credit ratings for each customer in our portfolio based upon public information and information obtained directly from our customers. We conduct a review of customer credit ratings, published historical credit default rates for different rating categories as a basis to validate the reasonableness of the allowance for credit losses on these balances quarterly or when events and circumstances warrant. In addition to credit quality indicators, factors considered in our evaluation of assessing collectability and risk include underlying value of any collateral or security interests, significant past due balances, historical losses, and existing economic conditions, including geographic and political risk. A credit limit is established for each customer based on the outcome of this review. Customer credit ratings range from customers with an extremely strong capacity to meet financial obligations, to customers whose uncollateralized receivable is in default. We may require collateral or prepayment to mitigate credit risk.
To estimate expected credit losses of financial assets with similar risk characteristics, we determine an asset is impaired when, based on historical experience, current information and a reasonable forecast period, there is risk that we will be unable to collect amounts due according to the contractual terms of the agreement. We monitor our ongoing credit exposure through reviews of customer balances against contract terms and due dates, current economic conditions, and dispute resolution. Estimated credit losses are written off in the period in which the financial asset is no longer collectible.
We can also be exposed to credit losses from off-balance sheet exposures, such as certain financial guarantees and financing commitments. The Company has assessed these potential exposures and concluded that no material credit losses existed as of December 31, 2020.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this update remove certain exceptions of Topic 740 including: exception to the incremental approach for intra-period tax allocation when there is a loss from continuing operations and income or gain from other items; exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment; exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary; exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. There are also additional areas of guidance in regard to: franchise and other taxes partially based on income and the interim recognition of enactment of tax laws and rate changes. The ASU is effective for fiscal years ending after December 15, 2020 for public business entities and for all other entities for fiscal years ending after December 15, 2021. The adoption of this standard is not expected to have an impact on the Company’s unaudited Combined Financial Statements and related disclosures.
In August 2018, the FASB issued ASU 2018-14, Disclosure Framework — Changes to the Disclosure Requirements for Defined Benefit Plans, which amends ASC 715 to add, remove, and clarify disclosure requirements related to defined benefit pension and other postretirement plans. The amendments require additional disclosure for the weighted-average interest crediting rates, a narrative description of the reasons for significant gains and losses, and an explanation of any other significant changes in the benefit obligation or plan assets. The amendment removes disclosure requirement for accumulated other comprehensive income expected to be recognized over the next year, information about plan assets to be returned to the entity, and the effects of a one-percentage-point change on the assumed health care costs and the effect of this change in rates on service cost, interest cost, and the benefit obligation for postretirement health care benefits. The ASU is effective for fiscal years ending after December 15, 2020 for public business entities and for all other entities for fiscal years ending after December 15, 2021. Early adoption is permitted. The ASU does not amend the interim disclosure requirements of ASC 715-20. The Company is currently evaluating the impact that this guidance may have on the unaudited Combined Financial Statements and related disclosures.
Other new pronouncements issued but not effective until after December 31, 2020 did not and are not expected to have a material impact on our financial position, results of operations or liquidity.
4.
Related Parties

The unaudited Combined Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of the Parent.
The Parent incurs significant corporate costs for services provided to the Company as well as to other Parent-owned businesses. These services include accounting, legal, information technology, human resources and other infrastructure support. The costs associated with these services generally include all payroll and benefit costs, as well as overhead costs related to the support functions. The cost of these services has been allocated to the Business on a basis that the Company and the Parent consider a reasonable reflection of the benefits received by the Business. All such amounts have been deemed to have been incurred and settled by the Company in the period in which the costs were recorded.
The allocated functional service expenses and general corporate expenses for the years ended December 31, 2020 and 2019 were $93,654 and $122,226, respectively, and are included in Cost of services and Selling, general and administrative expenses within the unaudited Combined Statements of Operations. In the opinion of management of the Parent and the Company, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided to or the benefits received by the Company during the years ended December 31, 2020 and 2019. The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, differences in management judgment, a requirement for more or fewer employees or other factors. In addition, the future results of operations, financial position and cash flows of the Company could differ materially from that of the historical results presented herein.
Intercompany transactions between the Company and our Parent have been included in these unaudited Combined Financial Statements and are deemed settled at the time the transaction is recorded. Sales to the Parent were $43,004 and $50,443, respectively, for the years ended December 31, 2020 and 2019.
5.
Fixed Assets, Net

Fixed assets, net was as follows as of December 31, 2020 and 2019:
	December 31,
	2020	2019
Buildings and improvements	$4,054	$4,145
Machinery, tools and equipment	53,217	51,992
Internal use software	8,946	8,832
Other, including assets under construction	3,190	2,045
	69,407	67,014
Less: Accumulated depreciation	(61,262)	(59,513)
Fixed assets, net	$8,145	$7,501

Depreciation expense was $1,440 and $2,078 for the years ended December 31, 2020 and 2019, respectively.
Asset Retirement Obligations
The Company has an obligation at our Indianapolis facility that, under the terms of the lease, require restoration of certain fixtures upon termination. As a result, the Company maintains an asset retirement obligation of $2,947 and $2,770 as of December 31, 2020 and December 31, 2019, respectively.
The entirety of the Company’s asset retirement obligation liability is classified as long-term as of December 31, 2020. The Company does not have any assets that are legally restricted for purposes of selling assets that are subject to asset retirement obligations.
6.
Leases

Operating lease expense was $479 and $461 for the years ended December 31, 2020 and 2019, respectively. Finance leases and lessor leases are not considered significant to the Company’s unaudited Combined Balance Sheets or unaudited Combined Statements of Operations.
Variable lease cost and sublease income were immaterial for the years ended December 31, 2020 and 2019.
Supplemental cash flow information related to operating leases were as follows:
	2020	2019
Operating cash flows used in the measurement of operating lease liabilities	$477	$466
Operating lease right-of-use assets obtained in exchange for operating lease obligations	1,139	—
Future lease payments related to operating lease liabilities as of December 31, 2020 are as follows:
2021	$427
2022	232
2023	22
2024	9
2025	9
Thereafter	—
Total undiscounted lease payments(1)	699
Less: imputed interest	(30)
Total discounted lease payments	$669

(1)
Total future lease payments do not include any future lease payments related to leases that were signed but had not yet commenced as of December 31, 2020.

The Company’s lease liabilities recognized in the unaudited Combined Balance Sheets were as follows as of December 31, 2020 and 2019:
	2020	2019
Operating lease liabilities, current (included in Other accrued liabilities)	$337	$241
Operating lease liabilities noncurrent	3,613	3,618
Total operating lease liabilities	$3,950	$3,859
The weighted-average remaining lease term related to our operating leases was 3.18 years and 2.42 years as of December 31, 2020 and 2019, respectively. The weighted-average discount rate related to our operating leases was 3.46% and 6.65% as of December 31, 2020 and 2019, respectively.

7.
Supplemental Balance Sheet Information

The following is a summary of accounts receivable, net as of December 31, 2020 and 2019:
	December 31,
	2020	2019
Accounts receivable	$49,769	$54,771
Less: allowance for expected credit losses	—	(253)
Accounts receivable, net	$49,769	$54,518
The changes in the allowance for expected credit losses is as follows:
	Balance at Beginning of Period	Provision for Expected Credit Losses	Write-offs Charged Against Allowance for Expected Credit Losses	Balance at End of Period
2020 allowance for expected credit losses	$253	$—	$(253)	$—
2019 allowance for expected credit losses	—	253	—	253
The following is a summary of inventory as of December 31, 2020 and 2019:
	As of December 31,
	2020	2021
Inventory
Raw materials	$—	$1
Work-in-process	1,056	730
Finished goods	—	—
Inventory, net	$1,056	$731
The activity for valuation allowance for deferred tax assets is as follows for the years ended December 31, 2020 and 2019:
	Balance at Beginning (Released) to of Period	Charged Other Provisions	Charged to End of Accounts	Balance at Period
2020 valuation allowance for deferred tax assets	$—	$8	$—	$8
2019 valuation allowance for deferred tax assets	—	—	—	—

8.
Income Taxes

Income Before Income Taxes
The sources of income from continuing operations before income taxes are as follows for the years ended December 31, 2020 and 2019:
	2020	2019
United States	$149,380	$212,087
Foreign	5,082	8,591
	$154,462	$220,678
Included in Selling, general and administrative expenses is the provision for recoverable state income taxes, which generally can be recovered through the pricing of services to the U.S. government.

Consistent with the Parent’s assertion, the Company no longer intends to reinvest certain undistributed earnings of its foreign subsidiaries that have been previously taxed in the U.S. As such, the Company recorded the taxes associated with the future remittance of these foreign earnings. For the remainder of the Company’s undistributed foreign earnings, unless tax effective to repatriate, the Company will continue to indefinitely reinvest these earnings. Unremitted foreign earnings, for which deferred taxes have not been provided, were $16,025 as of December 31, 2020. It is not practicable to estimate the amount of tax that might be payable on the remaining amounts.
Provision for Income Taxes
The income tax expense for the years ended December 31, 2020 and 2019 consisted of the following components:
	2020	2019
Current
Federal	$25,730	$39,067
State	3,855	6,315
Foreign	1,411	2,427
	30,996	47,809
Future:
Federal	2,505	(1,318)
State	—	—
Foreign	—	—
	2,505	(1,318)
Income tax expense	$33,501	$46,491
Reconciliation of Effective Income Tax Rate
Differences between effective income tax rates and the statutory U.S. federal income tax rate are as follows for the years ended December 31, 2020 and 2019:
	2020		2019
	Amount	Rate	Amount	Rate
Statutory U.S. federal income tax rate	$32,437	21.0%	$46,342	21.0%
State income tax, net	3,045	2.0	4,989	2.3
Foreign derived intangible income	(2,025)	(1.3)	(5,277)	(2.4)
Other	44	—	437	0.2
Income tax expense	$33,501	21.7%	$46,491	21.1%
Deferred Tax Assets and Liabilities
The tax effects of temporary differences and tax carryforwards which gave rise to future income tax benefits and payables as of December 31, 2020 and 2019 are as follows:
	2020	2019
Future income tax benefits
Accrued compensation	$1,701	$—
Advanced payments	1,820	405
Lease liabilities	944	923
Inventory and contract balances	549	4,814
Reserves and other accruals	181	396

	2020	2019
Tax loss carryforwards	8	—
Total deferred tax assets before valuation allowances	5,203	6,538
Less: valuation allowances	(8)	—
Total deferred tax assets	$5,195	$6,538
Future income taxes payable:
Fixed assets	(987)	(906)
Right-of-use assets	(932)	(907)
Prepaid expenses	(186)	(435)
Other	(647)	(595)
Total deferred tax liabilities	(2,752)	(2,843)
Net deferred tax asset	$2,443	$3,695

The Company evaluates the realizability of its deferred tax assets by tax-paying component and assesses the need for a valuation allowance on an annual basis. In the course of performing this analysis, the Company evaluates the profitability of each tax-paying component on a historic cumulative basis and a forward-looking basis. In 2020, the total valuation allowance for the Company increased by $8 due to net operating losses for which it is more likely than not that the benefit of these items will not be realized.
Unrecognized Tax Benefits
As of December 31, 2020, the Company had gross tax-effected unrecognized tax benefits of $547, of which $547, if recognized, would impact the effective tax rate. The interest expense related to unrecognized tax benefits for the years ended December 31, 2020 and 2019 are immaterial. A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2020 and 2019 is as follows:
	2020	2019
Balance at January 1	$469	$342
Additions for tax positions related to the current year	78	127
Balance at December 31	$547	$469
The Company conducts business primarily in the United States and, as a result, is included in the Parent entities’ federal and state income tax returns. In the normal course of business, the Parent entities are subject to examination by taxing authorities throughout the United States. As a result of the Parent entities’ audits, with few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations for years before 2014. The Parent amended its tax returns for tax years 2014 through 2016 to reflect refunds related to increased research tax credits, which are subject to audit. The Company is currently under audit for taxable years between 2016 and 2018 in Germany.
9.
Pension and Postemployment Benefits

The unaudited Combined Financial Statements reflect the pension and post-retirement plans of the Company on a multi-employer basis. As a result, the assets and liabilities related to these plans are not reflected in the unaudited Combined Financial Statements.
A majority of the Company’s employees are participants in defined benefit pension plans as well as post-retirement plans administered and sponsored by the Parent. Benefits under the plans are based primarily on years of service and employees’ compensation. Pension entitlements are funded by contributions by the Parent to a separately administered pension fund. The Parent allocates costs associated with the pension plans to the Company primarily based on the annual service cost of the active participants. In certain jurisdictions, statutory regulations require the transfer of certain of the Parent’s plan assets and related pension obligations which are not recorded in the Company’s financial statements to successor employers upon divestiture of the business.

Additionally, the Parent maintains a post-employment benefit plan to provide limited benefits to its former employees, including former employees of the Company, if they are involuntarily terminated. The duration of these benefits is generally based on the employee’s term of service with the Parent, and includes both severance compensation and other benefits, including medical coverage. The post-employment plan is published and is considered a benefit to employees which is earned over the employee’s term of service. As a result, the Parent recognizes the cost of this benefit as it is earned by the employee as required by ASC 712: Compensation — nonretirement postemployment benefits.
For the years ended December 31, 2020 and 2019, the Company was allocated $30,808 and $31,547, respectively, of pension costs under CAS and generated recovery based on these allocated costs under CAS. The CAS allocation of pension costs is included in the allocated functional service expenses and general corporate expenses. Refer to Note 4 for additional information.
The Company accounted for its employee pension and post-retirement plans in accordance with FAS for the purpose of these unaudited Combined Financial Statements. The Company’s pension adjustment included in the financial statements reflects the difference between CAS pension expense that was historically allocated to the Company and historical FAS pension expense as calculated by the Company.
The Company’s FAS pension and post-retirement expense for the years ended December 31, 2020 and 2019 was $11,700 and $10,413, respectively, and is reflected as an expense in the unaudited Combined Statements of Operations. The following table presents the Company’s historical pension expense for the years ended December 31, 2020 and 2019:
	2020	2019
Allocated CAS pension expense	$30,808	$31,547
FAS/CAS pension adjustment	(11,700)	(10,413)
FAS pension expense	$19,108	$21,134
The unaudited Combined Balance Sheet as of December 31, 2020 includes $5,811 of projected benefit obligation associated with a pension plan in Germany, of which $5,573 is included in Other long-term liabilities.
10.
Revenue from Contracts with Customers

Contract Assets and Liabilities
Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. Contract liabilities relate to payments received in advance of the satisfaction of performance under the contract. We receive payments from customers based on the terms established in our contracts.
Total contract assets and contract liabilities as of December 31, 2020 and 2019 are as follows:
	2020	2019
Contract assets	$154,084	$157,332
Contract liabilities	(95,519)	(134,643)
Net contract assets	$58,565	$22,689
For the year ended December 31, 2020, contract assets and contract liabilities decreased by $3,248 and $39,124, respectively, primarily due to (i) the loss of the Warfighter and Opel and Vauxhall programs and (ii) decreases in sales for certain commercial training projects related to the impact of the COVID-19 pandemic.
Contract assets consisted of the following as of December 31, 2020 and 2019:
	2020	2019
Unbilled	$154,084	$157,332
Progress payments	—	—
Total contract assets	$154,084	$157,332

The U.S. government has title to the assets related to unbilled amounts on U.S. government contracts that provide progress payments.
Contract assets can include retentions arising from contractual provisions. As of December 31, 2020, there were no such retentions.
11.
Commitments and Contingencies

Government Oversight
In the ordinary course of business, the Company is subject to regulatory and governmental examinations, information gathering requests, inquiries, investigations and threatened legal actions and proceedings. For example, we are now, and believe that, considering the current U.S. government contracting environment, we will continue to be the subject of one or more U.S. government investigations. Our contracts with the U.S. government are also subject to audits. Agencies that oversee contract performance include: the Defense Contract Audit Agency (“DCAA”), the Defense Contract Management Agency (“DCMA”), the Inspectors General of the U.S. Department of Defense (“DoD”) and other departments and agencies, the Government Accountability Office (“GAO”), the Department of Justice (“DOJ”), and Congressional Committees. Other areas of our business operations may also be subject to audit and investigation by these and other agencies. From time to time, agencies investigate or conduct audits to determine whether our operations are being conducted in accordance with applicable requirements. Such investigations and audits may be initiated due to a number of reasons, including as a result of a whistleblower complaint. Such investigations and audits could result in administrative, civil or criminal liabilities, including repayments, fines, treble or other damages, forfeitures, restitution, or penalties being imposed upon us, the suspension of government export licenses or the suspension or debarment from future U.S. government contracting. U.S. government investigations often take years to complete. The U.S. government also reserves the right to debar a contractor from receiving new government contracts for fraudulent, criminal or other seriously improper conduct. The U.S. government could void any contracts found to be tainted by fraud. Like many defense contractors, we have received audit reports recommending the reduction of certain contract prices because, for example, cost or pricing data or cost accounting practices used to price and negotiate those contracts may not have conformed to government regulations. Some of these audit reports recommend that certain payments be repaid, delayed, or withheld, and may involve substantial amounts. We have made voluntary refunds in those cases we believe appropriate, have settled some allegations and, in some cases, continue to negotiate and/or litigate. The Company may be, and has been, required to make payments into escrow of disputed liabilities while the related litigation is pending. If the litigation is resolved in the Company’s favor, any such payments will be returned to the Company with interest. Our final allowable incurred costs for each year are also subject to audit and have, from time to time, resulted in disputes between us and the U.S. government, with litigation resulting at the Court of Federal Claims (“COFC”) or the Armed Services Board of Contract Appeals (“ASBCA”) or their related courts of appeals. In addition, the DOJ has, from time to time, convened grand juries to investigate possible irregularities by us. We also provide services to customers outside of the U.S., and those sales are subject to local government laws, regulations and procurement policies and practices. Our compliance with such local government regulations or any applicable U.S. government regulations (e.g., the Foreign Corrupt Practices Act (“FCPA”) and International Traffic in Arms Regulations (“ITAR”)) may also be investigated or audited. In addition, we accrue for liabilities associated with those matters that are probable and can be reasonably estimated. The most likely liability amount to be incurred is accrued based upon a range of estimates. Where no amount within a range of estimates is more likely, then we accrue the minimum amount. Other than as specifically disclosed in these unaudited Combined Financial Statements, we do not expect these audits, investigations or disputes to have a material effect on our financial position, results of operations or liquidity, either individually or in the aggregate.
Legal Proceedings
The Company is subject to various litigation matters across jurisdictions. Particularly, CDC, a subcontractor for construction of fencing and surveillance equipment for border security services in Jordan, submitted claims with a total value of $23,200 with respect to work that CDC alleges the Company or the Company’s customer requested CDC perform outside the scope of the Company’s purchase order with CDC, which had a period of performance from October 2015 through October 2018. The Company’s offer to settle and assessment of exposure related to the CDC claims was $888. Management believes that this offer was appropriate for the recognition of program costs in the Company’s unaudited Combined Financial Statements. As of the date the Company’s unaudited Combined Financial Statements were available to be issued, discussions between all parties remain ongoing. At this time, the Company is unable to predict the outcome, or the possible range of loss, if any, which could result from the resolution of this matter.
The Company is subject to other legal proceedings, both asserted and unasserted, that arise in the ordinary course of business. The Company cannot predict the ultimate outcome of such legal proceedings or in certain instances provide reasonable ranges of potential losses. However, as of the date of this report, the Company believes that none of these claims will have a material adverse effect on the Company’s financial position or results of operations. In the event of unexpected subsequent developments and given the inherent unpredictability of these matters, there can be no assurance that the Company’s assessment of any claim will reflect the ultimate outcome, and an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s financial position or results of operations in the particular period.
12.
Subsequent Events

The Company evaluated events and transactions occurring subsequent to December 31, 2020 through October 11, 2021, the date that the unaudited Combined Financial Statements were available to be issued.
The U.S. Army Contracting Command selected Raytheon to train the Afghanistan Air Force in aircraft maintenance and to provide tailored training for the Afghanistan Air Force pilots, including classroom, fixed-wing and rotary aircraft instruction in August 2019, and May 2020, respectively. Four task orders under the aforementioned contracts are performed by the Business and have been included in the historical results of operations, financial position and cash flows of the Company presented in these unaudited Combined Financial Statements.
In August 2021, the United States Armed Forces completed their withdrawal from Afghanistan, increasing the risk of early termination to Afghan military training contracts. As of December 31, 2020, the full amount of funded backlog was $99,719 related to the four task orders that are served by the Business. In the event of contract termination, the Company expects to be paid in accordance with the contract’s terms for costs incurred, plus a reasonable profit and settlement expenses.
On September 8, 2021, Vertex Aerospace LLC signed a definitive agreement to acquire Raytheon Technologies Corporation’s Mission Critical Solutions and Training Services Business. The transaction will close following the satisfaction of customary closing conditions, including the receipt of regulatory approvals.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

VERTEX AEROSPACE SERVICES HOLDING CORP.,

VECTRUS, INC.,

ANDOR MERGER SUB INC.

and

ANDOR MERGER SUB LLC

Dated as of March 7, 2022

ARTICLE I
THE MERGERS; CLOSING; EFFECTIVE TIMES

A-i

A-ii

A-iii

Exhibits
Exhibit A	Support Agreement
Exhibit B	Shareholders Agreement
Exhibit C	Registration Rights Agreement
Exhibit D	First Certificate of Merger
Exhibit E	Second Certificate of Merger
Exhibit F	Certificate of Formation and Limited Liability Company Agreement of the Surviving Company
Exhibit G	FIRPTA Documentation
Exhibit H	Termination Agreement
Exhibit I	Amended and Restated Bylaws of Parent

A-iv

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of March 7, 2022, by and among Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Company”), Vectrus, Inc., an Indiana corporation (“Parent”), Andor Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent (“Merger Sub Inc.”), and Andor Merger Sub LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of Parent (“Merger Sub LLC”). The parties hereto are referred to collectively as the “Parties” and individually as a “Party.”
RECITALS
WHEREAS, on the terms and subject to the conditions set forth herein, at the First Effective Time, Merger Sub Inc. will merge with and into the Company, with the Company surviving the merger (the “First Merger”) as a direct, wholly owned Subsidiary of Parent (the corporation surviving the First Merger, the “First Merger Surviving Corporation”);
WHEREAS, on the terms and subject to the conditions set forth herein, immediately after the First Merger, at the Second Effective Time, the First Merger Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the merger (the “Second Merger” and, taken together with the “First Merger,” the “Mergers”) as a direct, wholly owned Subsidiary of Parent (the company surviving the Second Merger the “Surviving Company”);
WHEREAS, on the terms and subject to the conditions set forth herein, immediately after the Second Merger, Parent shall cause the Contributions (as defined below) to occur;
WHEREAS, at the Closing but prior to the consummation of the First Merger, the Company will consummate the Debt Financing and use a portion of the net proceeds thereof to redeem 100% of the issued and outstanding shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Company Preferred Stock”), such that, upon the consummation of the First Merger, the issued and outstanding capital stock of the Company will consist solely of shares of common stock, $0.01 par value per share (the “Company Common Stock”);
WHEREAS, the Board of Directors of the Company has unanimously (a) determined that this Agreement and the Transactions are in the best interests of the Company and its stockholders; (b) approved, adopted and declared advisable this Agreement and the Transactions; (c) directed that the approval and adoption of this Agreement (including the Transactions) be submitted to the Company’s stockholders; and (d) recommended the adoption of this Agreement and approval of the Transactions by the Company’s stockholders;
WHEREAS, the Board of Directors of Parent has unanimously (a) determined that this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment) are in the best interests of Parent and its shareholders; (b) approved, adopted and declared advisable this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment); (c) directed that the Parent Share Issuance and the Parent Charter Amendment be submitted to a vote at a meeting of Parent’s shareholders; and (d) recommended the approval of the Parent Share Issuance and the Parent Charter Amendment by Parent’s shareholders;
WHEREAS, each of the Board of Directors of Merger Sub Inc. and Board of Managers of Merger Sub LLC has unanimously (a) approved, adopted and declared advisable this Agreement and the Transactions and (b) directed that this Agreement (including the Transactions) be submitted to Parent for its approval and adoption in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC;
WHEREAS, substantially concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent, Merger Sub Inc. and Merger Sub LLC to enter into this Agreement, the stockholders of the Company representing 100% of the Company Common Stock as of the date hereof, are entering into a support agreement with Parent and the Company in the form attached hereto as Exhibit A (the “Support Agreement”);
WHEREAS, immediately after the execution and delivery of this Agreement, the stockholders of the Company representing 100% of the Company Common Stock as of the date hereof, will execute and deliver an action by written consent of the Company’s stockholders (the “Company Stockholder Consent”), adopting this Agreement and approving the Transactions;
WHEREAS, immediately after the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub Inc. and the sole member of Merger Sub LLC, will execute and deliver actions by written consents (the “Merger Sub Consents”), adopting this Agreement and approving the Transactions;
WHEREAS, for U.S. federal income Tax purposes, the Parties intend that (i) the Mergers, taken together, be treated as an integrated transaction that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), (ii) Parent and the Company each be a party to the reorganization within the meaning of Section 368(b) of the Code and (iii) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations thereunder;
WHEREAS, substantially concurrently with the consummation of the Closing, Parent, Vertex Aerospace Holding LLC (“Virgo Holdco”) and the other shareholders of the Company who are signatories thereto will enter into a shareholders agreement in substantially the form attached hereto as Exhibit B (the “Shareholders Agreement”);
WHEREAS, substantially concurrently with the consummation of the Closing, Parent, Virgo Holdco, the persons listed on Schedule A thereto under the heading “Management” and Ally Commercial Finance, LLC will enter into a registration rights agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and
WHEREAS, the Company, Parent, Merger Sub Inc. and Merger Sub LLC desire to make certain representations, warranties and covenants in this Agreement in connection with the Mergers and to prescribe various conditions to the Mergers.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the Parties hereto agree as follows:
ARTICLE I
THE MERGERS; CLOSING; EFFECTIVE TIMES
Section 1.01   The First Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall file a certificate of merger in the form of Exhibit D attached hereto (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the First Merger. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the First Certificate of Merger in accordance with the DGCL (the effective time of the First Merger being hereinafter referred to as the “First Effective Time”).
(b)   Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, (i) Merger Sub Inc. shall be merged with and into the Company in accordance with the DGCL and (ii) the separate corporate existence of Merger Sub Inc. shall cease and the Company shall continue its corporate existence under the DGCL as the surviving company in the First Merger.
(c)   From and after the First Effective Time, the First Merger Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities and restrictions of the Company and Merger Sub Inc., all as provided under the DGCL, and the First Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

Section 1.02   The Second Merger.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Closing and immediately after the First Effective Time, the First Merger Surviving Corporation shall file a certificate of merger in the form of Exhibit E attached hereto (the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and DLLCA and shall make all other filings or recordings required under the DGCL and DLLCA, as applicable, in connection with the Second Merger. The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Second Certificate of Merger in accordance with the DGCL and the DLLCA, but in all cases after the First Effective Time (the effective time of the Second Merger being hereinafter referred to as the “Second Effective Time”).
(b)   Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, (i) the First Merger Surviving Corporation shall be merged with and into Merger Sub LLC in accordance with the DGCL and the DLLCA and (ii) the separate corporate existence of the First Merger Surviving Corporation shall cease and Merger Sub LLC shall continue its corporate existence under the DLLCA as the surviving company in the Second Merger.
(c)   From and after the Second Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the First Merger Surviving Corporation and Merger Sub LLC, all as provided under the DGCL and DLLCA, and the Second Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and the DLLCA.
Section 1.03   Contributions.   Parent shall, on the Closing Date, (a) immediately following the Second Effective Time, contribute all of the Equity Interests of Vectrus Systems Corporation (“Valor Systems”) to the Surviving Company, (b) immediately following the contribution described in clause (a), cause the Surviving Company to contribute all of the Equity Interests of Valor Systems to Vertex Aerospace Intermediate LLC (“Virgo Aerospace Intermediate”), and (c) immediately following the contribution described in clause (b), cause Virgo Aerospace Intermediate to contribute all of the Equity Interests of Valor Systems to Vertex Aerospace Services Corp. (“Virgo Borrower” and the contributions described in clauses (a) – (c), collectively, the “Contributions”).
Section 1.04   Closing.   The closing (the “Closing”) of the Mergers shall take place via the electronic exchange of documents and signatures at 9:00 a.m. (Eastern Time), on the fifth (5th) Business Day following the satisfaction or (to the extent permitted by Law) waiver by the Party or Parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions by the Party or Parties entitled to the benefits thereof), or at such other place, time and date as shall be mutually agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 1.05   Organizational Documents of the First Merger Surviving Corporation and Surviving Company.
(a)   At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub Inc. as in effect immediately prior to the First Effective Time (except that the provisions relating to the incorporator shall be omitted), and as so amended shall be the certificate of incorporation of the First Merger Surviving Corporation until thereafter amended as provided therein or by Applicable Law.
(b)   At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the bylaws of the Company shall be amended in their entirety as the bylaws of Merger Sub Inc. as in effect immediately prior to the First Effective Time,and as so amended shall be the bylaws of the First Merger Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

(c)   At the Second Effective Time, by virtue of the Second Merger and without any further action on the part of Parent, the First Merger Surviving Corporation, Merger Sub LLC or any other Person, the certificate of formation and limited liability company agreement in the form of Exhibit F shall be the certificate of formation and limited liability company agreement of the Surviving Company from and after the Second Effective Time until thereafter amended as provided therein or by Applicable Law.
Section 1.06   Directors and Officers of the First Merger Surviving Corporation and Surviving Company.
(a)   From the First Effective Time until the Second Effective Time, the directors and officers of Merger Sub Inc. immediately prior to the First Effective Time shall be the directors and officers of the First Merger Surviving Corporation.
(b)   From and after the Second Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with Applicable Law and the certificate of formation and limited liability company agreement of the Surviving Company, the directors and officers of the First Merger Surviving Corporation immediately prior to the Second Effective Time shall be the directors and officers of the Surviving Company.
Section 1.07   Parent Governance Matters.
(a)   Parent Charter Amendment.   Subject to the receipt of the Parent Shareholder Approval, to the extent Parent and the Company mutually agree on a change to Parent’s corporate name prior to mailing of the Proxy Statement in accordance with Section 7.03, at the Closing, the articles of incorporation of Parent shall be amended and restated to reflect such new corporate name (the “Parent Charter Amendment”), and Parent shall cause the Parent Charter Amendment to be filed with the Secretary of State of the State of Indiana in accordance with the relevant provisions of the IBCL and other Applicable Law of the State of Indiana.
(b)   Headquarters.   Effective as of the Closing or as soon as reasonably practicable thereafter, Parent’s headquarters shall be located in the Northern Virginia area, with the specific location of the headquarters to be mutually agreed by Parent and the Company; provided that if such specific location is not determined prior to the Closing, such specific location shall be determined by the Board of Directors of Parent after the Closing.
(c)   Board of Directors of Parent.   Parent shall take all necessary action (including by passing the appropriate resolutions to the extent necessary, to be effective immediately following the Closing, to increase the size of the Board of Directors of Parent and appoint the applicable Board Designees to fill the resulting vacancies, and by securing or causing to be delivered to Parent (with evidence thereof to be provided to the Company) the resignations of then-serving directors of the Board of Directors of Parent) to cause:
(i)   the size of the Board of Directors of Parent as of the Closing to be fixed at eleven (11) directors, which shall be composed of: (A) five (5) directors who shall be individuals designated by Parent (each such individual and their successors, a “Parent Board Designee”) to remain on the Board of Directors of Parent, each of whom shall meet the applicable independence standards of NYSE and Parent’s corporate governance principles; (B) five (5) directors who shall be individuals designated by the Company (each such individual and their successors, a “Company Board Designee” and, together with the Parent Board Designees, the “Board Designees”) to be appointed to the Board of Directors of Parent; and (C) the Chief Executive Officer of Parent as of immediately prior to the Closing, and, in each case as of the Closing.
(ii)   the Board of Directors of Parent to remain staggered into three (3) classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Three (3) of the Company Board Designees shall be designated by the Company for appointment to the Board of Directors of Parent to fill vacancies resulting from the actions taken by Parent pursuant to the first sentence of this clause (c). The size of the Board of Directors of Parent shall be increased by two (2) seats to allow for the designation by the Company of the two (2) remaining Company Board Designees. At least one (1) Company Board Designee will be appointed to each of Class I, Class II and Class III and no more than two (2) Company Board Designees will be appointed to any class.

(d)   Chairperson of the Board of Directors of Parent.   Parent shall take all necessary action to designate a Parent Board Designee as the Chairperson of the Board of Directors of Parent as of the Closing.
(e)   Committees of the Board of Directors of Parent.   Parent shall take all necessary actions to maintain the following four committees of the Board of Directors of Parent as of the Closing: (i) Audit Committee; (ii) Compensation Committee; (iii) Nominating and Governance Committee; and (iv) Strategy Committee (collectively the “Standing Committees”). Parent shall cause the Board of Directors of Parent to appoint two (2) Company Board Designees to each of the Standing Committees (other than the Audit Committee, unless the Board of Directors of Parent reasonably determines one or more of the Company Board Designees satisfy the independence standards of the NYSE) effective as of the Closing. The chair of each of the Standing Committees as of the Closing shall be a Parent Board Designee mutually agreed in good faith between the Parties prior to the Closing.
(f)   Parent Executive Officers.   The Chief Executive Officer and Chief Financial Officer of Parent shall continue to serve in such positions from and after the Closing until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal, in each case in accordance with Parent’s amended and restated bylaws and each such person’s employment agreement. The executive officers of Parent from and after the Closing, other than the Chief Executive Officer and Chief Financial Officer, shall be such persons as Parent and the Company shall, cooperating in good faith, mutually agree prior to the Closing, each to serve in such respective capacities from and after the Closing until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal, in each case in accordance with Parent’s amended and restated bylaws and each such person’s employment agreement. Notwithstanding the foregoing, if any such person is unable or unwilling to serve, then the Parties shall agree in good faith on an appropriate replacement or defer until after the Closing.
(g)   Controlled Company.   Following the Closing, Parent shall take such appropriate action to qualify as a “controlled” company under the rules of NYSE.
(h)   Observer.   Subject to the provisions of this Section 1.07, Parent shall, at the Closing, be entitled (but shall not be obligated) to designate one (1) resigning director of the current Board of Directors of Parent (the “Observer”) who shall be entitled until the earlier of his or her death, resignation, disqualification or removal to observe all meetings of the Board of Directors of Parent, solely in the capacity of a non-voting observer, by providing the Company with a written notice identifying the Observer prior to the Closing Date.
ARTICLE II
EFFECT ON CAPITAL STOCK; EXCHANGE
Section 2.01   Effect on Capital Stock.
(a)   First Merger.   At the First Effective Time, by virtue of the First Merger and without any action on the part of the Company, Parent, Merger Sub Inc. or the holders of any Equity Interests in the Company, Parent or Merger Sub Inc.:
(i)   each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time, other than shares of Company Common Stock to be cancelled pursuant to Section 2.01(a)(ii) (the “Excluded Shares”), shall be converted into 67.8668567 (the “Exchange Ratio”) fully paid and nonassessable shares of Parent Common Stock (collectively, the “Merger Consideration”), subject to adjustment in accordance with Section 2.02 and (A) each share of Company Common Stock that was immediately prior to the First Effective Time represented by a certificate and (B) each uncertificated share of Company Common Stock that immediately prior to the First Effective Time was registered to a holder on the stock transfer books of the Company (other than Excluded Shares) shall cease to be outstanding, shall be cancelled and cease to exist and shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of any fractional shares of Company Common Stock pursuant to Section 2.04, in each case without any interest. The Merger Consideration issued (and paid) in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock and delivery of duly executed letters of transmittal in accordance with Section 2.03 will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the First Effective Time there will be no further registration of transfers on the stock transfer books of the First Merger Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any duly executed letters of transmittal with respect to former shares of Company Common Stock are presented to the First Merger Surviving Corporation or the Transfer Agent for any reason, they will be treated in accordance with this Article II.
(ii)   each share of Company Common Stock that is held immediately prior to the First Effective Time by the Company (as treasury stock or owned by any Subsidiary of the Company) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)   each share of common stock, $0.01 par value, of Merger Sub Inc. issued and outstanding immediately prior to the First Effective Time shall automatically be converted into and become one share of common stock, par value $0.01 per share, of the First Merger Surviving Corporation and shall constitute the only outstanding shares of capital stock of the First Merger Surviving Corporation.
(b)   Second Merger.   At the Second Effective Time, as a result of the Second Merger and without any action on the part of Parent, the Company, Merger Sub Inc., Merger Sub LLC, the First Merger Surviving Corporation or the holders of any Equity Interests in Parent, the Company, Merger Sub Inc., Merger Sub LLC or the First Merger Surviving Corporation:
(i)   each share of common stock of the First Merger Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii)   each Equity Interest of Merger Sub LLC issued and outstanding immediately prior to the Second Effective Time shall automatically be converted into and become one Equity Interest of the Surviving Company; and
(iii)   Parent shall become the sole member of the Surviving Company.
Section 2.02   Certain Adjustments.   Without limiting or affecting any of the provisions of Section 5.01 or Section 6.01, if, during the period between the date of this Agreement and the First Effective Time, any change in the Equity Interests of the Company or Parent (other than any issuances of Equity Interests expressly permitted by the terms of this Agreement) shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange, consolidation, equity issuance or readjustment of shares, subdivision, forfeiture or other similar transaction, or any stock dividend thereon (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, as applicable) with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Merger Consideration or any such other amounts payable pursuant to this Agreement.
Section 2.03   Exchange of Shares.
(a)   Transfer Agent.   As of or prior to the First Effective Time, Parent shall deposit, or shall cause to be deposited, with Computershare Trust Company, N.A. (“Transfer Agent”), in trust for the benefit of holders of the Company Common Stock, a number of shares of Parent Common Stock, in book-entry form, equal to the aggregate Merger Consideration issuable pursuant to Section 2.01(a)(i) for the purpose of exchanging the Company Common Stock for the Merger Consideration.
(b)   Exchange Procedures.   Prior to the First Effective Time, Parent shall provide, or cause the Transfer Agent to provide, to each Person who is or will be, as of immediately prior to the First Effective Time, a holder of record of Company Common Stock, a letter of transmittal and instructions (which shall contain customary representations and warranties of the type commensurate with a private placement of securities exempt from registration under the Securities Act and such other provisions, in each case, as Parent and the Company may mutually agree (including a provision confirming that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such letter of transmittal)). Upon delivery to (and receipt by) the Transfer Agent of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Company Common Stock will be entitled to receive (following the First Effective Time) the Merger Consideration (together with cash in lieu of fractional shares) that such holder has the right to receive pursuant to the provisions of this Article II. Until exchanged as contemplated by this Section 2.03, any shares of Company Common Stock will be deemed at any time after the First Effective Time to represent only the right to receive upon such exchange Merger Consideration as contemplated by this Section 2.03. No interest will be paid or accrue on any cash payable upon exchange of any shares of Company Common Stock.
Section 2.04   No Fractional Shares.
(a)   No certificates or scrip representing fractional shares of Parent Common Stock will be issued upon the conversion of the Company Common Stock pursuant to Section 2.01(a), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a holder of Parent Common Stock. For purposes of this Section 2.04, all fractional share interests to which a single record holder would be entitled will be aggregated, and calculations will be rounded up to three decimal places.
(b)   Fractional shares of Parent Common Stock that would otherwise be allocable to any former holders of Company Common Stock in the Mergers will be aggregated, and, if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, from Parent an amount in cash (rounded to the nearest cent), without interest, determined by multiplying the fraction of such fractional share of Parent Common Stock by the arithmetic average of the closing price (rounded to the nearest one ten thousandth) of Parent Common Stock on NYSE on the last five (5) trading days immediately preceding the Closing Date. Payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares of Parent Common Stock and will not represent separately bargained-for consideration.
Section 2.05   Treatment of Company Options.
(a)   Each Company Option that is outstanding immediately prior to the First Effective Time shall be cancelled as of the First Effective Time and, in exchange therefor, the holder of such Company Option shall be entitled to receive, as soon as practicable following the Second Effective Time, in consideration for the cancellation of such Company Option, Parent RSU Awards with the number of shares of Parent Common Stock subject to each such holder’s Parent RSU Awards in an amount set forth opposite the name of the applicable holder on Section 2.05(a) of the Company Disclosure Letter; provided that those individuals identified on Section 2.05(a) of the Company Disclosure Letter as receiving a cash payment shall instead receive such cash payment (subject to applicable withholding) set forth thereon. Except as otherwise set forth on Section 2.05(a) of the Company Disclosure Letter, each Parent RSU Award issued under this Section 2.05(a) shall vest as to 25% of shares of Parent Common Stock subject thereto on each of the six (6) month, twelve (12) month, eighteen (18) month and twenty four (24) month anniversaries of the Closing Date (rounded down to the nearest whole share in the case of the first three (3) vesting tranches), and shall be subject to such other terms and conditions generally consistent with those set forth on Section 2.05(a) of the Company Disclosure Letter which shall also be set forth in the award letter to such holder, which Parent agrees to approve and provide. Notwithstanding anything to the contrary set forth herein or on Section 2.05(a) of the Company Disclosure Letter, if any holder of Company Options forfeits such Company Options in accordance with the terms of the applicable agreement governing such Company Options prior to the First Effective Time, such holder shall not be entitled to receive any Parent RSU Awards.
(b)   Prior to the First Effective Time, the Company shall take all actions necessary or appropriate to effectuate the treatment of Company Options set forth in this Section 2.05, including (i) obtaining any necessary consents or approvals, (ii) providing any notices or communications to participants,

(iii) adopting any necessary or appropriate resolutions of the Board of Directors of the Company (and/or any applicable committee thereof) and (iv) making any necessary amendments to the terms of the Company Options. As soon as practicable following the Second Effective Time, Parent shall file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to a number of shares at least equal to the number of shares of Parent Common Stock subject to the Parent RSU Awards granted in respect of Company Options pursuant to this Section 2.05.
Section 2.06   Withholding Rights.   Parent, the Surviving Company and the Transfer Agent, as the case may be, (i) will deduct and withhold from the consideration otherwise required to be distributed pursuant to this Agreement such amounts as may be required to be deducted and withheld under the Code or any provision of state, local or foreign Tax Law and (ii) shall be entitled to request and be provided any necessary Tax forms, including (A) IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, or any similar information and (B) a properly executed statement, in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and the notification to the IRS required under Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company after the Closing, in each case dated as of the Closing Date and executed by the Company in substantially the form attached hereto as Exhibit G (the “FIRPTA Documentation”). Parent shall (x) timely file, or cause to be filed, with the IRS, the FIRPTA Documentation and (y) provide Virgo Holdco with an as-filed copy of the FIRPTA Documentation with proof of timely mailing to the IRS. Any amounts withheld and remitted to the applicable Governmental Authority in accordance with Applicable Law will be treated for all purposes of this Agreement as having been distributed to the Persons otherwise entitled hereto. If Parent, the Surviving Company or the Transfer Agent, intends to make any deduction or withholding from the Merger Consideration, then Parent will, not less than ten (10) Business Days prior to the Closing Date, provide the Company with written notice of such intent, setting forth in reasonable detail the basis for such deduction or withholding, and the Parties will cooperate on a reasonable basis to reduce or eliminate such deduction or withholding.
Section 2.07   No Liability.   None of the Parties hereto, the First Merger Surviving Corporation, the Surviving Company or the Transfer Agent will be liable to any Person in respect of any shares of Parent Common Stock properly delivered to any public official pursuant to any applicable abandoned property, escheat, or similar Law.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in the disclosure letter (the “Company Disclosure Letter”) delivered to Parent by the Company on the date of this Agreement, subject to Section 10.17, the Company hereby represents and warrants to Parent, as follows:
Section 3.01   Corporate Existence and Power.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate powers required to own or lease all of its properties or assets and to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified: (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.
(b)   Prior to the date of this Agreement, the Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (the “Company Organizational Documents”).

Section 3.02   Corporate Authorization.
(a)   The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by the Company of the Transactions, are within the corporate powers of the Company and, except for the Company Stockholder Consent (which Company Stockholder Consent will be delivered to Parent immediately after the execution and delivery of this Agreement), have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and each of the Ancillary Agreements to which the Company is a party has been (or will be) duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other Parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Exceptions”)).
(b)   The Board of Directors of the Company has unanimously adopted resolutions (i) determining that this Agreement and the Transactions are in the best interests of the Company and its stockholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions; (iii) directing that the approval and adoption of this Agreement (including the Transactions) be submitted to the Company’s stockholders; and (iv) recommending the adoption of this Agreement and approval of the Transactions (including the Transactions) by the Company’s stockholders. The Board of Directors of the Company has not subsequently rescinded, modified or withdrawn any of the foregoing resolutions.
Section 3.03   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is or is specified to be a party, and the consummation by the Company of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) the filing of each of the First Certificate of Merger and Second Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws or National Security Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of the New York Stock Exchange or any successor thereto (“NYSE”); (d) the Consents and Filings set forth on Section 3.03 of the Company Disclosure Letter; or (e) any other actions, Consents or Filings the absence of which (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.
Section 3.04   Non-contravention.   The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming effectiveness of the Company Stockholder Consent, contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents; (b) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Company Stockholder Consent, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 3.03 and effectiveness of the Company Stockholder Consent, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any Company Material Contract binding upon the Company or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b) through (d), as (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse

Effect, or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.
Section 3.05   Capitalization.
(a)   The authorized capital stock of the Company as of the date hereof consists of (i) 400,000 shares of Company Common Stock and (ii) 75,000 of Company Preferred Stock. As of the date of this Agreement, (i) 273,950.25 shares of Company Common Stock are issued and outstanding, (ii) 75,000 shares of Company Preferred Stock are issued and outstanding and (iii) 25,330.30 shares of Company Common Stock are reserved for issuance pursuant to the exercise of Company Options. Except as set forth in the immediately preceding sentence and except for changes resulting from the vesting and settlement of Company Options outstanding on the date hereof to the extent permitted by Section 5.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). No holder of Company Securities will have any dissenters’, appraisal or similar rights in connection with the Transactions.
(b)   All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Section 3.05(b) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Company Options as of the date hereof, including with respect to each such Company Option, (i) the name of the holder, (ii) the exercise price and (iii) the number of shares of Company Common Stock subject thereto. No Subsidiary of the Company owns any shares of capital stock of the Company.
(c)   There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.
(d)   There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the capital stock or other Equity Interests of the Company. None of the Company or any Subsidiaries of the Company has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect.
Section 3.06   Subsidiaries.
(a)   Each Subsidiary of the Company is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Each such Subsidiary is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Section 3.06(a) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company as of the date of this Agreement and its jurisdiction of incorporation or organization.
(b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien (other than those restrictions on transfer imposed by applicable securities Laws). Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, the Company Minority Owned JVs and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.
(c)   Section 3.06(c) of the Company Disclosure Letter sets forth a true and complete list of each entity, joint venture, profit-sharing arrangement, partnership, strategic alliance or similar venture in which the Company owns, directly or indirectly, 50% or less of the outstanding Equity Interests or other securities (the “Company Minority Owned JVs”), together with their jurisdiction of incorporation or organization, as applicable. To the knowledge of the Company, each Company Minority Owned JV is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, each Company Minority Owned JV is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no remaining capital contributions or other payments (including loans or advancements) due or payable, or that may become due or payable, to any Company Minority Owned JV from the Company or any of its Subsidiaries.
Section 3.07   Financial Statements and Financial Matters.
(a)   Section 3.07(a) of the Company Disclosure Letter sets forth the: (i) audited consolidated balance sheet of the Company and its Subsidiaries (excluding the Sky Business) as of each of December 31, 2020 and 2019 and the audited consolidated statements of operations, equity and cash flows for each of the 12-month periods then ended, (ii) audited carve-out balance sheet of the Sky Business as of each of December 31, 2020 and 2019 and the audited carve-out statements of operations, comprehensive income, cash flows and changes in net parent investment for each of the 12-month periods then ended, and (iii) unaudited consolidated balance sheet of the Company and its Subsidiaries (including the Sky Business from the date of its acquisition by the Company) as of December 31, 2021 and the unaudited consolidated statements of operations, equity and cash flows for such 12-month period then-ended (collectively, the “Company Financial Statements”). The unaudited consolidated balance sheet of the Company and its Subsidiaries (including the Sky Business from the date of its acquisition by the Company) as of December 31, 2021 is referred to herein as the “Company Balance Sheet”. The Company Financial Statements referred to in clause (i) and clause (iii) of the immediately preceding sentence have been prepared based upon the information contained in the Company’s and its Subsidiaries’ books and records, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated (except as may be indicated in the notes thereto, and subject, in the case of unaudited financial statements, to the normal year-end adjustments and to the absence of certain footnotes), and present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein. The books and records of the Company and its Subsidiaries have been maintained in all material respects in compliance with applicable legal and accounting requirements.
(b)   The Company and its Subsidiaries have established and maintain a system of internal controls. Such internal controls are reasonably designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.
Section 3.08   Disclosure Documents.   The information relating to the Company and its Subsidiaries that is provided in writing by the Company, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement will not, at (i) the time the definitive Proxy Statement is filed with the SEC, (ii) the time the Proxy Statement or any amendment or supplement thereto is first mailed to Parent’s shareholders and (iii) at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.09   Absence of Certain Changes.   Since the Company Balance Sheet Date through the date of this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (b) there has not been any event, change, effect, development or occurrence that is or would reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.10   No Undisclosed Material Liabilities.   There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that have not resulted and would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so disclosed and provided for in the Company Balance Sheet or in the notes thereto.
Section 3.11   Litigation.   There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective assets or properties of the Company or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that would reasonably be expected to be before) any Governmental Authority, that have resulted or would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, or that, as of the date hereof, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay the Mergers or the Contributions. There is no settlement or similar agreement that imposes any material ongoing obligations or restriction on the Company or any of its Subsidiaries. There is no Order outstanding or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, any present or former officers, directors or employees of the Company or any of its Subsidiaries in their respective capacities as such, or any of the respective material assets or properties of any of the Company or any of its Subsidiaries, under which the Company or any of its Subsidiaries has any material ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.
Section 3.12   Permits.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Company Permits”). All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries are and since the Measurement Date, have been in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of the Company, threatened that seeks, or, to the knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.13   Compliance with Applicable Laws.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the Company and each of its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws;
(b)   neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law;
(c)   the Company, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other Third Party acting on their behalf, has, since the Measurement Date, complied with all applicable Specified Business Conduct Laws;
(d)   since the Measurement Date, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving the Company or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws;
(e)   neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf is a Sanctioned Person;
(f)   since the Measurement Date, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws;
(g)   no officer, director or employee of the Company or any of its Subsidiaries is a Government Official; and
(h)   the Company and its Subsidiaries have in place policies, procedures and controls that are reasonably designed to promote compliance with any applicable Specified Business Conduct Laws.
Section 3.14   Company Material Contracts.
(a)   Section 3.14(a) of the Company Disclosure Letter sets forth a list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or its or their assets are bound (other than any Company Employee Plan) (each such Contract listed or required to be so listed, a “Company Material Contract”):
(i)   other than teaming agreements entered into in connection with the pursuit of a specific Government Contract or subcontract thereto or customary non-disclosure agreement, any Contract that (A) limits or purports to limit, in any material respect, the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of the Surviving Company, Parent, the Company or any of their respective Subsidiaries after the Closing (except where such limitation is imposed pursuant to Applicable Laws) or (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on the Company or any of its Subsidiaries (or, after the Closing, that would be binding on the Surviving Company, Parent or any of their respective Subsidiaries);
(ii)   promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by the Company or any of its Subsidiaries of, or any similar commitment by the Company or any of its Subsidiaries with respect to, the obligations, liabilities or Indebtedness of any other Person, in each case in a principal amount in excess of $10,000,000;
(iii)   any Contract restricting the payment of dividends or the making of distributions to stockholders of the Company or the repurchase of stock or other equity of the Company;
(iv)   any Contract that would require the disposition of any material assets or line of business of the Company or its Subsidiaries as a result of the consummation of the Mergers;
(v)   any joint venture, profit-sharing, partnership, strategic alliance, collaboration, material research and development or other similar agreements with a third party that is material to the business of the Company and its Subsidiaries, taken as a whole;
(vi)   any Contract pursuant to which the Company or any of its Subsidiaries receives from any Third Party a license or similar right to any Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, other than licenses with respect to non-customized Software that is generally available and licensed pursuant to standard commercial terms;
(vii)   any Contract pursuant to which the Company or any of its Subsidiaries grants to any Third Party a license or similar right to any Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, other than nonexclusive licenses granted in the ordinary course of business;
(viii)   each of the top twenty (20) Company Government Contracts based on aggregate payments that are reasonably expected to made to the Company or any of its Subsidiaries during the remaining period of performance;
(ix)   any Related Party Contract to which the Company is a party;
(x)   any Contract involving the settlement of any action or threatened action (or series of related actions) that will, after the date hereof, (A) involve payments by the Company or any of its Subsidiaries in excess of $10,000,000 or (B) impose material monitoring or reporting obligations on the Company or any of its Subsidiaries outside the ordinary course of business;
(xi)   any Contract that is a lease of personal property that requires annual rent or other payments by lessee in excess of $5,000,000 to which the Company or any of its Subsidiaries is a party, as lessee, with the exception of any leases for which costs are directly reimbursable under a Government Contract with the U.S. government;
(xii)   any Contract that is a Company Real Property Lease;
(xiii)   any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries (other than any such Contracts that are terminable by the Company or any of its Subsidiaries on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice); and

(xiv)   any Contract that relates to the acquisition or disposition of any Person, business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products or the provision of services in the ordinary course of business) and under which the Company or its Subsidiaries have a material continuing obligation, including any material “earn-out” or similar contingent payment obligation, transition services obligation or indemnity obligation.
(b)   All of the Company Material Contracts are, subject to applicable Bankruptcy and Equity Exceptions, valid and binding obligations of the Company or a Subsidiary of the Company (as the case may be) and, to the knowledge of the Company, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against the Company or its Subsidiaries (as the case may be) and, to the knowledge of the Company, each of the other parties thereto (except for such Company Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, except where the failure to be valid and binding obligations and in full force and effect and enforceable has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no Person is seeking to terminate or challenge the validity or enforceability of any Company Material Contract, except such terminations or challenges that have not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither the Company nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Company Material Contract, except for those violations and defaults (or potential defaults) that have not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole.
Section 3.15   Taxes.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete.
(ii)   The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by the Company or any of its Subsidiaries, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve.
(iii)   There is no Proceeding (including an audit) pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset in any jurisdiction.
(iv)   There are no requests for advance Tax rulings, requests for technical advice, requests for change in any method of accounting or any similar requests or determinations in respect of any Tax or Tax asset pending or in progress between the Company or any of its Subsidiaries and any Taxing Authority.
(v)   There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.
(vi)   No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries

(nor to the knowledge of the Company is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP.
(vii)   No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and/or the Company’s Subsidiaries do not pay Taxes or file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(viii)   Neither the Company nor any of its Subsidiaries (1) has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company or any of its Subsidiaries was the common parent, (2) is party to any Tax Sharing Agreement (other than any such agreement solely between the Company and its Subsidiaries), or (3) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor.
(ix)   Neither the Company nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law.
(x)   Neither the Company nor any of its Subsidiaries have waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension has been made.
(xi)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for any taxable period (or portion thereof) ending on or prior to the Closing Date (including as a result of any adjustment under Section 481 of the Code (or any similar provision state, local or non-U.S. Applicable Law)), (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, (iii) intercompany transactions occurring, or any excess loss account existing, prior to the Closing, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received or deferred revenue recognized prior to the Closing.
(b)   During the two (2)-year period ending on the date of this Agreement, the Company was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(c)   Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 3.16   Company Service Providers and Company Employee Plans.
(a)   Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Company Employee Plan and specifies whether each such material Company Employee Plan is a Company U.S. Plan or a Company International Plan.
(b)   Except for those Company Employee Plans set forth on Section 3.16(b) of the Company Disclosure Letter, none of the Company, its Subsidiaries, or their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or has since January 1, 2016, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had liability (whether actual or contingent) with respect to, (i) any Company Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code (a “Company Pension Plan”), (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) (each such plan, a “Company Multiemployer Plan”)), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA). No union has asserted, or, to the knowledge of the Company, threatened to assert that its members have a right to any benefits under a Company Pension Plan not provided by a plan identified in Section 3.16(a) of the Company Disclosure Letter.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company, its Subsidiaries and each of their respective ERISA Affiliates have timely made all contributions and payments required to be made by such entity to each Company Multiemployer Plan that is subject to Title IV of ERISA (each, a “Company Multiemployer Pension Plan”) under the terms of the applicable Collective Bargaining Agreement, participation agreement, or Company Multiemployer Plan trust agreement or other governing document that governs such contribution obligation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any of its Subsidiaries, nor any of their ERISA Affiliates has incurred or is reasonably expected to incur any liability on account of a “complete withdrawal” or “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Company Multiemployer Pension Plan (including as a result of the Transactions).
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan (but not including a Company Multiemployer Pension Plan) that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Company Employee Plan (but not including a Company Multiemployer Plan) and intended to be tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Company Employee Plan or related trust.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Employee Plan (but not including any Company Multiemployer Plan) has been maintained, established, administered and operated in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or reasonably expected to involve, any Company Employee Plan or related trust (but not including any Company Multiemployer Plan) before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, (iii) no events have occurred with respect to any Company Employee Plan (other than a Company Multiemployer Plan) that would reasonably be expected to result in the assessment of any excise taxes or penalties against the Company or any of its Subsidiaries, and (iv) the Company and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan or Applicable Law to be made to a Company Employee Plan.
(f)   With respect to each current or former Company Service Provider, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit or increase in any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit or forgiveness of indebtedness; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Employee Plan; or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or the First Merger Surviving Corporation to merge, amend or terminate any Company Employee Plan.

(g)   No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to “gross-up”, indemnify or otherwise reimburse any current or former Company Service Provider for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code.
(h)   Neither the Company nor any of its Subsidiaries has any material current or projected liability for, and no material Company Employee Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Company Service Provider (other than coverage mandated by Applicable Law).
(i)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company International Plan (i) has been maintained in compliance with its terms and Applicable Law, except for failures that have not had and would not reasonably be expected to, individually or in the aggregate, result in liability to the Company and its Subsidiaries, taken as a whole, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.
Section 3.17   Labor Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, labor standards, hiring, promotion, and termination of employees, working conditions, overtime, minimum wage and wage payment Laws (including meal/break, final pay, and pay equity Laws), employee and contractor classification, discrimination, retaliation, sexual harassment, sexual misconduct, disability rights, reasonable accommodation, leaves of absence, paid sick leave, unemployment insurance, civil rights, affirmative action, work authorization, immigration, safety and health and workers’ compensation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Measurement Date, there have been no Proceedings pending or, to the knowledge of the Company, threatened to be filed against the Company or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor regarding such labor and employment Laws. Since the Measurement Date, neither the Company nor any of its Subsidiaries have received any written notice of an investigation, charge, citation, penalty, or assessment from any Governmental Authority with respect to any such labor and employment Laws.
(b)   To the knowledge of the Company, since the Measurement Date, (i) no allegations of sexual harassment, sexual abuse, or other sexual misconduct have been made against any officer, director, or employee at the level of manager or above of the Company or any of its Subsidiaries and (ii) there are no Proceedings pending or, to the knowledge of the Company, threatened related to any allegations of sexual harassment, sexual abuse, or other sexual misconduct by any director, officer or employee at the level of manager or above of the Company or any of its Subsidiaries. Since the Measurement Date, neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct by any officer, director, or employee at the level of manager or above of the Company or any of its Subsidiaries.
(c)   Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of the Company there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any Company Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Company Service Provider with respect to the Company or its Subsidiaries. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions.
(d)   The Company and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with WARN and has no material liabilities or other obligations thereunder. Neither the Company nor any of its Subsidiaries has taken any action during the 90-day period prior to the date hereof, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation following the Closing Date under WARN.
(e)   The Company and its Subsidiaries have taken commercially reasonable steps to minimize potential workplace exposure to COVID-19.
Section 3.18   Intellectual Property and Information Technology.
(a)   Section 3.18(a) of the Company Disclosure Letter sets forth all patents, registered trademarks, registered copyrights, Internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by the Company or any of its Subsidiaries (“Registered Company IP”). The Registered Company IP is subsisting and, excluding any pending applications contained therein, to the knowledge of the Company, is valid and enforceable.
(b)   The Company or its Subsidiaries solely own, free and clear of all Liens (other than Permitted Liens), or have the rights to use, all Company Owned IP and Company IT Systems material to the conduct of their respective businesses as currently conducted.
(c)   Each Person, including employees and independent contractors, who has created or developed any Company Owned IP by or on behalf of the Company or any of its Subsidiaries has assigned all right, title and interest in such Company Owned IP to the Company or the applicable Subsidiary.
(d)   (i) There are no pending or, to the knowledge of the Company, threatened claims against the Company or any of its Subsidiaries alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person by the Company or any of its Subsidiaries, and the operations of the businesses (including the products and services) of the Company and its Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) there are no pending or threatened written claims by the Company or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any Person of any material Company Owned IP and to the knowledge of the Company, no Third Party has since the Measurement Date, infringed, misappropriated or otherwise violated any material Company Owned IP.
(e)   To the knowledge of the Company, the Company does not use any open source Software in a manner that would violate any license agreements applicable to such open source Software, or that would grant or purport to grant to any Person any rights to or immunities under any of the Company Owned IP, or that would require the disclosure of source code associated with any Company Owned IP.
(f)   The Company has taken commercially reasonable measures to maintain in confidence all Trade Secrets and confidential information that are part of the Company Owned IP or third party confidential information that the Company or its Subsidiaries are obliged to protect pursuant to a non-disclosure agreement.
(g)   Since the Measurement Date: (i) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has experienced any Company Security Breach (including any malfunction, cyber-attacks or other material disruption or impairment of Company IT Systems) and the conduct of the Company and its Subsidiaries’ business has complied with all Applicable Law governing Company IT Systems, the protection, security, use, destruction, or transfer of Company Confidential Data, and Company Security Breach notification obligations, including those related to any Company Government Contracts or Government Bids of the Company or its Subsidiaries (including FAR 52.204-25, Defense Federal Acquisition Regulation Supplement (“DFARS”) 252.204-7012 and DFARS 252.204-7017, and any supplements, amendments or revised editions thereof); (ii) each of the Company and its Subsidiaries have maintained adequate security measures to protect, from unauthorized access by any parties, all Company Confidential Data under its control or in its possession; (iii) the Company and each of its Subsidiaries have taken commercially reasonable actions, consistent with industry standards and Applicable Law, to monitor and protect the confidentiality, integrity, availability, operation and security of the Company IT Systems, including implementing and maintaining appropriate backup, business continuity and disaster recovery policies, procedures and facilities, and Software support arrangements; (iv) the Company and its Subsidiaries have conducted commercially reasonable data and system security testing or audits and have resolved or remediated any material data or system security issues or vulnerabilities identified; and (v) except as had not been and would not reasonably be expected to be, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries have been in compliance with all of their respective binding policies relating to data protection, privacy, or the collection, use, storage, processing, transfer or disclosure of Company Confidential Data.
(h)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Measurement Date, each of the Company and its Subsidiaries (i) has been in compliance with all obligations regarding Personal Information under any Company Material Contract or Company Government Contract and (ii) has not caused its customers to be out of compliance with Applicable Laws relating to privacy; data protection; or the collection, use, storage, processing, or disclosure of Company Confidential Data. Since the Measurement Date, no Governmental Authority or employee or customer of the Company or any of its Subsidiaries has claimed in writing, or to the knowledge of the Company, orally, that the Company or any of its Subsidiaries has engaged in any data privacy or information violation or otherwise made claims in writing relating to any Company Security Breach.
Section 3.19   Environmental Liability.   The Company has made available all material environmental, health and safety audits, investigations and sampling or similar reports with respect to the Company and its Subsidiaries and any material non-privileged documents related to any non-compliance with, or liability under, Environmental Laws of the Company or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the Company and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with all Environmental Laws;
(b)   the Company and each of its Subsidiaries possesses and is, and has been since the Measurement Date, in compliance with all applicable Environmental Permits and all such Environmental Permits are valid and in good standing;
(c)   there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective properties or operations;
(d)   there has been no Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, the Company or any of its Subsidiaries; and
(e)   neither the Company nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of the Company, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in an Environmental Claim or Environmental Liability related to the Company or any of its Subsidiaries.
Section 3.20   Insurance. Section 3.20 of the Company Disclosure Letter sets forth a true and complete list of all material current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, cyber, vehicular, aviation and hull, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the Company and its Subsidiaries and relating to the assets, business, operations, employees, officers, directors and managers of the Company and its Subsidiaries (collectively, the “Company Insurance Policies”). Such Company Insurance Policies are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Company Insurance Policies. All premiums due on such Company Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Company Insurance Policy. The Company Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of its Subsidiaries. All such Company Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the knowledge of the Company, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company or its Subsidiaries pending under any such Company Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Company nor any of its Subsidiaries is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Company Insurance Policy.
Section 3.21   Company Government Contracts.
(a)   (i) Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of Company and its Subsidiaries, taken as a whole, each Company Government Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and each such Company Government Contract was awarded in compliance with Applicable Law.
(ii)   Except as had not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of Company and its Subsidiaries, taken as a whole, since the Measurement Date: (1) the Company and its Subsidiaries have complied with (A) the terms and conditions of, and (B) the requirements of any Applicable Laws pertaining to, each Company Government Contract and Government Bid to which the Company or any of its Subsidiaries is a party, including the FAR, the Cost Accounting Standards, the Truthful Cost or Pricing Data Act (formerly known as the Truth in Negotiations Act), and the Anti-Kickback Act; and (2) all representations, certifications and disclosure statements made by the Company or any of its Subsidiaries were accurate as of their effective date, and the Company and its Subsidiaries have complied with all such representations and certifications.
(iii)   Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, as of the date hereof, neither the Company nor any of its Subsidiaries is in breach or default of any Company Government Contract, and, to the knowledge of the Company, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Company or any of its Subsidiaries.
(iv)   Except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, no Company Government Contract or Government Bid is currently the subject of bid or award protest proceedings.
(b)   Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, since the Measurement Date:

(i)   neither the Company, nor any of its Subsidiaries, nor any of their Principals has been suspended, debarred, proposed for debarment, found to be nonresponsible, declared ineligible, or otherwise excluded from doing business with a Governmental Authority, and no suspension or debarment actions (to include proposed actions) have been commenced or threatened against the Company, any of its Subsidiaries, or any of their Principals;
(ii)   no Governmental Authority, prime contractor, or higher-tier contractor has made a written claim for any price adjustment or any other written request for a reduction in price of any Company Government Contracts that remains unresolved; and
(iii)   there have been no pending, or to the knowledge of the Company, threatened or anticipated, claims or disputes between the Company or any of its Subsidiaries and a Governmental Authority, prime contractor, or subcontractor or other Person arising under or relating to a Company Government Contract or Government Bid, and, to the knowledge of the Company, no facts or allegations exist that could give rise to such a claim or dispute in the future.
(c)   Except as has not had and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the Company or any of its Subsidiaries, since the Measurement Date: (i) no Company Government Contract has been terminated for default; (ii) with respect to the Company Government Contracts, neither the Company nor any of its Subsidiaries has received any cure notice, show cause notice, or other communication terminating such Contract or threatening such action from any Governmental Authority, any prime contractor, or any higher-tier contractor, in writing with respect to performance by the Company or any of its Subsidiaries of all or any portion of a Company Government Contract; (iii) with respect to the Company Government Contracts, neither the Company nor any of its Subsidiaries has received written notice of or, to the knowledge of the Company, written or verbal notice of intent of a termination for convenience, in whole or in part, a material reduction in scope, a unilateral modification that would materially reduce such Contract’s scope, or a failure to exercise option periods, of all or any portion of a Company Government Contract; and (iv) no Governmental Authority nor any prime contractor or higher-tier subcontractor under a Company Government Contract has withheld or set off, or attempted to or threatened to withhold or set off, monies due to the Company or any of its Subsidiaries under any Company Government Contract.
(d)   Neither the Company nor any of its Subsidiaries (i) has any outstanding Government Bid that, if accepted or awarded, would reasonably be expected to result in a Contract Loss to the Company or one of its Subsidiaries, and (ii) is a party to any Government Contract that is expected to result in a Contract Loss to the Company or one of its Subsidiaries.
(e)   Except as had not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, with respect to any Company Government Contract or Government Bid of the Company and its Subsidiaries, and since the Measurement Date: (i) there has been no pending, or to the knowledge of the Company, threatened or anticipated, administrative, civil, or criminal investigation or indictment of the Company or any of its Subsidiaries, or any of their Principals, by any Governmental Authority or any subpoena, civil investigative demand, or similar request for information that may be reasonably believed to lead to such an investigation; and (ii) there has been no audit, review, inspection, investigation, survey or examination of records of the Company or any of its Subsidiaries, or any of their Principals, resulting in an adverse written finding from the Defense Contract Audit Agency, the Defense Contract Management Agency or any other Governmental Authority that remains unresolved and, to the knowledge of the Company, there is no basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business. Since the Measurement Date, neither the Company nor any of its Subsidiaries, nor any of their Principals, has made a mandatory or voluntary disclosure to any Governmental Authority with respect to any suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement, or other act or omission arising under or relating to any Company Government Contract or Government Bid of the Company and its Subsidiaries.
(f)   Section 3.21(f) of the Company Disclosure Letter sets forth all facility security clearances held by the Company and its Subsidiaries as of the date hereof. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse on the business of the Company and its Subsidiaries, taken as a whole, the Company, its Subsidiaries, and to the knowledge of the Company, their employees who hold personnel security clearances, possess all required security clearances to perform the Company Government Contracts and are, and have been since the Measurement Date, in compliance with all applicable national security obligations, including those specified in the NISPOM. The Company and its Subsidiaries, as applicable, hold at least a “satisfactory” or “in compliance” rating from the DCSA or other applicable cognizant security authority with respect to the NISPOM and any other national industrial security requirements that may apply to each facility security clearance. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the suspension, invalidation, or revocation of any facility security clearance or national industrial security authorization or accreditation held by the Company or one of its Subsidiaries.
(g)   The business systems of the Company and its Subsidiaries, to include as applicable, the Company and its Subsidiaries’ accounting system(s), earned value management system(s), estimating system(s), material management and accounting system(s), property management system(s), and purchasing system(s), are in compliance in all material respects with Applicable Law and have not been determined in writing by any Governmental Authority not to be in compliance in any material respect with any Applicable Law.
Section 3.22   Properties.
(a)   Section 3.22(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all real property owned by the Company or any of its Subsidiaries (the “Company Owned Real Property”), together with the address of each such Company Owned Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its applicable Subsidiary holds good and marketable fee simple title to the Company Owned Real Property, free and clear of all Liens other than Permitted Liens.
(b)   Section 3.22(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) all material real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (the “Company Leased Real Property”), together with the address of each such Company Leased Real Property and (ii) all leases, subleases or licenses and all amendments, modifications, guarantees and letters of credit relating thereto (each, a “Company Real Property Lease”). The Company has delivered or made available to Parent complete and accurate copies of each Company Real Property Lease described in Section 3.22(b) of the Company Disclosure Letter, and no Company Real Property Lease has been modified in any material respect or terminated, except to the extent that such modifications or terminations are disclosed by the copies delivered or made available to Parent. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries holds a valid and existing leasehold, subleasehold or other similar interest under each Company Real Property Lease, free and clear of all Liens other than Permitted Liens and (b) each Company Real Property Lease is a valid and binding agreement, enforceable against the Company or one of its Subsidiaries, as the case may be, and is in full force and effect.
(c)   Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any Company Real Property Lease is in default or breach under the terms of any such Company Real Property Lease, except where such default or breach has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Company Real Property Lease, and no portion of any security deposit has been applied under any Company Real Property Lease, except as had not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof there are no material disputes with respect to any Company Real Property Lease.
(d)   The Company and each of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than Permitted Liens and the rights of lessors under any equipment leases. The material tangible assets or personal property of the Company and its Subsidiaries: (A) together with the Intellectual Property rights and contractual rights of the Company and its Subsidiaries, constitute all of the assets, rights and properties that are necessary for the operation of the businesses of the Company and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.23   Transactions with Affiliates.   As of the date of this Agreement, except for any Related Party Contract listed or required to be listed on Section 3.14(a)(ix) and other than any Company Employee Plans, none of any (a) present or former executive officer or director of the Company or any of its Subsidiaries, (b) beneficial owner of 5% or more of the Equity Interests of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual loan,lease or transaction with or binding upon the Company or any of its Subsidiaries or owns or has any direct or indirect (including, if indirect, through a controlled Affiliate) interest in any of their respective properties or assets.
Section 3.24   Antitakeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 4.28, neither the restrictions on business combinations set forth in Section 203 of the DGCL nor any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions.
Section 3.25   Finders’ Fees.   There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions. The Company has delivered to Parent a complete and accurate copy of all Contracts pursuant to which any such broker, investment banker or financial advisor to the Company is entitled to any fees, rights to indemnification or expenses from Parent or any of its Subsidiaries in connection with the Transactions.
Section 3.26   No Ownership of Parent Common Stock.   Except for the rights granted herein, neither the Company nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or (b) has any rights to acquire any shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is an “interested shareholder” (as such term is defined in Chapter 43 of the IBCL) of Parent.
Section 3.27   Debt Financing.   The Company has delivered to Parent true, correct and complete copies of the fully and duly executed debt commitment letter, among the Debt Financing Sources party thereto and Virgo Borrower, dated as of the date hereof (including all exhibits, schedules and annexes thereto (and together with any fee letter entered into in connection with the Debt Commitment Letter (any such letter, a “Fee Letter”)), collectively, the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions therein, the Debt Financing Sources party thereto have committed to lend the amounts set forth therein to Virgo Borrower for purposes of funding the Transactions, including the repayment of indebtedness under the Parent Credit Agreement (and, in the event the Second Lien Increase has occurred, under the Company Existing Second Lien Credit Agreement) pursuant to Section 7.14 and the redemption of all of the issued and outstanding shares of Company Preferred Stock pursuant to Section 5.03 (the “Debt Financing”); provided, however, that solely in the case of any Fee Letter, true, correct and complete copies have been delivered to Parent with solely fee amounts and percentages and other commercially sensitive economic information redacted in a customary manner, none of which, individually or in the aggregate, would in any event affect the availability or conditionality of the Debt Financing and no Fee Letter shall contain any conditionality or other contingencies related to the Debt Financing. As of the date hereof, the

Debt Commitment Letter is in full force and effect and is a legal, valid and binding obligation of the Company and, to the knowledge of Virgo Borrower, the other parties thereto, enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exceptions). As of the date hereof, the Debt Commitment Letter, and the commitments or obligations thereunder, have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and, to the knowledge of the Company, no such withdrawal, termination, repudiation, rescission, amendment, supplement or modification is contemplated other than amendments or modifications to the Debt Commitment Letter to add lenders, lead arrangers, syndication agents or entities with similar roles or titles that are not party thereto as of the date hereof, together with any conforming or ministerial changes related thereto, in each case, individually or in the aggregate, not constituting a Restricted Financing Modification. Neither the Company nor Virgo Borrower has committed any breach of the performance, observance or fulfillment of any covenants, conditions or other obligations set forth in, or is in default under, the Debt Commitment Letter, and, and as of the date hereof, no event has occurred or circumstance exists that, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute or result in a breach or default on the part of the Company or Virgo Borrower, under the Debt Commitment Letter, or, to the knowledge of the Company, on the part of any other party thereto, (ii) constitute or result in a failure of the Company or Virgo Borrower, to satisfy any of the conditions set forth in the Debt Commitment Letter, (iii) make any of the representations or warranties set forth in the Debt Commitment Letter inaccurate in any material respect or (iv) otherwise result in any portion of the Debt Financing not being available on the Closing Date. Assuming the accuracy of the representations and warranties of Parent contained in this Agreement and that all of the conditions set forth in Section 8.01 and Section 8.02 have been satisfied (or, to the extent permitted by Law, waived) at the Closing (other than those conditions that by their nature are to be satisfied (or, to the extent permitted by Law, waived) at the Closing), neither the Company nor Virgo Borrower, has any reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) that it will be unable to satisfy, on a timely basis (and in any event, not later than the Closing), any condition to be satisfied by it (or otherwise within the Company’s or Virgo Borrower’s, any of their respective Subsidiaries’ or any of their respective Representatives’ or Affiliates’ control) contained in the Debt Commitment Letter or that the full amount of the Debt Financing contemplated under the Debt Commitment Letter will not be available at the Closing. There are no contracts, agreements, arrangements or understandings that would impose additional conditions precedent or other contingencies or conditions related to, or that would otherwise adversely impact the conditionality, availability, enforceability or aggregate amount of, the Debt Financing contemplated by the Debt Commitment Letter other than those conditions set forth in the Debt Commitment Letter. The Company or Virgo Borrower has paid in full any and all commitment fees or other fees or expenses required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement. Assuming the accuracy of the representations and warranties of Parent contained in this Agreement, the net cash proceeds from the Debt Financing (after giving effect to any “flex” provisions contained in the Debt Commitment Letter (including with respect to fees and original issue discount)), together with cash on hand of the Company and its Subsidiaries and/or Parent and its Subsidiaries as of the Closing, will be sufficient in amount to provide the Company and Virgo Borrower with the funds necessary for consummation of the Transactions and to satisfy their respective obligations under this Agreement, including the repayment of indebtedness under the Parent Credit Agreement pursuant to Section 7.14 and the redemption of all of the issued and outstanding shares of Company Preferred Stock pursuant to Section 5.03 (collectively, the “Closing Cash Obligations”). The Company hereby acknowledges and agrees that neither the Company’s nor any other Person’s ability to obtain financing for the consummation of the Transactions is a condition to Closing or any of the Company’s other obligations under this Agreement, it being understood that the Company’s obligation to effect the Closing in accordance with the terms of Section 1.04 is not conditioned upon, among other things, the cash or debt balances of Parent and its Subsidiaries.
Section 3.28   No Other Representations or Warranties.   Except for the representations and warranties made by the Company in this Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with Section 10.17 and the introduction to this Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither the Company nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. The Company and its Subsidiaries disclaim any other representations or warranties, whether made by the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives. The Company acknowledges and agrees that, except for the representations and warranties made by Parent in Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to Parent or made available to the Company in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. The Company is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to Section 10.17, except as disclosed in (i) the disclosure letter (the “Parent Disclosure Letter”) delivered by Parent to the Company on the date of this Agreement, or (ii) the Parent SEC Documents filed on or after January 1, 2020 and publicly available prior to the date of this Agreement (excluding any disclosures contained in any part of any Parent SEC Document entitled “Risk Factors,” set forth in any “Forward-Looking Statements” disclaimer or that are primarily cautionary, non-specific, forward looking or predictive in nature) where the applicability of the disclosure in such Parent SEC Document to the representation and warranty is reasonably apparent, Parent hereby represents and warrants to the Company as follows:
Section 4.01   Corporate Existence and Power.
(a)   Parent is a corporation duly incorporated and validly existing under the Laws of the State of Indiana. Merger Sub Inc. is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub LLC is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, Merger Sub Inc. and Merger Sub LLC has all corporate powers or limited liability company required to own or lease all of its properties or assets and to carry on its business as now conducted. Each of Parent, Merger Sub Inc. and Merger Sub LLC is duly qualified to do business and, to the extent such concept or a similar concept is applicable in such jurisdiction, is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions.
(b)   Prior to the date of this Agreement, Parent has made available to the Company true and complete copies of the amended and restated articles of incorporation and the amended and restated bylaws of Parent, the certificate of incorporation and bylaws of Merger Sub Inc., and the certificate of formation and limited liability company agreement of Merger Sub LLC, in each case, as in effect on the date of this Agreement (collectively, the “Parent Organizational Documents”).
(c)   Since the date of its incorporation or formation, as applicable, neither Merger Sub Inc. nor Merger Sub LLC has acquired any asset, incurred any liability or otherwise engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02   Corporate Authorization.
(a)   The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is a party, and the consummation by Parent, Merger Sub Inc. and Merger Sub LLC of the Transactions, are within the corporate or limited liability company powers, as applicable, of each of Parent, Merger Sub Inc. and Merger Sub LLC and, except for the Parent Shareholder Approval and the required approval and adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC (which approval and adoption by Parent will be delivered to the Company immediately after the execution and delivery of this Agreement), have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of Parent, Merger Sub Inc. and Merger Sub LLC. The only votes of the holders of any of Parent’s capital stock necessary in connection with the consummation of the Mergers (the “Parent Shareholder Approval”) are (i) a majority of the votes cast at a duly called and held meeting of Parent’s shareholders at which a quorum is present (in person or represented by proxy) approving the issuance of shares of Parent Common Stock in connection with the Mergers (the “Parent Share Issuance”) and (ii) more votes cast for than against adoption of the Parent Charter Amendment at a duly called and held meeting of Parent’s shareholders at which a quorum is present (in person or represented by proxy). This Agreement has been duly executed and delivered by each of Parent, Merger Sub Inc. and Merger Sub LLC, and each of the Ancillary Agreements to which Parent, Merger Sub Inc. or Merger Sub LLC is a party has been (or will be) duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by the other Parties hereto and thereto) each constitutes (or will constitute) a valid and binding agreement of such Person enforceable against such Person in accordance with its terms (subject to the Bankruptcy and Equity Exceptions).
(b)   At a meeting duly called and held, the Board of Directors of Parent unanimously adopted resolutions (i) determining that this Agreement and the Transactions (including the Parent Share Issuance and the Parent Charter Amendment) are in the best interests of Parent and its shareholders; (ii) approving, adopting and declaring advisable this Agreement and the Transactions (including the Parent Share Issuance and adoption of the Parent Charter Amendment); (iii) directing that the Parent Share Issuance and the Parent Charter Amendment be submitted to a vote at a meeting of Parent’s shareholders; and (iv) recommending approval of the Parent Share Issuance and the Parent Charter Amendment by Parent’s shareholders (such recommendation, the “Parent Board Recommendation”). The Board of Directors of Merger Sub Inc. and Board of Managers of Merger Sub LLC have each unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement and the Transactions and (ii) directing that this Agreement (including the Mergers) be submitted to Parent for its approval and adoption in its capacity as the sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC. Except as permitted by Section 6.02, none of the Boards of Directors of Parent or Merger Sub Inc., or the Board of Managers of Merger Sub LLC has subsequently rescinded, modified or withdrawn any of the foregoing resolutions.
Section 4.03   Governmental Authorization.   The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation by each of Parent, Merger Sub Inc. and Merger Sub LLC of the Transactions, require no action by or in respect of, Consents of, or Filings with, any Governmental Authority other than (a) the filing of (x) the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, (y) the Parent Charter Amendment with the Indiana Secretary of State and (z) appropriate documents with the relevant authorities of other states in which Parent, Merger Sub Inc. or Merger Sub LLC are qualified to do business; (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws or National Security Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities Laws or pursuant to the listing requirements of NYSE; (d) the Consents and Filings set forth on Section 4.03 of the Parent Disclosure Letter; and (e) any other actions, Consents or Filings the absence of which (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions.

Section 4.04   Non-contravention.   The execution, delivery and performance by each of Parent, Merger Sub Inc. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which such Person is or is specified to be a party, and the consummation of the Transactions, do not and will not: (a) assuming receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, contravene, conflict with, or result in any violation or breach of any provision of the Parent Organizational Documents; (b) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 4.03 and receipt of the Parent Shareholder Approval and approval of Parent in its capacity as sole stockholder of Merger Sub Inc. and sole member of Merger Sub LLC, require any Consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under, any provision of any Parent Material Contract binding upon Parent or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b) through (d), as (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions.
Section 4.05   Capitalization.
(a)   The authorized capital stock of Parent as of the date hereof consists of (x) 100,000,000 shares of Parent Common Stock and (y) 10,000,000 shares of preferred stock, par value $0.01 (“Parent Preferred Stock”). As of March 5, 2022, there were issued and outstanding (i) 11,804,955 shares of Parent Common Stock; (ii) no shares of Parent Preferred Stock; (iii) compensatory options to acquire an aggregate of 58,604 shares of Parent Common Stock (the “Parent Stock Options”); and (iv) restricted stock units with respect to an aggregate of 135,929 shares of Parent Common Stock (“Parent RSU Awards” and, together with the Parent Stock Options and any other equity or equity-linked awards, “Parent Equity Awards”). The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will be free of any preemptive right. Except as otherwise set forth in this Section 4.05(a) and for changes since March 5, 2022 resulting from (A) the exercise or vesting and settlement of Parent Equity Awards outstanding on such date or (B) the issuance of Parent Equity Awards after such date, in each case as and to the extent permitted by Section 6.01, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or other ownership interest in, Parent, (ii) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or other ownership interests in, Parent, (iii) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire any capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for capital stock or other voting securities of, or other ownership interests in, Parent, or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of Parent or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or other ownership interests in, Parent (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). Parent owns directly all of the issued and outstanding Equity Interests of Merger Sub Inc. and Merger Sub LLC. No holder of Parent Securities will have any dissenters’, appraisal or similar rights in connection with the Transactions.
(b)   All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to any Parent Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. Parent has furnished to the Company a true and complete list of all outstanding Parent Equity

Awards as of March 5, 2022, including with respect to each such equity award, the holder, date of grant and the number of shares of Parent Common Stock subject to such award (assuming target performance levels were achieved, if applicable), and, for Parent Stock Options, the applicable exercise price, expiration date and whether it is an incentive stock option. Five (5) Business Days prior to the Closing Date, Parent shall provide the Company with a revised version of the foregoing list, updated as of such date. No Subsidiary of Parent owns any shares of capital stock of Parent. As of the date hereof, the weighted average strike price of the Parent Stock Options is $23.19.
(c)   There are no outstanding bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.
(d)   There are no shareholders agreements, voting trusts, registration rights agreements or other similar agreements or understandings to which Parent or any Subsidiary of Parent is a party with respect to the capital stock or other Equity Interests of Parent. None of Parent, Merger Sub Inc., Merger Sub LLC or any other Subsidiaries of Parent has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares or shares of capital stock (as applicable) that are in effect.
Section 4.06   Subsidiaries.
(a)   Each Subsidiary of Parent is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Each such Subsidiary is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified (i) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions. Section 4.06(a) of the Parent Disclosure Letter sets forth a true and complete list of each Subsidiary of Parent as of the date of this Agreement and its jurisdiction of incorporation or organization.
(b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Lien (other than those restrictions on transfer imposed by applicable securities Laws). Except for the capital stock or other voting securities of, or other ownership interests in, its Subsidiaries, the Parent Minority Owned JVs and publicly traded securities held for investment that do not exceed 5% of the outstanding securities of any entity, Parent does not own, directly or indirectly, any capital stock or other voting securities of, or other ownership interests in, any Person.
(c)   Section 4.06(c) of the Parent Disclosure Letter sets forth a true and complete list of each entity, joint venture, profit-sharing arrangement, partnership, strategic alliance or similar venture in which Parent owns, directly or indirectly, 50% or less of the outstanding Equity Interests or other securities (the “Parent Minority Owned JVs”), together with their jurisdiction of incorporation or organization, as applicable. To the knowledge of Parent, each Parent Minority Owned JV is a corporation or other entity duly incorporated or organized, validly existing and in good standing (to the extent such concept or a similar concept is applicable in such jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers, as applicable, required to carry on its business as now conducted, except for those jurisdictions where failure to be so organized, validly existing and in good standing or to have such power has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, each Parent Minority Owned JV is duly qualified to do business in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no remaining capital contributions or other payments (including loans or advancements) due or payable, or that may become due or payable, to any Parent Minority Owned JV from Parent or any of its Subsidiaries.
Section 4.07   Regulatory Reports, SEC Filings and the Sarbanes-Oxley Act.
(a)   Parent has timely filed with or furnished to the SEC all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed with the SEC under the Securities Act or the Exchange Act since the Measurement Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”), and has paid all material fees and assessments due and payable in connection therewith.
(b)   As of its filing date, each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement complied, and each Parent SEC Document filed subsequent to the date of this Agreement will comply, in all material respects with the applicable requirements of NYSE, the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any other applicable rules and regulations promulgated by the SEC, as the case may be.
(c)   As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), each Parent SEC Document filed since the Measurement Date and prior to the date of this Agreement did not, and each Parent SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or SEC investigation with respect to any Parent SEC Documents.
(d)   Parent is, and since the Measurement Date has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of NYSE.
(e)   Parent and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and principal financial officer to material information required to be included in Parent’s periodic and current reports required under the Exchange Act.
(f)   Parent and its Subsidiaries have established and maintain a system of internal controls. Such internal controls comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Board of Directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Parent has made available to the Company prior to the date of this Agreement a true and complete summary of any disclosure of the type described in the preceding sentence made by Parent’s principal executive officer and principal financial officer to Parent’s auditors and audit committee of the Board of Directors of Parent since the Measurement Date.

(g)   The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.
(h)   Since the Measurement Date, each of the principal executive officer and principal financial officer of Parent (or each former principal executive officer and principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE, and the statements contained in any such certifications are true and complete.
Section 4.08   Financial Statements and Financial Matters.
(a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Documents (i) complied as to form, when filed, in all material respects with the rules and regulations of the SEC with respect thereto, and (ii) present fairly, in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal, recurring and immaterial year-end audit adjustments in the case of any unaudited interim financial statements). Such consolidated financial statements have been prepared from, and are in accordance in all material respects with, the books and records of Parent and its Subsidiaries. The books and records of the Company and its Subsidiaries have been maintained in all material respects in compliance with applicable legal and accounting requirements.
(b)   From the Measurement Date to the date of this Agreement, and with the exception of audits and reviews conducted in the ordinary course of business arising under or related to a Government Contract, Parent has not received written notice from the SEC or any other Governmental Authority indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Authority.
Section 4.09   Disclosure Documents.   The information relating to Parent and its Subsidiaries that is provided in writing by Parent, any of its Subsidiaries or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement will not, at (i) the time the definitive Proxy Statement is filed with the SEC, (ii) the time the Proxy Statement or any amendment or supplement thereto is first mailed to Parent’s shareholders and (iii) at the time of the Parent Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act, Securities Act and the rules and regulations thereunder.
Section 4.10   Absence of Certain Changes.   Since the Parent Balance Sheet Date through the date of this Agreement, (i) the business of Parent and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) there has not been any event, change, effect, development or occurrence that is or would reasonably be expected to be, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.11   No Undisclosed Material Liabilities.   There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto, (b) liabilities or obligations incurred in the ordinary course of business since the Parent Balance Sheet Date, (c) liabilities arising in connection with the Transactions and (d) other liabilities or obligations that have not resulted and would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K that have not been so described in the Parent SEC Documents.
Section 4.12   Litigation.   There is no Proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective assets or properties of Parent or any of its Subsidiaries, before (or, in the case of threatened Proceedings, that have resulted or would reasonably be expected to result, individually or in the aggregate, in a Parent Material Adverse Effect, or that, as of the date hereof, in any manner challenges or seeks (or would have the effect of challenging or seeking) to prevent, enjoin, alter or materially delay the Mergers or the Contributions. There is no settlement or similar agreement that imposes any material ongoing obligations or restriction on Parent or any of its Subsidiaries. There is no Order outstanding or, to the knowledge of Parent, threatened against or affecting Parent, any of its Subsidiaries, any present or former officers, directors or employees of Parent or any of its Subsidiaries in their respective capacities as such, or any of the respective material assets or properties of any of Parent or any of its Subsidiaries, under which Parent or any of its Subsidiaries has any material ongoing obligations or restrictions, or that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or impair the ability of any of Parent, Merger Sub Inc. or Merger Sub LLC to perform its obligations under this Agreement or to consummate the Transactions.
Section 4.13   Permits.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries hold all governmental Consents necessary for the operation of their respective businesses (the “Parent Permits”). All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are and since the Measurement Date, have been in compliance with the terms of Parent Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Proceeding pending, or, to the knowledge of Parent, threatened that seeks, or, to the knowledge of Parent, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Parent Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.14   Compliance with Applicable Laws.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)   Parent and each of its Subsidiaries are, and since the Measurement Date, have been, in compliance with all Applicable Laws and are not in default under or in violation of any Applicable Laws;
(b)   neither Parent nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority, under which it has any ongoing obligations or restrictions, with respect to any actual or alleged violation of any Applicable Law;
(c)   Parent, each of its Subsidiaries, and each of their respective directors, officers, employees, agents, representatives, sales intermediaries and any other Third Party acting on their behalf, has, since the Measurement Date, complied with all applicable Specified Business Conduct Laws;
(d)   since the Measurement Date, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers or employees has been, subject to any actual, pending or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any disclosures to any Governmental Authority, involving Parent or any of its Subsidiaries, in any way relating to any applicable Specified Business Conduct Laws;

(e)   neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf is a Sanctioned Person;
(f)   since the Measurement Date, neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any of their respective directors, officers, employees, agents, representatives, sales intermediaries or any other Third Party acting on their behalf, has engaged in any dealings, transactions, activity or conduct with, involving or for the benefit of, any Sanctioned Person in violation of the Specified Business Conduct Laws;
(g)   no officer, director or employee of Parent or any of its Subsidiaries is a Government Official; and
(h)   Parent and its Subsidiaries have in place policies, procedures and controls that are reasonably designed to promote compliance with any applicable Specified Business Conduct Laws.
Section 4.15   Parent Material Contracts.
(a)   Section 4.15(a) of the Parent Disclosure Letter sets forth a list as of the date of this Agreement of each of the following Contracts to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or its or their assets are bound (other than any Parent Employee Plan) (each such Contract listed or required to be so listed, a “Parent Material Contract”):
(i)   any Contract that is a “material contract” as such term is defined in Item 601 (b)(10) of Regulation S-K;
(ii)   other than teaming agreements entered into in connection with the pursuit of a specific Government Contract or subcontract thereto or customary non-disclosure agreement, any Contract that (A) limits or purports to limit, in any material respect, the freedom of Parent or any of its Subsidiaries to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the freedom of the Surviving Company, Parent or any of their respective Subsidiaries after the Closing (except where such limitation is imposed pursuant to Applicable Laws) or (B) contains any material exclusivity or “most favored nation” obligations or restrictions or similar provisions that are binding on Parent or any of its Subsidiaries (or, after the Closing, that would be binding on the Surviving Company or any of its Affiliates);
(iii)   promissory notes, loan agreements, indentures, evidences of Indebtedness or other instruments providing for or relating to the lending of money, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements or that provides for the guarantee, support, indemnification, assumption or endorsement by Parent or any of its Subsidiaries of, or any similar commitment by Parent or any of its Subsidiaries with respect to, the obligations, liabilities or Indebtedness of any other Person, in each case in a principal amount in excess of $10,000,000;
(iv)   any Contract restricting the payment of dividends or the making of distributions to shareholders of Parent or the repurchase of stock or other equity of Parent;
(v)   any Contract that would require the disposition of any material assets or line of business of Parent or its Subsidiaries as a result of the consummation of the Mergers;
(vi)   any joint venture, profit-sharing, partnership, strategic alliance, collaboration, material research and development or other similar agreements with a third party that is material to the business of Parent and its Subsidiaries, taken as a whole;
(vii)   any Contract pursuant to which Parent or any of its Subsidiaries receives from any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than licenses with respect to non-customized Software that is generally available and licensed pursuant to standard commercial terms;

(viii)   any Contract pursuant to which Parent or any of its Subsidiaries grants to any Third Party a license or similar right to any Intellectual Property that is material to Parent and its Subsidiaries, taken as a whole, other than nonexclusive licenses granted in the ordinary course of business;
(ix)   each of the top twenty (20) Parent Government Contracts based on aggregate payments that are reasonably expected to made to Parent or any of its Subsidiaries during the remaining period of performance;
(x)   any Related Party Contract to which Parent is a party;
(xi)   any Contract involving the settlement of any action or threatened action (or series of related actions) that will, after the date hereof, (A) involve payments by Parent or any of its Subsidiaries in excess of $10,000,000 or (B) impose material monitoring or reporting obligations on Parent or any of its Subsidiaries outside the ordinary course of business;
(xii)   any Contract that is a lease of personal property that requires annual rent or other payments by lessee in excess of $5,000,000 to which Parent or any of its Subsidiaries is a party, as lessee, with the exception of any leases for which costs are directly reimbursable under a Government Contract with the U.S. government;
(xiii)   any Contract that is a Parent Real Property Lease;
(xiv)   any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Parent or any of its Subsidiaries (other than any such Contracts that are terminable by Parent or any of its Subsidiaries on ninety (90) days or less notice without any required material payment or other material conditions, other than the condition of notice); and
(xv)   any Contract that relates to the acquisition or disposition of any Person, business or asset (other than any Contract or arrangement that provides solely for the acquisition of equipment or products or provision of services in the ordinary course of business) and under which Parent or its Subsidiaries have a material continuing obligation, including any material “earn-out” or similar contingent payment obligation, transition services obligation or indemnity obligation.
(b)   All of the Parent Material Contracts are, subject to applicable Bankruptcy and Equity Exceptions, valid and binding obligations of Parent or a Subsidiary of Parent (as the case may be) and, to the knowledge of Parent, each of the other parties thereto, and in full force and effect and enforceable in accordance with their respective terms against Parent or its Subsidiaries (as the case may be) and, to the knowledge of Parent, each of the other parties thereto (except for such Parent Material Contracts that are terminated after the date of this Agreement in accordance with their respective terms, except where the failure to be valid and binding obligations and in full force and effect and enforceable has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no Person is seeking to terminate or challenge the validity or enforceability of any Parent Material Contract, except such terminations or challenges that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries, nor to the knowledge of Parent, any of the other parties thereto has violated any provision of, or committed or failed to perform any act that (with or without notice, lapse of time or both) would constitute a default under any provision of, and neither Parent nor any of its Subsidiaries has received written notice that it has violated or defaulted under, any Parent Material Contract, except for those violations and defaults (or potential defaults) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.16   Taxes.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(i)   All Tax Returns required by Applicable Laws to be filed with any Taxing Authority by, or on behalf of Parent or any of its Subsidiaries have been filed when due (giving effect to valid extensions) in accordance with all Applicable Laws, and all such Tax Returns are true, correct and complete.
(ii)   Parent and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable by Parent or any of its Subsidiaries, or (i) where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual or (ii) where payment is being contested in good faith pursuant to appropriate procedures, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate reserve.
(iii)   There is no Proceeding (including an audit) pending or, to the knowledge of Parent, threatened in writing against or with respect to Parent or its Subsidiaries in respect of any Tax or Tax asset in any jurisdiction.
(iv)   There are no requests for advance Tax rulings, requests for technical advice, requests for change in any method of accounting or any similar requests or determinations in respect of any Tax or Tax asset pending or in progress between Parent or any of its Subsidiaries and any Taxing Authority.
(v)   There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of Parent or any of its Subsidiaries.
(vi)   No claim, assessment, deficiency or proposed adjustment for Taxes has been asserted or assessed by any Governmental Authority in writing against Parent or any of its Subsidiaries (nor to the knowledge of Parent is there any), which deficiency has not been paid or resolved, except for claims, assessments, deficiencies or proposed adjustments being contested in good faith pursuant to appropriate procedures and for which adequate reserves have been established in accordance with GAAP.
(vii)   No claim has been made in writing by any Taxing Authority in a jurisdiction where Parent and/or Parent’s Subsidiaries do not pay Taxes or file Tax Returns that Parent or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(viii)   Neither Parent nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent or any of its Subsidiaries was the common parent, (ii) is party to any Tax Sharing Agreement (other than any such agreement solely between Parent and its Subsidiaries), or (iii) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or any Tax Sharing Agreement or as a transferee or successor.
(ix)   Neither Parent nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations or any other transaction requiring disclosure under any similar provision of state, local or non-U.S. Law.
(x)   Neither Parent nor any of its Subsidiaries have waived any statute of limitations with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect, and no written request for any such waiver or extension has been made.
(xi)   Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for any taxable period (or portion thereof) ending on or prior to the Closing Date (including as a result of any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Applicable Law)), (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, (iii) intercompany transactions occurring, or any excess loss account existing, prior to the Closing, in each case as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition made prior to the Closing, or (v) prepaid amount received or deferred revenue recognized prior to the Closing.
(b)   During the two (2)-year period ending on the date of this Agreement, Parent was not a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(c)   Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or has knowledge of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 4.17   Parent Service Providers and Parent Employee Plans.
(a)   Section 4.17(a) of the Parent Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Parent Employee Plan, and specifies whether each such material Parent Employee Plan is a Parent U.S. Plan or a Parent International Plan.
(b)   Except for those Parent Employee Plans set forth on Section 4.17(b) of the Parent Disclosure Letter, none of Parent, its Subsidiaries, or their respective ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to) or otherwise has liability (whether actual or contingent) with respect to, or has since January 1, 2016, sponsored, maintained, administered or contributed to (or had any obligation to contribute to) or otherwise had liability (whether actual or contingent) with respect to, (i) any Parent Employee Plan that is or was subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code (a “Parent Pension Plan”), (ii) a “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA) (each such plan, a “Parent Multiemployer Plan”), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (as defined under Section 3(40)(A) of ERISA). No union has asserted, or, to the knowledge of Parent, threatened to assert that its members have a right to any benefits under a Parent Pension Plan not provided by a plan identified in Section 4.17(b) of the Parent Disclosure Letter.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent, its Subsidiaries, and each of their respective ERISA Affiliates have timely made all contributions and payments required to be made by such entity to each Parent Multiemployer Plan that is subject to Title IV of ERISA (each, a “Parent Multiemployer Pension Plan”) under the terms of the applicable Collective Bargaining Agreement, participation agreement, or Parent Multiemployer Plan trust agreement or other governing document that governs such contribution obligation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent, any of its Subsidiaries, nor any of their ERISA Affiliates has incurred or is reasonably expected to incur any liability on account of a “complete withdrawal” or “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Parent Multiemployer Pension Plan (including as a result of the Transactions).
(d)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Employee Plan (but not including any Parent Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Parent Employee Plan (but not including any Parent Multiemployer Plan) and intended to be tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, as applicable, and, to the knowledge of Parent, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Parent Employee Plan or related trust.

(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Employee Plan (but not including any Parent Multiemployer Plan) has been maintained, established, administered and operated in compliance with its terms and all Applicable Law, including ERISA and the Code, (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of Parent, is threatened against or reasonably expected to involve, any Parent Employee Plan or related trust (but not including any Parent Multiemployer Plan) before any court or any Governmental Authority, including the IRS, the Department of Labor or the PBGC, (iii) no events have occurred with respect to any Parent Employee Plan (but not including any Parent Multiemployer Plan) that would reasonably be expected to result in the assessment of any excise taxes or penalties against Parent or any of its Subsidiaries, and (iv) Parent and each of its Subsidiaries have timely made all contributions and other payments required by and due under the terms of each Parent Employee Plan or Applicable Law to be made to a Parent Employee Plan.
(f)   With respect to each current or former Parent Service Provider, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such individual to any payment or benefit or increase in any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit or forgiveness of indebtedness; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Parent Employee Plan; or (iii) limit or restrict the right of Parent or any of its Subsidiaries or, after the Closing, the Surviving Company to merge, amend or terminate any Parent Employee Plan.
(g)   No amount paid or payable (whether in cash, in property, or in the form of benefits) by Parent or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Parent Service Provider for any Tax incurred by such individual, including under Sections 409A, 457A or 4999 of the Code.
(h)   Neither Parent nor any of its Subsidiaries has any material current or projected liability for, and no material Parent Employee Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Parent Service Provider (other than coverage mandated by Applicable Law).
(i)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent International Plan (i) has been maintained in compliance with its terms and Applicable Law, except for failures that have not had and would not reasonably be expected to, individually or in the aggregate, result in liability to Parent and its Subsidiaries, taken as a whole (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles.
Section 4.18   Labor Matters.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and since the Measurement Date have been, in compliance with all Applicable Laws relating to labor and employment, including those relating to labor management relations, labor standards, hiring, promotion, and termination of employees, working conditions, overtime, minimum wage and wage payment Laws (including meal/break, final pay, and pay equity Laws), employee and contractor classification, discrimination, retaliation, sexual harassment, sexual misconduct, disability rights, reasonable accommodation, leaves of absence, paid sick leave, unemployment insurance, civil rights, affirmative action, work authorization, immigration, safety and health and workers’ compensation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date, there have been no Proceedings pending or, to the knowledge of Parent, threatened to be filed against Parent or any of its Subsidiaries by or concerning any current or former applicant, employee, consultant or independent contractor regarding such labor and employment Laws. Since the Measurement Date, neither Parent nor any of its Subsidiaries have received any written notice of an investigation, charge, citation, penalty, or assessment from any Governmental Authority with respect to any such labor and employment Laws.
(b)   To the knowledge of Parent, since the Measurement Date, (i) no allegations of sexual harassment, sexual abuse, or other sexual misconduct have been made against any director, officer, or employee at the level of manager or above of Parent or any of its Subsidiaries, and (ii) there are no Proceedings pending or, to the knowledge of Parent, threatened related to any allegations of sexual harassment, sexual abuse, or other sexual misconduct by any director, officer, or employee at the level of manager or above of Parent or any of its Subsidiaries. Since the Measurement Date, neither Parent nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual abuse or other sexual misconduct by any officer, director, or employee at the level of manager or above of Parent or any of its Subsidiaries.
(c)   Neither Parent nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and there have not been any, and to the knowledge of Parent there are no threatened, organizational campaigns, card solicitations, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any Parent Service Provider. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there are no unfair labor practice complaints pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving any Parent Service Provider with respect to Parent or its Subsidiaries. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries. The Consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for Parent to enter into this Agreement or to consummate any of the Transactions.
(d)   Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with WARN and has no material liabilities or other obligations thereunder. Neither Parent nor any of its Subsidiaries has taken any action during the 90-day period prior to the date hereof, that would reasonably be expected to cause Parent, the Surviving Company or any of their respective Subsidiaries to have any liability or other obligation following the Closing Date under WARN.
(e)   Parent and its Subsidiaries have taken commercially reasonable steps to minimize potential workplace exposure to COVID-19.
Section 4.19   Intellectual Property and Information Technology.
(a)   Section 4.19(a) of the Parent Disclosure Letter sets forth all patents, registered trademarks, registered copyrights, Internet domain name registrations and pending applications for any patents, trademarks and copyrights owned by Parent or any of its Subsidiaries (“Registered Parent IP”). The Registered Parent IP is subsisting and, excluding any pending applications contained therein, to the knowledge of Parent, is valid and enforceable.
(b)   Parent or its Subsidiaries solely own, free and clear of all Liens (other than Permitted Liens), or have the rights to use, all Parent Owned IP and Parent IT Systems material to the conduct of their respective businesses as currently conducted.
(c)   Each Person, including employees and independent contractors, who has created or developed any Parent Owned IP by or on behalf of Parent or any of its Subsidiaries has assigned all right, title and interest in such Parent Owned IP to Parent or the applicable Subsidiary.
(d)   (i) There are no pending or, to the knowledge of Parent, threatened claims against Parent or any of its Subsidiaries alleging any infringement, misappropriation or other violation of the Intellectual Property of any Person by Parent or any of its Subsidiaries, and the operations of the businesses

(including the products and services) of Parent and its Subsidiaries do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) there are no pending or threatened written claims by Parent or any of its Subsidiaries alleging any infringement, misappropriation or other violation by any Person of any material Parent Owned IP and to the knowledge of Parent, no Third Party has since the Measurement Date, infringed, misappropriated or otherwise violated any material Parent Owned IP.
(e)   To the knowledge of Parent, Parent does not use any open source Software in a manner that would violate any license agreements applicable to such open source Software, or that would grant or purport to grant to any Person any rights to or immunities under any of the Parent Owned IP, or that would require the disclosure of source code associated with any Parent Owned IP.
(f)   Parent has taken commercially reasonable measures to maintain in confidence all Trade Secrets and confidential information that are part of the Parent Owned IP or third party confidential information that Parent or its Subsidiaries are obliged to protect pursuant to a non-disclosure agreement.
(g)   Since the Measurement Date: (i)(A) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (A) neither the Parent nor any of its Subsidiaries has experienced any Parent Security Breach (including any malfunction, cyber-attacks, or other material disruption or impairment of Parent IT Systems) and (B) the conduct of Parent and its Subsidiaries’ business has complied with all Applicable Law governing Parent IT Systems; the protection, security, use, destruction, or transfer of Parent Confidential Data; and Parent Security Breach notification obligations, including those related to any Parent Government Contracts or Government Bids of Parent or its Subsidiaries (including FAR 52.204-25, DFARS 252.204-7012 and DFARS 252.204-7017, and any supplements, amendments, or revised editions thereof); (ii) each of Parent and its Subsidiaries have maintained adequate security measures to protect, from unauthorized access by any parties, all Parent Confidential Data under its control or in its possession; (iii) Parent and each of its Subsidiaries have taken commercially reasonable actions, consistent with industry standards and Applicable Law, to monitor and protect the confidentiality, integrity, availability, operation, and security of the Parent IT Systems, including implementing and maintaining appropriate backup, business continuity and disaster recovery policies, procedures and facilities, and Software support arrangements; (iv) Parent and its Subsidiaries have conducted commercially reasonable data and system security testing or audits and have resolved or remediated any material data or system security issues or vulnerabilities identified; and (v) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and its Subsidiaries have been in compliance with all of their respective binding policies relating to data protection, privacy or the collection, use, storage, processing, transfer or disclosure of Parent Confidential Data.
(h)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date, (i) each of Parent and its Subsidiaries (A) has been in compliance with all obligations regarding Personal Information under any Parent Material Contract or Parent Government Contract and (B) has not caused its customers to be out of compliance with Applicable Laws relating to privacy; data protection; or the collection, use, storage, processing, or disclosure of Parent Confidential Data, and (ii) no Governmental Authority or employee or customer of the Parent or any of its Subsidiaries has claimed in writing, or to the knowledge of Parent, orally, that Parent or any of its Subsidiaries has engaged in any data privacy or information violation or otherwise made claims in writing relating to any Parent Security Breach.
Section 4.20   Environmental Liability.   Parent has made available all material environmental, health and safety audits, investigations and sampling or similar reports with respect to Parent and its Subsidiaries and any material non-privileged documents related to any non-compliance with, or liability under, Environmental Laws of Parent or its Subsidiaries that are in its possession or reasonable control relating to Environmental Laws or the Release of, or exposure to, Hazardous Substances. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:
(a)   Parent and each of its Subsidiaries is, and has been since the Measurement Date, in compliance with all Environmental Laws;

(b)   Parent and each of its Subsidiaries possesses and is, and has been since the Measurement Date, in compliance with all applicable Environmental Permits and all such Environmental Permits are valid and in good standing;
(c)   there are no Environmental Claims pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or their respective properties or operations;
(d)   there has been no Release or threatened Release of any Hazardous Substance at, on, under, to, in or from any real property currently owned, leased or operated by Parent or any of its Subsidiaries, or, to the knowledge of Parent, any real property formerly owned, leased or operated by, or any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, Parent or any of its Subsidiaries; and
(e)   neither Parent nor any of its Subsidiaries has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released or (ii) to the knowledge of Parent, exposed any Person to, or designed, manufactured, sold, marketed, installed, repaired, or distributed products containing any Hazardous Substances, in the case of each of clauses (i) and (ii), in a manner or fashion that would reasonably be expected to result in an Environmental Claim or Environmental Liability related to Parent or any of its Subsidiaries.
Section 4.21   Insurance.   Section 4.21 of the Parent Disclosure Letter sets forth a true and complete list of all material current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, cyber, vehicular, aviation and hull, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Parent and its Subsidiaries and relating to the assets, business, operations, employees, officers, directors and managers of Parent and its Subsidiaries (collectively, the “Parent Insurance Policies”). Such Parent Insurance Policies are in full force and effect. Neither Parent nor any of its Subsidiaries has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Parent Insurance Policies. All premiums due on such Parent Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Parent Insurance Policy. The Parent Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of Parent or any of its Subsidiaries. All such Parent Insurance Policies (a) are valid and binding in accordance with their terms; (b) to the knowledge of Parent, are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of Parent or its Subsidiaries pending under any such Parent Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither Parent nor any of its Subsidiaries is in default under, and has not otherwise failed to comply with, in any material respect, any provision contained in any such Parent Insurance Policy.
Section 4.22   Parent Government Contracts.
(a)   (i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Government Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against the parties thereto, and each such Parent Government Contract was awarded in compliance with Applicable Law.
(ii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date: (1) Parent and its Subsidiaries have complied with (A) the terms and conditions of, and (B) the requirements of any Applicable Laws pertaining to, each Parent Government Contract and Government Bid to which Parent or any of its Subsidiaries is a party, including the FAR, the Cost Accounting Standards, the Truthful Cost or Pricing Data Act (formerly known as the Truth in Negotiations Act), and the Anti-Kickback Act; and (2) all representations, certifications, and disclosure statements made by Parent or any of its Subsidiaries were accurate as of their effective date, and Parent and its Subsidiaries have complied with all such representations and certifications.
(iii)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date hereof, (1) neither Parent nor any of its Subsidiaries is in breach or default of any Parent Government Contract, and, to the knowledge of Parent, no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a breach or default by Parent or any of its Subsidiaries, and (2) no Parent Government Contract or Government Bid is currently the subject of bid or award protest proceedings.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since the Measurement Date:
(i)   neither Parent, nor any of its Subsidiaries, nor any of their Principals has been suspended, debarred, proposed for debarment, found to be nonresponsible, declared ineligible, or otherwise excluded from doing business with a Governmental Authority and no suspension or debarment actions (to include proposed actions) have been commenced or threatened against Parent, any of its Subsidiaries, or any of their Principals;
(ii)   no Governmental Authority, prime contractor, or higher-tier contractor has made a written claim for any price adjustment or any other written request for a reduction in price of any Parent Government Contracts that remains unresolved; and
(iii)   there have been no pending, or to the knowledge of Parent, threatened or anticipated, claims or disputes between Parent or any of its Subsidiaries and a Governmental Authority, prime contractor, or subcontractor or other Person arising under or relating to a Parent Government Contract or Government Bid, and, to the knowledge of Parent, no facts or allegations exist that could give rise to such a claim or dispute in the future.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and since the Measurement Date: (i) no Parent Government Contract has been terminated for default; (ii) with respect to the Parent Government Contracts, neither Parent nor any of its Subsidiaries has received any cure notice, show cause notice or other communication terminating such contract or threatening such action from any Governmental Authority, any prime contractor, or any higher-tier contractor, in writing with respect to performance by Parent or any of its Subsidiaries of all or any portion of a Parent Government Contract; (iii) with respect to the Parent Government Contracts, neither Parent nor any of its Subsidiaries has received written notice of or, to the knowledge of Parent, written or verbal notice of intent of a termination for convenience, in whole or in part, a reduction in scope, a unilateral modification that would reduce such Contract’s scope, or a failure to exercise option periods, of all or any portion of a Parent Government Contract; and (iv) no Governmental Authority nor any prime contractor or higher-tier subcontractor under a Parent Government Contract has withheld or set off, or attempted to or threatened to withhold or set off, monies due to the Company or any of its Subsidiaries under any Parent Government Contract.
(d)   Neither Parent nor any of its Subsidiaries (i) has any outstanding Government Bid that, if accepted or awarded, would reasonably be expected to result in a Contract Loss to Parent or one of its Subsidiaries, and (ii) is a party to any Government Contract that is expected to result in a Contract Loss to Parent or one of its Subsidiaries.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to any Parent Government Contract or Government Bid of Parent and its Subsidiaries, and since the Measurement Date, (i) there has been no pending, or to the knowledge of Parent, threatened or anticipated, administrative, civil, or criminal investigation or indictment of Parent or any of its Subsidiaries, or any of their Principals, by any Governmental Authority or any subpoena, civil investigative demand, or similar request for information that may be reasonably believed to lead to such an investigation; (ii) there has been no audit, review, inspection, investigation, survey or examination of records of Parent or any of its Subsidiaries, or any of their Principals, resulting in an adverse written finding from the Defense Contract Audit Agency, the Defense Contract Management Agency or any other Governmental Authority that remains unresolved and, to the knowledge of Parent, there is no basis for any such audit, review, inspection, investigation, survey or examination of records, other than in the ordinary course of business; and (iii) neither Parent nor any of its Subsidiaries, nor any of their Principals, has made a mandatory or voluntary disclosure to any Governmental Authority with respect to any suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement, or other act or omission arising under or relating to any Parent Government Contract or Government Bid of Parent and its Subsidiaries.
(f)   Section 4.22(f) of the Parent Disclosure Letter sets forth all facility security clearances held by Parent and its Subsidiaries as of the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent, its Subsidiaries, and to the knowledge of Parent, their employees who hold personnel security clearances, possess all required security clearances to perform the Parent Government Contracts and are, and have been since the Measurement Date, in compliance with all applicable national security obligations, including those specified in the NISPOM. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries, as applicable, hold at least a “satisfactory” or “in compliance” rating from the DCSA or other applicable cognizant security authority with respect to the NISPOM and any other national industrial security requirements that may apply to each facility security clearance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the knowledge of Parent, there are no facts or circumstances that would reasonably be expected to result in the suspension, invalidation, or revocation of any facility security clearance or national industrial security authorization or accreditation held by Parent or one of its Subsidiaries.
(g)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the business systems of Parent and its Subsidiaries, to include as applicable, Parent’s and its Subsidiaries’ accounting system(s), earned value management system(s), estimating system(s), material management and accounting system(s), property management system(s) and purchasing system(s), are in compliance with Applicable Law and have not been determined in writing by any Governmental Authority not to be in compliance with any Applicable Law.
Section 4.23   Properties.
(a)   As of the date hereof, Parent and its Subsidiaries do not own any real property.
(b)   Section 4.23(b) of the Parent Disclosure Letter sets forth a true and complete list, as of the date hereof, of all material real property leased, subleased, licensed or otherwise occupied by Parent or any of its Subsidiaries (the “Parent Leased Real Property”), together with the address of each such Parent Leased Real Property and (ii) all leases, subleases or licenses and all amendments, modifications, guarantees and letters of credit relating thereto (each, a “Parent Real Property Lease”). Parent has delivered or made available to Company complete and accurate copies of each Parent Real Property Lease described in Section 4.23(b) of the Parent Disclosure Letter, and no Parent Real Property Lease has been modified in any material respect or terminated, except to the extent that such modifications or terminations are disclosed by the copies delivered or made available to the Company. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and each of its Subsidiaries holds a valid and existing leasehold, subleasehold or other similar interest under each Parent Real Property Lease, free and clear of all Liens other than Permitted Liens and (b) each Parent Real Property Lease is a valid and binding agreement, enforceable against Parent or one of its Subsidiaries, as the case may be, and is in full force and effect.
(c)   Neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party to any Parent Real Property Lease is in default or breach under the terms of any such Parent Real Property Lease, except where such default or breach has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a default or breach under any Parent Real Property Lease, and no portion of any security deposit has been applied under any Parent Real Property Lease, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, as of the date hereof there are no material disputes with respect to any Parent Real Property Lease.
(d)   Parent and each of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens other than Permitted Liens and the rights of lessors under any equipment leases. The material tangible assets or personal property of Parent and its Subsidiaries: (A) together with the Intellectual Property rights and contractual rights of Parent and its Subsidiaries, constitute all of the assets, rights and properties that are necessary for the operation of the businesses of Parent and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of Parent and its Subsidiaries as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good working order and condition, except for ordinary wear and tear and as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.24   Transactions with Affiliates.   To the knowledge of Parent, since the Measurement Date, there have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K that have not been otherwise disclosed in the Parent SEC Documents filed prior to the date hereof.
Section 4.25   Antitakeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 3.26, neither the restrictions on business combinations set forth in Chapter 43 of the IBCL nor any other “control share acquisition,” (including Chapter 42 of the IBCL) “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Applicable Laws apply to this Agreement, any Ancillary Agreement or any of the Transactions.
Section 4.26   Opinion of Financial Advisor.   Parent has received the written opinion of Goldman Sachs, financial advisor to Parent, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Exchange Ratio is fair, from a financial point of view, to Parent. A complete and executed copy of the opinion of Goldman Sachs described in the immediately preceding sentence has been or will be delivered to the Company promptly following receipt thereof by Parent. It is agreed and understood that such opinion is for the information of the Board of Directors of Parent and may not be relied upon by the Company.
Section 4.27   Finders’ Fees.   Except for Goldman Sachs, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions. Parent has delivered to the Company a complete and accurate copy of all Contracts pursuant to which any such broker, investment banker or financial advisor to Parent is entitled to any fees, rights to indemnification or expenses from Parent or any of its Subsidiaries in connection with the Transactions.
Section 4.28   No Ownership of Company Common Stock.   Neither Parent nor any of its Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or (b) has any rights to acquire any shares of Company Common Stock. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. None of Parent nor any of its Subsidiaries is an “interested stockholder” of the Company (with the meaning of each foregoing word in quotation marks as defined in Section 203 of the DGCL).
Section 4.29   Parent Credit Agreement.   The outstanding principal amount of all borrowings under the Parent Credit Agreement as of the date hereof does not exceed $200,400,000.
Section 4.30   No Other Representations or Warranties.   Except for the representations and warranties made by Parent in this Article IV (as qualified by the applicable items disclosed in the Parent Disclosure Letter in accordance with Section 10.17 and the introduction to this Article IV) (but without limiting any representations and warranties in any Ancillary Agreement), neither Parent nor any other Person makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to the Company or made available to the Company in any “data rooms”, “virtual data rooms”, management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions. Parent and its Subsidiaries disclaim any other representations or warranties, whether made by Parent or any of its Subsidiaries or any of their respective Affiliates or Representatives. Parent acknowledges and agrees that, except for the representations and warranties made by the Company in Article III (as qualified by the applicable items disclosed in the Company Disclosure Letter in accordance with Section 10.17 and the introduction to Article III) (but without limiting any representations and warranties in any Ancillary Agreement), neither the Company nor any other Person is making or has made any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of the Company or its Subsidiaries, or the accuracy or completeness of any information regarding the Company or its Subsidiaries or any other matter furnished or provided to Parent or made available to Parent in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement, or the Transactions. Parent is not relying upon, and has not relied upon, any other representations, warranties, statements or information that may have been made or provided by any Person in connection with the Transactions or otherwise, and acknowledges and agrees that the Company and its Affiliates have specifically disclaimed and do hereby specifically disclaim any other representations and warranties.
ARTICLE V
COVENANTS OF THE COMPANY
Section 5.01   Conduct of the Company.   From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (w) as required by Applicable Law (including any Public Health Measure), (x) as set forth in Section 5.01 of the Company Disclosure Letter, (y) for actions taken in response to any Public Health Event (including all Public Health Measures) that are taken in good faith and are consistent with reasonable commercial practice in response to any such Public Health Event (so long as, to the extent reasonably practicable under the circumstances, the Company provides Parent with advance written notice before taking such action) or (z) as otherwise expressly required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, Governmental Authorities with jurisdiction over the Company’s operations and other Third Parties having material business relationships with the Company and its Subsidiaries; (ii) keep available the services of the present directors, officers and employees of the Company and its Subsidiaries; and (iii) maintain in effect all material Company Permits; provided, however, that (A) the failure to take any action prohibited by the subclauses in the next sentence shall not be a breach by the Company or any of its Subsidiaries of the covenants and agreements set forth in this sentence, (B) no action specifically addressed by the subclauses in the next sentence shall be deemed a breach by the Company or any of its Subsidiaries of the covenants and agreements set forth in this sentence and (C) neither the Company nor any of its Subsidiaries shall take any action to comply with the immediately preceding clauses (i), (ii) or (iii) that would breach any of Sections 5.01(a) through 5.01(v). Without limiting the generality of the foregoing, except (A) as required by Applicable Law, (B) as set forth in Section 5.01 of the Company Disclosure Letter, or (C) as otherwise required or expressly permitted by this Agreement, without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:
(a)   adopt or propose any change to its certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Company Organizational Documents);
(b)   (i) merge or consolidate with any other Person; (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or assets thereof or securities or property, other than (A) acquisitions in the ordinary course of business in an amount not to exceed $5 million individually or $15 million in the aggregate for all such acquisitions, or (B) transactions (1) solely among the Company and one or more of its wholly owned Subsidiaries or (2) solely among the Company’s wholly owned Subsidiaries; or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization or restructuring;
(c)   (i) split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among the Company and one or more of its wholly owned Subsidiaries or (B) solely among the Company’s wholly owned Subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities, other than dividends or distributions by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company; or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of the Company or any Subsidiary of the Company or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of shares of Company Common Stock in connection with the vesting or settlement of Company Options, in each case outstanding as of the date of this Agreement in accordance with the present terms of the Company Stock Plan and applicable award agreements of such Company Options;
(d)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than the issuance of any shares of Company Common Stock upon the vesting or settlement of shares pursuant to Company Options that are outstanding on the date of this Agreement in accordance with the present terms of the Company Stock Plan and applicable award agreements of such Company Options or (ii) enter into any agreement with respect to the voting of any of its capital stock;
(e)   authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as set forth in Section 5.01(e) of the Company Disclosure Letter and (ii) any other capital expenditures not to exceed $15 million in the aggregate;
(f)   transfer, sell, lease or otherwise dispose of any Subsidiary or any division thereof or of the Company or any assets, securities or property, other than (i) (A) sales or dispositions of inventory in the ordinary course or (B) transfers, sales, leases or other dispositions of assets or property (other than inventory) in the ordinary course of business in an amount not to exceed $10 million in the aggregate for all such dispositions; or (ii) transactions (A) solely among the Company and one or more of its wholly owned Subsidiaries or (B) solely among the Company’s wholly owned Subsidiaries;
(g)   sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to nonexclusive licenses or sublicenses granted to Third Parties in the ordinary course of business), abandon, allow to lapse, or otherwise fail to take any action reasonably designed to maintain, enforce or protect any material Company Owned IP;
(h)   make any loans, advances or capital contributions to any other Person, other than loans, advances or capital contributions (which, with respect to any loans, advances or capital contributions directly or indirectly to any Company Minority Owned JVs shall not exceed $2.5 million in the aggregate) (i) by the Company to one or more of its Subsidiaries or one or more of the Company Minority Owned JVs, (ii) by any Subsidiary of the Company to the Company, any other Subsidiary of the Company or any Company Minority Owned JV or (iii) by any Company Minority Owned JV to the Company, any other Company Minority Owned JV or any Subsidiary of the Company, in each case, in the ordinary course of business pursuant to obligations that require the making of such loan, advance or capital contribution (as applicable) under Contracts in effect as of the date of this Agreement;
(i)   create or incur any Lien (except for a Permitted Lien and any other Liens created or incurred in connection with any indebtedness permitted to be incurred or established under Section 5.01(u)) on any material asset (including any Company Owned IP);
(j)   (i) enter into any Company Material Contract (including by amendment of any Contract that is not a Company Material Contract such that such Contract becomes a Company Material Contract) or any Company Real Property Lease, other than in the ordinary course of business; (ii) terminate, renew, extend or amend in any material respect any Company Material Contract or Company Real Property Lease or waive any material right thereunder, other than in the ordinary course of business; or (iii) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract (including, for the avoidance of doubt, the Management Services Agreement) other than any expiration of any such Contract in accordance with the terms thereof;
(k)   terminate, suspend, abrogate, amend or modify any material Company Permit in a manner material and adverse to the Company and its Subsidiaries, taken as a whole;
(l)   except as required by (w) Applicable Law, (x) the terms of any Company Employee Plan as in effect as of the date hereof, (y) the terms of any Collective Bargaining Agreement as in effect as of the date hereof, or (z) as set forth on Section 5.01(l) of the Company Disclosure Letter, (i) grant any change in control, retention or severance to (or amend any existing arrangement with) any Company Service Providers (whether current, former, or otherwise); (ii) establish, adopt, amend, terminate or enter into any Company Employee Plan or Collective Bargaining Agreement, except for any amendment that is in the ordinary course of business and would not result in a material increase in the cost related thereto for the Company (other than costs offset by increased payments to the Company or its Subsidiaries pursuant to the specific Company Government Contract related thereto); (iii) grant or amend any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Company Service Provider (whether current, former, or otherwise); (iv) increase the compensation, bonus or other benefits payable to any Company Service Provider (whether current, former or otherwise), other than ordinary course annual increases in base compensation and other increases in base compensation of not more than 5% in the aggregate to employees; (v) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any Company Employee Plan; (vi) (A) hire any Company Service Provider whose annual base compensation is or will be in excess of $300,000 or (B) terminate (other than in the ordinary course of business or for cause, as determined in accordance with past practice) any Company Service Provider whose annual base compensation is or will be in excess of $300,000; or (vii) other than in the ordinary course of business (including in connection with the entering into a new Government Contract, rolling off of any existing Government Contract or as a result of negotiations regarding any existing or new Collective Bargaining Agreement), take any action that would result in any new or increased obligation to contribute to a Company Multiemployer Plan, effectuate a complete or partial withdrawal from a Company Multiemployer Pension Plan, or enter into an agreement with a union, pension plan, or Governmental Authority that would obligate the Company, Parent or any of their respective Subsidiaries to make additional contributions to, or be subject to additional liability with respect to, a Company Multiemployer Plan;
(m)   waive, release, amend or fail to enforce the material restrictive covenant obligations of any current or former Company Service Provider;
(n)   make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP, as approved by its independent public accountants;
(o)   (i) make or change any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any material method of Tax accounting, (iv) enter into any material closing agreement with respect to Taxes or (v) settle or surrender any material Tax claim, audit or assessment;
(p)   settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation, or Proceeding, pending or threatened, and involving or against the Company or any of its Subsidiaries, other than those involving only (i) a monetary payment to the Company or any of its Subsidiaries or (ii) a monetary payment by the Company or any of its Subsidiaries not to exceed $2 million individually and $10 million in the aggregate; provided that such settlement or compromise shall not include (A) any obligation that would impose any material restrictions on the business or operations of the Company or its Subsidiaries or (B) any admission of wrongdoing or similar admission by the Company or any of its Subsidiaries that would be reasonably expected to negatively affect the Company or any of its Subsidiaries in a material respect beyond the making of any such payment;
(q)   enter into any transaction between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Related Parties (other than the Company and its Subsidiaries), on the other hand other than such a transaction on arms-length terms or any transaction for Alternative Financing from a source that is a Related Party of the Company (subject to Section 7.12);
(r)   write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business or (ii) as may be consistent with the Company’s financial accounting policies and procedures and GAAP as determined in consultation with the Company’s outside auditor;
(s)   enter into any Government Contract or submit any Government Bid that would knowingly be expected to result in a Contract Loss;
(t)   waive, release, grant or transfer any rights of material value, assign any payments due to the Company, or modify or change in any material respect adverse to the Company, any Government Contract required to be listed on Section 3.21 of the Company Disclosure Letter, other than in the ordinary course of business;
(u)   (i) issue, sell or otherwise incur any indebtedness for borrowed money (including any debt securities) of the Company or any of its Subsidiaries (or assume or guarantee any such indebtedness for which other Person is the primary obligor (other than Company or any of its wholly-owned Subsidiaries)), except for (A) indebtedness incurred or borrowed (1) pursuant to the Debt Financing (or any Alternative Financing) or the Second Lien Increase, (2) under the Company Term Credit Agreements (for purposes of this clause (2) without giving effect to any increase in the outstanding principal amount of indebtedness incurred under the Company Term Credit Agreements in effect as of the date of this Agreement), (3) under the Company Existing ABL Credit Agreement for general corporate or working capital purposes of the Company or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the asset-based revolving credit facility under the Company Existing ABL Credit Agreement (for purposes of this clause (3) without giving effect to any increase in the aggregate principal amount of commitments under the Company Existing ABL Credit Agreement from and after the date of this Agreement; provided that, for the avoidance of doubt, Virgo Borrower shall be permitted to increase the principal amount of commitments under the Company Existing ABL Credit Agreement and amend, modify or supplement the “borrowing base” thereunder in a manner not adverse to Virgo Borrower) as described in the Debt Commitment Letter as in effect on the date hereof, which increase shall only be used from and after the Closing Date, (4) for any purpose in an aggregate principal amount under this clause (4) not to exceed $15,000,000, or (5) for purposes of repaying indebtedness of the Parent or its Subsidiaries pursuant to this Agreement in an amount not to exceed under this clause (5) the Specified Parent Indebtedness Amount, (B) any other Company Material Contract (other than the Company Credit Agreements) in existence prior to the date hereof and (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or debt arrangements solely between or among the Company and/or any of its Subsidiaries or (ii) amend, modify, supplement or replace any Company Credit Agreement in a manner that is materially adverse, taken as a whole, to Virgo Borrower and its Subsidiaries or that would constitute a Restricted Financing Modification (unless otherwise agreed by the Parent (such consent not to be unreasonably withheld, conditioned or delayed)) (it being understood that any modification to the Company Existing First Lien Credit Agreement pursuant to the “flex” provisions set forth in the Debt Commitment Letter shall be permitted under this clause (ii)); or
(v)   agree, commit or publicly propose to do any of the foregoing.
Section 5.02   No Solicitation by the Company.
(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and controlled Affiliates, and its and their respective stockholders, officers, directors and employees not to, and shall use reasonable best efforts to cause its and their other respective Representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Company Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that the Company knows, or would reasonably be expected to know, is seeking to make, or has made, a Company Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) enter into or approve, recommend or declare advisable for the Company or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Company Acquisition Proposal; (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any Third Party or any Company Acquisition Proposal; or (v) resolve, propose or agree to do any of the foregoing.
(b)   The Company shall, and shall cause its Subsidiaries, and its and their respective Representatives to: (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Company Acquisition Proposal and use reasonable best efforts to cause any such Third Party and each of its Representatives in possession of confidential, non-public information or documents or material incorporating non-public information about the Company that was furnished by or on behalf of the Company to return or destroy all such information and (ii) other than with respect to Parent and its Subsidiaries and Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Company Acquisition Proposal.
Section 5.03   Redemption of Company Preferred Stock.   At the Closing, but prior to the First Effective Time, the Company shall use a portion of the proceeds from the Debt Financing to redeem all issued outstanding shares of Company Preferred Stock pursuant to and in accordance with Section 5(c) of the Certificate of Designations, Preferences and Rights of the Company Preferred Stock adopted in accordance with the Company’s certificate of incorporation (the “Company Certificate of Designations”), and shall take all other action necessary to cause the Company Preferred Stock to be cancelled, extinguished and retired in full, and for each holder of Company Preferred Stock as of immediately prior to the Closing to cease to have any rights with respect thereto (other than payment of the Liquidation Preference (as defined in the Company Certificate of Designations) payable upon redemption of the Company Preferred Stock in accordance with the Company Certificate of Designations), in each case as of the Closing and prior to the First Effective Time. Without limiting the foregoing, the Company shall deliver to a notice of redemption to all holders of Company Preferred Stock in accordance with the Company Certificate of Designations and shall adopt procedures reasonably acceptable to Parent for each holder of Company Preferred Stock to follow in connection with such redemption.
Section 5.04   Termination of Company Related Party Contracts.   The Company shall terminate, or cause to be terminated, with no further liability or obligation of the Company or any of its Subsidiaries, at or prior to the Closing, all Related Party Contracts of the Company and its Subsidiaries, other than those Related Party Contracts set forth on Section 5.04 of the Company Disclosure Letter, to which it is a party (including that certain Management Services Agreement (the “Management Services Agreement”), dated as of June 29, 2018, between the Company and AIP, LLC (the “Fund”), which shall be terminated pursuant to a termination agreement in the form attached hereto as Exhibit H (the “Termination Agreement”)), and take such action as may be necessary to cause the parties thereto to release and waive any and all claims that any of them may have thereunder as of the Closing.
ARTICLE VI
COVENANTS OF PARENT
Section 6.01   Conduct of Parent.   From the date of this Agreement until the earlier of the Closing and the termination of this Agreement, except (w) as required by Applicable Law (including any Public Health Measure), (x) as set forth in Section 6.01 of the Parent Disclosure Letter, (y) for actions taken in response to any Public Health Event (including all Public Health Measures) that are taken in good faith and are consistent with reasonable commercial practice in response to any such Public Health Event (so long as, to the extent reasonably practicable under the circumstances, Parent provides the Company with advance written notice before taking such action) or (z) as otherwise expressly required or expressly permitted by this Agreement, without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to conduct its business in the ordinary course of business in compliance in all material respects with all Applicable Laws and use its and their reasonable best efforts to (i) preserve intact its business organization and relationships with customers, suppliers, licensors, licensees, Governmental Authorities with jurisdiction over Parent’s operations and other Third Parties having material business relationships with Parent and its Subsidiaries; (ii) keep available the services of the present directors, officers and employees of Parent and its Subsidiaries; and (iii) maintain in effect all material Parent Permits; provided, however, that (A) the failure to take any action prohibited by the subclauses in the next sentence shall not be a breach by Parent or any of its Subsidiaries of the covenants and agreements set forth in this sentence, (B) no action specifically addressed by the subclauses in the next sentence shall be deemed a breach by Parent or any of its Subsidiaries of the covenants and agreements set forth in this sentence and (C) neither Parent nor any of its Subsidiaries shall take any action to comply with the immediately preceding clauses (i), (ii) or (iii) that would breach any of Sections 6.01(a) through 6.01(v). Without limiting the generality of the foregoing, except (A) as required by Applicable Law, (B) as set forth in Section 6.01 of the Parent Disclosure Letter, or (C) as otherwise required or expressly permitted by this Agreement, without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause each of its Subsidiaries not to:
(a)   adopt or propose any change to its articles or certificate of incorporation, bylaws or other organizational documents (whether by merger, consolidation or otherwise) (including the Parent Organizational Documents);
(b)   (i) merge or consolidate with any other Person; (ii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division or assets thereof or securities or property, other than (A) acquisitions in the ordinary course of business in an amount not to exceed $5 million individually or $15 million in the aggregate for all such acquisitions, or (B) transactions (1) solely among Parent and one or more of its wholly owned Subsidiaries or (2) solely among Parent’s wholly owned Subsidiaries; or (iii) adopt or publicly propose a plan of complete or partial liquidation, dissolution, recapitalization or restructuring, or resolutions providing for or authorizing such a liquidation, dissolution, recapitalization or restructuring;
(c)   (i) split, combine or reclassify any shares of its capital stock (other than transactions (A) solely among Parent and one or more of its wholly owned Subsidiaries or (B) solely among Parent’s wholly owned Subsidiaries); (ii) amend any term or alter any rights of any of its outstanding equity securities; (iii) declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock or other securities, other than dividends or distributions by a Subsidiary of Parent to Parent or a wholly owned Subsidiary of Parent; or (iv) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any securities of Parent or any Subsidiary of Parent or any rights, warrants or options to acquire any such shares or other securities, other than repurchases of shares of Parent Common Stock in connection with the exercise, vesting or settlement of Parent Stock Options or Parent RSU Awards, in each case outstanding as of the date of this Agreement or issued in the ordinary course following the date hereof (to the extent expressly permitted by Section 6.01(d)) in accordance with the present terms of the Parent Stock Plan and applicable award agreements of such Parent Stock Options and Parent RSU Awards;
(d)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants, options to acquire or other derivative instruments with respect to, any such capital stock or any such convertible securities, other than grants of Parent RSU Awards in the ordinary course as described in Section 6.01(d) of the Parent Disclosure Letter or the issuance of any shares of Parent Common Stock upon the exercise, vesting or settlement of shares of Parent Stock Options or Parent RSU Awards that are outstanding on the date of this Agreement or (ii) enter into any agreement with respect to the voting of any of its capital stock;

(e)   authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than (i) as set forth in Section 6.01(e) of the Parent Disclosure Letter and (ii) any other capital expenditures not to exceed $15 million in the aggregate;
(f)   transfer, sell, lease or otherwise dispose of any Subsidiary or any division thereof or of Parent or any assets, securities or property, other than (i) (A) sales or dispositions of inventory in the ordinary course or (B) transfers, sales, leases or other dispositions of assets or property (other than inventory) in the ordinary course of business in an amount not to exceed $10 million in the aggregate for all such dispositions; or (ii) transactions (A) solely among Parent and one or more of its wholly owned Subsidiaries or (B) solely among Parent’s wholly owned Subsidiaries;
(g)   sell, assign, transfer or otherwise dispose of, license or sublicense (other than pursuant to nonexclusive licenses or sublicenses granted to Third Parties in the ordinary course of business), abandon, allow to lapse, or otherwise fail to take any action reasonably designed to maintain, enforce or protect, any material Parent Owned IP;
(h)   make any loans, advances or capital contributions to any other Person, other than loans, advances or capital contributions (which, with respect to any loans, advances or capital contributions directly or indirectly to any Company Minority Owned JVs shall not exceed $2.5 million in the aggregate) (i) by Parent to one or more of its Subsidiaries or one or more of the Parent Minority Owned JVs, (ii) by any Subsidiary of Parent to Parent, any other Subsidiary of Parent or any Parent Minority Owned JV or (iii) by any Parent Minority Owned JV to Parent, any other Parent Minority Owned JV or any Subsidiary of Parent, in each case, in the ordinary course of business pursuant to obligations that require the making of such loan, advance or capital contribution (as applicable) under Contracts in effect as of the date of this Agreement;
(i)   create or incur any Lien (except for a Permitted Lien and any other Liens created or incurred in connection with any indebtedness permitted to be incurred or established under Section 6.01(u)) on any material asset (including any Parent Owned IP);
(j)   (i) enter into any Parent Material Contract (including by amendment of any Contract that is not a Parent Material Contract such that such Contract becomes a Parent Material Contract), other than in the ordinary course of business; (ii) terminate, renew, extend or amend in any material respect any Parent Material Contract or waive any material right thereunder, other than in the ordinary course of business or in connection with the repayment of the indebtedness under the Parent Credit Agreement pursuant to Section 7.14; or (iii) enter into, terminate, renew, extend or amend or waive any right under any Related Party Contract;
(k)   terminate, suspend, abrogate, amend or modify any material Parent Permit in a manner material and adverse to Parent and its Subsidiaries, taken as a whole;
(l)   except as required by (w) Applicable Law, (x) the terms of any Parent Employee Plan as in effect as of the date hereof, (y) the terms of any Collective Bargaining Agreement as in effect as of the date hereof, or (z) as set forth in Section 6.01(l) of the Parent Disclosure Letter, (i) grant any change in control, retention or severance to (or amend any existing arrangement with) any Parent Service Providers (whether current, former, or otherwise); (ii) establish, adopt, amend, terminate or enter into any Parent Employee Plan or Collective Bargaining Agreement, except for any amendment that is in the ordinary course of business and would not result in a material increase in the cost related thereto for Parent (other than costs offset by increased payments to Parent or its Subsidiaries pursuant to the specific Parent Government Contract related thereto); (iii) grant or amend any long-term cash, equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any Parent Service Provider (whether current, former, or otherwise); (iv) increase the compensation, bonus or other benefits payable to any Parent Service Provider (whether current, former or otherwise), other than ordinary course annual increases in base compensation and other increases in base compensation of not more than 5% in the aggregate to employees; (v) fund or promise to fund (through a grantor trust or otherwise) any compensation or benefits payable or to be provided under any Parent Employee Plan; (vi) (A) hire any Parent Service Provider whose annual base compensation is or will be in excess of $300,000 or (B) terminate (other than in the ordinary course of business or for cause, as determined in accordance with past practice) any Parent Service Provider whose annual base compensation is or will be in excess of $300,000; or (vii) other than in the ordinary course of business (including in connection with entering into a new Government Contract, the rolling off of any existing Government Contract or as a result of negotiations regarding any existing or new Collective Bargaining Agreement), take any action that would result in any new or increased obligation to contribute to a Parent Multiemployer Plan, effectuate a complete or partial withdrawal from a Parent Multiemployer Pension Plan, or enter into an agreement with a union, pension plan, or Governmental Authority that would obligate the Company, Parent or any of their respective Subsidiaries to make additional contributions to, or be subject to additional liability with respect to, a Parent Multiemployer Plan;
(m)   waive, release, amend or fail to enforce the material restrictive covenant obligations of any current or former Parent Service Provider;
(n)   make any material change in any method of accounting or accounting principles or practice, except for any such change required by GAAP or Regulation S-K promulgated under the Securities Act (“Regulation S-K”), as approved by its independent public accountants;
(o)   (i) make or change any material Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any material method of Tax accounting, (iv) enter into any material closing agreement with respect to Taxes or (v) settle or surrender any material Tax claim, audit or assessment;
(p)   settle or compromise, or propose to settle or compromise, any claim, action, suit, investigation, or Proceeding, pending or threatened, and involving or against Parent or any of its Subsidiaries, other than those involving only (i) a monetary payment to Parent or any of its Subsidiaries or (ii) a monetary payment by Parent or any of its Subsidiaries not to exceed $2 million individually and $10 million in the aggregate; provided that such settlement or compromise shall not include (A) any obligation that would impose any material restrictions on the business or operations of Parent or its Subsidiaries or (B) any admission of wrongdoing or similar admission by Parent or any of its Subsidiaries that would be reasonably expected to negatively affect Parent or any of its Subsidiaries in a material respect beyond the making of any such payment;
(q)   enter into any transaction between Parent or any of its Subsidiaries, on the one hand, and any of Parent’s Related Parties (other than Parent and its Subsidiaries), on the other hand;
(r)   write up, write down or write off the book value of any of its assets, other than (i) in the ordinary course of business or (ii) as may be consistent with Parent’s financial accounting policies and procedures and GAAP as determined in consultation with Parent’s outside auditor;
(s)   enter into any Government Contract or submit any Government Bid that would knowingly be expected to result in a Contract Loss;
(t)   waive, release, grant or transfer any rights of material value, assign any payments due to Parent, or modify or change in any material respect adverse to Parent, any Government Contract required to be listed on Section 4.22 of the Parent Disclosure Letter, other than in the ordinary course of business;
(u)   (i) sell, borrow or otherwise incur any indebtedness for borrowed money (including any debt securities) of the Parent or any of its Subsidiaries (or assume or guarantee any such indebtedness for which any other Person is the primary obligor (other than Parent or any of its wholly-owned Subsidiaries)), except for (A) indebtedness incurred or borrowed (1) that is outstanding on the date of this Agreement under the Parent Credit Agreement (for purposes of this clause (1) without giving effect to any increase in the outstanding principal amount of such indebtedness incurred under the Parent Credit Agreement as of the date of this Agreement), (2) after the date of this Agreement for general corporate or working capital purposes of Parent or its Subsidiaries, in each case, in the ordinary course of business consistent with past practice pursuant to the revolving credit facility under the Parent Credit Agreement (for purposes of this clause (2) without giving effect to any increase in the aggregate principal amount of revolving credit commitments under the Parent Credit Agreement from and after the date of this Agreement) or (3) otherwise under the Parent Credit Agreement in an aggregate principal amount under this clause (3) not to exceed $15,000,000, (B) any other Parent Material Contract (other than the Parent Credit Agreement) in existence prior to the date of this Agreement, (C) capital leases, purchase money financing, equipment financing and letters of credit in the ordinary course of business consistent with past practice or (D) debt arrangements solely between or among Parent and/or any of its Subsidiaries in the ordinary course of business consistent with past practice or (ii) otherwise amend, modify, supplement or replace the Parent Credit Agreement in a manner that either (A) is materially adverse, taken as a whole, to the Parent or its Subsidiaries or (B) provides for the capitalization of unpaid interest (other than the capitalization of interest in an aggregate principal amount permitted under clause (i)((A)(3) above), adds any prepayment penalty or premium or otherwise is more onerous in respect of the prepayment of indebtedness thereunder at Closing pursuant to Section 7.14 or
(v)   agree, commit or publicly propose to do any of the foregoing.
Section 6.02   No Solicitation by Parent.
(a)   From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except as otherwise set forth in this Section 6.02, Parent shall not, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, directors and employees not to, and shall use reasonable best efforts to cause its and their other respective Representatives, not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information outside of the ordinary course of business with respect to existing bona fide commercial relationships without the intent of circumventing the foregoing restrictions) or knowingly encourage or induce the submission of any Parent Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to Parent or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that Parent knows, or would reasonably be expected to know, is actively evaluating, seeking to make, or has made, a Parent Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal; or (iii) except as required by the duties of the Board of Directors of Parent under Applicable Law (as determined by the Board of Directors of Parent in good faith, after consultation with Parent’s outside legal advisors), waive, terminate, modify or release any Third Party (other than the Company and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation. Any violation of the foregoing restrictions by any of Parent’s Subsidiaries or by any Representatives of Parent or its Subsidiaries, whether or not such Representative is so authorized, shall be deemed a breach of this Agreement by Parent. Except as permitted by this Section 6.02, neither the Board of Directors of Parent nor any committee thereof shall: (x)(A) fail to make, withdraw or qualify, amend or modify, in each case, in any manner adverse to the Company, the Parent Board Recommendation, (B) fail to include the Parent Board Recommendation in the Proxy Statement, (C) recommend, adopt or approve any Parent Acquisition Proposal or propose publicly or otherwise to recommend, adopt or approve any Parent Acquisition Proposal or resolve to take any such action, (D) enter into or approve, recommend or declare advisable for Parent or any of its Subsidiaries to execute or enter into, any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (E)(I) fail to publicly recommend against any Parent Acquisition Proposal or (II) fail to publicly reaffirm the Parent Board Recommendation, in the case of the foregoing clauses (I) and (II), within five (5) Business Days after the Company so requests in writing following the public disclosure of any Parent Acquisition Proposal; provided that the Company shall not be entitled to make such request in writing, and Parent shall not be required to make any such reaffirmation, more than three (3) times with respect to any particular Parent Acquisition Proposal, or (F) subject to Section 6.02(b), fail to recommend against any Parent Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the shareholders of

Parent) within ten (10) Business Days after the commencement of such tender offer or exchange (any of the foregoing in this clause (x) a “Parent Adverse Recommendation Change”); (y) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations of the State of Indiana, including Chapter 43 of the IBCL, inapplicable to any Third Party or any Parent Acquisition Proposal, or (z) resolve, propose or agree to do any of the foregoing.
(b)   Notwithstanding the foregoing, if at any time prior to the receipt of the Parent Shareholder Approval (the “Parent Approval Time”) (and in no event after the Parent Approval Time), the Board of Directors of Parent receives a bona fide written Parent Acquisition Proposal made after the date hereof that did not result from any breach in any material respect of this Section 6.02, the Board of Directors of Parent (or duly appointed committee thereof) may, if the Board of Directors of Parent determines in good faith, after consultation with Parent’s financial advisor and outside legal counsel, and based on the information then available to it, that (x) such Parent Acquisition Proposal either constitutes a Parent Superior Proposal or would reasonably be expected to result in a Parent Superior Proposal and (y) the failure to take such actions would be inconsistent with its fiduciary duties under Applicable Law, then Parent and its Representatives may, subject to compliance with this Section 6.02(b), Section 6.02(c) and Section 6.02(e), (i) engage in negotiations or discussions with such Third Party that has made after the date of this Agreement a Parent Acquisition Proposal; (ii) furnish to such Third Party and its Representatives and financing sources non-public information relating to Parent or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Parent than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any standstill terms or similar obligations and shall not provide such person with any exclusive right to negotiate with Parent) (a “Acceptable Confidentiality Agreement”) (a copy of which shall be provided substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following its execution to the Company for informational purposes); provided that all such non-public information (to the extent that such information has not been previously provided or made available to the Company) is provided or made available to the Company, as the case may be, substantially concurrently or as promptly as practicable (but in any event not more than twenty four (24) hours) following the time it is provided or made available to such Third Party; and (iii) following receipt of a Parent Superior Proposal, (A) make a Parent Adverse Recommendation Change and (B) terminate this Agreement pursuant to Section 9.01(d)(ii) (Parent Superior Proposal) and simultaneously enter into a definitive agreement implementing such Parent Superior Proposal (provided, however, that Parent shall not terminate this Agreement pursuant to the foregoing clause (B), and any purported termination of this Agreement pursuant to the foregoing clause (B) shall be void and of no force and effect, unless concurrently with such termination Parent pays or causes the payment of the Parent Termination Fee to the Company and otherwise complies with the provisions of Sections 9.01 and 9.03). Nothing contained herein shall prevent the Board of Directors of Parent from (x) complying with Rule 14e-2(a) promulgated under the Exchange Act with regard to a Parent Acquisition Proposal or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act (each of which shall not constitute a Parent Adverse Recommendation Change); (y) making any required disclosure to Parent’s shareholders if the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; or (z) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided that (I) if any such compliance, statement or disclosure does not reaffirm the Parent Board Recommendation, it shall be deemed a Parent Adverse Recommendation Change, and (II) any Parent Adverse Recommendation Change involving or relating to a Parent Acquisition Proposal may only be made in accordance with the provisions of this Section 6.02(b), Section 6.02(c) and Section 6.02(e).
(c)   In addition to the requirements set forth in Section 6.02(b) and subject to compliance with Section 6.02(d) and Section 6.02(e), the Board of Directors of Parent shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.02(b) unless Parent shall have first delivered to the Company written notice advising the Company that Parent intends to take any such action. In addition, Parent shall notify the Company promptly (but in no event later than twenty-four (24) hours) after receipt by Parent (or any of its Representatives) of any Parent Acquisition Proposal, indication or request for information (including material modifications thereto) relating to Parent or any of its Subsidiaries or for access to the business, officers, directors, employees, properties, assets, books or records of Parent or any of its Subsidiaries by any Third Party that, to the knowledge of Parent or any member of the Board of Directors of Parent, is considering making or has made a Parent Acquisition Proposal, which notice shall be provided in writing and shall (i) identify the relevant Third Party and (ii) to the extent known, the material terms and conditions of, any such Parent Acquisition Proposal, indication or request (including any material changes thereto).
(d)   Notwithstanding anything in this Agreement to the contrary, at any time prior to the Parent Approval Time (and in no event after the Parent Approval Time), and after giving effect to the rights offered to the Company in this Section 6.02(d), the Board of Directors of Parent may effect a Parent Adverse Recommendation Change in response to a Parent Intervening Event if the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law; provided that prior to effecting any such Parent Adverse Recommendation Change (i) Parent shall (A) promptly notify the Company in writing of its intention to take such action at least four (4) Business Days before taking such action and (B) if requested by the Company, negotiate in good faith with the Company for four (4) Business Days following such notice regarding revisions, if any, to the terms of this Agreement proposed by the Company, and (ii) the Board of Directors of Parent shall not effect any Parent Adverse Recommendation Change in response to a Parent Intervening Event unless, after the four (4) Business Day period described in the foregoing clause (B), the Board of Directors of Parent determines in good faith taking into account any proposal by the Company to amend the terms of this Agreement, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Law.
(e)   Without limiting or affecting Section 6.02(a), Section 6.02(b) or Section 6.02(c), the Board of Directors of Parent shall not make a Parent Adverse Recommendation Change involving or relating to a Parent Superior Proposal or terminate this Agreement to accept a Parent Superior Proposal unless (i) Parent promptly notifies the Company, in writing at least four (4) Business Days before taking such action, that Parent intends to take such action, which notice attaches in unredacted form the most current version of any proposed agreement(s), the identity of the offeror and a copy of any financing commitments (which may be redacted for fee information and other customary matters); (ii) if requested by the Company, during such four (4) Business Day period, Parent and its Representatives have discussed and negotiated in good faith with the Company regarding any proposal by the Company to amend the terms of this Agreement in response to such Parent Superior Proposal; and (iii) after such four (4) Business Day period, the Board of Directors of Parent determines in good faith, after consultation with its outside legal counsel and financial advisor, taking into account any proposal by the Company to amend the terms of this Agreement, that such Parent Acquisition Proposal continues to constitute a Parent Superior Proposal (it being understood and agreed that in the event of any amendment to the financial terms or other material terms of any such Parent Superior Proposal (including any change to the exchange ratio or merger consideration), a new written notification from Parent consistent with that described in clause (i) of this Section 6.02(e) shall be required and a new notice period under clause (i) of this Section 6.02(e) shall commence, during which notice period Parent shall be required to comply with the requirements of this Section 6.02(e) anew, except that such new notice period shall be for three (3) Business Days (as opposed to four (4) Business Days)).
(f)   Parent shall, and shall cause its Subsidiaries and controlled Affiliates, and shall direct its other Representatives, to (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal and instruct any such Third Party (or its agents or advisors) in possession of confidential, non-public information or documents or material incorporating non-public information about Parent that was furnished by or on behalf of Parent to return or destroy all such information and (ii) other than with respect to the Company and its Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Parent Acquisition Proposal.
(g)   Notwithstanding (i) any Parent Adverse Recommendation Change, (ii) the making of any Parent Acquisition Proposal or (iii) anything in this Agreement to the contrary, until termination of this Agreement (x) in no event may Parent or any of its Subsidiaries enter into any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement), and (y) Parent shall otherwise remain subject to all of its obligations under this Agreement, including, for the avoidance of doubt, the obligation to hold the Parent Shareholder Meeting.
(h)   For purposes of this Agreement:
(i)   “Parent Superior Proposal” means any bona fide, written Parent Acquisition Proposal (other than a Parent Acquisition Proposal that has resulted from a violation of this Section 6.02) (with all references to “15%” in the definition of Parent Acquisition Proposal being deemed to be references to “50%”) on terms that the Board of Directors of Parent determines in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account all the terms and conditions of the Parent Acquisition Proposal that the Board of Directors of Parent considers to be appropriate (including the identity of the Person making the Parent Acquisition Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), conditions to consummation and availability of necessary financing), would result in a transaction (i) that, if consummated, is more favorable to Parent and its shareholders from a financial point of view than the Mergers (taking into account any proposal by the Company to amend the terms of this Agreement); (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the Parent Acquisition Proposal, any approval requirements and all other financial, regulatory, legal and other aspects of such Parent Acquisition Proposal; and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of Parent.
(ii)   “Parent Intervening Event” means any material event, change, effect, development or occurrence that (i) was not known or reasonably foreseeable or the material consequences of which were not known or reasonably foreseeable in each case to the Board of Directors of Parent as of or prior to the date of this Agreement, and (ii) does not relate to or involve any Parent Acquisition Proposal; provided that in no event shall any action taken by either Party pursuant to the affirmative covenants set forth in Section 7.01, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Parent Intervening Event.
Section 6.03   Director and Officer Liability.
(a)   From and after the Closing, Parent shall, and shall cause the Surviving Company to (i) indemnify and hold harmless and shall advance expenses as incurred, in each case to the same extent (subject to Applicable Law) such Persons are indemnified as of the date of this Agreement by the Company or Parent, as applicable, pursuant to the Company Organizational Documents, the Parent Organizational Documents, the governing or organizational documents of any Subsidiary of the Company or of Parent and any indemnification agreements in existence as of the date hereof, each present and former director or officer of the Company, Parent and their respective Subsidiaries (in each case, when acting in such capacity or in connection with their service as an officer, director or other fiduciary of any other Person if such service was at the request or for the benefit of the Company, Parent or any of their respective Subsidiaries) (collectively, the “D&O Indemnified Parties”) against any fees, costs or expenses (including reasonable attorneys’ fees), judgments, inquiries, claims, fines, losses, damages or liabilities incurred in connection with any threatened or actual Proceeding, whether civil, criminal, administrative or investigative, whether arising before or after the Closing, arising out of the fact that such Person is or was a director or officer of the Company, Parent or any of their Subsidiaries or pertaining to matters existing or occurring at or prior to the Closing, including the Transactions; provided that in the case of advancement of expenses, any D&O Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such D&O Indemnified Party is not entitled to indemnification; and (ii) cooperate in the defense of any such matter until it is determined that such D&O Indemnified Party is not eligible for indemnification.

(b)   For a period of six (6) years after the Closing, Parent shall, and shall cause the Surviving Company to, maintain in effect the policies of directors’ and officers’ liability insurance maintained by the Company and Parent as of the Closing (“Current Insurance”) (provided that Parent and the Surviving Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insureds) with respect to claims arising from facts or events that occurred at or before the Closing; provided, however, that neither Parent nor the Surviving Company shall be obligated to expend for any annual period an amount in excess of 350% of the current annual premium paid as of the date hereof by the Company or Parent, as applicable, for such insurance (the “Premium Cap”), and if such premium for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent and the Surviving Company shall maintain insurance that, in Parent’s good faith determination, provides the maximum coverage available at an aggregate premium equal to the respective Premium Cap. In lieu of the foregoing, the Company and Parent may obtain at or prior to the Closing six (6)-year “tail” insurance under the Company’s or Parent’s, as applicable, respective Current Insurance providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
(c)   The provisions of this Section 6.03 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party and his or her heirs and representatives. If Parent, the Surviving Company, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other Person or engages in any similar transaction, then in each such case, Parent and/or the Surviving Company, as applicable, will cause proper provision to be made so that the successors and assigns of Parent and/or the Surviving Company, as applicable, will expressly assume the obligations set forth in this Section 6.03.
Section 6.04   Certain Additional Actions to be Taken.
(a)   At or prior to the Closing, Parent shall enter into a management services agreement with the Fund (or its designated Affiliate) in substantially the form set forth on Section 6.04(a) of the Parent Disclosure Letter, which Contract shall be effective upon consummation of the Mergers.
(b)   Prior to the Closing Date, the Board of Directors of Parent shall, at a meeting duly called, adopt resolutions to amend and restate the bylaws of Parent in the form attached hereto as Exhibit I, to be effective as of the Closing Date.
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.01   Reasonable Best Efforts to Complete.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the Parent, Merger Sub Inc., Merger Sub LLC and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party or Parties hereto in doing, all things reasonably necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective, as promptly as reasonably practicable, the Mergers and the other Transactions, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, novations, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Mergers or any of the other Transactions. Each of the Parent, Merger Sub Inc., Merger Sub LLC and the Company undertakes and agrees to: (x) make an appropriate and complete filing of a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division within ten (10) Business Days after the date of this Agreement; (y) make all other required filings and applications with respect to other Applicable Laws as promptly as practicable; and (z) not extend any waiting period under the HSR Act or other applicable Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any other Governmental Authority with respect to the Transactions (including any such agreement with respect to any actions, restrictions or conditions to the consummation of the Transactions or not to consummate the Transactions), except with the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed; provided that it shall not be unreasonable to withhold, condition or delay consent with respect to any action, restriction or condition that, individually or in the aggregate, would or would reasonably be expected to be materially adverse to Parent, the Surviving Company and their respective Subsidiaries, taken as a whole). The Company and Parent shall each have the responsibility for their respective filing fees associated with filings pursuant to the HSR Act and all other antitrust and other regulatory filings with any Governmental Authority, including those that may be required to be filed in any other jurisdiction. In furtherance thereof, each of the Company and Parent shall, if requested, use reasonable best efforts to obtain all necessary or appropriate consents, waivers and approvals under any Company Material Contracts, Company Government Contracts, Parent Material Contracts or Parent Government Contracts, as applicable, to which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is a party in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits under such Company Material Contracts, Company Government Contracts, Parent Material Contracts or Parent Government Contracts following the consummation of the Transactions. In addition to the foregoing, none of the Company, on the one hand, nor, except for actions taken in accordance with Section 6.02, Parent, Merger Sub Inc. or Merger Sub LLC, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, materially delaying or otherwise materially adversely affecting the consummation of the Mergers or the ability of such Party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, neither the Company nor Parent shall be required prior to the Closing to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any Contract.
(b)   In addition and subject to Applicable Law, each of Parent, Merger Sub Inc., Merger Sub LLC and the Company shall, and shall cause their respective Subsidiaries to: (i) promptly notify the other Party of any communication from the FTC, the Antitrust Division, any state attorney general or any other Governmental Authority concerning this Agreement or the Transactions to that Party and permit the other Party to review in advance any proposed communication to any of the foregoing; (ii) consult with the other Party prior to participating in any meeting, telephone call or discussion with any Governmental Authority with respect to any filing, investigation or inquiry concerning this Agreement or the Transactions and provide the other Party the opportunity to attend and participate in any such meeting, telephone call or discussion to the extent permitted by the Governmental Authority; and (iii) furnish the other Party with copies of all correspondence, filings and written communications (or a reasonably detailed summary of any oral communications) between it and its Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions and provide a reasonable opportunity to the other Party to comment on letters, presentations, whitepapers and other substantive communications to the Governmental Authority and consider, in good faith, any reasonable comments on such correspondences, filings and written communications, in all cases subject to redaction for any confidential, commercially sensitive or classified information (which shall be disclosed on an external counsel only basis to the extent possible).
(c)   Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Closing. Prior to the Closing, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.
(d)   As promptly as possible after execution of this Agreement, but in no case later than as required by Applicable Law or National Security Laws, each Party shall use their respective reasonable best efforts to take such action as may be required to file the necessary notices (including any informal briefing papers or similar filings to the extent they are advisable) and/or to obtain the relevant approvals, as applicable, under any National Security Laws with respect to the Mergers or the other Transactions, including notification to the U.S. Department of State, Directorate of Defense Trade Controls

within five (5) days of the Closing pursuant to 22 C.F.R. § 122.4(a) and, where applicable, the transfer of any Company Permits necessary to conduct the business of the Surviving Company.
(e)   In connection with and without limiting the efforts referenced above, the Parties shall consider in good faith the views of one another, in connection with the form and content of any notices, analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party, hereto in connection with proceedings under or relating to any Antitrust Law or National Security Law prior to their submission.
(f)   During the period of ten (10) Business Days following the date of this Agreement, Parent and the Company shall cooperate to determine whether any additional approvals, clearances, notifications or waiting periods are required for consummation of the Mergers or any of the other Transactions under any Antitrust Law or National Security Laws of a jurisdiction not set forth on Section 8.01(b) of the Company Disclosure Letter. If either Parent or the Company considers that such an approval, clearance, notification or waiting period is so required, it may notify the other Party in writing, and the other Party shall consider such request acting reasonably and in good faith. If such other Party agrees that the approval, clearance, notification or waiting period is so required, it shall confirm promptly its agreement in writing and in the event of any Identified National Security Laws, the relevant National Security Law shall be deemed to be an “Identified National Security Law”.
Section 7.02   Access to Information; Confidentiality.   Upon reasonable notice and subject to Applicable Law, each Party shall, and each Party shall cause its Subsidiaries to, afford to the other Party and its Subsidiaries and their respective Representatives reasonable access, during normal business hours and during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, solely for purposes of consummating the Transactions or as is reasonably necessary for integration planning, to all their respective properties, books, Contracts, personnel and records and, during such period, each Party shall, and shall cause each of its Subsidiaries to, solely for purposes of consummating the Transactions or as is reasonably necessary for integration planning, furnish reasonably promptly to the other Party all information concerning its business, finances, properties and personnel as Parent or the Company, as applicable, may reasonably request; provided that each Party and its Subsidiaries may withhold any document or information (A) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement (or entered into after the date of this Agreement in the ordinary course of business) (provided that each Party and its Subsidiaries shall use their reasonable best efforts to obtain the required consent of such Third Party to such access or disclosure or to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such confidentiality agreement), (B) the disclosure of which would violate any Law or fiduciary duty (provided that each Party and its Subsidiaries shall use their reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or fiduciary duty), (C) that is subject to attorney-client or other privilege (provided that the applicable Party and its Subsidiaries shall use their reasonable best efforts to allow for such access or disclosure to the maximum extent that would not result in a waiver of any such attorney-client or other privilege), (D) concerning Company Acquisition Proposals, which shall be governed by Section 5.02, or Parent Acquisition Proposals, which shall be governed by Section 6.02, as applicable, or (E) regarding the deliberations of the Board of Directors of the Company, Parent or any of their respective Subsidiaries or any committee thereof with respect to the Transactions or the entry into this Agreement, or any materials provided to the Board of Directors of the Company, Parent or any of their respective Subsidiaries or any committee in connection therewith. In the event that Parent materially breaches Section 6.02(a) or delivers notice to the Company that it intends to take any of the actions set forth in clauses (i) through (iii) of Section 6.02(b), the rights of Parent and its Subsidiaries and their Representatives under this Section 7.02 shall automatically terminate without further action as of such time. In the event that the Company materially breaches Section 5.02(a), the rights of the Company and its Subsidiaries and their Representatives under this Section 7.02 shall automatically terminate without further action as of such time. All information exchanged pursuant to this Section 7.02 shall be subject to the confidentiality agreement dated November 9, 2021, between Parent and the Fund (the “Confidentiality Agreement”).
Section 7.03   Proxy Statement and Parent Shareholder Meeting.
(a)   As promptly as reasonably practicable following the date of this Agreement, Parent shall prepare, with, and subject to, receipt of the requested and required information regarding the Company and its Affiliates from the Company (subject to the applicable standard with respect thereto set forth in Section 7.03(b) below) and assistance of the Company reasonably necessary in connection therewith, and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Parent Shareholder Meeting (together with any exhibits, amendments or supplements thereto, the “Proxy Statement”). Except in the event of a Parent Adverse Recommendation Change, the Proxy Statement shall include the Parent Board Recommendation. Parent shall promptly notify the Company upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide the Company with copies of all relevant correspondence between Parent and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the Parties shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. Parent shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of Applicable Law, the Exchange Act and the rules and regulations promulgated thereunder, and Parent shall cause the definitive Proxy Statement to be mailed to Parent’s shareholders as of the record date established for the Parent Shareholder Meeting as promptly as reasonably practicable after the date of this Agreement and, except as Parent and the Company may otherwise agree, in no event more than five (5) Business Days after: (i) in the event the preliminary Proxy Statement is not reviewed by the staff of the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act and (ii) in the event the preliminary Proxy Statement is reviewed by the staff of the SEC, receipt of oral or written notification of the completion of the review by the staff of the SEC. Without limiting the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto and including any preliminary form) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Parent shall provide the Company a reasonable opportunity to review and to propose comments on such document or response (including the proposed final version of such document or response) to the extent permitted by Applicable Law, and Parent shall consider in good faith the timely comments of the Company in connection with such document or response. Parent shall use its reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Exchange Act, IBCL and the rules of NYSE in connection with the filing and distribution of the Proxy Statement, and the solicitation of proxies from Parent’s shareholders thereunder.
(b)   The Company shall, upon request by Parent and/or its Representatives, use commercially reasonable efforts to furnish to Parent all information concerning the Company, its Subsidiaries, Affiliates, directors, officers, stockholders (direct and indirect) and such other matters as may be required in connection with the preparation, filing and distribution of the Proxy Statement and any other filings required to be made by Parent in respect of the Transactions, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with Parent in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). In addition, the Company shall use its commercially reasonable efforts to provide information concerning it necessary for the preparation of any pro forma financial statements and related footnotes required by Applicable Law to be included in the Proxy Statement and any other filings required to be made by Parent in respect of the Transactions.
(c)   In accordance with the Parent Organizational Documents and Applicable Laws, Parent shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the timing contemplated in Section 7.03(a)), (x) establish a record date for and give notice of a meeting of its shareholders entitled to vote on the Parent Share Issuance and the Parent Charter Amendment (including any adjournment or postponement thereof, the “Parent Shareholder Meeting”), at which meeting Parent shall seek the Parent Shareholder Approval and the adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the Transactions, (y) commence a broker search pursuant to and in accordance with Section 14a-13 of the Securities Exchange Act in respect thereof, and (z) mail to the holders of Parent Common Stock as of the record date established for the Parent Shareholder Meeting a Proxy Statement (such date, the “Proxy Date”). Parent shall use reasonable best efforts to duly call, convene and hold the Parent Shareholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that Parent may postpone, recess or adjourn the Parent Shareholder Meeting: (i) with the consent of the Company; (ii) for the absence of a quorum; or (iii) after consultation in good faith with the Company (A) for a period not to exceed ten (10) Business Days in each instance, to solicit additional proxies for the purpose of obtaining the Parent Shareholder Approval, or (B) to allow reasonable additional time for the preparation, filing and distribution of any supplemental or amended disclosure which the Board of Directors of Parent has determined in good faith (after consultation with its outside legal counsel) is necessary or advisable under Applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by Parent’s shareholders prior to the Parent Shareholder Meeting; provided that, in the case of clauses (ii) or (iii) unless otherwise agreed to by the Company, the Parent Shareholder Meeting shall not be postponed or adjourned to a date that is the End Date or is a date after the End Date and in no event may Parent postpone the Parent Shareholder Meeting without the consent of the Company if doing so would require the setting of a new record date. Without the prior written consent of the Company, the Parent Share Issuance and the Parent Charter Amendment shall be the only matters (other than matters of procedure and matters required by or advisable under Applicable Law to be voted on by the shareholders of Parent in connection therewith) that Parent shall propose be voted on by its shareholders at the Parent Shareholder Meeting. Subject to Section 6.02, Parent shall use its reasonable best efforts to take, or cause to be taken, all such actions, and to do or cause to be done all such things necessary on its part to cause the Parent Share Issuance and the Parent Charter Amendment to be approved at the Parent Shareholder Meeting or any adjournment or postponement thereof, and to comply with all legal requirements applicable to the Parent Shareholder Meeting. Parent agrees to provide the Company with reasonably detailed periodic updates concerning proxy solicitation results upon the Company’s reasonable request and, upon the Company’s request (which may be given via email), Parent agrees to give written notice (which may be given via email) to the Company one (1) day prior to, and on the date of, the Parent Shareholder Meeting, indicating whether, as of such date, sufficient proxies representing the Parent Shareholder Approval have been obtained.
(d)   If Parent or the Company becomes aware that any information contained in the Proxy Statement, which in the reasonable judgment of the Company or Parent, as applicable, should be set forth in an amendment, or supplement, to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact to make the statements therein, in light of the circumstances in which they were made, not misleading, then (i) such Party shall as promptly as reasonably practicable inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, shall reasonably cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) an amendment or supplement to the Proxy Statement. Parent and the Company shall use reasonable best efforts to cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC, and Parent shall cause such Proxy Statement to be disseminated to Parent’s shareholders, in each case pursuant to Applicable Law and subject to the terms and conditions of this Agreement and the Parent Organizational Documents.
(e)   Notwithstanding (i) any Parent Adverse Recommendation Change; or (ii) the public proposal or announcement or other submission to Parent or any of its Representatives of a Parent Acquisition Proposal, unless this Agreement is terminated in accordance with its terms, the obligations of Parent under this Section 7.03 shall continue in full force and effect.
(f)   Notwithstanding anything herein to the contrary (including Section 3.08), the Company makes no representation or warranty with respect to any information provided by or required to be provided by Parent, Merger Sub Inc., Merger Sub LLC and/or by their auditors, legal counsel, financial advisors, consultants, advisors or other Representatives specifically for use in the Proxy Statement.
(g)   Notwithstanding anything herein to the contrary (including Section 4.09), Parent makes no representation or warranty with respect to any information provided by or required to be provided by the Company and/or by its auditors, legal counsel, financial advisors, consultants, advisors or other Representatives specifically for use in the Proxy Statement.
Section 7.04   NYSE Listing.   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of NYSE and the SEC to enable the listing of the Parent Common Stock being issued in the Parent Share Issuance on NYSE no later than the First Effective Time, subject to official notice of issuance.
Section 7.05   Name and Ticker.   In the event that, prior to the Closing, Parent and the Company agree to a new name and ticker symbol for Parent, they shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Laws and the rules and policies of NYSE and the SEC such that, effective as of the Closing or as soon as reasonably practicable thereafter, Parent’s name and ticker symbol are changed to the name and ticker symbol mutually agreed by the Parties.
Section 7.06   Certain Tax Matters.
(a)   Each of Parent and the Company shall use reasonable best efforts (i) to cause the Mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code with respect to which Parent and the Company will each be a party to the reorganization within the meaning of Section 368(a) of the Code and (ii) not to, and to cause its respective Subsidiaries or Affiliates not to, take or cause to be taken any action reasonably likely to cause the Mergers, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and the Company shall use its reasonable best efforts to obtain any Tax opinion regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code that may be required in connection with the preparation and filing of the Proxy Statement, including by causing its officers to execute and deliver to the law firm delivering such Tax opinion certificates at such time or times as may reasonably be requested by such law firm. In addition, upon prior written request of the Company, Parent shall deliver to the Company a customary officer’s certificate, executed by an appropriate officer of Parent and in a form mutually agreeable (acting in good faith) to Parent and the Company, solely for purposes of the Company obtaining a Tax opinion regarding the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code.
(b)   Each of Parent and the Company shall (and shall cause their respective Subsidiaries and Affiliates to) report the Mergers, taken together, for U.S. federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code and shall not take (or cause or permit any of their Subsidiaries or Affiliates to take) any inconsistent position on any Tax Return, in any audit, examination or other administrative or court Proceeding related to Taxes, or otherwise with respect to Taxes, in each case, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Except for the covenants in Section 7.06 and the representations set forth in Section 4.16(c), neither Parent nor any of its Subsidiaries or Affiliates makes any representations or warranties to the Company or to any holder of Company Common Stock regarding the Tax treatment of the Mergers, or any of the Tax consequences to the Company or any holder of Company Common Stock of this Agreement, the Mergers or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the holders of Company Common Stock are relying solely on their own Tax advisors for Tax advice regarding this Agreement, the Mergers and the other Transactions.
Section 7.07   Public Announcements.   The initial press release concerning this Agreement, the Ancillary Agreements and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Following such initial press release, Parent and the Company shall consult with each other before issuing any additional press release, making any other public statement or scheduling any press conference, conference call or meeting with investors or analysts with respect to this Agreement or the Transactions and, except as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference, conference call or meeting before such consultation (and, to the extent applicable, shall reasonably in advance provide copies of any such press release, statement or agreement (or any scripts for any conference calls) to the other Party and shall consider in good faith the comments of the other Party); provided that the restrictions set forth in this Section 7.07 shall not apply to any release or public statement (a) made or proposed to be made by Parent in compliance with Section 6.02 with respect to the matters contemplated by Section 6.02 or (b) in connection with any dispute between the

Parties regarding this Agreement, any Ancillary Agreement or the Transactions. Furthermore, for the avoidance of doubt, this Section 7.07 shall not apply to any release or public statement made or proposed made by either Party in the ordinary course of business and which does not relate to this Agreement or the Transactions.
Section 7.08   Notices of Certain Events.   Each of the Company and Parent shall promptly advise the other of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Authority in connection with the Transactions; (c) any Proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions; (d) any change, event or fact that has had or would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, in the case of the Company, or a Parent Material Adverse Effect, in the case of Parent; or (e) any change, event or fact that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided that no such notification shall affect the representations, warranties or covenants of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided, further, that a failure to comply with this Section 7.08 shall not constitute the failure of any condition set forth in Article VIII to be satisfied unless the underlying change, event or fact would independently result in the failure of a condition set forth in Article VIII to be satisfied.
Section 7.09   Section 16(a) Matters.   Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any acquisitions of Parent Common Stock (including derivative securities and equity awards with respect to Parent Common Stock) resulting from the Transactions by each individual who will become or is reasonably expected to become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.10   Transaction Litigation.   Each of the Company and Parent shall promptly notify the other of any stockholder or shareholder demands, litigations, arbitrations or other similar Proceedings (including derivative claims and books and records requests) commenced against it and/or its respective directors or officers relating to this Agreement, any Ancillary Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other Party informed regarding any Transaction Litigation. Each of the Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other Party the opportunity to consult with it regarding the defense or settlement of such Transaction Litigation and shall give the other Party’s advice due consideration with respect to such Transaction Litigation. Prior to the Closing, none of Parent, the Company nor any of their respective Subsidiaries shall cease to defend, consent to the entry of any judgement, settle or offer to settle any Transaction Litigation without the prior written consent of, in the case of Parent and its Subsidiaries, the Company, and, in the case of the Company and its Subsidiaries, Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 7.11   State Takeover Statutes.   Each of Parent, Merger Sub Inc., Merger Sub LLC and the Company shall (a) take all action necessary so that no “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws or regulations, or any similar provision of the Company Organizational Documents or the Parent Organizational Documents is or becomes applicable to this Agreement, the Mergers or any of the other Transactions, and (b) if any such anti-takeover Law, regulation or provision is or becomes applicable to this Agreement, the Mergers or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that this Agreement, the Mergers or the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 7.12   Debt Financing.
(a)   The Company shall use, and shall cause its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) to use, their respective reasonable best efforts to arrange and consummate the Debt Financing at or prior to the Closing on the terms and subject only to the conditions (including any “flex” provisions) set forth in the Debt Commitment Letter (or, at the reasonable discretion of the Company in consultation with Parent, on other terms not less favorable in the aggregate to the Company than the terms and conditions (including flex provisions) set forth in the Debt Commitment Letter, and in no event contain any terms or conditions that would reasonably be expected to constitute a Restricted Financing Modification), including executing and delivering all such documents and instruments as may be reasonably required thereunder and using (and causing its Subsidiaries to use) their respective reasonable best efforts to, (i) comply with and maintain in full force and effect the Debt Financing and the Debt Commitment Letter in accordance with the terms and subject only to the conditions thereof, negotiate and enter into definitive financing agreements with respect to the Debt Financing on the terms and subject only to the conditions set forth in the Debt Commitment Letter (the “Financing Agreements”) (and maintain in full force and effect the Financing Agreements in accordance with the terms and subject only to the conditions thereof) so that the Financing Agreements are in full force and effect as promptly as practicable but in any event no later than the Closing, (ii) satisfy, or cause their respective Representatives to satisfy, at or before Closing, all the terms and conditions to the Debt Financing contemplated by the Debt Commitment Letter and Financing Agreements (including by paying any commitment fees or other fees or deposits required to be paid by them by the Debt Commitment Letter), (iii) enforce its rights under the Debt Commitment Letter and Financing Agreements in the event of a breach (or threatened breach) by the Debt Financing Sources under the Debt Commitment Letter or the Financing Agreements, as applicable, and (iv) cause the Debt Financing Sources and any other Persons providing Debt Financing to fund the Debt Financing no later than the Closing; provided, that, without limitation to Section 7.12(c), notwithstanding the foregoing or anything else in this Agreement to the contrary, the Company may and may permit Virgo Aerospace Intermediate and/or Virgo Borrower (A) to increase the aggregate amount of the Debt Financing for the primary purpose of, repayment in full and discharge of the Company Existing Second Lien Credit Agreement at the Closing (such increase and related amendment to the Debt Commitment Letter, the “Second Lien Increase”) and/or repayment in full and discharge of the Parent Credit Agreement (in an amount equal to the Specified Parent Indebtedness Amount) at the Closing or (B) with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), obtain financing in lieu of the Debt Financing contemplated by the Debt Commitment Letter (including under the Company Credit Agreements or a new credit facility), in each case, so long as the Second Lien Increase or such replacement financing, as applicable, would not (a) result in terms of the Company Credit Agreements, taken as a whole, materially less favorable or more onerous (as reasonably determined by the Company and Parent) to which Parent and its Subsidiaries would subject to from and after the Closing (after giving effect to all “flex” under the Debt Commitment Letter), (b) reduce the aggregate amount of the Debt Financing available to fund the transactions contemplated under this Agreement from that contemplated by the Debt Commitment Letter delivered as of the date hereof (provided that this subclause (b) shall not prohibit any reduction in the aggregate amount of the Debt Financing as of the Closing (it being understood that such reduction shall not be made without the consent of Parent prior to the Closing) to the extent that cash of the Company and its Subsidiaries, or Parent and its Subsidiaries, is available at Closing to fund the Closing Cash Obligations in lieu of such reduced amount of Debt Financing), (c) impose new or additional (or adversely modify any existing) conditions that would reasonably be expected to (I) materially delay or prevent the Closing or (II) cause all or any portion of the Debt Financing to be unavailable on the Closing Date, (d) be materially disadvantageous to the Company or Parent and their respective Subsidiaries (including, in the case of the Company, Virgo Aerospace Intermediate and Virgo Borrower), taken as a whole, relative to the Debt Financing contemplated by the Debt Commitment Letter (after giving effect to all “flex” under the Debt Commitment Letter), (e) make it less likely that any portion of the Debt Financing would be funded (including by making the satisfaction of the conditions to obtaining any portion of the Debt Financing less likely to occur) or otherwise prevent, impede or delay or impair the ability or likelihood of the Closing or the Company to consummate the

Transactions or (f) adversely impact the ability of the Company to enforce its rights against the other parties to the Debt Commitment Letter or the Financing Agreements (the items described in preceding clauses (a), (b), (c), (d), (e) and (f), the “Restricted Financing Modifications”).
(b)   The Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall not agree to or permit any amendment, supplement, modification or replacement of, or grant any waiver of, any condition, remedy or other provision under the Debt Commitment Letter or any Financing Agreement without the prior written consent of Parent if such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to constitute a Restricted Financing Modification. The Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall not agree to the withdrawal, termination (including with respect to the commitments relating to the Debt Financing), repudiation or rescission of the Debt Commitment Letter (subject to the proviso to Section 7.12(b)) without the prior written consent of Parent. Upon any permitted amendment, supplement, modification or replacement of, or waiver of, the Debt Commitment Letter or any Financing Agreement in accordance with this Section 7.12(b) or, in the case of a Second Lien Increase, in accordance with the proviso to Section 7.12(a), the Company shall deliver a true, correct and complete copy thereof to Parent and references herein to “Debt Commitment Letter” and “Financing Agreements” shall include and mean such documents as amended, supplemented, modified, replaced or waived in compliance with this Section 7.12(b), as applicable, and references to “Debt Financing” shall include and mean the financing contemplated by the Debt Commitment Letter or Financing Agreements as amended, supplemented, modified, replaced or waived in compliance with this Section 7.12(b), as applicable.
(c)   In the event that all or any portion of the Debt Financing expires, terminates, becomes unavailable on the terms and conditions (including any “flex” provisions) or from the sources contemplated in the Debt Commitment Letter or the Financing Agreements for any reason or the Debt Commitment Letter or the Financing Agreements, as applicable, shall be withdrawn, terminated, repudiated or rescinded for any reason (but without limiting the obligations of the Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) in the penultimate sentence of Section 7.12(b) and in Section 7.12(a)), (i) the Company shall promptly so notify Parent in writing and (ii) the Company and its Subsidiaries (including Virgo Aerospace Intermediate and Virgo Borrower) shall use their respective reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event and use reasonable best efforts to negotiate and enter into definitive agreements with respect to, alternative financing from the same or alternative sources (the “Alternative Financing”) in an amount sufficient to consummate the Transactions (or replace any unavailable portion of the Debt Financing) on terms and conditions that are not materially less favorable or more onerous (as determined in good faith by the Company) (including by way of any amendment or modification to the terms of the Debt Financing that would apply to Parent, the Surviving Company or their respective Subsidiaries from and after the Closing or the imposition of new conditions or expansion of existing conditions to the Debt Financing), in the aggregate, taken as a whole, than the terms and conditions precedent to the funding of the Debt Financing on the Closing Date as set forth in the Debt Commitment Letter in effect on the date hereof, otherwise include terms (including any “flex” provisions) that would not reasonably be expected to make the likelihood that any portion of the Alternative Financing would be funded materially less likely (including by making the satisfaction of the conditions to obtaining any portion of the Alternative Financing less likely to occur) or otherwise prevent, impede, delay or impair the ability or likelihood of the Closing. In the event any Alternative Financing is obtained in accordance with this Section 7.12(c), the Company shall deliver a copy thereof to Parent (it being understood that any fee letters related thereto may be redacted in the same manner as the Fee Letter) and references herein to “Debt Financing” shall include any Alternative Financing and the references herein to “Debt Commitment Letter” shall collectively include any definitive agreements with respect to any Alternative Financing. The Company shall be subject to the same obligations with respect to any Alternative Financing as set forth in this Agreement with respect to the Debt Financing.
(d)   The Company shall (i) upon request, furnish Parent drafts (when available) of the Financing Agreements a reasonable period of time prior to their execution or use, and thereafter true, correct and complete and executed copies of the Financing Agreements promptly upon their execution, (ii) give

Parent prompt written notice of any default, breach or threatened default or breach (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any default or breach) by any party to the Debt Commitment Letter or any of the Financing Agreements, as applicable, of which the Company, Virgo Aerospace Intermediate, Virgo Borrower or any of their respective Representatives becomes aware or any withdrawal, termination (including termination of any commitments), repudiation or rescission or threatened withdrawal, termination (including termination of any commitments), repudiation or rescission thereof (excluding, for the avoidance of doubt, ordinary course negotiations with respect to the Debt Financing (other than any Second Lien Increase)), and (iii) otherwise keep Parent reasonably informed of the status of its efforts to arrange the Debt Financing (or any Alternative Financing). Without limiting the generality of the foregoing, the Company shall give Parent prompt written notice (A) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to (x) any actual or potential default under or breach of any provisions of the Debt Commitment Letter or Financing Agreements by the Company, or any withdrawal, termination (including termination of any commitments), repudiation or rescission or threatened withdrawal, termination (including termination of any commitments), repudiation or rescission thereof by any party to any of the Debt Commitment Letter or Financing Agreements or (y) any material dispute or disagreement between or among parties to the Debt Commitment Letter or any of the Financing Agreements with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing (excluding, for the avoidance of doubt, ordinary course negotiations with respect to the Debt Financing (other than any Second Lien Increase)), and (B) if at any time for any reason the Company believes (in its good faith determination) that it will not be able to obtain all or any portion of the Debt Financing on the terms contemplated by the Debt Commitment Letter or will be unable to obtain Alternative Financing. The Company shall promptly provide any information reasonably requested by Parent relating to any circumstance referred to in clause (A) or (B) of the immediately preceding sentence.
(e)   The Company acknowledges and agrees that neither the obtaining of the Debt Financing nor any alternative financing (including the Alternative Financing) is a condition to the Closing, and any failure by the Company to obtain the Debt Financing (or Alternative Financing permitted by this Section 7.12), or the Debt Financing or Alternative Financing is otherwise not funded in full, on the date the Closing is required to occur pursuant to the terms of Section 1.04 (disregarding satisfaction of those conditions that, by their nature, are to be satisfied at Closing), shall, in each case, constitute a Material Breach of the obligations required to be performed by the Company at or prior to the Closing unless the Debt Financing (or Alternative Financing) was not obtained or funded as a result of a Willful Breach by Parent of Section 7.13.
Section 7.13   Debt Financing Cooperation.
(a)   Prior to the Closing, and subject to limitations in and prior to the termination of, this Agreement, Parent shall and shall cause its applicable Subsidiaries to, at the Company’s sole cost and expense, use reasonable best efforts to cause the appropriate officers and employees of Parent and its applicable Subsidiaries to provide such cooperation as is necessary, customary and reasonably requested by the Company solely in connection with the Company’s efforts to obtain the Debt Financing (provided that (x) none of Parent, its Subsidiaries or any of their respective officers or employees shall be obligated to cooperate with obtaining any type of financing that is more burdensome to Parent or any of its Subsidiaries in respect of its obligations under this clause (a) than the financing contemplated as the Debt Financing in the Debt Commitment Letter as in effect on the date hereof, and (y) such requested cooperation does not unreasonably interfere with the ongoing operations of Parent or its Subsidiaries) including by, (i) causing appropriate senior officers to participate in a reasonable number of meetings and due diligence sessions with providers or potential providers of the Debt Financing (which shall be limited to teleconference or virtual meeting platforms), and ratings agencies, in each case during normal business hours and at mutually agreed times upon reasonable advance notice, (ii) assisting the Company in the preparation of customary marketing materials required in connection with obtaining the Debt Financing, in each case, solely with respect to information relating to Parent (to the extent related to its business) and its Subsidiaries and customary for financings similar to the Debt Financing, (iii) (x) providing reasonably promptly to the Company pertinent financial and operating information regarding Parent and its Subsidiaries (other than pro forma financial information and pro forma financial statements referred to in clause (y) of this Section 7.13(a)(iii)(x)) customarily provided in debt financings such as the Debt Financing, and (y) reasonably assisting the Company with the preparation of pro forma financial information and pro forma financial statements reflecting the transactions contemplated hereby and the Debt Financing, it being agreed that the Company shall be solely responsible for the preparation of any pro forma financial statements, pro forma financial information and marketing materials for the Debt Financing,(iv) executing and delivering customary authorization letters (provided that such customary authorization letters, or the bank information memoranda in which such letters are included, shall include language that exculpates Parent, its Subsidiaries and their respective representatives and Affiliates from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith) and other reasonable and customary closing certificates and other definitive financing documentation, in each case (other than with respect to such authorization letters), subject to the occurrence of the Closing and limited, in the case of execution and delivery (other than with respect to such authorization letters), solely to officers continuing with Parent and its Subsidiaries after the Closing), (v) providing reasonable and customary assistance with the preparations for the provision of guarantees and the pledging of collateral and delivering original certificates with respect to all certificated securities constituting collateral under the Debt Financing (with transfer powers executed in blank) (it being understood that no such providing of guarantees or pledging of collateral will be effective until at or after the Closing), (vi) furnishing, at least four (4) Business Days prior to the Closing Date, information and documentation related to Parent and its Subsidiaries reasonably requested in writing by the Debt Financing Sources at least eight (8) Business Days prior to the Closing Date as may be required under applicable “know your customer” laws and anti-money laundering rules and regulations, including the USA PATRIOT Act and the “beneficial ownership” regulations, (vii) delivering notices of prepayment for the repayment in full of the indebtedness under the Parent Credit Agreement to the extent required under the terms of the Parent Credit Agreement (which notices may be conditioned on the occurrence of the Closing) or obtain a waiver thereof in the Parent Payoff Letter, and (viii) reasonably permit the administrative agent under the Company Existing ABL Credit Agreement to conduct “asset based lending” field examinations and appraisals with respect to Parent and its Subsidiaries (and reasonably assist in the Virgo Borrower’s preparation of a customary “borrowing base certificate” under the Company Existing ABL Credit Agreement in respect of Parent and its Subsidiaries). Notwithstanding anything in this Agreement to the contrary, none of Parent, its Subsidiaries or any officer, employee or representative of any of the foregoing, shall be required to (A) provide Excluded Information, (B) pay any commitment or other similar fee, (C) provide Regulation S-X compliant financial statements or any other financial data other than that as required by Section 7.13(a)(iii) (except as otherwise required under this Agreement), (D) approve any document or other matter related to the Debt Financing or incur or reimburse any costs or expenses or incur any other liability or obligation of any kind or give any indemnities prior to the Closing in connection with the Debt Financing, (E) enter into, approve or perform any agreement or commitment in connection with the Debt Financing or modify any agreement or commitment which would be effective prior to the Closing or provide any certification which would be effective prior to the Closing (excluding any customary authorization letters described in Section 7.13(a)(iv)), (F) provide any legal opinion or reliance letters or any certificate, comfort letter or opinion of any of its representatives, (G) provide access to or disclose any information to the Company or its representatives to the extent such disclosure could jeopardize the attorney-client privilege, attorney work product protections or similar protections, (H) take any action that would (I) cause any representation or warranty in this Agreement to be breached or cause any condition to Closing to fail to be satisfied or otherwise cause any material breach of this Agreement, (II) result in any director, officer, employee or other representative of Parent or any of its Subsidiaries incurring any personal liability, (III) conflict with the governing or organizational documents of Parent or any of its Subsidiaries, (IV) result in the contravention a violation or breach of, or a default under, any material contract or Applicable Law, (V) prepare separate financial statements for Parent or any of its Subsidiaries or change any fiscal period, or (VI) adopt any resolutions, execute any consents or otherwise take any corporate or similar action effective prior to the Closing (other than in connection with the execution of customary authorization letters described in Section 7.13(a)(iv)). Parent hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended to, and that is not reasonably likely to harm, disparage or otherwise adversely affect Parent or any of its Subsidiaries or the reputation or goodwill of Parent and its Subsidiaries. Notwithstanding anything to the contrary, neither Parent nor any of its Subsidiaries shall be deemed to have breached its obligations under Section 7.13(a) as it relates to the condition set forth in Section 8.02(b) of this Agreement unless the Debt Financing (or any Alternative Financing in lieu thereof) has not been obtained solely as a result of a Willful Breach by Parent of its obligations under Section 7.13(a).
(b)   If this Agreement is validly terminated in accordance with its terms prior to the Closing, (i) the Company shall, promptly (and in any event within ten (10) Business Days of delivery of documentation evidencing the applicable cost or expense) upon request by Parent, reimburse Parent for all documented out-of-pocket costs and expenses (including outside attorneys’ fees and disbursements) incurred by Parent, its Subsidiaries and its and their respective Representatives in connection with the cooperation contemplated by Section 7.13(a), and (ii) the Company shall indemnify and hold harmless Parent, its Subsidiaries and their respective Representatives, from and against any and all losses suffered or incurred by any of them in connection with the Debt Financing or any alternative financing (including any Alternative Financing) in connection with the cooperation contemplated by Section 7.13(a) and any information utilized in connection therewith except to the extent such losses resulted from (A) historical financial statements or other information furnished in writing by or on behalf of Parent in connection with Section 7.13(a) or (B) the willful misconduct, gross negligence or fraud of Parent or its Subsidiaries as determined by a court of competent jurisdiction pursuant to a final non-appealable judicial determination.
(c)   All non-public or other confidential information provided by or behalf of Parent to the Company or its Affiliates or any of their respective representatives pursuant to this Section 7.13 shall be kept confidential in accordance with the terms of the Confidentiality Agreement.
Section 7.14   Payoff Letters.   At least two (2) Business Days prior to the Closing, (i) Parent shall deliver to the Company a draft customary payoff letter (the “Parent Payoff Letter”) with respect to the indebtedness under the Parent Credit Agreement indicating the amount required to be paid to fully satisfy such indebtedness owed as of the Closing and providing for the release of all guarantees and Liens securing such indebtedness upon payment therefor and which Parent Payoff Letter shall be duly executed and delivered by the holders of the indebtedness under the Parent Credit Agreement (or the applicable agent or trustee therefore) on the Closing Date, and (ii) at the Closing, the Company shall repay, or cause to be repaid, on behalf of Parent and its applicable Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the indebtedness under the Parent Credit Agreement.
ARTICLE VIII
CONDITIONS PRECEDENT
Section 8.01   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of the Parties to effect the Mergers shall be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by each of the Parties, at or prior to the Closing, of the following conditions:
(a)   Parent Shareholder Approval.   The Parent Shareholder Approval shall have been obtained.
(b)   Regulatory Approvals.   The waiting period under the HSR Act shall have expired or been terminated and all other approvals, clearances, and expiration of applicable waiting periods (including any voluntary agreement between the Parties and any Governmental Authorities not to effect the Mergers before a certain date) (i) under any applicable Antitrust Law, or (ii) required for consummation of the Mergers or any of the other Transactions under any National Security Law of a jurisdiction set out on Section 8.01(b) of the Company Disclosure Letter or any Identified National Security Law, in each case have been obtained or occurred (as applicable).
(c)   Absence of Orders.   No Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Mergers or any of the other Transactions shall be in effect, and no Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority or otherwise be in effect that prohibits or makes illegal consummation of the Mergers or any of the other Transactions.

(d)   NYSE Listing.   All shares of Parent Common Stock to be issued in the Parent Share Issuance shall have been approved for listing on NYSE subject to official notice of issuance.
Section 8.02   Conditions to Obligation of the Company.   The obligation of the Company to effect the Mergers shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by the Company, at or prior to the Closing, of the following conditions:
(a)   Accuracy of Representations of Parent:
(i)   Each of the representations and warranties of Parent contained in Section 4.05(a) (Capitalization) and Section 4.10(ii) (Absence of Certain Changes) shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 4.05(a) (Capitalization)) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 4.05(a) (Capitalization)) as of such specific date);
(ii)   Each of the representations and warranties of Parent contained in Section 4.05(b) (Capitalization), Section 4.05(c) (Capitalization), Section 4.05(d) (Capitalization), Section 4.02(a) (Corporate Authorization), Section 4.02(b) (Corporate Authorization), Section 4.25 (Antitakeover Statutes) and Section 4.27 (Finders’ Fees) (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and
(iii)   Each of the representations and warranties of Parent contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent.   Parent, Merger Sub Inc. and Merger Sub LLC shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under this Agreement at or prior to the Closing.
(c)   Absence of Parent Material Adverse Effect.   Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)   Certificate.   The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions set forth in Section 8.02(a) (Accuracy of Representations of Parent), Section 8.02(b) (Performance of Obligations of Parent) and Section 8.02(c) (Absence of Parent Material Adverse Effect) have been satisfied.
(e)   Shareholders Agreement.   Parent shall have executed and delivered a counterpart to the Shareholders Agreement.
(f)   Registration Rights Agreement.   Parent shall have executed and delivered a counterpart to the Registration Rights Agreement.
Section 8.03   Conditions to Obligation of Parent, Merger Sub I and Merger Sub LLC.   The respective obligations of Parent, Merger Sub Inc. and Merger Sub LLC to effect the Mergers shall also be subject to the satisfaction, or (to the extent permitted by Applicable Law) waiver, by Parent, at or prior to the Closing, of the following conditions:
(a)   Accuracy of Representations of the Company:
(i)   Each of the representations and warranties of the Company contained in Section 3.05(a) (Capitalization) and Section 3.09(b) (Absence of Certain Changes) shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 3.05(a) (Capitalization)) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all respects (subject to only de minimis exceptions in the case of Section 3.05(a) (Capitalization)) as of such specific date);
(ii)   Each of the representations and warranties of the Company contained in Sections 3.05(b) (Capitalization), Section 3.05(c) (Capitalization), Section 3.05(d) (Capitalization), Section 3.02(a) (Corporate Authorization), Section 3.02(b) (Corporate Authorization), Section 3.24 (Antitakeover Statutes) and Section 3.25 (Finders’ Fees) (disregarding all qualifications and exceptions contained therein regarding materiality or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date); and
(iii)   Each of the representations and warranties of the Company contained in this Agreement other than those specified in the foregoing subsections (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or Company Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)   Absence of Company Material Adverse Effect.   Since the date of this Agreement, no event or events or development or developments shall have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)   Certificate.   Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions set forth in Section 8.03(a) (Accuracy of Representations of the Company), Section 8.03(b) (Performance of Obligations of the Company), and Section 8.03(c) (Absence of Company Material Adverse Effect) have been satisfied.
(e)   Shareholders Agreement.   Virgo Holdco and the other shareholders of the Company who are signatories thereto each shall have executed and delivered counterparts to the Shareholders Agreement.
(f)   Registration Rights Agreement.   Virgo Holdco, the persons listed on Schedule A thereto under the heading “Management” and Ally Commercial Finance, LLC shall have executed and delivered counterparts to the Registration Rights Agreement.
ARTICLE IX
TERMINATION AND AMENDMENT
Section 9.01   Termination.   This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the First Effective Time (except as otherwise expressly provided below, whether before or after receipt of the Parent Shareholder Approval or the effectiveness of the Company Stockholder Consent or Merger Sub Consents), by action taken or authorized by the board of directors of the terminating Party or Parties:
(a)   by mutual written agreement of the Company and Parent;
(b)   by either the Company or Parent, if:
(i)   any Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Order permanently enjoining or otherwise prohibiting the consummation of the Mergers or the Closing; provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the issuance of such Order;
(ii)   the Parent Shareholder Approval shall not have been obtained at a Parent Shareholder Meeting or any adjournment or postponement thereof at which the vote was taken; or
(iii)   the Mergers shall not have been consummated on or before the date that is six (6) months after the date of this Agreement (as such date may be extended pursuant to the following proviso, the “End Date”); provided that, if on such date, one or more of the conditions to the Closing set forth in (A) Section 8.01(b) (Regulatory Approvals) or (B) Section 8.01(c) (Absence of Orders) (if, in the case of this subclause (B), the Order or Applicable Law relates to the matter referenced in Section 8.01(b) (Regulatory Approvals)) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied or waived on such date) or waived, then the End Date shall be extended for an additional three (3) months if either the Company or Parent notifies the other Party in writing on or prior to 5:00 pm New York time on the date that is six (6) months after the date of this Agreement, of its election to so extend the End Date; provided, further, that the right to terminate this Agreement or extend the End Date pursuant to this Section 9.01(b)(iii) shall not be available to any Party whose breach of any provision of this Agreement primarily causes or results in the failure of the Mergers to be consummated by such time;
(c)   by the Company, if:
(i)   a Parent Adverse Recommendation Change shall have been made at any time prior to the Parent Shareholder Approval;
(ii)   a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent, Merger Sub Inc. or Merger Sub LLC set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent) or Section 8.02(b) (Performance of Obligations of Parent) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior to the expiration of the thirty-(30)-day period referenced in the following clause (B)) by the End Date or (B) has not been cured by Parent, Merger Sub Inc. or Merger Sub LLC, as applicable, within thirty (30) days following written notice to Parent from the Company of such breach or failure to perform, but the Company may terminate this Agreement under this Section 9.01(c)(ii) only so long as the Company is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of the Company) or Section 8.03(b) (Performance of Obligations of the Company) not to be satisfied; or
(iii)   Parent shall have Willfully Breached any of its obligations under Section 6.02; provided that in no event shall the Company be entitled to terminate this Agreement pursuant to this Section 9.01(c)(iii) following the receipt of the Parent Shareholder Approval; or

(d)   by Parent, if:
(i)   breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 8.03(a) (Accuracy of Representations of the Company) or Section 8.03(b) (Performance of Obligations of the Company) not to be satisfied, and such breach or failure to perform (A) is incapable of being cured, or has not been cured (in the event the End Date occurs prior to the expiration of the thirty-(30)-day period referenced in the following clause (B)) by the End Date or (B) has not been cured by the Company within thirty (30) days following written notice to the Company from Parent of such breach or failure to perform, but Parent may terminate this Agreement under this Section 9.01(d)(i) only so long as Parent is not then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent would cause any condition set forth in Section 8.02(a) (Accuracy of Representations of Parent) or Section 8.02(b) (Performance of Obligations of Parent) not to be satisfied; or
(ii)   prior to receipt of the Parent Shareholder Approval, the Board of Directors of Parent authorizes Parent to enter into a definitive agreement with respect to a Parent Superior Proposal; provided that Parent shall not be entitled to terminate the Agreement under this Section 9.01(d)(ii) unless Parent has complied in all material respects with all of its obligations under Section 6.02 with respect to such Parent Superior Proposal (including with respect to the Parent Acquisition Proposal underlying or leading to such Parent Superior Proposal); provided, further, that (x) substantially concurrently with the termination of this Agreement, subject to compliance with the applicable terms of Section 6.02, Parent enters into a definitive agreement providing for such Parent Superior Proposal and (y) prior to or substantially concurrently with such termination Parent pays, or causes to be paid, to the Company the Parent Termination Fee due under Section 9.03.
The Party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other Party.
Section 9.02   Effect of Termination.   If this Agreement is validly terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, shareholder or Representative of such Party) to the other Parties hereto; provided that, (i) subject to Section 9.03 (with respect to Parent and its Affiliates), no such termination shall relieve either Parent or the Company of any liabilities or damages of any kind (other than exemplary, punitive and non-foreseeable consequential damages) to the other Party, as the case may be, resulting from (a) fraud by any Party, (b) the Material Breach by any Party of its obligations under this Agreement or (c) solely with respect to the Company, the Company’s failure to obtain the Debt Financing or Alternative Financing in accordance with its obligations hereunder, and (ii) any payment of the Parent Termination Fee shall not relieve any Party from any liability or obligation under Section 10.16. The provisions of this Section 9.02, Section 9.03 and Article X (other than Section 10.12) shall survive any valid termination hereof pursuant to Section 9.01. In addition, the termination of this Agreement shall not affect the Parties’ respective obligations under the Confidentiality Agreement, which shall survive in accordance with its terms.
Section 9.03   Termination Fee.
(a)   If this Agreement is terminated:
(i)   by the Company pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change) or Section 9.01(c)(iii) (Parent Willful Breach of No Solicitation Obligation), or by Parent or the Company pursuant to Section 9.01(b)(ii) (Parent Shareholder Approval Not Obtained) at a time when this Agreement was terminable by the Company pursuant to Section 9.01(c)(i) (Parent Adverse Recommendation Change) or Section 9.01(c)(iii) (Parent Willful Breach of No Solicitation Obligation);
(ii)   by Parent pursuant to Section 9.01(d)(ii) (Parent Superior Proposal);
(iii)   by the Company or Parent pursuant to Section 9.01(b)(ii) (Parent Shareholder Approval Not Obtained), and: (A) at or prior to the Parent Shareholder Meeting, a Parent Acquisition

Proposal shall have been publicly made to Parent’s shareholders generally or shall otherwise have become publicly known, or any Third Party shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, or a Parent Acquisition Proposal shall otherwise have been disclosed, announced or made publicly or privately known to the management or Board of Directors of Parent and not withdrawn within five (5) Business Days of the Parent Shareholder Meeting; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement, (1) a transaction relating to any Parent Acquisition Proposal is consummated or (2) a definitive agreement relating to any Parent Acquisition Proposal is entered into by Parent (and such Parent Acquisition Proposal is subsequently consummated before or after the first (1st) anniversary of such termination of this Agreement); or
(iv)   by the Company or Parent pursuant to Section 9.01(b)(iii) (Failure to Close by End Date) (without the Parent Shareholder Approval having been obtained) and: (A) at or prior to the time of termination of this Agreement, a Parent Acquisition Proposal shall have been publicly made to Parent’s shareholders generally or shall otherwise have become publicly known, or any Third Party shall have publicly announced an intention (whether or not conditional) to make a Parent Acquisition Proposal, or a Parent Acquisition Proposal shall otherwise have been disclosed, announced or made publicly or privately known to the management or Board of Directors of Parent and not withdrawn; and (B) on or prior to the first (1st) anniversary of such termination of this Agreement, (1) a transaction relating to any Parent Acquisition Proposal is consummated or (2) a definitive agreement relating to any Parent Acquisition Proposal is entered into by Parent (and such Parent Acquisition Proposal is subsequently consummated before or after the first (1st) anniversary of such termination of this Agreement).
then, in each case, Parent shall pay, or cause to be paid, to the Company, in cash at the time specified in the following sentence, a fee in the amount of $16,600,000 (the “Parent Termination Fee”). The Parent Termination Fee shall be paid as follows: (x) in the case of clause (i) of this Section 9.03(a), within two (2) Business Days after the date of termination of this Agreement; (y) in the case of clause (ii) of this Section 9.03(a), immediately prior to or concurrently with such termination; or (z) in the case of clause (iii) or (iv) of this Section 9.03(a), within three (3) Business Days after the consummation of the transaction of the transactions contemplated by the Parent Acquisition Proposal. For purposes of clauses (iii)(B) and (iv)(B) of this Section 9.03(a), “Parent Acquisition Proposal” shall have the meaning assigned thereto in Section 10.03 except that references in the definition to “15%” shall be replaced by “50%”.
(b)   Any payment of the Parent Termination Fee or the Collection Expenses shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.
(c)   The Parties agree and understand that (i) in no event shall Parent be required to pay, or cause to be paid, the Parent Termination Fee on more than one occasion and (ii) in no event shall the Company be entitled, pursuant to this Section 9.03, to receive an amount greater than the Parent Termination Fee plus any Collection Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud, (x) the Company’s receipt of the Parent Termination Fee in the event such Parent Termination Fee is due and payable pursuant to Section 9.03(a) from, or on behalf of, Parent pursuant thereto, together with any Collection Expenses, shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates and Representatives and none of Parent, any of its Subsidiaries or any of their respective former, current or future partners, stockholders, shareholders, managers, members, Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, and (y) if the Company receives any payments from, or on behalf of, Parent, Merger Sub Inc. or Merger Sub LLC in respect of any breach of this Agreement and thereafter the Company receives the Parent Termination Fee pursuant to this Section 9.03, the amount of such Parent Termination Fee, as applicable, shall be reduced by the aggregate amount of such payments made by, or on behalf of, Parent in respect of any such breaches. The parties acknowledge that the agreements contained in this Section 9.03 are an integral part of the Transactions, that, without these agreements, the Company would not enter into this Agreement and that any amounts payable pursuant to this Section 9.03 do not constitute a penalty.

Accordingly, if Parent fails to promptly pay any amount due pursuant to this Section 9.03, Parent shall also pay any reasonable costs and expenses (including reasonable legal fees and expenses) incurred by the Company directly in connection with a legal action to enforce this Agreement that results in a judgment for such amount against Parent (such costs and expenses of enforcement, “Collection Expenses”).
ARTICLE X
GENERAL PROVISIONS
Section 10.01   Non-Survival of Representations and Warranties.   None of the representations, warranties, covenants and agreements in this Agreement shall survive the First Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the First Effective Time and (b) this Article X.
Section 10.02   Notice.   All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:
(a)
if to the Company, to:

Vertex Aerospace Services Holding Corp.
c/o American Industrial Partners
450 Lexington Ave, 40th Floor, New York, NY 10117
Attention: Joel Rotroff; Dino Cusumano
E-mail:     jrotroff@americanindustrial.com
              dino@americanindustrial.com
              notices@americanindustrial.com
with a copy (which shall not constitute notice) to:
Jones Day
250 Vesey Street, New York, NY 10281
Attention: James Dougherty, Justin Macke
E-mail:     jpdougherty@jonesday.com
             jamacke@jonesday.com
(b)   if to Parent, Merger Sub Inc. or Merger Sub LLC, to:
Vectrus, Inc.
7901 Jones Branch Drive, Suite 700
McLean, VA 22102
Attention: Kevin T. Boyle
Email:     kevin.boyle@vectrus.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, New York, NY 10001
Attention: Kenneth M. Wolff; Richard H. West
E-mail:     kenneth.wolff@skadden.com
              richard.west@skadden.com
or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon: actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail on a priority basis; on the Business Day immediately following delivery if sent by electronic mail; or on the next Business Day after deposit with an overnight courier providing proof of delivery, if sent by an overnight courier.

Section 10.03   Definitions.   As used in this Agreement, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise
“Ancillary Agreements” means the Registration Rights Agreement, Shareholders Agreement, Termination Agreement and the Support Agreement.
“Anti-Bribery Legislation” means all and any of the following: the FCPA; the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including the Public Bodies Corrupt Practices Act 1889, the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001, the Bribery Act 2010, the Proceeds of Crime Act 2002, and any other applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition Laws and/or other Applicable Laws relating to bribery or corruption.
“Antitrust Division” means the U.S. Antitrust Division of the Department of Justice.
“Antitrust Laws” means (a) the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign Applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade and (b) Applicable Laws governing investments by certain Persons in strategic business sectors, including those raising national security considerations, in any country where Parent, the Company or their respective Subsidiaries do business.
“Applicable Law(s)” means, with respect to any Person, any Law that is binding upon or applicable to such Person or any of such Person’s properties or assets.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any written agreement, memorandum of understanding or other contractual obligation between the Company or Parent or any of their Subsidiaries, as applicable, and any labor organization or other authorized employee representative representing Company Service Providers or Parent Service Providers, as applicable.
“Company Acquisition Proposal” means (A) any proposal, offer (including tender or exchange offers) or indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving the Company or any of its Subsidiaries with respect to assets that, taken together, constitute more than 15% of the Company’s consolidated assets, (B) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Company Common Stock or securities of the Company representing more than 15% of the voting power of the Company or (C) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any Subsidiary of the Company), directly or indirectly, in one or more transactions, assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of the Company, in each case, other than the Transactions.
“Company Balance Sheet Date” means December 31, 2021.

“Company Confidential Data” means Personal Information, Intellectual Property, and any other information or data that is confidential, nonpublic, or proprietary relating to the Company or any of its Subsidiaries, or their commercial or Governmental Authority customers, including information relating to their businesses, operations, personnel, properties, processes and products, finances, or technical practices, regardless of the form or format of the information (e.g., written, verbal, electronic or otherwise).
“Company Credit Agreements” means (a) that certain First Lien Credit Agreement, dated as of December 6, 2021 (the “Company Existing First Lien Credit Agreement”), by and among Virgo Borrower, Virgo Aerospace Intermediate, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, (b) that certain Second Lien Credit Agreement, dated as of December 6, 2021 (the “Company Existing Second Lien Credit Agreement” and, together with the Company Existing First Lien Credit Agreement, the “Company Term Credit Agreements”), by and among the Virgo Borrower, Virgo Aerospace Intermediate, the lenders from time to time party thereto and Royal Bank of Canada, as administrative agent, and (c) that certain ABL Credit Agreement, dated as of June 29, 2018, by and among Virgo Borrower, Virgo Aerospace Intermediate, certain other Subsidiaries of Virgo Borrower from time to time party thereto as co-borrowers, the lenders from time to time party thereto and Ally Bank, as administrative agent (as amended by that certain First Amendment to ABL Credit Agreement, dated as of May 17, 2019, as further amended by that certain Second Amendment to ABL Credit Agreement, dated as of May 17, 2021, and as further amended by that certain Third Amendment to ABL Credit Agreement, dated as of December 6, 2021, the “Company Existing ABL Credit Agreement”), and, with respect to each Company Credit Agreement and solely to the extent permitted hereby, as amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time following the date hereof.
“Company Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by the Company, any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any Company Service Provider, or (b) for which the Company or any of its Subsidiaries has any direct, indirect or contingent liability or obligation, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise.
“Company Government Contract” means each Government Contract of the Company and its Subsidiaries (including, for the avoidance of doubt, any Government Contracts acquired by the Company or one of its Affiliates as part of the Sky Transaction that remains subject to novation, approval or other Consent).
“Company International Plan” means any Company Employee Plan that is not a Company U.S. Plan.
“Company IT Systems” means any and all Software, hardware, servers, networks and other information technology and data communications infrastructure, equipment, systems and services that are owned, leased, licensed or used by the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, circumstance, development, occurrence, change or effect that has a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries, taken as a whole; provided that no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Company Material Adverse Effect, or whether a Company Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) any changes in conditions generally affecting the industry in which the Company and its Subsidiaries operate; (c) general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks, pandemics (including any Public Health Event and any Public Health Measure); (e) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, unless otherwise excluded in this definition of “Company

Material Adverse Effect”); (f) the execution and delivery of this Agreement, the public announcement, the impact thereof on the relationships of the Company and its Subsidiaries, with customers, suppliers or partners or the consummation of the Mergers (it being understood and agreed that the foregoing shall not apply with respect to the representations or warranties in Section 3.03, Section 3.04 and Section 3.14(b) or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of this Agreement, the pendency of this Agreement or the consummation of the Mergers); (g) any changes after the date hereof not announced prior to the date hereof in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (h) any action required by a Governmental Authority pursuant to Antitrust Laws or National Security Laws in connection with the Transactions; or (i) any action or omission taken by the Company pursuant to the prior written request of Parent, except in the case of each of clause (a), (b), (c), (d) or (g), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which the Company and its Subsidiaries operate.
“Company Options” means a compensatory option to purchase shares of Company Common Stock issued pursuant to the Company Stock Plan.
“Company Owned IP” means all Registered Company IP and all other material Intellectual Property owned or purported to be owned by the Company or its Subsidiaries.
“Company Security Breach” means an occurrence that (a) actually or potentially jeopardizes the confidentiality, integrity, availability, or security of Company Confidential Data, a Company IT System, or the data that a Company IT System collects, processes, stores, or transmits, (b) constitutes a violation or imminent threat of violation of security policies, security procedures, or acceptable use policies of the Company or any of its Subsidiaries, or (c) involves inadvertent, unauthorized, and/or unlawful sale, or rental of Company Confidential Data.
“Company Service Provider” means any current or former director, officer, employee or individual independent contractor or other service provider of the Company or any of its Subsidiaries.
“Company Stock Plan” means Vertex 2018 Equity Incentive Plan, effective as of October 1, 2018.
“Company U.S. Plan” means any Company Employee Plan that covers Company Service Providers located primarily within the United States or are otherwise subject to the Applicable Laws of the United States.
“Consent” means any consent, approval, waiver, license, permit, exemption, clearance, authorization, acknowledgment, Order or other confirmation.
“Contract” means any written agreement, contract, note, mortgage, indenture, arrangement or other legally binding obligation or understanding.
“Contract Loss” means a circumstance in which the amount equal to (i) contract revenue (including in all cases the application of all customer credits, incentive programs and/or incentive payments) less (ii) direct contract costs and fringe costs and expenses (including overhead and general and administrative costs and other allocable indirect expenses) is anticipated to be negative.
“COVID-19” means both the viral pneumonia named coronavirus disease 2019 (COVID-19) by the World Health Organization and the virus named Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) by the International Committee on Taxonomy of Viruses, and any mutations, evolutions or variances thereof.
“COVID-19 Effect” means any (a) required or recommended quarantines, travel restrictions, or social distancing, in each case, issued by a Governmental Authority of competent jurisdiction or (b) factory shutdowns or slowdowns, workplace, school or worksite shutdowns or slowdowns or work-from-home or distance or virtual learning requirements or recommendations, or shipment interruptions or slowdowns, in each case, related to or resulting from COVID-19.

“DCSA” means Defense Counterintelligence and Security Agency.
“Debt Financing Sources” means (i) the Persons party, as of the date hereof, to the Debt Commitment Letter that have been delivered to Parent in accordance with Section 3.27, and (ii) the Persons, in their respective capacities as such, that have committed, or been engaged, to arrange or provide or have otherwise entered into agreements (including any Debt Commitment Letter or Financing Agreements), in each case, in connection with all or any portion of the Debt Financing or any Alternative Financing in connection with the Transactions, and any joinder agreements, indentures or credit agreements entered into pursuant thereto, including the lenders, together with their Affiliates, and any of their or their Affiliates’ respective, direct or indirect, former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or any successors or assignees of any of the foregoing; it being understood that the Company and any of its Affiliates shall not constitute “Debt Financing Sources” for any purposes hereunder.
“DGCL” means the General Corporation Law of the State of Delaware.
“DLLCA” means the Delaware Limited Liability Company Act.
“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA); (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, cafeteria plan, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case, whether written or unwritten, whether funded or unfunded, and whether for the benefit of one individual or more than one individual.
“Environmental Claims” means any and all administrative, regulatory, judicial or arbitral suits, actions, claims, other proceedings, demands, investigations, judgments, penalties, directives, Liens or notices of noncompliance or violation by or from any Person alleging Environmental Liability or otherwise related to Environmental Law or Hazardous Substances.
“Environmental Law” means any Applicable Law relating to (a) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) worker health and safety or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Substances.
“Environmental Liability” means any obligation, liability, fine, penalty, judgment, award, settlement, loss, damage, cost, fee (including attorneys’ and consultants’ fees), expense, or disbursement that is related to: exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of, Hazardous Substances or any Environmental Laws or any Order, consent, decree, writ, injunction or judgment issued or otherwise imposed by any Governmental Authority under Environmental Law.
“Environmental Permits” means all permits, licenses, franchises, consents (including consents required by Contract), variances, exemptions, Orders, certificates, approvals and other similar authorizations of Governmental Authorities required by or issued pursuant to Environmental Law.
“Equity Interests” means, with respect to any Person, (a) any shares of capital stock or other voting securities of such Person, (b) other equity or voting interests in such Person, (c) securities convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, capital stock, voting securities or other equity interests in such Person, or (d) restricted share units, restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by such Person or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means, with respect to any entity, any other entity that, together with such entity, would be (or at any relevant time was or will be) treated as a single employer under Section 414 of the Code or is a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with such entity as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Information” means (a) any description of capital structure, including descriptions of indebtedness or equity of the Company, Virgo Borrower or any of its Affiliates, (b) any information customarily provided by a lead arranger in a customary information memorandum for a secured bank financing, including sections customarily drafted by a lead arranger, such as those regarding confidentiality, timelines, syndication process and general industry information, (c) any historical financial statements (other than those that have otherwise been publicly disclosed by Parent in accordance with this Agreement), (d) any pro forma financial information or financial statements (provided that Parent shall reasonably cooperate and assist the Company and Virgo Borrower in its preparation of such materials in accordance with Section 7.13(a)(iii)(y)), (e) any information relating to transactions anticipated to occur after the Closing Date and (f) any information with respect to any person other than Parent and its Subsidiaries.
“FAR” means the Federal Acquisition Regulation and its agency supplements, including the DFARS.
“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.
“Filing” means any registration, petition, statement, application, schedule, form, declaration, notice, notification, report, submission or other filing.
“FTC” means the United States Federal Trade Commission.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Government Bid” means any quotation, bid or proposal, which, if accepted or awarded, would reasonably be expected to lead to a Government Contract.
“Government Contract” means any Contract, including a prime contract, subcontract, basic ordering agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement, or other commitment or funding vehicle or other similar written arrangement of any kind, and including all amendments, modifications and options thereunder or relating thereto, between Parent or the Company, as applicable, or any Subsidiary of Parent or the Company, as applicable, on the one hand, and (a) a Governmental Authority, (b) any prime contractor to a Governmental Authority or (c) any subcontractor with respect to any contract described in clause (a) or (b), on the other hand; provided that a task or delivery order shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates. For the avoidance of doubt, this definition includes any Government Contracts that the Company or one of its Affiliates acquired as part of the Sky Transaction that remains subject to novation, approval or other Consent.
“Government Official” means any public or elected official or officer, employee (regardless of rank), or person properly acting on behalf of a Governmental Authority, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (e.g., the United Nations, World Bank), or non-U.S. political party, non-U.S. party official or any candidate for political office.
“Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or commission.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.
“Hazardous Substances” means any substance, material or waste that is listed, defined, designated, classified or regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Applicable Law relating to the environment or natural resources, including petroleum or any derivative or by product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, per- and polyfluoroalkyl substances or polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“IBCL” means the Business Corporation Law of the State of Indiana.
“Indebtedness” means, with respect to a Person, as at a specified date, without duplication, all (a) the outstanding principal amount of any indebtedness for borrowed money of such Person and its Subsidiaries (other than accounts payable incurred in the ordinary course of business), if applicable, including deposits or advances of any kind to such Person and with respect to Parent, the Parent Credit Agreement and with respect to the Company, the Company Credit Agreements; (b) the principal amount of any long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments; (c) obligations under any interest rate, currency swap, futures or other hedging, derivative or other similar agreement or arrangement; (d) finance and capital lease obligations or obligations to pay the deferred and unpaid purchase price of property, services or equipment, including all “earn-out,” contingent purchase price or similar performance-based payment obligations under any Contract for the acquisition of any business, asset or service (other than accounts payable incurred in the ordinary course of business); (e) obligations under any letter of credit, performance bonds, surety bonds, financial guarantees, banker’s acceptance or similar credit transactions; (f) guaranties of all or any part of the indebtedness of the type referred to in the foregoing clauses (a) through (e) of any other Person; and (g) any accrued and unpaid interest on and prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (f).
“Intellectual Property” means any and all of the following, whether or not registered, and all rights therein, arising in the United States or any other jurisdiction throughout the world: (a) trademarks, service marks, trade names, certification marks, logos, trade dress, brand names, corporate names, Internet account names (including social networking and media names) and other indicia of origin, together with all goodwill associated therewith or symbolized thereby, and all registrations and applications relating to the foregoing; (b) patents and pending patent applications and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof; (c) registered and unregistered copyrights (including those in software), all registrations and applications to register the same, and all renewals, extensions, reversions and restorations thereof; (d) trade secrets and rights in confidential technology and information (including know-how, inventions, schematics, drawings, techniques, protocols, improvements, processes, formulae, models, methodologies, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) (collectively, “Trade Secrets”); (e) rights in databases and data collections (including knowledge databases, and customer databases); (f) Internet domain name registrations; (g) other similar types of proprietary or intellectual property; and (h) claims or causes of action arising out of or related to any past, present and future infringement, misappropriation or other violation of any of the foregoing.
“IRS” means the Internal Revenue Service.
“knowledge” of any Person means (i) with respect to the Company, the actual knowledge of those individuals set forth in Section 10.03(a) of the Company Disclosure Letter after due inquiry of his or her direct reports, and (ii) with respect to Parent, the actual knowledge of those individuals set forth in Section 10.03(a) of the Parent Disclosure Letter are due inquiry of his or her direct reports.
“Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, Order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, adverse claim or other encumbrance of any kind in respect of such property or asset.
“Material Breach” means an act or a failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement.
“Measurement Date” means January 1, 2019.
“National Security Laws” means any applicable Laws or other legal restraints designed to govern trade regulation, foreign investment, national security, or defense matters, or that regulate, screen, prohibit or govern transactions on public interest or national security grounds (in each case, whether of the United States or any other jurisdiction outside the United States), including notice with the State Department, Directorate of Defense Trade Controls under Section 122.4 of the International Traffic in Arms Regulations, approval by the Department of Commerce, Bureau of Industry and Security under Section 750.10 of the Export Administration Regulations, or a written notice of changed conditions to the DCSA under Section 1-302 of the NISPOM.
“NISPOM” means the National Industrial Security Program Operating Manual and any supplements, amendments or revised editions thereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury or any successor thereto.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).
“ordinary course of business” means, with respect to any Person or business, the ordinary course of business consistent with the applicable Person’s or business’s past custom and practice; provided that, actions taken (or omitted) in response to any Public Health Event (including all Public Health Measures) shall be deemed “ordinary course of business” so long as such actions (or omissions) are consistent with reasonable commercial practice of similarly situated persons in response to any such Public Health Event.
“Parent Acquisition Proposal” means (A) any proposal, offer (including tender or exchange offers), indication of interest for or with respect to a merger, consolidation, business combination, recapitalization, binding share exchange, joint venture, scheme of arrangement or other similar transaction involving Parent or any of its Subsidiaries with respect to assets that, taken together, constitute more than 15% of Parent’s consolidated assets, (B) any proposal or offer (including tender or exchange offers) or indication of interest to acquire in any manner, directly or indirectly, in one or more transactions, more than 15% of the issued and outstanding Parent Common Stock or securities of Parent representing more than 15% of the voting power of Parent or (C) any proposal, offer (including tender or exchange offers) or indication of interest to acquire in any manner (including the acquisition of equity securities in any wholly owned Subsidiary of Parent), directly or indirectly, in one or more transactions, assets or businesses of Parent or its Subsidiaries, including pursuant to a joint venture, representing more than 15% of the consolidated assets, revenues or net income of Parent, in each case, other than the Transactions.
“Parent Balance Sheet” means the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2021, and the footnotes to such consolidated balance sheet, in each case set forth in the draft of Parent’s annual report on Form 10-K for the year ended December 31, 2021.
“Parent Balance Sheet Date” means December 31, 2021.
“Parent Common Stock” means the common stock, par value $0.01, of Parent.
“Parent Confidential Data” means Personal Information, Intellectual Property, and any other information or data that is confidential, nonpublic, or proprietary relating to Parent or any of its Subsidiaries, or their commercial or Governmental Authority customers, including information relating to their businesses, operations, personnel, properties, processes and products, finances, or technical practices, regardless of the form or format of the information (e.g., written, verbal, electronic or otherwise).

“Parent Credit Agreement” means that certain Credit Agreement, dated September 17, 2014, by and among Parent, Vectrus Systems Corporation, a Delaware corporation and Subsidiary of Parent, as the borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1, dated as of April 19, 2016, as further amended and restated by that certain Amendment and Restatement Agreement, dated as of November 15, 2017, as further amended by that certain Amendment No. 1, dated as of December 24, 2020, as further amended by that certain Amendment No. 2, dated as of January 24, 2022, and, solely to the extent permitted hereby, as further amended, restated, amended and restated, supplemented or otherwise modified or replaced or refinanced from time to time following the date hereof.
“Parent Employee Plan” means any Employee Plan (a) that is sponsored, maintained, administered, contributed to (or required to be contributed to) or entered into by Parent, any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any Parent Service Provider, or (b) for which Parent or any of its Subsidiaries has any direct, indirect, or contingent liability, whether on behalf of itself, on behalf of an ERISA Affiliate or otherwise.
“Parent Government Contract” means each Government Contract of Parent and its Subsidiaries.
“Parent International Plan” means any Parent Employee Plan that is not a Parent U.S. Plan.
“Parent IT Systems” means any and all Software, hardware, servers, networks and other information technology and data communications infrastructure, equipment, systems and services that are owned, leased, licensed or used by Parent or any of its Subsidiaries.
“Parent Material Adverse Effect” means any event, circumstance, development, occurrence, change or effect that has a material adverse effect on the condition (financial or otherwise), business or results of operations of Parent and its Subsidiaries, taken as a whole; provided that no event, circumstance, development, occurrence, change or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Parent Material Adverse Effect, or whether a Parent Material Adverse Effect would reasonably be expected to occur: (a) any changes in conditions generally affecting United States or global economic, business or regulatory conditions, including changes in United States or global securities, credit, financial, debt or other capital markets; (b) any changes in conditions generally affecting the industry in which Parent and its Subsidiaries operate; (c) general changes in national or international political conditions (including any cessation, outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency); (d) acts of God, natural disasters, calamities, disease outbreaks, pandemics (including any Public Health Event and any Public Health Measure); (e) any decline, in and of itself, in the market price or trading volume of Parent Common Stock (it being understood and agreed that the facts or circumstances giving rise to or contributing to such decline may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (f) any failure, in and of itself, by Parent or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, unless otherwise excluded in this definition of “Parent Material Adverse Effect”); (g) the execution and delivery of this Agreement, the public announcement, the pendency of this Agreement, the impact thereof on the relationships of Parent and its Subsidiaries, with customers, suppliers or partners or the consummation of the Mergers (it being understood and agreed that the foregoing shall not apply with respect to the representations or warranties in Section 4.03, Section 4.04 and Section 4.15(b) or any other representation or warranty that is expressly intended to address the consequences of the execution and delivery of this Agreement, the pendency of this Agreement or the consummation of the Mergers); (h) any changes after the date hereof not announced prior to the date hereof in any Applicable Law or GAAP, including, in each case, the authoritative interpretation or enforcement thereof; (i) any action required by a Governmental Authority pursuant to Antitrust Laws or National Security Laws in connection with the Transactions; or (j) any action or omission taken by Parent pursuant to the prior written request of the Company, except in the case of each of clause (a), (b), (c), (d) or (h), to the extent that any such event, circumstance, development, occurrence, change or effect has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, relative to the adverse effect such event, circumstance, development, occurrence, change or effect has on other companies operating in the industry in which Parent and its Subsidiaries operate.
“Parent Owned IP” means all Registered Parent IP and all other material Intellectual Property owned or purported to be owned by Parent or its Subsidiaries.
“Parent Security Breach” means an occurrence that (a) actually or potentially jeopardizes the confidentiality, integrity, availability, or security of Parent Confidential Data, a Parent IT System, or the data that a Parent IT System collects, processes, stores, or transmits, (b) constitutes a violation or imminent threat of violation of security policies, security procedures, or acceptable use policies of the Parent or any of its Subsidiaries, or (c) involves inadvertent, unauthorized, and/or unlawful sale, or rental of Parent Confidential Data.
“Parent Service Provider” means any current or former director, officer, employee, individual independent contractor or other service provider of Parent or any of its Subsidiaries.
“Parent Stock Plan” means the Parent 2014 Omnibus Incentive Plan, as amended and restated as of May 7, 2020.
“Parent U.S. Plan” means any Parent Employee Plan that covers Parent Service Providers located primarily within the United States or are otherwise subject to the Applicable Laws of the United States.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Lien” means any (a) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens, in each case, arising in the ordinary course of business and that are (i) not yet due or delinquent or (ii) being contested in good faith by appropriate proceedings and, in each case, with respect to which adequate reserves have been established in accordance with GAAP; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, in each case, arising in the ordinary course of business; (d) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, individually or in the aggregate, materially detract from the value or the use of the property subject thereto; (e) statutory landlords’ Liens and liens granted to landlords under any lease; (f) any Liens that are disclosed on the Company Balance Sheet (in the case of Liens applicable to the Company or any of its Subsidiaries) or the Parent Balance Sheet (in the case of Liens applicable to Parent or any of its Subsidiaries), or the notes thereto; (g) any Liens that are not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, or (h) any license with respect to Intellectual Property granted in the ordinary course of business.
“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.
“Personal Information” means data or information in any medium that alone or in combination with other information allows the identification of an individual or that is regulated under or protected by Applicable Laws.
“Principals” has the meaning ascribed to it as defined in FAR 2.101 and 52.209-5.
“Proceeding” means any action, arbitration, audit, demand, examination, hearing, claim, complaint, charge, investigation, litigation, proceeding, citation, summons or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before any Governmental Authority.
“Public Health Event” means any disease outbreak, pandemic or plague, including the outbreak or escalation of COVID-19, and any resurgence, evolution, variance or mutation thereof.

“Public Health Measures” means any actions or inactions taken (or not taken), or any plans, procedures or practices reasonably adopted (and compliance therewith), in each case, in connection with or in response to any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety, COVID-19 Effect or any other Law or Order promulgated by any applicable any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, issued in connection with or in response to a Public Health Event.
“Related Party” means any (a) executive officer or director of the Company or Parent, as applicable, (b) record or, to the knowledge of the Company or Parent, as applicable, beneficial owner of five percent (5%) or more of the voting securities of the Company or Parent, as applicable, (c) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or beneficial owner or (d) portfolio company of any investment fund affiliated with, controlled or managed by such beneficial owner. For the avoidance of doubt, the Fund and each of its affiliates, associates and portfolio companies is a “Related Party” of the Company.
“Related Party Contract” means any Contracts with any Related Party; provided, that any Contract for Alternative Financing with any Related Party of the Company shall not constitute a “Related Party Contract”.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing, or arranging for disposal, into the environment.
“Representatives” means, with respect to any Person, such Person’s investment bankers, attorneys, accountants, consultants and other agents, advisors and representatives.
“Sanctioned Person” means any Person or Governmental Authority that is the subject or target of sanctions or trade/export restrictions under U.S., EU, UK, or other applicable sanctions or export controls Laws, including: (a) any Person listed on any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control; the U.S. Department of Commerce’s Entity List, Denied Persons List, or Unverified List; any debarment or sanctions list maintained by the U.S. Department of State; or any other list maintained by U.S. or non-U.S. Governmental Authorities under sanctions or export control Laws; (b) where relevant under applicable sanctions Laws or export control Laws, any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or controlled by any such Person or Persons described in (a) or acting for or on behalf of such Person or Persons described in (a); (c) any person located, organized or resident in a country or territory which is itself the subject or target of any comprehensive U.S. sanctions (that is, at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria); or (d) the Government of Venezuela, a blocked national of Cuba, or any other Person subject to asset-blocking sanctions under applicable sanctions Laws.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Sky Business” means the entities and other assets acquired by the Company as part of the Sky Transaction.
“Sky Transaction” means the transaction contemplated by that certain Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, by and among the Company, Vertex Aerospace LLC and Raytheon Company.
“Software” means any and all (a) computer programs, software, firmware, middleware and other code (including operating systems, platforms, applications and interfaces), in each case, in source code, object code or any other form; (b) data files and databases; and (c) documentation related to the foregoing (including protocols, specifications and flow charts).
“Specified Business Conduct Laws” means: (a) the Anti-Bribery Legislation; (b) all legal requirements imposing trade sanctions on any Person, including, all legal requirements administered by OFAC, all sanctions laws or embargos imposed or administered by the U.S. Department of State, the United Nations Security Council, Her Majesty’s Treasury or the European Union and all anti-boycott or anti-embargo laws;

(c) all legal requirements relating to the import, export, re-export, transfer of information, data, goods, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State and customs Laws and regulations administered by U.S. Customs and Border Protection; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other applicable legal requirements relating to money laundering.
“Specified Parent Indebtedness Amount” means an amount equal to the sum of (a) the aggregate principal amount of indebtedness outstanding under the Parent Credit Agreement (and any refinancing or replacement thereof in whole or in part) at Closing minus (b) $100,000,000. Notwithstanding anything in this Agreement, Specified Parent Indebtedness Amount is not a condition or, in and of itself, a breach or violation of any term of this Agreement by Parent.
“Subsidiary” means, when used with reference to a Person, any other Person with respect to which such first Person who (a) holds securities or other ownership interests having (i) ordinary voting power to elect a majority of the board of directors or other governing body or Persons performing similar functions, or (ii) more than 50% of the issued and outstanding voting securities of which, are owned, directly or indirectly, or (b) controls the management. For purposes of this Agreement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person as long as such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to Applicable Law) of such Subsidiary.
“Tax” means any federal, state, local or non-U.S. income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, customs duties, license, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and any other taxes of any kind whatsoever, together with any interest, penalties and additions to tax (including penalties for failure to file or late filing of any Tax Return, and any interest in respect of such penalties, additions to tax or additional amounts imposed by any federal, state, local, non-U.S. or other Taxing Authority).
“Tax Return” means any report, return, document, statement, declaration or other information or Filing filed with or supplied to, or required to be filed with or supplied to, any Taxing Authority with respect to Taxes, including information returns, claims for refunds, any documents with respect to or accompanying payments of estimated Taxes or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information or Filing, and including any amendment thereto and any related or supporting information, schedule or attachment with respect thereto.
“Tax Sharing Agreement” means any Tax indemnity, Tax allocation or Tax sharing agreement or similar agreement, arrangement or understanding relating to Taxes or other Tax matters, including any agreement that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, other than agreements entered into in the ordinary course of business that do not have as a principal purpose addressing Tax matters.
“Taxing Authority” means any Governmental Authority responsible for the imposition, assessment, administration or collection of any Tax.
“Third Party” means any Person or Group, other than the Company, Parent, any of their respective Subsidiaries or Affiliates.
“Transactions” means the transactions expressly contemplated by this Agreement and the Ancillary Agreements to be consummated in accordance with the terms hereof (including the Mergers and the Contributions).
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local Law.

“Willful Breach” means, with respect to any agreement or covenant of a Party in this Agreement, a deliberate action or omission taken or omitted to be taken by such Party in material breach of such agreement or covenant that the breaching Party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such breaching Party should have known would result in a material breach of such agreement or covenant.

Index of Defined Terms
Page
Acceptable Confidentiality Agreement	70
Affiliate	98
Agreement	1
Alternative Financing	85
Amended and Restated Bylaws of Parent	5
Ancillary Agreements	98
Anti-Bribery Legislation	98
Antitrust Division	98
Antitrust Laws	98
Applicable Law(s)	98
Bankruptcy and Equity Exceptions	12
Board Designees	6
Business Day	98
Closing	4
Closing Cash Obligations	34
Closing Date	4
Code	98
Collection Expenses	96
Collective Bargaining Agreement	98
Company	1
Company Acquisition Proposal	98
Company Balance Sheet	15
Company Balance Sheet Date	99
Company Board Designee	6
Company Certificate of Designations	64
Company Common Stock	1
Company Confidential Data	99
Company Credit Agreements	99
Company Disclosure Letter	11
Company Employee Plan	99
Company Existing ABL Credit Agreement	99
Company Existing First Lien Credit Agreement	99
Company Existing Second Lien Credit Agreement	99
Company Financial Statements	15
Company Government Contract	100
Company Insurance Policies	27
Company International Plan	100
Company IT Systems	100
Company Leased Real Property	31
Company Material Adverse Effect	100
Company Material Contract	18

Page
Company Minority Owned JVs	14
Company Multiemployer Pension Plan	22
Company Multiemployer Plan	22
Company Options	101
Company Organizational Documents	11
Company Owned IP	101
Company Owned Real Property	30
Company Pension Plan	22
Company Permits	16
Company Preferred Stock	1
Company Real Property Lease	31
Company Securities	13
Company Security Breach	101
Company Service Provider	101
Company Stock Plan	101
Company Stockholder Consent	2
Company Term Credit Agreements	99
Company U.S. Plan	101
Confidentiality Agreement	78
Consent	101
Contract	101
Contract Loss	101
Contributions	4
control	98
COVID-19	101
COVID-19 Effect	101
Current Insurance	74
D&O Indemnified Parties	74
DCSA	102
Debt Commitment Letter	32
Debt Financing	32
Debt Financing Sources	102
DFARS	26
DGCL	102
DLLCA	102
Employee Plan	102
End Date	93
Environmental Claims	102
Environmental Law	102
Environmental Liability	103
Environmental Permits	103
Equity Interests	103
ERISA	103

Page
ERISA Affiliate	103
Exchange Act	103
Exchange Ratio	7
Excluded Information	103
Excluded Shares	7
FAR	103
FCPA	104
Fee Letter	32
Filing	104
Financing Agreements	83
FIRPTA Documentation	10
First Certificate of Merger	3
First Effective Time	3
First Merger	1
First Merger Surviving Corporation	1
FTC	104
Fund	64
GAAP	104
Government Bid	104
Government Contract	104
Government Official	104
Governmental Authority	104
Group	104
Hazardous Substances	104
HSR Act	104
IBCL	105
Identified National Security Law	77
Indebtedness	105
Intellectual Property	105
IRS	105
knowledge	105
Law	106
Lien	106
Management Services Agreement	64
Material Breach	106
Measurement Date	106
Merger Consideration	7
Merger Sub Consents	2
Merger Sub Inc	1
Merger Sub LLC	1
Mergers	1
National Security Laws	106
NISPOM	106

Page
NYSE	12
Observer	7
OFAC	106
Order	106
ordinary course of business	106
Parent	1
Parent Acquisition Proposal	106
Parent Adverse Recommendation Change	70
Parent Approval Time	70
Parent Balance Sheet	107
Parent Balance Sheet Date	107
Parent Board Designee	6
Parent Board Recommendation	36
Parent Charter Amendment	5
Parent Common Stock	107
Parent Confidential Data	107
Parent Credit Agreement	107
Parent Disclosure Letter	34
Parent Employee Plan	107
Parent Equity Awards	37
Parent Government Contract	107
Parent Insurance Policies	53
Parent International Plan	107
Parent Intervening Event	73
Parent IT Systems	107
Parent Leased Real Property	56
Parent Material Adverse Effect	108
Parent Material Contract	44
Parent Minority Owned JVs	39
Parent Multiemployer Pension Plan	48
Parent Multiemployer Plan	48
Parent Organizational Documents	35
Parent Owned IP	108
Parent Payoff Letter	89
Parent Pension Plan	48
Parent Permits	42
Parent Preferred Stock	37
Parent Real Property Lease	56
Parent RSU Awards	37
Parent SEC Documents	39
Parent Securities	38
Parent Security Breach	108
Parent Service Provider	109

Page
Parent Share Issuance	36
Parent Shareholder Approval	35
Parent Shareholder Meeting	79
Parent Stock Options	37
Parent Stock Plan	109
Parent Superior Proposal	73
Parent Termination Fee	95
Parent U.S. Plan	109
Parties	1
Party	1
PBGC	109
Permitted Lien	109
Person	109
Personal Information	109
Premium Cap	74
Principals	109
Proceeding	109
Proxy Date	79
Proxy Statement	78
Public Health Event	110
Public Health Measures	110
Registered Company IP	25
Registered Parent IP	51
Registration Rights Agreement	2
Regulation S-K	68
Related Party	110
Related Party Contract	110
Release	110
Representatives	110
Restricted Financing Modifications	84
Sanctioned Person	110
SEC	111
Second Certificate of Merger	3
Second Effective Time	3
Second Lien Increase	84
Second Merger	1
Securities Act	111
Shareholders Agreement	2
Sky Business	111
Sky Transaction	111
Software	111
Specified Business Conduct Laws	111
Specified Parent Indebtedness Amount	111

Page
Standing Committees	6
Subsidiary	111
Support Agreement	2
Surviving Company	1
Tax	112
Tax Return	112
Tax Sharing Agreement	112
Taxing Authority	112
Termination Agreement	64
Third Party	112
Trade Secrets	105
Transaction Litigation	82
Transactions	112
Transfer Agent	8
Treasury Regulations	2
Valor Systems	4
Virgo Aerospace Intermediate	4
Virgo Borrower	4
Virgo Holdco	2
WARN	112
Willful Breach	112
Section 10.04   Interpretation; Construction.   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only, do not constitute part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The word “will” shall be construed to have the same meaning as “shall”. The words “made available to Parent” and words of similar import refer to documents and other information posted to the Datasite virtual data room by or on behalf of the Company at least one (1) day prior to the date hereof. The words “made available to the Company” and words of similar import refer to documents and other information posted to the Datasite virtual data room by or on behalf of Parent at least one (1) day prior to the date hereof. Unless the context requires otherwise, the word “material” shall be construed in light of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.

Section 10.05   Severability.   Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Agreement is invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.
Section 10.06   Counterparts.   This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties.
Section 10.07   Entire Agreement.   This Agreement (including any exhibits hereto), the Parent Disclosure Letter, the Company Disclosure Letter, the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF PARENT, THE COMPANY, MERGER SUB INC. OR MERGER SUB LLC MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ANY OTHER PARTY OR ANY OF SUCH PARTY’S REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
Section 10.08   No Third Party Beneficiaries.   Except as provided in Section 6.03 and Section 10.18, the Company and Parent hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Section 10.14 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.09   Obligations of the Company and of Parent.   Whenever this Agreement requires Merger Sub Inc., Merger Sub LLC or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action and Parent shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of the Company or Parent, as applicable to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or Parent, as applicable to cause such Subsidiary to take such action and the Company or Parent, as applicable, shall be liable for any failure of such Person. Whenever this Agreement requires any Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the First Effective Time, on the part of Parent to cause such Subsidiary to take such action. Any breach by the Fund of its obligations under the Support Agreement shall be deemed a breach by the Company of its obligations under this Agreement.

Section 10.10   Governing Law and Venue; Waiver of Jury Trial.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any state court located in the State of Delaware). The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.
Section 10.11   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that the Company may collaterally assign, in its sole discretion, any of or all of its respective rights and interests (but not any of its obligations or undertakings, for which the Company will remain in all cases fully liable) under this Agreement to any of the Debt Financing Sources. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 10.12   Specific Performance.   The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 9.01, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.10(a), without proof of actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further acknowledges and agrees that the agreements contained in this Section 10.12 are an integral part of the Mergers and the other Transactions and that, without these agreements, it and the other Parties would not enter into this Agreement. Each Party further agrees that no other Party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.12, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 10.13   Amendment.   Subject to compliance with Applicable Law, this Agreement may be amended by all of the Parties, by action taken or authorized by their respective boards of directors, at any time before or after the Parent Shareholder Approval or the effectiveness of the Merger Sub Consents or Company Stockholder Consent; provided that after the Parent Shareholder Approval has been obtained or the Merger Sub Consents or Company Stockholder Consent has become applicable, any amendment of this Agreement that by Applicable Law requires the further approval by Parent’s shareholders, the stockholders of the Company or the members of Merger Sub Inc. or Merger Sub LLC shall be effective only with the approval of such shareholders, stockholders or members, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 10.14   Extension; Waiver.   At any time prior to the First Effective Time, the Company and Parent (on behalf of itself, Merger Sub Inc. or Merger Sub LLC) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the Company, in the case of Parent, or Parent, Merger Sub Inc. or Merger Sub LLC, in the case of the Company, (b) waive any inaccuracies in the representations and warranties of the Company, in the case of Parent, or Parent, Merger Sub Inc. or Merger Sub LLC, in the case of the Company, contained in this Agreement, and (c) waive compliance the Company, in the case of Parent, or Parent or Merger Sub Inc. or Merger Sub LLC, in the case of the Company, with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed by an authorized officer on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure
Section 10.15   Non-Recourse.   Each Party agrees, on behalf of itself and its respective Affiliates, that all actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, the Debt Financing or the Transactions, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement and (d) any failure of the Transactions or the Debt Financing to be consummated, in each case, may be made only against (and are those solely of) the Parties that are expressly identified as parties to this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges, on behalf of itself and their respective Affiliates, that no recourse under this Agreement or in connection with any transactions contemplated hereby or the Debt Financing shall be had against any other Person, and no other Person, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity, or granted by statute, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d). No Person, other than the Parties, shall be responsible or liable for any damages which may be alleged as a result of this Agreement, the Debt Financing or the Transactions (or the termination or abandonment thereof). Notwithstanding anything to the contrary set forth in this Section 10.15, it is expressly understood and agreed that none of the foregoing shall limit, impair or otherwise affect the rights, liabilities or obligations of any Person arising out of or relating to the Confidentiality Agreement or the Support Agreement to the extent such Person is expressly party thereto.
Section 10.16   Fees and Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Mergers and the other Transactions will be paid by the Party incurring such costs and expenses.
Section 10.17   Disclosure Letter References and SEC Document References.   The Parties hereto agree that each section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, shall be deemed to qualify the corresponding Section or subsection of this Agreement, irrespective of whether or not any particular Section or subsection of this Agreement specifically refers to the Company Disclosure Letter or the Parent Disclosure Letter, as applicable. The Parties hereto further agree that (other than with respect to any items disclosed in Section 3.14 and Section 3.21 of the Company Disclosure Letter and Section 4.15 and Section 4.22 of the Parent Disclosure Letter, in each case, for which an explicit reference in any other section shall be required in order to apply to such section) disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, to which the relevance of such disclosure would be reasonably apparent on its face, without review of the underlying documents, notwithstanding the omission of a cross-reference to such other section or subsections. The Parties hereto agree that in no event shall any disclosure contained in any part of any Parent SEC Document entitled “Risk Factors,” “Forward Looking Statements,” “Cautionary Statement About Forward Looking Statements,” “Special Note on Forward Looking Statements” or “Forward Looking Information” or containing a description or explanation of “Forward Looking Statements” or any other disclosures in any Parent SEC Document that are cautionary, predictive or forward-looking in nature be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of any Party contained in this Agreement.
Section 10.18   Debt Financing Sources.   Notwithstanding anything herein to the contrary, each of the Parties hereto, on behalf of itself and each of its Affiliates, hereby (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third party claim or any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements (including the Debt Commitment Letter and any Financing Agreement) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under Applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) and irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such courts, (b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees that service of process upon such Person in any such proceeding shall be effective if notice is given in accordance with Section 10.02, (d) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by Applicable Law, trial by jury in any proceeding brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing, the Debt Commitment Letter, any Financing Agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (e) agrees that notwithstanding anything to the contrary contained herein, Parent, any of its Affiliates or any of their respective shareholders, partners, members, officers, directors, employees, controlling persons, agents and Representatives shall not have any rights or claims against the Debt Financing Sources relating to or arising out of this Agreement, the Debt Financing, the Debt Commitment Letter, any Financing Agreement or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or equity, in contract, in tort or otherwise, and (f) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions herein reflecting the foregoing agreements in this Section 10.18 (and such provisions shall not be amended in any respect that is adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources). This Section 10.18 shall not limit the rights of the parties to the Debt Financing under the Debt Commitment Letter or other definitive agreement with respect to the Debt Financing.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
VERTEX AEROSPACE SERVICES HOLDING CORP.
By:
/s/ Joel M. Rotroff

Name: Joel M. Rotroff
Title:
VECTRUS, INC.
By:
/s/ Charles Prow

Name: Charles Prow
Title: President and Chief Executive Officer
ANDOR MERGER SUB INC.
By:
/s/ Kevin Boyle

Name: Kevin Boyle
Title: President
ANDOR MERGER SUB LLC
By:
/s/ Kevin Boyle

Name: Kevin Boyle
Title: President

EXHIBIT A TO ANNEX A
SUPPORT AGREEMENT
See Annex G to the Proxy Statement

EXHIBIT B TO ANNEX A
FORM OF SHAREHOLDERS AGREEMENT
See Annex C to the Proxy Statement

EXHIBIT C TO ANNEX A
FORM OF REGISTRATION RIGHTS AGREEMENT
See Annex F to the Proxy Statement

EXHIBIT D TO ANNEX A
FORM OF FIRST CERTIFICATE OF MERGER

Exhibit D
FORM OF CERTIFICATE OF MERGER
OF
ANDOR MERGER SUB INC.
INTO
VERTEX AEROSPACE SERVICES HOLDING CORP.
Pursuant to Section 251 of the General
Corporation Law of the State of Delaware
Vertex Aerospace Services Holding Corp., a Delaware corporation, does hereby certify:
FIRST:   The name and state of incorporation of each of the constituent corporations to this merger are as follows:
Vertex Aerospace Services Holding Corp.	Delaware
Andor Merger Sub Inc.	Delaware
SECOND:   The Agreement and Plan of Merger, dated as of March [•], 2022, by and among Vertex Aerospace Services Holding Corp., a Delaware corporation, Vectrus, Inc., an Indiana corporation (“Parent”), Andor Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent, and Andor Merger Sub LLC, a Delaware limited liability company and direct, wholly owned Subsidiary of Parent, has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.
THIRD:   The name of the corporation surviving the merger is Vertex Aerospace Services Holding Corp. (the “Surviving Corporation”).
FOURTH:   The Certificate of Incorporation of Vertex Aerospace Services Holding Corp. shall be the Certificate of Incorporation of the Surviving Corporation
FIFTH:   The executed agreement of merger is on file at an office of the Surviving Corporation, 450 Lexington Avenue, 40th Floor, New York, NY 10117.
SIXTH:   A copy of the agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
SEVENTH:   This merger shall become effective [•].
[SIGNATURE PAGE FOLLOWS]

D-1

IN WITNESS WHEREOF, Vertex Aerospace Services Holding Corp. has caused this Certificate of Merger to be executed in its corporate name this [•] day of [•], [2022].
VERTEX AEROSPACE SERVICES HOLDING CORP.
By:
Name:
Title:

D-2

EXHIBIT E TO ANNEX A
FORM OF SECOND CERTIFICATE OF MERGER

Exhibit E
FORM OF CERTIFICATE OF MERGER
OF
VERTEX AEROSPACE SERVICES HOLDING CORP.
INTO
ANDOR MERGER SUB LLC
Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and Title 8, Section 264 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned limited liability company executed the following Certificate of Merger:
FIRST:   The name and jurisdiction of formation or organization and domicile of each of the constituent entities is: Andor Merger Sub LLC, a Delaware limited liability company (the “LLC”) and Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Corporation”).
SECOND:   The Agreement and Plan of Merger, dated as of March [•], 2022 (the “Merger Agreement”), by and among the Corporation, Vectrus, Inc., an Indiana corporation (“Parent”), Andor Merger Sub Inc., a Delaware corporation and direct, wholly owned Subsidiary of Parent, and the LLC, a direct, wholly owned Subsidiary of Parent, providing for, among other things, the merger of the Corporation with and into the LLC pursuant to Title 6, Section 18-209 of the DLLCA and Title 8, Section 264 of the DGCL, has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.
THIRD:   Andor Merger Sub LLC shall be the surviving entity of the merger (the “Surviving LLC”).
FOURTH:   The executed Merger Agreement is on file at an office of the Surviving LLC at 2424 Garden of the Gods Road Colorado Springs, CO 80919. A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any member of the LLC or to any stockholder of the Corporation.
FIFTH:   This merger shall become effective [•].
[SIGNATURE PAGE FOLLOWS]

E-1

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be duly executed this [•] day of [•], 2022.
ANDOR MERGER SUB LLC
By:
Name:
Title: Authorized Person

E-2

EXHIBIT F TO ANNEX A
FORM OF CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY
AGREEMENT OF THE SURVIVING COMPANY

Exhibit F
CERTIFICATE OF FORMATION
OF
ANDOR MERGER SUB LLC
1. The name of the limited liability company is Andor Merger Sub LLC.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, 19801.
3. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

F-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this [•] day of March, 2022.
By:
Name:
Title: Authorized Person

F-2

LIMITED LIABILITY COMPANY AGREEMENT
OF
ANDOR MERGER SUB LLC
THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Andor Merger Sub LLC (the “Company”) dated as of this [•] day of [•], 2022, by Vectrus, Inc., as the sole member of the Company (the “Member”).
RECITAL
The Member has formed the Company as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Company and the conduct of its business.
ARTICLE 1
The Limited Liability Company
1.1 Formation.   The Member has previously formed the Company as a limited liability company pursuant to the provisions of the Act. A certificate of formation for the Company as described in Section 18-201 of the Act (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.
1.2 Name.   The name of the Company shall be “Andor Merger Sub LLC” and its business shall be carried on in such name with such variations and changes as the Managers (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
1.3 Business Purpose; Powers.   The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
1.4 Registered Office and Agent.   The location of the registered office of the Company shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The Company’s Registered Agent at such address shall be The Corporation Trust Company.
1.5 Term.   Subject to the provisions of Article 6 below, the Company shall have perpetual existence.
ARTICLE 2
The Member
2.1 The Member.   The name and address of the Member are as follows:
Name	Address
Vectrus, Inc.	2424 Garden of the Gods Road, Suite 300 Colorado Springs, CO 80919
2.2 Actions by the Member; Meetings.   The Member may approve a matter or take any action at a meeting or without a meeting by the written consent of the Member. Meetings of the Member may be called at any time by the Member.
2.3 Liability of the Member.   All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.
2.4 Power to Bind the Company.   The Member (acting in its capacity as such) shall have the authority to bind the Company to any third party with respect to any matter.

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2.5 Admission of Members.   Persons or entities may be admitted as members of the Company only upon the prior written approval of the Managers.
ARTICLE 3
Management
3.1 Management of the Company.   The Company will be managed by one or more managers (the “Managers”) as appointed by the Member in its sole discretion. The Managers shall be responsible for policy setting, approving the overall direction of the Company and making all decisions affecting the business and affairs of the Company. Each Manager is to serve until the earlier of his or her resignation, removal, or death. A Manager may be removed, with or without cause, at any time by the Member. Any Manager may resign at any time by delivering their written resignation to the Member. Except as specifically reserved to the Member in this Agreement, the Managers will have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the Business of the Company. At all meetings of the Managers, a majority of the Managers shall constitute a quorum for the transaction of business and the vote of at least a majority of the Managers present at any meeting at which there is a quorum is approval by, or the authorization of, the Managers. If a quorum shall not be present at any meeting of the Managers, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any such Managers as set forth in this Agreement. The initial Manager shall be Kevin Boyle.
3.2 Meetings.   Regular meetings of the Managers are to be held at such times and places as may be fixed by the Managers, and may be held without further notice. Meetings of the Managers may be held at any location, within or without the United States. The Managers may participate in a meeting of the Managers by means of video conference, teleconference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting is presence in person at the meeting.
3.3 Written Actions.   Any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if all of the Managers consent thereto in writing.
3.4 Officers and Related Persons.   The Managers shall have the authority to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Managers deem appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties. Any power not delegated by the Managers shall remain with the Managers. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her.
ARTICLE 4
Capital Structure and Contributions
4.1 Capital Structure.   The capital structure of the Company shall consist of one class of common interests (the “Common Interests”). All Common Interests shall be identical with each other in every respect. The Member shall own all of the Common Interests issued and outstanding.
4.2 Capital Contributions.   From time to time, the Managers may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Managers. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.
ARTICLE 5
Profits, Losses and Distributions
5.1 Profits and Losses.   For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Managers. In each year, profits and losses shall be allocated entirely to the Member.

F-4

5.2 Distributions.   The Managers shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as and if declared by the Managers. The distributions of the Company shall be allocated entirely to the Member.
ARTICLE 6
Events of Dissolution
The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events (each, an “Event of Dissolution”):
(a) The Managers vote for dissolution; or
(b) A judicial dissolution of the Company under Section 18-802 of the Act.
No other event, including, without limitation, the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member, shall cause the dissolution of the Company; provided, however, that in the event of any occurrence resulting in the termination of the continued membership of the last remaining member of the Company, the Company shall be dissolved unless, within 90 days following such event, the personal representative of the last remaining member agrees in writing to continue the Company and to the admission of such personal representative (or any other person or entity designated by such personal representative) as a member of the Company, effective upon the event resulting in the termination of the continued membership of the last remaining member of the Company.
ARTICLE 7
Transfer of Interests in the Company
The Member may sell, assign, transfer, convey, gift, exchange, pledge, hypothecate or otherwise dispose of (“Transfer”) any or all of its Common Interests to any person or entity; provided, however, that such person or entity to whom such Common Interests are Transferred shall be an assignee and shall have no right to participate in the Company’s business and affairs unless and until such person or entity shall be admitted as a member of the Company upon (i) the prior written approval by the Managers pursuant to Section 2.5 of this Agreement and (ii) receipt by the Company of a written agreement executed by the person or entity to whom such Common Interests are Transferred agreeing to be bound by the terms of this Agreement.
ARTICLE 8
Exculpation and Indemnification
8.1 Exculpation.   Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Member, nor any current or former officers, directors, stockholders, partners, members, managers, employees, affiliates, representatives or agents of the Member, nor any current or former Manager, officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by a Covered Person in good faith in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct or gross negligence..
8.2 Indemnification.
(a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager or officer of the Company or is or was serving at the request of the Company as a manager, officer, employee or agent of another limited liability company, corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a manager, officer, employee or agent or in any other

F-5

capacity while serving as a manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a manager, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Section 8.2(a), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Managers (acting in their capacity as such). The right to indemnification conferred in this Section 8.2(a) shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by a manager or officer in his or her capacity as a manager or officer (and not in any other capacity in which service was or is rendered by such person while a manager or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such manager or officer, to repay all amounts so advanced if it shall ultimately be determined that such manager or officer is not entitled to be indemnified under this Section 8.2(a) or otherwise. The Company may, by action of its Managers, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of managers and officers.
(b) If a claim under Section 8.2(a) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Managers, independent legal counsel, or its members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Managers, independent legal counsel, or its members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Formation, organizational document, agreement, vote of members or disinterested managers or otherwise.
(d) The Company may maintain insurance, at its expense, to protect itself and any Covered Person or manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.
8.3 Amendments.   Any repeal or modification of this Article 8 by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article 8, including the right to indemnification and to the advancement of expenses of a Covered Person, existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE 9
Miscellaneous
9.1 Tax Treatment.   Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and

F-6

the Member and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).
9.2 Amendments.   Amendments to this Agreement and to the Certificate of Formation shall be effective only if approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval.
9.3 Severability.   If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
9.4 Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.
9.5 Limited Liability Company.   The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.
[SIGNATURE PAGE FOLLOWS]

F-7

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.
MEMBER
Vectrus, Inc.
By:
Name:
Title:
[Signature page for LLC Agreement]

F-8

EXHIBIT G TO ANNEX A
FORM OF FIRPTA DOCUMENTATION

Exhibit G
Certification of Non-U.S. Real Property Holding Corporation Status
Pursuant to Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h)
This certificate (this “FIRPTA Certificate”) is provided by Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Company”), to Vectrus, Inc., an Indiana corporation (“Parent”), pursuant to Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of [•], 2022 by and among Parent, the Company, and certain other parties thereto.
The undersigned, on behalf of the Company, hereby certifies that the Company is not, as of the date hereof, a “United States real property holding corporation” (a “USRPHC”) as such term is defined by Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and has not been a USRPHC on any determination date (as specified in Treasury Regulations Section 1.897-2(c)) during the five-year period ending on the date hereof. Accordingly, shares of the Company do not constitute “U.S. real property interests” as defined in Section 897(c)(1) of the Code.
Attached hereto is a notice, dated as of the date hereof, from the Company to the Internal Revenue Service to the effect that the Company has determined equity interests in the Company are not United States real property interests. The Company authorizes Parent to file this statement and the attached notice on its behalf with the Internal Revenue Service at any time after the closing of the merger described in the above-referenced Merger Agreement.
Under penalties of perjury, I declare that I am a responsible corporate officer of the Company and I have examined the certifications set forth above and they are true, correct and complete to the best of my knowledge and belief, and I further declare that I have the authority to execute this FIRPTA Certificate on behalf of the Company.
Dated: [•], 2022
Vertex Aerospace Services Holding Corp.
By:
[Title]

G-1

[•], 2022
Ogden Service Center
P.O. Box 409101
Ogden, UT 84409
Re:
Notice Required Under Treasury Regulation 1.897-2(h)(2)

Dear Sir/Madam:
At the request of Vectrus, Inc., an Indiana corporation (“Parent”), in connection with the acquisition of Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of [•], 2022 by and among Parent, the Company, and certain other parties thereto, the Company provided the attached statement to Parent on [•], 2022.
1.
This notice is provided pursuant to the requirements of Treasury Regulations Sections 1.897-2(h)(2) and 1.1445-2(c)(3).

2.
The following information relates to the Company (i.e., the corporation providing the notice):

Name:	Vertex Aerospace Services Holding Corp.
Address:	450 Lexington Ave 40th Floor New York, NY 10117
EIN:	[•]

3.
The attached statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from Parent in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i).

4.
The following information relates to Parent:

Name:	Vectrus, Inc.
Address:	[•]
EIN:	[•]

5.
The Company is not, nor has it been in the last five years, a “United States real property holding corporation,” as defined in Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore no interest in the Company constitutes a “United States real property interest,” as defined in Section 897(c) of the Code.

[signature page follows]

G-2

Under penalties of perjury, I declare that I am a responsible corporate officer of the Company with the authority to sign this document on behalf of the Company and I have examined the above notice (including the attachment hereto) and to the best of my knowledge and belief, it is true, correct and complete.
Vertex Aerospace Services Holding Corp.
By:
[Title]

G-3

EXHIBIT H TO ANNEX A
FORM OF TERMINATION AGREEMENT

Exhibit H
TERMINATION AGREEMENT
TERMINATION AGREEMENT (this “Agreement”), dated as of [•]2022, is among AIP, LLC, a Delaware limited liability company (“MSA Service Provider”), AIPCF VI Vertex Aerospace Funding LP, a Delaware limited partnership (“Fund VI”), on behalf of itself and all of its controlled Affiliates other than any member of the Virgo Group (defined below) (the “Fund VI Group”), Vertex Aerospace Services Holding Corp., a Delaware corporation (“Virgo”), on behalf of itself and all of its Subsidiaries (the “Virgo Group”), and, solely for purposes of Section 7 hereof, Vectrus Inc., an Indiana corporation (“Valor”). Each of MSA Service Provider, Fund VI and Virgo may be referred to individually as a “Party” or collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement (defined below).
RECITALS
WHEREAS, reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated March [6]2022, among Valor, Virgo, Andor Merger Sub Inc., a Delaware corporation and Andor Merger Sub LLC, a Delaware limited liability company;
WHEREAS, subject to the terms of Section 5.04 of the Merger Agreement, each Related Party Contract of the Virgo Group (except to the extent set forth on Section 5.04 of the Company Disclosure Letter), to which a member of the Virgo Group is a party (including the Management Services Agreement, dated June 29, 2018, among Virgo, Vertex Aerospace Services Corp. and MSA Service Provider (the “MSA”)) are to be terminated, with no further liability or obligation of any member of the Virgo Group, at or prior to the Closing; and
WHEREAS, the Parties desire to (a) terminate such Related Party Contracts and (b) release each other from and waive any liabilities or obligations under such Related Party Contracts.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:
1.   Termination of the Terminated Related Party Contracts.   The Parties (in the case of MSA Service Provider, on behalf of itself, in the case of Fund VI, on behalf of itself and each other member of the Fund VI Group, and, in the case of Virgo, on behalf of itself and each other member of the Virgo Group) hereby agree that the Related Party Contracts described in Annex A hereto (the “Terminated Related Party Contracts”) shall terminate effective [immediately / as of [      ], 2022 / as of and subject to the Closing], and as a result of such termination, no party to such Terminated Related Party Contract[s] shall have any further liability or obligation with respect to such Terminated Related Party Contract. With respect to each Terminated Related Party Contract, the Parties (in the case of MSA Service Provider, on behalf of itself, in the case of Fund VI, on behalf of itself and each member of the Fund VI Group, and, in the case of Virgo, on behalf of itself and each member of the Virgo Group) hereby waive any and all requirements for prior written notice or any other requirements, obligations or conditions set forth in such Terminated Related Party Contract with respect to such termination.
2.   Further Assurances.   Each Party shall take such actions as may be necessary to give effect to the intent of this Agreement.
3.   Representations and Warranties of the Parties.   Each Party represents and warrants, on behalf of itself and each of its Affiliates, to the other Parties that it has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby. The execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary action on the part of each Party, on behalf of itself and each of its Affiliates. This Agreement has been duly executed and delivered by each Party, on behalf of itself and each of its Affiliates, and constitutes a valid and binding agreement of each Party, on behalf of itself and each of its Affiliates, enforceable against each Party, on behalf of itself and each of its Affiliates accordance with its terms.

4.   Entire Agreement; Amendments; Waivers.   This Agreement constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party to be charged.
5.   Governing Law.   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to conflicts of law principles, whether of the state of Delaware or any other jurisdiction.
6.   Counterparts.   This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties.
7.   Acknowledgment.   Valor acknowledges and agrees to the foregoing.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on behalf of the Parties and Valor as of the date first above written.
AIP, LLC
By:
Name:
Title:
AIPCF VI VERTEX AEROSPACE FUNDING LP, on behalf of itself and each other member of the Fund VI Group
By:
Name:
Title:
VERTEX AEROSPACE SERVICES HOLDING CORP., on behalf of itself and each other member of the Virgo Group
By:
Name:
Title:
VECTRUS INC., solely for purposes of Section 7
By:
Name:
Title:

EXHIBIT I TO ANNEX A
FORM OF AMENDED AND RESTATED BYLAWS OF VECTRUS
See Annex E to the Proxy Statement

ANNEX B
GOLDMAN SACHS FAIRNESS OPINION

Annex B
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
March 7, 2022
Board of Directors
Vectrus, Inc.
2424 Garden of the Gods Road,
Colorado Springs, Colorado 80919
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to Vectrus, Inc. (the “Parent”) of the exchange ratio (the “Exchange Ratio”) of 67.8668567 shares of common stock, par value $0.01 per share (the “Parent Common Stock”), of the Parent to be issued in exchange for each share of common stock, par value $0.01 per share (the “Vertex Common Stock”), of Vertex Aerospace Services Holding Corp. (“Vertex”), pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022 (the “Agreement”), by and among the Parent, Vertex, Andor Merger Sub Inc., a wholly owned subsidiary of the Parent, and Andor Merger Sub LLC, a wholly owned subsidiary of the Parent.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities , derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Parent, Vertex and any of their respective affiliates and third parties, including American Industrial Partners, a significant shareholder of Vertex (“American Industrial Partners”), and any of its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Parent in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Parent has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Parent and/or its affiliates from time to time. We also have provided certain financial advisory and/or underwriting services to American Industrial Partners and/or its affiliates and/or portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor for AC Products Inc., a portfolio company of American Industrial Partners, in connection with its acquisition of Masco Cabinetry in February 2020; as joint lead bookrunner with respect to a public offering of 5,500,000 shares of common stock by Rev Group, a portfolio company of American Industrial Partners, in June 2021; and as financial advisor to Gerber Technology, a portfolio company of American Industrial Partners, in connection with its sale to Lectra Systems in June 2021. We may also in the future provide financial advisory and/or underwriting services to the Parent, Vertex, American Industrial Partners and their respective affiliates and, as applicable, portfolio companies, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with American Industrial Partners and its affiliates from time to time and may have invested in limited partnership units of affiliates of American Industrial Partners and may do so in the future.
Securities and Investment Services Provided by Goldman Sachs & Co. LLC

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Parent for the five fiscal years ended December 31, 2021; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Parent; certain other communications from the Parent to its stockholders; the Parent Financial Statements (as defined in the Agreement); certain publicly available research analyst reports for the Parent; certain internal financial analyses and forecasts for Vertex prepared by its management; and certain internal financial analyses and forecasts for the Parent stand alone and pro forma for the Transaction and certain financial analyses and forecasts for Vertex, in each case, as prepared by the management of the Parent and approved for our use by the Parent (the “Forecasts”), including certain operating synergies projected by the management of the Parent to result from the Transaction, as approved for our use by the Parent (the “Synergies”). We have also held discussions with members of the senior managements of the Parent and Vertex regarding their assessment of the past and current business operations, financial condition and future prospects of Vertex and with the members of senior management of the Parent regarding their assessment of the past and current business operations, financial condition and future prospects of the Parent and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Parent Common Stock; compared certain financial and stock market information for the Parent and certain financial information for Vertex with similar financial and stock market information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Parent. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Parent or Vertex or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Parent or Vertex or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Parent to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Parent; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Parent or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the Parent, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Parent; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Parent or Vertex, or any class of such persons in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Parent or Vertex or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Parent or Vertex or the ability of the Parent or Vertex to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Parent in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Parent Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Parent.
Very truly yours,
/s/ Goldman Sachs & Co. LLC (GOLDMAN SACHS & CO. LLC)

ANNEX C
FORM OF SHAREHOLDERS AGREEMENT

Annex C

FORM OF SHAREHOLDERS AGREEMENT
by and among
VECTRUS, INC.
and
THE SHAREHOLDERS THAT ARE SIGNATORIES HERETO
Dated as of [•], 2022

SHAREHOLDERS AGREEMENT
THIS SHAREHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of [•], 2022, is made by and among Vectrus, Inc., an Indiana corporation (the “Company”), and the shareholders of the Company who are or become signatories hereto (each, a “Shareholder” and, collectively, the “Shareholders”).
RECITALS
WHEREAS, on March 7, 2022, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Andor Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of the Company (“Merger Sub Inc.”), Andor Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of the Company (“Merger Sub LLC”), and Vertex Aerospace Services Holding Corp., a Delaware corporation (“Virgo”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein: (a) Merger Sub Inc. will merge with and into Virgo (the “First Merger”), with Virgo being the surviving corporation of the First Merger (Virgo, in its capacity as the surviving corporation of the First Merger, the “First Merger Surviving Corporation”); and (b) immediately following the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub LLC being the surviving entity of the Second Merger and a wholly owned Subsidiary of the Company;
WHEREAS, prior to the First Merger, the Shareholders collectively owned 100% of the issued and outstanding shares of Virgo’s common stock;
WHEREAS, as a condition to the closing of the Mergers, the Company and the Shareholders have entered into this Agreement; and
WHEREAS, the Company and the Shareholders desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Shareholders and the Company upon and after the consummation of the Mergers.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the Parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:
ARTICLE 1
DEFINITIONS
Section 1.01.   Definitions.   As used in this Agreement, the following terms shall have the following meanings:
“2024 Meeting” has the meaning set forth in Section 3.01(b)(iii)(A).
“Affiliate” means (a) with respect to any AIP Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person and (b) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided that for purposes hereof, (i) each AIP Party shall be deemed to be an Affiliate of every other AIP Party, (ii) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Shareholder, and (iii) except as set forth in clause (i) above, no Shareholder shall be deemed to be an Affiliate of any other Shareholder. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise.
“Agreement” has the meaning set forth in the preamble.
“AIP Designees” has the meaning set forth in Section 3.01(b)(i).

“AIP Nominee” has the meaning set forth in Section 3.01(b)(iii)(A).
“AIP Parties” means, collectively, Vertex Aerospace Holding LLC, a Delaware limited liability company, and Affiliates of such Person to whom Company Shares are Transferred by a Shareholder after the date of this Agreement in accordance with this Agreement.
“Appointment Period” has the meaning set forth in Section 3.01(a).
“Beneficially Own” has the meaning set forth in Rule 13d-3 of the Securities Exchange Act of 1934, but without reference to clause (d)(1) of such Rule.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
“Capital Stock” means the Company Shares and any other class or series of capital stock or other equity securities of the Company, whether authorized or issued as of or after the date of this Agreement.
“Company” has the meaning set forth in the preamble.
“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations or any other similar transaction occurring after the date hereof.
“Cure Period” has the meaning set forth in Section 3.06.
“Defaulting Shareholder” has the meaning set forth in Section 3.06.
“Director” means a member of the Board of Directors.
“Fall Away Event” has the meaning set forth in Section 3.01(b)(i).
“First Merger” has the meaning set forth in the recitals.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governing Documents” means the articles of incorporation of the Company, as amended, modified or restated from time to time, and the by-laws of the Company, as amended, modified or restated from time to time.
“Governmental Authority” means any national, transnational, supranational, foreign, federal, state, provincial, county, municipal or local governmental authority, or any subdivision thereof, any regulatory or administrative agency or authority, department, board, bureau agency, instrumentality or commission, including any political subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or commission.
“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as determined by the Board of Directors without the vote of such Director (or, in the case of an AIP Designee, any other AIP Designee that the remaining Directors have not determined to be an Independent Director).
“Law” means any U.S. or non-U.S. supranational, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, policy, guideline, executive order, order or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority, in each case as amended or supplemented from time to time and including any rules, regulations or interpretations promulgated thereunder.
“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub Inc.” has the meaning set forth in the recitals.
“Merger Sub LLC” has the meaning set forth in the recitals.
“Mergers” has the meaning set forth in the recitals.
“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are within such party’s direct or indirect control (it being understood that anything within the control of the Board of Directors shall be deemed to be within the control of the Company) permitted by applicable Law, applicable stock exchange rules and listing standard then in effect, and by the Governing Documents) necessary or advisable to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares or soliciting proxies, if applicable, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed, to the extent permitted under the Governing Documents and applicable Law, in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) assuming receipt of all information reasonably required to be provided by any Shareholder or other Person, making, or causing to be made, with governmental, administrative or regulatory authorities, any filings, registrations or similar actions that are required to achieve such result.
“Observer” has the meaning set forth in Section 3.01(e).
“Ownership Threshold” has the meaning set forth in Section 3.01(b)(i).
“Party” means the Company and the Shareholders party to this Agreement, including any Permitted Transferee who becomes a Party pursuant to Section 4.02.
“Permitted Transferee” means in the case of any Shareholder, an Affiliate of such Shareholder.
“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.
“Potential Transferee” has the meaning set forth in Section 3.03(a)(ii).
“Proxy Holder” has the meaning set forth in Section 3.06.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company, the Shareholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.
“Representative” means, with respect to any Person, all officers, directors, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.
“Requisite Consent” has the meaning set forth in Section 3.01(a).
“SEC” means the U.S. Securities and Exchange Commission.
“Second Merger” has the meaning set forth in the recitals.
“Shareholder” and “Shareholders” have the meaning set forth in the preamble.
“Shareholder Reserved Matter” has the meaning set forth in Section 3.05(a).
“Significant Subsidiary” means any Subsidiary of the Company that is considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.
“Stock Equivalents” means any security or instrument that is, by its terms, directly or indirectly, convertible into or exchangeable or exercisable (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions) for Capital Stock, and any option, warrant, performance stock unit, restricted stock unit or other right to subscribe for, purchase or acquire

Capital Stock or Stock Equivalents, disregarding any restrictions or limitations on the exercise of such rights and including, for the avoidance of doubt, any note or debt security or instrument convertible into or exchangeable for Capital Stock.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time Beneficially Owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Total Revenue” of any Person means the consolidated total revenue of such Person and its Subsidiaries, as determined in accordance with GAAP, as shown on the income statement of such Person for the most recently completed fiscal year of such Person or as calculated by reference to the income statements of such Person for the four most recently completed fiscal quarters.
“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, mortgage, encumber, hypothecate or otherwise transfer, in whole or in part, any Company Shares, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, mortgage, encumbrance, hypothecation or other transfer, in whole or in part, of any Company Shares or any agreement or commitment to do any of the foregoing. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, all or substantially all of whose assets are, directly or indirectly, Company Shares shall constitute a “Transfer” of Company Shares for purposes of this Agreement. For the avoidance of doubt, a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in any Shareholder, or direct or indirect parent thereof, which has assets in addition to Company Shares that represent a majority of the fair market value of such Shareholder or the direct or indirect parent thereof, as applicable, shall not constitute a “Transfer” of Company Shares for purposes of this Agreement, provided that such transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition does not have the intent of circumventing the restrictions on Transfer hereunder. For the avoidance of doubt, it is understood and agreed that any change in ownership of any general partner or management company of any of the AIP Parties in accordance with the terms of the organizational documents of the applicable fund or management company, as applicable, shall not be deemed to be a “Transfer” by the AIP Parties or any of their respective Affiliates.
“Virgo” has the meaning set forth in the recitals.
Section 1.02.   Other Interpretive Provisions.
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b) The words “hereof,” “herein,” “hereby,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.
(c) The term “including” is not limiting and means “including without limitation.”
(d) The term “or” is not exclusive.
(e) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
(f) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(g) Any agreement, instrument, statute, rule, regulation or listing standard defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, rule, regulation or listing standard as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(h) References to a Person are also to its permitted successors and assigns.
(i) Unless otherwise specifically indicated, all references to “dollars” and “$” shall be deemed references to the lawful money of the United States of America.
(j) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
Each of the Parties hereby represents and warrants, solely with respect to itself, severally but not jointly, to each other Party that:
Section 2.01.   Existence; Authority; Enforceability.   Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the Laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar Laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.
Section 2.02.   Absence of Conflicts.   The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any Law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.
Section 2.03.   Consents.   Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except, in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.
ARTICLE 3
GOVERNANCE
Section 3.01.   Board of Directors.
(a) On the date of this Agreement, each of the Company and the Shareholders shall take all Necessary Action to cause the number of Directors constituting the Board of Directors to be fixed at 11 Directors. From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares (such period, the “Appointment Period”), the Company shall not change the number of Directors constituting the Board of Directors without the prior written approval of the AIP Parties holding a majority of the Company Shares then held by the AIP Parties (the “Requisite Consent”).
(b) During the Appointment Period, subject to the allocation of the AIP Designees among the classes of Directors pursuant to the Governing Documents and applicable Law:
(i) the AIP Parties shall have the right, but not the obligation, to designate, from time to time, (A) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 36% of the then outstanding Company Shares, five designees for nomination and election to the Board of Directors, (B) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 32% of the then outstanding Company Shares, four designees for nomination and election to the Board of Directors, (C) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 28% of the then outstanding Company Shares, three designees for nomination and election to the Board of Directors, and (D) so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares, two designees for nomination and election to the Board of Directors (such designees set forth in clauses (A) through (D) of this Section 3.01(b)(i), the “AIP Designees”), and at any such time that the Shareholders cease to Beneficially Own, in the aggregate, a number of Company Shares equal to at least 25% of the then outstanding Company Shares, the AIP Parties shall no longer have any right to designate any nominee for election to the Board of Directors pursuant to this Agreement; provided that, if at any time the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equaling less than any of the thresholds set forth in clauses (A) through (D) (any such time, a “Fall Away Event” and any such threshold, an “Ownership Threshold”), then the AIP Parties’ designation right(s) with respect to such Ownership Threshold shall fall away and no longer apply to the AIP Parties from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such applicable Ownership Threshold;
(ii) the Company and the Shareholders shall take all Necessary Action to cause the Board of Directors to be constituted as set forth in this Section 3.01 (including by nominating and appointing AIP Designees or, to the extent permitted under the Governing Documents and applicable Law, removing AIP Designees (at the request of the AIP Parties) and promptly filling any vacancies created by reason of death, disability, retirement, removal or resignation of the AIP Designees with a new AIP Designee);
(iii) at any meeting of the Company’s shareholders, however called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought or obtained by or from the shareholders of the Company:
(A) for the election of Directors: (1) each Shareholder shall vote all of the Company Shares held by such Shareholder in favor of each AIP Designee; (2) with respect to the election of nominees who are not AIP Designees, (a) until the Company’s 2024 annual shareholders meeting (the “2024 Meeting”), each Shareholder shall vote all of the Company Shares held by such Shareholder in accordance with the recommendations of the Nominating and Governance Committee of the Board of Directors; and (b) beginning at the 2024 Meeting and at each annual meeting thereafter: (i) each Shareholder may vote, in its sole discretion, all of the Company Shares held by such Shareholder in favor of one additional nominee who is not an AIP Designee; provided that, if the number of Directors constituting the Board of Directors is increased above 11, then the number of additional nominees under this clause (i) shall automatically increase by such number of additional Directors (each such additional nominee or nominees, as applicable, an “AIP Nominee”); (ii) with respect to any uncontested election of a nominee who is not an AIP Designee or an AIP Nominee, each Shareholder shall vote the Company Shares held by such Shareholder in the same manner as, and in the same proportion to, all shares voted by holders of Company Shares, excluding the votes or actions of the Shareholders with respect to the Company Shares of the Shareholders; and (iii) with respect to any contested election of a nominee who is not an AIP Nominee or an AIP Designee, each Shareholder shall vote the Company Shares held by such Shareholder, at such Shareholder’s option, (x) in accordance with the recommendations of the Nominating and Governance Committee of the Board of Directors or (y) in the same manner as, and in the same proportion to, all shares voted by holders of Company Shares, excluding the votes or actions of the Shareholders with respect to the Company Shares of the Shareholders;
(B) for all other proposals or resolutions to be voted on by the shareholders of the Company, each Shareholder may vote all of the Company Shares held by such Shareholder in its sole discretion;
(iv) the Company shall include the AIP Designees in the slate of nominees recommended by the Board of Directors and in the Company’s proxy statement or notice of each meeting at which Directors are to be elected and shall take all Necessary Action and use commercially reasonable efforts to cause the AIP Designees to be elected or appointed to the Board of Directors, including by nominating such designees to be elected as Directors;
(v) upon reasonable prior written notice by the Company to the AIP Parties, the AIP Parties shall (A) use commercially reasonable efforts to supply to the Company, prior to any nomination or appointment of an AIP Designee and on an on-going basis, as necessary, customary and reasonable (1) information and materials of a similar type and scope as the Company reasonably requires from the other members of the Board of Directors that is required to be disclosed (x) in proxy statements under applicable Law or (y) otherwise in connection with the Company’s legal, regulatory, auditor or stock exchange requirements (including, if applicable, any Directors’ questionnaire or similar document), and (B) deliver to the Company an executed consent in the same form as the Company reasonably requires from the other members of the Board of Directors in the ordinary course of business consistent with past practices, from each of the AIP Designees to be named as a nominee in any proxy statement or similar materials for any annual meeting or special meeting of shareholders and to serve as a Director if so elected;
(vi) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 36% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be four;
(vii) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 32% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be three;
(viii) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 28% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and, at the sole discretion of the AIP Parties, shall (A) cause one of the AIP Designees to tender his or her resignation from the Board of Directors effective no later than at or prior to the next annual meeting of the shareholders of the Company or (B) provide written notice to the Board of Directors that the AIP Parties will not designate one of the AIP Designees that the AIP Parties would otherwise have the right to designate pursuant to Section 3.01(b)(i) at the next annual meeting of the shareholders of the Company, such that upon acceptance by the Board of Directors of such resignation or following the next annual meeting, as applicable, the number of AIP Designees serving on the Board of Directors would be two; and
(ix) upon the first date that the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to less than 25% of the then outstanding Company Shares, the AIP Parties shall provide written notice to the Company and shall cause each of the remaining AIP Designees to tender his or her immediate resignation from the Board of Directors.
In the event that any AIP Designee is required to tender his or her resignation pursuant to subparts (vi)  – (ix) above, then the Board of Directors, acting by a majority of the Directors who are not AIP Designees, may determine whether to accept such resignation effective immediately, reject such resignation or agree to an alternative arrangement until such AIP Designee’s successor is elected or appointed to serve on the Board of Directors.
(c) Unless otherwise consented to in writing by the AIP Parties, the Company shall take all Necessary Action to cause the 2024 Meeting to be held on or about May 6, 2024 or an earlier date.
(d) Any nominee designated by the AIP Parties pursuant to this Section 3.01 may be removed, from time to time and at any time, by the AIP Parties upon notice to the Company, to the extent permitted under the Governing Documents and applicable Law. Neither the Company nor any other Shareholder shall take action to remove or cause the removal of any AIP Designee other than for cause.
(e) Subject to the provisions of this Section 3.01(e), the Person designated by the Company pursuant to Section 1.07(g) of the Merger Agreement to observe meetings of the Board of Directors (the “Observer”) shall, until the earlier of (i) three years from the date of this Agreement, (ii) the Observer’s death, disability, retirement or resignation or (iii) such time as may be determined by a majority of the Directors who are not AIP Designees, be entitled to observe all meetings of the Board of Directors, solely in the capacity of a non-voting observer. The Observer shall be entitled to such compensation (and reimbursement of expenses) to serve as an observer (for so long as he or she serves as the Observer) commensurate with the compensation paid (and entitlement to reimbursement of expenses) to non-management directors on the Board of Directors. In no event shall the Observer be considered or deemed to be a director or present (or required to be present) for purposes of a quorum, nor shall the Observer have any right to vote on, consent to or otherwise approve any activity or policy of the Company or any activity or policy taken or adopted by the Board of Directors. The Board of Directors may, as determined in the reasonable discretion of a majority of the Board of Directors, exclude the Observer from any meeting of the Board of Directors (or any portion thereof), and the Board of Directors shall not be required to provide the Observer with written materials, to the extent necessary to maintain the attorney-client privilege with respect to any communication. For the avoidance of doubt, this Section 3.01(e) does not entitle the Company to designate or otherwise cause the appointment of any replacement or successor to its original appointee to the position of Observer.
(f) The Company shall enter into indemnification agreements and maintain directors and officers liability insurance for the benefit of each AIP Designee elected or appointed to the Board of Directors with respect to all periods during which such individual is a member of the Board of Directors, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s then current directors and officers liability insurance policy, and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect. The Company shall provide each AIP Designee (other than, solely with respect to director fees and equity awards, any partner, director, officer or employee of any AIP Party or any of its Affiliates (excluding for the avoidance of doubt the Company and its Subsidiaries)) with all benefits (including all fees, awards, other compensation arrangements and entitlements) in accordance with the Company’s written policies and on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles.
(g) The Company shall reimburse the AIP Designees for all reasonable out-of-pocket expenses incurred in connection with their duties as Directors, including their attendance at meetings of the Board of Directors and any committees thereof, in accordance with the Company’s applicable written policies in effect at such time.
(h) The Company and the Shareholders each acknowledge that each of the Observer and the AIP Designees, respectively, will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Directors, including the Company’s code of business conduct and ethics, securities trading policies, Directors’ confidentiality policy, and corporate governance guidelines, and, subject to Section 3.03(a) below, preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board of Directors or committees of the Board of Directors.

Section 3.02.   Committees.
(a) During the Appointment Period:
(i) the AIP Parties shall have the right to designate (A) for so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, two AIP Designees to serve on each committee of the Board of Directors, and (B) for so long as there is at least one AIP Designee serving as a Director, one AIP Designee to serve on each committee of the Board of Directors, in each case, to the extent such Directors are permitted to serve on such committees under SEC rules and applicable listing standards then in effect; provided that, if there is a Fall Away Event in respect of any of the Ownership Thresholds in clauses (A) and (B), then the AIP Parties’ committee designation right(s) in respect of such Ownership Threshold shall fall away and no longer apply to the AIP Parties (or, for the avoidance of doubt, any other Shareholder) from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such applicable Ownership Threshold;
(ii) each committee of the Board of Directors shall consist of four Directors unless otherwise approved by a majority of the AIP Designees and a majority of the Directors who are not AIP Designees;
(iii) each committee shall consist of at least two Directors who are not AIP Designees; and
(iv) the audit committee of the Board of Directors shall be comprised entirely of independent directors (in accordance with the applicable listing standards of NYSE); provided that if, at any time during the Appointment Period, the AIP Parties are unable to designate the full amount of AIP Designees to the audit committee of the Board of Directors as a result of this clause (iv), then immediately upon any AIP Designee being determined to be an Independent Director (A) the AIP Parties shall be entitled, upon written notice to the Company, to immediately designate such number of AIP Designees to the Audit Committee that are (x) Independent Directors and (y) permitted pursuant to Section 3.02(a)(i) and (B) following such notice in clause (A), the Company shall take all Necessary Action to have a corresponding number of Directors that are not AIP Designees then serving on the Audit Committee to promptly resign.
(b) The Company and the Shareholders shall take all Necessary Action to cause each committee to be constituted as set forth in this Section 3.02. The Company shall use commercially reasonable efforts to cause the appointment of the Directors designated by the AIP Parties to the committees of the Board of Directors in accordance with this Section 3.02. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not and shall not be construed in any way to limit the ability of any AIP Designee to serve as the chairperson of any committee of the Board of Directors.
Section 3.03.   Information; Duties.
(a) During the Appointment Period:
(i) the Company and the Shareholders agree that: (A) the AIP Designees may share confidential, non-public information about the Company with the AIP Parties and their respective Affiliates (other than any portfolio companies thereof), in each case, for the internal use by the AIP Parties and their respective Affiliates of any such information in connection with their investment in the Company and (B) the AIP Parties and their respective Affiliates and each of their respective Representatives shall have the right to consult with the auditors and senior management of the Company and to review the Company’s books and records upon reasonable advance notice, in each case, to the extent reasonably requested in connection with their investment in the Company, including any potential sales thereof; provided that, in each of clauses (A) and (B) above, such Persons (1) are advised of the confidential nature of the information and enter into customary agreements in favor of the Company to keep any such confidential, non-public information about the Company confidential (except as may be required by applicable Law or applicable stock exchange rules or listing standards then in effect) and agree to comply with all applicable securities Laws in connection therewith, and (2) the applicable Shareholder shall be responsible for any breach by any such Person of such agreement and the confidentiality obligations thereunder; provided further, that the Company may cause the AIP Designees to withhold such information from such Persons (X) if the Company reasonably determines in good faith, after consulting with counsel, that access to such information would be reasonably likely to result in the loss of privilege with respect to legal advice, (Y) if the Board of Directors reasonably determines, after consulting with counsel (with internal counsel being sufficient) that access to such information would be reasonably likely to violate applicable Law or any contractual or other obligation to which the Company or any Company Subsidiary is subject, or (Z) that the Board of Directors reasonably determines is a competitor of the Company, in the case of clauses (X) and (Y) of this Section 3.03(a)(i), so long as the Company has used commercially reasonable efforts to provide the information in a manner not otherwise inconsistent with this Section 3.03(a)(i) and notified, or permitted the AIP Designees to notify, such Persons that the information has not been provided;
(ii) upon reasonable advance notice from the AIP Parties, the Company shall afford, and shall cause its Subsidiaries to afford, to any bona fide potential transferee of all or a portion of the AIP Parties’ Company Shares (a “Potential Transferee”), and to the Representatives of any Potential Transferee, during the normal business hours of the Company and its applicable Subsidiaries, to reasonable and customary due diligence information, as determined by the Company in its reasonable discretion, including the books, contracts, and records of the Company, solely for the purposes of negotiating and consummating a Transfer of all or a portion of the AIP Parties’ Company Shares to such Potential Transferee, provided that (A) such Potential Transferee and its Representatives are advised of the confidential nature of the information and such Potential Transferee enters into a customary agreement in favor of the Company, in form and substance reasonably acceptable to the Company (with the Company’s approval thereof not to be unreasonably withheld, conditioned or delayed), to keep any such confidential, non-public information about the Company confidential (except as may be required by applicable Law), not to use any such confidential, non-public information about the Company other than for the purposes of considering, negotiating and consummating a Transfer of all or a portion of the AIP Parties’ Company Shares, and agrees to comply with all applicable securities Laws in connection therewith, and (B) the AIP Parties shall be responsible to the Company for any breach by any such Potential Transferee and/or its Representatives of such agreement and the confidentiality obligations thereunder; provided, however, that the Company shall have no obligation hereunder with respect to any Potential Transferee that the Board of Directors reasonably determines to be a competitor of the Company; provided further, that for purposes of this Section 3.03(a)(ii), subject to the establishment of appropriate “clean team” or other appropriate arrangements, (X) no Potential Transferee that is a financial sponsor or private equity fund shall be deemed or determined to be a competitor of the Company because a portfolio company of such sponsor or fund is a competitor of the Company unless such portfolio company is the Potential Transferee and (Y) no Potential Transferee that is a portfolio company of a financial sponsor or private equity fund shall be deemed or determined to be a competitor of the Company because another portfolio company of such sponsor or fund is a competitor of the Company unless such other portfolio company is the Potential Transferee; provided, further, that in no event shall the Company or any of its Subsidiaries be required to afford, and in no event shall any AIP Party afford or otherwise disclose to any Potential Transferee any information that the Company may cause the AIP Designees to withhold pursuant to Section 3.03(a)(i); and
(iii) at any time during which the Company is no longer subject to the periodic reporting obligations under the Securities Exchange Act of 1934, the Company shall deliver to the AIP Parties, within 10 days after the Company would have been required to file the relevant report with the SEC (as if the Company were a non-accelerated filer), consolidated balance sheets of the Company, including footnotes, and the related consolidated statements of income, cash flows and shareholders’ equity, as of the end of each fiscal year and the end of each of the first three fiscal quarters in each fiscal year of the Company.
(b) The Company and the Shareholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the AIP Parties (in their capacity as Shareholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by applicable Law, have no duty to consider the interests of the Company or the other Shareholders or any other shareholders of the Company and may act exclusively in its and its Affiliates’ own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

(c) For the avoidance of doubt, this Section 3.03 shall be in addition to and without prejudice with regard to any other information rights to which the AIP Parties are entitled pursuant to the Governing Documents or applicable Law.
Section 3.04.   Controlled Company.
(a) Unless a majority of the AIP Designees and a majority of the Directors each determine otherwise, for so long as the Company qualifies as a “controlled company” under the applicable listing standards then in effect, the Company will elect to be a “controlled company” for purposes of such applicable listing standards, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and the Shareholders acknowledge and agree that, as of the date of this Agreement and effective as of the consummation of the Mergers and the issuance of Company Shares pursuant thereto, the Company is a “controlled company.” If the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties and the Company will take whatever action may be reasonably necessary, if any, to cause the Company to comply with SEC rules and applicable listing standards then in effect.
(b) After the Company ceases to qualify as a “controlled company” under applicable listing standards then in effect, the AIP Parties shall cause a sufficient number of their designees to qualify as Independent Directors to ensure that the Board of Directors complies with such applicable listing standards in the time periods required by the applicable listing standards then in effect.
Section 3.05.   Shareholder Reserved Matters.
(a) From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, the following matters (“Shareholder Reserved Matters”) shall require the Requisite Consent from the AIP Parties:
(i) the commencement of any proceeding for the voluntary dissolution, winding up or bankruptcy of the Company or a Significant Subsidiary;
(ii) the issuance of any Capital Stock or Stock Equivalents representing, individually or collectively with all issuances of Capital Stock and Stock Equivalents within the preceding 36-month period, greater than 10% of the outstanding Company Shares, excluding any Company Shares or Stock Equivalents issued in connection with any acquisition by the Company or any Subsidiary of the Company of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary of the Company by any other manner of any business, properties, assets, or Persons, in each case, approved by a majority of the Board of Directors;
(iii) any redemption, acquisition or other purchase of any Capital Stock or series of capital redemptions, acquisitions or purchases which, individually or in the aggregate, are in excess of $50.0 million during any fiscal year;
(iv) any repeal, amendment or modification to the Governing Documents that would (A) adversely affect any right or protection of an AIP Designee existing at the time of, or increase the liability (actual or potential) of any AIP Designee with respect to, any acts or omissions occurring prior to, such repeal amendment or modification; (B) change (1) the name of the Company, (2) the jurisdiction of incorporation of the Company, (3) the location of the Company’s principal executive offices or (4) the purpose or purposes for which the Company is incorporated; or (C) restrict, limit or otherwise adversely affect the ability of the Company to fulfill its obligations pursuant to this Agreement;
(v) any dividend or distribution to holders of the Company Shares (A) declared or payable on a non-pro rata basis or (B) where the aggregate amount of dividends or distributions declared or payable exceeds $25.0 million during any fiscal year;
(vi) any merger, amalgamation or consolidation (or other transaction having a similar effect) of the Company or any Significant Subsidiary with any other Person, spinoff of a business of the Company or any similar transaction, in each case, for consideration having a fair market value, as reasonably determined by the Board of Directors, as of the date of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries;
(vii) any acquisition by the Company or any Subsidiary of the Company of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary of the Company by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions, in each case, having an enterprise value, as reasonably determined by the Board of Directors at the time of its approval of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries, except for any such acquisitions of inventory or equipment in the ordinary course of business consistent with past practice;
(viii) the sale, conveyance transfer or other disposition of assets of the Company and its Subsidiaries in one transaction or a series of related transactions, in each case, for consideration having a fair market value, as reasonably determined by the Board of Directors at the time of its approval of such transaction, in excess of 9% of the Total Revenue of the Company and its Subsidiaries, except for any such sales, transfers or dispositions of assets in the ordinary course of business consistent with past practice;
(ix) any joint venture or similar business alliance requiring the Company or its Subsidiaries to (A) contribute assets (including any required capital contributions) and/or (B) assume liabilities having a fair market value, in the aggregate in respect of clauses (A) and (B), as reasonably determined by the Board of Directors, that exceeds $20.0 million;
(x) any agreement providing for or making any capital expenditures or series of related capital expenditures which, individually or in the aggregate, are in excess of $50.0 million during any fiscal year; provided that, solely in the case of this Section 3.05(a)(x), the AIP Parties shall respond to any request from the Company for the Requisite Consent of the AIP Parties as promptly as reasonably practicable (and in any event, within five Business Days);
(xi) any incurrence of Indebtedness (as defined in the Merger Agreement) (excluding (A) any incurrence of such Indebtedness under any credit facility of the Company or its Subsidiaries in existence on the date of this Agreement or (B) any incurrence of Indebtedness (as defined in the Merger Agreement) in the ordinary course of the Company’s business from time to time under any then-existing asset-based loan or revolving credit facility of the Company or its Subsidiaries, in each case, which such asset-based loan or revolving credit facility was entered into in compliance with this clause (xi)) that causes the Company’s total net leverage ratio (as determined by the Board of Directors in accordance with the methodology set forth in the Company’s then-existing senior credit facility, if applicable, and otherwise as determined by the Board of Directors in its reasonable discretion using recognized methodologies therefor) to exceed 4.5;
(xii) the (A) termination of the employment of the chief executive officer or chief financial officer of the Company or (B) hiring of a replacement chief executive officer or chief financial officer of the Company; and
(xiii) any designation to the Board of Directors contrary to the provisions regarding designation of Directors set forth in Section 3.01 or the Governing Documents;
provided that, if there is a Fall Away Event in respect of the Ownership Threshold in this Section 3.05(a), then the voting obligations of the Shareholders under this subsection shall fall away and no longer apply from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such Ownership Threshold.
(b) For so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares, the Company shall not take any substantial action or step or otherwise engage in or incur significant expense in respect of any Shareholder Reserved Matter without having first received the Requisite Consent.
(c) From and after the date of this Agreement, so long as the Shareholders Beneficially Own, in the aggregate, a number of Company Shares equal to at least 34% of the then outstanding Company Shares,

(i) each Shareholder shall vote its Company Shares at any annual or special meeting of shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of shareholders, in favor of any Shareholder Reserved Matter if AIP Parties representing the Requisite Consent have given advance written notice to each Shareholder that they are in favor of the approval of the Shareholder Reserved Matter, and (ii) each Shareholder shall vote its Company Shares at any annual or special meeting of shareholders of the Company at which action is to be taken with respect to any Shareholder Reserved Matter, or in any written consent or resolution in lieu of such a meeting of shareholders, against any Shareholder Reserved Matter unless AIP Parties representing the Requisite Consent have first given written notice to each other Shareholder that they are in favor of the approval of such Shareholder Reserved Matter; provided that, if there is a Fall Away Event in respect of the Ownership Threshold in this Section 3.05(c), then the voting obligations of the Shareholders under this subsection shall fall away and no longer apply from and after the Fall Away Event through the end of the term of this Agreement even if, after the applicable Fall Away Event, the Shareholders again Beneficially Own, in the aggregate, a number of Company Shares equaling or exceeding such Ownership Threshold. During the Appointment Period, the Shareholders shall take all Necessary Action to ensure that no Shareholder Reserved Matter is approved by the shareholders of the Company unless the AIP Parties have given the Requisite Consent.
Section 3.06.   Irrevocable Proxy.   Solely for purposes of Section 3.01 and Section 3.05, and in order to secure the performance of each Shareholder’s obligations under Section 3.01 and Section 3.05, each Shareholder hereby irrevocably appoints each AIP Party that qualifies as a Proxy Holder (as defined below) the attorney-in-fact and proxy of such Shareholder (with full power of substitution) to vote or provide a written consent with respect to its Company Shares as described in this paragraph if, and only in the event that, such Shareholder fails to vote or provide a written consent with respect to its Company Shares in accordance with the terms of Section 3.01 or Section 3.05 (each such Shareholder, a “Defaulting Shareholder”). Each Defaulting Shareholder shall have five Business Days from the date of a request for such vote or written consent (such period, the “Cure Period”) to cure such failure. If, after the Cure Period the Defaulting Shareholder has not cured such failure, each AIP Party shall have, and is hereby irrevocably granted, a proxy to vote or provide a written consent with respect to each such Defaulting Shareholder’s Company Shares for the purposes of taking the actions required by Section 3.01 or Section 3.05 (such Shareholder, a “Proxy Holder”). Each Shareholder intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each Shareholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the matters set forth in this Section 3.06 with respect to the Company Shares owned by such Shareholder. Notwithstanding the foregoing, the power of attorney and proxy granted by this Section 3.06 shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.
ARTICLE 4
RESTRICTIONS ON TRANSFER AND OTHER MATTERS
Section 4.01.   Limitations on Transfer.   Except as otherwise expressly provided in Section 4.02 or approved by a majority of the Directors who are not AIP Designees from the date of this Agreement until the close of business on the date that is six months after the date of this Agreement, no Shareholder shall be entitled to Transfer any of its Company Shares.
Section 4.02.   Transfer to Permitted Transferees.   Notwithstanding the provisions of Section 4.01, a Shareholder may Transfer any or all of its Company Shares at any time to a Permitted Transferee; provided, that such Permitted Transferee shall agree in writing that it shall, upon such Transfer, assume with respect to such Company Shares the transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Shareholder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such transferor in respect of the Company Shares.
Section 4.03.   Limitations on Acquisitions.   The AIP Parties shall not, directly or indirectly, without the prior approval by a majority of the Directors who are not AIP Designees, acquire, offer or propose to acquire, directly or indirectly, Company Shares that would result, after giving effect to such acquisition, in the AIP Parties Beneficially Owning greater than 62.5% of the outstanding Company Shares.

Section 4.04.   Legend.
(a) Each certificate or book-entry account evidencing the Company Shares held by a Shareholder shall bear a restrictive legend in substantially the following form:
“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. IN ADDITION, ANY SUCH TRANSFER OR OTHER DISPOSITION IS SUBJECT TO THE CONDITIONS CONTAINED IN THAT CERTAIN SHAREHOLDERS AGREEMENT, DATED AS OF [•], 2022. A COPY OF SUCH CONDITIONS WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST.”
(b) If the restrictive legend set forth in Section 4.04(a) has ceased to be applicable, or upon request by a Shareholder proposing to Transfer Company Shares pursuant to any Transfer permitted under this Agreement, the Company shall promptly provide such Shareholder, or its transferees, at their request, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any), with new certificates for such securities not bearing the legend with respect to which the restriction has ceased and terminated.
Section 4.05.   Impermissible Transfers.   In the event of a purported Transfer by a Shareholder of any Company Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.
Section 4.06.   Standstill.   During the Appointment Period, except with respect to an AIP Nominee, the AIP Parties shall not, and shall cause their respective Affiliates to whom they have provided confidential information regarding the Company not to, directly or indirectly, in each case without the prior approval by a majority of the Directors who are not AIP Designees: (a) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote or deliver a written consent with respect to, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of, any Company Shares (other than any of the foregoing done on behalf of the Company); (b) make any public request or public proposal to amend, waive or terminate any provision of this Section 4.06; or (c) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding any of the matters referred to in clause (a) or (b) of this Section 4.06, or publicly announce an intention to do, or enter into any arrangement or understanding or discussions with others to do, any of the actions restricted or prohibited under such clause (a) or (b) of this Section 4.06. For the avoidance of doubt, the restrictions set forth in this Section 4.06 shall not be deemed to restrict any actions taken by the AIP Designees solely in their capacity as Directors at any meeting (or action by written consent) of the Board of Directors, or any applicable committee of the Board of Directors, in a manner required by their fiduciary duties as Directors under applicable Law.
ARTICLE 5
GENERAL PROVISIONS
Section 5.01.   Further Assurances.   The Parties shall take all Necessary Action in order to give full effect to this Agreement and every provision hereof. Each of the Company and the Shareholders shall take or cause to be taken all Necessary Action to ensure at all times that the Company’s Governing Documents are not at any time inconsistent with the provisions of this Agreement. In addition, each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 5.02.   Assignment; Benefit.   The rights and obligations of the Parties hereunder shall not be assigned without the prior written consent of the Company and the Requisite Consent of the AIP Parties, except in connection with a Transfer of Company Shares to a Permitted Transferee in compliance with Section 4.02. Any assignment of rights or obligations in violation of this Section 5.02 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.
Section 5.03.   Pledges.   Upon the request of any AIP Party that wishes to pledge, hypothecate or grant security interests in any or all of the Company Shares held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company shall reasonably cooperate with each such AIP Party, at the sole cost and expense of such AIP Party, in taking action reasonably necessary to facilitate any such pledge, hypothecation or grant, including delivery of customary letter agreements to lenders that such lenders may reasonably request (which may include customary agreements by the Company in respect of the exercise of remedies by such lenders).
Section 5.04.   Termination; Survival.   This Agreement shall automatically terminate and be of no further force or effect on the expiration of the Appointment Period; provided that termination of this Agreement shall not relieve any Party from liability for any breach of this Agreement prior to such termination. Notwithstanding the foregoing, the provisions of this Article 5 and any claim for breach of the covenants set forth in this Agreement shall survive the termination of this Agreement.
Section 5.05.   Subsequent Acquisition of Shares; Other Activities.   Any Company Shares acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement. For the avoidance of doubt, Company Shares acquired by any Affiliate of any Shareholder (other than Company Shares acquired pursuant to this Agreement) shall not be subject to the terms and conditions of this Agreement.
Section 5.06.   Severability.   In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by applicable Law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
Section 5.07.   Entire Agreement.   This Agreement, the Governing Documents, the Registration Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.
Section 5.08.   Amendment; Waiver.   This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 5.04) except with the written consent of the Company and the Requisite Consent of the AIP Parties. The Company shall give prompt written notice of any amendment, modification, supplement, waiver or termination hereunder to any Party that did not consent in writing thereto. Any amendment, modification, termination, supplement, waiver or termination effected in accordance with this Section 5.08 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, supplement, waiver or termination. Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.
Section 5.09.   Counterparts.   This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
Section 5.10.   Notices.   Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by (a) personal hand-delivery, (b) electronic mail,

(c) mailing in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or (d) nationally recognized air courier guaranteeing overnight delivery, in each case, addressed to the Company or the AIP Parties at the address set forth below or to the applicable Shareholder (other than the AIP Parties) at the address indicated on Annex A hereto (or at such other address for a Shareholder as shall be specified by like notice):
If to the Company:	Vectrus, Inc. 7901 Jones Branch Drive, Suite 700 McLean, VA 22102 Attention: Kevin T. Boyle
Email: kevin.boyle@vectrus.com
with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Attention: Kenneth M. Wolff
E-Mail: kenneth.wolff@skadden.com
If to the AIP Parties:	American Industrial Partners 450 Lexington Avenue, 40th Floor New York, New York 10017 Attention: Dino Cusumano Joel Rotroff Nikhil Bodade
E-Mail: dino@americanindustrial.com jrotroff@americanindustrial.com nikhil@americanindustrial.com notices@americanindustrial.com
with a copy to:	Jones Day 250 Vesey Street New York, New York 10281 Attention: James Dougherty Justin Macke
Email: jpdougherty@jonesday.com jamacke@jonesday.com
Section 5.11.   Governing Law.   This Agreement and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the Parties in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the Laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the Law of another jurisdiction, subject, in all respects, to any expressly applicable provisions of the Indiana Business Corporation Law.
Section 5.12.   Jurisdiction.   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.10, and nothing in this Section 5.12 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
Section 5.13.   Waiver of Jury Trial.   EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The Company or any Shareholder may file an original counterpart or a copy of this Section 5.13 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.
Section 5.14.   Specific Performance.   It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall oppose the granting of an injunction or specific performance as provided herein or raise the defense that there is an adequate remedy at law. The remedies available to the Parties pursuant to this Section 5.14 shall be in addition to and without prejudice with regard to any other remedy to which the Parties are entitled at law or in equity.
Section 5.15.   Marketing Materials.   The Company grants the AIP Parties permission to use the Company’s name and logo (including any name or logo adopted by the Company in connection with or following the Merger) in marketing materials of the AIP Parties. The AIP Parties shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.
Section 5.16.   Adjustments.   All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
Section 5.17.   Third Party Beneficiaries.   This Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.
Section 5.18. No Recourse.   This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as Parties, and no past, present or future Affiliate, Representative, incorporator, member, partner or stockholder of any Party shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of the transactions contemplated hereby.
Section 5.19.   No Presumption Against Drafter.   The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as jointly drafted by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written.
VECTRUS, INC.
By:
Name:
Title:
[Signatures continue on following page.]

SHAREHOLDERS:
VERTEX AEROSPACE HOLDING LLC
By:
Name:
Title:
ALLY COMMERCIAL FINANCE LLC
By:
Name:
Title:
[SHAREHOLDER]
By:
Name:
Title:
[SHAREHOLDER]
By:
Name:
Title:
[SHAREHOLDER]
By:
Name:
Title:

ANNEX D
FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION AMENDMENT

Annex D
AMENDED AND RESTATED ARTICLES
OF INCORPORATION OF [•]
(As Amended Effective [•], 2022)
ARTICLE FIRST
The name of the corporation is [•] (the “Corporation”).
ARTICLE SECOND
The name of the registered agent of the Corporation at such address is CT Corporation System.
ARTICLE THIRD
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law (“IBCL”).
ARTICLE FOURTH
(a)   The aggregate number of shares of stock that the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares designated “Common Stock” and 10,000,000 shares designated “Preferred Stock”. The shares of Common Stock shall have a par value of $0.01 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.
(b)   The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the preferences, limitations and relative voting and other rights of any such class or series of Preferred Stock, with such divisions and determinations to be accomplished by an amendment to these Amended and Restated Articles of Incorporation (“Articles of Incorporation”) which amendment may, except as otherwise provided by law, be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.
(c)   Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. No holder of shares of Common Stock will be permitted to cumulate votes at any election of directors.
(d)   Subject to all the rights of the holders of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock ratably according to the number of shares of Common Stock held by such holder.
ARTICLE FIFTH
(a)   The number of directors constituting the Board of Directors of the Corporation shall be not less than three nor more than twenty-five, with the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors in office. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Directors of the first class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2015, directors of the second class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2016, and directors of the third class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2017, with each director to hold office until his or her successor is elected and qualified. Commencing with the annual meeting of shareholders in 2015, each class of directors whose term shall then expire shall be elected to hold office for a three-year term.
(b)   In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
(c)   In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any director or directors may be removed from office at any time, but only for cause and only upon the affirmative vote of at least a majority of the shares then entitled to vote at a meeting called, and notice provided, in accordance with the IBCL, these Articles of Incorporation and the By-Laws of the Corporation.
(d)   Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.
(e)   Holders of the Common Stock of the Corporation shall not have any preemptive rights to subscribe for additional issues of shares of Common Stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.
(f)   Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock.
ARTICLE SIXTH
To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for any action taken as a director or officer, or any failure or omission to take any action, regardless of the nature of the breach or alleged breach, including any breach or alleged breach of the duty of care, the duty of loyalty or the duty of good faith. Any repeal or modification of this ARTICLE SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE SEVENTH
The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.
ARTICLE EIGHTH
Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by either (i) the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article Eighth as a single voting group.
ARTICLE NINTH
The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana, and all rights conferred on shareholders herein are granted subject to this reservation.

ANNEX E
FORM OF AMENDED AND RESTATED BYLAWS OF VECTRUS

Annex E
SECOND AMENDED AND RESTATED BY-LAWS
of Vectrus, Inc.
(As proposed to be amended effective [•], 2022)
1.   SHAREHOLDERS.
1.1   Place of Shareholders’ Meetings and Participation in Meetings by Remote Communication.   All meetings of the shareholders of Vectrus, Inc. (the “Corporation”) shall be held at such place or places, if any, within or outside the state of Indiana, as may be fixed by the Corporation’s Board of Directors (the “Board”, and each member thereof a “Director”) from time to time or as shall be specified in the respective notices thereof. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Indiana Business Corporation Law, as amended from time to time, and any other applicable law for the participation by shareholders in a meeting of shareholders by means of remote communication, and may determine that any meeting of shareholders will not be held at any place but will instead be held solely by means of remote communication. Shareholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of shareholders shall be deemed present in person and entitled to vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication.
1.2   Day and Time of Annual Meetings of Shareholders.   An annual meeting of shareholders shall be held at such place, if any (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Failure to hold an annual meeting of shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.
1.3   Purposes of Annual Meetings.   (a) At each annual meeting, the shareholders shall elect the members of the Board for the succeeding term. At any such annual meeting any business properly brought before the meeting may be transacted.
(b) To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, not less than 90 calendar days nor more than 120 calendar days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received not earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (v) if the shareholder or beneficial owner, if any, intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise solicit proxies or votes in support of such shareholder’s proposal, a representation to that effect, (vi) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal, pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (vii) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “Proponent Persons”, which term, for purposes of Section 2.2 herein, shall include each nominee (and his or her respective affiliates or associates and/or any others acting in concert with such nominee) and shall be defined as if the foregoing clause had, in each case, replaced the word “proposal” with the word “nomination”); and (viii) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation. A shareholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen calendar days prior to the meeting or any adjournment or postponement thereof). The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that, if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section 1.3(b), and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (v) of the preceding sentence.
1.4   Special Meetings of Shareholders,   (a) Except as otherwise expressly required by applicable law, special meetings of the shareholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman or by a majority vote of the entire Board in accordance with these By-Laws and the Corporation’s Articles of Incorporation to be held at such place, if any (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Only such business as is specified in the notice of any special meeting of the shareholders shall come before such meeting.
(b) Special meetings shall be held at such date, time and place, if any, as may be fixed by the Board in accordance with these by-laws.

1.5   Notice of Meetings of Shareholders.   Except as otherwise expressly required or permitted by applicable law, not less than ten days nor more than sixty days before the date of every shareholders’ meeting the Secretary shall give to each shareholder of record entitled to vote at such meeting written notice stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and indication that notice is being issued by or at the direction of the person or persons calling the meeting. Except as provided in Section 1.6(d) or as otherwise expressly required by applicable law, notice of any adjourned meeting of shareholders need not be given if the date, time and place thereof, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address for notices to such shareholder as it appears on the records of the Corporation.
1.6   Quorum of Shareholders,   (a) Unless otherwise expressly required by applicable law, at any meeting of the shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of votes thereat shall constitute a quorum. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the shareholders.
(b) At any meeting of the shareholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.
(c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.
(d) If a new date, time and place of an adjourned meeting, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such adjourned meeting, is not announced at the original meeting before adjournment, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each shareholder of record entitled to vote at the meeting.
1.7   Chairman and Secretary of Meeting.   The Chairman or, in his or her absence, another officer of the Corporation designated by the Chairman, shall preside at meetings of the shareholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.
1.8   Voting by Shareholders,   (a) Except as otherwise expressly required by applicable law, at every meeting of the shareholders each shareholder shall be entitled to the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5.6 of these By-laws as the record date for the determination of the shareholders who shall be entitled to receive notice of and to vote at such meeting.
(b) When a quorum is present at any meeting of the shareholders, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless express provision of law, the Articles of Incorporation or these By-Laws require a greater number of affirmative votes.
(c) Except as required by applicable law, the vote at any meeting of shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.
1.9   Proxies.   Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy by (i) the shareholder or the shareholder’s designated officer, director, employee or agent executing a writing by signing it or by causing the shareholder’s signature or the signature of the designated officer, director, employee or agent of the shareholder to be affixed to the writing by any reasonable means, including by facsimile signature; (ii) the shareholder transmitting or authorizing the transmission of an electronic submission which may be by any electronic means, including data and voice telephonic communications and computer network to (a) the person who will be the holder of the proxy; (b) a proxy solicitation firm; or (c) a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission, which electronic submission must either contain or be accompanied by information from which it can be determined that the electronic submission was transmitted by or authorized by the shareholder; or (iii) any other method allowed by law.
1.10   Inspector.   (a) The election of Directors and any other vote by ballot at any meeting of the shareholders shall be supervised by an inspector of election. Such inspector may be appointed by the Chairman before or at the meeting. If the Chairman shall not have so appointed such inspector or if the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. The inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
(b) The inspector shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each, [ii] determine the shares represented at any meeting of shareholders and the validity of the proxies and ballots, (iii) count all proxies and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector, and (v) certify his or her determination of the number of shares represented at the meeting, and his or her count of all proxies and ballots. The inspector may appoint or retain other persons or entities to assist the inspector in the performance of his or her duties.
1.11   List of Shareholders.   (a) At least five business days before every meeting of shareholders, the Corporation shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group, if any, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.
(b) During ordinary business hours for a period of at least five business days prior to the meeting, such list shall be open to examination by any shareholder for any purpose germane to the meeting, either at the Corporation’s principal office or a place identified in the meeting notice in the city where the meeting will be held.
(c) The list shall also be produced and kept at the time and place of the meeting, and it may be inspected during the meeting by any shareholder or the shareholder’s agent or attorney authorized in writing. If the meeting is held solely by means of remote communication, the list shall be open to examination by any shareholder at any time during the meeting on a reasonably accessible electronic network, and information required to access this list shall be provided with the notice of the meeting.
(d) The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
1.12   Confidential Voting.   (a) Proxies and ballots that identify the votes of specific shareholders shall be kept in confidence by the tabulators and the inspector of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a shareholder expressly requests or otherwise authorizes disclosure, or [iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

(b) The tabulators and inspector of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.
(c) The inspector of election shall certify, to the best of his or her knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.
2.   DIRECTORS.
2.1   Powers of Directors.   The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Articles of Incorporation or these By- laws required to be exercised or performed by the shareholders.
2.2   Number, Method of Election, Terms of Office of Directors.   The number of Directors which shall constitute the whole Board shall be such as set forth in, and as determined in accordance with, the Articles of Incorporation. The directors shall be divided into three classes as nearly equal in number as possible as provided in the Articles of Incorporation. Except as provided in Article Fifth of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years and until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal. Directors need not be shareholders of the Corporation or citizens of the United States of America.
Nominations of persons for election as Directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 2.2 and who is entitled to vote for the election of Directors. Any shareholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Section 1.3(b) of these By-Laws, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 calendar days nor more than 120 calendar days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received not earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, not earlier than 120 calendar days prior to such special meeting and not later than 90 calendar days prior to such special meeting or 10 calendar days following the date on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder, any beneficial owner on whose behalf the nomination is made and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each shareholder, the beneficial owner, if any, on whose behalf the nomination is made and nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission in connection with solicitations of proxies for the election of directors in an election contest; (e) the consent of each nominee to serve as a Director if so elected; (f) if the shareholder or beneficial owner, if any, intends to (x) deliver a proxy statement and/or form of proxy to the holders of at least the percent of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies of votes from shareholders in support of such shareholder’s nominee(s), a representation to that effect; (g) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the Proponent Persons; and (viii) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation. A shareholder providing notice of a proposed nomination shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five calendar days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen calendar days prior to the meeting or any adjournment or postponement thereof).The chairman of any meeting of shareholders to elect Directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by (f) of the preceding sentence. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
In an uncontested election (i.e. any election in which the number of nominees does not exceed the number of Directors to be elected). Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any Director nominee that does not receive the requisite votes shall not be elected. Any Director nominee who fails to be elected but who is a Director at the time of the election shall promptly provide a written resignation to the Chairman or the Secretary and remain a Director until a successor shall have been elected and qualified (a “Holdover Director”).
The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.
The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier.
The Board will promptly publicly disclose its decision (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) and the reasons for its decision.
Any Holdover Director who tenders a resignation shall not participate in the Nominating and Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If a Holdover Director’s resignation is not accepted, such Holdover Director shall continue to serve until his or her successor is duly elected and qualified or his or her earlier resignation or removal. If a Holdover Director’s resignation is accepted, then the Board may fill the resulting vacancy, or decrease the size of the Board, pursuant to the provisions of Article Fifth of the Articles of Incorporation.

If each member of the Nominating and Governance Committee receives less than a majority of the votes cast at the same election, then the Board shall appoint a committee composed of three independent Directors (with an independent Director being a Director that has been determined by the Board to be “independent” under such criteria as it deems applicable, including, without limitation, applicable New York Stock Exchange rules and regulations and other applicable law) who received more than a majority of the votes cast to consider the resignation offers and recommend to the Board whether to accept the offers. However, if there are fewer than three independent Directors who receive a majority or more of the votes cast in the same election then the Board will promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders and act no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier. If all Directors receive less than a majority of the votes cast at the same election, the election shall be treated as a contested election and the majority vote requirement shall be inapplicable.
2.3   Vacancies on Board.   (a) Any Director may resign from office at any time by delivering a written resignation to the Chairman or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
(b) Any vacancy resulting from the death, retirement, resignation, or removal of a Director and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned and until a successor is duly elected and qualified or until his or her earlier death, retirement, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.
2.4   Meetings of the Board.   (a) The Board may hold its meetings, both regular and special, either within or outside the state of Indiana, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.
(b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.
(c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the shareholders and shall be for the election of officers and the transaction of such other business as may come before it.
(d) Special meetings of the Board shall be held whenever called by direction of the Chairman or at the request of Directors constituting one-third of the number of Directors then in office.
(e) Members of the Board or any Committee of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
(f) The Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegraphing, sending by “electronic transmission” (as defined in 1C 23-1-20-8.5) or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.
2.5   Quorum and Action.   Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By- laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.
2.6   Presiding Officer and Secretary of Meeting.   The Chairman or, in the absence of the Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the presiding officer may appoint a secretary of the meeting.
2.7   Action by Consent without Meeting.   Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of their proceedings.
2.8   Standing Committees.   By resolution adopted by a majority of the entire Board, the Board may, from time to time, establish such Standing Committees (including, without limitation, an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee) with such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws and which are specified by resolution or by committee charter approved by a majority of the entire Board. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on such Standing Committees established by this Section 2.8.
2.9   Other Committees.   By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws. Except to the extent inconsistent with the resolutions creating a Committee, Sections 2.4, 2.5,2.7, 2.12 and 10 of these By-laws, which govern meetings, action without meetings, notice and waiver of notice, electronic actions, quorum and voting requirements and telephone participation in meetings of the Board, shall apply to each Committee (including any Standing Committee) and its members as well.
2.10   Compensation of Directors.   Unless otherwise restricted by the Articles of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
2.11   Mandatory Classified Board Structure.   The provisions of 1C 23-l-33-6(c) shall not apply to the Corporation.
2.12   Shareholders Agreement.   The Shareholders Agreement, by and among the Corporation and the shareholders party thereto (as may be amended from time to time, the “Shareholders Agreement”), to be entered into in connection with that certain Agreement and Plan of Merger, dated March 7, 2022, by and among Vertex Aerospace Services Holding Corp., the Corporation, Andor Merger Sub Inc. and Andor Merger Sub LLC, shall, once executed and delivered, be considered a part of these by-laws and is incorporated herein in all respects for so long as the Shareholders Agreement remains in effect.
2.13   Electronic Action.   Subject to any limitations or requirements contained in applicable law or in any policy adopted by the Board of Directors, any notice or consent required or permitted to be given in writing by the Corporation to a Director or by a Director to the Corporation may be in the form of an “electronic record” and may be signed with an “electronic signature” (as those terms are defined in 1C 26-2-8-102). Any electronic record to be sent by the Corporation to a Director is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Director to receive the electronic record as shown in the Corporation’s current records. Any electronic record to be sent by a Director to the Corporation is properly sent if it is sent in the manner and to the electronic address or other means of receipt designated by the Corporation. The Corporation or a Director may revoke or change any instruction applicable to him or her regarding the manner, electronic address or means of receipt required for electronic records by sending notice of the change and the corresponding new information. Notwithstanding the foregoing, (i)resignations pursuant to Section 2.3(a), (ii) statements, including any required affirmations or undertakings, requesting advances pursuant to Section 4.4(a) and (iii) requests for indemnification pursuant to Section 4.4(b) must be in writing, but may not be in the form of electronic records, and must not be sent by electronic transmission or signed by electronic signature.
3.   OFFICERS.
3.1   Officer, Titles, Elections, Terms.   (a) The Board may from time to time elect a Chairman, a Chief Executive, a Vice Chairman, a President, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Corporate Vice Presidents, a Chief Financial Officer, a Chief Accounting Officer, a Controller, a Treasurer, a Secretary, a Chief Legal Officer, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.
(b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person’s authority and duties.
(c) No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.
(d) Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, retirement, resignation or removal.
(e) Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.
(f) Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
3.2   General Powers of Officers.   Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By- laws, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Legal Officer, the Chief Accounting Officer, the Controller, the Treasurer and the Secretary, or any of them, may (i) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation or in both names any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.
3.3   Powers of the Chairman or Chief Executive.   The Chairman shall be the Chief Executive (as defined in Section 3.12) of the Corporation unless the Board specifically elects the President to be Chief Executive of the Corporation, in which case the President shall be the Chief Executive. If either the Chairman or the President is the Chief Executive, then he or she shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation. The Chairman (whether or not the Chief Executive) shall preside at meetings of the Board and the shareholders.
3.4   Powers and Duties of a Vice Chairman.   A Vice Chairman shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these Bylaws.
3.5   Powers and Duties of the President.   Unless the President is Chief Executive, the President shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws. If the President is the Chief Executive, then Section 3.3 shall be applicable.
3.6   Powers and Duties of the Chief Operating Officer.   The Chief Operating Officer shall have such powers and perform such duties as the Board, the Chairman, the Chief Executive, or the President may from time to time prescribe or as may be prescribed in these By-laws.
3.7   Powers and Duties of Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents.   Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents shall have such powers and perform such duties as the Board, the Chairman, or the Chief Executive may from time to time prescribe or as may be prescribed in these By-laws.
3.8   Powers and Duties of the Chief Financial Officer.   The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman, Chief Executive, or any Vice Chairman may from time to time prescribe or as may be prescribed in these By-laws. The Chief Financial Officer shall cause to be prepared and maintained (i) a stock ledger containing the names and addresses of all shareholders and the number of shares of each class and series held by each and (ii) the list of shareholders for each meeting of the shareholders as required by Section 1.11 of these By-laws. The Chief Financial Officer shall be responsible for the custody of all stock books and of all unissued stock certificates.
3.9   Powers and Duties of the Chief Accounting Officer, Controller and Assistant Controllers.   (a) The Chief Accounting Officer, Controller or the Corporate Vice President, Finance, as determined by the Chief Financial Officer, shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Chief Accounting Officer, Controller, or the Corporate Vice President, Finance as determined by the Chief Financial Officer, shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chairman or the Chief Executive may require, and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of the Chief Accounting Officer, Controller, or the Corporate Vice President, Finance.
(b) Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.
3.10   Powers and Duties of the Treasurer and Assistant Treasurers.   (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer.
(b) The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.
(c) The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation, (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.
(d) The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.
3.11   Powers and Duties of the Secretary and Assistant Secretaries.   (a) The Secretary shall keep the minutes of all proceedings of the shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.
(b) Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.
3.12   Applicable Definition.   As used in these By-laws, the term “Chief Executive” shall refer to the Chairman unless the President is elected to be the Chief Executive, pursuant to Section 3.3, in which case the term “Chief Executive” shall refer to the President.
4.   INDEMNIFICATION.
4.1   (a) Right to Indemnification.   The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e) (i) of this Article 4). Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.

(b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.
4.2   Insurance, Contracts and Funding.   The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.
4.3   Indemnification; Not Exclusive Right.   The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.
4.4   Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies.   In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:
(a) Advancement of Expenses.   All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.
(b) Procedures for Determination of Entitlement to Indemnification.   (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(ii) The Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination); or (D) as provided in Section 4.4(c) of this Article 4.
(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b) (ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object
(c) Presumptions and Effect of Certain Proceedings.   Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B)such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d) Remedies of Indemnitee.   (i) In the event that a determination is made pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).
(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Indiana or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a “Disqualifying Event’1); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.
(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.
(iv) In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.
(e) Definitions.   For purposes of this Article 4:
(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(ii) “Disinterested Director” means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.
(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article 4.
4.5   Indemnification of Employees and Agents.   Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.
4.6   Severability.   If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
5.   CAPITAL STOCK.
5.1   Stock Certificates.   (a) Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates. Every certificate shall state on its face (or in the case of book-entry shares, the statement evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom the certificate (or book-entry statement) was issued, and the number and class of shares and the designation of the series, if any, the certificate (or book-entity statement) represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), which certificate, if any, shall otherwise be in such form as the Board shall prescribe and as provided in Section 5.1(d).
(b) If a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by applicable law, any other signature on the certificate may be a facsimile.
(c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.
(d) Any certificates of stock shall be issued in such form not inconsistent with the Articles of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.
(e) All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by or under the control of the Chief Financial Officer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.
5.2   Record Ownership.   A record of the name of the person, firm or corporation and address of each holder of stock, the number of shares of each class and series represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.
5.3   Transfer of Record Ownership.   Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate (or book-entry statement) or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate, if any, therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates, if any, are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.
5.4   Lost, Stolen or Destroyed Certificates.   New certificates or uncertificated shares representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.
5.5   Transfer Agent; Registrar; Rules Respecting Certificates.   The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates (or book-entry statements) in accordance with applicable law.
5.6   Fixing Record Date for Determination of Shareholders of Record.   (a) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days nor less than ten days before the date of a meeting of the shareholders. If no record date is fixed by the Board, the record date for determining the shareholders entitled to notice of or to vote at a shareholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and shall fix a new record date if such adjourned meeting is more than 120 days after the date of the original meeting,
(b) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days prior to such action. If no record date is fixed by the Board, the record date for determining the shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
5.7   Control Share Act.   Chapter 42 of the Indiana Business Corporation Law (IC §23-1-42) shall not apply to control share acquisitions of shares of the Corporation.
6.   SECURITIES HELD BY THE CORPORATION.
6.1   Voting.   Unless the Board shall otherwise order, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer or the Secretary shall have full power and authority, on behalf of the Corporation, (i) to attend, act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid, and (ii) to delegate to any employee or agent such power and authority.
6.2   General Authorization to Transfer Securities Held by the Corporation.   (a) Any of the following officers, to wit: the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered (i) to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred, and (ii) to delegate to any employee or agent such power and authority.
(b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof, stating that they are in full force and effect, setting forth the names of persons who are then officers of the corporation, and certifying as to the employees or agents, if any, to whom any such power and authority have been delegated, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these Bylaws and of such officers, employees and agents is still in full force and effect.
7.   DEPOSITARIES AND SIGNATORIES.
7.1   Depositaries.   The Chairman, any Vice Chairman, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, any Vice Chairman, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.
7.2   Signatories.   Unless otherwise designated by the Board or by the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer, each of whom is authorized to execute any of such items individually, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money, including any form of guaranty by the Corporation with respect to any such item entered into by any direct or indirect subsidiary of the Corporation, shall be (a) signed by any Assistant Treasurer and (b) countersigned by the Chief Accounting Officer, Controller or any Assistant Controller, or (c) either signed or countersigned by any Executive Vice President, any Senior Vice President or any Corporate Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.
8.   SEAL.
The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.
9.   FISCAL YEAR.
The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.
10.   WAIVER OR DISPENSING WITH NOTICE.
(a) Whenever any notice of the time, place, if any, or purpose of any meeting of the shareholders is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice, signed by a shareholder entitled to notice of a shareholders’ meeting (which may be by electronic signature), whether by pdf, facsimile, telegraph, cable, electronic transmission or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. The waiver must be included in the minutes or filed with the corporate records. Attendance of a shareholder in person or by proxy at a shareholders’ meeting shall constitute a waiver of notice to such shareholder of such meeting, except when (i) the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened, or (ii) the shareholder objects to consideration of a particular matter at the meeting at the time such matter is presented because it is not within the purpose or purposes described in the meeting notice.
(b) Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice signed by a Director, whether by pdf, facsimile, telegraph, cable, electronic transmission or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Unless the Director is deemed to have waived notice by attending the meeting, the waiver must be in writing, signed by the Director entitled to the notice (which may be by electronic signature) and filed with the minutes or corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice to such Director of such meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
(c) No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.
11.   POLITICAL NONPARTISANSHIP OF THE CORPORATION.
The Corporation shall not make, directly or indirectly, any contributions or expenditures in connection with the election of any candidate for federal, state or local political office, or any committee campaigning for such a candidate, except to the extent necessary to permit in the United States the expenditure of corporate assets for the payment of expenses for establishing, registering and administering any political action committee and of soliciting contributions thereto, all as may be authorized by federal or state laws.
12.   AMENDMENT OF BY-LAWS.
These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by either (i) the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Section 12 as a single voting group.
13.   OFFICES AND AGENT.
(a) Registered Office and Agent.   The registered office of the Corporation in the State of Indiana shall be 150 West Market Street, Suite 800, Indianapolis, Indiana 46204. The name of the registered agent is CT Corporation System.
(b) Other Offices.   The Corporation may also have offices at other places, either within or outside the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
14.   EXCLUSIVE FORUM FOR ADJUDICATION OF CERTAIN DISPUTES.
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee or agent of the Corporation to the Corporation, (ii) any action asserting a claim arising pursuant to any provision of the Indiana Business Corporation Law or the Corporation’s articles of incorporation or bylaws, or (iiij any action asserting a claim otherwise relating to the internal affairs of the

Corporation including, but not limited to, any derivative action brought on behalf of the Corporation, shall be a Circuit or Superior Court of Marion County, Indiana or the United States District Court for the Southern District of Indiana, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of the Corporation shall be deemed to have notice of and consent to the provisions of this Section 14.

ANNEX F
FORM OF REGISTRATION RIGHTS AGREEMENT

Annex F

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
VERTEX AEROSPACE HOLDCO LLC
THE PERSONS LISTED ON SCHEDULE A HERETO UNDER THE HEADING MANAGEMENT,
ALLY COMMERCIAL FINANCE, LLC
and
VECTRUS, INC.
Dated as of [  ], 2022

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”) is made as of [  ], 2022, by and among Vectrus, Inc., an Indiana corporation (the “Company”), and Vertex Aerospace Holdco LLC (“AIP”), the Persons listed on Schedule A hereto under the heading Management (“Management”) and Ally Commercial Finance, LLC (“Ally”).
RECITALS
WHEREAS, on March 7, 2022, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Andor Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of the Company (“Merger Sub Inc.”), Andor Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of the Company (“Merger Sub LLC”), and Vertex Aerospace Services Holding Corp., a Delaware corporation (“Virgo”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein: (a) Merger Sub Inc. will merge with and into Virgo (the “First Merger”), with Virgo being the surviving corporation of the First Merger (Virgo, in its capacity as the surviving corporation of the First Merger, the “First Merger Surviving Corporation”); and (b) immediately following the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub LLC being the surviving entity of the Second Merger and a wholly owned Subsidiary of the Company;
WHEREAS, as a condition to the closing of the Mergers, the Company, AIP, Management and Ally have entered into this Agreement and the Shareholders Agreement (as defined below); and
WHEREAS, the Company, AIP, Management and Ally desire to enter into this Agreement to set forth their understanding and agreement as to certain rights and obligations of the Holders (as defined below) and the Company upon and after the consummation of the Mergers.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, intending to be legally bound, as follows:
1.   Certain Definitions.   As used herein, the following terms shall have the following meanings:
“Additional Piggyback Rights” has the meaning set forth in Section 2.3(c).
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Company, after consultation with counsel to the Company, (a) would be required to be made in any registration statement or SEC report in order for it to not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the registration statement or report were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.
“Affiliate” means (a) with respect to any AIP Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund which is the primary investment advisor (or an Affiliate thereof) to such specified Person and (b) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided, that for purposes hereof, (i) each AIP Person shall be deemed to be an Affiliate of every other AIP Person, (ii) neither the Company nor any Subsidiary of the Company shall be deemed to be an Affiliate of any Holder, and (iii) except as set forth in clause (i) above, no Holder shall be deemed to be an Affiliate of any other Holder. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise, and “controlled” and “controlling” have meanings corresponding to the foregoing.

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“Agreement” has the meaning set forth in the preamble.
“AIP” has the meaning set forth in the preamble.
“AIP Person” means AIP and any Permitted Transferee who is Assigned any or all of such AIP Person’s Registrable Securities in accordance with Section 3.6.
“Ally” has the meaning set forth in the preamble.
“Assign” means to directly or indirectly sell, transfer, assign, distribute, exchange, pledge, hypothecate, mortgage, grant a security interest in, encumber or otherwise dispose of Registrable Securities, whether voluntarily or by operation of law, including by way of a merger. ”Assignor,” “Assignee,” “Assigning” and “Assignment” have meanings corresponding to the foregoing.
“Block Trade” means an underwritten transaction without substantial marketing efforts prior to pricing, including a same day trade, overnight trade or similar transaction.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
“Claims” has the meaning set forth in Section 2.10(a).
“Closing” shall have the meaning given in the Merger Agreement.
“Closing Date” shall have the meaning given in the Merger Agreement.
“Company” has the meaning set forth in the preamble.
“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.
“Demand” has the meaning set forth in Section 2.2(a).
“Demand Request” has the meaning set forth in Section 2.2(a).
“EDGAR” has the meaning set forth in Section 3.3.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Company Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of “blue sky” counsel of one (1) outside law firm for the underwriters, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders) not to exceed $40,000 in the aggregate for each registration or underwritten offering without prior approval of the Company, (viii) fees and disbursements of all independent public accountants incurred specifically in connection with a registration (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons retained by the Company, including special experts, (ix) fees and expenses payable to any Qualified Independent Underwriter, and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities (excluding, for the avoidance of doubt, any underwriting discount or spread).
“FINRA” means the Financial Industry Regulatory Authority.

F-2

“Form S-3 Shelf” means a registration statement on Form S-3 or other applicable registration form, including Form S-1 to the extent the Company is not eligible to use Form S-3.
“Holder” or “Holders” means the AIP Persons, Ally, Management or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall Assign any rights hereunder in accordance with Section 3.6.
“Initiating Holder(s)” has the meaning set forth in Section 2.2(a).
“Lock Up Agreement” means any agreement between the Company, or any of its Affiliates, and any Holder that provides for contractual restrictions on the transfer of Registrable Securities held by such Holder.
“Management” has the meaning set forth in the preamble.
“Manager” has the meaning set forth in Section 2.2(c).
“Majority Participating Holders” means the Participating Holders holding more than 50% of the Registrable Securities proposed to be included in an offering of Registrable Securities pursuant to Section 2.2 or Section 2.3.
“Merger Agreement” has the meaning set forth in the recitals.
“Mergers” has the meaning set forth in the recitals.
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus or necessary to make the statements in a registration statement or prospectus (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any registration or offering of Registrable Securities pursuant to Section 2.2 or Section 2.3.
“Partner Distribution” has the meaning set forth in Section 2.2(b)(ii).
“Permitted Transferee” means, in the case of any Holder, an Affiliate of such Holder.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.
“Piggyback Shares” has the meaning set forth in Section 2.4(a)(v).
“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.
“Registrable Securities” means, subject to any adjustment in accordance with Section 3.1, (i) any Company Shares held by the Holders immediately following the Closing (including any securities distributable pursuant to the Merger Agreement) and (ii) any securities issued in replacement of or exchange for any securities described in clause (i) above; provided that, as to any Registrable Securities held by a particular Holder, such securities shall cease to be Registrable Securities when:
(a) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement;
(b) such securities shall have ceased to be outstanding;
(c) such securities may be sold without registration under Rule 144 or any successor provisions or rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); provided, however, that this clause (c) shall not apply to the Registrable Securities held by any AIP Person; or

F-3

(d) such securities have been sold to, or through, a broker, dealer or underwriter or pursuant to Rule 144 in a public distribution or other public securities transaction and are no longer held by such Holder.
“Rule 144” and “Rule 144A” have the meaning set forth in Section 3.2.
“SEC” means the U.S. Securities and Exchange Commission.
“Section 2.4(a) Sale Number” has the meaning set forth in Section 2.4(a).
“Section 2.4(b) Sale Number” has the meaning set forth in Section 2.4(b).
“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shareholders Agreement” means the Shareholders Agreement, dated as of the date hereof, by and among the Company and the other parties thereto.
“Shelf” shall mean the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.
“Subsequent Shelf Registration Statement” means a new shelf registration statement filed in the event the Shelf ceases to be effective while Registrable Securities are still outstanding.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, or other business entity of which a majority of the voting securities or voting interests is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Underwritten Shelf Takedown” means the sale of all or any portion of a Holders’ Registrable Securities in an underwritten offering that is registered pursuant to the Shelf.
“Valid Business Reason” has the meaning set forth in Section 2.8(b)(ii).
“Virgo” has the meaning set forth in the recitals.
2.   Registration Rights.
2.1   Shelf Registration.
(a) As soon as practicable, but in no event later than forty-five (45) calendar days following the Closing Date, the Company shall file with the SEC a registration statement for a Shelf registration on a Form S-3 Shelf covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and, if such Shelf is not an automatically effective Shelf, shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the sixtieth (60th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the registration statement and (b) the seventh (7th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.
(b) If any Shelf ceases or will cease to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act

F-4

or file a Subsequent Shelf Registration Statement registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), in each case using its commercially reasonable efforts to prevent any period in which the Registrable Securities would not be subject to a Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) if such Shelf is not an automatically effective Shelf, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.
(c) The Company’s obligations under this section shall, for the avoidance of doubt, be subject to Section 2.8.
2.2   Demands for Underwritten Shelf Takedowns.
(a) If at any time the Company shall receive a written request from a Holder or group of Holders for an Underwritten Shelf Takedown (a “Demand Request,” and the underwritten offering so requested is referred to herein as a “Demand,” and the sender(s) of such request pursuant to this Agreement shall be known as the “Initiating Holder(s)”), then the Company shall use its commercially reasonable efforts to effectuate such Underwritten Shelf Takedown as soon as practicable (taking into account the required notice provisions in Section 2.3(a)), including preparing and, if required by applicable law, filing any amendment or supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or any other required document in such a manner as to permit such Holder or group of Holders to deliver or be deemed to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law and to enable such Registrable Securities to be offered, sold and distributed in the Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Shelf Takedown:
(i) within ninety (90) days of another Underwritten Shelf Takedown pursuant to this Section 2.2;
(ii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration (other than a registration statement on Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or stock purchase and/or dividend reinvestment plan), provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable registration statement;
(iii) where the anticipated offering price, before any underwriting discounts or commissions and any offering-related expenses, is equal to or less than $50,000,000;
(iv) more than two (2) times per fiscal year of the Company; or
(v) more than five (5) times pursuant to this Agreement.
(b)
(i) The Company, subject to Sections 2.4 and 2.7, shall include in an Underwritten Shelf Takedown (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such underwritten offering pursuant to Section 2.3 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder).
(ii) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a distribution to, and resale or distribution by, the members or partners of a Holder for which the registration statement is required under the Securities Act to make such resale or distribution (a “Partner Distribution”), file any prospectus supplement or post-effective

F-5

amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, subject to compliance with applicable securities laws, including filing a prospectus supplement naming the Holders, partners, members and shareholders to the extent required by law, to effect such Partner Distribution.
(c) In connection with any Underwritten Shelf Takedown, the Majority Participating Holders shall have the right, following consultation with the Company, to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration (which underwriter(s) shall consist of one or more reputable nationally recognized investment banks).
(d) Notwithstanding anything to the contrary in this Agreement, the Company may effectuate any Underwritten Shelf Takedown pursuant to any then effective registration statement that is then available for such offering.
(e) The Company’s obligation under this section shall, for the avoidance of doubt, be subject to Section 2.8.
2.3   Piggyback Registrations.
(a) If, at any time or from time to time the Company intends to register or commence an offering of any of its securities for its own account or otherwise (other than a registration statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) filed pursuant to Section 2.1 hereunder, (vi) a Block Trade or (vii) otherwise filed in connection with any merger, acquisition or similar transaction, or any financing thereof, by or involving the Company or its subsidiaries pursuant to registrations on Form S-4), the Company shall:
(i) promptly give to each Holder written notice thereof (in any event within three (3) Business Days); and
(ii) include in such registration and in any underwriting involved therein (if any), all the Registrable Securities specified in a written request or requests, made within two (2) business days after receipt of such written notice from the Company, by any of the Holders, except as set forth in Section 2.3(b) and Section 2.3(d), with the securities which the Company at the time proposes to register or sell to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered or sold, including, if necessary, by filing with the SEC a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.3(a) shall relieve the Company of its obligations to effect Underwritten Shelf Takedowns under Section 2.2 hereof.
(b) If the registration in this Section 2.3 involves an underwritten offering, the right of any Holder to include its Registrable Securities in a registration or offering pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters; provided that such underwriters are mutually acceptable to the Majority Participating Holders and the Company.
(c) The Company, subject to Sections 2.4 and 2.7, may elect to include in any registration statement and offering pursuant to a Demand by any Person, (i) authorized but unissued shares of Company Shares or Company Shares held by the Company as treasury shares and (ii) any other Company Shares which are requested to be included in such registration pursuant to the exercise of piggyback registration rights

F-6

granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders.
(d) Notwithstanding anything in this Agreement to the contrary, the rights of each Holder set forth in this Agreement shall be subject to Article 4 of the Shareholders Agreement and any Lock Up Agreement that such Holder is party thereto.
2.4   Allocation of Securities Included in Registration Statement or Offering.
(a) Notwithstanding any other provision of this Agreement, in connection with an underwritten offering initiated by a Demand Request, if the Manager advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(a) Sale Number”) within a price range acceptable to the Majority Participating Holders, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the Company shall use its commercially reasonable efforts to include in such registration or offering, as applicable, the number of shares of Registrable Securities in the registration and underwriting as follows:
(i) first, all Registrable Securities requested to be included in such registration or offering by the Initiating Holders thereof; provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Initiating Holders at the time of filing of the registration statement or the time of the offering, as applicable;
(ii) second, all Registrable Securities requested to be included in such registration or offering by Holders pursuant to the exercise of piggyback rights pursuant to Section 2.3(a); provided, however, that if such number of Registrable Securities exceeds the Section 2.4(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.4(a) Sale Number) to be included in such registration shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement or the time of the offering, as applicable;
(iii) third, if by the withdrawal of Registrable Securities by a Participating Holder, a greater number of Registrable Securities held by other Holders, may be included in such registration or offering (up to the Section 2.4(a) Sale Number), then the Company shall offer to all Holders who have included Registrable Securities in the registration or offering the right to include additional Registrable Securities in the same proportions as set forth in Section 2.4(a)(ii);
(iv) fourth, to the extent that the number of Registrable Securities to be included pursuant to clause (i), (ii) and (iii) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, and if the underwriter so agrees, any securities that the Company proposes to register or sell, up to the Section 2.4(a) Sale Number; and
(v) fifth, to the extent that the number of securities to be included pursuant to clauses (i), (ii), (iii) and (iv) of this Section 2.4(a) is less than the Section 2.4(a) Sale Number, the remaining securities to be included in such registration or offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration or offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(a) Sale Number.
Notwithstanding anything in this Section 2.4(a) to the contrary, no member of Management will be entitled to include Registrable Securities in a registration requested pursuant to Section 2.2 to the extent the

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Manager of such offering shall determine in good faith that the participation of such member of Management would adversely affect the marketability of the securities being sold by the Initiating Holder(s) in such registration.
(b) Notwithstanding any other provision of this Agreement, in a registration involving an underwritten offering on behalf of the Company, which was initiated by the Company, if the Manager determines that marketing factors require a limitation of the number of shares to be underwritten (such number, the “Section 2.4(b) Sale Number”) the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as follows:
(i) first, all equity securities that the Company proposes to register for its own account;
(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested for inclusion in such registration by Holders pursuant to Section 2.3 up to the Section 2.4(b) Sale Number; and
(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.4(b) is less than the Section 2.4(b) Sale Number, the remaining securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.4(b) Sale Number.
(c) If any Holder of Registrable Securities disapproves of the terms of the underwriting, or if, as a result of the proration provisions set forth in clauses (a) or (b) of this Section 2.4, any Holder shall not be entitled to include all Registrable Securities in a registration or offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or offering or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing, to the Company, Manager and, if applicable, the Initiating Holder(s), prior to the execution of the underwriting agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include such withdrawn Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.
2.5   Registration Procedures.   Except as otherwise provided in this Agreement, if and whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall promptly (in accordance with this Agreement) in connection with the registration of the Registrable Securities and, where applicable, a takedown off of a Shelf registration:
(a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a Shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use commercially reasonable efforts to cause such registration statement to become effective and remain continuously effective from the date such registration statement is declared effective until the first date as of which all of the Registrable Securities included in the registration statement have been sold or have ceased to be Registrable Securities (provided, however, that, upon request, before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company shall furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto),

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which documents will be subject to the reasonable review and reasonable comment of such counsel (provided that the Company shall be under no obligation to make any changes suggested by the Holders), and the Company shall not file a Shelf registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto (other than any amendments or supplements as a result of the filing of any documents that are incorporated by reference in any of the foregoing) to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);
(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for the period set forth in Section 2.5(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition (including to effect a Partner Distribution) by the seller or sellers thereof set forth in such registration statement, including, at the reasonable request of any Holder, any disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in a Shelf, or revise such disclosure or language if deemed necessary or advisable by such Holder, including filing a prospectus supplement naming the Holders, Permitted Transferees, partners, members and shareholders to the extent required by law, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement;
(c) in the event of any Underwritten Shelf Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Manager of such offering; provided that such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders and (ii) contain terms not inconsistent with the provisions of this Agreement;
(d) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;
(e) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this Agreement, be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;
(f) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed (other than any documents that are incorporated by reference in any of the foregoing) and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any

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free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time between the signing and closing of an offering to which an underwriting agreement, securities sale agreement, or other similar agreement relates, the representations and warranties contemplated by such agreement shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;
(g) comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 45 days, or 90 days if it is a fiscal year, after the end of such 12 month period described hereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company’s first fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(h) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;
(i) cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement;
(j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, in each case in accordance with and as permitted by applicable securities laws and not inconsistent with the other provisions of this Agreement;
(k) in the event of an underwritten offering, to the extent customary for a transaction of its type, use commercially reasonable efforts (i) to obtain an opinion from the Company’s counsel and a comfort letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and comfort letters (including, in the case of such comfort letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and comfort letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;
(l) use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;
(m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;
(n) in the event of an underwritten offering, use commercially reasonable efforts to make available, upon reasonable notice and at reasonable times, its senior executives for customary participation in “road shows” and other marketing efforts and otherwise provide assistance reasonably and customarily requested

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by the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;
(o) in connection with a sale of Registrable Securities, cooperate with the Participating Holders and the managing underwriter, if any, to (i) subject to the applicable procedures and requirements of the transfer agent, and the delivery of customary seller representations and other information, facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities being sold, and (ii) subject to the applicable procedures, timing and requirements of the transfer agent, use commercially reasonable efforts to cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;
(p) in the event of an underwritten offering, to the extent customary for a transaction of its type, cooperate with any due diligence investigation by any Manager, underwriter or Participating Holder and make available such customary documents and records of the Company and its Subsidiaries that they reasonably request (which, in the case of the Participating Holder, may be subject to the execution by the Participating Holder of a customary confidentiality agreement in a form which is reasonably satisfactory to the Company), subject to customary exclusions, including for privileged information;
(q) take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(r) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.2 or 2.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any Misstatement; and
(s) in connection with any Underwritten Shelf Takedown, if at any time the information conveyed to a purchaser at the time of sale includes any Misstatement, promptly file with the SEC such amendments or supplements to such information as may be necessary to cure such Misstatement.
It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3, or 2.5 that each Participating Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may from time to time reasonably request so long as such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.
If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.
2.6   Registration Expenses.   All Expenses incurred in connection with any offering, registration, filing, qualification or compliance pursuant to Section 2 shall be borne by the Company. All incremental selling expenses relating to the sale of Registrable Securities, including underwriting discounts and selling commissions relating to securities registered by the Holders and, other than as set forth in the definition of “Expenses,” all fees and expenses of any legal counsel representing the Holders, shall be borne by the holders of such securities pro rata in accordance with the number of shares sold in the offering by such Participating Holder.

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2.7   Certain Limitations on Registration Rights.   In the case of any registration under Section 2.2 pursuant to an underwritten offering, or, in the case of a registration under Section 2.3, all securities to be included in such registration shall be subject to the underwriting agreement and no Person may participate in such registration or offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.
2.8   Limitations on Sale or Distribution of Other Securities.
(a) Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement, each Holder shall forthwith discontinue disposing of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed.
(b) Subject to Section 2.8(d), the Company may, upon giving prompt written notice (the “Suspension Notice”) to the Holders, postpone filing a registration statement relating to a Demand Request, suspend sales under an existing Shelf registration statement, cause a registration statement to be withdrawn and its effectiveness terminated or postpone amending or supplementing a registration statement:
(i) if the Company would be required to (1) make an Adverse Disclosure or (2) include in such registration statement financial statements that are unavailable to the Company for reasons beyond the Company’s control (provided that the Company will use commercially reasonable efforts to obtain such financial statements as soon as practicable); and
(ii) if the negotiation or consummation of a material financing, acquisition, corporate reorganization, merger, other transaction or event involving the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes would require additional disclosure by the Company in the registration statement of material information that the Company has a bona fide business purpose for keeping confidential, and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of the Board, to cause the registration statement to fail to comply with applicable disclosure requirements (each of the foregoing, a “Valid Business Reason”).
The Suspension Notice shall not specify the nature of the event giving rise to such delay or suspension.
(c) In the event the Company exercises its rights under Section 2.8(b), the Holders agree to (i) suspend, immediately upon their receipt of the Suspension Notice, their use of the prospectus relating to any registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents and (ii) if so directed by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of the Suspension Notice.
(d) The right to delay or suspend any filing, initial effectiveness or continued use of a registration statement pursuant to Section 2.8(b) or a registered offering pursuant to Section 2.1 shall only be exercised by the Company for the shortest period of time determined in good faith by the Company to be necessary for such purpose, which will in no event be for more than ninety (90) calendar days during any twelve (12)-month period. If the Company shall give any notice of withdrawal or postponement of a registration statement pursuant to this section, the Company shall, not later than five Business Days after the event that caused such withdrawal or postponement no longer exists, use commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration.

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(e) If the Company shall have withdrawn or prematurely terminated a registration statement filed pursuant to a Demand Request (whether pursuant to Section 2.8 or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration or Demand for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If, following receipt of a Suspension Notice, an Initiating Holder withdraws its Demand Request, the Company shall not be considered to have effected an effective registration or Demand for the purposes of this Agreement.
(f) Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.2, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Company Shares or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the pricing date of such offering or such shorter period as the managing underwriter, the Company or any executive officer or director of the Company shall agree to, provided that, if a managing underwriter or underwriters of an offering releases any Person from its similar obligations, each other Holder shall be released from its obligations under this Section 2.8, on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time, and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Company Shares (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 90 days; and, if so requested, each Holder agrees to enter into a customary lock-up agreement, not to exceed ninety (90) days from the pricing date of such offering, with such managing underwriter.
2.9   No Required Sale.   Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.
2.10   Indemnification.
(a) In the event of any registration and/or offering of any securities of the Company under the Securities Act pursuant to this Section 2, the Company shall, and hereby agrees to, and hereby does, indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of one (1) outside law firm and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, and the Company shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such

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case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.
(b) Each Participating Holder shall, severally and not jointly, indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.10) to the extent permitted by law the Company, its officers, directors, fiduciaries, employees, shareholders (and the directors, officers, fiduciaries, employees, or shareholders thereof), each Person controlling the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact required to be stated in a registration statement or a preliminary or final prospectus, including any free writing prospectus, or any amendments or supplements thereto, necessary to make the statements therein (in the case of a prospectus or an amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.10(b) and Sections 2.10(c) and (e) shall in no case be greater than the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.
(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.10 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.
(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.10, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the

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indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In the event that AIP Persons are the indemnified parties, the indemnity obligations contained in Sections 2.10(a) and 2.10(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the AIP Persons, which consent shall not be unreasonably conditioned or withheld.
(e) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.10(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.10(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.10(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section (e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.10(e) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.10(b) and (c).
(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract (except as set forth in subsection (h) below) and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a registration statement. In the event one or more Holders effect a Partner Distribution pursuant to a registration statement in which the name of partners, members or shareholders who receive a distribution are named in a prospectus supplement or registration statement, the partners, members or shareholders so named shall be entitled to indemnification and contribution by the Company to the same extent as a Holder hereunder.
(g) The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are

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received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.
(h) If a customary underwriting agreement shall be entered into in connection with any registration pursuant to Section 2.2 or 2.3, the indemnity, contribution and related provisions set forth therein shall supersede the indemnification and contribution provisions set forth in this Section 2.10.
3.   General.
3.1   Adjustments Affecting Registrable Securities.   The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
3.2   Rule 144 and Rule 144A.   The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it shall, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
3.3   EDGAR Filings.   Notwithstanding anything contained in this Agreement, the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
3.4   Amendments and Waivers; Termination.   Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder and the Company. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 3.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions. This Agreement shall terminate on the earlier of (a) the twelfth (12th) anniversary of the date of this Agreement and (b) as to any Holder when it no longer holds any Registrable Securities.
3.5   Notices.   Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by (a) personal hand-delivery, (b) electronic mail, (c) mailing in a sealed

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envelope, registered first-class mail, postage prepaid, return receipt requested, or (d) nationally recognized air courier guaranteeing overnight delivery, in each case, addressed to the Company or the AIP Persons at the address set forth below or to the applicable Holder (other than the AIP Persons) at the address indicated on Schedule A hereto (or at such other address for a Holder as shall be specified by like notice):
if to the Company:
Vectrus
7901 Jones Branch Drive, Suite 700
McLean, VA 22102
Attention:
Kevin T. Boyle

Email:
kevin.boyle@Vectrus.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:
Kenneth M. Wolff

E-Mail:
kenneth.wolff@skadden.com

if to the AIP Persons:
American Industrial Partners
450 Lexington Avenue, 40th Floor
New York, New York 10017
Attention:
Dino Cusumano
Joel Rotroff

E-Mail:
dino@americanindustrial.com
jrotroff@americanindustrial.com
notices@americanindustrial.com

with a copy (which shall not constitute notice) to:
Jones Day
250 Vesey St.
New York, New York 10281
Attention:
James Dougherty
Justin A. Macke

E-mail:
jpdougherty@jonesday.com
jamacke@jonesday.com

3.6   Successors and Assigns.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.
(b) A Holder may Assign his, her or its rights under this Agreement without the Company’s consent to an Assignee of Registrable Securities which (i) is with respect to any Holder, the spouse, parent, sibling, child, step-child or grandchild of such Holder, or the spouse thereof and any trust, limited liability company, limited partnership, private foundation or other estate planning vehicle wholly owned or controlled by such Holder or for the benefit of any of the foregoing or other persons pursuant to the laws of descent and distribution, or (ii) is a legatee, executor or other fiduciary pursuant to a last will and testament of the Holder or pursuant to the terms of any trust which take effect upon the death of the Holder. Notwithstanding the provisions of Section 3.6(b), a Holder may transfer any or all of its Company Shares at any time to a Permitted Transferee in accordance with the Shareholders Agreement; provided, that such Permitted Transferee shall agree in writing that it shall, upon such transfer, assume with respect to such Company Shares the transferor’s obligations under this Agreement and become a Party for such purpose and be treated as a Holder for all purposes of this Agreement, and become a party to any other applicable agreement or instrument executed and delivered by such transferor in respect of the Company Shares. Subject to subsection (c) below, any

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Assignment shall be conditioned upon prior written notice to the Company identifying the name and address of such Assignee and any other material information as to the identity of such Assignee as may be reasonably requested, and Schedule A hereto shall be updated to reflect such Assignment.
(c) Notwithstanding anything to the contrary contained in this Section 3.6, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without Assigning its rights hereunder with respect thereto, provided that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.
3.7   Limitations on Subsequent Registration Rights.   From and after the date of this Agreement, the Company shall not, without the consent of the Holders of at least a majority of the Registrable Securities at the time in question, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company rights that are more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to such Holders.
3.8   Entire Agreement.   This Agreement, the Shareholders Agreement and the other agreements referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.
3.9   Governing Law; Waiver of Jury Trial; Jurisdiction.
(a) Governing Law.   This Agreement is and all actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (including the actions of the parties to this Agreement in the negotiation, administration, performance and enforcement hereof) are governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.
(b) Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. The Company or any Holder may file an original counterpart or a copy of this Section 3.9(b) with any court as written evidence of the consent of any of the parties hereto to the waiver of their rights to trial by jury.
(c) Jurisdiction.   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 3.5, and nothing in this Section 3.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof; (iii) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (v) waives any objection that it may now or hereafter have to the venue of any such action, proceeding or counterclaim in any such court or that such action, proceeding or counterclaim was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action, proceeding or counterclaim relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties agrees

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that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
3.10   Interpretation; Construction.
(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thin extends, and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns
(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
3.11   Counterparts.   This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
3.12   Severability.   In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
3.13   Specific Performance.   It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or any similar instrument, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall oppose the granting of an injunction or specific performance as provided herein or raise the defense that there is an adequate remedy at law. The remedies available to the parties hereto pursuant to this Section 3.13 shall be in addition to and without prejudice with regard to any other remedy to which the parties hereto are entitled at law or in equity.
3.14   No Third Party Beneficiaries.   This Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.10 are express third-party beneficiaries of the obligations of the Parties set forth in Section 2.10.
3.15   Further Assurances.   Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties set forth below have duly executed this Agreement as of the day and year first above written.
VECTRUS, INC.
By:

Name:
Title:
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Schedule A-1

HOLDERS:
VERTEX AEROSPACE HOLDCO LLC
By:

Name:
Title:
ALLY COMMERCIAL FINANCE LLC
By:

Name:
Title:
[MANAGEMENT HOLDER]
By:

Name:
Title:
[MANAGEMENT HOLDER]
By:

Name:
Title:
[MANAGEMENT HOLDER]
By:

Name:
Title:

ANNEX G
SUPPORT AGREEMENT

Annex G
SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT (this “Support Agreement”) is made and entered into as of March 7, 2022, by and among Vertex Aerospace Services Holding Corp., a Delaware corporation (the “Company”), Vectrus, Inc., an Indiana corporation (“Parent”), and Vertex Aerospace Holdco LLC, a Delaware limited liability company (“Holdco”). Each of the parties to this Support Agreement is referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement by the Parties, Parent, Andor Merger Sub Inc., a Delaware corporation and direct wholly owned Subsidiary of Parent (“Merger Sub Inc.”), Andor Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“Merger Sub LLC”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub Inc. will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, the “First Merger Surviving Corporation”); and (b) immediately following the First Merger, the First Merger Surviving Corporation will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”) with Merger Sub LLC being the surviving entity of the Second Merger and a wholly owned Subsidiary of Parent (Merger Sub LLC, in its capacity as the surviving entity of the Second Merger, the “Surviving Company”);
WHEREAS, in connection with the Mergers, upon the terms and subject to the conditions of the Merger Agreement, all shares of Company Common Stock issued and outstanding immediately prior to the First Effective Time, other than the Excluded Shares, will be converted into the right to receive the Merger Consideration as set forth in Section 2.01(a)(i) of the Merger Agreement;
WHEREAS, Holdco is the beneficial or record owner of, and has sole voting power over, 99.506% of the issued and outstanding shares of Company Common Stock; and
WHEREAS, Holdco and the Company are each entering into this Support Agreement in order to induce Parent to enter into the Merger Agreement and cause the Mergers to be consummated.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
AGREEMENT
SECTION 1.   CERTAIN DEFINITIONS
For purposes of this Support Agreement:
(a)   Capitalized terms used but not otherwise defined in this Support Agreement have the meanings assigned to such terms in the Merger Agreement. When used in this Support Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.
(b)   “Associated Parties” shall mean (i) each entity that Holdco has the power to bind (by Holdco’s acts or signature) or over which Holdco directly or indirectly exercises control; (ii) each entity of which Holdco owns, directly or indirectly, at least a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests; and (iii) Holdco’s controlled Affiliates.
(c)   “Claim” shall mean all past, present and future Proceedings, disputes, controversies, demands, rights, obligations, damages, liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise), contracts and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim.

(d)   “Company Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of November 16, 2018, by and among the Company, Holdco, Ally Commercial Finance LLC, each of the “Management Holders” (as defined in the Company Shareholders Agreement) and each of the “Other Holders” (as defined in the Company Shareholders Agreement).
(e)   “Consent” shall mean any consent, approval, authorization, permit or notice.
(f)   “Expiration Time” shall mean the earliest to occur of: (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms or (ii) the Second Effective Time.
(g)   “Releasees” shall mean: (i) Parent; (ii) Parent’s direct and indirect Subsidiaries (including Merger Sub Inc., Merger Sub LLC, following the First Merger, the First Merger Surviving Corporation, and, following the Second Merger, the Surviving Company); (iii) the respective Representatives of the Persons referred to in clauses “(i)” and “(ii)” above; and (iv) the respective successors and permitted assigns of the Persons identified or otherwise referred to in the foregoing clauses “(i)” through “(iii)” above.
(h)   “Subject Securities” shall mean all of the issued and outstanding shares of Company Common Stock held by Holdco, along with any other shares of capital stock or other securities of the Company that may be issued to or acquired by Holdco during the Voting Period.
(i)   “Voting Period” shall mean the period commencing on (and including) the date of this Support Agreement and ending on (and including) the Expiration Time.
SECTION 2.   AGREEMENT TO CONSENT AND APPROVE
2.1   Immediately following the execution and delivery of the Merger Agreement, Holdco shall duly execute and deliver, in accordance with Section 228 of the DGCL, the Company Stockholder Consent, pursuant to which Holdco shall adopt the Merger Agreement and approve the Transactions. Holdco shall not thereafter revoke, withdraw or repudiate such Company Stockholder Consent, and shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Company Common Stock that is inconsistent with this Support Agreement or otherwise take any other action with respect to the Company Common Stock that would in any way restrict, limit or interfere with the performance of Holdco’s obligations hereunder or the transactions contemplated hereby, including the adoption of the Merger Agreement and approval of the Transactions.
2.2   During the Voting Period, at any meeting of the Company’s stockholders (the “Company Stockholders”) (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the Company Stockholders, at or pursuant to which, as applicable, any of the matters described below are submitted for the consideration and vote of the Company Stockholders, unless otherwise directed in writing by Parent, Holdco shall cause the Subject Securities to be voted:
(a)   in favor of (i) the Transactions and the adoption and approval of the Merger Agreement and the terms thereof and (ii) each of the other actions contemplated by the Merger Agreement; and
(b)   against any action, proposal, agreement or transaction that would reasonably be expected to result in the failure to be satisfied of any of the conditions of the respective obligations of Parent, Merger Sub Inc. and/or Merger Sub LLC to effect the Mergers under the Merger Agreement.
2.3   During the Voting Period, Holdco may vote the Subject Securities in Holdco’s sole discretion and without any other limitation on those matters that are at any time or from time to time presented for consideration to the Company’s stockholders generally, other than those set forth in Section 2.2.
2.4   Holdco hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Mergers that Holdco may have by virtue of, or with respect to, any shares of Company Common Stock owned by Holdco (including all rights under Section 262 of the DGCL).
2.5   If requested by Parent at least 10 Business Days prior to the Closing, Holdco shall exercise its right pursuant to Section 3.2 of the Company Shareholders Agreement, and shall use its commercially reasonable efforts to enforce the obligations of each Holder (as defined in the Company Shareholders Agreement) with respect to Sections 3.2 and 3.4 of the Company Shareholders Agreement. In furtherance thereof, if requested by Parent, Holdco shall effect the delivery of a Compelled Sale Notice (as defined in the Company Shareholders Agreement) to the Company and all other Holders (as defined in the Company Shareholders Agreement) pursuant to Section 3.2 of the Company Shareholders Agreement with respect to the Transactions, the form and substance of which shall be reasonably acceptable to Parent.
2.6   Subject to the terms and conditions of the Merger Agreement, Holdco hereby agrees to accept the Merger Consideration and acknowledges and agrees that no other consideration may be claimed by Holdco or any other Person in respect of the Company Common Stock held by Holdco, whether pursuant to the Company Organizational Documents, any other Contract to which Holdco may be a party, Applicable Law or otherwise.
SECTION 3.   COVENANTS
3.1   Transfer of Subject Securities.   Holdco shall not, directly or indirectly, at any time during the Voting Period (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing in respect of (each, a “Transfer”) any of the Subject Securities, including by effecting or permitting any direct or indirect Transfer of equity interests in Holdco, (b) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Support Agreement, (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer by Holdco of any Subject Securities, or (d) take any action that would make any representation or warranty of Holdco herein untrue or incorrect in any material respect or have the effect of preventing or restraining Holdco from performing its obligations hereunder. Any Transfer or attempted Transfer of any Subject Securities in violation of any provision of this Support Agreement shall be void ab initio and of no force or effect.
3.2   No Solicitation.
(a)   From the date of the Merger Agreement until the earlier of the Closing and the termination of the Merger Agreement in accordance with its terms, Holdco shall not, and shall cause its Subsidiaries and Affiliates, and its and their respective officers, directors and employees not to, and shall commercially reasonable efforts to cause its and their other respective Representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate (including by way of providing non-public information) or knowingly encourage or induce the submission of any Company Acquisition Proposal or any inquiry, indication of interest or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, officers, directors, employees, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or knowingly encourage any effort by, any Third Party that Holdco knows, or would reasonably be expected to know, is seeking to make, or has made, a Company Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal; (iii) enter into or approve any legally binding merger agreement, letter of intent, agreement in principle, acquisition agreement, joint venture agreement, partnership agreement or other similar agreement relating to or constituting a Company Acquisition Proposal; (iv) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover Laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any Third Party or any Company Acquisition Proposal; or (v) consent to, propose or agree to do any of the foregoing.
(b)   Holdco shall and shall cause its Subsidiaries and its and their respective Representatives to: (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of the Merger Agreement with respect to any Company Acquisition Proposal and use commercially reasonable efforts to cause any such Third Party and each of its Representatives in possession of confidential, non-public information or documents or material incorporating non-public information about the Company that was furnished by or on behalf of the Company to return or destroy all such information and (ii) other than with respect to Parent and its Subsidiaries and Representatives, terminate access to any virtual data room established for or used in connection with any actual or potential Company Acquisition Proposal.
3.3   Termination Agreement.   Holdco shall execute and deliver, at or prior to the Closing as contemplated by the Merger Agreement, a termination agreement in the form attached to the Merger Agreement as Exhibit G.
SECTION 4.   RELEASE
4.1   In exchange for the Merger Consideration, which constitutes good and valuable consideration for this release of Claims, effective as of the First Effective Time (so long as the First Effective time occurs), Holdco on behalf of itself and each of its Associated Parties (collectively, the “Releasing Parties”), hereby (a) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees of and from any and all Claims (except in respect of fraud), and (b) irrevocably, unconditionally and completely waives and relinquishes each and every Claim (except in respect of fraud), in the case of each of clauses (a) and (b), that any such Releasing Party may have had in the past, may now have or may have in the future against any of the Releasees solely to the extent relating to or arising out of any Releasing Party’s (i) employment or consulting relationship with the Company or any of its Subsidiaries at any time up to and including the First Effective Time, (ii) status as a director, officer or consultant of or to the Company or any of its Subsidiaries at any time up to and including the First Effective Time, or (iii) status as a stockholder, holder of stock options or other equity interests in the Company or any of its Subsidiaries at any time up to and including the First Effective Time, including (A) Claims relating to the preparation or negotiation of this Support Agreement, the Merger Agreement, or any other agreement, document, certificate or instrument delivered in connection with the Transactions, and (B) Claims in respect of a breach by the Company’s board of directors or its individual directors and officers of their fiduciary obligations, including in connection with the negotiation and execution of the Merger Agreement and the consummation of the Transactions; provided, however, the Releasing Parties are not releasing any rights available under (x) policies of directors’ and officers’ liability insurance maintained by the Releasing Parties, (y) this or any other agreement entered into by any such Releasing Party in connection with the Transactions, including any rights thereunder it may have to the Merger Consideration, or (z) under any agreement set forth on Section 5.04 of the Company Disclosure Letter to the Merger Agreement.
4.2   Each Releasing Party hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Releasee based upon any Claim released under Section 4.1. If any Releasing Party brings any Proceeding against any Releasee with respect to any Claim released under Section 4.1, then Holdco shall indemnify such Releasee in the amount or value of any final non-appealable judgment or binding settlement (monetary or other) and any related expenses (including reasonable legal fees) entered against, paid or incurred by the Releasee.
4.3   Holdco acknowledges and agrees (on behalf of all Releasing Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Claims, and agrees that Sections 4.1 and 4.2 shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.
SECTION 5.   REPRESENTATIONS AND WARRANTIES OF HOLDCO
Holdco hereby represents and warrants to Parent as follows:
5.1   Authorization, etc.   Holdco has all necessary limited liability company power and authority to execute and deliver this Support Agreement and to perform Holdco’s obligations hereunder. This Support Agreement has been duly executed and delivered by Holdco and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Holdco hereby further represents and warrants that: (i) Holdco is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (ii) Holdco has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Support Agreement; and (iii) the execution, delivery and performance of this Support Agreement by Holdco will not violate any provision of Holdco’s certificate of formation or limited liability company agreement.

5.2   No Conflicts; Consents; Adverse Claims.
(a)   The execution and delivery of this Support Agreement by Holdco do not, and the performance of this Support Agreement by Holdco will not: (i) conflict with or violate any Applicable Law or Order applicable to Holdco or by which Holdco or any of Holdco’s assets is bound; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Holdco is a party or by which Holdco is bound, except, in the case of this clause (ii), for such matters that would not, individually or in the aggregate, impair the ability of Holdco to perform its obligations under this Support Agreement.
(b)   The execution and delivery of this Support Agreement by Holdco do not, and the performance of this Support Agreement by Holdco will not, require any Consent of any Person.
(c)   As of the date hereof, there is no Proceeding by or before any Governmental Authority pending or, to the best of the knowledge of Holdco, threatened against Holdco or any of its Associated Parties that challenges or would challenge the execution and delivery of this Support Agreement or the taking of any of the actions required to be taken by Holdco under this Support Agreement.
5.3   Title to Securities.   As of the date of this Support Agreement, (a) Holdco has good and valid title to and holds of record, free and clear of any Liens (other than those arising under applicable securities laws), 272,596.61 shares of Company Common Stock, representing 99.506% of the issued and outstanding shares of Company Common Stock and (b) neither Holdco nor any Associated Party owns, directly or indirectly any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company other than the Subject Securities.
SECTION 6. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF HOLDCO
Holdco hereby represents and warrants to Parent as follows:
6.1   Acquisition Entirely for Own Account.   The shares of Parent Common Stock to be acquired by Holdco pursuant to the Merger Agreement (collectively, the “Acquired Stock”) will be acquired for investment for Holdco’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and Holdco has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of Applicable Law. Holdco does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Acquired Stock.
6.2   Disclosure of Information.   Holdco has had an opportunity to discuss Parent’s business, management, financial affairs and the terms and conditions of the offering of the Acquired Stock with Parent’s management.
6.3   Restricted Securities.   Holdco understands that the offer and sale of the Acquired Stock to Holdco has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holdco’s representations as expressed herein. Holdco understands that the Acquired Stock consists of “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holdco must hold the Acquired Stock indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holdco acknowledges that Parent has no obligation to register or qualify the Acquired Stock for resale, except as provided in the Merger Agreement and the Registration Rights Agreement. Holdco further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Acquired Stock, and on requirements relating to Parent which are outside of Holdco’s control, and which Parent is under no obligation and may not be able to satisfy.
6.4   High Degree of Risk.   Holdco understands that its agreement to acquire the Acquired Stock involves a high degree of risk which could cause Holdco to lose all or part of its investment.

6.5   Accredited Investor.   Holdco is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
6.6   No General Solicitation.   Holdco is not acquiring the Acquired Stock as a result of any advertisement, article, notice or other communication regarding the Acquired Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
6.7   No Ownership.   Holdco does not own any shares of capital stock of Parent or have any rights to acquire any shares of capital stock of Parent (except pursuant to the Merger Agreement).
SECTION 7.   REPRESENTATIONS AND WARRANTIES OF PARENT
Parent hereby represents and warrants to Holdco as follows:
7.1   Authorization, etc.   Parent has all necessary corporate power and authority to execute and deliver this Support Agreement and to perform its obligations hereunder. This Support Agreement has been duly executed and delivered by Parent and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Parent hereby further represents and warrants that: (i) Parent is duly organized, validly existing and in good standing under the laws of the State of Indiana; (ii) Parent has taken all necessary corporate action to authorize the execution, delivery and performance of this Support Agreement; and (iii) the execution, delivery and performance of this Support Agreement by Parent will not violate any provision of the Parent Organizational Documents.
7.2   No Conflicts; Consents; Adverse Claims.
(a)   The execution and delivery of this Support Agreement by Parent do not, and the performance of this Support Agreement by Parent will not: (i) conflict with or violate any Applicable Law or Order applicable to Parent or by which Parent or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which Parent is a party or by which Parent or any of its Affiliates or assets is bound, except, in the case of this clause (ii), for such matters that would not, individually or in the aggregate, impair the ability of Parent to perform its obligations under this Support Agreement.
(b)   The execution and delivery of this Support Agreement by Parent do not, and the performance of this Support Agreement by Parent will not, require any Consent of any Person.
(c)   As of the date of this Agreement, there is no Proceeding by or before any Governmental Authority pending or, to the best of the knowledge of Parent, threatened against Parent or any of its Affiliates that challenges or would challenge the execution and delivery of this Support Agreement or the taking of any of the actions required to be taken by Parent under this Support Agreement.
SECTION 8.   MISCELLANEOUS
8.1   No Ownership Interest.   Nothing contained in this Support Agreement will be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities will remain with, and belong to, Holdco and neither Parent nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or its Subsidiaries or exercise any power or authority to direct Holdco in the voting of any of the Subject Securities, except as otherwise expressly provided herein or in the Merger Agreement.
8.2   Termination.   The obligations of Holdco under this Support Agreement (other than the provisions of Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.10, 8.11 and 8.12 of this Agreement, each of which shall survive termination of this Support Agreement) shall automatically terminate without any further action of the Parties and be of no further force or effect upon the earliest to occur of (a) the mutual written consent of the Parties and (b) the expiration of the Voting Period. Nothing in this Section 8.2 shall relieve any Party of liability for any breach of this Support Agreement.

8.3   Further Assurances.   From time to time and without additional consideration, Holdco shall use its commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments and shall take such further actions as reasonably necessary, proper or advisable, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Support Agreement.
8.4   Notices.   All notices, requests and other communications to any Party hereunder shall be in writing (including e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given:
(a)   if to the Company, to:
Vertex Aerospace Services Holding Corp.
450 Lexington Ave, 40th Floor, New York, NY 10117
Attention:
Joel Rotroff; Dino Cusumano

E-mail:
jrotroff@americanindustrial.com
dino@americanindustrial.com
notices@americanindustrial.com

with a copy (which shall not constitute notice) to:
Jones Day
250 Vesey Street, New York, NY 10281
Attention:
James Dougherty, Justin Macke

E-mail:
jpdougherty@jonesday.com
jamacke@jonesday.com

(b)   if to Holdco, to:
Vertex Aerospace Holdco LLC
450 Lexington Ave, 40th Floor, New York, NY 10117
Attention:
Joel Rotroff; Dino Cusumano

E-mail:
jrotroff@americanindustrial.com
dino@americanindustrial.com
notices@americanindustrial.com

with a copy (which shall not constitute notice) to:
Jones Day
250 Vesey Street, New York, NY 10281
Attention:
James Dougherty, Justin Macke

E-mail:
jpdougherty@jonesday.com
jamacke@jonesday.com

(c)   if to Parent, to:
Vectrus, Inc.
7901 Jones Branch Drive, Suite 700
McLean, VA 22102
Attention:
Kevin T. Boyle

Email:
kevin.boyle@vectrus.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West, New York, NY 10001
Attention:
Kenneth M. Wolff; Richard H. West

E-mail:
Kenneth.wolf@skadden.com
Richard.west@skadden.com

or to such other Persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon: actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail on a priority basis; on the Business Day immediately following delivery if sent by electronic mail; or on the next Business Day after deposit with an overnight courier providing proof of delivery, if sent by an overnight courier.
8.5   Severability.   Any term or provision of this Support Agreement that is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Support Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision of this Support Agreement is invalid, void or unenforceable, the Parties shall negotiate in good faith to modify this Support Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
8.6   Entire Agreement.   This Support Agreement, the Merger Agreement, the Parent Disclosure Letter, the Company Disclosure Letter, the Confidentiality Agreement and the other Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SUPPORT AGREEMENT, NONE OF PARENT, THE COMPANY OR HOLDCO MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ANY OTHER PARTY OR ANY OF SUCH PARTY’S REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.
8.7   Amendment.   This Support Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
8.8   Assignment; Binding Effect; No Third-Party Rights.   Neither this Support Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Support Agreement shall be binding upon each of the Parties, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and assigns, and shall inure to the benefit of each of the Parties and their respective successors and assigns. Nothing in this Support Agreement is intended to confer on any Person (other than Parent, the Company, Holdco and their respective successors and assigns) any rights or remedies of any nature.
8.9   Specific Performance.   The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Support Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Support Agreement. It is accordingly agreed that, prior to the termination of this Support Agreement pursuant to Section 8.2, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Support Agreement and to enforce specifically the performance of terms and provisions of this Support Agreement in any court referred to in Section 8.10, without proof of actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further acknowledges and agrees that the agreements contained in this Section 8.9 are an integral part of the transactions contemplated hereby and that, without these agreements, it and the other Parties would not enter into this Support Agreement. Each Party further agrees that no other Party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.9, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
8.10   Governing Law and Venue; Waiver of Jury Trial.
(a)   THIS SUPPORT AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION. Each of the Parties hereby irrevocably and unconditionally consents and submits, for itself and with respect to its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the appropriate respective appellate courts therefrom (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Support Agreement and of the documents referred to in this Support Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject to jurisdiction thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Support Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Court of Chancery of the State of Delaware (or only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal court located in the State of Delaware and the appropriate respective appellate courts therefrom or only if such federal courts located in the State of Delaware decline to accept or do not have jurisdiction over a particular matter, any state court located in the State of Delaware). The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT, OR THE TRANSACTIONS AND THEREBY OR TO THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.
8.11   Counterparts.   This Support Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties.

8.12   Interpretation; Construction.   When a reference is made in this Support Agreement to an Article or Section, such reference shall be to an Article or Section of this Support Agreement unless otherwise indicated. The index of defined terms and headings contained in this Support Agreement are for reference purposes only, do not constitute part of this Support Agreement, and shall not affect in any way the meaning or interpretation of this Support Agreement. Whenever the words “include,” “includes” or “including” are used in this Support Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Support Agreement shall refer to this Support Agreement as a whole and not to any particular provision of this Support Agreement. The words “date hereof” when used in this Support Agreement shall refer to the date of this Support Agreement. The word “will” shall be construed to have the same meaning as “shall”. Unless the context requires otherwise, the word “material” shall be construed in light of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Support Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. No provision of this Support Agreement will be interpreted in favor of, or against, any of the Parties to this Support Agreement by reason of the extent to which any such Party or its legal counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Support Agreement, and no rule of strict construction will be applied against any Party hereto. Each of the Parties has read and understood this Support Agreement, including, in the case of Holdco, the waiver of appraisal rights and, in each case, the wavier of jury trial contained herein, has consulted, or had the opportunity to consult, with legal counsel or other advisors with respect thereto, has knowingly and voluntarily elected to sign and accept this Support Agreement, and has not relied upon any promise, statement, or representation that is not set forth explicitly herein in deciding to sign and accept this Support Agreement.
8.13   Extension; Waiver.   At any time prior to the Closing, each Party may, to the extent not prohibited by Applicable Law: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties made to the other Parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Support Agreement shall not constitute a waiver of such right.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Support Agreement to be executed as of the date first written above.
HOLDCO
Vertex Aerospace Holdco LLC
By:
/s/ Joel M. Rotroff

Name:
Joel M. Rotroff

Title:
President

COMPANY
Vertex Aerospace Services Holding Corp.
By:
/s/ Joel M. Rotroff

Name:
Joel M. Rotroff

Title:
President

PARENT
Vectrus, Inc.
By:
/s/ Charles Prow

Name:
Charles Prow

Title:
President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED APRIL [21], 2022VECTRUS TRUE TO YOUR MISSIONVECTRUS, INC.2424 GARDEN OF THE GODS ROADSUITE 200COLORADO SPRINGS, CO 80919VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go towww.virtualshareholdermeeting.com/VEC2022SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE – 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.VECTRUS, INC.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.ForAgainstAbstain1.To approve the issuance of Vectrus, Inc. common stock as merger consideration pursuant to the Agreement and Plan of Merger, dated as of March 7, 2022, by and among Vectrus, Inc., Vertex Aerospace Services Holding Corp., Andor Merger Sub, Inc. and Andor Merger Sub LLC, as may be amended from time to time. •••2.To approve an amendment and restatement of the Articles of Incorporation of Vectrus, Inc. to change its name to “[•]”•••3.To approve the adjournment of the Vectrus, Inc. Special Meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposals 1 or 2 above.•••Please sign your name(s) exactly as it/they appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [●]: The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com D32424451426THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFVECTRUS, INC. FOR THESPECIAL MEETING OF SHAREHOLDERS TO BE HELD [●] AT [●] EASTERN TIMEThe shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kevin T. Boyle and Charles L. Prow, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Vectrus, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [●], Eastern Time, on [●] virtually at www.virtualshareholdermeeting.com/VEC2022SM, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. In either case, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Special Meeting of Shareholders.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE